Exhibit 8.1

CANADA

CONSOLIDATION	CODIFICATION

Trust and Loan Companies Act	Loi sur les sociétés de fiducie et de prêt

S.C. 1991, c. 45	L.C. 1991, ch. 45

Current to May 29, 2023	À jour au 29 mai 2023

Last amended on June 23, 2022	Dernière modification le 23 juin 2022

Published by the Minister of Justice at the following address:	Publié par le ministre de la Justice à l’adresse suivante :

http://laws-lois.justice.gc.ca	http://lois-laws.justice.gc.ca

OFFICIAL STATUS

OF CONSOLIDATIONS

Subsections 31(1) and (2) of the Legislation Revision and Consolidation Act, in force on June 1, 2009, provide as follows:

Published consolidation is evidence

31 (1) Every copy of a consolidated statute or consolidated regulation published by the Minister under this Act in either print or electronic form is evidence of that statute or regulation and of its contents and every copy purporting to be published by the Minister is deemed to be so published, unless the contrary is shown.

Inconsistencies in Acts

(2) In the event of an inconsistency between a consolidated statute published by the Minister under this Act and the original statute or a subsequent amendment as certified by the Clerk of the Parliaments under the Publication of Statutes Act, the original statute or amendment prevails to the extent of the inconsistency.

CARACTÈRE OFFICIEL

DES CODIFICATIONS

Les paragraphes 31(1) et (2) de la Loi sur la révision et la codification des textes législatifs, en vigueur le 1er juin 2009, prévoient ce qui suit :

Codifications comme élément de preuve

31(1) Tout exemplaire d’une loi codifiée ou d’un règlement codifié, publié par le ministre en vertu de la présente loi sur support papier ou sur support électronique, fait foi de cette loi ou de ce règlement et de son contenu. Tout exemplaire donné comme publié par le ministre est réputé avoir été ainsi publié, sauf preuve contraire.

Incompatibilité — lois

(2) Les dispositions de la loi d’origine avec ses modifications subséquentes par le greffier des Parlements en vertu de la Loi sur la publication des lois l’emportent sur les dispositions in-compatibles de la loi codifiée publiée par le ministre en vertu de la présente loi.

LAYOUT

The notes that appeared in the left or right margins are now in boldface text directly above the provisions to which they relate. They form no part of the enactment, but are inserted for convenience of reference only.

MISE EN PAGE

Les notes apparaissant auparavant dans les marges de droite ou de gauche se retrouvent maintenant en caractères gras juste au-dessus de la disposition à laquelle elles se rattachent. Elles ne font pas partie du texte, n’y figurant qu’à titre de repère ou d’information.

NOTE

This consolidation is current to May 29, 2023. The last amendments came into force on June 23, 2022. Any amendments that were not in force as of May 29, 2023 are set out at the end of this document under the heading “Amendments Not in Force”.

NOTE

Cette codification est à jour au 29 mai 2023. Les dernières modifications sont entrées en vigueur le 23 juin 2022. Toutes modifications qui n’étaient pas en vigueur au 29 mai 2023 sont énoncées à la fin de ce document sous le titre « Modifications non en vigueur ».

Current to May 29, 2023	À jour au 29 mai 2023

Last amended on June 23, 2022	Dernière modification le 23 juin 2022

TABLE OF PROVISIONS

An Act to revise and amend the law governing federal trust and loan companies and to provide for related and consequential matters

Short Title

1	Short title

PART I

Interpretation and Application

Definitions

2	Definitions

Interpretation

2.1	Major shareholder

2.2	Widely held

2.3	Regulations — distributing company

3	Control

4	Holding body corporate

5	Subsidiary

6	Affiliated entities

7	Shareholder

8	Significant interest

9	Acting in concert

10	Substantial investment in body corporate

11.1	WTO Member resident Application

12	Application of Act

13	Conflicting provisions

PART II

Status and Powers

14	Corporate powers

15	No invalidity

16	By-law not necessary

17	No personal liability

18	No constructive notice

19	Authority of directors and officers

TABLE ANALYTIQUE

Loi remaniant et modifiant la législation régissant les sociétés de fiducie et de prêt fédérales et comportant des mesures connexes et corrélatives

Titre abrégé

1	Titre abrégé

PARTIE I

Définitions et application

Définitions

2	Définitions

Interprétation

2.1	Actionnaire important

2.2	Participation multiple

2.3	Règlements – société ayant fait appel au public

3	Contrôle

4	Société mère

5	Filiale

6	Groupe

7	Actionnaire

8	Intérêt substantiel

9	Action concertée

10	Intérêt de groupe financier dans une personne morale

11.1	Définition de résident d’un membre de l’OMC Application

12	Champ d’application

13	Conflit

PARTIE II

Pouvoirs

14	Pouvoirs

15	Survie des droits

16	Pouvoirs particuliers

17	Absence de responsabilité personnelle

18	Absence de présomption de connaissance

19	Prétentions interdites

Current to May 29, 2023	iii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

20	Sunset provision

PART III

Incorporation, Continuance and Discontinuance

Formalities of Incorporation

21	Incorporation of company

22	Restrictions on incorporation

23	Subsidiary of foreign institution

24	Application for incorporation

25	Objections to incorporation

26	Matters for consideration

27	Contents of letters patent

28	Notice of issue of letters patent

29	First directors

30	Effect of letters patent

Continuance

31	Federal corporations

32	Application for continuance

33	Power to issue letters patent

34	Effect of letters patent

35	Copy of letters patent

36	Effects of continuance

37	Transitional

Discontinuance

38	Transferring to other federal Acts

39	Act ceases to apply

Corporate Name

41	Prohibited names

42	Trust company

43	Affiliated company

44	French or English form of name

45	Reserved name

46	Directing change of name

47	Restriction re trust company name

48	Subsidiaries

48.1	Definition of reserved name

20	Temporarisation

PARTIE III

Constitution, prorogation et cessation

Formalités constitutives

21	Constitution

22	Restrictions

23	Filiale d’institution étrangère

24	Demande

25	Avis d’opposition

26	Facteurs à prendre en compte

27	Teneur

28	Avis de délivrance

29	Premiers administrateurs

30	Effet des lettres patentes

Prorogation

31	Personnes morales fédérales

32	Demande de prorogation

33	Pouvoir de délivrance

34	Effet

35	Transmission des lettres patentes

36	Effets de la prorogation

37	Disposition transitoire

Cessation

38	Prorogation sous le régime d’autres lois fédérales

39	Cessation

Dénomination sociale

41	Dénominations prohibées

42	Société de fiducie

43	Société faisant partie d’un groupe

44	Français ou anglais

45	Réservation de la dénomination

46	Changement obligatoire

47	Restrictions

48	Filiales

48.1	Définition de raison sociale prohibée

Current to May 29, 2023	iv	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

PART IV

Organization and Commencement

Organization Meetings

49	First directors’ meeting

50	Calling shareholders’ meeting

51	Term of first directors

Commencement and Carrying on of Business

52	Order to commence and carry on business

53	Authority to make order

54	No payments before order

55	Deposits and investments before order

56	Conditions for order

57	Authorization in order

58	Variations

59	Public notice

60	Cessation of existence

61	Allowed disbursements

PART V

Capital Structure

Share Capital

62	Power to issue shares

63	Common shares

64	Classes of shares

65	Shares issued in series

66	One share, one vote

67	Shares non-assessable

68	Consideration for share

69	Stated capital account

70	Stated capital of continued company

71	Pre-emptive right

72	Conversion privileges

73	Holding of own shares

74	Purchase and redemption of shares

75	Holding as personal representative

75.1	Exception — conditions before acquisition

76	Cancellation of shares

77	Subsidiary holding shares

PARTIE IV

Organisation et fonctionnement

Réunions

49	Réunion constitutive

50	Convocation d’une assemblée des actionnaires

51	Mandat des premiers administrateurs

Fonctionnement initial

52	Autorisation de fonctionnement

53	Ordonnance

54	Interdiction de payer les frais avant l’agrément

55	Dépôts ou placements préalables

56	Conditions

57	Autorisation spéciale

58	Modification

59	Avis public

60	Cessation d’existence

61	Paiements autorisés

PARTIE V

Structure du capital

Capital-actions

62	Pouvoir d’émission

63	Actions ordinaires

64	Catégories d’actions et leurs droits

65	Émission d’actions en série

66	Droits de vote

67	Limite de responsabilité

68	Contrepartie des actions

69	Compte capital déclaré

70	Capital déclaré : société prorogée

71	Droit de préemption

72	Privilèges de conversion

73	Détention par la société de ses propres actions

74	Rachat d’actions

75	Exception — représentant personnel

75.1	Exception — conditions préalables

76	Annulation des actions

77	Filiale détentrice d’actions

Current to May 29, 2023	v	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

78	Reduction of capital

79	Recovery by action

80	Adjustment of stated capital account

81	Addition to stated capital account

82	Declaration of dividend

Subordinated Indebtedness

83	Restriction on subordinated indebtedness

Security Certificates and Transfers

84	Definitions

85	Provisions governing transfers of securities

86	Security a negotiable instrument

87	Status of guarantor

88	Rights of holder

89	Signatures

90	Contents of share certificate

91	Restrictions and charges

92	Particulars of class

93	Fractional share

94	Scrip certificates

95	Holders of fractional shares

96	Dealings with registered owner

97	Minors

98	Joint shareholders

99	Transmission of securities

100	Over-issue

101	Burden of proof

102	Securities fungible

103	Notice of defect

104	Unauthorized signature

105	Completion or alteration

106	Warranties of agents

107	Title of purchaser

108	Deemed notice of adverse claim

109	Notice of fiduciary duty

110	Staleness as notice

111	Warranties to issuer

112	Right to compel endorsement

113	Definition of appropriate person

78	Réduction de capital

79	Action en recouvrement

80	Régularisation du compte capital déclaré

81	Inscription

82	Déclaration de dividende

Titres secondaires

83	Restriction : titre secondaire

Certificats de valeurs mobilières et transferts

84	Définitions

85	Transferts

86	Effets négociables

87	Caution d’un émetteur

88	Droits du détenteur

89	Signatures

90	Contenu du certificat d’action

91	Restrictions et charges

92	Détails

93	Fraction d’action

94	Certificat provisoire

95	Détenteurs de fractions d’actions

96	Relations avec le propriétaire inscrit

97	Mineurs

98	Codétenteurs

99	Transmission de valeurs mobilières

100	Émission excédentaire

101	Charge de la preuve

102	Valeurs mobilières fongibles

103	Avis du vice

104	Signature non autorisée

105	Valeur mobilière à compléter

106	Garanties des mandataires

107	Titre de l’acquéreur

108	Présomption d’opposition

109	Avis du mandat d’un fiduciaire

110	Péremption valant avis d’opposition

111	Garanties à l’émetteur

112	Droit d’exiger l’endossement

113	Définition de personne compétente

Current to May 29, 2023	vi	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

114	Endorsement

115	Immunity of endorser

116	Partial endorsement

117	Effect of failure by fiduciary to comply

118	Effect of endorsement without delivery

119	Endorsement in bearer form

120	Effect of unauthorized endorsement

121	Warranties of guarantor of signature

122	Constructive delivery of a security

123	Constructive ownership of security

124	Delivery of security

125	Right to reclaim possession

126	Right to requisites for registration

127	Seizure of security

128	No conversion if good faith delivery

129	Duty to register transfer

130	Assurance of endorsements

131	Notice from additional documentation

132	Limited duty of inquiry

133	Inquiry into adverse claims

134	Duration of notice of adverse claim

135	Limitation on issuer’s liability

136	Lost or stolen security

137	Authenticating agent’s duty

138	Notice to agent

PART VI

Corporate Governance

Shareholders

139	Place of meetings

140	Calling meetings

141	Notice of meeting

142	Notice not required

143	Notice of adjourned meeting

144	Special business

145	Waiver of notice

146	Proposals

147	Notice of refusal

114	Endossement

115	Absence de responsabilité de l’endosseur

116	Endossement partiel

117	Manquements du représentant

118	Effet de l’endossement sans livraison

119	Endossement au porteur

120	Effet d’un endossement non autorisé

121	Garantie de la signature

122	Présomption de livraison

123	Présomption de propriété

124	Livraison d’une valeur mobilière

125	Droit de demander la remise en possession

126	Droit d’obtenir les pièces nécessaires à l’inscription

127	Saisie d’une valeur mobilière

128	Non-responsabilité du mandataire ou dépositaire de bonne foi

129	Inscription obligatoire du transfert

130	Garantie de l’effet juridique de l’endossement

131	Assurances supplémentaires

132	Obligation de s’informer

133	Recherche des oppositions

134	Durée de validité de l’avis

135	Limites de responsabilité

136	Avis de perte ou vol

137	Droits et obligations des mandataires

138	Avis au mandataire

PARTIE VI

Administration de la société

Actionnaires

139	Lieu des assemblées

140	Convocation des assemblées

141	Avis des assemblées

142	Exception

143	Ajournement

144	Questions particulières

145	Renonciation à l’avis

146	Propositions

147	Avis de refus

Current to May 29, 2023	vii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

148	List of shareholders entitled to notice

149	Quorum

150	One shareholder meeting

151	One share — one vote

152	Representative shareholder

153	Joint shareholders

154	Voting by hands or ballot

155	Resolution in lieu of meeting

156	Requisitioned meeting

157	Court may order meeting to be called

158	Court review of election

159	Notice to Superintendent

160	Pooling agreement

Proxies

160.01	Definitions

160.02	Appointing proxyholder

160.03	Deposit of proxies

160.04	Mandatory solicitation

160.05	Soliciting proxies

160.06	Attendance at meeting

160.07	Duty of intermediary

160.071	Regulations

160.08	Restraining order

Directors and Officers

Duties

161	Duty to manage

162	Duty of care

Qualification and Number — Directors

163	Minimum number of directors

164	Disqualified persons

165	No shareholder requirement

166	Affiliated person

166.1	Affiliated director determination

167	Unaffiliated directors

168	Limit on directors

Election and Tenure — Directors

169	Number of directors

169.1	Election or appointment as director

148	Liste des actionnaires

149	Quorum

150	Assemblée à actionnaire unique

151	Une voix par action

152	Représentant

153	Coactionnaires

154	Vote au scrutin secret ou à main levée

155	Résolution tenant lieu d’assemblée

156	Demande de convocation

157	Convocation de l’assemblée par le tribunal

158	Révision d’une élection

159	Avis au surintendant

160	Convention de vote

Procurations

160.01	Définitions

160.02	Nomination d’un fondé de pouvoir

160.03	Remise des procurations

160.04	Sollicitation obligatoire

160.05	Sollicitation de procuration

160.06	Présence à l’assemblée

160.07	Devoir de l’intermédiaire

160.071	Règlement

160.08	Ordonnance

Administrateurs et dirigeants

Obligations

161	Obligation de gérer

162	Diligence

Administrateurs — Nombre et qualités requises

163	Nombre d’administrateurs

164	Incapacité d’exercice

165	Qualité d’actionnaire non requise

166	Groupe

166.1	Même groupe

167	Restriction

168	Restriction

Administrateurs — Élections et fonctions

169	Nombre

169.1	Consentement à l’élection ou à la nomination

Current to May 29, 2023	viii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

170	Term of directors

171	Determining election of directors

172	Cumulative voting

173	Re-election of directors

Incomplete Elections and Director Vacancies

174	Void election or appointment

175	Directors where elections incomplete or void

176	Ceasing to hold office

177	Removal of director

178	Statement of director

179	Circulation of statement

180	Shareholders filling vacancy

181	Directors filling vacancy

182	Class vacancy

183	Unexpired term

183.1	Additional directors

Meetings of the Board

184	Meetings required

185	Notice of meeting

186	Quorum

187	Resident Canadian majority

187.1	Presence of unaffiliated director

188	Electronic meeting

188.1	Resolution outside board meeting

189	Dissent of director

190	Record of attendance

191	Meeting required by Superintendent

By-laws

192	By-laws

193	Shareholder proposal of by-law

194	By-laws of former-Act company

195	By-laws re remuneration

196	Deemed by-laws

Committees of the Board

197	Committees

198	Audit committee

199	Conduct review committee

170	Durée du mandat

171	Élection des administrateurs

172	Vote cumulatif

173	Renouvellement de mandat

Élections incomplètes et vacances d’administrateurs

174	Nullité de l’élection ou de la nomination

175	Administrateurs en cas d’élection incomplète ou nulle

176	Fin du mandat

177	Révocation des administrateurs

178	Déclaration de l’administrateur

179	Diffusion de la déclaration

180	Élection par actionnaires

181	Manière de combler les vacances

182	Administrateurs élus pour une catégorie d’actions

183	Exercice du mandat

183.1	Nominations entre les assemblées annuelles

Réunions du conseil d’administration

184	Nombre minimal de réunions

185	Avis de la réunion

186	Quorum

187	Majorité de résidents canadiens

187.1	Présence d’un administrateur qui n’est pas du groupe

188	Participation par téléphone

188.1	Résolution tenant lieu de réunion

189	Désaccord

190	Registre de présence

191	Réunion convoquée par le surintendant

Règlements administratifs

192	Règlements administratifs

193	Proposition d’un actionnaire

194	Règlements administratifs des sociétés antérieures

195	Rémunération

196	Présomption

Comités du conseil d’administration

197	Comités

198	Comité de vérification

199	Comité de révision

Current to May 29, 2023	ix	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

Directors and Officers — Authority

200	Chief executive officer

201	Appointment of officers

202	Limits on power to delegate

203	Exercise of trustee powers

204	Remuneration of directors, officers and employees

205	Validity of acts

206	Right to attend meetings

Conflicts of Interest

207	Disclosure of interest

208	Director to abstain

209	General notice

210	Avoidance standards

211	Court may set aside or require accounting

Liability, Exculpation and Indemnification

212	Director liability

213	Contribution

214	Limitation

215	Directors liable for wages

216	Defence — due diligence

217	Indemnification

218	Directors’ and officers’ insurance

219	Application to court for indemnification

Fundamental Changes

Amendments

220	Incorporating instrument

221	Letters patent to amend

222	By-laws

223	Class vote

224	Separate resolutions

225	Revoking resolution

226	Proposal to amend

227	Rights preserved

Amalgamation

228	Application to amalgamate

229	Amalgamation agreement

230	Approval of agreement by Superintendent

231	Shareholder approval

232	Vertical short-form amalgamation

Mandat des administrateurs et dirigeants

200	Premier dirigeant

201	Nomination des dirigeants

202	Interdictions

203	Exercice des pouvoirs de fiduciaire

204	Rémunération

205	Validité des actes

206	Présence aux assemblées

Conflits d’intéręts

207	Communication des intérêts

208	Vote

209	Avis général d’intéręt

210	Effet de la communication

211	Ordonnance du tribunal

Responsabilité, exonération et indemnisation

212	Responsabilité des administrateurs

213	Répétition

214	Prescription

215	Responsabilité des administrateurs envers les employés

216	Défense de diligence raisonnable

217	Indemnisation

218	Assurance des administrateurs et dirigeants

219	Demande au tribunal

Modifications de structure

Modifications

220	Acte constitutif

221	Lettres patentes modificatives

222	Règlements administratifs

223	Vote par catégorie

224	Résolutions distinctes

225	Annulation

226	Proposition de modification

227	Maintien des droits

Fusion

228	Demande de fusion

229	Convention de fusion

230	Approbation du surintendant

231	Approbation des actionnaires

232	Fusion verticale simplifiée

Current to May 29, 2023	x	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

233	Joint application to Minister

234	Issue of letters patent

234.1	Court enforcement

235	Effect of letters patent

236	Transitional

Transfer of Business

237	Sale by company

238	Agreement to Superintendent

239	Shareholder approval

240	Abandoning sale

241	Application to Minister

Corporate Records

Head Office and Corporate Records

242	Head office

243	Company records

244	Place of records

245	Shareholder lists

246	Option holders

247	Use of shareholder list

248	Form of records

249	Protection of records

250	Requirement to maintain copies and process information in Canada

251	Retention of records

252	Regulations

Securities Registers

253	Central securities register

254	Branch registers

255	Agents

256	Location of central securities register

257	Effect of registration

258	Particulars in branch register

259	Destruction of certificates

Corporate Name and Seal

260	Publication of name

261	Corporate seal

Insiders

270	Definitions

233	Approbation de la convention par le ministre

234	Lettres patentes de fusion

234.1	Ordonnance

235	Effet des lettres patentes

236	Disposition transitoire

Ventes d’éléments d’actif

237	Vente par la société

238	Envoi de convention au surintendant

239	Approbation des actionnaires

240	Annulation

241	Demande au ministre

Livres et registres

Siège et livres

242	Siège

243	Livres

244	Lieu de conservation

245	Liste des actionnaires

246	Détenteurs d’options

247	Utilisation de la liste des actionnaires

248	Forme des registres

249	Précautions

250	Lieu de conservation et de traitement des données

251	Conservation des livres et registres

252	Règlements

Registres des valeurs mobilières

253	Registre central des valeurs mobilières

254	Registres locaux

255	Mandataires

256	Lieu de conservation

257	Effet de l’enregistrement

258	Conditions

259	Destruction des certificats

Dénomination sociale et sceau

260	Publicité de la dénomination sociale

261	Sceau

Initiés

270	Définitions

Current to May 29, 2023	xi	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

Insider Reporting

271	Insider report

272	Exemption by Superintendent

273	Regulations

Insider Trading

275	Meaning of insider

Civil Remedies

276	Extended meaning of insider

276.1	Tipping — compensation to sellers and purchasers

277	Measure of damages

Prospectus

278	Distribution

279	Order of exemption

Going-private Transactions and Squeeze-out Transactions

280	Going-private transactions

281	Squeeze-out transactions

282	Right to dissent

Compulsory Acquisitions

288	Definitions

289	Right to acquire shares

290	Offeror’s notice to dissenters

291	Share certificates and election

291.1	Deemed election

292	Payment to offeree company

292.1	Fiduciary capacity of company

293	Duty of offeree company

294	Court may fix fair value

295	Parties and notice

296	Powers of court

297	Status of dissenter

298	Payment of unclaimed money

298.1	Obligation to acquire shares

Trust Indentures

299	Definitions

300	Application

301	Exemption

302	Conflict of interest

303	Validity despite conflict

Rapport d’initié

271	Rapport d’initié

272	Ordonnance de dispense

273	Règlements

Opérations d’initiés

275	Définition de initié

Recours

276	Définition de initié

276.1	Responsabilité : divulgation par l’initié

277	Évaluation des dommages

Prospectus

278	Mise en circulation

279	Dispense

Transactions de fermeture et transactions d’éviction

280	Transactions de fermeture

281	Transactions d’éviction

282	Droit de s’opposer

Offres publiques d’achat

288	Définitions

289	Droit d’acquérir des actions

290	Avis du pollicitant aux opposants

291	Certificat d’action

291.1	Choix réputé

292	Paiement à la société pollicitée

292.1	Contrepartie

293	Obligation de la société pollicitée

294	Fixation de la juste valeur par le tribunal

295	Parties et avis

296	Pouvoirs du tribunal

297	Cas du pollicité opposant

298	Paiement des sommes non réclamées

298.1	Acquisition forcée à la demande d’un actionnaire

Acte de fiducie

299	Définitions

300	Champ d’application

301	Dispense

302	Conflits d’intérêts

303	Validité

Current to May 29, 2023	xii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

304	Removal of trustee

305	Trustee qualifications

306	List of security holders

307	Compliance with trust indentures

308	Trustee may require evidence

309	Notice of default

310	Duty of care

311	No exculpation

Financial Statements and Auditors

Annual Financial Statement

312	Financial year

313	Annual financial statement

314	Annual statement — approval

315	Statements: subsidiaries

316	Annual statement — distribution

317	Copy to Superintendent

Auditor

318	Definitions

319	Appointment of auditor

320	Qualification of auditor

321	Duty to resign

322	Revocation of appointment

323	Ceasing to hold office

324	Filling vacancy

325	Right to attend meetings

326	Statement of auditor

327	Duty of replacement auditor

328	Auditor’s examination

329	Right to information

330	Auditor’s report and extended examination

331	Auditor’s report

332	Report on directors’ statement

333	Report to officers

334	Auditor of subsidiaries

335	Auditor’s attendance

336	Calling meeting

337	Notice of errors

338	Qualified privilege for statements

304	Révocation du fiduciaire

305	Qualités requises pour être fiduciaire

306	Liste des détenteurs de valeurs mobilières

307	Preuve de l’observation

308	Présentation de la preuve au fiduciaire

309	Avis de défaut

310	Obligations du fiduciaire

311	Caractère impératif des obligations

États financiers et vérificateurs

Rapport financier annuel

312	Exercice

313	Rapport annuel

314	Approbation

315	États financiers

316	Exemplaire au surintendant

317	Envoi au surintendant

Vérificateur

318	Définitions

319	Nomination du vérificateur

320	Conditions à remplir

321	Obligation de démissionner

322	Révocation

323	Fin du mandat

324	Poste vacant comblé

325	Droit d’assister à l’assemblée

326	Déclaration du vérificateur

327	Remplaçant

328	Examen

329	Droit à l’information

330	Rapport du vérificateur au surintendant

331	Rapport du vérificateur

332	Rapport aux actionnaires

333	Rapport aux dirigeants

334	Vérification des filiales

335	Présence du vérificateur

336	Convocation d’une réunion

337	Avis des erreurs

338	Immunité (diffamation)

Current to May 29, 2023	xiii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

Remedial Actions

339	Derivative action

340	Powers of court

341	Status of shareholder approval

342	No security for costs

343	Application to rectify records

Liquidation and Dissolution

344	Definition of “court”

345	Application of subsection (2) and sections 346 to 373

346	Returns to Superintendent

Simple Liquidation

347	No property and no liabilities

348	Proposing liquidation

349	Shareholders’ resolution

350	Approval of Minister required

351	Dissolution instrument

Court-supervised Liquidation

352	Application for court supervision

353	Court supervision thereafter

354	Powers of court

355	Cessation of business and powers

356	Appointment of liquidator

357	Vacancy in liquidator’s office

358	Duties of liquidator

359	Due diligence

360	Examination of others

361	Costs of liquidation

362	Final accounts

363	Final order

364	Right to distribution of money

365	Dissolution by letters patent

General

366	Definition of shareholder and incorporator

367	Continuation of actions

368	Limitations on liability

369	Where creditor cannot be found

370	Vesting in Crown

371	Unclaimed money on winding-up

372	Liability of Bank of Canada

Recours judiciaires

339	Recours similaire à l’action oblique

340	Pouvoirs du tribunal

341	Preuve de l’approbation des actionnaires non décisive

342	Absence de cautionnement

343	Demande de rectification

Liquidation et dissolution

344	Définition de tribunal

345	Application du paragraphe (2) et des articles 346 à 373

346	Relevés fournis au surintendant

Liquidation simple

347	Dissolution en l’absence de biens et de dettes

348	Proposition de liquidation et dissolution

349	Résolution des actionnaires

350	Approbation préalable du ministre

351	Lettres patentes de dissolution

Surveillance judiciaire

352	Surveillance judiciaire

353	Surveillance

354	Pouvoirs du tribunal

355	Cessation d’activité et perte de pouvoirs

356	Nomination du liquidateur

357	Vacance

358	Obligations du liquidateur

359	Défense de diligence raisonnable

360	Demande d’interrogatoire

361	Frais de liquidation

362	Comptes définitifs

363	Ordonnance définitive

364	Droit à la répartition en numéraire

365	Dissolution au moyen de lettres patentes

Dispositions générales

366	Définitions de actionnaire et de fondateur

367	Continuation des actions

368	Remboursement

369	Créanciers inconnus

370	Dévolution à la Couronne

371	Fonds non réclamés

372	Obligation de la Banque du Canada

Current to May 29, 2023	xiv	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

373	Custody of records after dissolution

374	Insolvency

PART VII

Ownership

DIVISION I

Interpretation

374.1	Definitions

374.2	Associates

DIVISION II

Constraints on Ownership

375	Constraining acquisition

375.1	No acquisition of control without approval

376	Constraining registration

376.1	Exception — small holdings

377	Where approval not required

378	Where approval not required

379	Public holding requirement

380	Limit on assets

381	Increase of capital

382	Exemption by Minister

382.1	Continuation of exemption

383	Exception

384	Acquisition of control permitted

385	Application of section 379

386	Restriction on voting rights

Approval Process

387	Application for approval

388	Matters for consideration

389	Terms and conditions

390	Certifying receipt of application

391	Notice of decision to applicant

392	Reasonable opportunity to make representations

393	Notice of decision

394	Deemed approval

396	Constraining registration: Crown and foreign governments

373	Garde des documents

374	Collocation

PARTIE VII

Propriété

SECTION I

Définition

374.1	Définitions

374.2	Personnes liées

SECTION II

Restrictions à la propriété

375	Restrictions à l’acquisition

375.1	Interdiction d’acquérir sans l’agrément du ministre

376	Restrictions en matière d’inscription

376.1	Exception

377	Agrément non requis

378	Agrément non requis

379	Obligation en matière de détention publique

380	Limites relatives à l’actif

381	Augmentation du capital

382	Demandes d’exemption

382.1	Exception

383	Exception

384	Prise de contrôle

385	Application de l’article 379

386	Limites au droit de vote

Procédure d’agrément

387	Demande d’agrément

388	Facteurs à considérer

389	Conditions d’agrément

390	Accusé de réception

391	Avis au demandeur

392	Délai pour la présentation d’observations

393	Avis de la décision

394	Présomption

396	Restriction : Couronne et États étrangers

Current to May 29, 2023	xv	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

DIVISION III

Directions

401	Disposition of shareholdings

402	Application to court

General Provisions

403	Interest of securities underwriter

404	Arrangements to effect compliance

405	Reliance on information

407	Exemption regulations

408	Competition Act

PART VIII

Business and Powers

General Business

409	Main business

410	Additional activities

411	Networking

412	Restriction on fiduciary activities

413	Restriction on deposit taking

413.1	Notice before opening account or providing prescribed

product

413.2	Deposits less than $150,000

413.3	Shared premises

414	Restriction on guarantees

415	Restriction on securities activities

415.1	Prohibition

416	Restriction on insurance business

417	Restriction on leasing

418	Restriction on residential mortgages

418.1	Restriction on charges to borrowers

419	Policies re security interests

419.1	Regulations and guidelines

419.2	Exception

420	Restriction on receivers

421	Restriction on partnerships

Fiduciary Activities

422	Separate and distinct

SECTION III

Arrêtés et ordonnances

401	Disposition des actions

402	Demande d’ordonnance judiciaire

Dispositions d’ordre général

403	Titres acquis par un souscripteur

404	Application

405	Crédit accordé aux renseignements

407	Règlement d’exemption

408	Loi sur la concurrence

PARTIE VIII

Activité et pouvoirs

Activités générales

409	Activité principale

410	Activités supplémentaires

411	Prestation de service

412	Restrictions : activités fiduciaires

413	Conditions pour accepter des dépôts

413.1	Avis de la société

413.2	Restriction

413.3	Interdiction de partager des locaux

414	Restrictions : garanties

415	Restriction : valeurs mobilières

415.1	Restriction : obligations sécurisées

416	Restriction : assurances

417	Restrictions : crédit-bail

418	Restrictions : hypothèques

418.1	Restriction touchant les sommes exigées des emprunteurs

419	Principes en matière de sûretés

419.1	Règlements et lignes directrices

419.2	Exception

420	Restrictions : séquestres

421	Restrictions relatives aux sociétés de personnes

Activités fiduciaires

422	Séparation des fonds en fiducie

Current to May 29, 2023	xvi	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

Deposit Acceptance

423	Deposit acceptance

Unclaimed Balances

424	Unclaimed balances

425	Notice of unpaid amount

Accounts

425.1	Definitions

426	Account charges

427	Disclosure on opening account

428	Disclosure in advertisements

429	Disclosure regulations

431	Disclosure required on opening a deposit account

432	Disclosure of charges

433	No increase or new charges without disclosure

434	Application

Registered Products

434.1	Disclosure required concerning registered products

Borrowing Costs

435	Definition of cost of borrowing

435.1	Rebate of borrowing costs

436	Disclosing borrowing costs

437	Calculating borrowing costs

438	Additional disclosure

438.1	Renewal statement

439	Disclosure in advertising

440	Regulations re borrowing costs

Complaints

441	Procedures for dealing with complaints

441.1	Obligation to be member of complaints body

442	Information on contacting Agency

Miscellaneous

442.1	Charges for prescribed products or services

443	Prepayment protected

443.1	Regulations respecting the holding of funds

443.2	Regulations — activities

444	Regulations re customer information

444.1	Notice of branch closure

444.2	Public accountability statements

444.3	Regulations re disclosure

Dépôts

423	Dépôts

Soldes non réclamés

424	Versement à la Banque du Canada

425	Avis de non-paiement

Comptes

425.1	Définitions

426	Frais de tenue de compte

427	Déclaration ŕ l’ouverture d’un compte

428	Divulgation dans la publicité

429	Rčglements — Divulgation

431	Déclaration ŕ l’ouverture d’un compte de dépôt

432	Communication des frais

433	Augmentations interdites

434	Application

Produits enregistrés

434.1	Déclaration concernant un produit enregistré

Coűt d’emprunt

435	Définition de coűt d’emprunt

435.1	Diminution d’une partie du coűt d’emprunt

436	Communication du coűt d’emprunt

437	Calcul du coűt d’emprunt

438	Autres renseignements à déclarer

438.1	Renseignements concernant le renouvellement

439	Communication dans la publicité

440	Rčglements relatifs au coűt d’emprunt

Réclamations

441	Procédure d’examen des réclamations

441.1	Obligation d’adhésion

442	Renseignements

Divers

442.1	Frais : fourniture de produits et services

443	Remboursement anticipé de prêts

443.1	Règlements : retenue des fonds

443.2	Règlements : portée des activités de la société

444	Règlements

444.1	Avis de fermeture de bureau

444.2	Déclaration annuelle

444.3	Communication de renseignements

Current to May 29, 2023	xvii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

445	Bank Act security

446	Transmission in case of death

447	Branch of account with respect to deposits

448	Effect of writ, etc.

PART IX

Investments

Definitions and Application

449	Definitions

General Constraints on Investments

450	Investment standards

450.1	Limit — business growth fund

451	Restriction on control and substantial investments

452	Regulations

Subsidiaries and Equity Investments

453	Permitted investments

454	Approval for indirect investments

455	Undertakings

Exceptions and Exclusions

456	Temporary investments in entity

457	Loan workouts

458	Realizations

459	Regulations restricting ownership

Portfolio Limits

460	Exclusion from portfolio limits

Commercial Loans

461	Lending limit: companies with regulatory capital of $25

million or less

462	Lending limit: regulatory capital over $25 million

463	Meaning of total assets

Real Property

464	Limit on total property interest

Equities

465	Limits on equity acquisitions

Aggregate Limit

466	Aggregate limit

Miscellaneous

467	Regulations

445	Sûreté au titre de la Loi sur les banques

446	Cession pour cause de décès

447	Bureau de tenue de compte

448	Effet d’un bref

PARTIE IX

Placements

Définitions et champ d’application

449	Définitions

Restrictions générales relatives aux

placements

450	Normes en matière de placements

450.1	Limite : fonds de croissance des entreprises

451	Intérêt de groupe financier et contrôle

452	Règlements

Filiales et placements

453	Placements autorisés

454	Agrément des intérêts indirects

455	Engagement

Exceptions et exclusions

456	Placements provisoires dans des entités

457	Défaut

458	Réalisation d’une sûreté

459	Règlements limitant le droit de détenir des actions

Limites relatives aux placements

460	Restriction

Prêts commerciaux

461	Capital réglementaire de vingt-cinq millions ou moins

462	Capital réglementaire supérieur à vingt-cinq millions

463	Sens de actif total

Placements immobiliers

464	Limite relative aux intérêts immobiliers

Capitaux propres

465	Limites relatives à l’acquisition d’actions

Limite globale

466	Limite globale

Divers

467	Règlements

Current to May 29, 2023	xviii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

468	Divestment order

469	Deemed temporary investment

470	Asset transactions

471	Transitional

472	Saving

PART X

Adequacy of Capital and Liquidity

473	Adequacy of capital and liquidity

PART XI

Self-dealing

Interpretation and Application

473.1	Definition of senior officer

474	Related party of company

475	Non-application of Part

476	Meaning of “transaction”

Prohibited Related Party Transactions

477	Prohibited transactions

Permitted Related Party Transactions

478	Nominal value transactions

479	Secured loans

480	Deposits

481	Borrowing, etc., from related party

482	Acquisition of assets

483	Services

483.1	Transactions with holding companies

483.2	Restriction

483.3	Assets transactions

484	Directors and officers and their interests

485	Board approval required

486	Margin loans

487	Exemption by order

488	Prescribed transactions

Restrictions on Permitted Transactions

489	Market terms and conditions

Disclosure

492	Company obligation

468	Ordonnance de dessaisissement

469	Placements réputés provisoires

470	Opérations sur l’actif

471	Dispositions transitoires

472	Non-interdiction

PARTIE X

Capital et liquidités

473	Capital et liquidités suffisants

PARTIE XI

Opérations avec apparentés

Interprétation et application

473.1	Définition de cadre dirigeant

474	Apparentés

475	Cas de non-application

476	Sens de opération

Opérations interdites

477	Opérations interdites

Opérations permises

478	Opérations à valeur peu importante

479	Prêts garantis

480	Dépôts

481	Emprunt auprès d’un apparenté

482	Acquisition d’éléments d’actif

483	Services

483.1	Opérations avec société de portefeuille

483.2	Restrictions

483.3	Opérations sur l’actif

484	Intérêts des administrateurs et des dirigeants

485	Approbation du conseil

486	Prêts sur marge

487	Ordonnance d’exemption

488	Opérations réglementaires

Restrictions applicables aux opérations

permises

489	Conditions du marché

Obligation d’information

492	Divulgation par l’apparenté

Current to May 29, 2023	xix	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

493	Notice to Superintendent

Remedial Actions

494	Order to void contract or to grant other remedy

PART XII

Regulation of Companies — Superintendent

Supervision

Returns

495	Required information

499	Names of directors and auditors

500	Copy of by-laws

501	Register of companies

502	Production of information and documents

503	Confidential information

503.1	Regulations

504	Evidentiary privilege

504.01	No waiver

504.1	Disclosure by Superintendent

504.2	Disclosure by a company

504.3	Exceptions to disclosure

504.4	Report respecting disclosure

Inspection of Companies

505	Examination of companies

506	Power of Superintendent on inquiry

Remedial Powers

Prudential Agreements

506.1	Prudential agreement

Directions of Compliance

507	Superintendent’s directions to company

509	Court enforcement

Disqualification and Removal of Directors or

Senior Officers

509.01	Meaning of senior officer

509.1	Application

509.2	Removal of directors or senior officers

Supervisory Intervention

510	Superintendent may take control

514	Powers of directors and officers suspended

493	Avis au surintendant

Recours

494	Annulation de contrats ou autres mesures

PARTIE XII

Réglementation des sociétés : surintendant

Surveillance

Relevés

495	Demande de renseignements

499	Relevé des noms des administrateurs

500	Exemplaire des règlements administratifs

501	Registre des sociétés

502	Fourniture de renseignements

503	Caractère confidentiel des renseignements

503.1	Règlements

504	Privilège relatif à la preuve

504.01	Non-renonciation

504.1	Divulgation du surintendant

504.2	Divulgation de la société

504.3	Exception

504.4	Rapport

Enquête sur les sociétés

505	Examen

506	Pouvoirs du surintendant

Réparation

Accords prudentiels

506.1	Accord prudentiel

Décisions

507	Décisions du surintendant

509	Exécution judiciaire

Rejet des candidatures et destitution

509.01	Définition de cadre dirigeant

509.1	Application

509.2	Destitution des administrateurs et des cadres dirigeants

Surveillance et intervention

510	Prise de contrôle

514	Suspension des pouvoirs et fonctions

Current to May 29, 2023	xx	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

515	Expiration of control

515.1	Superintendent may request winding-up

516	Requirement to relinquish control

517	Advisory committee

518	Expenses payable by company

519	Priority of claim in liquidation

520	Application of assessment

PART XII.1

Regulation of Companies — Commissioner

520.1	Required information

520.2	Confidential information

520.3	Examination

520.4	Power of Commissioner on inquiry

520.5	Compliance agreement

PART XIII

Administration

Notices and Other Documents

520.6	Execution of documents

521	Notice to directors and shareholders

522	Presumption from return

523	Presumption of receipt

524	Service on a company

525	Certificate of company

526	Entry in securities register

527	Verification of documents or fact

527.1	Alternative means of publication

Approvals

527.2	Definition of approval

527.3	Matters to take into account — Minister

527.4	Minister — terms, conditions and undertakings

527.5	Revocation, suspension or amendment of approval — Minister

527.6	Effect of non-compliance on approval

527.7	Multiple approval — other approvals

527.8	Exemption in relation to notices of intention

515	Fin du contrôle

515.1	Liquidation

516	Abandon du contrôle ou demande de mise en liquidation

517	Comité consultatif

518	Frais à la charge de la société

519	Priorité de réclamation en cas de liquidation

520	Réduction

PARTIE XII.1

Réglementation des sociétés : commissaire

520.1	Demande de renseignements

520.2	Caractère confidentiel des renseignements

520.3	Examen

520.4	Pouvoirs du commissaire

520.5	Accord de conformité

PARTIE XIII

Application

Avis et autres documents

520.6	Présomption relative à la signature des documents

521	Avis aux administrateurs et aux actionnaires

522	Présomption

523	Idem

524	Avis et signification à une société

525	Certificat

526	Mentions au registre des valeurs mobilières

527	Vérification d’un document ou d’un fait

527.1	Autres modes de publicité

Agréments

527.2	Définition de agrément

527.3	Facteurs : ministre

527.4	Ministre : conditions et engagements

527.5	Révocation, suspension ou modification de l’agrément du ministre

527.6	Effet de la non-réalisation des conditions ou engagements

527.7	Autres agréments

527.8	Pouvoirs du surintendant à l’égard des avis d’intention

Current to May 29, 2023	xxi	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

Exceptions to Generally Accepted

Accounting Principles

527.81	Calculations — generally accepted accounting principles

Orders to Exempt or Adapt

527.9	Order

Orders and Directives

528	Not statutory instruments

529	Form

Applications to Superintendent

529.1	Content of applications

Applications for Certain Approvals

529.2	Application for certain approvals

Appeals

530	Appeal to Federal Court

Regulations

531	Power to make regulations

Delegation

532	Delegation

PART XIV

Sanctions

533	Offence

534	Punishment

535	Liability of officers, directors, etc.

535.1	Limitation period

536	Effect of offence on contracts

537	Restraining or compliance order

538	Appeal of final order

539	Recovery and application of fines

PART XIV.1

Documents in Electronic or Other

Form

539.01	Definitions

539.02	Application

539.03	Use not mandatory

539.04	Consent and other requirements

539.05	Creation or provision of information

539.06	Creation of information in writing

Exception aux principes comptables

généralement reconnus

527.81	Calculs — principes comptables généralement reconnus

Exemption ou adaptation par décret

527.9	Décret

Arrêts, ordonnances et décisions

528	Caractère non réglementaire

529	Forme

Demandes au surintendant

529.1	Demande d’approbation

Demandes relatives à certains agréments

529.2	Demandes relatives à certains agréments

Appels

530	Appel

Règlements

531	Règlements

Délégation

532	Délégation

PARTIE XIV

Peines

533	Infraction

534	Infractions générales à la loi

535	Responsabilité pénale

535.1	Prescription

536	Contrats

537	Ordonnance

538	Appel

539	Recouvrement et affectation des amendes

PARTIE XIV.1

Documents sous forme électronique

ou autre

539.01	Définitions

539.02	Application

539.03	Utilisation non obligatoire

539.04	Consentement et autres exigences

539.05	Création et fourniture d’information

539.06	Création d’information écrite

Current to May 29, 2023	xxii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
TABLE OF PROVISIONS	TABLE ANALYTIQUE

539.07	Provision of information in writing

539.08	Multiple copies

539.09	Registered mail

539.1	Statutory declarations and affidavits

539.11	Signatures

539.12	Regulations — provision and receipt of documents

539.13	Content and form of notices and documents

539.14	Exemption

PART XV

General

Transitional

Consequential Amendments

Repeals

Coming into Force

*563	Coming into force

539.07	Fourniture d’information sous forme écrite

539.08	Exemplaires

539.09	Courrier recommandé

539.1	Déclaration solennelle ou sous serment

539.11	Signatures

539.12	Règlements

539.13	Mode de présentation des avis et documents

539.14	Dispense

PARTIE XV

Dispositions générales

Dispositions transitoires

Modifications corrélatives

Abrogations

Entrée en vigueur

*563	Entrée en vigueur

Current to May 29, 2023	xxiii	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

S.C. 1991, c. 45

An Act to revise and amend the law governing federal trust and loan companies and to provide for related and consequential matters

[Assented to 13th December 1991]

Her Majesty, by and with the advice and consent of the Senate and House of Commons of Canada, enacts as follows:

Short Title

Short title

1 This Act may be cited as the Trust and Loan Companies Act.

PART I

Interpretation and Application

Definitions

Definitions

2 In this Act,

affairs, with respect to a company, means the relationships among the company and its affiliates and the shareholders, directors and officers of the company and its affiliates, but does not include the business of the company or any of its affiliates; (affaires internes)

affiliate means an entity that is affiliated with another entity within the meaning of section 6; (groupe)

Agency means the Financial Consumer Agency of Canada established under section 3 of the Financial Consumer Agency of Canada Act; (Agence)

L.C. 1991, ch. 45

Loi remaniant et modifiant la législation régissant les sociétés de fiducie et de prêt fédérales et comportant des mesures connexes et corrélatives

[Sanctionnée le 13 décembre 1991]

Sa Majesté, sur l’avis et avec le consentement du Sénat et de la Chambre des communes du Canada, édicte :

Titre abrégé

Titre abrégé

1 Loi sur les sociétés de fiducie et de prêt.

PARTIE I

Définitions et application

Définitions

Définitions

2 Les définitions qui suivent s’appliquent à la présente loi.

acte constitutif Loi spéciale, lettres patentes, acte de prorogation ou tout autre acte — avec ses modifications ou mises à jour éventuelles — constituant ou prorogeant une personne morale. (incorporating instrument)

actif Dans le cas d’une société de fiducie au sens du paragraphe 57(2), en font partie les éléments d’actif détenus par elle à l’égard des fonds en fiducie garantie. (assets)

action avec droit de vote Action d’une personne morale comportant — quelle qu’en soit la catégorie — un droit de vote en tout état de cause ou en raison soit de la

Current to May 29, 2023	1	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Section 2	Article 2

annual statement means the annual financial statement of a company within the meaning of paragraph 313(1)(a); (rapport annuel)

assets, in respect of a company that is a trust company pursuant to subsection 57(2), includes assets held by the company in respect of guaranteed trust money; (actif)

auditor includes a firm of accountants; (vérificateur)

bank holding company means a body corporate that is incorporated or formed under Part XV of the Bank Act; (société de portefeuille bancaire)

bearer, in relation to a security, means the person in possession of a security payable to bearer or endorsed in blank; (porteur)

bearer form, in respect of a security, means a security in bearer form as determined in accordance with subsection 86(2); (titre au porteur)

beneficial ownership includes ownership through one or more trustees, legal representatives, agents or other intermediaries; (véritable propriétaire et propriété effective)

body corporate means an incorporated body wherever or however incorporated; (personne morale)

branch, in respect of a company, means an agency, the head office and any other office of the company; (bureau)

Canadian financial institution means a financial institution that is incorporated or formed by or under an Act of Parliament or of the legislature of a province; (institution financière canadienne)

central securities register or securities register means the register referred to in section 253; (registre central des valeurs mobilières ou registre des valeurs mobilières)

Commissioner means the Commissioner of the Financial Consumer Agency of Canada appointed under section 4 of the Financial Consumer Agency of Canada Act; (commissaire)

common-law partner, in relation to an individual, means a person who is cohabiting with the individual in a conjugal relationship, having so cohabited for a period of at least one year; (conjoint de fait)

company means a body corporate to which this Act applies; (société)

survenance d’un fait qui demeure, soit de la réalisation d’une condition. (voting share)

administrateur Indépendamment de son titre, la personne physique qui fait fonction d’administrateur d’une personne morale; conseil d’administration ou conseil s’entend de l’ensemble des administrateurs d’une personne morale. (director, board of directors or directors)

adresse enregistrée Dernière adresse postale selon le registre central des valeurs mobilières de la société, dans le cas d’un actionnaire, ou selon les livres du bureau en cause, dans le cas de toute autre personne. (recorded address)

affaires internes Les relations entre une société, les entités de son groupe et leurs actionnaires, administrateurs et dirigeants, á l’exclusion de leur activité commerciale. (affairs)

Agence L’Agence de la consommation en matière financière du Canada constituée en application de l’article 3 de la Loi sur l’Agence de la consommation en matière fi-nancière du Canada. (Agency)

biens Dans le cas d’une société de fiducie au sens du paragraphe 57(2), en font partie les biens détenus par elle á l’égard des fonds en fiducie garantie. (property)

biens immeubles Sont assimilés aux biens immeubles les droits découlant des baux immobiliers. (real property)

bureau Tout bureau d’une société, y compris son siège et ses agences. (branch)

capital réglementaire Dans le cas d’une société, s’en-tend au sens des règlements. (regulatory capital)

capitaux propres En ce qui concerne une société, ses capitaux propres déterminés de la façon prévue par rè-glement. (equity)

commissaire Le commissaire de l’Agence nommé en application de l’article 4 de la Loi sur l’Agence de la consommation en matière financière du Canada. (Commissioner)

conjoint de fait La personne qui vit avec la personne en cause dans une relation conjugale depuis au moins un an. (common-law partner)

constitué en personne morale Sont assimilées aux personnes morales constituées sous le régime d’une loi

Current to May 29, 2023	2	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Section 2	Article 2

complainant, in relation to a company or any matter concerning a company, means

(a) a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of a company or any of its affiliates,

(b) a director or an officer, or a former director or officer, of a company or any of its affiliates, or

(c) any other person who, in the discretion of a court, is a proper person to make an application under section 339, 343 or 537; (plaignant)

consumer provision means a provision referred to in paragraph (d) or (d.1) of the definition consumer provision in section 2 of the Financial Consumer Agency of Canada Act; (disposition visant les consommateurs)

court means

(a) in the Province of Ontario, the Superior Court of Justice,

(b) in the Province of Quebec, the Superior Court of the Province,

(c) in the Provinces of Nova Scotia, British Columbia and Prince Edward Island, the Supreme Court of the Province,

(d) in the Provinces of New Brunswick, Manitoba, Saskatchewan and Alberta, the Court of Queen’s Bench for the Province,

(e) in the Province of Newfoundland and Labrador, the Trial Division of the Supreme Court of the Province, and

(f) in Yukon and the Northwest Territories, the Supreme Court, and in Nunavut, the Nunavut Court of Justice; (tribunal)

court of appeal means the court to which an appeal lies from a decision or order of a court; (cour d’appel)

creditor, in respect of a company that is a trust company pursuant to subsection 57(2), includes a person who has money deposited with the company as guaranteed trust money; (créancier)

debt obligation means a bond, debenture, note or other evidence of indebtedness of an entity, whether secured or unsecured; (titre de créance)

fédérale ou provinciale les personnes morales prorogées sous le même régime. (incorporated)

coopérative de crédit fédérale S’entend au sens de l’article 2 de la Loi sur les banques. (federal credit union)

cour d’appel La juridiction compétente pour juger les appels interjetés contre les décisions et ordonnances des tribunaux. (court of appeal)

créancier Dans le cas d’une société de fiducie au sens du paragraphe 57(2), est assimilée à un créancier la personne qui a des fonds déposés chez celle-ci en fiducie garantie. (creditor)

dépôt Dans le cas d’une société de fiducie au sens du paragraphe 57(2), les fonds reçus par elle en fiducie garantie. (deposit)

détenteur Soit l’actionnaire au sens de l’article 7, soit toute personne détenant un certificat de valeur mobilière délivré au porteur ou à son nom, ou endossé à son profit, ou encore en blanc. (holder)

dette Dans le cas d’une société de fiducie au sens du paragraphe 57(2), sont considérés comme une dette les fonds qu’elle a reçus en fiducie garantie. (deposit liabilities)

dirigeant Toute personne physique désignée à ce titre par règlement administratif ou résolution du conseil d’administration ou des membres d’une entité, notamment, dans le cas d’une personne morale, le premier dirigeant, le président, le vice-président, le secrétaire, le contrôleur financier ou le trésorier. (officer)

disposition visant les consommateurs S’entend d’une disposition visée aux alinéas d) ou d.1) de la définition de disposition visant les consommateurs à l’article 2 de la Loi sur l’Agence de la consommation en matière financière du Canada. (consumer provision)

émetteur L’entité qui émet ou a émis des valeurs mobilières. (issuer)

entité Personne morale, fiducie, société de personnes, fonds, toute organisation ou association non dotée de la personnalité morale, Sa Majesté du chef du Canada ou d’une province et ses organismes et le gouvernement d’un pays étranger ou de l’une de ses subdivisions politiques et ses organismes. (entity)

entité étrangère réglementée Entité qui, à la fois :

Current to May 29, 2023	3	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Section 2	Article 2

deposit, in respect of money received by a company that is a trust company pursuant to subsection 57(2), means money received as guaranteed trust money; (dépôt)

deposit liabilities, in respect of a company that is a trust company pursuant to subsection 57(2), means liabilities of the company in respect of guaranteed trust money; (dette)

director means a natural person occupying the position of director, by whatever name called, of a body corporate, and board of directors or directors refers to the directors of a body corporate as a body; (administrateur, conseil d’administration ou conseil)

entity means a body corporate, trust, partnership, fund, an unincorporated association or organization, Her Majesty in right of Canada or of a province, an agency of Her Majesty in either of such rights and the government of a foreign country or any political subdivision thereof and any agency thereof; (entité)

equity, in respect of a company, means its equity as determined in accordance with the regulations; (capitaux propres)

federal credit union has the same meaning as in section 2 of the Bank Act; (coopérative de crédit fédérale)

federal financial institution means

(a) a company,

(b) a bank,

(c) an association to which the Cooperative Credit Associations Act applies, or

(d) an insurance company or a fraternal benefit society incorporated or formed under the Insurance Companies Act; (institution financière fédérale)

fiduciary means any person acting in a fiduciary capacity and includes a personal representative of a deceased person; (représentant)

financial institution means

(a) a company,

(b) a bank or an authorized foreign bank within the meaning of section 2 of the Bank Act,

(c) an association to which the Cooperative Credit Associations Act applies,

a) est constituée ou formée autrement dans un pays ou territoire — autre que le Canada — auquel un traité commercial figurant à l’annexe IV de la Loi sur les banques s’applique;

b) est assujettie à une réglementation dans ce pays ou ce territoire en ce qui a trait à ses services financiers. (regulated foreign entity)

envoyer A également le sens de remettre. (send)

filiale Entité se trouvant dans la situation décrite à l’article 5. (subsidiary)

fondateur Toute personne qui a demandé la constitution de la société par lettres patentes. (incorporator)

fondé de pouvoir Personne nommée par procuration pour représenter l’actionnaire aux assemblées des actionnaires. (proxyholder)

fonds en fiducie garantie Fonds reçus en fiducie par une société de fiducie au sens du paragraphe 57(2) à des fins de placement contre la garantie du versement des intérêts ou du remboursement du principal, ou des deux. (guaranteed trust money)

formulaire de procuration Formulaire manuscrit, dactylographié ou imprimé qui, une fois rempli et signé par l’actionnaire ou pour son compte, constitue une procuration. (form of proxy)

garantie S’entend notamment d’une lettre de crédit. (guarantee)

groupe L’ensemble des entités visées à l’article 6. (affiliate)

immeuble résidentiel Bien immeuble consistant en bâtiments dont au moins la moitié de la superficie habitable sert ou doit servir à des fins privées d’habitation. (residential property)

institution étrangère Toute entité qui, n’étant pas constituée — avec ou sans la personnalité morale — sous le régime d’une loi fédérale ou provinciale, se livre á des activités bancaires, fiduciaires, de prêt ou d’assurance, ou fait office de société coopérative de crédit ou fait le commerce des valeurs mobilières, ou encore, de toute autre manière, a pour activité principale la prestation de services financiers. (foreign institution)

institution étrangère d’un nonmembre de l’OMC Institution étrangère qui n’est pas contrôlée par un résident d’un membre de l’OMC. (non-WTO Member foreign institution)

Current to May 29, 2023	4	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Section 2	Article 2

(d) an insurance company or a fraternal benefit society incorporated or formed under the Insurance Companies Act,

(e) a trust, loan or insurance corporation incorporated by or under an Act of the legislature of a province,

(f) a cooperative credit society incorporated and regulated by or under an Act of the legislature of a province,

(g) an entity that is incorporated or formed by or under an Act of Parliament or of the legislature of a province and that is primarily engaged in dealing in securities, including portfolio management and investment counselling, and

(h) a foreign institution; (institution financière)

foreign institution means an entity that is

(a) engaged in the business of banking, the trust, loan or insurance business, the business of a cooperative credit society or the business of dealing in securities or is otherwise engaged primarily in the business of providing financial services, and

(b) incorporated or formed otherwise than by or under an Act of Parliament or of the legislature of a province; (institution étrangère)

former Act means the Trust Companies Act or the Loan Companies Act; (loi antérieure)

former-Act company means a body corporate referred to in paragraph 12(b) or (c); (société antérieure)

form of proxy means a written or printed form that, when completed and executed by or on behalf of a shareholder, constitutes a proxy; (formulaire de procuration)

going-private transaction means a going-private transaction as defined in the regulations; (transaction de fer-meture)

guarantee includes a letter of credit; (garantie)

guaranteed trust money means money that is received in trust for investment by a company that is a trust company pursuant to subsection 57(2) and that is subject to a guarantee by the company in respect of the payment of interest or repayment of the principal or both; (fonds en fiducie garantie)

head office means the office required to be maintained by a company pursuant to section 242; (siège)

institution financière Selon le cas :

a) une société;

b) une banque ou une banque étrangère autorisée, au sens de l’article 2 de la Loi sur les banques;

c) une association régie par la Loi sur les associations coopératives de crédit;

d) une société d’assurances ou une société de secours mutuel constituée ou formée sous le régime de la Loi sur les sociétés d’assurances;

e) une société de fiducie, de prêt ou d’assurance constituée en personne morale par une loi provinciale;

f) une société coopérative de crédit constituée en personne morale et régie par une loi provinciale;

g) une entité constituée en personne morale ou for-mée sous le régime d’une loi fédérale ou provinciale et dont l’activité est principalement le commerce des valeurs mobilières, y compris la gestion de portefeuille et la fourniture de conseils en placement;

h) une institution étrangère. (financial institution)

institution financière canadienne Institution finan-cière constituée en personne morale ou formée sous le régime d’une loi fédérale ou provinciale. (Canadian financial institution)

institution financière fédérale Selon le cas :

a) société;

b) banque;

c) association régie par la Loi sur les associations coopératives de crédit;

d) société d’assurances ou société de secours mutuel constituée ou formée sous le régime de la Loi sur les sociétés d’assurances. (federal financial institution)

intérêt de groupe financier Intérêt déterminé conformément à l’article 10. (substantial investment)

intérêt substantiel Intérêt déterminé conformément à l’article 8. (significant interest)

lettres patentes Lettres patentes en la forme agréée par le surintendant et dont la présente loi autorise la délivrance. (letters patent)

Current to May 29, 2023	5	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Section 2	Article 2

holder means

(a) in respect of a security certificate, the person in possession of the certificate issued or endorsed to that person or to bearer or in blank, and

(b) in respect of the ownership of a share, the shareholder of the share within the meaning of section 7; (détenteur)

holding body corporate means a holding body corporate within the meaning of section 4; (société mère)

incorporated, when used with reference to a body corporate that is incorporated by or under an Act of Parliament or of the legislature of a province, also refers to a body corporate that is continued by or under any such Act; (constitué en personne morale)

incorporating instrument means the special Act, letters patent, instrument of continuance or other constating instrument by which a body corporate was incorporated or continued and includes any amendment to or restatement of the constating instrument; (acte constitutif)

incorporator, in relation to a company, means a person who applied for letters patent to incorporate the company; (fondateur)

insurance holding company means a body corporate that is incorporated or formed under Part XVII of the Insurance Companies Act; (société de portefeuille d’assurances)

issuer, in respect of a security, means the entity that issues or issued the security; (émetteur)

letters patent, in respect of an instrument authorized to be issued under this Act, means letters patent in a form approved by the Superintendent; (lettres patentes)

Minister means the Minister of Finance; (ministre)

minor has the same meaning as in the applicable provincial law and in the absence of any such law has the same meaning as the word “child” in the United Nations Convention on the Rights of the Child adopted in the United Nations General Assembly on November 20, 1989; (mineur)

non-WTO Member foreign institution means a foreign institution that is not controlled by a WTO Member resident; (institution étrangère d’un non-membre de l’OMC)

officer means

loi antérieure La Loi sur les sociétés de prêt ou la Loi sur les sociétés de fiducie. (former Act)

mineur S’entend au sens des règles du droit provincial applicables ou, à défaut, au sens donné au mot « enfant » dans la Convention relative aux droits de l’enfant, adoptée par l’Assemblée générale des Nations Unies le 20 novembre 1989. (minor)

ministre Le ministre des Finances. (Minister)

opération En matière de valeurs mobilières, toute aliénation à titre onéreux. (trade)

personne Personne physique, entité ou représentant personnel. (person)

personne morale Toute personne morale, indépendamment de son lieu ou mode de constitution. (body corporate)

plaignant En ce qui a trait à une société ou à toute question la concernant :

a) soit le détenteur inscrit ou le véritable propriétaire, ancien ou actuel, de valeurs mobilières de la société ou d’entités du même groupe;

b) soit tout administrateur ou dirigeant, ancien ou actuel, de la société ou d’entités du même groupe;

c) soit toute autre personne qui, d’après le tribunal, a qualité pour présenter les demandes visées aux articles 339, 343 ou 538. (complainant)

porteur La personne en possession d’un titre au porteur ou endossé en blanc. (bearer)

procuration Le formulaire de procuration rempli et signé par un actionnaire par lequel il nomme un fondé de pouvoir pour le représenter aux assemblées des actionnaires. (proxy)

rapport annuel Le rapport financier annuel d’une socié-té visé à l’alinéa 313(1)a). (annual statement)

registre central des valeurs mobilières ou registre des valeurs mobilières Le registre visé à l’article 253. (central securities register or securities register)

représentant Toute personne agissant à ce titre, notam-ment le représentant personnel d’une personne décédée. (fiduciary)

représentant personnel Personne agissant en lieu et place d’une autre, notamment un fiduciaire, un exécuteur

Current to May 29, 2023	6	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Section 2	Article 2

(a) in relation to a body corporate, a chief executive officer, president, vice-president, secretary, controller, treasurer and any other natural person designated as an officer of the body corporate by by-law or by resolution of the directors of the body corporate, and

(b) in relation to any other entity, any natural person designated as an officer of the entity by by-law, by resolution of the members thereof or otherwise; (dirigeant)

order form, in respect of a security, means a security in order form as determined in accordance with subsection 86(3); (titre à ordre)

ordinary resolution means a resolution passed by a majority of the votes cast by or on behalf of the shareholders who voted in respect of that resolution; (résolution ordinaire)

person means a natural person, an entity or a personal representative; (personne)

personal representative means a person who stands in place of and represents another person and, without limiting the generality of the foregoing, includes, as the circumstances require, a trustee, an executor, an administrator, a committee, a guardian, a tutor, a curator, an assignee, a receiver, an agent or an attorney of any person; (représentant personnel)

prescribed means prescribed by regulation; (Version anglaise seulement)

property, in respect of a company that is a trust company pursuant to subsection 57(2), includes property held by the company in respect of guaranteed trust money; (biens)

proxy means a completed and executed form of proxy by means of which a shareholder appoints a proxyholder to attend and act on the shareholder’s behalf at a meeting of shareholders; (procuration)

proxyholder means the person appointed by proxy to attend and act on behalf of a shareholder at a meeting of shareholders; (fondé de pouvoir)

real property includes a leasehold interest in real property; (biens immeubles)

recorded address means

testamentaire, un administrateur, un comité, un tuteur, un curateur, un cessionnaire, un séquestre ou un mandataire. (personal representative)

résident canadien Selon le cas :

a) le citoyen canadien résidant habituellement au Canada;

b) le citoyen canadien qui ne réside pas habituellement au Canada, mais fait partie d’une catégorie de personnes prévue par règlement;

c) le résident permanent au sens du paragraphe 2(1) de la Loi sur l’immigration et la protection des réfu-giés qui réside habituellement au Canada, á l’exclusion de celui qui y a résidé habituellement pour plus d’un an après la date á laquelle il est devenu admissible a la demande de la citoyenneté canadienne. (resident Canadian)

résident d’un membre de l’OMC Résident d’un membre de l’OMC au sens de l’article 11.1. (WTO Member resident)

résolution extraordinaire Résolution adoptée aux deux tiers au moins des voix exprimées ou signée de tous les actionnaires habiles á voter en l’occurrence. (special resolution)

résolution ordinaire Résolution adoptée à la majorité des voix exprimées. (ordinary resolution)

série Subdivision d’une catégorie d’actions. (series)

siège Bureau maintenu par la société en application de l’article 242. (head office)

société Toute personne morale régie par la présente loi. (company)

société antérieure Personne morale qui, avant l’entrée en vigueur de l’article 12, était régie par la Loi sur les sociétés de fiducie ou la Loi sur les sociétés de prêt. (former-Act company)

société de portefeuille bancaire Personne morale constituée ou formée sous le régime de la partie XV de la Loi sur les banques. (bank holding company)

société de portefeuille d’assurances Personne morale constituée ou formée sous le régime de la partie XVII de la Loi sur les sociétés d’assurances. (insurance holding company)

Current to May 29, 2023	7	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Section 2	Article 2

(a) in relation to a person who is a shareholder of a company, the latest postal address of the person according to the central securities register of the company, and

(b) in relation to a person in any other respect, the latest postal address of the person according to the records of the branch concerned; (adresse enregistrée)

registered form, in respect of a security, means a security in registered form as determined in accordance with subsection 86(4); (titre nominatif)

regulated foreign entity means an entity that is

(a) incorporated or formed otherwise in a country or territory, other than Canada, in which a trade agreement listed in Schedule IV of the Bank Act is applicable, and

(b) subject to financial services regulation in that country or territory; (entité étrangère réglementée)

regulatory capital, in respect of a company, has the meaning given that expression by the regulations; (capital réglementaire)

resident Canadian means a natural person who is

(a) a Canadian citizen ordinarily resident in Canada,

(b) a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons, or

(c) a permanent resident within the meaning of sub-section 2(1) of the Immigration and Refugee Protection Act and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which the individual first became eligible to apply for Canadian citizenship; (résident canadien)

residential property means real property consisting of buildings that are used, or are to be used, to the extent of at least one half of the floor space thereof, as one or more private dwellings; (immeuble résidentiel)

securities underwriter means a person who, as principal, agrees to purchase securities with a view to the distribution of the securities or who, as agent for a body corporate or other person, offers for sale or sells securities in connection with a distribution of the securities, and includes a person who participates, directly or indirectly, in a distribution of securities, other than a person whose interest in the distribution of securities is limited to société mère S’entend au sens de l’article 4. (holding body corporate)

société n’ayant pas fait appel au public S’entend d’une société autre qu’une société ayant fait appel au public.

souscripteur à forfait La personne qui, pour son propre compte, accepte d’acheter des valeurs mobilières en vue d’une mise en circulation ou qui, á titre de mandataire d’une personne ou d’une personne morale, offre en vente ou vend des valeurs mobilières dans le cadre d’une mise en circulation. La présente définition vise aussi les personnes qui participent, directement ou indirectement, à une telle mise en circulation, à l’exception de celles dont les intéréts se limitent à recevoir une commission de souscription ou de vente payable par le souscripteur à forfait. (securities underwriter)

sûreté Droit ou charge — notamment hypothèque, privi-lège ou nantissement — grevant des biens pour garantir au créancier ou à la caution soit le paiement de dettes soit l’exécution d’obligations. (security interest)

surintendant Le surintendant des institutions finan-cières nommé en application de la Loi sur le Bureau du surintendant des institutions financières. (Superintendent)

titre ou valeur mobilière Dans le cas d’une personne morale, action de toute catégorie ou titre de créance sur cette dernière, ainsi que le bon de souscription correspondant, mais à l’exclusion des dépôts effectués auprès d’une institution financière ou des documents les attestant; dans le cas de toute autre entité, les titres de participation ou titres de créance y afférents. (security)

titre à ordre Titre de la nature précisée au paragraphe 86(3). (order form)

titre au porteur Titre de la nature précisée au paragraphe 86(2). (bearer form)

titre de créance Tout document attestant l’existence d’une créance sur une entité, avec ou sans sêreté, et notamment une obligation, une débenture ou un billet. (debt obligation)

titre nominatif Titre de la nature précisée au paragraphe 86(4). (registered form)

titre secondaire Titre de créance délivré par la société et prévoyant qu’en cas d’insolvabilité ou de liquidation de celle-ci, le paiement de la créance prend rang après celui de tous les dépôts effectués auprès de la société et celui de tous ses autres titres de créance, à l’exception de ceux

Current to May 29, 2023	8	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART I Interpretation and Application	PARTIE I Définitions et application
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Section 2	Article 2

receiving a distributor’s or seller’s commission payable by a securities underwriter; (souscripteur à forfait)

security means

(a) in relation to a body corporate, a share of any class of shares of the body corporate or a debt obligation of the body corporate, and includes a warrant of the body corporate, but does not include a deposit with a financial institution or any instrument evidencing such a deposit, and

(b) in relation to any other entity, any ownership interest in or debt obligation of the entity; (titre ou valeur mobilière)

security interest means an interest in or charge on property by way of mortgage, lien, pledge or otherwise taken by a creditor or guarantor to secure the payment or performance of an obligation; (sûreté)

send includes deliver; (envoyer)

series, in respect of shares, means a division of a class of shares; (série)

significant interest means a significant interest determined in accordance with section 8; (intérêt substantiel)

special resolution means a resolution passed by a majority of not less than two thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution; (résolution extraordinaire)

squeeze-out transaction means a transaction by a company that is not a distributing company that requires an amendment to a by-law referred to in subsection 222(1) and that would directly or indirectly result in the interest of a holder of shares of a class of shares being terminated without their consent and without substituting an interest of equivalent value in shares issued by the company that have rights and privileges equal to or greater than those of the shares of the affected class; (transaction d’éviction)

subordinated indebtedness means an instrument evidencing an indebtedness of a company that by its terms provides that the indebtedness will, in the event of the insolvency or winding-up of the company, be subordinate in right of payment to all deposit liabilities of the company and all other liabilities of the company except those that, by their terms, rank equally with or are subordinate to such indebtedness; (titre secondaire)

dont le paiement, selon leurs propres termes, est de rang égal ou inférieur. (subordinated indebtedness)

transaction de fermeture S’entend au sens des réglements. (going-private transaction)

transaction d’éviction De la part d’une société n’ayant pas fait appel au public, transaction qui nécessite la modification des règlements administratifs visés au paragraphe 222(1) et qui a pour résultat direct ou indirect la suppression de l’intérêt d’un détenteur d’actions d’une catégorie, sans le consentement de celui-ci et sans substitution d’un intérét de valeur équivalente dans des actions émises par la société et conférant des droits et privilèges égaux ou supérieurs à ceux attachés aux actions de cette catégorie. (squeeze-out transaction)

transfert Tout transfert de valeurs mobilières, y compris par effet de la loi. (transfer)

tribunal

a) La Cour supérieure de justice de l’Ontario;

b) la Cour supérieure du Québec;

c) la Cour suprême de la Nouvelle-Écosse, de la Colombie-Britannique ou de l’Île-du-Prince-Édouard;

d) la Cour du Banc de la Reine du Nouveau-Brunswick, du Manitoba, de la Saskatchewan ou de l’Alberta;

e) la Section de première instance de la Cour suprême de Terre-Neuveet-Labrador;

f) la Cour suprême du Yukon, la Cour suprême des Territoires du Nord-Ouest ou la Cour de justice du Nunavut. (court)

vérificateur S’entend notamment d’un cabinet de comptables. (auditor)

véritable propriétaire Est considéré comme tel le propriétaire de valeurs mobilières inscrites au nom d’un ou de plusieurs intermédiaires, notamment d’un fiduciaire ou d’un mandataire; propriété effective s’entend du droit du véritable propriétaire. (beneficial ownership)

1991, ch. 45, art. 2, ch. 47, art. 753, ch. 48, art. 493; 1992, ch. 51, art. 66; 1998, ch. 30, art. 13(F) et 15(A); 1999, ch. 3, art. 84, ch. 28, art. 136; 2000, ch. 12, art. 298; 2001, ch. 9, art. 478, ch. 27, art. 272; 2002, ch. 7, art. 248(A); 2005, ch. 54, art. 368; 2010, ch. 12, art. 2123; 2012, ch. 5, art. 162; 2014, ch. 39, art. 301; 2015, ch. 3, art. 157; 2020, ch. 1, art. 153.

Current to May 29, 2023	9	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART I Interpretation and Application	PARTIE I Définitions et application
Definitions	Définitions
Sections 2-2.1	Articles 2-2.1

subsidiary means an entity that is a subsidiary of another entity within the meaning of section 5; (filiale)

substantial investment means a substantial investment determined in accordance with section 10; (intérêt de groupe financier)

Superintendent means the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act; (surintendant)

trade, in respect of securities, means any sale or disposition of securities for valuable consideration; (opération)

transfer, in respect of securities, includes a transmission by operation of law; (transfert)

voting share means a share of any class of shares of a body corporate carrying voting rights under all circumstances or by reason of an event that has occurred and is continuing or by reason of a condition that has been fulfilled; (action avec droit de vote)

WTO Member resident means a WTO Member resident within the meaning of section 11.1. (résident d’un membre de l’OMC)

1991, c. 45, s. 2, c. 47, s. 753, c. 48, s. 493; 1992, c. 51, s. 66; 1998, c. 30, ss. 13(F), 15(E); 1999, c. 3, s. 84, c. 28, s. 136; 2000, c. 12, s. 298; 2001, c. 9, s. 478, c. 27, s. 272; 2002, c. 7, s. 248(E); 2005, c. 54, s. 368; 2010, c. 12, s. 2123; 2012, c. 5, s. 162; 2014, c. 39, s. 301; 2015, c. 3, s. 157; 2020, c. 1, s. 153.

Interpretation

Major shareholder

2.1 For the purposes of this Act, a person is a major shareholder of a body corporate if

(a) the aggregate of the shares of any class of voting shares of the body corporate that are beneficially owned by the person and that are beneficially owned by any entities controlled by the person is more than 20 per cent of the outstanding shares of that class of voting shares of the body corporate; or

(b) the aggregate of the shares of any class of non-voting shares of the body corporate that are beneficially owned by the person and that are beneficially owned by any entities controlled by the person is more than 30 per cent of the outstanding shares of that class of non-voting shares of the body corporate.

2001, c. 9, s. 479.

Interprétation

Actionnaire important

2.1 Pour l’application de la présente loi, une personne est un actionnaire important d’une personne morale dans l’un ou l’autre des cas suivants :

a) le total des actions avec droit de vote d’une catégorie quelconque de la personne morale dont elle a la propriété effective et de celles dont les entités qu’elle contrôle ont la propriété effective représente plus de vingt pour cent des actions en circulation de cette catégorie;

b) le total des actions sans droit de vote d’une catégorie quelconque de la personne morale dont elle a la propriété effective et de celles dont les entités qu’elle contrôle ont la propriété effective représente plus de trente pour cent des actions en circulation de cette catégorie.

2001, ch. 9, art. 479.

Current to May 29, 2023	10	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Interprétation
Sections 2.2-3	Articles 2.2-3

Widely held

2.2 For the purposes of this Act, a body corporate is widely held if it has no major shareholder.

2001, c. 9, s. 479.

Regulations — distributing company

2.3 (1) The Governor in Council may make regulations respecting the determination of what constitutes a distributing company for the purposes of this Act.

Exemption — company

(2) On the application of a company, the Superintendent may determine that it is not or was not a distributing company if the Superintendent is satisfied that the determination would not prejudice any of its security holders.

Exemption — class of companies

(3) The Superintendent may determine that members of a class of companies are not or were not distributing companies if the Superintendent is satisfied that the determination would not prejudice any security holder of a member of the class.

2005, c. 54, s. 369.

Control

3 (1) For the purposes of this Act,

(a) a person controls a body corporate if securities of the body corporate to which are attached more than 50 per cent of the votes that may be cast to elect directors of the body corporate are beneficially owned by the person and the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate;

(b) a person controls an unincorporated entity, other than a limited partnership, if more than 50 per cent of the ownership interests, however designated, into which the entity is divided are beneficially owned by that person and the person is able to direct the business and affairs of the entity;

(c) the general partner of a limited partnership controls the limited partnership; and

(d) a person controls an entity if the person has any direct or indirect influence that, if exercised, would result in control in fact of the entity.

Participation multiple

2.2 Pour l’application de la présente loi, est à participation multiple la personne morale qui n’a aucun actionnaire important.

2001, ch. 9, art. 479.

Règlements — société ayant fait appel au public

2.3 (1) Le gouverneur en conseil peut prendre des règlements concernant la détermination, pour l’application de la présente loi, de ce que constitue une société ayant fait appel au public.

Exemption

(2) Le surintendant peut, à la demande d’une société, établir que celle-ci n’est ou n’était pas une société ayant fait appel au public, s’il est convaincu que cela ne causera aucun préjudice aux détenteurs de ses valeurs mobilières.

Exemption par catégorie

(3) Le surintendant peut établir les catégories de sociétés qui ne sont ou n’étaient pas des sociétés ayant fait appel au public, s’il est convaincu que cela ne causera aucun préjudice aux détenteurs des valeurs mobilières des sociétés faisant partie des catégories en question.

2005, ch. 54, art. 369.

Contrôle

3 (1) Pour l’application de la présente loi, a le contrôle d’une entité :

a) dans le cas d’une personne morale, la personne qui a la propriété effective de titres de celle-ci lui conférant plus de cinquante pour cent des droits de vote dont l’exercice lui permet d’élire la majorité des administrateurs de la personne morale;

b) dans le cas d’une entité non constituée en personne morale, á l’exception d’une société en commandite, la personne qui en détient, à titre de véritable propriétaire, plus de cinquante pour cent des titres de participation — quelle qu’en soit la désignation — et qui a la capacité d’en diriger tant l’activité commerciale que les affaires internes;

c) dans le cas d’une société en commandite, le commandité;

d) dans tous les cas, la personne dont l’influence directe ou indirecte auprès de l’entité est telle que son exercice aurait pour résultat le contrôle de fait de celle-ci.

Current to May 29, 2023	11	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Interprétation
Sections 3-6	Articles 3-6

Deemed control

(2) A person who controls an entity is deemed to control any entity that is controlled, or deemed to be controlled, by the entity.

Deemed control

(3) A person is deemed to control, within the meaning of paragraph (1)(a) or (b), an entity if the aggregate of

(a) any securities of the entity that are beneficially owned by that person, and

(b) any securities of the entity that are beneficially owned by any entity controlled by that person is such that, if that person and all of the entities referred to in paragraph (b) that beneficially own securities of the entity were one person, that person would control the entity.

Guidelines

(4) The Minister may, for any purpose of any provision of this Act that refers to control within the meaning of paragraph (1)(d), make guidelines respecting what constitutes such control, including guidelines describing the policy objectives that the guidelines and the relevant provisions of the Act are intended to achieve and, if any such guidelines are made, the reference to paragraph (1)(d) in that provision shall be interpreted in accordance with the guidelines.

1991, c. 45, s. 3; 2001, c. 9, s. 480.

Holding body corporate

4 A body corporate is the holding body corporate of any entity that is its subsidiary.

1991, c. 45, s. 4; 2001, c. 9, s. 481.

Subsidiary

5 An entity is a subsidiary of another entity if it is controlled by the other entity.

1991, c. 45, s. 5; 2001, c. 9, s. 481.

Affiliated entities

6 (1) One entity is affiliated with another entity if one of them is controlled by the other or both are controlled by the same person.

Affiliated entities

(2) Despite subsection (1), for the purposes of subsections 270(1) and 288(1), one entity is affiliated with another entity if one of them is controlled, determined without regard to paragraph 3(1)(d), by the other or both

Présomption de contrôle

(2) La personne qui contrôle une entité est réputée contrôler toute autre entité contrôlée ou réputée contrôlée par celle-ci.

Présomption de contrôle

(3) Pour l’application des alinéas (1)a) ou b), une personne est réputée avoir le contrôle d’une entité quand ellemême et les entités qu’elle contrôle détiennent la propriété effective d’un nombre de titres de la première tel que, si elle-même et les entités contrôlées étaient une seule personne, elle contrôlerait l’entité en question au sens de ces alinéas.

Lignes directrices

(4) Le ministre peut, pour l’application de toute disposition de la présente loi qui mentionne le contrôle au sens de l’alinéa (1)d), donner des lignes directrices précisant en quoi consiste ce contrôle, notamment par la description des objectifs de politique que les lignes directrices et la disposition en cause visent; le cas échéant, la mention de l’alinéa (1)d) dans la disposition s’interprète selon les lignes directrices.

1991, ch. 45, art. 3; 2001, ch. 9, art. 480.

Société mère

4 Est la société mère d’une entité la personne morale dont celle-ci est la filiale.

1991, ch. 45, art. 4; 2001, ch. 9, art. 481.

Filiale

5 Toute entité qui est contrôlée par une autre entité en est la filiale.

1991, ch. 45, art. 5; 2001, ch. 9, art. 481.

Groupe

6 (1) Sont du même groupe les entités dont l’une est contrôlée par l’autre ou les entités qui sont contrôlées par la même personne.

Groupe

(2) Par dérogation au paragraphe (1) et pour l’application des paragraphes 270(1) et 288(1), sont du même groupe les entités dont l’une est contrôlée par l’autre ou les entités qui sont contrôlées par la même personne, abstraction faite de l’alinéa 3(1)d).

1991, ch. 45, art. 6; 2001, ch. 9, art. 482.

Current to May 29, 2023	12	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Interprétation
Sections 6-9	Articles 6-9

are controlled, determined without regard to paragraph 3(1)(d), by the same person.

1991, c. 45, s. 6; 2001, c. 9, s. 482.

Shareholder

7 (1) For the purposes of this Act, a person is a shareholder of a body corporate when, according to the securities register of the body corporate, the person is the owner of one or more shares of the body corporate or is entitled to be entered in the securities register or like record of the body corporate as the owner of the share or shares.

Holder of a share

(2) A reference in this Act to the holding of a share by or in the name of any person is a reference to the fact that the person is registered or is entitled to be registered in the securities register or like record of the body corporate as the holder of that share.

Significant interest

8 (1) A person has a significant interest in a class of shares of a company where the aggregate of

(a) any shares of that class beneficially owned by the person, and

(b) any shares of that class beneficially owned by entities controlled by the person exceeds 10 per cent of all of the outstanding shares of that class of shares of the company.

Increasing significant interest

(2) A person who has a significant interest in a class of shares of a company increases that significant interest in the class of shares where the person or any entity controlled by the person

(a) acquires beneficial ownership of additional shares of that class, or

(b) acquires control of any entity that beneficially owns shares of that class,

in such number as to increase the percentage of shares of that class that are beneficially owned by the person and by any entities controlled by the person.

Acting in concert

9 (1) For the purposes of Part VII, if two or more persons have agreed, under any agreement, commitment or understanding, whether formal or informal, verbal or written, to act jointly or in concert in respect of

(a) shares of a company that they beneficially own,

Actionnaire

7 (1) Pour l’application de la présente loi, est actionnaire d’une personne morale toute personne qui, selon le registre des valeurs mobilières de celle-ci, est propriétaire d’une ou de plusieurs actions ou qui a le droit d’ętre inscrite dans ce registre, ou un autre document semblable de la personne morale, à titre de propriétaire de ces actions.

Détenteurs d’actions

(2) Dans la présente loi, la mention qu’une action est détenue par une personne ou en son nom signifie que cette personne est inscrite ou a le droit d’ętre inscrite á titre d’actionnaire dans le registre des valeurs mobilières ou tout autre document semblable de la personne morale.

Intérêt substantiel

8 (1) Une personne a un intérêt substantiel dans une catégorie d’actions d’une société quand ellemême et les entités qu’elle contrôle détiennent la propriété effective de plus de dix pour cent de l’ensemble des actions en circulation de cette catégorie.

Augmentation de l’intéręt substantiel

(2) La personne qui a un intérêt substantiel dans une catégorie d’actions d’une société augmente cet intérêt quand le pourcentage de telles actions dont ellemême et les entités qu’elle contrôle détiennent la propriété effective augmente du fait de l’acquisition par ellemême ou toute entité qu’elle contrôle :

a) soit d’actions de cette catégorie à titre de véritable propriétaire;

b) soit du contrôle d’une entité qui détient à titre de véritable propriétaire des actions de cette catégorie.

Action concertée

9 (1) Pour l’application de la partie VII, sont réputées être une seule personne qui acquiert à titre de véritable propriétaire le nombre total des actions d’une société ou des actions ou titres de participation d’une entité dont elles ont la propriété effective les personnes qui, en vertu d’une entente, d’un accord ou d’un engagement — formel

Current to May 29, 2023	13	À jour au 29 mai 2023

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PART I Interpretation and Application	PARTIE I Définitions et application
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Section 9	Article 9

(b) shares or ownership interests that they beneficially own of any entity that beneficially owns shares of a company, or

(c) shares or ownership interests that they beneficially own of any entity that controls any entity that beneficially owns shares of a company,

those persons shall be deemed to be a single person who is acquiring beneficial ownership of the aggregate number of shares of the company or shares or ownership interests of the entity that are beneficially owned by them.

Idem

(2) Without limiting the generality of subsection (1), any agreement, commitment or understanding by or between two or more persons who beneficially own shares of a company or shares or ownership interests of any entity referred to in paragraph (1)(b) or (c),

(a) whereby any of them or their nominees may veto any proposal put before the board of directors of the company, or

(b) pursuant to which no proposal put before the board of directors of the company may be approved except with the consent of any of them or their nominees,

shall be deemed to be an agreement, commitment or understanding referred to in subsection (1).

Exceptions

(3) For the purposes of this section, persons shall be presumed not to have agreed to act jointly or in concert solely by reason of the fact that

(a) one is the proxyholder of one or more of the others in respect of shares or ownership interests referred to in subsection (1); or

(b) they vote the voting rights attached to shares or ownership interests referred to in subsection (1) in the same manner.

Designation

(4) Where in the opinion of the Superintendent it is reasonable to conclude that an agreement, commitment or understanding referred to in subsections (1) and (2) exists by or among two or more persons, the Superintendent may designate those persons as persons who have agreed to act jointly or in concert.

ou informel, oral ou écrit — conviennent d’agir ensemble ou de concert à l’égard :

a) soit d’actions de la société dont elles sont les véritables propriétaires;

b) soit d’actions ou de titres de participation — dans le cas de l’entité qui détient la propriété effective d’actions de la société — dont elles sont les véritables propriétaires;

c) soit d’actions ou de titres de participation — dans le cas d’une entité qui contrôle une entité qui détient la propriété effective d’actions de la société — dont elles sont les véritables propriétaires.

Idem

(2) Sans que soit limitée la portée générale du paragraphe (1), est réputé être un accord, une entente ou un engagement au sens de ce paragraphe tout accord, entente ou engagement permettant à chacune des personnes qui sont les véritables propriétaires d’actions d’une société ou d’actions ou titres de participation de l’entité visée aux alinéas (1)b) ou c) :

a) soit d’opposer — personnellement ou par délégué — son veto à une proposition soumise au conseil d’ad-ministration de la société;

b) soit d’empêcher l’approbation de toute proposition soumise au conseil d’administration de la société en l’absence de son consentement ou de celui de son délégué.

Exceptions

(3) Pour l’application du présent article, les personnes sont présumées ne pas s’être entendues pour agir ensemble ou de concert uniquement du fait :

a) qu’une est le fondé de pouvoir d’une ou de plusieurs autres de ces personnes à l’égard des actions ou titres de participation visés au paragraphe (1);

b) qu’elles exercent les droits de vote attachés aux actions ou titres de participation visés au paragraphe (1) de la même façon.

Désignation

(4) Si, à son avis, il est raisonnable de conclure à l’existence d’une entente, d’un accord ou d’un engagement au sens des paragraphes (1) ou (2), le surintendant peut décider que les personnes en cause se sont entendues pour agir ensemble ou de concert.

Current to May 29, 2023	14	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Interprétation
Sections 9-10	Articles 9-10

Contravention

(5) A person contravenes a provision of Part VII if the person agrees to act jointly or in concert with one or more other persons in such a manner that a deemed single person contravenes the provision.

1991, c. 45, s. 9; 2001, c. 9, s. 483; 2007, c. 6, s. 337.

Substantial investment in body corporate

10 (1) A person has a substantial investment in a body corporate where

(a) the voting rights attached to the aggregate of any voting shares of the body corporate beneficially owned by the person and by any entities controlled by the person exceed 10 per cent of the voting rights attached to all of the outstanding voting shares of the body corporate; or

(b) the aggregate of any shares of the body corporate beneficially owned by the person and by any entities controlled by the person represents ownership of greater than 25 per cent of the shareholders’ equity of the body corporate.

Increasing substantial investment in body corporate

(2) A person who has a substantial investment in a body corporate pursuant to paragraph (1)(a) increases that substantial investment when the person or any entity controlled by the person

(a) acquires beneficial ownership of additional voting shares of the body corporate in such number as to increase the percentage of voting rights attached to the aggregate of the voting shares of the body corporate beneficially owned by the person and by any entities controlled by the person; or

(b) acquires control of any entity that beneficially owns any voting shares of the body corporate in such number as to increase the percentage of voting rights attached to the aggregate of the voting shares of the body corporate beneficially owned by the person and by any entities controlled by the person.

Idem

(3) A person who has a substantial investment in a body corporate pursuant to paragraph (1)(b) increases that substantial investment when the person or any entity controlled by the person

(a) acquires beneficial ownership of additional shares of the body corporate in such number as to increase the percentage of the shareholders’ equity of the body corporate represented by the aggregate of the shares

Contravention

(5) Toute personne contrevient à une disposition de la partie VII si elle convient d’agir avec d’autres personnes — ou de concert avec celles-ci — de sorte qu’une seule personne réputée telle contrevient à la disposition.

1991, ch. 45, art. 9; 2001, ch. 9, art. 483; 2007, ch. 6, art. 337.

Intérêt de groupe financier dans une personne morale

10 (1) Une personne a un intérêt de groupe financier dans une personne morale quand ellemême et les entités qu’elle contrôle détiennent la propriété effective :

a) soit d’un nombre total d’actions comportant plus de dix pour cent des droits de vote attachés à l’ensemble des actions en circulation de celle-ci;

b) soit d’un nombre total d’actions représentant plus de vingt-cinq pour cent de l’avoir des actionnaires de celle-ci.

Augmentation de l’intérêt de groupe financier — personne morale

(2) La personne qui détient le type d’intérêt de groupe financier visé à l’alinéa (1)a) l’augmente quand ellemême ou toute entité qu’elle contrôle:

a) soit acquiert à titre de véritable propriétaire un nombre d’actions de la personne morale qui augmente le pourcentage des droits de vote attachés à l’ensemble des actions qu’elles détiennent à titre de véritable pro-priétaire;

b) soit acquiert le contrôle d’une entité qui détient à titre de véritable propriétaire un nombre d’actions de la personne morale qui augmente le pourcentage des droits de vote attachés à l’ensemble des actions qu’elles détiennent à titre de véritable propriétaire.

Idem

(3) La personne qui détient le type d’intéręt de groupe financier visé à l’alinéa (1)b) l’augmente quand ellemême ou toute entité qu’elle contrôle:

a) soit acquiert à titre de véritable propriétaire un nombre d’actions de la personne morale qui augmente le pourcentage de l’avoir des actionnaires que représente le total des actions de celle-ci qu’elles détiennent à titre de véritable propriétaire;

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of the body corporate beneficially owned by the person and by any entities controlled by the person; or

(b) acquires control of any entity that beneficially owns any shares of the body corporate in such number as to increase the percentage of the shareholders’ equity of the body corporate represented by the aggregate of the shares of the body corporate beneficially owned by the person and by any entities controlled by the person.

New substantial investment

(4) For greater certainty,

(a) where a person has a substantial investment in a body corporate pursuant to paragraph (1)(a) and the person, or any entity controlled by the person,

(i) purchases or otherwise acquires beneficial ownership of shares of the body corporate, or

(ii) acquires control of any entity that beneficially owns shares of the body corporate,

in such number as to cause the shareholders’ equity of the body corporate represented by the aggregate of the shares of the body corporate beneficially owned by the person and by any entities controlled by the person to exceed 25 per cent of the shareholders’ equity of the body corporate, or

(b) where a person has a substantial investment in a body corporate pursuant to paragraph (1)(b) and the person or any entity controlled by the person

(i) purchases or otherwise acquires beneficial ownership of voting shares of the body corporate, or

(ii) acquires control of any entity that beneficially owns voting shares of the body corporate,

in such number as to cause the voting rights attached to the aggregate of the voting shares beneficially owned by the person and by any entities controlled by the person to exceed 10 per cent of the voting rights attached to all of the outstanding voting shares of the body corporate, the acquisition is deemed to cause the person to increase a substantial investment in the body corporate.

Substantial investment in unincorporated entity

(5) A person has a substantial investment in an unincorporated entity where the aggregate of any ownership interests, however designated, into which the entity is divided, beneficially owned by the person and by any

b) soit acquiert le contrôle d’une entité qui détient à titre de véritable propriétaire un nombre d’actions de la personne morale qui augmente le pourcentage de l’avoir des actionnaires que représente le total des actions de celle-ci qu’elles détiennent à titre de véritable propriétaire.

Nouvel intérêt de groupe financier

(4) Il est entendu que les acquisitions suivantes sont réputées augmenter l’intérêt de groupe financier d’une personne dans une personne morale :

a) dans le cas où la personne a un intéręt de groupe financier dans la personne morale en vertu de l’alinéa (1)a), l’acquisition par cette personne, ou par une entité qu’elle contrôle, soit d’un nombre d’actions de la personne morale à titre de véritable propriétaire, soit du contrôle d’une entité détenant à ce titre de telles actions, qui augmente l’avoir des actionnaires que représente l’ensemble de ces actions détenues à titre de véritable propriétaire par cette personne et les entités qu’elle contrôle, à plus de vingt-cinq pour cent de l’avoir des actionnaires de la personne morale;

b) dans le cas où la personne a un intérêt de groupe financier dans la personne morale en vertu de l’alinéa (1)b), l’acquisition par cette personne, ou par une enti-té qu’elle contrôle, soit d’un nombre d’actions avec droit de vote de la personne morale à titre de véritable propriétaire, soit du contrôle d’une entité détenant à ce titre de telles actions, qui augmente les droits de vote attachés à l’ensemble de ces actions détenues en propriété effective par cette personne et les entités qu’elle contrôle, à plus de dix pour cent des droits de vote attachés à l’ensemble des actions en circulation de la personne morale.

Intérêt de groupe financier dans une entité non constituée en personne morale

(5) Une personne a un intérêt de groupe financier dans une entité non constituée en personne morale quand ellemême et les entités qu’elle contrôle détiennent la propriété effective de plus de vingt-cinq pour cent de

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entities controlled by the person exceeds 25 per cent of all of the ownership interests into which the entity is divided.

Increasing substantial investment in unincorporated entities

(6) A person who has a substantial investment in an unincorporated entity increases that substantial investment when the person or any entity controlled by the person

(a) acquires beneficial ownership of additional ownership interests in the unincorporated entity in such number as to increase the percentage of ownership interests in the unincorporated entity beneficially owned by the person and by any entities controlled by the person; or

(b) acquires control of any entity that beneficially owns ownership interests in the unincorporated entity in such number as to increase the percentage of ownership interests beneficially owned by the person and by any entities controlled by the person.

11 [Repealed, 2005, c. 54, s. 370]

WTO Member resident

11.1 (1) For the purposes of this Act, a WTO Member resident is

(a) a natural person who is ordinarily resident in a country or territory that is a WTO Member as defined in subsection 2(1) of the World Trade Organization Agreement Implementation Act, other than Canada;

(b) a body corporate, association, partnership or other organization that is incorporated, formed or otherwise organized in a country or territory that is a WTO Member, as defined in subsection 2(1) of the World Trade Organization Agreement Implementation Act, other than Canada, and that is controlled,

(i) directly or indirectly, by one or more persons referred to in paragraph (a), or

(ii) by a government of a WTO Member, whether federal, state or local, or an agency of one of those governments;

(c) a trust established by one or more persons referred to in paragraph (a) or (b) or a trust in which one or more of those persons have more than 50 per cent of the beneficial interest; or

(d) a body corporate, association, partnership or other organization that is controlled, directly or indirectly, by a trust referred to in paragraph (c).

l’ensemble des titres de participation de cette entité, quelle qu’en soit la désignation.

Augmentation de l’intérêt de groupe financier dans une entité non constituée en personne morale

(6) La personne qui détient un intérêt de groupe financier dans une entité non constituée en personne morale l’augmente quand elle-même ou toute entité qu’elle contrôle :

a) soit acquiert à titre de véritable propriétaire un nombre de titres de participation de l’entité qui augmente le pourcentage des titres de participation de celle-ci qu’elles détiennent à titre de véritable propriétaire;

b) soit acquiert le contrôle d’une autre entité détenant à titre de véritable propriétaire un nombre de titres de participation de la première qui augmente le pourcentage des titres de participation de celle-ci qu’elles détiennent à titre de véritable propriétaire.

11 [Abrogé, 2005, ch. 54, art. 370]

Définition de résident d’un membre de l’OMC

11.1 (1) Pour l’application de la présente loi, résident d’un membre de l’OMC s’entend de :

a) toute personne physique qui réside habituellement dans un pays ou territoire — autre que le Canada —membre de l’OMC, au sens du paragraphe 2(1) de la Loi de mise en œuvre de l’Accord sur l’Organisation mondiale du commerce;

b) toute personne morale, association, société de personnes ou tout autre organisme qui est constitué, formé ou autrement organisé dans un pays ou territoire — autre que le Canada — , membre de l’OMC, au sens du paragraphe 2(1) de la Loi de mise en œuvre de l’Accord sur l’Organisation mondiale du commerce, et qui est contrôlé, directement ou indirectement, par une ou plusieurs personnes visées à l’alinéa a) ou contrôlée par le gouvernement d’un membre de l’OMC ou par celui d’un de ses États ou d’une de ses administrations locales, ou par tout organisme d’un tel gouvernement;

c) toute fiducie soit établie par une ou plusieurs personnes visées aux alinéas a) ou b), soit dans laquelle cellesci détiennent plus de la moitié de la propriété effective;

Current to May 29, 2023	17	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART I Interpretation and Application	PARTIE I Définitions et application
Interpretation	Interprétation
Sections 11.1-12	Articles 11.1-12

Interpretation

(2) For the purposes of subsection (1),

(a) a body corporate is controlled by one or more persons if

(i) securities of the body corporate to which are attached more than 50 per cent of the votes that may be cast to elect directors of the body corporate are beneficially owned by the person or persons, and

(ii) the votes attached to those securities are sufficient to elect a majority of the directors of the body corporate;

(b) an association, partnership or other organization is controlled by one or more persons if

(i) more than 50 per cent of the ownership interests, however designated, into which the association, partnership or other organization is divided are beneficially owned by the person or persons, and

(ii) the person or persons are able to direct the business and affairs of the association, partnership or other organization;

(c) a body corporate, association, partnership or other organization is controlled by one or more persons if the person or persons have, directly or indirectly, control in fact of the body corporate, association, partnership or other organization; and

(d) a body corporate, association, partnership or other organization that controls another body corporate, association, partnership or other organization is deemed to control any body corporate, association, partnership or other organization that is controlled or deemed to be controlled by the other body corporate, association, partnership or other organization.

1999, c. 28, s. 137.

Application

Application of Act

12 This Act applies to every body corporate

(a) that is incorporated or continued under this Act,

d) toute personne morale, association, société de personnes ou tout autre organisme qui est contrôlé, directement ou indirectement, par une fiducie visée á l’alinéa c).

Application

(2) Pour l’application du paragraphe (1) :

a) ont le contrôle d’une personne morale les per-sonnes qui ont la propriété effective de titres de celleci leur conférant plus de cinquante pour cent des droits de vote dont l’exercice leur permet d’élire la majorité des administrateurs de la personne morale;

b) ont le contrôle d’une association, d’une société de personnes ou d’un autre organisme les personnes qui en détiennent, á titre de véritables propriétaires, plus de cinquante pour cent des titres de participation —quelle qu’en soit la désignation — et qui ont la capacité d’en diriger tant l’activité commerciale que les affaires internes;

c) ont le contrôle d’une personne morale, d’une association, d’une société de personnes ou d’un autre organisme les personnes qui ont, directement ou indirectement, le contrôle de fait de la personne morale, de l’association, de la société de personnes ou de l’autre organisme;

d) toute personne morale, association, société de personnes ou tout autre organisme qui en contrôle un autre est censé contrôler toutes les personnes morales, associations, sociétés de personnes ou tous les autres organismes contrôlés ou censés contrôlés par cette autre personne morale, association, société ou cet autre organisme.

1999, ch. 28, art. 137.

Application

Champ d’application

12 La présente loi s’applique aux personnes morales qui sont constituées ou prorogées sous son régime, ainsi qu’aux sociétés antérieures, auxquelles elle ne met pas fin.

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Sections 12-16	Articles 12-16

(b) to which the Trust Companies Act applied immediately before the coming into force of this section, or

(c) to which the Loan Companies Act applied immediately before the coming into force of this section, and that is not discontinued under this Act.

Conflicting provisions

13 Where there is a conflict or inconsistency between a provision of this Act and a provision of the incorporating instrument of a former-Act company, the provision of this Act prevails.

PART II

Status and Powers

Corporate powers

14 (1) A company has the capacity of a natural person and, subject to this Act, the rights, powers and privileges of a natural person.

Powers restricted

(2) A company shall not carry on any business or exercise any power that it is restricted by this Act from carrying on or exercising, or exercise any of its powers in a manner contrary to this Act.

Business in Canada

(3) A company may carry on business throughout Canada.

Powers outside Canada

(4) Subject to this Act, a company has the capacity to carry on its business, conduct its affairs and exercise its powers in any jurisdiction outside Canada to the extent and in the manner that the laws of that jurisdiction permit.

No invalidity

15 No act of a company, including any transfer of property to or by a company, is invalid by reason only that the act or transfer is contrary to the company’s incorporating instrument or this Act.

By-law not necessary

16 It is not necessary for a company to pass a by-law in order to confer any particular power on the company or its directors.

Conflit

13 En cas de conflit ou d’incompatibilité avec l’acte constitutif d’une société antérieure, les dispositions de la présente loi prévalent.

PARTIE II

Pouvoirs

Pouvoirs

14 (1) La société a, sous réserve des autres dispositions de la présente loi, la capacité d’une personne physique.

Réserve

(2) La société ne peut exercer ses pouvoirs ou son activité commerciale en violation de la présente loi.

Activité au Canada

(3) La société peut exercer son activité commerciale sur l’ensemble du territoire canadien.

Capacité extra-territoriale

(4) Sous réserve de la présente loi, la société jouit de la capacité extra-territoriale — tant pour ses affaires internes que pour ses pouvoirs et son activité commerciale — dans les limites des règles de droit applicables en l’espèce.

Survie des droits

15 Les faits de la société, notamment en matière de transfert de biens, ne sont pas nuls du seul motif qu’ils sont contraires á son acte constitutif ou á la présente loi.

Pouvoirs particuliers

16 Il n’est pas nécessaire de prendre un règlement administratif pour conférer un pouvoir particulier á la société ou á ses administrateurs.

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No personal liability

17 The shareholders of a company are not, as shareholders, liable for any liability, act or default of the company except as otherwise provided by this Act.

No constructive notice

18 No person is affected by or is deemed to have notice or knowledge of the contents of a document concerning a company by reason only that the document has been filed with the Superintendent or the Minister or is available for inspection at a branch of the company.

Authority of directors and officers

19 (1) No company and no guarantor of an obligation of a company may assert against a person dealing with the company or against a person who has acquired rights from the company that

(a) the company’s incorporating instrument or any by-laws of the company have not been complied with;

(b) the persons named as directors of the company in the most recent return sent to the Superintendent under section 499 are not the directors of the company;

(c) the place named in the incorporating instrument or by-laws of the company is not the place where the head office of the company is situated;

(d) a person held out by the company as a director, officer or representative of the company has not been duly appointed or has no authority to exercise the powers and perform the duties that are customary in the business of the company or usual for a director, officer or representative; or

(e) a document issued by any director, officer or representative of the company with actual or usual authority to issue the document is not valid or not genuine.

Exception — knowledge

(2) Subsection (1) does not apply in respect of a person who has or ought to have knowledge of a situation described in that subsection by virtue of their relationship to the company.

1991, c. 45, s. 19; 2005, c. 54, s. 371.

Sunset provision

20 (1) Subject to subsections (2) and (4), companies shall not carry on business after June 30, 2025.

Absence de responsabilité personnelle

17 Les actionnaires de la société ne sont pas responsables, en tant que tels, des dettes, actes ou défauts de celle-ci, sauf dans les cas prévus par la présente loi.

Absence de présomption de connaissance

18 Le seul fait qu’un document relatif á une société a été déposé auprès du surintendant ou du ministre, ou qu’il peut être consulté á un bureau de la société, est sans conséquence pour quiconque et n’implique pas qu’il y a connaissance de sa teneur.

Prétentions interdites

19 (1) La société, ou ses cautions, ne peuvent opposer aux personnes qui ont traité avec elle ou à ses ayants droit ou ayants cause les prétentions suivantes :

a) son acte constitutif ou ses règlements administratifs n’ont pas été observés;

b) les personnes qui figurent comme administrateurs de la société dans le dernier relevé envoyé au surintendant aux termes de l’article 499 ne sont pas ses administrateurs;

c) son siège ne se trouve pas au lieu indiqué dans son acte constitutif ou ses règlements administratifs;

d) une personne qu’elle a présentée comme l’un de ses administrateurs, dirigeants ou mandataires n’a pas été régulièrement nommée ou n’est pas habilitée á exercer les attributions qui découlent normalement du poste ou de son activité commerciale;

e) un document émanant régulièrement de l’un de ses administrateurs, dirigeants ou mandataires n’est pas valable ou authentique.

Exception

(2) Le paragraphe (1) ne s’applique pas aux personnes qui connaissent ou devraient connaître une situation visée á ce paragraphe en raison de leur relation avec la société.

1991, ch. 45, art. 19; 2005, ch. 54, art. 371.

Temporarisation

20 (1) Sous réserve des paragraphes (2) et (4), les sociétés ne peuvent exercer leurs activités après le 30 juin 2025.

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PART II Status and Powers	PARTIE II Pouvoirs
Sections 20-22	Articles 20-22

Extension

(2) The Governor in Council may, by order, extend by up to six months the time during which companies may continue to carry on business. No more than one order may be made under this subsection.

Order not a regulation

(3) The order is not a regulation for the purposes of the Statutory Instruments Act. However, it shall be published in Part II of the Canada Gazette.

Exception — dissolution

(4) If Parliament dissolves on the day set out in subsection (1) or on any day within the six-month period before that day or on any day within an extension ordered under subsection (2), companies may continue to carry on business until the end of the 180th day after the first day of the first session of the next Parliament.

1991, c. 45, s. 20; 1997, c. 15, s. 341; 2001, c. 9, s. 484; 2006, c. 4, s. 202; 2007, c. 6, s. 338; 2012, c. 5, s. 163; 2016, c. 7, s. 117; 2018, c. 12, s. 354; 2021, c. 23, s. 153.

PART III

Incorporation, Continuance and Discontinuance

Formalities of Incorporation

Incorporation of company

21 On the application of one or more persons made in accordance with this Act, the Minister may, subject to this Part, issue letters patent incorporating a company.

Restrictions on incorporation

22 Letters patent incorporating a company may not be issued if the application therefor is made by or on behalf of

(a) Her Majesty in right of Canada or in right of a province, an agency of Her Majesty in either of those rights, or an entity controlled by Her Majesty in either of those rights;

(b) the government of a foreign country or any political subdivision thereof;

(c) an agency of the government of a foreign country or any political subdivision thereof; or

(d) an entity, other than a foreign institution or any subsidiary of a foreign institution, that is controlled by

Prorogation

(2) Le gouverneur en conseil peut, par décret, proroger jusqu’á concurrence de six mois la période au cours de laquelle les sociétés peuvent exercer leurs activités. Un seul décret peut être pris aux termes du présent paragraphe.

Loi sur les textes réglementaires

(3) Le décret n’est pas un règlement pour l’application de la Loi sur les textes réglementaires. Toutefois, il doit être publié dans la partie II de la Gazette du Canada.

Exception: dissolution

(4) En cas de dissolution du Parlement à la date prévue au paragraphe (1), au cours des six mois qui précèdent cette date ou au cours de la période prévue au paragraphe (2), les sociétés peuvent exercer leurs activités jusqu’au cent quatre-vingtième jour suivant le premier jour de la première session de la législature suivante.

1991, ch. 45, art. 20; 1997, ch. 15, art. 341; 2001, ch. 9, art. 484; 2006, ch. 4, art. 202; 2007, ch. 6, art. 338; 2012, ch. 5, art. 163; 2016, ch. 7, art. 117; 2018, ch. 12, art. 354; 2021, ch. 23, art. 153.

PARTIE III

Constitution, prorogation et cessation

Formalités constitutives

Constitution

21 Sous réserve des autres dispositions de la présente partie, le ministre peut délivrer aux personnes qui lui en font la demande des lettres patentes pour la constitution d’une société.

Restrictions

22 Est obligatoirement rejetée toute demande de constitution par lettres patentes lorsqu’elle est présentée par ou pour, selon le cas :

a) Sa Majesté du chef du Canada ou d’une province, un de ses organismes ou une entité contrôlée par elle;

b) le gouvernement d’un pays étranger ou d’une de ses subdivisions politiques;

c) un organisme du gouvernement d’un pays étranger ou d’une de ses subdivisions politiques;

d) une entité contrôlée par le gouvernement d’un pays étranger ou d’une de ses subdivisions politiques, á l’exception d’une institution étrangère ou d’une filiale d’une telle institution.

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Formalities of Incorporation	Formalités constitutives
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the government of a foreign country or any political subdivision thereof.

Subsidiary of foreign institution

23 If a proposed company would be a subsidiary of a foreign institution that is engaged in trust or loan business and the application for letters patent to incorporate the company is made by a non-WTO Member foreign institution, letters patent to incorporate the company may not be issued unless the Minister is satisfied that treatment as favourable for companies to which this Act applies exists or will be provided in the jurisdiction in which the foreign institution principally carries on business, either directly or through a subsidiary.

1991, c. 45, s. 23; 1999, c. 28, s. 138; 2001, c. 9, s. 485.

Application for incorporation

24 (1) An application for letters patent to incorporate a company setting out the names of the first directors of the company shall be filed with the Superintendent, together with such other information, material and evidence as the Superintendent may require.

Publishing notice of intent

(2) Before filing an application referred to in subsection (1), the applicant or one of the applicants, as the case may be, shall, at least once a week for a period of four consecutive weeks, publish, in a form satisfactory to the Superintendent, a notice of intention to make the application in the Canada Gazette and in a newspaper in general circulation at or near the place where the head office of the company is to be situated.

Objections to incorporation

25 (1) Any person who objects to the proposed incorporation of a company may, within thirty days after the date of the last publication under subsection 24(2) in respect of the proposed company, submit the objection in writing to the Superintendent.

Minister to be informed

(2) On receipt of an objection under subsection (1), the Superintendent shall inform the Minister of the objection.

Inquiry into objection and report

(3) On receipt of an objection under subsection (1), and if the application for the issuance of the letters patent to which the objection relates has been received, the Superintendent shall, if satisfied that it is necessary and in the public interest to do so, hold or cause to be held a public inquiry into the objection as it relates to the application and, on completion of the inquiry, the Superintendent shall report the findings of the inquiry to the Minister.

Filiale d’institution étrangère

23 Il ne peut y avoir délivrance de lettres patentes dans le cas oů la société ainsi constituée serait la filiale d’une institution étrangère qui exploite une entreprise de fiducie ou de prêt, sauf si le ministre est convaincu que, dans les cas oů la demande est faite par une institution étran-gère d’un non-membre de l’OMC, les sociétés régies par la présente loi bénéficient ou bénéficieront d’un traite-ment aussi favorable sur le territoire oů l’institution étrangère exerce principalement son activité, directement ou par l’intermédiaire d’une filiale.

1991, ch. 45, art. 23; 1999, ch. 28, art. 138; 2001, ch. 9, art. 485.

Demande

24 (1) La demande de lettres patentes, qui doit indiquer les noms des premiers administrateurs de la société, est déposée au bureau du surintendant avec les autres ren-seignements, documents ou pièces justificatives que ce-lui-ci peut exiger.

Publicité

(2) Préalablement au dépôt de sa demande et au moins une fois par semaine pendant quatre semaines consécu-tives, l’intéressé publie, en la forme que le surintendant estime satisfaisante, un avis de son intention dans la Gazette du Canada et dans un journal à grand tirage parais-sant au lieu prévu pour le siège de la société ou dans les environs.

Avis d’opposition

25 (1) Toute personne qui s’oppose au projet de constitution peut, dans les trente jours suivant la dernière publication de l’avis d’intention, notifier par écrit son opposition au surintendant.

Information du ministre

(2) Dès réception, le surintendant porte á la connais-sance du ministre l’opposition.

Enquête et rapport

(3) Dès réception également et á condition qu’il ait aussi reçu la demande de lettres patentes, le surintendant, s’il est convaincu que cela est nécessaire et dans l’intérêt public, fait procéder á une enquête publique sur l’opposition dont il communique ensuite les conclusions au ministre.

Current to May 29, 2023	22	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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Formalities of Incorporation	Formalités constitutives
Sections 25-27	Articles 25-27

Report to be made available

(4) Within thirty days after receiving a report under subsection (3), the Minister shall make the report available to the public.

Rules governing proceedings

(5) Subject to the approval of the Governor in Council, the Superintendent may make rules governing the proceedings at public inquiries held under this section.

Matters for consideration

26 Before issuing letters patent to incorporate a company, the Minister shall take into account all matters that the Minister considers relevant to the application, including

(a) the nature and sufficiency of the financial resources of the applicant or applicants as a source of continuing financial support for the company;

(b) the soundness and feasibility of the plans of the applicant or applicants for the future conduct and development of the business of the company;

(c) the business record and experience of the applicant or applicants;

(d) the character and integrity of the applicant or applicants or, if the applicant or any of the applicants is a body corporate, its reputation for being operated in a manner that is consistent with the standards of good character and integrity;

(e) whether the company will be operated responsibly by persons with the competence and experience suitable for involvement in the operation of a financial institution;

(f) the impact of any integration of the businesses and operations of the applicant or applicants with those of the company on the conduct of those businesses and operations; and

(g) the best interests of the financial system in Canada.

1991, c. 45, s. 26; 2001, c. 9, s. 486.

Contents of letters patent

27 (1) There shall be set out in the letters patent incorporating a company

(a) the name of the company;

Publicité du rapport

(4) Le ministre rend public le rapport du surintendant dans les trente jours de sa réception.

Procédure d’enquête

(5) Sous réserve de l’agrément du gouverneur en conseil, le surintendant peut établir des règles concernant la pro-cédure á suivre pour les enquêtes publiques prévues au présent article.

Facteurs à prendre en compte

26 Avant de délivrer des lettres patentes, le ministre prend en compte tous les facteurs qu’il estime se rapporter á la demande, notamment :

a) la nature et l’importance des moyens financiers du ou des demandeurs pour le soutien financier continu de la société;

b) le sérieux et la faisabilité de leurs plans pour la conduite et l’expansion futures de l’activité de la société;

c) leur expérience et leur dossier professionnel;

d) leur moralité et leur intégrité et, s’agissant de personnes morales, leur réputation pour ce qui est de leur exploitation selon des normes élevées de moralité et d’intégrité;

e) la compétence et l’expérience des personnes devant exploiter la société, afin de déterminer si elles sont aptes á participer á l’exploitation d’une institution financière et á exploiter la société de manière responsable;

f) les conséquences de toute intégration des activités et des entreprises du ou des demandeurs et de celles de la société sur la conduite de ces activités et entreprises;

g) l’intérêt du système financier canadien.

1991, ch. 45, art. 26; 2001, ch. 9, art. 486.

Teneur

27 (1) Les lettres patentes d’une société doivent mentionner les éléments d’information suivants :

a) la dénomination sociale;

b) la province où se trouvera son siège;

Current to May 29, 2023	23	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Formalities of Incorporation	Formalités constitutives
Sections 27-31	Articles 27-31

(b) the province in which the head office of the company is to be situated; and

(c) the date that the company came, or is to come, into existence.

Provisions in letters patent

(2) The Minister may set out in the letters patent incorporating a company any provision not contrary to this Act that the Minister considers advisable in order to take into account the particular circumstances of the proposed company.

Terms and conditions

(3) The Minister may impose such terms and conditions in respect of the issuance of letters patent incorporating a company as the Minister considers necessary or appropriate.

1991, c. 45, s. 27; 2005, c. 54, s. 372.

Notice of issue of letters patent

28 The Superintendent shall cause to be published in the Canada Gazette a notice of the issuance of letters patent incorporating a company.

First directors

29 The first directors of a company are the directors named in the application for letters patent to incorporate the company.

Effect of letters patent

30 A company comes into existence on the date provided therefor in its letters patent.

Continuance

Federal corporations

31 (1) A body corporate incorporated under the Canada Business Corporations Act or any other Act of Parliament, other than a federal credit union, may apply to the Minister for letters patent continuing the body corporate as a company under this Act.

Other corporations

(2) A body corporate incorporated otherwise than by or under an Act of Parliament may, if so authorized by the laws of the jurisdiction where it is incorporated, apply to the Minister for letters patent continuing the body corporate as a company under this Act.

1991, c. 45, s. 31; 1994, c. 24, s. 34(F); 2010, c. 12, s. 2124.

c) la date de la constitution.

Dispositions particulières

(2) Les lettres patentes peuvent contenir toute disposition conforme à la présente loi que le ministre estime indiquée pour tenir compte de la situation particulière à la société projetée.

Conditions

(3) Le ministre peut assujettir la délivrance des lettres patentes de la société aux conditions qu’il estime indiquées.

1991, ch. 45, art. 27; 2005, ch. 54, art. 372.

Avis de délivrance

28 Le surintendant fait publier les avis de délivrance de lettres patentes dans la Gazette du Canada.

Premiers administrateurs

29 Les premiers administrateurs d’une société sont ceux dont les noms figurent dans la demande de lettres patentes.

Effet des lettres patentes

30 La société est constituée à la date indiquée dans ses lettres patentes.

Prorogation

Personnes morales fédérales

31 (1) Les personnes morales constituées aux termes de la Loi canadienne sur les sociétés par actions ou d’une autre loi fédérale, á l’exception d’une coopérative de cré-dit fédérale, peuvent demander au ministre des lettres patentes de prorogation sous le régime de la présente loi.

Autres personnes morales

(2) Les personnes morales non constituées sous le régime d’une loi fédérale peuvent, si les règles de droit en vigueur sur le territoire de leur constitution les y autorisent, demander au ministre des lettres patentes de prorogation sous le régime de la présente loi.

1991, ch. 45, art. 31; 1994, ch. 24, art. 34(F); 2010, ch. 12, art. 2124.

Current to May 29, 2023	24	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Continuance	Prorogation
Sections 32-35	Articles 32-35

Application for continuance

32 (1) Where a body corporate applies for letters patent under subsection 31(1) or (2), sections 22 to 26 apply in respect of the application, with such modifications as the circumstances require.

Special resolution approval

(2) Where a body corporate applies for letters patent under subsection 31(1) or (2), the application must be duly authorized by a special resolution.

Copy of special resolution

(3) A copy of the special resolution referred to in subsection (2) shall be filed with the application.

Power to issue letters patent

33 (1) On the application of a body corporate under subsection 31(1) or (2), the Minister may, subject to this Part, issue letters patent continuing the body corporate as a company under this Act.

Issue of letters patent

(2) Where letters patent are issued to a body corporate under subsection (1), section 27 applies in respect of the issue of letters patent, with such modifications as the circumstances require.

Effect of letters patent

34 On the day set out in the letters patent continuing a body corporate as a company under subsection 33(1),

(a) the body corporate becomes a company as if it had been incorporated under this Act; and

(b) the letters patent are deemed to be the incorporating instrument of the continued company.

Copy of letters patent

35 (1) Where a body corporate is continued as a company under this Part, the Superintendent shall forthwith send a copy of the letters patent to the appropriate official or public body in the jurisdiction in which the body corporate was authorized to apply to be continued under this Act.

Notice of issuance of letters patent

(2) The Superintendent shall cause to be published in the Canada Gazette a notice of the issuance of letters patent continuing a body corporate as a company under this Act.

Demande de prorogation

32 (1) La demande de prorogation est, dans les deux cas, assujettie aux articles 22 à 26, compte tenu des modifications nécessaires.

Autorisation par résolution extraordinaire

(2) La demande de prorogation doit être auparavant dûment autorisée par résolution extraordinaire.

Copie de la résolution

(3) Une copie de la résolution extraordinaire doit être jointe à la demande.

Pouvoir de délivrance

33 (1) Le ministre peut, sous réserve des autres dispositions de la présente partie, délivrer des lettres patentes prorogeant comme société sous le régime de la présente loi la personne morale qui lui en fait la demande aux termes de l’article 31.

Lettres patentes de prorogation

(2) L’article 27 s’applique, avec les adaptations de cir-constance, lors de la délivrance de lettres patentes de prorogation.

Effet

34 À la date indiquée dans les lettres patentes de prorogation :

a) la personne morale devient une société comme si elle avait été constituée sous le régime de la présente loi;

b) les lettres patentes sont réputées être l’acte constitutif de la société prorogée.

Transmission des lettres patentes

35 (1) Après toute prorogation accordée sous le régime de la présente partie, le surintendant adresse sans délai copie des lettres patentes au fonctionnaire ou á l’organisme public compétent du ressort dans lequel la demande a été autorisée.

Avis

(2) Le surintendant fait publier dans la Gazette du Canada un avis de délivrance de lettres patentes de prorogation.

Current to May 29, 2023	25	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Continuance	Prorogation
Sections 36-37	Articles 36-37

Effects of continuance

36 Where a body corporate is continued as a company under this Part,

(a) the property of the body corporate continues to be the property of the company;

(b) the company continues to be liable for the obligations of the body corporate;

(c) an existing cause of action or claim by or against the body corporate or any liability of the body corporate to prosecution is unaffected;

(d) a civil, criminal or administrative action or proceeding pending by or against the body corporate may continue to be prosecuted by or against the company;

(e) a conviction against, or any ruling, order or judgment in favour of or against the body corporate may be enforced by or against the company;

(f) a person who, on the day the body corporate becomes a company, was the holder of a security issued by the body corporate is not deprived of any right or privilege available to the person at that time in respect of the security or relieved of any liability in respect thereof, but any such right or privilege may be exercised only in accordance with this Act; and

(g) the by-laws of the body corporate, except those that are in conflict with this Act, continue as the bylaws of the company.

Transitional

37 (1) Notwithstanding any other provision of this Act or the regulations, the Minister may, on the recommendation of the Superintendent, by order, grant to a company in respect of which letters patent were issued under subsection 33(1) permission to

(a) engage in a business activity specified in the order that a company is not otherwise permitted by this Act to engage in and that the body corporate continued as the company was engaging in at the time the application for the letters patent was made;

(b) continue to have issued and outstanding debt obligations the issue of which is not authorized by this Act if the debt obligations were outstanding at the time the application for the letters patent was made;

(c) [Repealed, 1994, c. 47, s. 202]

(d) hold assets that a company is not otherwise permitted by this Act to hold if the assets were held by the

Effets de la prorogation

36 Les règles suivantes s’appliquent á toute personne morale prorogée comme société sous le régime de la présente partie :

a) les biens de la personne morale lui appartiennent;

b) elle assume les obligations de la personne morale;

c) aucune atteinte n’est portée aux causes d’action déjŕ nées á l’égard de la personne morale;

d) les procédures civiles, criminelles ou administratives engagées par ou contre la personne morale peuvent être continuées par ou contre la société;

e) toute décision judiciaire ou quasi judiciaire rendue en faveur de la personne morale ou contre elle est exécutoire á l’égard de la société;

f) les personnes qui, á la date de prorogation, déte-naient des valeurs de la personne morale conservent tous les droits et privilèges qu’elles avaient á cette date — leur exercice étant dès lors assujetti á la présente loi — et continuent d’assumer les obligations qui en découlent;

g) les règlements administratifs de la personne morale deviennent, sous réserve de leur compatibilité avec la présente loi, ceux de la société.

Disposition transitoire

37 (1) Par dérogation à toute autre disposition de la présente loi ou de ses règlements, le ministre peut, par arrêté pris sur recommandation du surintendant, autoriser la société à laquelle ont été délivrées des lettres patentes en vertu du paragraphe 33(1) à :

a) exercer toute activité précisée dans l’arrêté et inter-dite par ailleurs par la présente loi mais á laquelle la personne morale prorogée se livrait á la date du dépôt de la demande de lettres patentes;

b) maintenir en circulation des titres de créance dont la présente loi n’autorise pas l’émission, dans la mesure oů ils étaient déjŕ en circulation á la date de la demande;

c) [Abrogé, 1994, ch. 47, art. 202]

d) détenir des éléments d’actif prohibés par la présente loi mais qui, á la date de la demande, appartenaient á la personne morale prorogée comme société;

Current to May 29, 2023	26	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Continuance	Prorogation
Section 37	Article 37

body corporate continued as the company at the time the application for the letters patent was made;

(e) acquire and hold assets that a company is not otherwise permitted by this Act to acquire or hold if the body corporate continued as the company was obliged, at the time the application for the letters patent was made, to acquire those assets; and

(f) maintain outside Canada any records or registers required by this Act to be maintained in Canada.

Duration

(2) The permission granted under subsection (1) shall be expressed to be granted for a period specified in the order not exceeding

(a) with respect to any activity described in paragraph (1)(a), thirty days after the date of issue of the letters patent or, where the activity is conducted pursuant to an agreement existing on the date of issue of the letters patent, the expiration of the agreement;

(b) with respect to any matter described in paragraph (1)(b), ten years; and

(c) with respect to any matter described in any of paragraph (1)(d) to (f), two years.

Non-application

(2.1) Paragraph (2)(a) does not apply to a company if the body corporate continued as the company was, at any time before the coming into force of this subsection, engaged in any personal property leasing activity in which a financial leasing entity, as defined in subsection 449(1), is not permitted to engage.

Renewal

(3) Subject to subsection (4), the Minister may, on the recommendation of the Superintendent, by order, renew a permission granted by order under subsection (1) with respect to any matter described in paragraphs (1)(b) to (e) for such further period or periods as the Minister considers necessary.

Limitation

(4) The Minister shall not grant to a company any permission

(a) with respect to matters described in paragraph (1)(b), that purports to be effective more than ten years after the date of the approval for the company to commence and carry on business, unless the Minister is satisfied on the basis of evidence on oath provided by an officer of the company that the company will not

e) acquérir et détenir des éléments d’actif prohibés par la présente loi, dans le cas oů la personne morale prorogée comme société était obligée, á la date de la demande, de les acquérir;

f) tenir á l’étranger les livres et registres dont la présente loi exige la tenue au Canada.

Durée des exceptions

(2) L’arrêté précise la période de validité de l’autorisation, qui ne peut excéder :

a) dans les cas visés á l’alinéa (1)a), trente jours á partir de la date de délivrance des lettres patentes ou, lorsque l’activité découle d’accords existant á cette date, la date d’expiration de ces accords;

b) dans les cas visés á l’alinéa (1)b), dix ans;

c) deux ans dans les autres cas.

Non-application

(2.1) L’alinéa (2)a) ne s’applique pas á la société si la personne morale qui a été prorogée en cette société a exercé, avant l’entrée en vigueur du présent paragraphe, toute activité de créditbail mobilier qu’une entité s’occu-pant de crédit-bail, au sens du paragraphe 449(1), n’est pas ellemême autorisée á exercer.

Renouvellement

(3) Sous réserve du paragraphe (4), le ministre peut sur recommandation du surintendant, dans les cas visés aux alinéas (1)b) á e), accorder, par arrêté, les renouvellements d’autorisation qu’il estime nécessaires.

Restriction

(4) Le ministre ne peut pas délivrer d’autorisation qui serait encore valable plus de dix ans après la date d’obtention par la société de l’agrément de fonctionnement dans les cas visés aux alinéas (1)d) et e); dans les cas visés á l’alinéa (1)b), il ne peut le faire que s’il est convaincu, sur la foi de la déposition sous serment d’un dirigeant de la société, que celleci sera dans l’incapacité juridique

Current to May 29, 2023	27	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Continuance	Prorogation
Sections 37-38	Articles 37-38

be able at law to redeem at the end of the ten years the outstanding debt obligations to which the permission relates; and

(b) with respect to matters referred to in paragraphs (1)(d) and (e), that purports to be effective more than ten years after the date of the approval for the company to commence and carry on business.

1991, c. 45, s. 37; 1994, c. 47, s. 202; 1997, c. 15, s. 342; 1999, c. 31, s. 213(F); 2007, c. 6, s. 339; 2009, c. 2, s. 288.

Discontinuance

Transferring to other federal Acts

38 (1) A company may

(a) apply, under the Bank Act, for letters patent continuing the company as a bank or a bank holding company under that Act, or amalgamating and continuing the company as a bank or a bank holding company under that Act;

(b) apply, with the approval in writing of the Minister, under the Canada Business Corporations Act, for a certificate of continuance as a corporation under that Act;

(c) apply, with the approval in writing of the Minister, under the Canada Cooperatives Act, for a certificate of continuance, or a certificate of continuance and a certificate of amalgamation, as a cooperative under that Act;

(d) apply, under the Cooperative Credit Associations Act, for letters patent continuing the company as an association under that Act, or amalgamating and continuing the company as an association under that Act; or

(e) apply, under the Insurance Companies Act, for letters patent continuing the company as a company (other than a mutual company) or an insurance holding company under that Act, or amalgamating and continuing the company as a company (other than a mutual company) or an insurance holding company under that Act.

Conditions for approval

(2) The approval referred to in paragraph (1)(b) or (c) may be given only if the Minister is satisfied that

(a) the company has published, once a week for four consecutive weeks in the Canada Gazette and in a newspaper in general circulation at or near the place where the head office of the company is situated, a notice of its intention to apply for the approval;

de racheter les titres de créance visés par l’autorisation encore en circulation á l’expiration de ce délai.

1991, ch. 45, art. 37; 1994, ch. 47, art. 202; 1997, ch. 15, art. 342; 1999, ch. 31, art. 213(F); 2007, ch. 6, art. 339; 2009, ch. 2, art. 288.

Cessation

Prorogation sous le régime d’autres lois fédérales

38 (1) La société peut demander :

a) la délivrance de lettres patentes de prorogation en banque ou en société de portefeuille bancaire en vertu de la Loi sur les banques ou de lettres patentes de fusion et prorogation en banque ou en société de portefeuille bancaire en vertu de cette loi;

b) avec l’agrément écrit du ministre, la délivrance d’un certificat de prorogation en société en vertu de la Loi canadienne sur les sociétés par actions;

c) avec l’agrément écrit du ministre, la délivrance d’un certificat de prorogation en coopérative en vertu de la Loi canadienne sur les coopératives ou d’un certificat de prorogation et d’un certificat de fusion en coopérative en vertu de cette loi;

d) la délivrance de lettres patentes de prorogation en association en vertu de la Loi sur les associations coopératives de crédit ou de lettres patentes de fusion et prorogation en association en vertu de cette loi;

e) la délivrance de lettres patentes de prorogation en société — exception faite d’une société mutuelle — ou en société de portefeuille d’assurances aux termes de la Loi sur les sociétés d’assurances ou de lettres patentes de fusion et prorogation en société — exception faite d’une société mutuelle — ou en société de porte-feuille d’assurances en vertu de cette loi.

Conditions préalables á l’agrément

(2) L’agrément visé aux alinéas (1)b) ou c) ne peut être donné que si le ministre est convaincu :

Current to May 29, 2023	28	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Discontinuance	Cessation
Sections 38-40	Articles 38-40

(b) the company is not carrying on any of the fiduciary activities referred to in section 412;

(c) unless the company is a subsidiary of another company and it uses the name of the other company in its name as permitted by section 48, the company will not use the word “fiduciaire”, “fiduciary”, “fiducie”, “loan”, “loanco”, “prêt”, “trust” or “trustco” in its name after the certificate referred to in that paragraph is issued;

(d) the company does not hold deposits, other than deposits that are made by a person who controls the company or by a person who has a significant interest in a class of shares of the company and that are not insured by the Canada Deposit Insurance Corporation; and

(e) the application has been authorized by a special resolution.

Withdrawing application

(3) If a special resolution authorizing the application for the certificate or letters patent so states, the directors of the company may, without further approval of the shareholders, withdraw the application before it is acted on.

Restriction on other transfers

(4) A company may not apply to be continued, or to be amalgamated and continued, as the case may be, as a body corporate other than one referred to in subsection (1).

1991, c. 45, ss. 38, 559; 1994, c. 24, s. 34(F); 1997, c. 15, s. 343; 2001, c. 9, s. 487; 2007, c. 6, s. 340.

Act ceases to apply

39 If a company applies for a certificate or letters patent referred to in section 38 in accordance with that section and the certificate is given or the letters patent are issued, this Act ceases to apply to the company as of the day the certificate or the letters patent take effect.

1991, c. 45, s. 39; 1994, c. 24, s. 34(F); 2007, c. 6, s. 340.

40 [Repealed, 2007, c. 6, s. 340]

a) que la société a fait publier une fois par semaine pendant quatre semaines consécutives, dans la Gazette du Canada et dans un journal á grand tirage pa-raissant au lieu du siège de la société ou dans les environs, un préavis de son intention de faire la demande d’agrément;

b) qu’elle n’exerce pas les activités fiduciaires visées á l’article 412;

c) sauf si elle est une filiale d’une autre société et qu’elle utilise dans sa dénomination sociale celle de l’autre société en conformité avec l’article 48, qu’elle s’est engagée á ne pas utiliser les mots « fiduciaire », « fiduciary », « fiducie », « loan », « loanco », « prêt », « trust » ou « trustco » dans sa dénomination sociale après la délivrance du certificat visé à cet alinéa;

d) qu’elle ne détient pas de dépôts, á l’exception des dépôts qui sont faits par une personne qui la contrôle ou qui détient un intérêt substantiel dans une catégorie d’actions de la société et qui ne sont pas assurés par la Société d’assurancedépôts du Canada;

e) que la demande a été autorisée par résolution ex-traordinaire.

Retrait de la demande

(3) Les administrateurs de la société peuvent, si cette faculté leur est accordée par les actionnaires dans la résolution extraordinaire autorisant la demande de certificat ou de lettres patentes, retirer celleci avant qu’il n’y soit donné suite.

Restriction : prorogation en vertu d’autres régimes

(4) La société ne peut demander la prorogation ou la fusion et la prorogation, selon le cas, si ce n’est en conformité avec le paragraphe (1).

1991, ch. 45, art. 38 et 559; 1994, ch. 24, art. 34(F); 1997, ch. 15, art. 343; 2001, ch. 9, art. 487; 2007, ch. 6, art. 340.

Cessation

39 En cas de délivrance d’un certificat ou de lettres patentes par suite d’une demande faite par la société en vertu de l’article 38, la présente loi cesse de s’appliquer á celle-ci á la date de prise d’effet du certificat ou des lettres patentes.

1991, ch. 45, art. 39; 1994, ch. 24, art. 34(F); 2007, ch. 6, art. 340.

40 [Abrogé, 2007, ch. 6, art. 340]

Current to May 29, 2023	29	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Corporate Name	Dénomination sociale
Sections 41-43	Articles 41-43

Corporate Name

Prohibited names

41 (1) A company may not be incorporated under this Act with a name

(a) that is prohibited by an Act of Parliament;

(b) that is, in the opinion of the Superintendent, deceptively misdescriptive;

(c) that is the same as or, in the opinion of the Superintendent, substantially the same as or confusingly similar to, any existing

(i) trademark or trade name, or

(ii) corporate name of a body corporate,

except where the trademark or trade name is being changed or the body corporate is being dissolved or is changing its corporate name and consent to the use of the trademark, trade name or corporate name is signified to the Superintendent in such manner as the Superintendent may require;

(d) that is the same as or, in the opinion of the Superintendent, substantially the same as or confusingly similar to, the known name under or by which any entity carries on business or is identified; or

(e) that is reserved under section 45 for another company or a proposed company.

Exception

(2) Paragraph (1)(a) does not apply with respect to any former-Act company incorporated by or under an Act of Parliament that expressly authorizes the use of any name that would otherwise be prohibited.

1991, c. 45, s. 41; 1996, c. 6, s. 112; 1997, c. 15, s. 344; 2014, c. 20, s. 366(E).

Trust company

42 A company that is a trust company pursuant to subsection 57(2) must have the word “fiduciaire”, “fiduciary”, “fiducie”, “trust” or “trustco” included in its name.

Affiliated company

43 Despite section 41, a company that is affiliated with another entity may, with the consent of that entity, be incorporated with, or change its name to, substantially the same name as that of the affiliated entity.

1991, c. 45, s. 43; 1996, c. 6, s. 113; 2001, c. 9, s. 488; 2007, c. 6, s. 341.

Dénomination sociale

Dénominations prohibées

41 (1) La société ne peut être constituée aux termes de la présente loi sous une dénomination sociale :

a) dont une loi fédérale interdit l’utilisation;

b) qui, selon le surintendant, est fausse ou trompeuse;

c) qui est identique á la marque de commerce, au nom commercial ou á la dénomination sociale d’une personne morale existant ou qui, selon le surinten-dant, est á peu près identique á ceux-ci ou leur est si-milaire au point de prêter á confusion, sauf si, d’une part, la dénomination, la marque ou le nom est en voie d’être changé ou la personne morale est en cours de dissolution et, d’autre part, le consentement de celleci á cet égard est signifié au surintendant selon les modalités qu’il peut exiger;

d) qui est identique au nom sous lequel une entité exerce son activité ou est connue, ou qui, selon le sur-intendant, est à peu près identique à celuici ou lui est similaire au point de prêter à confusion avec lui;

e) qui est réservée, en application de l’article 45, à une autre société existante ou projetée.

Exception

(2) L’alinéa (1)a) ne s’applique pas á la société antérieure constituée en personne morale sous le régime d’une loi fédérale qui autorise expressément l’utilisation d’une dé-nomination qui serait autrement interdite.

1991, ch. 45, art. 41; 1996, ch. 6, art. 112; 1997, ch. 15, art. 344; 2014, ch. 20, art. 366(A).

Société de fiducie

42 La dénomination sociale d’une société de fiducie au sens du paragraphe 57(2) doit comporter l’un des mots suivants : « fiduciaire », « fiduciary », « fiducie », « trust » ou « trustco ».

Société faisant partie d’un groupe

43 Par dérogation á l’article 41, la société qui est du même groupe qu’une autre entité peut, une fois obtenu son consentement, adopter une dénomination sociale á peu près identique á celle de l’entité ou ętre constituée en personne morale sous une telle dénomination.

1991, ch. 45, art. 43; 1996, ch. 6, art. 113; 2001, ch. 9, art. 488; 2007, ch. 6, art. 341.

Current to May 29, 2023	30	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Corporate Name	Dénomination sociale
Sections 44-46	Articles 44-46

French or English form of name

44 (1) The name of a company may be set out in its letters patent in an English form, a French form, an English form and a French form or in a combined English and French form, and the company may use and be legally designated by any such form.

Alternate name

(2) A company may identify itself outside Canada by its name in any language and the company may use and be legally designated by any such form of its name outside Canada.

Other name

(3) Subject to subsection (4) and section 260, a company may carry on business under or identify itself by a name other than its corporate name.

Directions

(4) Where a company is carrying on business under or identifying itself by a name other than its corporate name, the Superintendent may, by order, direct the company not to use that other name if the Superintendent is of the opinion that that other name is a name referred to in any of paragraphs 41(1)(a) to (e).

1991, c. 45, s. 44; 1996, c. 6, s. 114.

Reserved name

45 The Superintendent may, on request, reserve for ninety days a name for a proposed company or for a company that intends to change its name.

Directing change of name

46 (1) If through inadvertence or otherwise a company

(a) comes into existence or is continued with a name, or

(b) on an application to change its name, is granted a name

that is prohibited by section 41, the Superintendent may, by order, direct the company to change its name and the company shall comply with that direction.

Revoking name

(2) If a company has been directed under subsection (1) to change its name and has not, within sixty days after the service of the direction, changed its name to a name that is not prohibited by this Act, the Superintendent may revoke the name of the company and assign to it a name and, until changed in accordance with section 220

Français ou anglais

44 (1) Dans les lettres patentes, la dénomination sociale peut ętre énoncée sous l’une des formes suivantes, qui peut légalement désigner la société : français seul, anglais seul, français et anglais, ou combinaison de ces deux langues.

Dénomination pour l’étranger

(2) La société peut, á l’étranger, énoncer sa dénomina-tion sociale sous n’importe quelle forme linguistique, laquelle peut dès lors légalement désigner la société en de-hors du Canada.

Autre nom

(3) Sous réserve du paragraphe (4) et de l’article 260, la société peut exercer son activité commerciale ou s’identi-fier sous un nom autre que sa dénomination sociale.

Interdiction

(4) Dans le cas oů la société exerce son activité commer-ciale ou s’identifie sous un autre nom que sa dénomina-tion sociale, le surintendant peut, par ordonnance, lui interdire d’utiliser cet autre nom s’il est d’avis que celuici est visé á l’un des alinéas 41(1)a) à e).

1991, ch. 45, art. 44; 1996, ch. 6, art. 114.

Réservation de la dénomination

45 Le surintendant peut, sur demande, réserver pendant quatre-vingtdix jours une dénomination sociale á l’intention d’une société sur le point de se constituer ou de changer sa dénomination sociale.

Changement obligatoire

46 (1) Le surintendant peut, par ordonnance, forcer la société qui, notamment par inadvertance, a reçu une dénomination sociale interdite par l’article 41 à la changer sans délai.

Invalidation

(2) Le surintendant peut invalider la dénomination sociale de la société qui ne se conforme pas á l’ordonnance dans les soixante jours qui suivent sa signification et lui attribuer une dénomination qui constituera, tant qu’elle ne sera pas changée conformément aux articles 220 ou 222, sa dénomination officielle.

1991, ch. 45, art. 46; 1996, ch. 6, art. 115; 2001, ch. 9, art. 489.

Current to May 29, 2023	31	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Corporate Name	Dénomination sociale
Sections 46-48.1	Articles 46-48.1

or 222, the name of the company is thereafter the name so assigned.

1991, c. 45, s. 46; 1996, c. 6, s. 115; 2001, c. 9, s. 489.

Restriction re trust company name

47 (1) No entity incorporated or formed by or under an Act of Parliament other than this Act shall use the word “fiduciaire”, “fiduciary”, “fiducie”, “trust” or “trustco” or any word or words of import equivalent to any of those words in its name.

Restriction re loan company name

(2) No entity incorporated or formed by or under any Act of Parliament other than this Act shall use the word “loan”, “loanco” or “prêt” or any word or words of import equivalent to any of those words in its name.

Exception

(3) Subsections (1) and (2) do not apply to

(a) an entity the business of which is not financial activities; or

(b) an entity that was, on the day immediately preceding the day on which

(i) subsection (1) comes into force, using the word “fiduciaire”, “fiduciary”, “fiducie”, “trust” or “trust-co” or any word or words of import equivalent to any of those words in its name, or

(ii) subsection (2) comes into force, using the word “loan”, “loanco” or “prêt” or any word or words of import equivalent to any of those words in its name.

1991, c. 45, s. 47; 1996, c. 6, s. 115.

Subsidiaries

48 Despite subsections 47(1) and (2), a subsidiary of a company may use the company’s name in its name.

1991, c. 45, s. 48; 1996, c. 6, s. 115; 2001, c. 9, s. 490.

Definition of reserved name

48.1 (1) In this section, reserved name means a name that includes as part thereof the word “assurance”, “assurances”, “insurance”, “lifeco”, “fiduciaire”, “fiduciary”, “fiducie”, “trust”, “trustco”, “loan”, “loanco” or “prêt” or any word or words of import equivalent to any of those words.

Restrictions

47 (1) L’emploi, dans la dénomination sociale, des mots « fiduciaire », « fiduciary », « fiducie », « trust » ou « trustco » ou de tout autre mot ayant un sens équivalent est interdit á toute entité constituée en personne morale ou formée aux termes d’une autre loi fédérale.

Autres restrictions

(2) L’emploi, dans la dénomination sociale, des mots « loan », « loanco » ou « prêt » ou de tout autre mot ayant un sens équivalent est interdit á toute entité constituée en personne morale ou formée aux termes d’une autre loi fédérale.

Exception

(3) Les paragraphes (1) et (2) ne visent pas les entités :

a) soit qui n’ont pas pour objet une activité financière;

b) soit qui, á l’entrée en vigueur du paragraphe (1), utilisaient les mots « fiduciaire », « fiduciary », « fiducie », « trust » ou « trustco » ou tout autre mot ayant un sens équivalent, ou, á l’entrée en vigueur du paragraphe (2), utilisaient les mots « loan », « loanco » ou « prêt » ou tout autre mot ayant un sens équivalent.

1991, ch. 45, art. 47; 1996, ch. 6, art. 115.

Filiales

48 Par dérogation aux paragraphes 47(1) et (2), la filiale d’une société peut utiliser dans sa dénomination sociale celle de la société.

1991, ch. 45, art. 48; 1996, ch. 6, art. 115; 2001, ch. 9, art. 490.

Définition de raison sociale prohibée

48.1 (1) Pour l’application du présent article, sont prohibées les raisons sociales qui utilisent les mots « assurance », « assurances », « insurance », « lifeco », « fiduciaire », « fiduciary », « fiducie », « trust », « trustco », « loan », « loanco » ou « prêt » ou tout autre mot ayant un sens équivalent.

Current to May 29, 2023	32	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART III Incorporation, Continuance and Discontinuance	PARTIE III Constitution, prorogation et cessation
Corporate Name	Dénomination sociale
Section 48.1	Article 48.1

Termination of control required in certain cases

(2) No person, other than a financial institution, who

(a) is carrying on business in Canada under a reserved name, and

(b) has control or acquires control of a company, shall control the company on the later of

(c) one year after this section comes into force, and

(d) one year after the date of acquisition of the control.

Prohibition

(3) No person, other than a financial institution, who

(a) controls an entity that is not a financial institution that carries on business in Canada under a reserved name, and

(b) has control or acquires control of a company, shall control the company on the later of

(c) one year after this section comes into force, and

(d) one year after the date of the acquisition of the control.

Continuing control prohibited

(4) Notwithstanding subsection (3), where a financial institution controls an entity that

(a) is not a financial institution,

(b) carries on business in Canada under a reserved name, and

(c) has control or acquires control of a company, the entity shall not control the company on the later of

(d) one year after this section comes into force, and

(e) one year after the date on which the entity acquires control of the company.

Exceptions

(5) Subsections (2) to (4) do not apply with respect to a person or entity that was carrying on business in Canada under a reserved name on the day immediately preceding the day on which those subsections come into force.

1996, c. 6, s. 115.

Fin du contrôle

(2) Quiconque exploite son entreprise au Canada sous une raison sociale prohibée, á l’exception d’une institution financière, doit cesser d’exercer le contrôle sur une société après l’année qui suit soit la prise de contrôle soit la date d’entrée en vigueur du présent article, la dernière en date étant retenue.

Fin du contrôle

(3) Quiconque, á l’exception d’une institution financière, contrôle une entité — autre qu’une institution financière — qui exploite une entreprise au Canada sous une raison sociale prohibée doit cesser d’exercer le contrôle sur une société après l’année qui suit soit la prise de contrôle de la société soit la date d’entrée en vigueur du présent article, la dernière en date étant retenue.

Fin du contrôle

(4) Malgré le paragraphe (3), si une institution financière contrôle une entité qui, sans ętre une institution finan-cière, exploite une entreprise au Canada sous une raison sociale prohibée et contrôle une société ou en acquiert le contrôle, l’entité doit cesser d’exercer le contrôle sur la société après l’année qui suit soit la prise de contrôle de la société soit l’entrée en vigueur du présent article, la dernière en date étant retenue.

Exceptions

(5) Les paragraphes (2) á (4) ne s’appliquent pas á une personne ou entité qui, á leur entrée en vigueur, exploite une entreprise au Canada sous une raison sociale prohibée.

1996, ch. 6, art. 115.

Current to May 29, 2023	33	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IV Organization and Commencement	PARTIE IV Organisation et fonctionnement
Sections 49-50	Articles 49-50

PART IV

Organization and Commencement

Organization Meetings

First directors’ meeting

49 (1) After letters patent incorporating a company are issued, a meeting of the directors of the company shall be held at which the directors may, subject to this Part,

(a) make by-laws;

(b) adopt forms of share certificates and corporate records;

(c) authorize the issue of shares of the company;

(d) appoint officers;

(e) appoint an auditor to hold office until the first meeting of shareholders;

(f) make banking arrangements; and

(g) deal with any other matters necessary to organize the company.

Calling directors’ meeting

(2) An incorporator or a director named in the application for letters patent may call the meeting referred to in subsection (1) by giving, subject to subsection 185(2), no fewer than five days notice of the purpose, time and place of the meeting to each director of the company.

Calling shareholders’ meeting

50 (1) If at least five million dollars, or any greater amount that the Minister may specify, has been received by a company in respect of which letters patent were issued under section 21 from the issue of its shares, the directors of the company shall without delay call a meeting of the shareholders of the company.

Meeting of shareholders

(2) The shareholders of a company shall, by resolution at the meeting of shareholders called pursuant to subsection (1),

(a) approve, amend or reject any by-law made by the directors of the company;

PARTIE IV

Organisation et fonctionnement

Réunions

Réunion constitutive

49 (1) Après la délivrance des lettres patentes constituant la société, le conseil d’administration tient une réunion au cours de laquelle il peut, sous réserve de la présente partie :

a) prendre des règlements administratifs;

b) adopter les modèles des certificats d’actions et des livres ou registres sociaux;

c) autoriser l’émission d’actions;

d) nommer les dirigeants;

e) nommer un vérificateur dont le mandat expirera à la première assemblée des actionnaires;

f) conclure des conventions bancaires;

g) traiter de toute autre question d’organisation.

Convocation de la réunion

(2) Le fondateur de la société — ou l’administrateur nommé dans la demande de lettres patentes — peut, sous réserve du paragraphe 185(2), convoquer la réunion prévue au paragraphe (1) en avisant chaque administrateur, au moins cinq jours á l’avance, des date, heure et lieu de celleci ainsi que de son objet.

Convocation d’une assemblée des actionnaires

50 (1) Dès que le produit de l’émission d’actions atteint cinq millions de dollars ou le montant supérieur que le ministre peut exiger, les administrateurs de toute société ayant obtenu des lettres patentes en vertu de l’article 21 convoquent une assemblée des actionnaires.

Assemblée des actionnaires

(2) Les actionnaires doivent, par résolution adoptée lors de leur première assemblée :

a) approuver, modifier ou rejeter tout règlement administratif pris par les administrateurs;

Current to May 29, 2023	34	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IV Organization and Commencement	PARTIE IV Organisation et fonctionnement
Organization Meetings	Réunions
Sections 50-52	Articles 50-52

(b) subject to section 172, elect directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election; and

(c) appoint an auditor to hold office until the close of the first annual meeting of shareholders.

1991, c. 45, s. 50; 2001, c. 9, s. 491.

Term of first directors

51 A director named in the application for letters patent to incorporate a company holds office until the election of directors at the meeting of shareholders called pursuant to subsection 50(1).

Commencement and Carrying on of Business

Order to commence and carry on business

52 (1) A company shall not carry on any business until the Superintendent has, by order, approved the commencement and carrying on of business by the company.

Former-Act companies — Loan Companies Act

(2) A licence that was issued to a company under section 76 of the Loan Companies Act and that is in effect immediately before the coming into force of this Part is deemed to be an order of the Superintendent of indeterminate duration under subsection 53(1) and the company remains subject to any and all other restrictions and conditions in the licence.

Former-Act companies

(3) A licence that was issued to a company under section 87 of the Trust Companies Act or under section 112 of the Loan Companies Act and that is in effect immediately before the coming into force of this Part is deemed to be an order of the Superintendent of indeterminate duration under subsection 53(1) containing the authorization referred to in subsection 57(1) or the designation referred to in subsection 57(3), as the case may be, and the company remains subject to any and all other restrictions and conditions contained in the licence.

Continued company

(4) Except in respect of a body corporate that is continued as a company under this Act for the purposes of forthwith amalgamating with one or more bodies corporate and continuing as a company under this Act, where letters patent continuing a body corporate as a company under this Act are issued, the Superintendent shall make an order approving the commencement and carrying on of business by the company.

b) sous réserve de l’article 172, élire des administrateurs dont le mandat expirera au plus tard à la clôture de la troisième assemblée annuelle suivante;

c) nommer un vérificateur jusqu’ŕ la clôture de la première assemblée annuelle.

1991, ch. 45, art. 50; 2001, ch. 9, art. 491.

Mandat des premiers administrateurs

51 Le mandat des administrateurs désignés dans la demande de constitution expire á l’élection des administrateurs lors de la première assemblée des actionnaires.

Fonctionnement initial

Autorisation de fonctionnement

52 (1) La société ne peut commencer á fonctionner sans l’agrément du surintendant.

Sociétés antérieures Loi sur les sociétés de prêt

(2) Est assimilé á un agrément de durée indéterminée le permis qui a été délivré aux termes de l’article 76 de la Loi sur les sociétés de prêt et qui est encore valide á la date d’entrée en vigueur de la présente partie; les conditions et restrictions qui y sont énoncées demeurent en vigueur.

Sociétés antérieures Loi sur les sociétés de fiducie

(3) Est assimilé á un agrément de durée indéterminée et assorti de l’autorisation prévue au paragraphe 57(1) ou de la désignation prévue au paragraphe 57(3) le permis qui a été délivré aux termes de l’article 87 de la Loi sur les sociétés de fiducie ou de l’article 112 de la Loi sur les so-ciétés de prêt et qui est encore valide á la date d’entrée en vigueur de la présente partie; les conditions et restrictions qui y sont énoncées demeurent en vigueur.

Sociétés prorogées

(4) Le surintendant délivre un agrément á toute personne morale prorogée comme société sous le régime de la présente loi, sauf dans le cas de celle qui est prorogée uniquement en vue d’une fusion immédiate avec une ou plusieurs autres.

Current to May 29, 2023	35	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IV Organization and Commencement	PARTIE IV Organisation et fonctionnement
Commencement and Carrying on of Business	Fonctionnement initial
Sections 52-55	Articles 52-55

Amalgamated company

(5) Where letters patent amalgamating and continuing two or more bodies corporate as a company under this Act are issued, the Superintendent shall make an order approving the commencement and carrying on of business by the company.

Subsection 53(2) and section 56 do not apply

(6) For greater certainty, subsection 53(2) and section 56 do not apply in respect of a company referred to in subsections (4) and (5).

Authority to make order

53 (1) On application by a company, the Superintendent may make an order approving the commencement and carrying on of business by the company.

Statement of payments

(2) An application by a company for an order under subsection (1) must contain a statement setting out the amounts paid or to be paid by the company in connection with its incorporation and organization.

No payments before order

54 Until an order approving the commencement and carrying on of business is made for a company, the company shall not make any payment on account of incorporation or organization expenses out of moneys received from the issue of the shares of the company and interest thereon, except reasonable sums

(a) for the remuneration of not more than two officers;

(b) for the payment of costs related to the issue of shares of the company; and

(c) for the payment of clerical assistance, legal services, accounting services, office accommodation at one location, office expenses, advertising, stationery, postage and travel expenses.

Deposits and investments before order

55 Where a company comes into existence but no order approving the commencement and carrying on of business is made for the company, the company may only

(a) deposit, in Canada, paid-in capital of the company in another deposit-taking Canadian financial institution; or

(b) invest paid-in capital of the company in unencumbered securities of the Government of Canada or the government of any province.

Société issue d’une fusion

(5) De même, il délivre un agrément à la société issue de la fusion et de la prorogation de personnes morales sous le régime de la présente loi.

Non-application du paragraphe 53(2) et de l’article 56

(6) Il est entendu que le paragraphe 53(2) et l’article 56 ne s’appliquent pas aux sociétés visées aux paragraphes (4) et (5).

Ordonnance

53 (1) Sur demande de la société, le surintendant peut, par ordonnance, délivrer l’agrément.

État des dépenses

(2) La demande doit comporter un état des dépenses entraînées pour la société par sa constitution et son organisation.

Interdiction de payer les frais avant l’agrément

54 Tant qu’elle n’a pas reçu l’agrément, il est interdit á la société de payer ses dépenses de constitution et d’organisation sur les fonds procurés par l’émission d’actions et les intérêts y afférents, sauf en ce qui concerne, et ce pour un montant raisonnable :

a) la rémunération de deux dirigeants au plus;

b) les frais d’émission d’actions;

c) les dépenses de secrétariat, de services juridiques, de comptabilité et d’aménagement — en un seul endroit — de bureaux, ainsi que les frais de bureau, de publicité, de papeterie, d’affranchissement et de déplacement.

Dépôts ou placements préalables

55 La société créée mais non encore agréée peut seulement soit déposer, au Canada, son capital versé dans une autre institution financière canadienne acceptant des dépôts, soit le placer dans des titres non grevés du gouvernement du Canada ou du gouvernement d’une province.

Current to May 29, 2023	36	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IV Organization and Commencement	PARTIE IV Organisation et fonctionnement
Commencement and Carrying on of Business	Fonctionnement initial
Sections 56-57	Articles 56-57

Conditions for order

56 (1) The Superintendent shall not make an order approving the commencement and carrying on of business by a company until it has been shown to the satisfaction of the Superintendent that

(a) the meeting of shareholders of the company referred to in subsection 50(1) has been duly held;

(b) the company has paid-in capital of at least five million dollars or any greater amount that is specified by the Minister under subsection 50(1);

(c) the expenses of incorporation and organization to be borne by the company are reasonable; and

(d) all other relevant requirements of this Act have been complied with.

Time limit

(2) The Superintendent shall not make an order approving the commencement and carrying on of business by a company more than one year after the day on which the company comes into existence.

1991, c. 45, s. 56; 2001, c. 9, s. 492.

Authorization in order

57 (1) An order approving the commencement and carrying on of business by a company may, at the discretion of the Superintendent, contain the authorization for the company to carry on the activities referred to in section

412.

Trust company

(2) Where an order approving the commencement and carrying on of business by a company contains the authorization referred to in subsection (1), subsection 52(3) or paragraph 58(1)(a), the company is a trust company under this Act.

Mortgage investment company

(3) An order approving the commencement and carrying on of business by a company, other than a company that is a trust company pursuant to subsection (2), may, at the discretion of the Superintendent, contain a designation that the company is a mortgage investment company under this Act.

Conditions of order

(4) An order approving the commencement and carrying on of business by a company may contain such conditions or limitations that are consistent with this Act and relate to the business of the company as the Superintendent deems expedient and necessary.

Conditions

56 (1) Le surintendant ne délivre l’agrément á la société que si celleci a établi, á sa satisfaction, que :

a) l’assemblée des actionnaires prévue au paragraphe 50(1) s’est tenue en bonne et due forme;

b) le capital versé est égal à au moins cinq millions de dollars ou au montant supérieur précisé par le ministre en application du paragraphe 50(1);

c) ses dépenses de constitution et d’organisation ne sont pas excessives;

d) les autres conditions pertinentes imposées par la présente loi ont été remplies.

Délai de délivrance de l’agrément

(2) L’agrément ne peut être délivré que dans la première année d’existence de la société.

1991, ch. 45, art. 56; 2001, ch. 9, art. 492.

Autorisation spéciale

57 (1) Le surintendant peut, á sa discrétion, assortir l’ordonnance d’agrément d’une autorisation d’exercer les activités mentionnées á l’article 412.

Effet de l’autorisation

(2) Lorsque le surintendant lui délivre l’autorisation visée aux paragraphes (1) ou 52(3) ou á l’alinéa 58(1)a), la société est par le fait même réputée être une société de fiducie régie par la présente loi.

Société de crédit immobilier

(3) L’agrément peut, á l’appréciation du surintendant, désigner la société comme société de crédit immobilier au titre de la présente loi, sauf s’il s’agit d’une société de fiducie au titre du paragraphe (2).

Conditions

(4) L’agrément peut aussi ętre assorti des conditions ou restrictions compatibles avec la présente loi que le surintendant juge utiles en ce qui a trait á l’activité commerciale de la société.

Current to May 29, 2023	37	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IV Organization and Commencement	PARTIE IV Organisation et fonctionnement
Commencement and Carrying on of Business	Fonctionnement initial
Sections 58-60	Articles 58-60

Variations

58 (1) In respect of the order approving the commencement and carrying on of business by a company, the Superintendent may at any time, by further order,

(a) add to the order the authorization for the company to carry on the activities referred to in section 412, or the designation referred to in subsection 57(3),

(b) make the order subject to such conditions or limitations that are consistent with this Act and that relate to the business of the company as the Superintendent deems expedient and necessary,

(c) amend or revoke any authorization contained in the order or any condition or limitation to which the order is subject, or

(d) revoke any designation contained in the order, but before making any such further order the Superintendent shall provide the company with an opportunity to make representations regarding that further order.

(2) to (6) [Repealed, 1996, c. 6, s. 116]

1991, c. 45, s. 58; 1996, c. 6, s. 116.

Public notice

59 (1) On the making of an order approving the commencement and carrying on of business by a company, the company shall publish a notice of the making of the order in a newspaper in general circulation at or near the place where the head office of the company is located.

Notice in Canada Gazette

(2) The Superintendent shall cause to be published in the Canada Gazette a notice of the making of an order approving the commencement and carrying on of business by a company.

Non-application to former-Act company

(3) For greater certainty, this section does not apply to a company referred to in subsections 52(2) and (3).

Cessation of existence

60 Except for the sole purpose of winding up the company’s affairs, a company ceases to exist one year after the day on which its incorporating instrument became effective if it does not obtain an order approving the commencement and carrying on of business within that year.

Modification

58 (1) Le surintendant peut á tout moment, toujours par ordonnance, modifier l’agrément :

a) en y ajoutant l’autorisation d’exercer les activités mentionnées á l’article 412 ou la désignation visée au paragraphe 57(3);

b) en l’assortissant des conditions ou restrictions compatibles avec la présente loi qu’il estime nécessaires en ce qui a trait á l’activité commerciale de la société;

c) en modifiant ou annulant toute autorisation particulière qui y est prévue ou toute condition ou restriction y figurant;

d) en y annulant la désignation.

Il doit cependant auparavant donner à la société la possibilité de lui présenter ses observations à cet égard.

(2) à (6) [Abrogés, 1996, ch. 6, art. 116]

1991, ch. 45, art. 58; 1996, ch. 6, art. 116.

Avis public

59 (1) La société est tenue de faire paraître un avis de l’ordonnance d’agrément dans un journal á grand tirage publié au lieu de son siège ou dans les environs.

Avis dans la Gazette du Canada

(2) Le surintendant fait publier un avis de l’ordonnance d’agrément dans la Gazette du Canada.

Non-application aux sociétés antérieures

(3) Il est entendu que le présent article ne s’applique pas aux sociétés visées aux paragraphes 52(2) et (3).

Cessation d’existence

60 La société qui n’a pas reçu l’agrément dans l’année qui suit la date de prise d’effet de son acte constitutif n’a plus d’existence légale, sauf pour la liquidation de ses affaires internes.

Current to May 29, 2023	38	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IV Organization and Commencement	PARTIE IV Organisation et fonctionnement
Commencement and Carrying on of Business	Fonctionnement initial
Section 61	Article 61

Allowed disbursements

61 (1) Where an order approving the commencement and carrying on of business is not made for a company, no part of the moneys of the company shall be used for the payment of incorporation and organization expenses, other than remuneration and costs referred to in section 54, unless the payment has been approved by a special resolution.

Application to court to settle disbursements

(2) If the amount allowed by a special resolution for the payment of any incorporation and organization expenses referred to in subsection (1) is considered insufficient by the directors or if no special resolution for the payment of such expenses is passed, the directors may apply to any court having jurisdiction in the place where the head office of the company is situated to settle and determine the amounts to be paid out of any moneys of the company before distribution of the balance to the shareholders or, where there are no shareholders, to the incorporators.

Notice of application to court

(3) The directors shall, at least twenty-one days prior to the date fixed for the hearing of the application referred to in subsection (2), send to the shareholders or incorporators, as the case may be, a notice of the application, which notice shall contain a statement of the amounts that are proposed to be settled and determined by the court.

Ratio payable

(4) In order that the amounts paid and payable under this section may be equitably borne by the shareholders or incorporators, as the case may be, the directors shall, after the amounts of the payments have been approved by special resolution or settled and determined by a court, fix the proportionate part thereof chargeable to each shareholder or incorporator as the ratio of the amount paid in by the shareholder or incorporator to the aggregate of all the amounts paid in by the shareholders or incorporators.

Return of excess

(5) After the amounts referred to in this section have been paid, the directors shall pay, with any interest earned thereon, to the shareholders or incorporators, the respective balances of the moneys paid in by them, less the amount chargeable to each shareholder or incorporator under subsection (4).

Paiements autorisés

61 (1) á défaut d’agrément, les fonds de la société ne peuvent servir á régler les frais de constitution et d’organisation, autres que ceux visés á l’article 54, sauf résolu-tion extraordinaire adoptée à cette fin.

Saisine de juridiction

(2) Faute d’une telle résolution ou s’ils jugent insuffisant le montant alloué par celleci, les administrateurs peuvent demander á tout tribunal compétent au lieu du siège de statuer sur les montants á prélever sur les fonds de la société avant toute répartition aux actionnaires du solde disponible ou, á défaut d’actionnaires, aux fondateurs.

Préavis

(3) Les administrateurs envoient aux actionnaires ou aux fondateurs, selon le cas, un préavis de la demande au moins vingt et un jours avant la date d’audition de celleci, auquel ils joignent un état des frais sur lesquels le tribunal aura á statuer.

Quote-part

(4) Après que les montants ont été approuvés par résolution extraordinaire ou fixés par le tribunal, les administrateurs, pour assurer une répartition équitable entre les actionnaires ou les fondateurs, selon le cas, des frais payables aux termes du présent article, déterminent la contribution de chacun d’eux au prorata de son apport.

Répartition du solde disponible

(5) Après le paiement des frais à acquitter aux termes du présent article, les administrateurs remboursent à chaque actionnaire ou fondateur le montant de son apport, intérêts créditeurs compris, moins sa contribution aux frais calculée conformément au paragraphe (4).

Current to May 29, 2023	39	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Sections 62-63	Articles 62-63

PART V

Capital Structure

Share Capital

Power to issue shares

62 (1) Subject to this Act and the by-laws of the company, shares of a company may be issued at such times and to such persons and for such consideration as the directors of the company may determine.

Shares

(2) Shares of a company shall be in registered form and shall be without nominal or par value.

Shares of former-Act company

(3) Shares with nominal or par value of a former-Act company are deemed to be shares without nominal or par value.

Shares of continued company

(4) Where a body corporate is continued as a company under this Act, shares with nominal or par value issued by the body corporate before it was so continued are deemed to be shares without nominal or par value.

Deemed share conditions

(5) Where any right of a holder of a share with nominal or par value of a former-Act company or a body corporate continued as a company under this Act, other than a voting right, was stated or expressed in terms of the nominal or par value of the share immediately before the coming into force of this Part or the continuance under this Act, as the case may be, that right is thereafter deemed to be the same right stated or expressed without reference to the nominal or par value of the share.

Common shares

63 (1) A company shall have one class of shares, to be designated as “common shares”, which are non-redeemable and in which the rights of the holders thereof are equal in all respects, and those rights include

(a) the right to vote at all meetings of shareholders except where only holders of a specified class of shares are entitled to vote;

(b) the right to receive dividends declared on those shares; and

(c) the right to receive the remaining property of the company on dissolution.

PARTIE V

Structure du capital

Capital-actions

Pouvoir d’émission

62 (1) Sous réserve de la présente loi et de ses propres règlements administratifs, la société peut émettre des actions aux dates, á l’intention des personnes et pour la contrepartie que les administrateurs déterminent.

Actions

(2) Les actions sont nominatives sans valeur nominale.

Société antérieure

(3) Les actions à valeur nominale émises par une société antérieure sont réputées ne plus avoir de valeur nominale.

Actions d’une société prorogée

(4) Les actions à valeur nominale émises par des personnes morales avant leur prorogation sous le régime de la présente loi sont réputées ne plus avoir de valeur nominale.

Expression des droits des actionnaires

(5) Les droits de détenteurs d’actions á valeur nominale d’une société antérieure ou d’une personne morale prorogée sous le régime de la présente loi, á l’exception des droits de vote, sont réputés, après l’entrée en vigueur de la présente partie ou la prorogation, selon le cas, être inchangés, sauf en ce qui touche la valeur nominale.

Actions ordinaires

63 (1) La société doit avoir une catégorie d’actions non rachetables, dites « ordinaires », dont les détenteurs ont des droits égaux, notamment les suivants :

a) voter á toutes les assemblées, sauf celles auxquelles sont seuls habilités á voter les détenteurs d’actions d’une catégorie particulière;

b) recevoir les dividendes déclarés;

c) se partager le reliquat des biens de la société lors de sa dissolution.

Current to May 29, 2023	40	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 63-65	Articles 63-65

Designations of shares

(2) No company shall designate more than one class of its shares as “common shares” or any variation of that term.

(3) [Repealed, 2012, c. 5, s. 164]

Continued company

(4) A body corporate continued as a company under this Act that is not in compliance with subsection (2) on the date letters patent continuing it as a company are issued shall, within twelve months after that date, redesignate its shares to comply with that subsection.

Exception

(5) Subsections (1) and (2) do not apply in respect of a former-Act company whose shareholders are confined to entities incorporated or formed by or under an Act of Parliament or of the legislature of a province that are, in the opinion of the directors, operating as credit unions or cooperative associations.

1991, c. 45, s. 63; 2012, c. 5, s. 164.

Classes of shares

64 (1) The by-laws of a company may provide for more than one class of shares and, if they so provide, shall set out

(a) the rights, privileges, restrictions and conditions attaching to the shares of each class; and

(b) the maximum number, if any, of shares of any class that the company is authorized to issue.

Shareholder approval

(2) Where a by-law referred to in subsection (1) is made, the directors of the company shall submit the by-law to the shareholders at the next meeting of shareholders.

Effective date

(3) A by-law referred to in subsection (1) is not effective until it is confirmed or confirmed with amendments by special resolution of the shareholders at the meeting referred to in subsection (2).

1991, c. 45, s. 64; 2001, c. 9, s. 493.

Shares issued in series

65 (1) The by-laws of a company may, subject to any limitations set out in them, authorize the issue of any class of shares in one or more series and may

(a) fix the maximum number of shares in each series and determine the designation, rights, privileges, restrictions and conditions attaching to them; and

Désignation par « ordinaire »

(2) La société ne peut désigner les actions de plus d’une catégorie comme « ordinaires » ou par une variante de ce terme.

(3) [Abrogé, 2012, ch. 5, art. 164]

Non-conformité : société prorogée

(4) Les personnes morales prorogées comme sociétés en vertu de la présente loi disposent d’un délai de douze mois après la date de délivrance de leurs lettres patentes de prorogation pour se conformer au paragraphe (2).

Exception

(5) Les paragraphes (1) et (2) ne s’appliquent pas á la société antérieure dont les seuls actionnaires sont des entités constituées en personne morale ou formées sous le régime d’une loi fédérale ou provinciale et qui sont, de l’avis du conseil d’administration, exploitées á titre de caisses populaires ou d’associations coopératives.

1991, ch. 45, art. 63; 2012, ch. 5, art. 164.

Catégories d’actions et leurs droits

64 (1) Les règlements administratifs peuvent prévoir plusieurs catégories d’actions; le cas échéant, ils doivent préciser :

a) les droits, privilèges, conditions et restrictions qui s’y rattachent;

b) s’il y a lieu, le nombre maximal d’actions de toute catégorie que la société est autorisée á émettre.

Approbation des actionnaires

(2) Les règlements visés au paragraphe (1) font l’objet d’un vote á l’assemblée générale suivante.

Date d’entrée en vigueur

(3) La prise d’effet des règlements est subordonnée á leur confirmation, avec ou sans modifications, par réso-lution extraordinaire des actionnaires á l’assemblée visée au paragraphe (2).

1991, ch. 45, art. 64; 2001, ch. 9, art. 493.

Émission d’actions en série

65 (1) Les règlements administratifs peuvent autoriser, avec ou sans réserve, l’émission d’une catégorie d’actions en une ou plusieurs séries et peuvent :

a) fixer le nombre maximal des actions de chaque série, établir leur désignation et déterminer les droits,

Current to May 29, 2023	41	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 65-66	Articles 65-66

(b) authorize the directors to do anything referred to in paragraph (a).

Series participation

(2) If any cumulative dividend or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series of the same class participate rateably in respect of accumulated dividends and return of capital.

Voting rights

(3) Where voting rights are attached to any series of a class of shares, the shares of every other series of that class shall have the same voting rights.

Restriction on series

(4) No rights, privileges, restrictions or conditions attached to a series of shares authorized under this section confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class that are then outstanding.

Material to Superintendent

(5) If the directors exercise their authority under paragraph (1)(b), the directors shall, before the issue of shares of the series, send to the Superintendent particulars of the series of shares and a copy of the by-law that granted the authority to the directors.

1991, c. 45, s. 65; 2005, c. 54, s. 373; 2007, c. 6, s. 342(E).

One share, one vote

66 (1) Where voting rights are attached to a share of a company, the voting rights may confer only one vote in respect of that share.

Exception

(2) Subsection (1) does not apply in respect of

(a) a share of a former-Act company issued on or before September 27, 1990 that entitled the holder to more than one vote, or to a fraction of a vote, in respect of that share; and

(b) any share of a former-Act company that is issued after September 27, 1990 pursuant to the conversion of a security of the former-Act company that was issued with such a conversion privilege prior to that date.

privilèges, conditions et restrictions dont elles sont assorties;

b) permettre aux administrateurs de le faire.

Participation des séries

(2) Si les montants payables au titre des dividendes cumulatifs ou du remboursement du capital n’ont pas été intégralement versés á l’égard d’une série donnée, les actions de toutes les séries de la même catégorie participent proportionnellement á leur distribution.

Actions avec droit de vote

(3) Les actions de toutes les séries d’une même catégorie possèdent des droits de vote identiques.

Égalité de traitement

(4) Les droits, privilèges, conditions ou restrictions attachés á une série d’actions autorisée en vertu du présent article ne peuvent lui conférer, en matière de dividendes ou de remboursement de capital, un traitement préférentiel par rapport aux séries de la même catégorie déjŕ en circulation.

Documents à envoyer au surintendant

(5) Lorsqu’ils prennent les mesures autorisées en vertu de l’alinéa (1)b), les administrateurs doivent, avant d’émettre des actions d’une série, envoyer au surintendant un exemplaire du règlement administratif afférent et lui communiquer tous détails sur les séries qui seront émises.

1991, ch. 45, art. 65; 2005, ch. 54, art. 373; 2007, ch. 6, art. 342(A).

Droits de vote

66 (1) L’action avec droit de vote ne peut conférer qu’un vote et un seul á son détenteur.

Exception

(2) La règle énoncée au paragraphe (1) ne s’applique pas :

a) aux actions de sociétés antérieures émises avant le 28 septembre 1990, et conférant soit plus d’un vote, soit une fraction de vote, á leurs détenteurs;

b) aux actions de sociétés antérieures émises après le 27 septembre 1990 à la suite de la conversion de valeurs mobilières de cellesci émises avec ce droit de conversion avant cette date.

Current to May 29, 2023	42	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 67-69	Articles 67-69

Shares non-assessable

67 Shares issued by a company after the coming into force of this section are non-assessable and the shareholders are not liable to the company or to its creditors in respect thereof.

Consideration for share

68 (1) No share of any class of shares of a company shall be issued until it is fully paid for in money or, with the approval of the Superintendent, in property.

Transitional

(2) Where any share of a company is not fully paid for on the day this Part comes into force, the provisions of the

Trust Companies Act or the Loan Companies Act that applied to the company immediately prior to that day and that relate to

(a) the liability of holders of shares of a company that are not fully paid for and the enforcement of that liability,

(b) the forfeiture of the share, and

(c) the forfeiture of the right to vote the share continue to apply in respect of that share.

Other currencies

(3) When issuing shares, a company may provide that any aspect of the shares relating to money or involving the payment of or the liability to pay money be in a currency other than the currency of Canada.

Stated capital account

69 (1) A company shall maintain a separate stated capital account for each class and series of shares it issues.

Addition to stated capital account

(2) A company shall record in the appropriate stated capital account the full amount of any consideration it receives for any shares it issues.

Exception

(2.1) Despite subsection (2), a company may, subject to subsection (2.2), record in the stated capital account maintained for the shares of a class or series any part of the consideration it receives in an exchange if it issues shares

(a) in exchange for

Limite de responsabilité

67 L’émission d’une action après l’entrée en vigueur du présent article est libératoire quant á l’apport exigible de son détenteur.

Contrepartie des actions

68 (1) L’émission par la société d’actions d’une catégorie quelconque est subordonnée á leur libération totale en argent ou, avec l’approbation du surintendant, en biens.

Disposition transitoire

(2) Les dispositions de la Loi sur les sociétés de fiducie ou de la Loi sur les sociétés de prêt qui régissaient á la date d’entrée en vigueur de la présente partie la responsabilité des détenteurs d’actions non libérées et l’exécution des obligations correspondantes, ainsi que la confiscation de telles actions et la déchéance des droits de vote afférents, continuent de s’appliquer á l’égard des actions qui ne sont pas entièrement libérées á cette date.

Monnaie étrangère

(3) La société peut prévoir, lors de l’émission de ses actions, que toute disposition de cellesci relative á une somme d’argent ou prévoyant soit le paiement d’une somme d’argent, soit l’obligation d’en payer une est exprimée en monnaie étrangère.

Compte capital déclaré

69 (1) La société tient un compte capital déclaré distinct pour chaque catégorie et chaque série d’actions.

Versements au compte capital déclaré

(2) La société verse au compte capital déclaré correspondant le montant total de l’apport reçu en contrepartie des actions qu’elle émet.

Exception

(2.1) Malgré le paragraphe (2), la société peut, sous réserve du paragraphe (2.2), verser au compte capital déclaré afférent á la catégorie ou á la série d’actions concernée une partie du montant de l’apport reçu en contrepartie d’actions émises :

a) en échange, selon le cas :

Current to May 29, 2023	43	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Section 69	Article 69

(i) property of a person who immediately before the exchange did not deal with the company at arm’s length within the meaning of that expression in the Income Tax Act,

(ii) shares of or another interest in a body corporate that immediately before the exchange or because of it did not deal with the company at arm’s length within the meaning of that expression in the Income Tax Act, or

(iii) property of a person who immediately before the exchange dealt with the company at arm’s length within the meaning of that expression in the Income Tax Act if the person, the company and all of the holders of shares in the class or series of shares so issued consent to the exchange;

(b) under an agreement referred to in subsection 229(1); or

(c) to shareholders of an amalgamating body corporate who receive the shares in addition to or instead of securities of the amalgamated company.

Limit on addition to a stated capital account

(2.2) On the issuance of a share, a company shall not add to the stated capital account in respect of the share an amount greater than the amount of the consideration it receives for the share.

Constraint on addition to a stated capital account

(2.3) Where a company that has issued any outstanding shares of more than one class or series proposes to add to a stated capital account that it maintains in respect of a class or series of shares an amount that was not received by the company as consideration for the issue of shares, the addition must be approved by special resolution unless all the issued and outstanding shares are of not more than two classes of convertible shares referred to in subsection 80(4).

Stated capital of former-Act company

(3) On the coming into force of this Part, a former-Act company shall record in the stated capital account maintained for each class and series of shares then outstanding an amount that is equal to the aggregate of

(a) the aggregate amount paid up on the shares of each class and series of shares immediately before the coming into force of this Part, and

(b) the amount of the contributed surplus of the company that is attributable to those shares.

(i) de biens d’une personne avec laquelle elle avait, au moment de l’échange, un lien de dépendance au sens de la Loi de l’impôt sur le revenu,

(ii) d’actions d’une personne morale ou de droits ou d’intérêts sur celleci, lorsque la société avait avec elle, soit au moment de l’échange, soit en raison de celuici, un tel lien,

(iii) de biens d’une personne avec laquelle elle n’avait pas, au moment de l’échange, un tel lien, si la personne, la société et tous les détenteurs des actions de la catégorie ou de la série d’actions ainsi émises consentent á l’échange;

b) aux termes d’une convention visée au paragraphe 229(1);

c) en faveur des actionnaires d’une personne morale fusionnante qui reçoivent les actions en plus ou á la place des valeurs mobilières de la société issue de la fusion.

Limite

(2.2) Au moment de l’émission d’une action, la société ne peut porter au compte capital déclaré correspondant á l’action un montant supérieur á celui qu’elle a reçu en contrepartie de celleci.

Restriction

(2.3) Dans les cas où elle a en circulation plus d’une ca-tégorie ou série d’actions, la société ne peut ajouter au compte capital déclaré pour une catégorie ou série d’actions donnée un montant qu’elle n’a pas reçu en contrepartie de l’émission d’actions que si cette mesure est approuvée par une résolution extraordinaire. La présente disposition ne s’applique pas si toutes les actions en circulation de la société appartiennent á au plus deux catégories d’actions convertibles visées au paragraphe 80(4).

Capital déclaré : société antérieure

(3) Á l’entrée en vigueur de la présente partie, la société antérieure porte au compte capital déclaré pour chacune des catégories et séries d’actions alors en circulation un montant égal á la somme des éléments suivants :

a) le montant total versé à ce momentlà pour les actions de chaque catégorie ou série;

b) la part du surplus d’apport correspondant á ces actions.

Current to May 29, 2023	44	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 69-71	Articles 69-71

Contributed surplus entry

(4) The amount of any contributed surplus recorded in the stated capital account pursuant to paragraph (3)(b) shall be deducted from the contributed surplus account of the company.

Share issued before coming into force

(5) Any amount unpaid in respect of a share issued by a former-Act company before the coming into force of this Part and paid after the coming into force of this Part shall be recorded in the stated capital account maintained by the company for the shares of that class or series.

1991, c. 45, s. 69; 1997, c. 15, s. 345; 2005, c. 54, s. 374.

Stated capital of continued company

70 (1) Where a body corporate is continued as a company under this Act, the company shall record in the stated capital account maintained for each class and series of shares then outstanding an amount that is equal to the aggregate of

(a) the aggregate amount paid up on the shares of each class and series of shares immediately before the body corporate was so continued, and

(b) the amount of the contributed surplus of the company that is attributable to those shares.

Contributed surplus entry

(2) The amount of any contributed surplus recorded in the stated capital account pursuant to paragraph (1)(b) shall be deducted from the contributed surplus account of the company.

Shares issued before continuance

(3) Any amount unpaid in respect of a share issued by a body corporate before it was continued as a company under this Act and paid after it was so continued shall be recorded in the stated capital account maintained by the company for the shares of that class or series.

Pre-emptive right

71 (1) Where the by-laws of a company so provide, no shares of any class shall be issued unless the shares have first been offered to the shareholders holding shares of that class, and those shareholders have a pre-emptive right to acquire the offered shares in proportion to their holdings of the shares of that class, at such price and on such terms as those shares are to be offered to others.

Exception

(2) Notwithstanding the existence of a pre-emptive right, a shareholder of a company has no pre-emptive right in respect of shares of a class to be issued

Débit correspondant

(4) Le compte surplus d’apport de la société est débité des sommes visées á l’alinéa (3)b).

Émission antérieure d’actions

(5) Les sommes qui sont payées seulement après l’entrée en vigueur de la présente partie á l’égard d’actions émises auparavant par une société antérieure sont portées au crédit du compte capital déclaré correspondant.

1991, ch. 45, art. 69; 1997, ch. 15, art. 345; 2005, ch. 54, art. 374.

Capital déclaré : société prorogée

70 (1) La personne morale prorogée comme société sous le régime de la présente loi porte au compte capital déclaré pour chacune des catégories et séries d’actions en circulation un montant égal á la somme des éléments suivants :

a) le montant total versé pour les actions de chaque catégorie ou série au moment de la prorogation;

b) la part du surplus d’apport correspondant á ces actions.

Débit correspondant

(2) Le compte surplus d’apport de la société est débité des sommes visées á l’alinéa (1)b).

Émission antérieure

(3) Les sommes qui sont payées seulement après la prorogation á l’égard d’actions émises antérieurement sont portées au crédit du compte capital déclaré correspondant.

Droit de préemption

71 (1) Si les règlements administratifs le prévoient, les actionnaires détenant des actions d’une catégorie ont, au prorata du nombre de cellesci, un droit de préemption pour souscrire, lors de toute nouvelle émission, des actions de cette catégorie, aux modalités et au prix auxquels elles sont offertes aux tiers.

Exception

(2) Le droit de préemption ne s’applique pas aux actions d’une catégorie émises :

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 71-73	Articles 71-73

(a) for a consideration other than money;

(b) as a share dividend; or

(c) pursuant to the exercise of conversion privileges, options or rights previously granted by the company.

Idem

(3) Notwithstanding the existence of a pre-emptive right, a shareholder of a company has no pre-emptive right in respect of shares to be issued

(a) where the issue of shares to the shareholder is prohibited by this Act; or

(b) where, to the knowledge of the directors of the company, the offer of shares to a shareholder whose recorded address is in a country other than Canada ought not to be made unless the appropriate authority in that country is provided with information in addition to that submitted to the shareholders at the last annual meeting.

Conversion privileges

72 (1) A company may issue conversion privileges, options or rights to acquire securities of the company, and shall set out the conditions thereof

(a) in the documents that evidence the conversion privileges, options or rights; or

(b) in the securities to which the conversion privileges, options or rights are attached.

Transferable rights

(2) Conversion privileges, options and rights to acquire securities of a company may be made transferable or non-transferable, and options and rights to acquire such securities may be made separable or inseparable from any securities to which they are attached.

Reserved shares

(3) Where a company has granted privileges to convert any securities issued by the company into shares, or into shares of another class or series, or has issued or granted options or rights to acquire shares, if the by-laws limit the number of authorized shares, the company shall reserve and continue to reserve sufficient authorized shares to meet the exercise of such conversion privileges, options and rights.

Holding of own shares

73 Except as provided in sections 74 to 77, or unless permitted by the regulations, a company shall not

a) moyennant un apport autre qu’en numéraire;

b) à titre de dividende;

c) pour l’exercice de privilèges de conversion, d’options ou de droits accordés antérieurement par la société.

Idem

(3) Le droit de préemption ne s’applique pas, non plus, aux actions :

a) dont l’émission est interdite par la présente loi;

b) qui, á la connaissance des administrateurs, ne devraient pas être offertes á un actionnaire dont l’adresse enregistrée est dans un pays étranger, sauf s’il est fourni aux autorités compétentes de ce pays des renseignements autres que ceux présentés aux actionnaires á la dernière assemblée annuelle.

Privilèges de conversion

72 (1) La société peut octroyer des privilèges de conversion ainsi que des options ou droits d’acquérir ses valeurs mobilières; le cas échéant, elle en énonce les conditions soit dans le document qui en atteste l’existence soit sur les titres auxquels sont attachés ces privilèges, options ou droits.

Transmissibilité

(2) Ces privilèges, options ou droits peuvent être transmissibles ou non, les options ou droits pouvant en outre être séparés ou non des valeurs mobilières auxquelles ils sont attachés.

Réserve d’actions

(3) La société dont les règlements administratifs limitent le nombre d’actions qu’elle est autorisée á émettre doit conserver un nombre suffisant d’actions pour assurer l’exercice des privilèges, options ou droits qu’elle octroie.

Détention par la société de ses propres actions

73 Sauf dans les cas prévus aux articles 74 à 77 ou sauf autorisation par les règlements, la société ne peut :

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 73-75	Articles 73-75

(a) hold shares of the company or of any body corporate that controls the company;

(b) hold any ownership interests of any unincorporated entity that controls the company;

(c) permit any of its subsidiaries to hold any shares of the company or of any body corporate that controls the company; or

(d) permit any of its subsidiaries to hold any ownership interests of any unincorporated entity that controls the company.

Purchase and redemption of shares

74 (1) Subject to subsection (2) and to its by-laws, a company may, with the consent of the Superintendent, purchase, for the purpose of cancellation, any shares issued by it, or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof calculated according to a formula stated in its by-laws or the conditions attaching to the shares.

Restrictions on purchase and redemption

(2) A company shall not make any payment to purchase or redeem any shares issued by it if there are reasonable grounds for believing that the company is, or the payment would cause the company to be, in contravention of any regulation referred to in subsection 473(1) or (2) or any direction made pursuant to subsection 473(3).

Donated shares

(3) A company may accept from any shareholder a share of the company surrendered to it as a gift, but may not extinguish or reduce a liability in respect of an amount unpaid on any such share except in accordance with section 78.

Holding as personal representative

75 (1) A company may, and may permit its subsidiaries to, hold, in the capacity of a personal representative, shares of the company or of any body corporate that controls the company or ownership interests in any unincorporated entity that controls the company, but only where the company or the subsidiary does not have a beneficial interest in the shares or ownership interests.

Security interest

(2) A company may, and may permit its subsidiaries to, by way of a security interest

(a) hold shares of the company or of any body corporate that controls the company, or

a) détenir ses actions ou les actions d’une personne morale qui la contrôle;

b) détenir des titres de participation dans une entité non constituée en personne morale qui la contrôle;

c) permettre á ses filiales de détenir de ses actions ou des actions d’une personne morale qui la contrôle;

d) permettre à ses filiales de détenir des titres de participation dans une entité non constituée en personne morale qui la contrôle.

Rachat d’actions

74 (1) Sous réserve du paragraphe (2) et de ses propres règlements administratifs, la société peut, avec l’accord du surintendant, soit acheter, pour les annuler, les actions qu’elle a émises, soit les racheter á un prix n’excédant pas le prix calculé selon la formule prévue dans les règlements en question ou aux conditions qui y sont attachées.

Restriction

(2) La société ne peut toutefois faire aucun versement en vue d’acheter ou de racheter les actions qu’elle a émises, s’il existe des motifs valables de croire que ce faisant elle contrevient, ou contreviendra, aux règlements ou aux instructions visés á l’article 473.

Donation d’actions

(3) La société peut accepter toute donation d’actions, mais ne peut limiter ni supprimer l’obligation de les libérer autrement qu’en conformité avec l’article 78.

Exception — représentant personnel

75 (1) La société — ainsi que ses filiales si elle le leur permet — peut, en qualité de représentant personnel, mais á condition de ne pas en avoir la propriété effective, détenir soit des actions de la société ou d’une personne morale qui la contrôle, soit des titres de participation d’une entité non constituée en personne morale qui la contrôle.

Sûreté

(2) La société et ses filiales — si elle le leur permet —peuvent, á titre de sűreté, détenir soit des actions de la société ou d’une personne morale qui la contrôle, soit des titres de participation d’une entité qui la contrôle, pourvu

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 75-76	Articles 75-76

(b) hold any ownership interests of any entity that controls the company,

where the security interest is nominal or immaterial when measured by criteria established by the company that have been approved in writing by the Superintendent.

Saving

(3) Nothing in subsection (2) precludes a former-Act company or any of its subsidiaries from holding any security interest held immediately prior to the coming into force of this Part.

1991, c. 45, s. 75; 2005, c. 54, s. 375(F).

Exception — conditions before acquisition

75.1 (1) A company may permit any of its subsidiaries to acquire shares of the company through the issuance of those shares by the company to the subsidiary if the conditions prescribed for the purposes of this subsection are met before the subsidiary acquires the shares.

Conditions after acquisition

(2) After a subsidiary has acquired shares under the purported authority of subsection (1), the conditions prescribed for the purposes of this subsection must be met.

Non-compliance with conditions

(3) If a company permits any of its subsidiaries to acquire shares of the company under the purported authority of subsection (1) and one or more of the conditions prescribed for the purposes of subsections (1) and (2) were not met, are not met or cease to be met, as the case may be, then, despite section 15 and subsection 69(2), the company must comply with the prescribed requirements.

2007, c. 6, s. 343.

Cancellation of shares

76 (1) Subject to subsection (2), where a company purchases shares of the company or fractions thereof or redeems or otherwise acquires shares of the company, the company shall cancel those shares.

Requirement to sell

(2) Where a company or any of its subsidiaries, through the realization of security, acquires any shares of the company or of any body corporate that controls the company or any ownership interests in an unincorporated entity that controls the company, the company shall, or shall cause its subsidiaries to, as the case may be, within six months after the day of the realization, sell or otherwise dispose of the shares or ownership interests.

que la sûreté ait une valeur peu importante selon les critères établis par la société et approuvés par écrit par le surintendant.

Précision

(3) Le paragraphe (2) n’a pas pour effet d’empêcher une société antérieure ou l’une de ses filiales de continuer á détenir une sűreté qu’elle détenait á l’entrée en vigueur de la présente partie.

1991, ch. 45, art. 75; 2005, ch. 54, art. 375(F).

Exception — conditions préalables

75.1 (1) La société peut permettre á ses filiales d’acquérir ses actions par l’entremise d’une émission de cellesci en leur faveur si, préalablement á l’acquisition, les conditions prévues par les règlements pour l’application du présent paragraphe sont remplies.

Conditions ultérieures

(2) Après l’acquisition d’actions effectivement ou censé-ment autorisée par le paragraphe (1), les conditions prévues par les règlements pour l’application du présent paragraphe doivent être remplies.

Inobservation des conditions

(3) Malgré l’article 15 et le paragraphe 69(2), la société est tenue de se conformer aux obligations réglementaires si, d’une part, l’acquisition était effectivement ou censément autorisée par le paragraphe (1) et, d’autre part, une des conditions prévues par les règlements pour l’application des paragraphes (1) ou (2) n’est pas remplie ou cesse de l’être.

2007, ch. 6, art. 343.

Annulation des actions

76 (1) Sous réserve du paragraphe (2), la société est tenue, lorsqu’elle les acquiert — notamment par achat ou rachat — d’annuler les actions ou fractions d’actions émises par elle.

Obligation de vendre

(2) En cas d’acquisition par la société ou ses filiales — á la suite de la réalisation d’une sűreté — d’actions émises par elle ou par une personne morale qui la contrôle, ou de titres de participation d’une entité non constituée en personne morale qui la contrôle, la société doit s’en départir dans les six mois suivant la réalisation et veiller á ce que ses filiales fassent de même.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 77-78	Articles 77-78

Subsidiary holding shares

77 Subject to the regulations, a former-Act company shall cause any subsidiary of the company that holds shares of the company, or of any body corporate that controls the company, or any ownership interests of any unincorporated entity that controls the company to sell or otherwise dispose of those shares or ownership interests within six months after the day this section comes into force.

Reduction of capital

78 (1) The stated capital of a company may be reduced by special resolution.

Limitation

(2) A company shall not reduce its stated capital by special resolution if there are reasonable grounds for believing that the company is, or the reduction would cause the company to be, in contravention of any regulation referred to in subsection 473(1) or (2) or any direction made pursuant to subsection 473(3).

Contents of special resolution

(3) A special resolution to reduce the stated capital of a company shall specify the stated capital account or accounts from which the reduction of stated capital effected by the special resolution will be deducted.

Approval by Superintendent

(4) A special resolution to reduce the stated capital of a company has no effect until it is approved in writing by the Superintendent.

Exception

(4.1) Subsection (4) does not apply if

(a) the reduction in the stated capital is made solely as a result of changes made to the accounting principles referred to in subsection 313(4); and

(b) there is to be no return of capital to shareholders as a result of the reduction.

Conditions for approval

(5) No approval to reduce the stated capital of a company may be given by the Superintendent unless application therefor is made within three months after the time of the passing of the special resolution and a copy of the special resolution, together with a notice of intention to apply for approval, has been published in the Canada Gazette.

Filiale détentrice d’actions

77 Sous réserve des règlements, la société antérieure doit veiller á ce que sa filiale qui détient de ses actions, des actions d’une personne morale qui la contrôle ou des titres de participation d’une entité non constituée en personne morale qui la contrôle s’en départisse dans les six mois suivant l’entrée en vigueur du présent article.

Réduction de capital

78 (1) La société peut, par résolution extraordinaire, réduire son capital déclaré.

Limite

(2) La réduction est toutefois interdite s’il y a des motifs valables de croire que la société contrevient, ou contreviendra de ce fait, aux règlements ou aux instructions visés á l’article 473.

Teneur de la résolution extraordinaire

(3) La résolution extraordinaire doit préciser les comptes capital déclaré faisant l’objet de la réduction.

Agrément

(4) La prise d’effet de la résolution extraordinaire est su-bordonnée á l’agrément écrit du surintendant.

Exception

(4.1) Un tel agrément n’est pas nécessaire si, á la fois :

a) la réduction du capital déclaré est due uniquement à des changements apportés aux principes comptables visés au paragraphe 313(4);

b) aucun remboursement du capital n’est versé aux actionnaires du fait de la réduction.

Condition préalable

(5) Le surintendant ne peut approuver la résolution extraordinaire que si, d’une part, celleci lui a été présentée dans les trois mois qui suivent son adoption et, d’autre part, un exemplaire de la résolution et un avis d’intention de la demande d’agrément ont été publiés dans la Gazette du Canada.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 78-80	Articles 78-80

Statements to be submitted

(6) In addition to evidence of the passing of a special resolution to reduce the stated capital of a company and of the publication thereof, statements showing

(a) the number of the company’s shares issued and outstanding,

(b) the results of the voting by class of shares of the company,

(c) the company’s assets and liabilities, and

(d) the reason why the company seeks the reduction of capital shall be submitted to the Superintendent at the time of the application for approval of the special resolution.

1991, c. 45, s. 78; 2007, c. 6, s. 344.

Recovery by action

79 (1) Where any money or property was paid or distributed to a shareholder or other person as a consequence of a reduction of capital made contrary to section 78, a creditor of the company may apply to a court for an order compelling the shareholder or other person to pay the money or deliver the property to the company.

Shares held by personal representative

(2) No person holding shares in the capacity of a personal representative and registered on the records of the company as a shareholder and therein described as the personal representative of a named person is personally liable under subsection (1), but the named person is subject to all the liabilities imposed by that subsection.

Limitation

(3) An action to enforce a liability imposed by subsection (1) may not be commenced more than two years after the date of the act complained of.

Remedy preserved

(4) This section does not affect any liability that arises under section 212.

Adjustment of stated capital account

80 (1) On a purchase, redemption or other acquisition by a company of shares or fractions thereof issued by it, other than shares acquired pursuant to section 75 or acquired through the realization of security and sold pursuant to subsection 76(2), the company shall deduct from the stated capital account maintained for the class or series of shares so purchased, redeemed or otherwise acquired an amount equal to the result obtained by

Pièces justificatives

(6) La demande d’agrément est accompagnée des pièces prouvant l’adoption et la publication de la résolution extraordinaire et précisant :

a) le nombre d’actions émises et en circulation de la société;

b) le résultat du vote par catégories d’actions;

c) l’actif et le passif de la société;

d) les motifs de la réduction projetée.

1991, ch. 45, art. 78; 2007, ch. 6, art. 344.

Action en recouvrement

79 (1) Tout créancier de la société peut demander au tribunal d’ordonner á un actionnaire ou une autre personne de restituer á la société les sommes ou biens reçus á la suite d’une réduction de capital non conforme á l’ar-ticle 78.

Responsabilité en tant que représentant personnel

(2) La personne qui détient des actions en qualité de représentant personnel et qui est enregistrée dans les livres de la société á la fois comme représentant personnel d’une personne désignée et comme actionnaire n’encourt aucune responsabilité personnelle du fait du paragraphe (1), celleci incombant intégralement à la personne désignée.

Prescription

(3) L’action en recouvrement se prescrit par deux ans á compter de l’acte en cause.

Maintien des recours

(4) Le présent article ne limite en rien la responsabilité découlant de l’article 212.

Régularisation du compte capital déclaré

80 (1) La société qui acquiert, notamment par achat ou rachat, des actions ou fractions d’actions qu’elle a émises, á l’exception d’actions acquises conformément á l’article 75 ou á la suite de la réalisation d’une sűreté et vendues conformément au paragraphe 76(2), débite le compte capital déclaré afférent á la catégorie ou série concernée du produit de la somme moyenne reçue pour chacune d’elles

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Section 80	Article 80

multiplying the stated capital in respect of the shares of that class or series by the number of shares of that class or series so purchased, redeemed or otherwise acquired and dividing by the number of shares of that class or series outstanding immediately before the purchase, redemption or other acquisition.

Idem

(2) A company shall adjust its stated capital account or accounts in accordance with any special resolution referred to in section 78.

Shares converted to another class

(3) On a conversion of outstanding shares of a company into shares of another class or series, or on a change of outstanding shares of the company into shares of another class or series, the company shall

(a) deduct from the stated capital account maintained for the class or series of shares converted or changed an amount equal to the result obtained by multiplying the stated capital of the shares of that class or series by the number of shares of that class or series converted or changed, and dividing by the number of outstanding shares of that class or series immediately before the conversion or change; and

(b) record the result obtained under paragraph (a) and any additional consideration received pursuant to the conversion or change in the stated capital account maintained or to be maintained for the class or series of shares into which the shares have been converted or changed.

Stated capital of convertible shares

(4) For the purposes of subsection (3) and subject to the company’s by-laws, where a company issues two classes of shares and there is attached to each class a right to convert a share of one class into a share of the other class and a share is so converted, the amount of stated capital attributable to a share in either class is the aggregate of the stated capital of both classes divided by the number of outstanding shares of both classes immediately before the conversion.

Conversion or change of shares

(5) Shares issued by a company and converted into shares of another class or series, or changed under subsection 222(1) into shares of another class or series, become issued shares of the class or series of shares into which the shares have been converted or changed.

lors de leur émission par le nombre d’actions ainsi acquises.

Idem

(2) De même, la société régularise ses comptes capital déclaré, conformément á la résolution extraordinaire visée á l’article 78.

Conversion d’actions

(3) La société doit, dès le passage d’actions déjŕ en circulation dans une catégorie ou série á la suite d’une conversion ou d’un changement :

a) débiter le compte capital déclaré tenu pour la caté-gorie ou série initiale du produit de la somme moyenne reçue pour chacune d’elles lors de leur émission par le nombre d’actions ayant fait l’objet de la conversion ou du changement;

b) inscrire au compte capital déclaré de la catégorie ou série des actions converties ou changées le produit visé á l’alinéa a) ainsi que tout apport supplémentaire reçu au titre de la conversion ou du changement.

Capital déclaré d’actions réciproquement convertibles

(4) Pour l’application du paragraphe (3) et sous réserve des règlements administratifs, lorsqu’est exercé le droit de conversion réciproque dont sont assorties deux catégories d’actions émises par la société, le montant du capital déclaré attribuable á une action de l’une ou l’autre catégorie est égal au quotient du total du capital déclaré correspondant aux deux catégories par le nombre d’actions en circulation dans ces deux catégories avant la conversion.

Effet de la conversion ou du changement

(5) Les actions ayant fait l’objet d’une conversion ou d’un changement effectué aux termes du paragraphe 222(1) sont réputées avoir été émises dans la nouvelle catégorie ou série.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Share Capital	Capital-actions
Sections 81-82	Articles 81-82

Addition to stated capital account

81 On a conversion of any debt obligation of a company into shares of a class or series of shares, the company shall

(a) deduct from the liabilities of the company the nominal value of the debt obligation being converted; and

(b) record the result obtained under paragraph (a) and any additional consideration received for the conversion in the stated capital account maintained or to be maintained for the class or series of shares into which the debt obligation has been converted.

Declaration of dividend

82 (1) The directors of a company may declare and a company may pay a dividend by issuing fully paid shares of the company or options or rights to acquire fully paid shares of the company and, subject to subsection (4), the directors of a company may declare and a company may pay a dividend in money or property, and where a dividend is to be paid in money, the dividend may be paid in a currency other than the currency of Canada.

Notice to Superintendent

(2) The directors of a company shall notify the Superintendent of the declaration of a dividend at least 15 days before the day fixed for its payment.

Share dividend

(3) If shares of a company are issued in payment of a dividend, the company shall record in the stated capital account maintained or to be maintained for the shares of the class or series issued in payment of the dividend the declared amount of the dividend stated as an amount of money.

When dividend not to be declared

(4) The directors of a company shall not declare and a company shall not pay a dividend if there are reasonable grounds for believing that the company is, or the payment would cause the company to be, in contravention of any regulation referred to in subsection 473(1) or (2) or any direction made pursuant to subsection 473(3).

(5) [Repealed, 2007, c. 6, s. 345]

1991, c. 45, s. 82; 2001, c. 9, s. 494; 2007, c. 6, s. 345.

Inscription

81 La société doit, dès la conversion de ses titres de créance en actions d’une catégorie ou d’une série :

a) débiter son passif de la valeur nominale des titres de créance ainsi convertis;

b) inscrire au compte capital déclaré de la catégorie ou série d’actions pertinente la somme visée á l’alinéa a) ainsi que tout apport supplémentaire reçu au titre de la conversion.

Déclaration de dividende

82 (1) Les administrateurs de la société peuvent déclarer un dividende, qui peut être payé soit par l’émission d’actions entièrement libérées ou par l’octroi d’options ou de droits d’acquérir de telles actions, soit, sous réserve du paragraphe (4), en argent ou en biens; le dividende payable en argent peut être payé en monnaie étrangère.

Avis au surintendant

(2) Les administrateurs notifient au surintendant la déclaration de dividendes au moins quinze jours avant la date fixée pour leur versement.

Dividendes-actions

(3) La société inscrit — en numéraire — au compte capital déclaré correspondant le montant déclaré des dividendes qu’elle verse sous forme d’actions.

Non-versement de dividendes

(4) Toute déclaration ou tout versement de dividendes est prohibé s’il existe des motifs valables de croire que, ce faisant, la société contrevient, ou contreviendra, aux règlements ou aux instructions visés á l’article 473.

(5) [Abrogé, 2007, ch. 6, art. 345]

1991, ch. 45, art. 82; 2001, ch. 9, art. 494; 2007, ch. 6, art. 345.

Current to May 29, 2023	52	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Subordinated Indebtedness	Titres secondaires
Sections 83-84	Articles 83-84

Subordinated Indebtedness

Restriction on subordinated indebtedness

83 (1) A company shall not issue subordinated indebtedness unless the subordinated indebtedness is fully paid for in money or, with the approval of the Superintendent, in property.

References to subordinated indebtedness

(2) A person shall not in any prospectus, advertisement, correspondence or literature relating to any subordinated indebtedness issued or to be issued by a company refer to the subordinated indebtedness otherwise than as subordinated indebtedness.

Deemed not to be a deposit

(3) Subordinated indebtedness issued by a company is deemed not to be a deposit.

Other currencies

(4) When issuing subordinated indebtedness, a company may provide that any aspect of the subordinated indebtedness relating to money or involving the payment of or the liability to pay money in relation thereto be in a currency other than that of Canada including, without restricting the generality of the foregoing, the payment of any interest thereon.

Security Certificates and Transfers

Definitions

84 In this section and sections 85 to 138, adverse claim includes a claim that a transfer was or would be wrongful or that a particular adverse person is the owner of or has an interest in a security; (opposition)

bona fide purchaser means a purchaser for value in good faith and without notice of any adverse claim who takes delivery of a security in bearer form or order form or of a security in registered form issued to the purchaser or endorsed to the purchaser or endorsed in blank; (acheteur de bonne foi)

clearing agency means a person designated as a recognized clearing agency by the Superintendent; (agence de compensation et de dépôt)

delivery means voluntary transfer of possession; (livrai-son ou remise)

Titres secondaires

Restriction : titre secondaire

83 (1) Il est interdit á la société d’émettre un titre secondaire qui ne soit entièrement libéré en argent ou, avec l’approbation du surintendant, en biens.

Mention d’un titre secondaire

(2) Dans tout prospectus, annonce ou autre document relatif à un titre secondaire de la société, il ne peut en être fait mention sous une autre désignation.

Présomption

(3) Un titre secondaire est réputé ne pas être un dépôt.

Monnaie étrangère

(4) La société peut prévoir, lors de l’émission de titres secondaires, que toute disposition de ceuxci relative á une somme d’argent ou prévoyant soit le paiement d’une somme d’argent, soit l’obligation d’en payer une est exprimée en monnaie étrangère et que les intérêts afférents sont payables en une telle monnaie.

Certificats de valeurs mobilières et transferts

Définitions

84 Les définitions qui suivent s’appliquent au présent article et aux articles 85 à 138.

acheteur de bonne foi L’acquéreur contre valeur qui, non avisé de l’existence d’une opposition, prend livraison d’un titre au porteur ou á ordre ou d’un titre nominatif émis á son nom, endossé á son profit ou en blanc. (bona fide purchaser)

acquéreur La personne qui acquiert des droits sur une valeur mobilière, par voie d’achat, d’hypothèque, de gage, d’émission, de réémission, de don ou de toute autre opération consensuelle. (purchaser)

acte de fiducie S’entend au sens de l’article 299. (trust indenture)

agence de compensation et de dépôt La personne agréée à ce titre par le surintendant. (clearing agency)

authentique Ni falsifié ni contrefait. (genuine)

Current to May 29, 2023	53	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Section 84	Article 84

fungible, in respect of securities, means securities of which any unit is, by nature or usage of trade, the equivalent of any other like unit; (fongibles)

genuine means free of forgery or counterfeit; (authen-tique)

good faith means honesty in fact in the conduct of the transaction concerned; (bonne foi)

over-issue means the issue of securities in excess of any maximum number of securities that the issuer is authorized to issue; (émission excédentaire)

purchaser means a person who takes an interest in a security by sale, mortgage, pledge, issue, reissue, gift or any other voluntary transaction; (acquéreur)

securities broker means a person who is engaged for all or part of the person’s time in the business of buying and selling securities and who, in the transaction concerned, acts for, or buys a security from, or sells a security to, a customer; (courtier)

security or security certificate means an instrument issued by a company that is

(a) in bearer, order or registered form,

(b) of a type commonly dealt in on securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment,

(c) one of a class or series or by its terms divisible into a class or series of instruments, and

(d) evidence of a share, participation or other interest in or obligation of a company,

but does not include an instrument evidencing a deposit; (valeur mobilière ou certificat de valeur mobilière)

trust indenture has the meaning given that expression by section 299; (acte de fiducie)

unauthorized, in relation to a signature or an endorsement, means a signature or an endorsement made without actual, implied or apparent authority, and includes a forgery; (non autorisé)

uncertificated security means a security, not evidenced by a security certificate, the issue and any transfer of which is registered or recorded in records maintained for that purpose by or on behalf of a company; (valeur mo-bilière sans certificat)

bonne foi Honnêteté de fait dans l’exécution d’une opération. (good faith)

courtier La personne qui se livre, exclusivement ou non, au commerce des valeurs mobilières et qui, entre autres, dans les opérations en cause, agit pour un client. (securities broker)

émission excédentaire Toute émission de valeurs mo-bilières dépassant le plafond autorisé. (over-issue)

fongibles Celles des valeurs mobilières qui ont cette qualité par nature ou en vertu des usages du commerce. (fungible)

livraison ou remise Le transfert volontaire de la possession. (delivery)

non autorisé Pour une signature ou un endossement, le fait d’être apposé ou effectué sans autorisation réelle, implicite ou apparente; s’entend également des faux. (unauthorized)

opposition Entre autres, le fait d’invoquer qu’un transfert est ou serait illégal ou qu’un opposant déterminé détient la propriété de valeurs mobilières ou un droit sur cellesci. (adverse claim)

valeur mobilière ou certificat de valeur mobilière Tout titre émis par une société, qui, à :la fois

a) est au porteur, à ordre ou nominatif;

b) est d’un genre habituellement négocié aux bourses ou sur les marchés de valeurs mobilières ou reconnu comme placement dans tout endroit où il est émis ou négocié;

c) fait partie d’une catégorie ou série de titres ou est divisible selon ses propres modalités;

d) atteste l’existence soit d’une action ou d’une obligation de la société, soit de droits ou intérêts, notamment d’une participation, sur celleci.

Est exclu de la présente définition le document attestant un dépôt. (security or security certificate)

valeur mobilière sans certificat Valeur mobilière dont aucun certificat ne constate l’existence et dont l’émission ou le transfert est inscrit ou mentionné dans les registres tenus á cette fin par la société ou en son nom. (uncertificated security)

valide Soit émis légalement, soit validé en vertu de l’article 100. (valid)

Current to May 29, 2023	54	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 84-88	Articles 84-88

valid means issued in accordance with the applicable law or validated under section 100. (valide)

Provisions governing transfers of securities

85 The transfer of a security is governed by sections 86 to 138.

Security a negotiable instrument

86 (1) A security is a negotiable instrument but, in the case of any inconsistency between the provisions of the Bills of Exchange Act and this Act, this Act prevails to the extent of the inconsistency.

Bearer form

(2) A security is in bearer form if it is payable to bearer according to its terms and not by reason of any endorsement.

Order form

(3) A security is in order form where the security is not a share and, by its terms, it is payable to the order or assigns of any person therein specified with reasonable certainty or to the person or the person’s order.

Registered form

(4) A security is in registered form if

(a) it specifies a person entitled to the security or to the rights it evidences, and its transfer is capable of being recorded in a securities register; or

(b) it bears a statement that it is in registered form.

Status of guarantor

87 A guarantor for an issuer of a security is deemed to be an issuer to the extent of the guarantee, whether or not the guarantor’s obligation is noted on the security.

Rights of holder

88 (1) Subject to Part VII, every security holder is entitled at the holder’s option to a security certificate that complies with this Act or to a non-transferable written acknowledgement of the holder’s right to obtain a security certificate that complies with this Act from a company in respect of the securities of that company held by the security holder.

Fee for security certificate

(2) A company may charge a fee, not exceeding a prescribed amount, for a security certificate issued in respect of a transfer.

Transferts

85 Les articles 86 à 138 régissent les transferts de valeurs mobilières.

Effets négociables

86 (1) Les valeurs mobilières sont des effets négociables; á cet égard, la présente loi l’emporte sur les dispositions incompatibles de la Loi sur les lettres de change.

Titre au porteur

(2) Est au porteur le titre payable au porteur selon ses propres modalités et non du fait d’un endossement.

Titre à ordre

(3) Est á ordre le titre, á l’exception de l’action, qui est soit payable á l’ordre d’une personne qui y est désignée d’une manière suffisamment identifiable, soit cédé á une telle personne.

Titre nominatif

(4) Est nominatif le titre qui :

a) soit désigne nommément son titulaire — ou celui qui bénéficie des droits dont il atteste l’existence — et peut faire l’objet d’un transfert sur le registre des valeurs mobilières;

b) soit porte une mention à cet effet.

Caution d’un émetteur

87 La caution de l’émetteur d’une valeur mobilière est réputée, dans les limites de sa garantie, avoir la qualité d’émetteur, indépendamment de la mention de son obligation sur la valeur mobilière.

Droits du détenteur

88 (1) Sous réserve de la partie VII, les détenteurs de valeurs mobilières peuvent, à leur choix, exiger de la société soit des certificats de valeurs mobilières conformes à la présente loi, soit une reconnaissance écrite et incessible de ce droit.

Frais pour un certificat

(2) La société peut, pour un certificat de valeurs mobilières émis á l’occasion d’un transfert, imposer des droits n’excédant pas le montant réglementaire.

Current to May 29, 2023	55	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 88-91	Articles 88-91

Joint holders

(3) A company is not required to issue more than one security certificate in respect of securities held jointly by several persons, and delivery of a security certificate to one of several joint holders is sufficient delivery to all joint holders of the security.

1991, c. 45, s. 88; 1999, c. 31, s. 214.

Signatures

89 (1) A security certificate shall be signed by or bear the printed or otherwise mechanically reproduced signature of at least one of the following:

(a) a director or officer of the company;

(b) a registrar or transfer agent of the company or a branch transfer agent or a natural person on their behalf; or

(c) a trustee who certifies it in accordance with a trust indenture.

Continuation of validity of signature

(2) If a security certificate contains a person’s printed or mechanically reproduced signature, the company may issue the security certificate even if the person has ceased to be a director or officer of the company. The security certificate is as valid as if the person were a director or officer at the date of its issue.

1991, c. 45, s. 89; 2005, c. 54, s. 377.

Contents of share certificate

90 There shall be stated on the face of each share certificate issued by a company after the coming into force of this section

(a) the name of the company;

(b) a statement that the company is subject to the Trust and Loan Companies Act;

(c) the name of the person to whom the share certificate is issued; and

(d) the number and class of shares and the designation of any series that the certificate represents.

Restrictions and charges

91 (1) No charge in favour of a company and no restriction on transfer other than a constraint under Part VII is effective against a transferee of a security issued by the company if the transferee has no actual knowledge of the charge or restriction unless it or a reference to it is noted conspicuously on the security certificate.

Codétenteurs

(3) En cas de détention conjointe d’une valeur mobilière, la remise du certificat á l’un des codétenteurs constitue délivrance suffisante pour tous.

1991, ch. 45, art. 88; 1999, ch. 31, art. 214.

Signatures

89 (1) Les certificats de valeurs mobilières portent la signature — laquelle peut notamment ętre reproduite mécaniquement ou imprimée — d’au moins une des personnes suivantes :

a) tout administrateur ou dirigeant de la société;

b) tout agent d’inscription ou de transfert de la société, tout agent local des transferts ou une personne physique agissant pour leur compte;

c) tout fiduciaire qui les certifie conformes á l’acte de fiducie.

Permanence de la validité de la signature

(2) La société peut valablement émettre des certificats de valeurs mobilières portant la signature, qui peut notamment ętre reproduite mécaniquement ou imprimée, d’administrateurs ou de dirigeants qui ont cessé d’occuper leur poste.

1991, ch. 45, art. 89; 2005, ch. 54, art. 377.

Contenu du certificat d’action

90 Doivent figurer au recto de chaque certificat d’action émis après l’entrée en vigueur du présent article les éléments suivants :

a) le nom de la société émettrice;

b) la mention qu’elle est régie par la Loi sur les sociétés de fiducie et de prêt;

c) le nom du titulaire;

d) le nombre, la catégorie et la série d’actions représentés.

Restrictions et charges

91 (1) Les restrictions en matière de transfert — autres que celles prévues á la partie VII — auxquelles sont assujetties les valeurs mobilières émises par une société, ainsi que les charges dont elles sont grevées en faveur de celleci, sont inopposables aux cessionnaires qui n’en ont pas eu effectivement connaissance, á moins qu’elles ne soient

Current to May 29, 2023	56	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 91-92	Articles 91-92

No restriction

(2) If any of the issued shares of a distributing company remain outstanding and are held by more than one person, the company may not restrict the transfer or ownership of its shares except by way of a constraint under Part VII.

Continuance

(3) If a body corporate that is continued as a company under this Act has outstanding security certificates and the words “private company” or “private corporation” appear on the certificates, those words are deemed to be a notice of a charge or restriction for the purposes of subsection (1).

1991, c. 45, s. 91; 2005, c. 54, s. 378.

Particulars of class

92 (1) There shall be stated legibly on a share certificate issued after the coming into force of this section by a company that is authorized to issue shares of more than one class or series

(a) the rights, privileges, restrictions and conditions attached to the shares of each class and series existing when the share certificate is issued; or

(b) that the class or series of shares that the certificate represents has rights, privileges, restrictions or conditions attached thereto and that the company will furnish a shareholder, on demand and without charge, with a full copy of

(i) the text of the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as those rights, privileges, restrictions and conditions have been fixed by the directors, and

(ii) the text of the authority of the directors, if the directors are so authorized, to fix the rights, privileges, restrictions and conditions of subsequent series of shares.

Duty

(2) Where a share certificate issued by a company contains the statement mentioned in paragraph (1)(b), the company shall provide a shareholder, on demand and without charge, with a full copy of the texts referred to in subparagraphs (1)(b)(i) and (ii).

énoncées ou qu’il n’y soit fait référence de manière visible sur le certificat de valeurs mobilières.

Restrictions interdites

(2) La société ayant fait appel au public dont des actions sont en circulation et détenues par plus d’une personne ne peut, sauf dans les cas prévus á la partie VII, soumettre á des restrictions le transfert ou le droit de pro-priété de ses actions.

Prorogation

(3) L’expression « compagnie privée » ou « société privée » figurant sur les certificats de valeurs mobilières émis par une personne morale prorogée sous le régime de la présente loi vaut avis des restrictions et charges prévues au paragraphe (1).

1991, ch. 45, art. 91; 2005, ch. 54, art. 378.

Détails

92 (1) Les certificats émis, après l’entrée en vigueur du présent article, par une société autorisée á émettre des actions de plusieurs catégories ou séries font état, de manière lisible :

a) soit des droits, privilèges, restrictions et conditions attachés aux actions de toutes les catégories et séries existantes au moment de leur émission;

b) soit du fait que la catégorie ou série d’actions qu’ils représentent comporte des droits, privilèges, restrictions ou conditions et que la société remettra á tout actionnaire, á sa demande et gratuitement, copie inté-grale du texte :

(i) des droits, privilèges, restrictions et conditions attachés á chaque catégorie dont l’émission est au-torisée et, dans la mesure fixée par les administrateurs, á chaque série,

(ii) de l’autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries suivantes.

Obligation

(2) La société qui émet les certificats visés á l’alinéa (1)b) doit, sur demande, fournir gratuitement aux actionnaires le texte prévu aux sousalinéas (1)b)(i) et (ii).

Current to May 29, 2023	57	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 93-96	Articles 93-96

Fractional share

93 A company may issue a certificate for a fractional share or may issue in place thereof a scrip certificate in bearer form that entitles the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share.

Scrip certificates

94 The directors of a company may attach conditions to any scrip certificate issued by the company, including conditions that

(a) the scrip certificate becomes void if not exchanged for a share certificate representing a full share before a specified date; and

(b) any shares for which the scrip certificate is exchangeable may, notwithstanding any pre-emptive right, be issued by the company to any person and the proceeds thereof may be distributed rateably to the holders of all the scrip certificates.

Holders of fractional shares

95 (1) A holder of a fractional share issued by a company is not entitled to exercise voting rights or to receive a dividend in respect of the fractional share.

Holders of scrip certificates

(2) A holder of a scrip certificate is not entitled to exercise voting rights or to receive a dividend in respect of the scrip certificate.

Dealings with registered owner

96 (1) A company or a trustee within the meaning of section 299 may, subject to subsections 140(5) to (7) and sections 141 to 144 and 148, treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payment in respect of the security and to exercise all of the rights and powers of an owner of the security.

Constructive registered holder

(2) Notwithstanding subsection (1), a company may treat a person as a registered security holder entitled to exercise all of the rights of the security holder that the person represents, if that person provides the company with evidence as described in subsection 130(4) that the person is

(a) the heir or personal representative of a deceased security holder or the personal representative of the heirs of the deceased security holder;

Fraction d’action

93 La société peut émettre, pour chaque fraction d’action, soit un certificat, soit un certificat provisoire au porteur donnant droit á une action entière en échange de tous les certificats provisoires correspondants.

Certificat provisoire

94 Les administrateurs peuvent assortir les certificats provisoires de conditions prévoyant notamment :

a) que ceuxci seront frappés de nullité s’ils ne sont pas échangés avant une date déterminée contre des certificats d’actions entières;

b) que les actions contre lesquelles ils sont échangeables peuvent, malgré tout droit de préemption, faire l’objet, au profit d’une personne donnée, d’une émission dont le produit est distribué, au prorata, aux détenteurs de tous les certificats provisoires.

Détenteurs de fractions d’actions

95 (1) Les fractions d’actions émises par la société ne confèrent pas á leur détenteur le droit de voter ou de recevoir des dividendes.

Détenteurs de certificats provisoires

(2) Les certificats provisoires émis par la société ne confèrent pas à leur détenteur le droit de voter ou de recevoir des dividendes.

Relations avec le propriétaire inscrit

96 (1) La société ou le fiduciaire visé á l’article 299 peut, sous réserve des paragraphes 140(5) à (7) et des articles 141 à 144 et 148, considérer le propriétaire inscrit d’une valeur mobilière comme étant la seule personne ayant qualité pour voter, recevoir des avis ainsi que des intérêts, dividendes ou autres paiements et exercer tous les droits et pouvoirs du propriétaire de la valeur mobilière.

Présomption

(2) Malgré le paragraphe (1), la société peut considérer une personne comme habilitée á exercer les droits du détenteur inscrit d’une valeur mobilière qu’elle représente, dans la mesure oů celleci peut lui fournir, conformé-ment au paragraphe 130(4), la preuve qu’elle est :

a) l’héritier ou le représentant personnel d’un détenteur de valeurs mobilières décédé ou le représentant personnel des héritiers de ce dernier;

b) le représentant personnel d’un détenteur inscrit de valeurs mobilières mineur, incapable ou absent;

Current to May 29, 2023	58	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 96-99	Articles 96-99

(b) the personal representative of a registered security holder who is a minor, an incompetent person or a missing person; or

(c) a liquidator of, or a trustee in bankruptcy for, a registered security holder.

Permissible registered holder

(3) If a person on whom the ownership of a security of a company devolves by operation of law, other than a person described in subsection (2), provides proof of that person’s authority to exercise rights or privileges in respect of a security of the company that is not registered in the person’s name, the company shall, subject to this Act, treat that person as entitled to exercise those rights or privileges.

Immunity of company

(4) A company is not required to inquire into the existence of, or see to the performance or observance of, any duty owed to a third person by a registered holder of any of its securities or by anyone whom it treats, as permitted or required by this Part, as the owner or registered holder thereof.

1991, c. 45, s. 96; 2005, c. 54, s. 379.

Minors

97 If a minor exercises any rights of ownership in the securities of a company, no subsequent repudiation or avoidance is effective against the company.

1991, c. 45, s. 97; 2005, c. 54, s. 380(E).

Joint shareholders

98 A company may treat as owners of a security the survivors of persons to whom the security was issued as joint holders, if the company receives proof satisfactory to it of the death of any of the joint holders.

Transmission of securities

99 (1) Subject to the provisions of Part VII and any applicable law relating to the collection of taxes, a person referred to in paragraph 96(2)(a) is entitled to become registered as the owner of a security, or to designate another person to be registered as the owner of a security, if the person referred to in paragraph 96(2)(a) delivers to the company or its transfer agent

(a) the original grant of probate or of letters of administration, or a copy thereof certified to be a true copy by

(i) the court that granted the probate or letters of administration,

c) le liquidateur ou le syndic de faillite agissant pour un détenteur inscrit de valeurs mobilières.

Idem

(3) La société doit, sous réserve des autres dispositions de la présente loi, considérer toute personne non visée au paragraphe (2) et á laquelle la propriété de valeurs mobilières est dévolue par l’effet de la loi comme habilitée á exercer, á l’égard des valeurs mobilières non inscrites á son nom, les droits ou privilèges y afférents dans la mesure où la personne établit qu’elle a qualité pour les exercer.

Immunité de la société

(4) La société n’est pas tenue de vérifier si des obligations envers des tiers incombent au détenteur inscrit de l’une de ses valeurs mobilières ou á la personne considérée en vertu de la présente partie comme tel ou comme propriétaire, ni de veiller á leur exécution.

1991, ch. 45, art. 96; 2005, ch. 54, art. 379.

Mineurs

97 En cas d’exercice par un mineur de droits attachés á la propriété des valeurs mobilières de la société, aucun désaveu ultérieur n’a d’effet contre celleci.

1991, ch. 45, art. 97; 2005, ch. 54, art. 380(A).

Codétenteurs

98 La société peut, sur preuve satisfaisante du décès de l’un des codétenteurs de l’une de ses valeurs mobilières, considérer les autres codétenteurs comme propriétaires de celleci.

Transmission de valeurs mobilières

99 (1) Sous réserve de la partie VII et de toute loi fiscale applicable, la personne visée á l’alinéa 96(2)a) est habilitée á devenir détenteur inscrit, ou á désigner la personne qui le deviendra, sur remise á la société ou á son agent de transfert — avec les assurances que celle-ci peut exiger en vertu de l’article 130 — des documents suivants :

a) en cas de transmission par testament notarié dans la province de Québec, une copie certifiée authentique de ce testament conformément aux lois de cette province ou, dans les autres cas, l’original du jugement, soit d’homologation du testament, soit de nomination d’un exécuteur testamentaire ou d’un administrateur, ou d’une copie certifiée conforme par :

Current to May 29, 2023	59	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Section 99	Article 99

(ii) a company that is a trust company pursuant to subsection 57(2) or a trust company incorporated by or under the laws of a province, or

(iii) a lawyer or notary acting on behalf of the person referred to in paragraph 96(2)(a), or

(b) in the case of transmission by notarial will in the Province of Quebec, a copy thereof authenticated pursuant to the laws of that Province, together with

(c) an affidavit or declaration of transmission made by the person referred to in paragraph 96(2)(a) that states the particulars of the transmission, and

(d) the security certificate that was owned by the deceased holder

(i) in the case of a transfer to the person referred to in paragraph 96(2)(a), with or without the endorsement of that person, and

(ii) in the case of a transfer to any other person, endorsed in accordance with section 114,

and accompanied by any assurance the company may require under section 130.

Excepted transmissions

(2) Notwithstanding subsection (1), if the laws of the jurisdiction governing the transmission of a security of a deceased holder do not require a grant of probate or of letters of administration in respect of the transmission, a personal representative of the deceased holder is entitled, subject to Part VII and any applicable law relating to the collection of taxes, to become registered as the owner or to designate a person to be registered as the owner, if the personal representative delivers to the company or its transfer agent the following documents, namely,

(a) the security certificate that was owned by the deceased holder; and

(b) reasonable proof of the governing laws, of the deceased holder’s interest in the security and of the right of the personal representative or the designated person to become the registered shareholder.

Right of company to treat as owner

(3) Subject to Part VII, delivery of the documents referred to in this section empowers a company or its transfer agent to record in a securities register the transmission of a security from the deceased holder to a person referred to in paragraph 96(2)(a) or to such person as the person referred to in that paragraph may designate

(i) le tribunal qui a prononcé le jugement d’homo-logation ou la nomination de l’exécuteur testamentaire ou de l’administrateur,

(ii) une société de fiducie au sens du paragraphe 57(2) ou une société de fiducie constituée sous le régime d’une loi provinciale,

(iii) un avocat ou un notaire agissant pour le compte de la personne visée á l’alinéa 96(2)a);

b) un affidavit ou une déclaration établi par elle et énonçant les conditions de la transmission;

c) le certificat de valeurs mobilières du détenteur décédé :

(i) dans le cas d’un transfert á ellemême, endossé ou non,

(ii) dans le cas d’un transfert á une autre personne, endossé en conformité de l’article 114.

Transmissions

(2) Malgré le paragraphe (1), le représentant personnel du détenteur décédé de valeurs mobilières dont la transmission est régie par une loi n’exigeant pas de jugement d’homologation du testament, ni de nomination d’un exécuteur testamentaire ou d’un administrateur, est ha-bilité, sous réserve de la partie VII et de toute loi fiscale applicable, á en devenir le détenteur inscrit, ou á désigner celuici, sur remise á la société ou á son agent de transfert des pièces suivantes :

a) les certificats de valeurs mobilières du détenteur décédé;

b) une attestation suffisante des lois applicables, des droits du détenteur décédé sur ces valeurs mobilières et de son droit, ou de celui de la personne qu’il désigne, d’en devenir le détenteur inscrit.

Droit de la société

(3) Sous réserve de la partie VII, la remise des documents visés au présent article donne á la société ou á son agent de transfert le pouvoir de consigner au registre des valeurs mobilières la transmission de valeurs mobilières du détenteur décédé á la personne visée á l’alinéa 96(2)a), ou á la personne qu’elle peut désigner, et par la suite de

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 99-101	Articles 99-101

and, thereafter, to treat the person who becomes so registered as the owner of that security.

Over-issue

100 (1) The provisions of this Part that validate a security or compel its issue or reissue do not apply to the extent that a validation, issue or reissue would result in over-issue, but

(a) if a valid security similar in all respects to the security involved in the over-issue is reasonably available for purchase, the person entitled to the validation or issue may compel the issuer to purchase and deliver such a security to that person against surrender of the security that the person holds; or

(b) if a valid security similar in all respects to the security involved in the over-issue is not reasonably available for purchase, the person entitled to the validation or issue may recover from the issuer an amount equal to the price the last purchaser for value paid for the invalid security.

Retroactive validation

(2) Where an issuer is subsequently authorized to issue securities of a number equal to or exceeding the number of securities previously authorized plus the amount of the securities over-issued, the securities so over-issued are valid from the date of their issue.

Payment not a purchase or redemption

(3) A purchase or payment by an issuer under subsection (1) is not a purchase or payment in respect of which section 74 or 80 applies.

Burden of proof

101 In any action on a security,

(a) unless specifically denied in the pleadings, each signature on the security or in a necessary endorsement is admitted;

(b) a signature on the security is presumed to be genuine and authorized but, if the effectiveness of the signature is put in issue, the burden of establishing that it is genuine and authorized is on the party claiming under the signature;

(c) if a signature is admitted or established, production of the instrument entitles a holder to recover on it unless the defendant establishes a defence or a defect going to the validity of the security; and

(d) if the defendant establishes that a defence or defect exists, the plaintiff has the burden of establishing considérer la personne qui en devient détenteur inscrit comme leur propriétaire.

Émission excédentaire

100 (1) L’application des dispositions de la présente partie validant des valeurs mobilières ou en imposant l’émission ou la réémission ne saurait entraîner une émission excédentaire; toutefois, les personnes habilitées á réclamer cette application peuvent, selon qu’il est ou non possible d’acquérir des valeurs mobilières identiques á celles qui sont en cause dans l’émission excédentaire, respectivement :

a) contraindre l’émetteur á les acquérir et á les leur livrer en échange de celles qu’elles détiennent;

b) recouvrer de l’émetteur une somme égale au prix payé par le dernier acquéreur des valeurs mobilières non valides.

Validation rétroactive

(2) Les valeurs mobilières que l’émetteur est autorisé par la suite á émettre en excédent sont valides á compter de leur date d’émission.

Absence d’achat ou de rachat

(3) Les articles 74 ou 80 ne s’appliquent ni á l’acquisition ni au paiement qu’effectue l’émetteur aux termes du paragraphe (1).

Charge de la preuve

101 Dans tout procès portant sur des valeurs mobilières :

a) à défaut de contestation expresse dans les actes de procédure, les signatures figurant sur ces valeurs ou sur les endossements obligatoires sont admises sans autre preuve;

b) les signatures figurant sur ces valeurs mobilières sont présumées ętre authentiques et autorisées, á charge pour la partie qui s’en prévaut de l’établir en cas de contestation;

c) sur production des titres dont la signature est admise ou prouvée, leur détenteur obtient gain de cause, sauf si le défendeur soulève un moyen de défense ou l’existence d’un vice mettant en cause la validité de ces valeurs;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 101-103	Articles 101-103

that the defence or defect is ineffective against the plaintiff or any person under whom the plaintiff claims.

Securities fungible

102 Unless otherwise agreed, and subject to any applicable law, regulation or stock exchange rule, a person required to deliver securities may deliver any security of the specified issue in bearer form or registered in the name of the transferee or endorsed to the transferee or in blank.

Notice of defect

103 (1) Even against a purchaser for value and without notice of a defect going to the validity of a security, the terms of the security include those stated on the security and those incorporated therein by reference to another instrument, statute, rule, regulation or order to the extent that the terms so referred to do not conflict with the stated terms, but such a reference is not of itself notice to a purchaser for value of a defect going to the validity of the security, notwithstanding that the security expressly states that a person accepting it admits the notice.

Purchaser for value

(2) A security is valid in the hands of a purchaser for value without notice of any defect going to its validity.

Lack of genuineness

(3) Except as provided in section 104, the fact that a security is not genuine is a complete defence even against a purchaser for value and without notice.

Ineffective defences

(4) All defences of an issuer, including non-delivery and conditional delivery of a security but not including lack of genuineness, are ineffective against a purchaser for value without notice of the particular defence.

Staleness as defect notice

(5) After an event that creates a right to immediate performance of the principal obligation evidenced by a security, or that sets a date on or after which a security is to be presented or surrendered for redemption or exchange, a purchaser is deemed to have notice of any defect in its issue or of any defence of the issuer

(a) if the event requires the payment of money or the delivery of securities, or both, on presentation or surrender of the security, and the funds or securities are available on the date set for payment or exchange, and

d) il incombe au demandeur de prouver l’inopposabilité, á luimême ou aux personnes dont il invoque les droits, des moyens de défense ou du vice dont le défendeur établit l’existence.

Valeurs mobilières fongibles

102 Sauf convention á l’effet contraire et sous réserve de toute loi, de tout règlement ou de toute règle boursière applicable, la personne tenue de livrer des valeurs mobilières peut livrer n’importe quelles valeurs de l’émission spécifiée au porteur, enregistrées au nom du cession-naire, endossées á son nom ou laissées en blanc.

Avis du vice

103 (1) Les modalités d’une valeur mobilière comprennent celles qui y sont énoncées et celles qui, dans la mesure où elles sont compatibles avec les précédentes, y sont incorporées par renvoi á tout autre acte, loi, règle, règlement, décret, arrêté ou ordonnance, ce renvoi ne constituant pas en luimême pour l’acquéreur contre valeur l’avis de l’existence d’un vice mettant en cause la validité de la valeur, même si celleci énonce expressément que la personne qui l’accepte admet l’existence de cet avis.

Acheteur

(2) La valeur mobilière est valide entre les mains de tout acquéreur contre valeur qui ignore l’existence d’un vice mettant en cause sa validité.

Défaut d’authenticité

(3) Sous réserve de l’article 104, le défaut d’authenticité d’une valeur mobilière constitue un moyen de défense péremptoire, même envers l’acquéreur contre valeur qui l’ignore.

Défense irrecevable

(4) L’émetteur ne peut opposer aucun autre moyen de défense, y compris la non-livraison ou la livraison sous condition d’une valeur mobilière, á l’acquéreur contre va-leur qui n’en a pas connaissance.

Présomption de connaissance d’un vice

(5) Á la survenance de tout événement ouvrant droit á l’exécution immédiate des obligations principales attes-tées dans des valeurs mobilières ou permettant de fixer la date de présentation ou de remise de valeurs mobilières pour rachat ou échange, sont présumés connaître tout défaut relatif á leur émission, ou tout moyen de défense opposé par l’émetteur, les acquéreurs qui les prennent, selon le cas :

a) plus d’un an après la date oů, sur présentation ou remise des valeurs, les fonds á verser ou les valeurs á

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 103-106	Articles 103-106

the purchaser takes the security more than one year after that date; or

(b) if the purchaser takes the security more than two years after the date set for presentation or surrender or the date on which the performance became due.

Unauthorized signature

104 An unauthorized signature on a security before or in the course of issue is ineffective, except that the signature is effective in favour of a purchaser for value and without notice of the lack of authority, if the signing has been done by

(a) an authenticating trustee, registrar, transfer agent or other person entrusted by the issuer with the signing of the security, or of similar securities, or their immediate preparation for signing; or

(b) an employee of the issuer or of a person referred to in paragraph (a) who, in the ordinary course of the employee’s duties, handles the security.

Completion or alteration

105 (1) Where a security contains the signatures necessary to its issue or transfer but is incomplete in any other respect,

(a) any person may complete it by filling in the blanks in accordance with the person’s authority; and

(b) notwithstanding that the blanks are incorrectly filled in, the security as completed is enforceable by a purchaser who took it for value and without notice of the incorrectness.

Enforceability

(2) A completed security that has been improperly altered, even if fraudulently altered, remains enforceable, but only according to its original terms.

Warranties of agents

106 (1) A person signing a security, as authenticating trustee, registrar, transfer agent or other person entrusted by the issuer with the signing of the security, warrants to a purchaser for value without notice that

(a) the security is genuine;

(b) the person’s acts in connection with the issue of the security are within the person’s authority; and

(c) the person has reasonable grounds for believing that the security is in the form and within the amount the issuer is authorized to issue.

livrer en raison de la survenance de l’événement étaient disponibles;

b) plus de deux ans après la date de présentation, de livraison ou d’exécution prévue pour l’obligation prin-cipale.

Signature non autorisée

104 Les signatures non autorisées apposées sur les va-leurs mobilières avant ou pendant une émission sont sans effet, sauf á l’égard de l’acquéreur contre valeur ignorant ce défaut et á condition que leur auteur soit :

a) une personne chargée soit, par l’émetteur, de signer ces valeurs ou des valeurs analogues ou d’en pré-parer directement la signature, soit d’en certifier l’au-thenticité, notamment un fiduciaire ou un agent d’inscription ou de transfert;

b) un agent de l’émetteur ou d’une personne visée á l’alinéa a) qui, dans le cadre normal de ses fonctions, a eu ou a ces valeurs en main.

Valeur mobilière à compléter

105 (1) Toute personne habilitée á cet effet peut remplir les blancs de valeurs mobilières revêtues des signatures requises pour leur émission ou leur transfert mais incom-plètes par ailleurs; les titres ainsi complétés — même incorrectement — produisent leurs effets en faveur des ac-quéreurs contre valeur ignorant ce défaut.

Force exécutoire

(2) Les valeurs mobilières qui sont irrégulièrement, voire frauduleusement, modifiées continuent à produire les effets prévus dans leurs modalités initiales.

Garanties des mandataires

106 (1) Les personnes chargées soit, par l’émetteur, de signer un titre, soit d’en certifier l’authenticité, notamment les fiduciaires ou les agents d’inscription ou de transfert, garantissent par leur signature á l’acquéreur contre valeur non avisé d’irrégularités en l’occurrence :

a) l’authenticité du titre;

b) leur pouvoir d’agir dans le cadre de l’émission du titre;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 106-109	Articles 106-109

Limitation of liability

(2) Unless otherwise agreed, a person referred to in subsection (1) does not assume any further liability for the validity of a security.

Title of purchaser

107 (1) Subject to Part VII, on delivery of a security the purchaser acquires the rights in the security that the purchaser’s transferor had or had authority to convey, except that the position of a purchaser who has been a party to any fraud or illegality affecting the security or who as a prior holder had notice of an adverse claim is not improved by taking from a later bona fide purchaser.

Title of bona fide purchaser

(2) A bona fide purchaser, in addition to acquiring the rights of a purchaser, also acquires the security free from any adverse claim.

Limited interest purchaser

(3) A purchaser of a limited interest acquires rights only to the extent of the interest purchased.

Deemed notice of adverse claim

108 A purchaser of a security, or any securities broker for a seller or purchaser, is deemed to have notice of an adverse claim if

(a) the security, whether in bearer form or registered form, has been endorsed “for collection” or “for surrender” or for some other purpose not involving transfer; or

(b) the security is in bearer form and has on it a statement that it is the property of a person other than the transferor, except that the mere writing of a name on a security is not such a statement.

Notice of fiduciary duty

109 Notwithstanding that a purchaser, or any securities broker for a seller or purchaser, has notice that a security is held for a third person by, or is registered in the name of or endorsed by, a fiduciary, neither the purchaser nor the securities broker has any duty to inquire into the rightfulness of the transfer or any notice of an adverse claim, except that if the purchaser or securities broker for the seller or purchaser knows that the consideration is to be used for, or that the transaction is for, the personal benefit of the fiduciary or is otherwise in breach of the

c) l’existence de raisons valables de croire que l’émetteur était autorisé á émettre sous cette forme un titre de ce montant.

Limite de responsabilité

(2) Sauf convention á l’effet contraire, les personnes visées au paragraphe (1) n’assument aucune autre responsabilité quant á la validité d’une valeur mobilière.

Titre de l’acquéreur

107 (1) Sous réserve de la partie VII, dès livraison d’une valeur mobilière, les droits transmissibles du cédant passent á l’acquéreur, mais le fait de détenir une valeur d’un acheteur de bonne foi ne saurait modifier la situation du cessionnaire qui a participé á une fraude ou á un acte illégal mettant en cause la validité de cette valeur ou qui, en tant qu’ancien détenteur, connaissait l’existence d’une opposition.

Titre de l’acheteur de bonne foi

(2) L’acheteur de bonne foi acquiert, outre les droits de l’acquéreur, la valeur mobilière libre de toute opposition.

Droits limités

(3) L’acquéreur n’acquiert de droits que dans les limites de son acquisition.

Présomption d’opposition

108 Sont réputés connaître l’existence d’oppositions les courtiers de valeurs mobilières ou les acquéreurs de titres :

a) endossés « pour recouvrement », « pour remise » ou á toute fin n’emportant pas transfert;

b) au porteur revêtus d’une mention, autre que la simple inscription d’un nom, selon laquelle l’auteur du transfert n’en est pas propriétaire.

Avis du mandat d’un fiduciaire

109 L’acquéreur ou tout courtier de valeurs mobilières qui est avisé de la détention d’une valeur mobilière pour le compte d’un tiers, de son inscription au nom d’un re-présentant ou de son endossement par ce dernier n’est ni tenu de s’enquérir de la régularité du transfert, ni réputé connaître l’existence d’une opposition; cependant, l’acquéreur ou le courtier qui sait que le représentant contre-vient á son mandat, notamment en utilisant la contrepar-tie ou en effectuant l’opération á des fins personnelles, est réputé avisé de l’existence de l’opposition.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 109-111	Articles 109-111

fiduciary’s duty, the purchaser or securities broker is deemed to have notice of an adverse claim.

Staleness as notice

110 An event that creates a right to immediate performance of the principal obligation evidenced by a security or that sets a date on or after which the security is to be presented or surrendered for redemption or exchange is not of itself notice of an adverse claim, except in the case of a purchase

(a) made more than one year after any date set for such a presentation or surrender; or

(b) made more than six months after any date set for payment of money against such a presentation or surrender if funds are available for payment on that date.

Warranties to issuer

111 (1) A person who presents a security for registration of transfer or for payment or exchange warrants to the issuer that the person is entitled to the registration, payment or exchange, except that a purchaser for value without notice of an adverse claim who receives a new, reissued or re-registered security on registration of transfer warrants only that the purchaser has no knowledge of any unauthorized signature in a necessary endorsement.

Warranties to purchaser

(2) A person by transferring a security to a purchaser for value warrants only that

(a) the transfer is effective and rightful;

(b) the security is genuine and has not been materially altered; and

(c) the person knows of nothing that might impair the validity of the security.

Warranties of intermediary

(3) Where a security is delivered by an intermediary known by the purchaser to be entrusted with delivery of the security on behalf of another or with collection of a draft or other claim to be collected against that delivery, the intermediary by that delivery warrants only the intermediary’s own good faith and authority even if the intermediary has purchased or made advances against the draft or other claim to be collected against the delivery.

Warranties of pledgee

(4) A pledgee or other holder for purposes of security who redelivers a security received, or after payment and on order of the debtor delivers that security to a third

Péremption valant avis d’opposition

110 Tout événement ouvrant droit á l’exécution immé-diate des obligations principales attestées dans des valeurs mobilières ou permettant de fixer la date de présentation ou de remise de ces valeurs pour rachat ou échange ne constitue pas en lui-même un avis de l’existence d’une opposition, sauf dans le cas d’une acquisition effectuée :

a) soit plus d’un an après cette date;

b) soit plus de six mois après la date où les fonds, s’ils étaient disponibles, devaient ętre versés sur présentation ou remise des valeurs.

Garanties á l’émetteur

111 (1) La personne qui présente un titre pour inscription de son transfert, pour paiement ou pour échange ga-rantit á l’émetteur le bien-fondé de sa demande; toute-fois, l’acquéreur contre valeur qui ignore l’existence d’une opposition et qui reçoit un titre soit nouveau, soit réémis ou réinscrit, garantit seulement, dès l’inscription du transfert, l’inexistence, á sa connaissance, de signatures non autorisées lors d’endossements obligatoires.

Garanties á l’acquéreur

(2) La personne qui transfère le titre á l’acquéreur contre valeur garantit seulement :

a) la régularité et le caractère effectif de ce transfert;

b) l’authenticité du titre et l’absence de modifications importantes;

c) l’inexistence, á sa connaissance, de vices mettant en cause la validité du titre.

Garanties de l’intermédiaire

(3) L’intermédiaire qui, au su de l’acquéreur, est chargé de livrer une valeur mobilière pour le compte d’une autre personne ou de recouvrer une créance, notamment une traite, garantit, par la livraison, seulement sa propre bonne foi et sa qualité pour agir, même s’il a consenti ou souscrit des avances sur cette créance.

Garanties du créancier gagiste

(4) Le créancier gagiste ou tout autre détenteur pour sûreté qui, après paiement et sur ordre du débiteur, livre á un tiers la valeur mobilière qu’il a reçue ne donne que

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 111-113	Articles 111-113

person, gives only the warranties of an intermediary under subsection (3).

Warranties of securities broker

(5) A securities broker gives to the broker’s customer, to the issuer and to a purchaser, as the case may be, the warranties provided in subsections (1) to (4) and has the rights and privileges of a purchaser under those subsections, and those warranties of and in favour of the broker acting as an agent are in addition to warranties given by the broker’s customer and warranties given in favour of the broker’s customer.

Right to compel endorsement

112 Where a security in registered form is delivered to a purchaser without a necessary endorsement, the purchaser may become a bona fide purchaser only as of the time the endorsement is supplied, but against the transferor the transfer is complete on delivery and the purchaser has a specifically enforceable right to have any necessary endorsement supplied.

Definition of appropriate person

113 (1) In this section, section 114, subsections 121(1), 124(4) and 129(1) and section 133, appropriate person means

(a) the person specified by the security or by special endorsement to be entitled to the security;

(b) if a person described in paragraph (a) is described as a fiduciary but is no longer serving in the described capacity, either that person or that person’s successor;

(c) if the security or endorsement mentioned in paragraph (a) specifies more than one person as fiduciaries and one or more of those persons are no longer serving in the described capacity, the remaining fiduciary or fiduciaries, whether or not a successor has been appointed;

(d) if a person described in paragraph (a) is a natural person and is without capacity to act by reason of death, incompetence, minority or other reason, the person’s fiduciary;

(e) if the security or endorsement mentioned in paragraph (a) specifies more than one person with right of survivorship and by reason of death not all of the persons can sign, the survivor or survivors;

(f) a person having power to sign under any applicable law or a power of attorney; or

les garanties de l’intermédiaire prévues au paragraphe (3).

Garanties du courtier

(5) Le courtier de valeurs mobilières donne à son client, à l’émetteur ou à l’acquéreur les garanties prévues aux paragraphes (1) à (4) et jouit des droits et privilèges que ces paragraphes confèrent à l’acquéreur; les garanties que donne ou dont bénéficie le courtier agissant comme mandataire s’ajoutent aux garanties que donne ou dont bénéficie son client.

Droit d’exiger l’endossement

112 Le transfert d’un titre nominatif livré sans l’endos-sement obligatoire est parfait à l’égard du cédant dès la livraison, mais l’acquéreur ne devient acheteur de bonne foi qu’après l’endossement, qu’il peut formellement exiger.

Définition de personne compétente

113 (1) Pour l’application du présent article, de l’article 114, des paragraphes 121(1), 124(4) et 129(1) et de l’ar-ticle 133, la personne compétente est, selon le cas :

a) le titulaire de la valeur mobilière, mentionné sur celle-ci ou dans un endossement nominatif;

b) la personne visée à l’alinéa a) désignée en qualité de représentant, mais qui n’agit plus en cette qualité, ou son successeur;

c) tout représentant dont le nom figure parmi ceux qui sont mentionnés sur la valeur mobilière ou l’en-dossement visés à l’alinéa a), indépendamment de la présence d’un successeur nommé ou agissant à la place de ceux qui n’ont plus qualité;

d) le représentant de la personne visée à l’alinéa a) si cette dernière est une personne physique décédée ou incapable, notamment parce qu’elle est mineure;

e) tout survivant parmi les bénéficiaires d’un gain de survie nommés sur la valeur mobilière ou l’endosse-ment mentionnés à l’alinéa a);

f) la personne qui a le pouvoir de signer en vertu d’une loi applicable ou d’une procuration;

g) le mandataire autorisé des personnes visées aux alinéas a) à f) dans la mesure où elles peuvent agir par un mandataire.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 113-117	Articles 113-117

(g) to the extent that a person described in any of paragraphs (a) to (f) may act through an agent, the person’s authorized agent.

Determining an appropriate person

(2) Whether the person signing is an appropriate person is determined as of the time of signing, and an endorsement by such a person does not become unauthorized for the purposes of this Part by reason of any subsequent change of circumstances.

Endorsement

114 (1) An endorsement of a security in registered form is made when an appropriate person signs, either on the security or on a separate document, an assignment or transfer of the security or a power to assign or transfer it, or when the signature of an appropriate person is written without more on the back of the security.

Special or blank

(2) An endorsement may be special or in blank.

Blank endorsement

(3) An endorsement in blank includes an endorsement to bearer.

Special endorsement

(4) A special endorsement specifies the person to whom the security is to be transferred, or who has power to transfer it.

Right of holder

(5) A holder may convert an endorsement in blank into a special endorsement.

Immunity of endorser

115 Unless otherwise agreed, the endorser by the endorsement assumes no obligation that the security will be honoured by the issuer.

Partial endorsement

116 An endorsement purporting to be an endorsement of only part of a security representing units intended by the issuer to be separately transferable is effective to the extent of the endorsement.

Effect of failure by fiduciary to comply

117 Failure of a fiduciary to comply with a controlling instrument or with the law of the jurisdiction governing the fiduciary relationship, including any law requiring the fiduciary to obtain court approval of a transfer, does not render the fiduciary’s endorsement unauthorized for the purposes of this Part.

Appréciation de l’état de personne compétente

(2) La question de la compétence des signataires se dé-termine au moment de la signature et aucun endossement par eux ne cesse d’être autorisé au sens de la pré-sente partie du fait d’une quelconque modification ultérieure des circonstances.

Endossement

114 (1) L’endossement d’un titre nominatif aux fins de cession ou de transfert se fait par l’apposition, soit á l’endos sans autre formalité, soit sur un document distinct ou sur une procuration á cet effet, de la signature d’une personne compétente.

Endossement nominatif ou en blanc

(2) L’endossement peut ętre nominatif ou en blanc.

Endossement en blanc

(3) L’endossement au porteur est assimilé á l’endossement en blanc.

Endossement nominatif

(4) L’endossement nominatif désigne soit le cession-naire, soit la personne qui a le pouvoir de transférer la valeur mobilière.

Droit du détenteur

(5) Le détenteur peut convertir l’endossement en blanc en endossement nominatif.

Absence de responsabilité de l’endosseur

115 Sauf convention á l’effet contraire, l’endosseur ne garantit pas que l’émetteur honorera la valeur mobilière.

Endossement partiel

116 L’endossement apparemment effectué pour une partie d’une valeur mobilière représentant des unités que l’émetteur avait l’intention de rendre transférables séparément n’a d’effet que dans cette mesure.

Manquements du représentant

117 L’endossement effectué par le représentant ne devient pas non autorisé au sens de la présente partie du fait d’un manquement par celuici á l’acte qui l’habilite ou aux lois régissant son statut, notamment la loi qui lui impose de faire approuver judiciairement le transfert.

Current to May 29, 2023	67	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 118-121	Articles 118-121

Effect of endorsement without delivery

118 An endorsement of a security, whether special or in blank, does not constitute a transfer until delivery of the security on which it appears or, if the endorsement is on a separate document, until delivery of both the security and that document.

Endorsement in bearer form

119 An endorsement of a security in bearer form may give notice of an adverse claim under section 108 but does not otherwise affect any of the holder’s rights.

Effect of unauthorized endorsement

120 (1) The owner of a security may assert the ineffectiveness of an endorsement against the issuer or any purchaser, other than a purchaser for value and without notice of an adverse claim, who has in good faith received a new, reissued or re-registered security on registration of transfer, unless the owner

(a) has ratified an unauthorized endorsement of the security; or

(b) is otherwise precluded from impugning the effectiveness of an unauthorized endorsement.

Liability of issuer

(2) An issuer who registers the transfer of a security on an unauthorized endorsement is liable for improper registration.

Warranties of guarantor of signature

121 (1) A person who guarantees the signature of an endorser of a security warrants that, at the time of signing,

(a) the signature was genuine;

(b) the signer was an appropriate person to endorse; and

(c) the signer had legal capacity to sign.

Limitation of liability

(2) A person who guarantees the signature of an endorser does not otherwise warrant the rightfulness of the transfer to which the signature relates.

Warranties of guarantor of endorsement

(3) A person who guarantees the endorsement of a security warrants both the signature and the rightfulness, in all respects, of the transfer to which the signature relates,

Effet de l’endossement sans livraison

118 L’endossement d’une valeur mobilière n’emporte transfert que lors de la livraison de la valeur et, le cas échéant, du document distinct le constituant.

Endossement au porteur

119 L’endossement au porteur d’une valeur mobilière peut constituer l’avis de l’opposition prévue á l’article 108, mais ne porte pas autrement atteinte aux droits du détenteur.

Effet d’un endossement non autorisé

120 (1) Le propriétaire d’un titre peut opposer l’invali-dité d’un endossement á l’émetteur ou á tout acquéreur — á l’exception de l’acquéreur contre valeur qui ignore l’existence d’oppositions et a reçu de bonne foi, lors d’un transfert, un titre soit nouveau, soit réémis ou réinscrit —sauf dans l’un des cas suivants :

a) il a ratifié un endossement non autorisé du titre en question;

b) il est par ailleurs privé du droit de contester la vali-dité d’un endossement non autorisé.

Responsabilité de l’émetteur

(2) L’émetteur engage sa responsabilité en procédant á l’inscription du transfert d’une valeur mobilière á la suite d’un endossement non autorisé.

Garantie de la signature

121 (1) La personne qui garantit la signature de l’en-dosseur d’une valeur mobilière atteste, au moment où elle a été donnée :

a) son authenticité;

b) la qualité de « personne compétente » de l’endos-seur;

c) la capacité juridique de l’endosseur.

Limite de responsabilité

(2) Le fait d’attester la signature de l’endosseur ne garantit pas la régularité du transfert.

Garant de l’endossement

(3) La personne qui garantit l’endossement d’une valeur mobilière atteste la régularité tant de la signature que du

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 121-123	Articles 121-123

but an issuer may not require a guarantee of endorsement as a condition to registration of transfer.

Extent of warrantor’s liability

(4) The warranties referred to in subsections (1) to (3) are made to any person who, relying on the guarantee, takes or deals with the security, and the guarantor is liable to such a person for any loss resulting from breach of warranty.

Constructive delivery of a security

122 Delivery to a purchaser occurs when

(a) the purchaser or a person designated by the purchaser acquires possession of a security;

(b) the purchaser’s securities broker acquires possession of a security specially endorsed to or issued in the name of the purchaser;

(c) the purchaser’s securities broker sends the purchaser confirmation of the purchase and the broker in the broker’s records identifies a specific security as belonging to the purchaser; or

(d) in respect of an identified security to be delivered while still in the possession of a third person, that person acknowledges that it is held for the purchaser.

Constructive ownership of security

123 (1) A purchaser is the owner of a security held for the purchaser by a securities broker, but a purchaser is not a holder except in the cases referred to in paragraphs 122(b) and (c).

Ownership of part of fungible bulk

(2) If a security is part of a fungible bulk, a purchaser of the security is the owner of the proportionate interest in the fungible bulk.

Notice to securities broker of adverse claim

(3) Notice of an adverse claim received by a securities broker or by a purchaser after the broker takes delivery as a holder for value is not effective against the broker or the purchaser, except that, as between the broker and the purchaser, the purchaser may demand delivery of an equivalent security in respect of which no notice of an adverse claim has been received.

transfert; toutefois, l’émetteur ne peut exiger une garantie d’endossement comme condition de l’inscription du transfert.

Étendue de la responsabilité

(4) Les garanties visées aux paragraphes (1) à (3) sont données aux personnes qui négocient des valeurs mobilières sur la foi de telles garanties, le garant étant responsable des dommages causés par tout manquement en ce domaine.

Présomption de livraison

122 Il y a livraison des valeurs mobilières á l’acquéreur dès que, selon le cas :

a) luimême ou la personne qu’il désigne en prend possession;

b) son courtier de valeurs mobilières en prend possession, qu’elles soient émises á son nom ou endossées nominativement á son profit;

c) son courtier de valeurs mobilières lui envoie confirmation de l’acquisition et les inscrit dans ses registres comme lui appartenant;

d) un tiers reconnaît qu’il détient pour livraison á l’ac-quéreur de telles valeurs.

Présomption de propriété

123 (1) L’acquéreur est propriétaire des valeurs mobilières que détient pour lui son courtier de valeurs mobilières, mais n’en est détenteur que dans les cas prévus aux alinéas 122b) et c).

Propriété d’une partie d’un ensemble fongible

(2) L’acquéreur d’une valeur mobilière faisant partie d’un ensemble fongible possède une participation pro-portionnelle dans cet ensemble.

Avis au courtier

(3) L’avis d’opposition n’est pas opposable au courtier de valeurs mobilières ou á l’acquéreur qui le reçoit après que le courtier a pris livraison de la valeur mobilière á titre onéreux; toutefois, l’acquéreur peut exiger du courtier la livraison d’une valeur mobilière équivalente n’ayant fait l’objet d’aucun avis d’opposition.

Current to May 29, 2023	69	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Section 124	Article 124

Delivery of security

124 (1) Unless otherwise agreed, if a sale of a security is made on a stock exchange or otherwise through securities brokers,

(a) the selling customer fulfils the customer’s duty to deliver when the customer delivers the security to the selling securities broker or to a person designated by the selling securities broker or causes an acknowledgement to be made to the selling securities broker that it is held for the selling securities broker; and

(b) the selling securities broker, including a correspondent broker, acting for a selling customer fulfils the securities broker’s duty to deliver by delivering the security or a like security to the buying securities broker or to a person designated by the buying securities broker or by effecting clearance of the sale in accordance with the rules of the exchange on which the transaction took place.

Duty to deliver

(2) Except as otherwise provided in this section and unless otherwise agreed, a transferor’s duty to deliver a security under a contract of purchase is not fulfilled until the transferor delivers the security in negotiable form to the purchaser or to a person designated by the purchaser, or causes an acknowledgement to be made to the purchaser that the security is held for the purchaser.

Delivery to securities broker

(3) A sale to a securities broker purchasing for the securities broker’s own account is subject to subsection (2) and not subsection (1), unless the sale is made on a stock exchange.

Transfer through clearing agency

(4) If a security shown in the records of a clearing agency is evidenced by

(a) a security certificate in the custody of the clearing agency or a custodian, or a nominee of either, subject to the instructions of the clearing agency, and is in bearer form or endorsed in blank by an appropriate person or registered in the name of the clearing agency or a custodian, or of a nominee of either, or

(b) an uncertificated security registered or recorded in records maintained by or on behalf of the company in the name of the clearing agency or a custodian, or of a nominee of either, subject to the instructions of the clearing agency,

Livraison d’une valeur mobilière

124 (1) Sauf convention à l’effet contraire, en cas de vente d’une valeur mobilière par l’intermédiaire de courtiers de valeurs mobilières et notamment sur un marché boursier :

a) le vendeur satisfait à son obligation de livrer soit en livrant cette valeur au courtier vendeur ou à la per-sonne qu’il désigne, soit en l’informant qu’elle est détenue pour son compte;

b) le courtier vendeur, y compris son correspondant, agissant pour le compte du vendeur, satisfait à son obligation de livrer soit en livrant cette valeur ou une valeur semblable au courtier acheteur ou à la personne que celuici désigne, soit en effectuant la compensation de la vente en conformité avec les règles du mar-ché boursier en question.

Obligation de livrer

(2) Sauf disposition du présent article ou convention à l’effet contraire, le cédant ne satisfait à l’obligation de livrer qui découle d’un contrat d’acquisition que soit en livrant la valeur sous forme négociable à l’acquéreur, ou à la personne qu’il désigne, soit en notifiant à celui-ci la dé-tention de cette valeur pour son compte.

Livraison au courtier

(3) La vente à un courtier de valeurs mobilières pour son propre compte est assujettie au paragraphe (2) et non au paragraphe (1), sauf si elle est effectuée à une bourse de valeurs mobilières.

Transfert par l’entremise d’une société de compensation et de dépôt

(4) Le transfert ou le nantissement de la valeur mobilière figurant aux registres d’une agence de compensation et de dépôt, ou d’un droit s’y rattachant, peut notamment ętre effectué en procédant à l’inscription requise dans les registres de l’agence, à condition que l’existence de la valeur mobilière soit confirmée :

a) dans le cas d’une valeur mobilière au porteur ou endossée en blanc par une personne compétente, ou inscrite au nom de l’agence ou d’un dépositaire, ou de leur intermédiaire, par un certificat confié à l’agence, au dépositaire ou à l’intermédiaire, conformément aux directives de l’agence;

b) dans le cas d’une valeur mobilière sans certificat, par une inscription ou mention dans les registres tenus par la société ou pour son compte au nom de

Current to May 29, 2023	70	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Section 124	Article 124

then, in addition to other methods, a transfer or pledge of the security or any interest therein may be effected by the making of an appropriate entry in the records of the clearing agency.

Interest in fungible bulk

(5) Under subsections (4) to (10), entries may be in respect of like securities or interests therein as part of a fungible bulk and may refer merely to a quantity of a particular security without reference to the name of the registered owner, certificate or bond number or the like and, in appropriate cases, may be on a net basis taking into account other transfers or pledges of the same security.

Constructive endorsement and delivery

(6) A transfer or pledge under subsections (4) to (10) has the effect of a delivery of a security in bearer form or duly endorsed in blank representing the amount of the obligation or the number of shares or rights transferred or pledged.

Idem

(7) If a pledge or the creation of a security interest is intended, the making of entries has the effect of a taking of delivery by the pledgee or a secured party and the pledgee or secured party shall be deemed to have taken possession for all purposes.

Holder

(8) A person depositing a security certificate or an uncertificated security with a clearing agency, or a transferee or pledgee of a security under subsections (4) to (10), is a holder of the security and shall be deemed to have possession of the security so deposited, transferred or pledged, as the case may be, for all purposes.

Not registration

(9) A transfer or pledge under subsections (4) to (10) does not constitute a registration of transfer under sections 129 to 136.

Error in records

(10) That entries made in the records of the clearing agency as provided in subsection (4) are not appropriate does not affect the validity or effect of the entries nor the liabilities or obligations of the clearing agency to any person adversely affected thereby.

l’agence ou d’un dépositaire, ou de leur intermédiaire, conformément aux directives de l’agence.

Droits dans un ensemble fongible

(5) Aux termes des paragraphes (4) à (10), il peut ętre procédé à l’inscription de valeurs mobilières semblables ou de droits s’y rattachant qui font partie d’un ensemble fongible. Cette inscription peut ętre simplement une mention d’une quantité d’une valeur mobilière donnée sans que le nom du propriétaire inscrit, le numéro du certificat ou de l’obligation ou une autre mention y figurent. Dans les cas indiqués, il peut s’agir d’un chiffre net tenant compte des autres transferts ou nantissements de la même valeur mobilière.

Endossement et livraison imputés

(6) Le transfert ou le nantissement prévu aux paragraphes (4) à (10) équivaut à la livraison d’une valeur mobilière au porteur ou dűment endossée en blanc et représente soit le montant de l’obligation, soit le nombre d’actions ou de droits transférés ou nantis.

Idem

(7) Si le nantissement ou la création d’une sűreté est envisagé, l’inscription équivaut à une acceptation de la livraison par le créancier gagiste ou le créancier garanti et ces derniers sont réputés, à toutes fins, en avoir pris possession.

Détenteur

(8) La personne qui dépose le certificat de valeur mobi-lière, ou qui procède à l’inscription d’une valeur mobilière sans certificat, auprès d’une agence de compensation et de dépôt, ainsi que le cessionnaire et le créancier gagiste de la valeur mobilière visés aux paragraphes (4) à (10) sont des détenteurs de la valeur mobilière et sont réputés, à toutes fins, en avoir la possession.

Non-inscription

(9) Le transfert ou le nantissement effectué en vertu des paragraphes (4) à (10) ne constitue pas une inscription de transfert au sens des articles 129 à 136.

Erreur au registre

(10) Les inscriptions erronées effectuées aux registres de l’agence de compensation et de dépôt aux termes du paragraphe (4) n’affectent en rien la validité ou l’effet de ces inscriptions non plus que la responsabilité et les obligations de l’agence à l’égard des personnes lésées.

Current to May 29, 2023	71	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 125-128	Articles 125-128

Right to reclaim possession

125 (1) A person against whom the transfer of a security is wrongful for any reason, including the person’s incapacity, may, against anyone except a bona fide purchaser,

(a) reclaim possession of the security or obtain possession of any new security evidencing all or part of the same rights; or

(b) claim damages.

Recovery where unauthorized endorsement

(2) If the transfer of a security is wrongful by reason of an unauthorized endorsement, the owner may reclaim possession of the security or a new security even from a bona fide purchaser if the ineffectiveness of the purported endorsement is asserted against the purchaser under section 120.

Remedies

(3) The right to reclaim possession of a security may be specially enforced, its transfer may be restrained and the security may be impounded pending litigation.

Right to requisites for registration

126 (1) Unless otherwise agreed, a transferor shall, on demand, supply a purchaser with proof of the transferor’s authority to transfer a security or with any other requisite that is necessary to obtain registration of the transfer of a security, but if the transfer is not for value, it is not necessary for a transferor to prove authority to transfer unless the purchaser pays the reasonable and necessary costs of the proof and transfer.

Rescission of transfer

(2) If a transferor fails to comply with a demand under subsection (1) within a reasonable time, the purchaser may reject or rescind the transfer.

Seizure of security

127 No seizure of a security or other interest evidenced thereby is effective until the person making the seizure obtains possession of the security.

No conversion if good faith delivery

128 An agent or bailee who in good faith, including observance of reasonable commercial standards if the agent or bailee is in the business of buying, selling or otherwise dealing with securities of a company, has received securities and sold, pledged or delivered them according to the

Droit de demander la remise en possession

125 (1) La personne à laquelle le transfert d’une valeur mobilière cause un préjudice, notamment en raison de son incapacité, peut réclamer, sauf à l’acheteur de bonne foi, soit des dommagesintérêts, soit la possession de cette valeur ou d’une nouvelle valeur attestant tout ou partie des mêmes droits.

Remise en possession en cas d’endossement non autorisé

(2) Le propriétaire d’une valeur mobilière à qui le transfert cause un préjudice, par suite d’un endossement non autorisé, peut réclamer la possession de cette valeur ou d’une nouvelle valeur, même à l’acheteur de bonne foi, si l’invalidité de l’endossement est opposée à ce dernier en vertu de l’article 120.

Recours

(3) Il est possible de demander l’exécution forcée du droit de mise en possession d’une valeur mobilière, de mettre obstacle à son transfert et de la mettre sous séquestre au cours d’un litige.

Droit d’obtenir les pièces nécessaires à l’inscription

126 (1) Sauf convention à l’effet contraire, le cédant est obligé, sur demande de l’acquéreur, de fournir à celui-ci la preuve qu’il a le pouvoir d’effectuer le transfert ou toute autre pièce nécessaire à l’inscription; si le transfert est à titre gratuit, le cédant est déchargé de cette obligation à moins que l’acquéreur n’en acquitte les frais néces-saires.

Rescision d’un transfert

(2) L’acquéreur peut refuser le transfert ou en demander la rescision si le cédant ne se conforme pas, dans un délai raisonnable, à toute demande faite en vertu du paragraphe (1).

Saisie d’une valeur mobilière

127 La saisie portant sur une valeur mobilière ou sur un droit qu’elle constate n’a d’effet que lorsque le saisissant en a obtenu la possession.

Non-responsabilité du mandataire ou dépositaire de bonne foi

128 Le mandataire ou dépositaire qui, de bonne foi —notamment en ayant respecté les normes commerciales raisonnables si, de par sa profession, il négocie les valeurs mobilières d’une société — a reçu, vendu, donné en gage ou livré ces valeurs mobilières conformément aux

Current to May 29, 2023	72	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 128-130	Articles 128-130

instructions of the agent’s or bailee’s principal is not liable for conversion or for participation in breach of fiduciary duty even though the principal has no right to dispose of the securities.

Duty to register transfer

129 (1) Subject to Part VII, where a security in registered form is presented for transfer, the issuer shall register the transfer if

(a) the security is endorsed by an appropriate person;

(b) reasonable assurance is given that the endorsement is genuine and effective;

(c) the issuer has no duty to inquire into adverse claims or has discharged any such duty;

(d) all applicable laws relating to the collection of taxes have been complied with;

(e) the transfer is rightful or is to a bona fide purchaser; and

(f) the fee, if any, referred to in subsection 88(2) has been paid.

Liability for delay

(2) Where an issuer has a duty to register a transfer of a security, the issuer is liable to the person presenting it for registration for any loss resulting from any unreasonable delay in registration or from the failure or refusal to register the transfer.

Assurance of endorsements

130 (1) An issuer may require an assurance that each necessary endorsement on a security is genuine and effective by requiring a guarantee of the signature of the person endorsing the security and by requiring

(a) if the endorsement is by an agent, reasonable assurance of authority to sign;

(b) if the endorsement is by a fiduciary, evidence of appointment or incumbency;

(c) if there is more than one fiduciary, reasonable assurance that all who are required to sign have done so; and

(d) in any other case, assurance that corresponds as closely as practicable to the foregoing.

Definition of guarantee of the signature

(2) For the purposes of subsection (1), guarantee of the signature means a guarantee signed by or on behalf of a instructions de son mandant ne peut ętre tenu responsable de détournement ni de violation d’une obligation de représentant, même si le mandant n’avait pas le droit d’aliéner les valeurs mobilières en question.

Inscription obligatoire du transfert

129 (1) Sous réserve de la partie VII, l’émetteur doit procéder à l’inscription du transfert d’un titre nominatif si, à la fois :

a) le titre est endossé par une personne compétente;

b) des assurances suffisantes sur l’authenticité et la validité de cet endossement sont données;

c) il n’est pas tenu de s’enquérir de l’existence d’oppo-sitions ou il s’est déjŕ acquitté de cette obligation;

d) les lois fiscales applicables ont été respectées;

e) le transfert est régulier ou est effectué au profit d’un acheteur de bonne foi;

f) les droits prévus au paragraphe 88(2) ont été ac-quittés.

Responsabilité en cas de retard

(2) L’émetteur tenu de procéder à l’inscription du transfert d’une valeur mobilière est responsable, envers la personne qui la présente à cet effet, du préjudice causé par tout retard indu ou par tout défaut ou refus.

Garantie de l’effet juridique de l’endossement

130 (1) L’émetteur peut demander que lui soient données des assurances sur l’authenticité et la validité de chaque endossement obligatoire en exigeant la garantie de la signature de l’endosseur et, le cas échéant :

a) des assurances suffisantes sur l’autorisation de signature des mandataires;

b) la preuve de la nomination ou du mandat du représentant;

c) des assurances suffisantes que tous les représen-tants dont la signature est requise ont signé;

d) dans les autres cas, des assurances analogues à celles qui précèdent.

Définition de garantie de la signature

(2) Pour l’application du paragraphe (1), la garantie de la signature s’entend de la garantie signée par toute

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 130-132	Articles 130-132

person whom the issuer believes, on reasonable grounds, to be a responsible person.

Standards

(3) An issuer may adopt reasonable standards to determine responsible persons for the purposes of subsection (2).

Definition of evidence of appointment or incumbency

(4) For the purposes of paragraph (1)(b), evidence of appointment or incumbency means

(a) in the case of a fiduciary appointed by a court and referred to in subsection 99(1), a copy of the certified court order referred to in subsection 99(1) and dated not earlier than sixty days before the day a security is presented for transfer; or

(b) in the case of any other fiduciary, a copy of a document showing the appointment or other evidence believed by the issuer to be appropriate.

Standards

(5) An issuer may adopt reasonable standards with respect to evidence referred to in paragraph (4)(b).

No notice to issuer

(6) An issuer is deemed not to have notice of the contents of any document referred to in subsection (4) that is obtained by the issuer except to the extent that the contents relate directly to appointment or incumbency.

Notice from additional documentation

131 If an issuer, in relation to a transfer, demands assurance other than an assurance specified in subsection 130(1) and obtains a copy of a will, trust or partnership agreement or a by-law or similar document, the issuer is deemed to have notice of all matters contained therein affecting the transfer.

Limited duty of inquiry

132 (1) An issuer to whom a security is presented for registration has a duty to inquire into adverse claims if

(a) the issuer receives written notice of an adverse claim at a time and in a manner that provides the issuer with a reasonable opportunity to act on it before the issue of a new, reissued or re-registered security and the notice discloses the name and address of the claimant, the registered owner and the issue of which the security is a part; or

personne que l’émetteur a de bonnes raisons de croire digne de confiance ou au nom d’une telle personne.

Normes

(3) L’émetteur peut adopter des normes raisonnables pour déterminer les personnes dignes de confiance au sens du paragraphe (2).

Définition de preuve de la nomination ou du mandat

(4) Pour l’application de l’alinéa (1)b), la preuve de la nomination ou du mandat s’entend :

a) dans le cas du représentant nommé judiciairement et mentionné au paragraphe 99(1), de la copie certifiée du jugement mentionné à ce paragraphe et rendu dans les soixante jours avant la présentation pour transfert de la valeur mobilière;

b) dans le cas de tout autre représentant, de la copie de tout document prouvant la nomination ou de toute autre preuve que l’émetteur estime suffisante.

Normes

(5) L’émetteur peut adopter des normes raisonnables en matière de preuve visée à l’alinéa (4)b).

Absence d’avis

(6) L’émetteur n’est réputé connaître le contenu des documents obtenus en application du paragraphe (4) que s’il se rattache directement à une nomination ou à un mandat.

Assurances supplémentaires

131 L’émetteur qui, à l’occasion d’un transfert, exige des assurances non prévues au paragraphe 130(1) et qui ob-tient copie de documents, tels que testaments, contrats de fiducie ou de société de personnes ou règlements administratifs, est réputé être avisé de tout ce qui, dans ces documents, concerne le transfert.

Obligation de s’informer

132 (1) L’émetteur auquel est présentée une valeur mobilière pour inscription est tenu, selon le cas, de s’informer de toute opposition :

a) dont il est avisé par écrit, à une date et d’une façon qui lui permettent normalement d’agir avant une émission, une réémission ou une réinscription, lorsque l’avis lui révèle le nom et l’adresse de l’opposant, l’identité du propriétaire inscrit et l’émission dont cette valeur fait partie;

b) dont il est réputé avoir eu connaissance par un document obtenu en vertu de l’article 131.

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PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 132-133	Articles 132-133

(b) the issuer is deemed to have notice of an adverse claim from a document that it obtained under section

131.

Discharge of duty

(2) An issuer may discharge a duty of inquiry by any reasonable means, including notifying an adverse claimant by registered mail sent to the address provided by the adverse claimant or, if no such address has been provided, to the adverse claimant’s residence or regular place of business, that a security has been presented for registration of transfer by a named person and that the transfer will be registered unless, within thirty days after the date of mailing of the notice, either

(a) the issuer is served with a restraining order or other order of a court, or

(b) the issuer is provided with an indemnity bond sufficient in the issuer’s judgment to protect the issuer and any registrar, transfer agent or other agent of the issuer from any loss that may be incurred by any of them as a result of complying with the adverse claim.

Inquiry into adverse claims

133 Unless an issuer is deemed to have notice of an adverse claim from a document that it obtained under section 131 or has received notice of an adverse claim under subsection 132(1), if a security presented for registration is endorsed by the appropriate person, the issuer has no duty to inquire into adverse claims and, in particular,

(a) an issuer registering a security in the name of a person who is a fiduciary or who is described as a fiduciary is not bound to inquire into the existence, extent or correct description of the fiduciary relationship and thereafter the issuer may assume without inquiry that the newly registered owner continues to be the fiduciary until the issuer receives written notice that the fiduciary is no longer acting as such with respect to the particular security;

(b) an issuer registering a transfer on an endorsement by a fiduciary has no duty to inquire into whether the transfer is made in compliance with the document or with the law of the jurisdiction governing the fiduciary relationship; and

(c) an issuer is deemed not to have notice of the contents of any court record or any registered document even if the record or document is in the issuer’s possession and even if the transfer is made on the endorsement of a fiduciary to the fiduciary specifically or to the fiduciary’s nominee.

Exécution de l’obligation

(2) L’émetteur peut s’acquitter par tout moyen raisonnable de l’obligation de s’informer, notamment en avisant l’opposant, par courrier recommandé envoyé à l’adresse qu’il a donnée ou, à défaut, à sa résidence ou à tout lieu oů il exerce normalement son activité, qu’il donnera suite à la demande d’inscription du transfert d’une valeur mobilière présentée par une personne nommé-ment désignée, sauf si, dans les trente jours de l’envoi de cet avis :

a) soit une ordonnance judiciaire lui est signifiée;

b) soit il reçoit un cautionnement qu’il estime suffi-sant pour le protéger, ainsi que ses mandataires — notamment les agents d’inscription ou de transfert — , du préjudice qu’ils pourraient subir pour avoir tenu compte de cette opposition.

Recherche des oppositions

133 L’émetteur qui n’est pas réputé avoir eu connaissance de l’existence d’une opposition soit par un document obtenu en vertu de l’article 131, soit sous le régime du paragraphe 132(1), et auquel est présentée pour inscription une valeur mobilière endossée par une personne compétente, n’est pas tenu de s’enquérir de l’existence d’oppositions; plus particulièrement l’émetteur :

a) qui procède à l’inscription d’une valeur au nom d’un représentant ou d’une personne désignée comme tel n’est pas tenu de s’informer de l’existence, de l’étendue ni de la nature exacte du statut de représentant et peut estimer que le détenteur nouvellement inscrit demeure représentant, tant qu’il n’a pas reçu d’avis écrit à l’effet contraire;

b) qui procède à l’inscription d’un transfert après en-dossement par un représentant n’est pas tenu de s’informer pour savoir si ce transfert a été effectué confor-mément au document ou à la loi régissant le statut du représentant;

c) est réputé ignorer le contenu d’un dossier judiciaire ou d’un document enregistré, même dans les cas où ceux-ci se trouvent en sa possession et oů le transfert est effectué après endossement par un représentant, au profit de ce dernier ou à la personne qu’il désigne.

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PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 134-136	Articles 134-136

Duration of notice of adverse claim

134 A written notice of adverse claim received by an issuer is effective for twelve months after the day it was received unless the notice is renewed in writing.

Limitation on issuer’s liability

135 (1) Except as otherwise provided in any applicable law relating to the collection of taxes, an issuer is not liable to the owner or any other person who incurs a loss as a result of the registration of a transfer of a security if

(a) the necessary endorsements were on or with the security; and

(b) the issuer had no duty to inquire into adverse claims or had discharged any such duty.

Duty of issuer on default

(2) If an issuer has registered a transfer of a security to a person not entitled to it, the issuer shall on demand deliver a like security to the owner unless

(a) the issuer is not liable by virtue of subsection (1); (b) the owner is precluded by subsection 136(1) from asserting any claim; or

(c) the delivery would result in over-issue in respect of which section 100 applies.

Lost or stolen security

136 (1) Where a security has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the issuer of that fact by giving the issuer written notice of the owner’s adverse claim within a reasonable time after the owner knows of the loss, destruction or taking, then, if the issuer has registered a transfer of the security before receiving the notice, the owner is precluded from asserting against the issuer any claim to a new security.

Duty to issue new security

(2) Where the owner of a security claims that the security has been lost, destroyed or wrongfully taken, the issuer shall issue a new security in place of the original security if the owner

(a) so requests before the issuer has notice that the security has been acquired by a bona fide purchaser;

(b) provides the issuer with a sufficient indemnity bond; and

(c) satisfies any other reasonable requirements imposed by the issuer.

Durée de validité de l’avis

134 Sauf renouvellement par écrit, l’avis écrit d’une opposition n’est valide que pendant douze mois à compter de sa date de réception par l’émetteur.

Limites de responsabilité

135 (1) Sauf disposition contraire de toute loi fiscale applicable, l’émetteur n’est pas responsable du préjudice que cause, notamment au propriétaire de la valeur mobilière, l’inscription du transfert, si, à la fois :

a) la valeur est assortie des endossements requis;

b) il n’est pas tenu de s’enquérir de l’existence d’oppositions ou s’est acquitté de cette obligation.

Faute de l’émetteur

(2) L’émetteur qui fait inscrire à tort le transfert d’une valeur mobilière doit, sur demande, livrer une valeur mobilière semblable au propriétaire, sauf si, selon le cas :

a) le paragraphe (1) s’applique;

b) le paragraphe 136(1) empêche le propriétaire de faire valoir ses droits;

c) la livraison entraîne une émission excédentaire régie par l’article 100.

Avis de perte ou vol

136 (1) Le propriétaire d’un titre qui omet d’aviser par écrit l’émetteur de son opposition dans un délai raisonnable après avoir pris connaissance de la perte, de la destruction apparente ou du vol du titre ne peut faire valoir contre l’émetteur, si celuici a déjŕ procédé à l’inscription du transfert, son droit d’obtenir un nouveau titre.

Émission d’un nouveau titre

(2) L’émetteur doit émettre un nouveau titre au profit du propriétaire qui fait une déclaration de perte, destruction ou vol dès lors que ce dernier :

a) lui en fait la demande avant qu’il n’ait eu connaissance de l’acquisition de cette valeur par un acheteur de bonne foi;

b) lui fournit un cautionnement suffisant;

c) satisfait aux autres exigences raisonnables qu’il lui impose.

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PART V Capital Structure	PARTIE V Structure du capital
Security Certificates and Transfers	Certificats de valeurs mobilières et transferts
Sections 136-139	Articles 136-139

Duty to register transfer

(3) If, after the issue of a new security under subsection (2), a bona fide purchaser of the original security presents the original security for registration of transfer, the issuer shall register the transfer unless registration would result in over-issue in respect of which section 100 applies.

Right of issuer to recover

(4) In addition to the rights that an issuer has by reason of an indemnity bond, the issuer may recover the new security issued under subsection (2) from the person to whom it was issued or any person taking under that person other than a bona fide purchaser.

Authenticating agent’s duty

137 An authenticating trustee, registrar, transfer agent or other agent of an issuer has, in respect of the issue, registration of transfer and cancellation of a security of the issuer,

(a) a duty to the issuer to exercise good faith and reasonable diligence; and

(b) the same obligations to the holder or owner of a security and the same rights, privileges and immunities as the issuer.

Notice to agent

138 Notice to an authenticating trustee, registrar, transfer agent or other agent of an issuer is notice to the issuer in respect of the functions performed by the agent.

PART VI

Corporate Governance

Shareholders

Place of meetings

139 (1) Meetings of shareholders of a company shall be held at the place within Canada provided for in the bylaws of the company or, in the absence of any such provision, at the place within Canada that the directors determine.

Participation by electronic means

(2) Unless the by-laws provide otherwise, any person who is entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic,

Inscription du transfert

(3) Si après l’émission du nouveau titre, l’acheteur de bonne foi de la valeur initiale la présente pour inscription du transfert, l’émetteur doit y procéder, sauf s’il en résulte une émission excédentaire à laquelle s’appliquent les dispositions de l’article 100.

Droit de recouvrement

(4) Outre les droits résultant d’un cautionnement, l’émetteur peut recouvrer le nouveau titre des mains de la personne au profit de laquelle il a été émis ou de toute personne qui l’a reçu de celle-ci, à l’exception d’un ache-teur de bonne foi.

Droits et obligations des mandataires

137 Les personnes chargées par l’émetteur de certifier l’authenticité des valeurs mobilières, notamment les fiduciaires et les agents d’inscription ou de transfert, ont, lors de l’émission, de l’inscription du transfert ou de l’an-nulation d’une valeur mobilière de l’émetteur :

a) l’obligation envers lui d’agir de bonne foi et avec une diligence raisonnable;

b) les mêmes obligations envers le détenteur ou le propriétaire de la valeur et les mêmes droits, privilèges et immunités que l’émetteur.

Avis au mandataire

138 L’avis adressé à l’une des personnes visées à l’article 137 vaut dans la même mesure pour l’émetteur.

PARTIE VI

Administration de la société

Actionnaires

Lieu des assemblées

139 (1) Les assemblées d’actionnaires se tiennent au Canada, au lieu que prévoient les règlements administratifs ou, à défaut, que choisissent les administrateurs.

Participation aux assemblées par moyen de communication électronique

(2) Sauf disposition contraire des règlements administratifs, toute personne qui a le droit d’assister à une assemblée d’actionnaires peut y participer par moyen de

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PART VI Corporat Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 139-140	Articles 139-140

electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if the company makes one available. A person who is participating in a meeting by one of those means is deemed for the purposes of this Act to be present at the meeting.

Regulations

(3) The Governor in Council may make regulations respecting the manner of and conditions for participating in a meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

1991, c. 45, s. 139; 2005, c. 54, s. 381.

Calling meetings

140 (1) The directors of a company

(a) shall, after the meeting called pursuant to subsection 50(1), call the first annual meeting of shareholders of the company, which meeting must be held not later than six months after the end of the first financial year of the company, and subsequently call an annual meeting of shareholders, which meeting must be held not later than six months after the end of each financial year; and

(b) may at any time call a special meeting of shareholders.

Order to delay calling annual meeting

(2) Despite subsection (1), the company may apply to the court for an order extending the time for calling an annual meeting.

Obligation to notify Superintendent

(3) The company shall give notice of the application to the Superintendent before any hearing concerning the application and shall provide the Superintendent with a copy of any order that is issued.

Superintendent’s right to appear

(4) The Superintendent is entitled to appear and be heard in person or by counsel at any hearing concerning the application.

Authority to fix record date

(5) The directors may in advance fix a record date, that is within the prescribed period, for the determination of shareholders for any purpose, including for a determination of which shareholders are entitled to

(a) receive payment of a dividend;

communication — téléphonique, électronique ou autre —permettant à tous les participants de communiquer adéquatement entre eux et mis à leur disposition par la société. Elle est alors réputée, pour l’application de la présente loi, avoir assisté à l’assemblée.

Règlements

(3) Le gouverneur en conseil peut prendre des règlements concernant la façon de participer aux assemblées par tout moyen de communication — téléphonique, élec-tronique ou autre — permettant à tous les participants de communiquer entre eux ainsi que les exigences à respecter dans le cadre de cette participation.

1991, ch. 45, art. 139; 2005, ch. 54, art. 381.

Convocation des assemblées

140 (1) Le conseil d’administration convoque les assemblées annuelles, lesquelles doivent se tenir dans les six mois qui suivent la fin de chaque exercice; il peut aussi à tout moment convoquer une assemblée extraordinaire.

Prorogation de délai

(2) Malgré le paragraphe (1), la société peut demander au tribunal d’ordonner la prorogation du délai prévu pour convoquer l’assemblée annuelle.

Avis au surintendant

(3) Elle en avise le surintendant par écrit avant l’audition de la demande et, s’il y a lieu, lui envoie une copie de l’ordonnance du tribunal.

Comparution du surintendant

(4) Le surintendant peut comparaître en personne ou par ministère d’avocat lors de l’audition de la demande.

Date de référence

(5) Les administrateurs peuvent fixer d’avance une date ultime d’inscription, ciaprès appelée « date de référence », laquelle est comprise dans le délai réglementaire, pour déterminer les actionnaires ayant tout droit ou ayant qualité à toute fin, notamment ceux qui, selon le cas :

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PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 140-141	Articles 140-141

(b) participate in a liquidation distribution;

(c) receive notice of a meeting of shareholders; or

(d) vote at a meeting of shareholders.

Determination of record date

(6) If no record date is fixed,

(a) the record date for the determination of shareholders who are entitled to receive notice of a meeting of shareholders is

(i) at the close of business on the day immediately preceding the day on which the notice is given, or

(ii) if no notice is given, the day on which the meeting is held; and

(b) the record date for the determination of shareholders for any other purpose, other than to establish a shareholder’s right to vote, is at the close of business on the day on which the directors pass a resolution in respect of that purpose.

Notice of record date

(7) If a record date is fixed and unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day on which the directors fix the record date, notice of the record date shall be given within the prescribed period by

(a) advertisement in a newspaper in general circulation in the place where the company’s head office is situated and in each place in Canada where the company has a transfer agent or where a transfer of its shares may be recorded; and

(b) written notice to each stock exchange in Canada on which the company’s shares are listed for trading.

1991, c. 45, s. 140; 2005, c. 54, s. 382.

Notice of meeting

141 (1) Notice of the time and place of a meeting of shareholders of a company shall be sent within the prescribed period to

(a) each shareholder entitled to vote at the meeting;

(b) each director;

a) ont le droit de recevoir les dividendes;

b) ont le droit de participer au partage consécutif à la liquidation;

c) ont le droit de recevoir avis d’une assemblée;

d) sont habiles à voter lors d’une assemblée.

Absence de fixation de date de référence

(6) Faute d’avoir été ainsi fixée, la date de référence correspond, selon le cas :

a) en ce qui concerne les actionnaires ayant le droit de recevoir avis d’une assemblée :

(i) au jour précédant celui oů cet avis est donné, à l’heure de fermeture des bureaux,

(ii) en l’absence d’avis, au jour de l’assemblée;

b) en ce qui concerne les actionnaires ayant qualité à toute autre fin, sauf en ce qui concerne le droit de vote, à la date d’adoption de la résolution à ce sujet par les administrateurs, à l’heure de fermeture des bureaux.

Cas où la date de référence est fixée

(7) Avis qu’une date de référence a été fixée est donné dans le délai réglementaire et de la manière prévue ciaprès à moins que chacun des détenteurs d’actions de la catégorie ou série en cause dont le nom figure au registre des valeurs mobilières au moment de la fermeture des bureaux de la société le jour où la date de référence est fixée par les administrateurs renonce par écrit à cet avis :

a) d’une part, par insertion dans un journal à grand tirage paraissant au lieu du siège de la société et en chaque lieu au Canada oů la société a un agent de transfert ou où il est possible d’inscrire tout transfert de ses actions;

b) d’autre part, par écrit, à chaque bourse de valeurs mobilières du Canada oů les actions de la société sont cotées.

1991, ch. 45, art. 140; 2005, ch. 54, art. 382.

Avis des assemblées

141 (1) Avis des date, heure et lieu de l’assemblée doit ętre envoyé dans le délai réglementaire :

a) à chaque actionnaire habile à y voter;

b) à chaque administrateur;

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PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 141-144	Articles 141-144

(c) the auditor of the company; and

(d) the Superintendent.

Exception

(1.01) In the case of a company that is not a distributing company, notice may be sent within any shorter period specified in its by-laws.

Publication in newspaper

(2) In addition to the notice required under subsection (1), where any class of shares of a company is publicly traded on a recognized stock exchange in Canada, notice of the time and place of a meeting of shareholders shall be published once a week for at least four consecutive weeks before the date of the meeting in a newspaper in general circulation in the place where the head office of the company is situated and in each place in Canada where the company has a transfer agent or where a transfer of the company’s shares may be recorded.

1991, c. 45, s. 141; 2005, c. 54, s. 383.

Notice not required

142 (1) Notice of a meeting is not required to be sent to shareholders who are not registered on the records of the company or the company’s transfer agent on the record date fixed under paragraph 140(5)(c) or determined under paragraph 140(6)(a).

Effect of default

(2) Failure to receive a notice of a meeting of shareholders does not deprive a shareholder of the right to vote at the meeting.

1991, c. 45, s. 142; 2005, c. 54, s. 384.

Notice of adjourned meeting

143 (1) If a meeting of shareholders is adjourned for less than thirty days, it is not necessary, unless the bylaws otherwise provide, to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.

Notice of continuation of meeting

(2) If a meeting of shareholders is adjourned by one or more adjournments for a total of thirty days or more, notice of the continuation of the meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for a total of more than ninety days, subsection 160.04(1) does not apply.

1991, c. 45, s. 143; 1997, c. 15, s. 346.

Special business

144 (1) All matters dealt with at a special meeting of shareholders and all matters dealt with at an annual

c) au vérificateur;

d) au surintendant.

Exception

(1.01) Toutefois, dans le cas d’une société n’ayant pas fait appel au public, l’avis peut ętre envoyé dans le délai plus court prévu par ses règlements administratifs.

Publication dans un journal

(2) Dans le cas oů une catégorie quelconque d’actions de la société est cotée dans une bourse de valeurs mobilières reconnue au Canada, avis des date, heure et lieu de l’assemblée doit également ętre publié une fois par semaine pendant au moins quatre semaines consécutives avant sa tenue dans un journal à grand tirage au lieu du siège de la société et en chaque lieu au Canada où soit elle a un agent de transfert, soit il est possible d’inscrire tout transfert de ses actions.

1991, ch. 45, art. 141; 2005, ch. 54, art. 383.

Exception

142 (1) Il n’est pas nécessaire d’envoyer l’avis aux actionnaires non inscrits sur les registres de la société ou de son agent de transfert à la date de référence fixée au titre de l’alinéa 140(5)c) ou prévue à l’alinéa 140(6)a).

Conséquence du défaut

(2) Le défaut d’avis ne prive pas l’actionnaire de son droit de vote.

1991, ch. 45, art. 142; 2005, ch. 54, art. 384.

Ajournement

143 (1) Sauf disposition contraire des règlements administratifs, il suffit, pour donner avis de tout ajournement de moins de trente jours d’une assemblée, d’en faire l’annonce lors de l’assemblée en question.

Avis

(2) En cas d’ajournement, en une ou plusieurs fois, pour au moins trente jours, avis de la reprise de l’assemblée doit ętre donné comme pour une nouvelle assemblée; cependant le paragraphe 160.04(1) ne s’applique que lorsque l’ajournement excède quatre-vingt-dix jours.

1991, ch. 45, art. 143; 1997, ch. 15, art. 346.

Questions particulières

144 (1) Tous les points de l’ordre du jour des assemblées extraordinaires et annuelles sont réputés être des

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PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 144-146	Articles 144-146

meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors, remuneration of directors and reappointment of the incumbent auditor, are deemed to be special business.

Notice of special business

(2) Notice of a meeting of shareholders at which special business is to be transacted must

(a) state the nature of the special business in sufficient detail to permit a shareholder to form a reasoned judgment thereon; and

(b) contain the text of any special resolution to be submitted to the meeting.

Waiver of notice

145 (1) A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders.

Idem

(2) Attendance at a meeting of shareholders is a waiver of notice of the meeting, except when a person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

1991, c. 45, s. 145; 2001, c. 9, s. 495(F).

Proposals

146 (1) Subject to subsections (1.1) and (1.2), a registered holder or beneficial owner of shares that may be voted at an annual meeting of shareholders may

(a) submit to the company notice of any matter that they propose to raise at the meeting (in this section and section 147 referred to as a “proposal”); and

(b) discuss at the meeting any matter in respect of which they would have been entitled to submit a proposal.

Eligibility to submit proposal

(1.1) To be eligible to submit a proposal a person shall

(a) for at least the prescribed period be the registered holder or beneficial owner of at least the prescribed number of the company’s outstanding shares; or

(b) have the support of persons who, in the aggregate and including or not including the person who submits the proposal, have for at least the prescribed period been the registered holders or beneficial owners of questions particulières; font exception à cette règle l’examen des états financiers et du rapport du vérificateur, le renouvellement de son mandat et l’élection et la rémunération des administrateurs, lors des assemblées annuelles.

Avis

(2) L’avis de l’assemblée à l’ordre du jour de laquelle figurent des questions particulières, doit, d’une part, préciser leur nature, avec suffisamment de détails pour permettre aux actionnaires de se former un jugement éclairé, d’autre part, reproduire le texte de toute résolution extraordinaire présentée à l’assemblée.

Renonciation à l’avis

145 (1) Les personnes habiles à assister à une assemblée, notamment les actionnaires, peuvent toujours, de quelque façon que ce soit, renoncer à l’avis de convocation.

Renonciation à l’avis

(2) La présence à l’assemblée équivaut à une renonciation de l’avis de convocation, sauf lorsque la personne y assiste spécialement pour s’opposer aux délibérations au motif que l’assemblée n’est pas régulièrement convoquée.

1991, ch. 45, art. 145; 2001, ch. 9, art. 495(F).

Propositions

146 (1) Sous réserve des paragraphes (1.1) et (1.2), le détenteur inscrit ou le véritable propriétaire d’actions qui confèrent le droit de vote à une assemblée annuelle peut :

a) donner avis à la société des questions qu’il se propose de soulever à l’assemblée, cet avis étant appelé « proposition » au présent article et à l’article 147;

b) discuter, au cours de l’assemblée, de toute question qui aurait pu faire l’objet d’une proposition de sa part.

Soumission des propositions

(1.1) Pour soumettre une proposition, une personne doit :

a) soit avoir été, pendant au moins la durée réglementaire, le détenteur inscrit ou le véritable propriétaire d’au moins le nombre réglementaire d’actions en circulation de la société;

b) soit avoir l’appui de personnes qui, pendant au moins la durée réglementaire, collectivement et avec

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Section 146	Article 146

at least the prescribed number of the company’s outstanding shares.

Information to be provided

(1.2) A proposal is to be accompanied by the following information:

(a) the name and address of the person submitting the proposal and the names and addresses of their supporters, if any; and

(b) the number of shares held or owned by the person and their supporters, if any, and the date that the shares were acquired.

Information not part of proposal

(1.3) The information provided under subsection (1.2) does not form part of a proposal or of the supporting statement referred to in subsection (3) and is not to be included for the purpose of the prescribed maximum number of words referred to in subsection (3).

Proof may be required

(1.4) If the company requests within the prescribed period that a person provide proof that they are eligible to submit a proposal, the person shall within the prescribed period provide proof that they meet the requirements of subsection (1.1).

Management proxy

(2) A company that solicits proxies shall, in the management proxy circular required by subsection 160.05(1), set out any proposal of a shareholder submitted for consideration at a meeting of shareholders or attach the proposal to the management proxy circular.

Supporting statement

(3) At the request of the person who submits a proposal, the company shall set out in the management proxy circular or attach to it the person’s statement in support of the proposal and their name and address. The statement and proposal together are not to exceed the prescribed maximum number of words.

Nomination of directors

(4) A proposal may include nominations for the election of directors if it is signed by one or more registered holders or beneficial owners of shares representing in the aggregate not less than 5% of the shares of the company or

5% of the shares of a class of its shares entitled to vote at the meeting at which the proposal is to be presented.

ou sans elle, ont été les détenteurs inscrits ou les véritables propriétaires d’au moins le nombre réglementaire d’actions en circulation de la société.

Renseignements à fournir

(1.2) La proposition est accompagnée des renseignements suivants :

a) les nom et adresse de son auteur et des personnes qui l’appuient, s’il y a lieu;

b) le nombre d’actions dont celuici et les personnes qui l’appuient, s’il y a lieu, sont les détenteurs inscrits ou les véritables propriétaires ainsi que leur date d’acquisition.

Renseignements non comptés

(1.3) Les renseignements prévus au paragraphe (1.2) ne font pas partie de la proposition ni de l’exposé visé au paragraphe (3) et n’entrent pas dans le calcul du nombre maximal réglementaire de mots dont il est question à ce paragraphe.

Charge de la preuve

(1.4) Sur demande de la société, présentée dans le délai réglementaire, l’auteur de la proposition est tenu d’établir, dans le délai réglementaire, que les conditions prévues au paragraphe (1.1) sont remplies.

Circulaire de la direction

(2) La société qui sollicite des procurations doit faire figurer les propositions des actionnaires à soumettre à l’assemblée dans la circulaire de la direction exigée au paragraphe 160.05(1) ou les y annexer.

Déclaration à l’appui de la proposition

(3) à la demande de l’auteur de la proposition, la société doit faire figurer, dans la circulaire de la direction sollicitant des procurations ou en annexe, l’exposé établi par celuici à l’appui de sa proposition, ainsi que ses nom et adresse. L’exposé et la proposition, combinés, ne comportent pas plus de mots que le nombre maximal prévu par règlement.

Présentation de candidatures d’administrateurs

(4) La proposition peut faire état de candidatures en vue de l’élection des administrateurs si elle est signée par une ou plusieurs personnes détenant — à titre de détenteurs inscrits ou de véritables propriétaires — au moins cinq pour cent des actions de la société ou des actions d’une de ses catégories d’actions permettant de voter à l’assemblée à laquelle la proposition sera présentée.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Section 146	Article 146

Exemption

(5) A company is not required to comply with subsections (2) and (3) if

(a) the proposal is not submitted to the company at least the prescribed number of days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

(b) it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the company or its directors, officers or security holders;

(b.1) it clearly appears that the proposal does not relate in a significant way to the business or affairs of the company;

(c) the person submitting the proposal failed within the prescribed period before the company receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

(d) substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

(e) the rights conferred by subsections (1) to (4) are being abused to secure publicity.

Company may refuse to include proposal

(5.1) If a person who submits a proposal fails to continue to hold or own shares in accordance with paragraph (1.1)(a) or, as the case may be, does not continue to have the support of persons who are in the aggregate the registered holders or beneficial owners of the prescribed number of shares in accordance with paragraph (1.1)(b) until the end of the meeting, the company is not required to set out any proposal submitted by that person in or attach it to a management proxy circular for any meeting held within the prescribed period after the day of the meeting.

Exemptions

(5) La société n’est pas tenue de se conformer aux paragraphes (2) et (3) dans les cas suivants :

a) la proposition ne lui a pas été soumise avant le délai réglementaire précédant l’expiration d’un délai d’un an à compter de la date de l’avis de convocation de la dernière assemblée annuelle qui a été envoyé aux actionnaires;

b) il apparaît nettement que la proposition a pour objet principal de faire valoir contre la société ou ses administrateurs, ses dirigeants ou les détenteurs de ses valeurs mobilières une réclamation personnelle ou d’obtenir d’eux la réparation d’un grief personnel;

b.1) il apparaît nettement que la proposition n’est pas liée de façon importante à l’activité commerciale ou aux affaires internes de la société;

c) au cours du délai réglementaire précédant la réception de sa proposition par la société, l’auteur de celleci ou son fondé de pouvoir a omis de présenter, à une assemblée, une proposition que la société avait fait figurer, à sa demande, dans une circulaire de la direction ou en annexe d’une telle circulaire;

d) une proposition à peu près identique figurant dans une circulaire de la direction ou d’un opposant sollicitant des procurations ou en annexe d’une telle circulaire a été présentée aux actionnaires à une assemblée tenue dans le délai réglementaire précédant la réception de la proposition et n’a pas reçu l’appui minimal prévu par les règlements;

e) il y a abus à des fins publicitaires des droits que confèrent les paragraphes (1) à (4).

Refus de prendre en compte la proposition

(5.1) Dans le cas oů l’auteur de la proposition ne demeure pas le détenteur inscrit ou le véritable propriétaire des actions conformément à l’alinéa (1.1)a) ou, selon le cas, ne conserve pas le support de personnes qui sont collectivement les détenteurs inscrits ou les véritables propriétaires du nombre réglementaire d’actions conformément à l’alinéa (1.1)b), jusqu’ŕ la fin de l’assemblée, la société peut, pendant le délai réglementaire qui suit la tenue de l’assemblée, refuser de faire figurer dans une circulaire de la direction ou en annexe toute proposition soumise par l’auteur.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 146-148	Articles 146-148

Immunity for proposal and statement

(6) No company or person acting on behalf of a company incurs any liability by reason only of circulating a proposal or statement in compliance with subsections (2) and (3).

1991, c. 45, s. 146; 1997, c. 15, s. 347; 2005, c. 54, s. 385.

Notice of refusal

147 (1) If a company refuses to include a proposal in a management proxy circular, it shall in writing notify the person submitting the proposal of its intention to omit the proposal from the management proxy circular and of the reasons for the refusal. It shall notify the person within the prescribed period after either the day on which it receives the proposal or, if it has requested proof under subsection 146(1.4), the day on which it receives the proof.

Application to court

(2) On the application of a person submitting a proposal who claims to be aggrieved by a company’s refusal under subsection (1), a court may restrain the holding of the meeting at which the proposal is sought to be presented and make any further order that it thinks fit.

Idem

(3) A company or any person claiming to be aggrieved by a proposal may apply to a court for an order permitting the company to omit the proposal from the management proxy circular, and the court, if it is satisfied that subsection 146(5) applies, may make such order as it thinks fit.

Notice to Superintendent

(4) An applicant under subsection (2) or (3) shall give the Superintendent written notice of the application and the Superintendent may appear and be heard at the hearing of the application in person or by counsel.

1991, c. 45, s. 147; 2005, c. 54, s. 386.

List of shareholders entitled to notice

148 (1) A company shall prepare an alphabetical list of shareholders entitled to receive notice of a meeting showing the number of shares held by each shareholder

(a) if a record date is fixed under paragraph 140(5)(c), no later than 10 days after that date; and

(b) if no record date is fixed, on the record date determined under paragraph 140(6)(a).

Immunité

(6) La société ou ses mandataires n’engagent pas leur responsabilité en diffusant une proposition ou une déclaration en exécution des paragraphes (2) et (3).

1991, ch. 45, art. 146; 1997, ch. 15, art. 347; 2005, ch. 54, art. 385.

Avis de refus

147 (1) La société qui a l’intention de refuser de faire figurer une proposition dans la circulaire de la direction sollicitant des procurations ou en annexe en donne un avis écrit et motivé à son auteur avant l’expiration du délai réglementaire qui suit, selon le cas :

a) la réception par la société de la proposition;

b) la réception par la société, le cas échéant, de la preuve exigée en vertu du paragraphe 146(1.4).

Demande au tribunal

(2) Sur demande de l’auteur de la proposition qui prétend avoir subi un préjudice par suite du refus de la société, le tribunal peut, par ordonnance, prendre toute mesure qu’il estime indiquée et notamment empêcher la tenue de l’assemblée à laquelle la proposition devait ętre présentée.

Demande de la société

(3) La société ou toute personne qui prétend qu’une proposition lui cause un préjudice peut demander au tribunal une ordonnance autorisant la société à ne pas la faire figurer à la circulaire de la direction sollicitant des procurations ou en annexe; le tribunal, s’il est convaincu que le paragraphe 146(5) s’applique, peut rendre en l’espèce la décision qu’il estime pertinente.

Avis au surintendant

(4) Dans les deux cas visés aux paragraphes (2) et (3), l’auteur de la demande doit en donner avis écrit au surintendant; celuici peut comparaître en personne ou par ministère d’avocat lors de l’audition de la demande.

1991, ch. 45, art. 147; 2005, ch. 54, art. 386.

Liste des actionnaires

148 (1) La société dresse la liste alphabétique des actionnaires qui ont le droit de recevoir avis d’une assemblée en y mentionnant le nombre d’actions détenues par chacun :

a) si la date de référence a été fixée en vertu de l’alinéa 140(5)c), dans les dix jours suivant cette date;

b) à défaut d’une telle fixation, à la date de référence prévue à l’alinéa 140(6)a).

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 148-150	Articles 148-150

Voting list

(2) The company shall prepare an alphabetical list of shareholders entitled to vote as of the record date showing the number of shares held by each shareholder

(a) if a record date is fixed under paragraph 140(5)(d), no later than 10 days after that date; and

(b) if no record date is fixed under paragraph 140(5)(d), no later than 10 days after a record date is fixed under paragraph 140(5)(c) or no later than the record date determined under paragraph 140(6)(a), as the case may be.

Entitlement to vote

(3) A shareholder whose name appears on a list prepared under subsection (2) is entitled to vote the shares shown opposite their name.

Examination of list

(4) A shareholder may examine the list of shareholders

(a) during usual business hours at the head office of the company or at the place where its central securities register is maintained; and

(b) at the meeting of shareholders for which the list was prepared.

1991, c. 45, s. 148; 2001, c. 9, s. 496; 2005, c. 54, s. 387.

Quorum

149 (1) Unless the by-laws otherwise provide, a quorum of shareholders is present at a meeting of shareholders if the holders of a majority of the shares who are entitled to vote at the meeting are present in person or represented by proxyholders.

Idem

(2) If a quorum is present at the opening of a meeting of shareholders, the shareholders present may, unless the by-laws otherwise provide, proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

Idem

(3) If a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

One shareholder meeting

150 If a company has only one shareholder, or only one holder of any class or series of shares, the shareholder

Liste des actionnaires habiles à voter

(2) La société dresse la liste alphabétique des actionnaires habiles à voter à la date de référence en y mentionnant le nombre d’actions détenues par chacun :

a) si la date de référence a été fixée en vertu de l’alinéa 140(5)d), dans les dix jours suivant cette date;

b) si la date de référence n’a pas été fixée en vertu de l’alinéa 140(5)d), dans les dix jours suivant la date de référence fixée en vertu de l’alinéa 140(5)c) ou au plus tard à celle prévue à l’alinéa 140(6)a), selon le cas.

Habilité à voter

(3) Les actionnaires dont le nom figure sur la liste dressée en vertu du paragraphe (2) sont habiles à exercer les droits de vote attachés aux actions figurant en regard de leur nom.

Examen de la liste

(4) Les actionnaires peuvent prendre connaissance de la liste :

a) au siège de la société ou au lieu où est tenu son registre central des valeurs mobilières, pendant les heures normales d’ouverture;

b) lors de l’assemblée pour laquelle elle a été dressée.

1991, ch. 45, art. 148; 2001, ch. 9, art. 496; 2005, ch. 54, art. 387.

Quorum

149 (1) Sauf disposition contraire des règlements administratifs, le quorum est atteint lorsque les détenteurs d’actions disposant de plus de cinquante pour cent des voix sont présents ou représentés.

Existence du quorum à l’ouverture

(2) Sauf disposition contraire des règlements administratifs, il suffit que le quorum soit atteint à l’ouverture de l’assemblée pour que les actionnaires puissent délibérer.

Ajournement

(3) À défaut de quorum à l’ouverture de l’assemblée, les actionnaires présents ne peuvent délibérer que sur son ajournement aux date, heure et lieu qu’ils fixent.

Assemblée à actionnaire unique

150 Une assemblée peut être tenue par la personne qui détient toutes les actions de la société, ou toutes les

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 150-154	Articles 150-154

present in person or represented by a proxyholder constitutes a meeting of shareholders or a meeting of shareholders of that class or series.

One share — one vote

151 (1) Where a share of a company entitles the holder thereof to vote at a meeting of shareholders, that share entitles the shareholder to one vote at the meeting.

Exception

(2) Notwithstanding subsection (1), a share of a former-Act company issued

(a) on or before September 27, 1990 that entitled the holder to more than one vote, or to a fraction of a vote, at a meeting of shareholders in respect of that share, or

(b) after September 27, 1990 pursuant to the conversion of a security of the former-Act company that was issued with such conversion privilege prior to that date continues to entitle that holder or any subsequent holder of the share to exercise such voting rights.

Representative shareholder

152 (1) If an entity is a shareholder of a company, the company shall recognize any natural person authorized by a resolution of the directors or governing body or similar authority of the entity to represent it at meetings of shareholders of the company.

Idem

(2) A natural person authorized under subsection (1) to represent an entity may exercise on behalf of the entity all the powers the entity could exercise if it were a natural person as well as a shareholder.

Joint shareholders

153 Unless the by-laws otherwise provide, if two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons who are present in person or represented by proxyholder vote, they shall vote as one on the shares jointly held by them.

Voting by hands or ballot

154 (1) Unless the by-laws otherwise provide, voting at a meeting of shareholders shall take place by show of hands except when a ballot is demanded by either a shareholder or proxyholder entitled to vote at the meeting.

actions d’une seule catégorie ou série, ou par son fondé de pouvoir.

Une voix par action

151 (1) L’actionnaire dispose, lors de l’assemblée, d’une voix par action avec droit de vote.

Exception

(2) Par dérogation au paragraphe (1), les actions d’une société antérieure émises, soit avant le 28 septembre 1990 et qui conféraient chacune à leur détenteur plus d’une voix, ou une fraction de voix seulement, à une assemblée des actionnaires, soit aprčs le 27 septembre 1990 à la suite de la conversion d’un titre de la société antérieure émis avec ce droit de conversion avant cette date, continuent de conférer à ce détenteur et à tout détenteur sub-séquent les męmes droits de vote.

Représentant

152 (1) La société doit permettre à toute personne physique accréditée par résolution du conseil d’administra-tion, ou de la direction d’une entité faisant partie de ses actionnaires, de représenter l’entité à ses assemblées.

Pouvoirs du représentant

(2) La personne physique accréditée en vertu du paragraphe (1) peut exercer, pour le compte de l’entité qu’elle représente, tous les pouvoirs d’une personne physique et d’un actionnaire.

Coactionnaires

153 Sauf disposition contraire des rčglements administratifs, si plusieurs personnes détiennent des actions conjointement, le codétenteur présent à une assemblée peut, en l’absence des autres, exercer le droit de vote at-taché aux actions; au cas oů plusieurs codétenteurs sont présents ou représentés par fondé de pouvoir, ils votent comme un seul actionnaire.

Vote au scrutin secret ou à main levée

154 (1) Sauf disposition contraire des règlements administratifs, le vote lors d’une assemblée se fait à main levée ou, sur demande de tout actionnaire ou fondé de pouvoir habile à voter, au scrutin secret.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 154-155	Articles 154-155

Ballot

(2) A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands.

Electronic voting

(3) Despite subsection (1) and unless the by-laws provide otherwise, any vote referred to in that subsection may be held entirely by means of a telephonic, electronic or other communication facility if the company makes one available.

Voting while participating electronically

(4) Unless the by-laws provide otherwise, any person who is participating in a meeting of shareholders under subsection 139(2) and entitled to vote at that meeting may vote by means of the telephonic, electronic or other communication facility that the company has made available for that purpose.

Regulations

(5) The Governor in Council may make regulations respecting the manner of and conditions for voting at a meeting of shareholders by means of a telephonic, electronic or other communication facility.

1991, c. 45, s. 154; 2005, c. 54, s. 388.

Resolution in lieu of meeting

155 (1) Except where a written statement is submitted by a director under section 178 or by an auditor under subsection 326(1),

(a) a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

(b) a resolution in writing dealing with all matters required by this Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of this Act relating to meetings of shareholders.

Filing resolution

(2) A copy of every resolution referred to in subsection (1) shall be kept with the minutes of the meetings of shareholders.

Evidence

(3) Unless a ballot is demanded, an entry in the minutes of a meeting that the chairperson declared a resolution to be carried or defeated is in the absence of evidence to the

Scrutin secret

(2) Les actionnaires ou les fondés de pouvoir peuvent demander un vote au scrutin secret avant ou après tout vote à main levée.

Vote par moyen de communication électronique

(3) Malgré le paragraphe (1) et sauf disposition contraire des règlements administratifs, le vote mentionné à ce paragraphe peut être tenu entièrement par un moyen de communication téléphonique, électronique ou autre of-fert par la société.

Vote en cas de participation par moyen de communication électronique

(4) Sauf disposition contraire des règlements administratifs, toute personne participant à une assemblée des actionnaires de la manière prévue au paragraphe 139(2) et habile à y voter peut le faire par le moyen de communication téléphonique, électronique ou autre mis à sa disposition par la société à cette fin.

Règlements

(5) Le gouverneur en conseil peut prendre des règlements concernant la façon de voter par tout moyen de communication — téléphonique, électronique ou autre — lors d’une assemblée des actionnaires ainsi que les exigences à respecter dans le cadre du vote.

1991, ch. 45, art. 154; 2005, ch. 54, art. 388.

Résolution tenant lieu d’assemblée

155 (1) À l’exception de la déclaration écrite visée à l’article 178 ou au paragraphe 326(1), la résolution écrite, signée de tous les actionnaires habiles à voter en l’occur-rence :

a) a la même valeur que si elle avait été adoptée lors d’une assemblée;

b) satisfait aux exigences de la présente loi concernant les assemblées, si elle porte sur toutes les questions devant légalement être examinées par celles-ci.

Dépôt de la résolution

(2) Un exemplaire des résolutions visées au paragraphe (1) doit être conservé avec les procès-verbaux des assemblées.

Preuve

(3) Sauf si un vote par scrutin est demandé, l’inscription au procès-verbal de l’assemblée précisant que le président a déclaré une résolution adoptée ou rejetée fait foi,

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 155-156	Articles 155-156

contrary proof of that fact without proof of the number or proportion of votes recorded in favour of or against the resolution.

1991, c. 45, s. 155; 2005, c. 54, s. 389.

Requisitioned meeting

156 (1) Shareholders who together hold not less than 5 per cent of the issued and outstanding shares of a company that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

Form

(2) A requisition referred to in subsection (1)

(a) must state the business to be transacted at the meeting and must be sent to each director and to the head office of the company; and

(b) may consist of several documents of like form, each signed by one or more shareholders.

Directors calling meeting

(3) On receipt of a requisition referred to in subsection (1), the directors shall call a meeting of shareholders to transact the business stated in the requisition, unless

(a) a record date has been fixed under paragraph 140(5)(c) and notice of it has been given under subsection 140(7);

(b) the directors have called a meeting of shareholders and have given notice thereof under section 141; or

(c) the business of the meeting as stated in the requisition includes matters described in paragraphs 146(5)(b) to (e).

Shareholders’ power

(4) If the directors do not call a meeting within twenty-one days after receiving the requisition referred to in subsection (1), any shareholder who signed the requisition may call the meeting.

Procedure

(5) A meeting called under this section shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the by-laws and this Act.

Reimbursement

(6) Unless the shareholders otherwise resolve at a meeting called under subsection (4), the company shall reimburse the shareholders for any expenses reasonably sauf preuve contraire, de ce fait, sans qu’il soit nécessaire de prouver le nombre ou la proportion des voix en faveur de cette résolution ou contre elle.

1991, ch. 45, art. 155; 2005, ch. 54, art. 389.

Demande de convocation

156 (1) Les détenteurs de cinq pour cent au moins des actions en circulation émises par la société et conférant le droit de vote à l’assemblée dont la tenue est demandée peuvent exiger des administrateurs la convocation d’une assemblée aux fins qu’ils précisent dans leur requęte.

Forme

(2) La requęte, qui doit énoncer les points à inscrire à l’ordre du jour de la future assemblée et ętre envoyée à chaque administrateur ainsi qu’au sičge de la société, peut consister en plusieurs documents de forme analogue signés par au moins un des actionnaires.

Convocation de l’assemblée par les administrateurs

(3) Dčs réception de la requęte, les administrateurs convoquent une assemblée pour délibérer des questions qui y sont énoncées, sauf dans l’un ou l’autre des cas suivants :

a) l’avis de la fixation d’une date de référence au titre de l’alinéa 140(5)c) a été donné conformément au paragraphe 140(7);

b) ils ont déjŕ convoqué une assemblée et envoyé l’avis prévu à l’article 141;

c) les questions énoncées dans la requête relèvent des cas visés aux alinéas 146(5)b) à e).

Convocation de l’assemblée par les actionnaires

(4) Faute par les administrateurs de convoquer l’assemblée dans les vingt et un jours suivant la réception de la requęte, tout signataire de celle-ci peut le faire.

Procédure

(5) La procédure de convocation de l’assemblée prévue au présent article doit être, autant que possible, conforme aux règlements administratifs et à la présente loi.

Remboursement

(6) Sauf adoption par les actionnaires d’une résolution à l’effet contraire lors d’une assemblée convoquée conformément au paragraphe (4), la société rembourse aux

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PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 156-158	Articles 156-158

incurred by them in requisitioning, calling and holding the meeting.

1991, c. 45, s. 156; 2005, c. 54, s. 390.

Court may order meeting to be called

157 (1) A court may, on the application of a director, a shareholder who is entitled to vote at a meeting of shareholders or the Superintendent, order a meeting to be called, held or conducted in the manner that the court directs if

(a) it is impracticable to call the meeting within the time or in the manner in which it is to be called;

(b) it is impracticable to conduct the meeting in the manner required by this Act or the by-laws; or

(c) the court thinks that the meeting ought to be called, held or conducted within the time or in the manner that it directs for any other reason.

Varying quorum

(2) Without restricting the generality of subsection (1), a court may order that the quorum required by the by-laws or this Act be varied or dispensed with at a meeting called, held and conducted pursuant to this section.

Valid meeting

(3) A meeting called, held and conducted pursuant to this section is for all purposes a meeting of shareholders of the company duly called, held and conducted.

1991, c. 45, s. 157; 2005, c. 54, s. 391.

Court review of election

158 (1) A company or a shareholder or director of a company may apply to a court to resolve any dispute in respect of the election or appointment of a director or an auditor of the company.

Powers of court

(2) On an application under subsection (1), a court may make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order restraining a director or auditor whose election or appointment is challenged from acting pending determination of the dispute;

(b) an order declaring the result of the disputed election or appointment;

(c) an order requiring a new election or appointment, and including in the order directions for the management of the business and affairs of the company until actionnaires les dépenses entraînées par la requęte, la convocation et la tenue de l’assemblée.

1991, ch. 45, art. 156; 2005, ch. 54, art. 390.

Convocation de l’assemblée par le tribunal

157 (1) S’il l’estime à propos, notamment lorsque la convocation réguličre d’une assemblée ou la tenue de celle-ci conformément aux rčglements administratifs et à la présente loi est pratiquement impossible, le tribunal peut, par ordonnance, à la demande d’un administrateur, d’un actionnaire habile à voter ou du surintendant, pré-voir la convocation ou la tenue d’une assemblée confor-mément à ses directives.

Modification du quorum

(2) Sans que soit limitée la portée générale du paragraphe (1), le tribunal peut, à l’occasion d’une assemblée convoquée et tenue en application du présent article, ordonner la modification ou la dispense du quorum exigé par les rčglements administratifs ou la présente loi.

Validité de l’assemblée

(3) L’assemblée convoquée et tenue en application du présent article est, à toutes fins, réguličre.

1991, ch. 45, art. 157; 2005, ch. 54, art. 391.

Révision d’une élection

158 (1) La société, ainsi que tout actionnaire ou administrateur, peut demander au tribunal de trancher tout différend relatif à l’élection ou nomination d’un administrateur ou à la nomination d’un vérificateur.

Pouvoirs du tribunal

(2) Saisi d’une telle demande, le tribunal peut, par ordonnance, prendre toute mesure qu’il estime indiquée, notamment :

a) enjoindre à l’administrateur ou au vérificateur dont l’élection ou la nomination est contestée, de s’abstenir d’agir jusqu’au règlement du litige;

b) proclamer le résultat de l’élection ou de la nomination litigieuse;

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PART VI Corporate Governance	PARTIE VI Administration de la société
Shareholders	Actionnaires
Sections 158-160.01	Articles 158-160.01

a new election is held or the new appointment is made; and

(d) an order determining the voting rights of shareholders and of persons claiming to own shares.

Notice to Superintendent

159 (1) A person who makes an application under subsection 157(1) or 158(1) shall give notice of the application to the Superintendent before the hearing and shall deliver a copy of the order of the court, if any, to the Superintendent.

Superintendent representation

(2) The Superintendent may appear and be heard in person or by counsel at the hearing of an application referred to in subsection (1).

Pooling agreement

160 A written agreement between two or more shareholders may provide that in exercising voting rights the shares held by them will be voted as provided in the agreement.

Proxies

Definitions

160.01 The definitions in this section apply in this section and in sections 160.02 to 160.08.

intermediary means a person who holds a security on behalf of another person who is not the registered holder of the security, and includes

(a) a securities broker or dealer required to be registered to trade or deal in securities under the laws of any jurisdiction;

(b) a securities depositary;

(c) a financial institution;

(d) in respect of a clearing agency, a securities dealer, trust company, association within the meaning of section 2 of the Cooperative Credit Associations Act, bank or other person, including another clearing agency, on whose behalf the clearing agency or its nominee holds securities of an issuer;

(e) a trustee or administrator of a self-administered retirement savings plan, retirement income fund or

c) ordonner une nouvelle élection ou nomination en donnant des instructions pour la conduite, dans l’intervalle, de l’activité commerciale et des affaires internes de la société;

d) préciser les droits de vote des actionnaires et des personnes prétendant ętre propriétaires d’actions.

Avis au surintendant

159 (1) L’auteur de la demande prévue aux paragraphes 157(1) ou 158(1) en avise le surintendant avant l’audition de celle-ci et, s’il y a lieu, lui envoie une copie de l’ordonnance du tribunal.

Comparution

(2) Le surintendant peut comparaître en personne ou par ministčre d’avocat à l’audition de la demande en question.

Convention de vote

160 Des actionnaires peuvent conclure entre eux une convention écrite régissant l’exercice de leur droit de vote.

Procurations

Définitions

160.01 Les définitions qui suivent s’appliquent au présent article et aux articles 160.02 à 160.08.

courtier agréé [Abrogée, 2005, ch. 54, art. 392]

intermédiaire Personne détenant des valeurs mobiliéres pour le compte d’une autre qui n’en est pas le détenteur inscrit, notamment :

a) le courtier ou le négociant en valeurs mobilières tenu d’être enregistré pour faire le commerce des valeurs mobiliéres en vertu de toute loi applicable;

b) le dépositaire de valeurs mobilières;

c) toute institution financière;

d) en ce qui concerne une agence de compensation et de dépôt, le négociant en valeurs mobilières, la société de fiducie, l’association au sens de l’article 2 de la Loi sur les associations coopératives de crédit, la banque ou toute autre personne — notamment une autre agence de compensation ou de dépôt — au nom duquel ou de laquelle l’agence ou la personne qu’elle dé-signe détient les titres d’un émetteur;

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Proxies	Procurations
Section 160.01	Article 160.01

education savings plan or another similar self-administered savings or investment plan that is registered under the Income Tax Act;

(f) a nominee of a person referred to in any of paragraphs (a) to (e); and

(g) a person who performs functions similar to those performed by a person referred to in any of paragraphs (a) to (e) and holds a security registered in their name, or in the name of their nominee, on behalf of another person who is not the registered holder of the security. (intermédiaire)

registrant [Repealed, 2005, c. 54, s. 392]

solicit or solicitation includes

(a) a request for a proxy, whether or not accompanied by or included in a form of proxy,

(b) a request to execute or not to execute a form of proxy or to revoke a proxy,

(c) the sending of a form of proxy or other communication to a shareholder under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy, and

(d) the sending of a form of proxy to a shareholder under section 160.04,

but does not include

(e) the sending of a form of proxy in response to an unsolicited request made by or on behalf of a shareholder,

(f) the performance of administrative acts or professional services on behalf of a person soliciting a proxy,

(g) the sending by a registrant of the documents referred to in section 160.07, or

(h) a solicitation by a person in respect of shares of which that person is the beneficial owner. (sollicitation)

solicitation by or on behalf of the management of a company means a solicitation by any person pursuant to a resolution or instruction of, or with the acquiescence of, the directors or a committee of the directors of the company. (sollicitation effectuée par la direction d’une société ou pour son compte)

1997, c. 15, s. 348; 2005, c. 54, s. 392.

e) le fiduciaire ou l’administrateur d’un régime enre-gistré d’épargne-retraite, d’un fonds de revenu de re-traite ou d’un régime d’épargne-études autogérés, ou de tout autre régime d’épargne ou de placement auto-géré comparable, enregistré en vertu de la Loi de l’im-pôt sur le revenu;

f) toute personne désignée par la personne visée à l’un des alinéas a) à e);

g) toute personne qui exerce des fonctions comparables à celles exercées par la personne visée à l’un des alinéas a) à e) et qui détient une valeur mobiličre nominative, à son nom ou à celui de la personne qu’elle désigne, pour le compte d’une autre personne qui n’est pas le détenteur inscrit de cette valeur mobiličre. (intermediary)

sollicitation Sont assimilés à la sollicitation :

a) la demande de procuration assortie ou non d’un formulaire de procuration;

b) la demande de signature ou de non-signature du formulaire de procuration ou de révocation de procuration;

c) l’envoi d’un formulaire de procuration ou de toute communication aux actionnaires, concerté en vue de l’obtention, du refus ou de la révocation d’une procuration;

d) l’envoi d’un formulaire de procuration aux actionnaires conformément à l’article 160.04.

Ne constituent pas une sollicitation :

e) l’envoi d’un formulaire de procuration en réponse à la demande spontanément faite par un actionnaire ou pour son compte;

f) l’accomplissement d’actes d’administration ou de services professionnels pour le compte d’une personne sollicitant une procuration;

g) l’envoi par un courtier agréé des documents visés à l’article 160.07;

h) la sollicitation faite par une personne pour des actions dont elle est le véritable propriétaire. (solicit or solicitation)

sollicitation effectuée par la direction d’une société ou pour son compte Sollicitation faite par toute per-sonne, à la suite d’une résolution ou d’instructions ou avec l’approbation du conseil d’administration ou d’un

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Proxies	Procurations
Sections 160.01-160.02	Articles 160.01-160.02

Appointing proxyholder

160.02 (1) A shareholder who is entitled to vote at a meeting of shareholders may, by executing a form of proxy, appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

Execution of proxy

(2) A form of proxy shall be executed by a shareholder or by a shareholder’s attorney authorized in writing to do so.

Limit on authority

(3) No appointment of a proxyholder provides authority for the proxyholder to act in respect of the appointment of an auditor or the election of a director unless a nominee proposed in good faith for the appointment or election is named in the form of proxy, a management proxy circular, a dissident’s proxy circular or a proposal under subsection 146(1).

Required information

(4) A form of proxy must indicate, in bold-face type, that the shareholder by whom or on whose behalf it is executed may appoint a proxyholder, other than a person designated in the form of proxy, to attend and act on the shareholder’s behalf at a meeting to which the proxy relates, and must contain instructions as to the manner in which the shareholder may do so.

Validity of proxy

(5) A proxy is valid only at the meeting in respect of which it is given or at a continuation of the meeting after an adjournment.

Revocation of proxy

(6) A shareholder may revoke a proxy

(a) by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing to do so

(i) at the head office of the company at any time up to and including the last business day before the day of a meeting, or a continuation of the meeting after an adjournment, at which the proxy is to be used, or comité de celui-ci. (solicitation by or on behalf of the management of a company)

1997, ch. 15, art. 348; 2005, ch. 54, art. 392.

Nomination d’un fondé de pouvoir

160.02 (1) L’actionnaire habile à voter lors d’une as-semblée peut, en remplissant un formulaire de procuration, nommer, parmi des personnes qui peuvent ne pas ętre actionnaires, un fondé de pouvoir, ainsi que plusieurs suppléants, aux fins d’assister à l’assemblée et d’y agir dans les limites prévues à la procuration.

Signature du formulaire de procuration

(2) Le formulaire de procuration doit ętre rempli et signé par l’actionnaire ou son mandataire autorisé par écrit à cet effet.

Limitation

(3) La nomination du fondé de pouvoir ne l’autorise pas à participer à la nomination d’un vérificateur ni à l’élection d’un administrateur sauf si un candidat sérieux à ces postes est proposé dans le formulaire de procuration ou dans une circulaire émanant de la direction ou d’un opposant ou dans une proposition visée au paragraphe

146(1).

Renseignements à inclure

(4) Le formulaire de procuration doit préciser, en carac-tčre gras, que l’actionnaire par lequel ou pour le compte duquel il est signé peut nommer un fondé de pouvoir autre que celui qui est désigné dans le formulaire pour assister et agir en son nom à l’assemblée visée par la procuration; il doit en outre préciser la façon dont cela se fait.

Validité de la procuration

(5) La procuration n’est valable que pour l’assemblée vi-sée et toute reprise de celle-ci en cas d’ajournement.

Révocation de la procuration

(6) L’actionnaire peut révoquer la procuration :

a) en déposant un écrit signé par lui ou par son man- dataire autorisé par écrit à cet effet :

(i) soit au sičge de la société au plus tard le dernier jour ouvrable précédant l’assemblée en cause ou la date de reprise en cas d’ajournement,

(ii) soit auprčs du président de l’assemblée à la date de son ouverture ou de sa reprise en cas d’ajournement;

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Proxies	Procurations
Sections 160.02-160.05	Articles 160.02-160.05

(ii) with the chairperson of the meeting on the day of the meeting or a continuation of the meeting after an adjournment; or

(b) in any other manner permitted by law.

1997, c. 15, s. 348.

Deposit of proxies

160.03 The directors may specify, in a notice calling a meeting of shareholders or a continuation of a meeting of shareholders after an adjournment, a time before which executed forms of proxy to be used at the meeting or the continued meeting must be deposited with the company or its transfer agent. The time specified must not be more than forty-eight hours, excluding Saturdays and holidays, before the meeting or the continued meeting.

1997, c. 15, s. 348.

Mandatory solicitation

160.04 (1) Subject to subsections (2) and 143(2), the management of a company shall, concurrently with sending notice of a meeting of shareholders, send a form of proxy that is in accordance with the regulations to each shareholder entitled to receive notice of the meeting.

Exception

(2) The management of a company is not required to send a form of proxy under subsection (1) if the company

(a) is not a distributing company; and

(b) has 50 or fewer shareholders who are entitled to vote at a meeting, two or more joint holders of a share being counted as one shareholder.

1997, c. 15, s. 348; 2005, c. 54, s. 393; 2022, c. 10, s. 220.

Soliciting proxies

160.05 (1) A person shall not solicit proxies unless a proxy circular that is in accordance with the regulations is sent to the auditor of the company, to each shareholder whose proxy is solicited and, in the case set out in paragraph (b), to the company as follows:

(a) in the case of solicitation by or on behalf of the management of a company, a management proxy circular, either as an appendix to or as a separate document accompanying the notice of the meeting; and

(b) in the case of any other solicitation, a dissident’s proxy circular stating the purposes of the solicitation.

Exception — solicitation to 15 or fewer shareholders

(1.1) Despite subsection (1), a person may solicit proxies, other than by or on behalf of the management of the

b) de toute autre manière autorisée par la loi.

1997, ch. 15, art. 348.

Remise des procurations

160.03 Le conseil d’administration peut, dans l’avis de convocation d’une assemblée ou de la reprise d’une assemblée en cas d’ajournement, préciser une date limite pour la remise des procurations à la société ou à son agent de transfert. La date limite ne peut ętre antérieure à la date de l’assemblée ou de sa reprise de plus de quarante-huit heures, non compris les samedis et les jours fériés.

1997, ch. 15, art. 348.

Sollicitation obligatoire

160.04 (1) Sous réserve des paragraphes (2) et 143(2), la direction de la société envoie, avec l’avis de l’assemblée des actionnaires, un formulaire de procuration conforme aux rčglements aux actionnaires qui ont le droit de recevoir l’avis.

Exception

(2) La direction de la société n’ayant pas fait appel au public et qui compte au plus cinquante actionnaires habiles à voter lors d’une assemblée, les codétenteurs d’une action étant comptés comme un seul actionnaire, n’est pas tenue d’envoyer le formulaire de procuration prévu au paragraphe (1).

1997, ch. 15, art. 348; 2005, ch. 54, art. 393; 2022, ch. 10, art. 220.

Sollicitation de procuration

160.05 (1) Les procurations ne peuvent être sollicitées qu’à l’aide de circulaires, conformes aux règlements, en-voyées au vérificateur, aux actionnaires faisant l’objet de la sollicitation et, en cas d’application de l’alinéa b), à la société ainsi :

a) dans le cas d’une sollicitation effectuée par la direction de la société ou pour son compte, sous forme d’annexe ou de document distinct de l’avis de l’assemblée;

b) dans les autres cas, dans une circulaire de procuration d’opposant qui mentionne l’objet de la sollicitation.

Exception : sollicitation restreinte

(1.1) Malgré le paragraphe (1), il n’est pas nécessaire, sauf lorsque la sollicitation est effectuée par la direction

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PART VI Corporate Governance	PARTIE VI Administration de la société
Proxies	Procurations
Sections 160.05-160.06	Articles 160.05-160.06

company, without sending a dissident’s proxy circular, if the total number of shareholders whose proxies are solicited is 15 or fewer, two or more joint holders being counted as one shareholder.

Exception — solicitation by public broadcast

(1.2) Despite subsection (1), a person may solicit proxies, other than by or on behalf of the management of the company, without sending a dissident’s proxy circular if the solicitation is, in the prescribed circumstances, conveyed by public broadcast, speech or publication.

Copy to Superintendent

(2) A person who sends a management proxy circular or dissident’s proxy circular shall concurrently send to the Superintendent a copy of it together with the form of proxy, any other documents for use in connection with the meeting and, in the case of a management proxy circular, a copy of the notice of meeting.

Exemption by Superintendent

(3) On the application of an interested person, the Superintendent may, on any terms that the Superintendent thinks fit, exempt the person from any of the requirements of subsection (1) and section 160.04, and the exemption may be given retroactive effect.

Publication

(4) The Superintendent shall publish in a publication generally available to the public, a notice of a decision made by the Superintendent granting an exemption under subsection (3).

1997, c. 15, s. 348; 2022, c. 10, s. 221.

Attendance at meeting

160.06 (1) A person who solicits a proxy and is appointed proxyholder shall attend in person or cause an alternate proxyholder to attend every meeting in respect of which the proxy is valid, and the proxyholder or alternate proxyholder shall comply with the directions of the shareholder who executed the form of proxy.

Rights of proxyholder

(2) A proxyholder or an alternate proxyholder has the same rights as the appointing shareholder to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a prox-yholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote at the meeting in respect of any matter by way of a show of hands.

ou pour son compte, d’envoyer des circulaires aux actionnaires dont les procurations sont sollicitées lorsque leur nombre ne dépasse pas quinze, les codétenteurs d’une action étant comptés comme un seul actionnaire.

Exception : sollicitation par diffusion publique

(1.2) Malgré le paragraphe (1), il n’est pas nécessaire, sauf lorsque la sollicitation est effectuée par la direction ou pour son compte, d’envoyer des circulaires pour effectuer une sollicitation lorsque celle-ci est, dans les circonstances réglementaires, transmise par diffusion publique, discours ou publication.

Copie au surintendant

(2) La personne qui envoie une circulaire de sollicitation émanant de la direction ou d’un opposant doit, en męme temps, en envoyer un exemplaire au surintendant accompagné du formulaire de procuration, de tout autre document utile à l’assemblée et, dans le cas oů elle émane de la direction, d’une copie de l’avis d’assemblée.

Dispense par le surintendant

(3) Le surintendant peut, selon les modalités qu’il estime utiles, dispenser, męme rétroactivement, toute personne intéressée qui en fait la demande des conditions imposées par le paragraphe (1) et l’article 160.04.

Publication des dispenses

(4) Le surintendant publie, dans une publication destinée au grand public, un avis de chaque décision où il accorde une dispense en vertu du paragraphe (3).

1997, ch. 15, art. 348; 2022, ch. 10, art. 221.

Présence à l’assemblée

160.06 (1) La personne nommée fondé de pouvoir aprčs avoir sollicité une procuration doit assister personnellement à chaque assemblée visée, ou s’y faire représenter par son suppléant, et se conformer aux instructions de l’actionnaire qui l’a nommée.

Droits du fondé de pouvoir

(2) Au cours d’une assemblée, le fondé de pouvoir ou son suppléant a, en ce qui concerne la participation aux délibérations et le vote par voie de scrutin, les mêmes droits que l’actionnaire qui l’a nommé; cependant, s’il a reçu des instructions contradictoires de ses mandants, il ne peut prendre part à un vote à main levée.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Proxies	Procurations
Sections 160.06-160.07	Articles 160.06-160.07

Vote by show of hands

(3) Despite subsections (1) and (2) and unless a shareholder or proxyholder demands a ballot, if the chairperson of a meeting of shareholders declares to the meeting that, if a ballot were conducted, the total number of votes attached to shares represented at the meeting by proxy required to be voted against what, to the knowledge of the chairperson, would be the decision of the meeting on a matter or group of matters is less than 5% of all the votes that might be cast by shareholders in person or by proxy,

(a) the chairperson may conduct the vote in respect of that matter or group of matters by way of a show of hands; and

(b) a proxyholder or alternate proxyholder may vote in respect of that matter or group of matters by way of a show of hands.

1997, c. 15, s. 348; 2005, c. 54, s. 395.

Duty of intermediary

160.07 (1) Shares of a company that are registered in the name of an intermediary or an intermediary’s nominee and not beneficially owned by the intermediary may not be voted unless the intermediary sends to the beneficial owner

(a) a copy of the notice of the meeting, annual statement, management proxy circular and dissident’s proxy circular and any other documents, other than the form of proxy, that were sent to shareholders by or on behalf of any person for use in connection with the meeting; and

(b) a written request for voting instructions except if the intermediary has already received written voting instructions from the beneficial owner.

When documents to be sent

(2) The intermediary shall send the documents referred to in subsection (1) without delay after they receive the documents referred to in paragraph (1)(a).

Restriction on voting

(3) An intermediary or a proxyholder appointed by them may not vote shares that the intermediary does not beneficially own and that are registered in the name of the intermediary or their nominee unless the intermediary or proxyholder, as the case may be, receives written voting instructions from the beneficial owner.

Vote à main levée

(3) Malgré les paragraphes (1) et (2), à moins qu’un actionnaire ou un fondé de pouvoir n’exige la tenue d’un scrutin, lorsque le président d’une assemblée déclare qu’en cas de scrutin, l’ensemble des voix exprimées par des fondés de pouvoir ayant reçu instruction de voter contre la solution qui, à sa connaissance, sera prise par l’assemblée sur une question ou un groupe de questions sera inférieur à cinq pour cent des voix qui peuvent être exprimées au cours de ce scrutin :

a) le vote peut avoir lieu à main levée;

b) les fondés de pouvoir et les suppléants peuvent y participer.

1997, ch. 15, art. 348; 2005, ch. 54, art. 395.

Devoir de l’intermédiaire

160.07 (1) L’intermédiaire qui n’est pas le véritable propriétaire des actions inscrites à son nom ou à celui d’une personne désignée par lui ne peut exercer les droits de vote dont elles sont assorties que sur envoi au véritable propriétaire :

a) d’un exemplaire de l’avis de l’assemblée, du rapport annuel, des circulaires de procuration émanant de la direction ou d’un opposant et de tous les autres documents, à l’exception du formulaire de procuration, en-voyés par toute personne ou pour son compte, aux actionnaires en vue de l’assemblée;

b) d’une demande écrite d’instructions de vote s’il n’en a pas déjà reçu du véritable propriétaire.

Moment où les documents doivent être envoyés

(2) L’intermédiaire envoie sans délai les documents visés au paragraphe (1) après avoir reçu ceux visés à l’alinéa (1)a).

Restrictions relatives au vote

(3) L’intermédiaire, ou le fondé de pouvoir qu’il nomme, qui n’est pas le véritable propriétaire des actions inscrites à son nom ou à celui de la personne qu’il désigne ne peut exercer les droits de vote dont elles sont assorties s’il n’a pas reçu du véritable propriétaire des instructions écrites relatives au vote.

Current to May 29, 2023	95	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Proxies	Procurations
Sections 160.07-160.08	Articles 160.07-160.08

Copies

(4) A person by or on behalf of whom a solicitation is made shall on request and without delay provide the intermediary, at the person’s expense, with the necessary number of copies of the documents referred to in paragraph (1)(a).

Instructions to intermediary

(5) The intermediary shall vote or appoint a proxyholder to vote in accordance with any written voting instructions received from the beneficial owner.

Beneficial owner as proxyholder

(6) If a beneficial owner so requests and provides an intermediary with the appropriate documentation, the intermediary shall appoint the beneficial owner or a nominee of the beneficial owner as proxyholder.

Effect of intermediary’s failure to comply

(7) The failure of an intermediary to comply with any of subsections (1) to (6) does not render void any meeting of shareholders or any action taken at the meeting.

Intermediary may not vote

(8) Nothing in this Part gives an intermediary the right to vote shares that they are otherwise prohibited from voting.

1997, c. 15, s. 348; 2005, c. 54, s. 396.

Regulations

160.071 The Governor in Council may make regulations

(a) respecting the powers that may be granted by a shareholder in a form of proxy;

(b) respecting proxy circulars and forms of proxy, including the form and content of those documents; and

(c) respecting the conditions under which a company is exempt from any of the requirements of sections 160.02 to 160.07.

2005, c. 54, s. 396; 2022, c. 10, s. 222.

Restraining order

160.08 (1) If a form of proxy, management proxy circular or dissident’s proxy circular contains an untrue statement of a material fact or omits to state a material fact that is required to be contained in it or that is necessary to make a statement contained in it not misleading in light of the circumstances in which the statement is made, an interested person or the Superintendent may

Exemplaires

(4) Le sollicitant ou la personne mandatée à cet effet fournit dans les meilleurs délais et à ses propres frais à l’intermédiaire, sur demande, le nombre nécessaire d’exemplaires des documents visés à l’alinéa (1)a).

Instructions à l’intermédiaire

(5) Les droits de vote sont exercés par l’intermédiaire ou le fondé de pouvoir qu’il nomme à cette fin selon les instructions écrites du véritable propriétaire.

Véritable propriétaire nommé fondé de pouvoir

(6) Sur demande du véritable propriétaire accompagnée des documents appropriés, l’intermédiaire choisit ce dernier — ou la personne désignée par lui — à titre de fondé de pouvoir.

Validité

(7) L’inobservation de l’un des paragraphes (1) à (6) par l’intermédiaire n’annule ni l’assemblée ni les mesures qui y sont prises.

Limitation

(8) La présente partie ne confčre nullement à l’intermédiaire les droits de vote qui lui sont par ailleurs refusés.

1997, ch. 15, art. 348; 2005, ch. 54, art. 396.

Règlement

160.071 Le gouverneur en conseil peut prendre des règlements concernant:

a) les pouvoirs que peut accorder un actionnaire dans un formulaire de procuration;

b) le formulaire de procuration et la circulaire de procuration, notamment la forme et le contenu de ces documents;

c) les conditions que doit remplir une société afin de se soustraire à l’application des exigences énoncées aux articles 160.02 à 160.07.

2005, ch. 54, art. 396; 2022, ch. 10, art. 222.

Ordonnance

160.08 (1) En cas de faux renseignements sur un fait important — ou d’omission d’un tel fait dont la divulgation était requise ou nécessaire pour éviter que la déclaration ne soit trompeuse eu égard aux circonstances —dans un formulaire de procuration ou dans une circulaire émanant de la direction ou d’un opposant, le tribunal peut, à la demande de tout intéressé ou du surintendant,

Current to May 29, 2023	96	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Proxies	Procurations
Sections 160.08-161	Articles 160.08-161

apply to a court and the court may make any order it thinks fit, including

(a) an order restraining the solicitation or the holding of the meeting, or restraining any person from implementing or acting on a resolution passed at the meeting, to which the form of proxy, management proxy circular or dissident’s proxy circular relates;

(b) an order requiring correction of any form of proxy or proxy circular and a further solicitation; and

(c) an order adjourning the meeting.

Notice of application

(2) Where a person other than the Superintendent is an applicant under subsection (1), the applicant shall give notice of the application to the Superintendent and the Superintendent is entitled to appear and to be heard in person or by counsel.

1997, c. 15, s. 348.

Directors and Officers

Duties

Duty to manage

161 (1) Subject to this Act, the directors of a company shall manage or supervise the management of the business and affairs of the company.

Specific duties

(2) Without limiting the generality of subsection (1), the directors of a company shall

(a) establish an audit committee to perform the duties referred to in subsections 198(3) and (4);

(b) establish a conduct review committee to perform the duties referred to in subsection 199(3);

(c) establish procedures to resolve conflicts of interest, including techniques for the identification of potential conflict situations and for restricting the use of confidential information;

(d) designate a committee of the board of directors to monitor the procedures referred to in paragraph (c);

(e) establish procedures to provide disclosure of information to customers of the company that is required to be disclosed by this Act and for dealing with complaints as required by subsection 441(1);

prendre par ordonnance toute mesure qu’il juge utile, notamment pour :

a) interdire la sollicitation ou la tenue de l’assemblée ou empęcher qui que ce soit de donner suite aux résolutions adoptées à l’assemblée en cause;

b) exiger la correction des documents en cause et prévoir une nouvelle sollicitation;

c) ajourner l’assemblée.

Avis au surintendant

(2) L’intéressé auteur de la demande doit en aviser le surintendant; celui-ci peut comparaître en personne ou par ministčre d’avocat.

1997, ch. 15, art. 348.

Administrateurs et dirigeants

Obligations

Obligation de gérer

161 (1) Sous réserve des autres dispositions de la pré-sente loi, les administrateurs dirigent l’activité commerciale et les affaires internes de la société ou en surveillent la gestion.

Obligations précises

(2) Les administrateurs doivent en particulier :

a) constituer un comité de vérification chargé des fonctions décrites aux paragraphes 198(3) et (4);

b) constituer un comité de révision chargé des fonctions décrites au paragraphe 199(3);

c) instituer des mécanismes de résolution des conflits d’intéręt, notamment des mesures pour dépister les sources potentielles de tels conflits et restreindre l’utilisation de renseignements confidentiels;

d) désigner l’un des comités du conseil d’administration pour surveiller l’application des mécanismes visés

e) instaurer des mécanismes de communication aux clients de la société des renseignements qui doivent être divulgués aux termes de la présente loi ainsi que des procédures d’examen des réclamations de ses

Current to May 29, 2023	97	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Duties	Obligations
Sections 161-162	Articles 161-162

(f) designate a committee of the board of directors to monitor the procedures referred to in paragraph (e) and satisfy itself that they are being adhered to by the company; and

(g) establish investment and lending policies, standards and procedures in accordance with section 450.

Exception

(3) Paragraphs (2)(a) and (b) do not apply to the directors of a company if

(a) all the voting shares of the company, other than directors’ qualifying shares, if any, are beneficially owned by a Canadian financial institution described by any of paragraphs (a) to (d) of the definition “financial institution” in section 2; and

(b) the audit committee or the conduct review committee of the Canadian financial institution performs for and on behalf of the company all the functions that would otherwise be required to be performed by the audit committee or conduct review committee of the company under this Act.

1991, c. 45, s. 161; 1997, c. 15, s. 349; 2001, c. 9, s. 497(F).

Duty of care

162 (1) Every director and officer of a company in exercising any of the powers of a director or an officer and discharging any of the duties of a director or an officer shall

(a) act honestly and in good faith with a view to the best interests of the company; and

(b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Duty to comply

(2) Every director, officer and employee of a company shall comply with this Act, the regulations, the company’s incorporating instrument and the by-laws of the company.

No exculpation

(3) No provision in any contract, in any resolution or in the by-laws of a company relieves any director, officer or clients qui doivent être instituées aux termes du paragraphe 441(1);

f) désigner l’un des comités du conseil d’administra-tion pour surveiller l’application des mécanismes et procédures visés à l’alinéa e) et s’assurer que ces mé-canismes et procédures soient respectés par la société;

g) élaborer, conformément à l’article 450, les politiques de placement et de prêt et les normes, mesures et formalités y afférentes.

Exceptions

(3) Les alinéas (2)a) et b) ne s’appliquent pas aux administrateurs de la société lorsque les conditions suivantes sont réunies :

a) toutes les actions avec droit de vote, à l’exception des actions d’éligibilité au conseil, sont la propriété effective d’une institution financière canadienne visée à l’un ou l’autre des alinéas a) à d) de la définition du terme « institution financière » à l’article 2;

b) le comité de vérification ou de révision de l’institution, selon le cas, exerce pour la société et en son nom, toutes les attributions qui incombent par ailleurs aux termes de la présente loi à celui de la société.

1991, ch. 45, art. 161; 1997, ch. 15, art. 349; 2001, ch. 9, art. 497(F).

Diligence

162 (1) Les administrateurs et les dirigeants doivent, dans l’exercice de leurs fonctions, agir :

a) avec intégrité et de bonne foi au mieux des intérêts de la société;

b) avec le soin, la diligence et la compétence dont ferait preuve, en pareilles circonstances, une personne prudente.

Observation

(2) Les administrateurs, les dirigeants et les employés sont tenus d’observer la présente loi, ses rčglements, les dispositions de l’acte constitutif et les rčglements administratifs de la société.

Obligation d’observer la loi

(3) Aucune disposition d’un contrat, d’une résolution ou d’un règlement administratif ne peut libérer les administrateurs, les dirigeants ou les employés de l’obligation d’observer la présente loi et ses règlements ni des respon-sabilités en découlant.

Current to May 29, 2023	98	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Duties	Obligations
Sections 162-164	Articles 162-164

employee of the company from the duty to act in accordance with this Act and the regulations or relieves a director, officer or employee from liability for a breach thereof.

Qualification and Number — Directors

Minimum number of directors

163 (1) A company shall have at least seven directors.

Residency requirement

(2) At least one half of the directors of a company that is a subsidiary of a foreign institution or of a prescribed holding body corporate of a foreign institution and a majority of the directors of any other company must be, at the time of each director’s election or appointment, resident Canadians.

1991, c. 45, s. 163; 2001, c. 9, s. 498; 2007, c. 6, s. 346.

Disqualified persons

164 The following persons are disqualified from being directors of a company:

(a) a person who is less than eighteen years of age;

(b) a person who is of unsound mind and has been so found by a court in Canada or elsewhere;

(c) a person who has the status of a bankrupt;

(d) a person who is not a natural person;

(e) a person who is prohibited by section 386 or 399 from exercising voting rights attached to shares of the company;

(f) a person who is an officer, director or full time employee of an entity that is prohibited by section 386 or 399 from exercising voting rights attached to shares of the company;

(f.1) a person who is an officer, director, employee or agent of — or any other person acting on behalf of —an eligible agent within the meaning of section 374.1;

(g) [Repealed, 2013, c. 40, s. 160]

(h) a minister of Her Majesty in right of Canada or in right of a province; and

Administrateurs — Nombre et qualités requises

Nombre d’administrateurs

163 (1) Le nombre minimal d’administrateurs est de sept.

Résidence

(2) Au moins la moitié des administrateurs de la société qui est la filiale soit d’une institution étrangčre, soit de la société mčre — visée par rčglement — d’une institution étrangčre et la majorité des administrateurs de toute autre société doivent, au moment de leur élection ou nomination, ętre des résidents canadiens.

1991, ch. 45, art. 163; 2001, ch. 9, art. 498; 2007, ch. 6, art. 346.

Incapacité d’exercice

164 Ne peuvent être administrateurs les personnes :

a) âgées de moins de dix-huit ans;

b) dont les facultés mentales ont été jugées altérées par un tribunal, même étranger;

c) qui ont le statut de failli;

d) autres que les personnes physiques;

e) à qui les articles 386 ou 399 interdisent d’exercer des droits de vote attachés à des actions de la société;

f) qui sont des administrateurs, dirigeants ou employés à temps plein d’une entité à laquelle les articles 386 ou 399 interdisent d’exercer des droits de vote at-tachés à des actions de la société;

f.1) qui sont des administrateurs, dirigeants, employés ou mandataires d’un mandataire admissible au sens de l’article 374.1 ou qui agissent au nom d’un tel mandataire;

g) [Abrogé, 2013, ch. 40, art. 160]

h) qui sont des ministres fédéraux ou provinciaux;

i) qui travaillent pour le gouvernement d’un pays étranger ou de l’une de ses subdivisions politiques ou en sont les mandataires.

1991, ch. 45, art. 164; 1994, ch. 47, art. 203; 1997, ch. 15, art. 350; 2012, ch. 19, art. 326, ch. 31, art. 99; 2013, ch. 40, art. 160.

Current to May 29, 2023	99	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Qualification and Number — Directors	Administrateurs — Nombre et qualités requises
Sections 164-167	Articles 164-167

(i) a person who is an agent or employee of the government of a foreign country or any political subdivision thereof.

1991, c. 45, s. 164; 1994, c. 47, s. 203; 1997, c. 15, s. 350; 2012, c. 19, s. 326, c. 31, s. 99; 2013, c. 40, s. 160.

No shareholder requirement

165 A director of a company is not required to hold shares of the company.

Affiliated person

166 The Governor in Council may make regulations specifying the circumstances under which a natural person is affiliated with a company for the purposes of this Act.

Affiliated director determination

166.1 (1) Notwithstanding section 166, the Superintendent may determine that a particular director is affiliated with a company for the purposes of this Act if, in the opinion of the Superintendent, the director has a significant or sufficient commercial, business or financial relationship with the company or with an affiliate of the company to the extent that the relationship can be construed as being material to the director and can reasonably be expected to affect the exercise of the director’s best judgment.

Notification by Superintendent

(2) A determination by the Superintendent under subsection (1)

(a) becomes effective on the day of the next annual meeting of the shareholders unless a notice in writing by the Superintendent revoking the determination is received by the company prior to that day; and

(b) ceases to be in effect on the day of the next annual meeting of the shareholders after a notice in writing by the Superintendent revoking the determination is received by the company.

1996, c. 6, s. 117.

Unaffiliated directors

167 (1) At the election of directors at each annual meeting of a company and at all times until the day of the next annual meeting, no more than two thirds of the directors may be persons affiliated with the company.

Qualité d’actionnaire non requise

165 La qualité d’actionnaire n’est pas requise pour ętre administrateur d’une société.

Groupe

166 Le gouverneur en conseil peut, par rčglement, prévoir les cas oů une personne physique fait partie du groupe d’une société pour l’application de la présente loi.

Même groupe

166.1 (1) Malgré l’article 166, le surintendant peut, lorsqu’il est d’avis qu’un certain administrateur a avec la société ou avec une entité du męme groupe des liens d’affaires, commerciaux ou financiers, tels qu’ils peuvent ętre qualifiés d’importants pour lui et qu’ils sont probablement susceptibles d’influer sur son jugement, statuer qu’il fait partie du groupe de la société pour l’application de la présente loi.

Prise d’effet et révocation

(2) La décision du surintendant prend effet à la date de l’assemblée annuelle des actionnaires suivante à moins d’ętre révoquée par écrit avant cette date. Il peut également révoquer par un avis écrit la décision qui a déjŕ pris effet, auquel cas la révocation prend effet à la date de l’assemblée suivante.

1996, ch. 6, art. 117.

Restriction

167 (1) Ne peuvent être du groupe de la société, lors de leur élection à chaque assemblée annuelle et en tout temps jusqu’à la prochaine assemblée annuelle, plus des deux tiers des administrateurs.

Current to May 29, 2023	100	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Qualification and Number — Directors	Administrateurs — Nombre et qualités requises
Sections 167-169.1	Articles 167-169.1

Exception

(2) Subsection (1) does not apply where all the voting shares of a company, other than directors’ qualifying shares, if any, are beneficially owned by a Canadian financial institution incorporated by or under an Act of Parliament.

Determination of affiliation

(3) For the purposes of subsection (1), whether or not a person is affiliated with a company shall be determined as at the day the notice of the annual meeting is sent to shareholders pursuant to section 141 and that determination becomes effective on the day of that meeting, and a person shall be deemed to continue to be affiliated or unaffiliated, as the case may be, until the next annual meeting of the shareholders.

Limit on directors

168 No more than 15 per cent of the directors of a company may, at each director’s election or appointment, be employees of the company or a subsidiary of the company, except that up to four persons who are employees of the company or a subsidiary of the company may be directors of the company if those directors constitute not more than one half of the directors of the company.

Election and Tenure — Directors

Number of directors

169 (1) Subject to subsection 163(1) and sections 172 and 222, the directors of a company shall, by by-law, determine the number of directors or the minimum and maximum number of directors, but no by-law that decreases the number of directors shortens the term of an incumbent director.

Election at annual meeting

(2) A by-law made pursuant to subsection (1) that provides for a minimum and maximum number of directors may provide that the number of directors to be elected at any annual meeting of the shareholders be such number as is fixed by the directors prior to the annual meeting.

Election or appointment as director

169.1 The election or appointment of a person as a director is subject to the following:

(a) the person was present at the meeting when the election or appointment took place and did not refuse to hold office as a director; or

Exception

(2) Le paragraphe (1) ne s’applique pas dans le cas d’une institution financičre canadienne constituée sous le régime d’une loi fédérale lorsqu’elle détient la propriété effective de toutes les actions avec droit de vote de la société, à l’exception des actions d’éligibilité au conseil.

Appartenance au groupe

(3) Pour l’application du paragraphe (1), l’appartenance ou la non-appartenance d’une personne au groupe de la société est déterminée à la date d’envoi aux actionnaires de l’avis prévu à l’article 141; la personne est réputée appartenir ou non au groupe, selon le cas, jusqu’à la pro-chaine assemblée annuelle des actionnaires.

Restriction

168 Au plus quinze pour cent des administrateurs peuvent, au moment de leur élection ou nomination, être des employés de la société ou d’une de ses filiales; le nombre de ceux-ci peut toutefois atteindre quatre s’ils ne constituent pas ainsi plus de la moitié du nombre des ad-ministrateurs de la société.

Administrateurs — Élections et fonctions

Nombre

169 (1) Sous réserve du paragraphe 163(1) et des articles 172 et 222, les administrateurs doivent, par règle-ment administratif, déterminer leur nombre fixe ou leur nombre minimal et maximal; toutefois, le règlement administratif qui réduit le nombre des administrateurs n’a pas pour effet de réduire la durée du mandat des administrateurs en fonction.

Élection à l’assemblée annuelle

(2) Le règlement administratif pris conformément au paragraphe (1) et déterminant le nombre minimal et maximal d’administrateurs peut prévoir que le nombre d’ad-ministrateurs à élire à l’assemblée annuelle est fixé au préalable par les administrateurs.

Consentement à l’élection ou à la nomination

169.1 L’élection ou la nomination d’une personne au poste d’administrateur n’a d’effet qu’aux conditions suivantes :

a) si la personne est présente à l’assemblée qui l’élit ou la nomme, elle ne refuse pas d’occuper ce poste;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Election and Tenure — Directors	Administrateurs — Élections et fonctions
Sections 169.1-170	Articles 169.1-170

(b) the person was not present at the meeting when the election or appointment took place but

(i) consented in writing to hold office as a director before the election or appointment or within 10 days after it, or

(ii) acted as a director after the election or appointment.

2005, c. 54, s. 397.

Term of directors

170 (1) Except where this Act or the by-laws of a company provide for cumulative voting, a company may, by by-law, provide that the directors be elected for terms of one, two or three years.

Term of one, two or three years

(2) A director elected for a term of one, two or three years holds office until the close of the first, second or third annual meeting of shareholders, as the case may be, following the election of the director.

No stated term

(3) A director who is not elected for an expressly stated term of office ceases to hold office at the close of the next annual meeting of shareholders following the election of the director.

Tenure of office

(4) It is not necessary that all directors elected at a meeting of shareholders hold office for the same term.

Idem

(5) If a by-law of a company provides that the directors be elected for a term of two or three years, it may also provide that the term of office of each director be for the whole of that term, or that, as nearly as may be, one half of the directors retire each year if the term is two years, and that one third of the directors retire each year if the term is three years.

Composition requirements

(6) Where a director of a company is elected or appointed for a term of more than one year, the company shall comply with subsections 163(2) and 167(1) and section 168 at each annual meeting of shareholders during the director’s term of office as if that director were elected or appointed on that date.

b) si elle est absente, soit elle a donné par écrit son consentement à occuper ce poste avant son élection ou sa nomination ou dans les dix jours suivant l’assemblée, soit elle remplit les fonctions de ce poste aprčs son élection ou sa nomination.

2005, ch. 54, art. 397.

Durée du mandat

170 (1) Sauf dans le cas où la présente loi ou les règle-ments administratifs prévoient le vote cumulatif, la société peut, par règlement administratif, prévoir que les administrateurs sont élus pour un mandat de un, deux ou trois ans.

Mandat d’un, deux ou trois ans

(2) Les administrateurs élus pour un mandat d’un, deux ou trois ans occupent respectivement leur poste jusqu’ŕ la clôture de la premičre, deuxičme ou troisičme assem-blée annuelle suivant leur élection.

Durée non déterminée

(3) Le mandat d’un administrateur élu pour une durée non expressément déterminée prend fin à la clôture de l’assemblée annuelle suivante.

Nomination des administrateurs

(4) La durée du mandat des administrateurs élus lors de la même assemblée peut varier.

Idem

(5) Lorsqu’il prévoit un mandat de deux ou trois ans, le rčglement administratif peut également prévoir soit que les administrateurs occupent leur poste pour toute la du-rée du mandat, soit que, dans toute la mesure du possible, la moitié ou un tiers d’entre eux quitteront leur poste chaque année selon que le mandat est de deux ou trois ans.

Exigences relatives au mandat

(6) Dans le cas oů un administrateur est élu ou nommé pour un mandat de plus d’un an, la société doit se conformer aux paragraphes 163(2) et 167(1) et à l’article 168 à chaque assemblée annuelle des actionnaires pendant le mandat de l’administrateur comme s’il s’agissait de la date de son élection ou de sa nomination.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Election and Tenure — Directors	Administrateurs — Élections et fonctions
Sections 170-172	Articles 170-172

Transitional

(7) Subsection (6) does not apply in respect of a former-Act company until the day of the third annual meeting of shareholders after the coming into force of this section.

Determining election of directors

171 (1) Except where this Act or the by-laws of a company provide for cumulative voting, the persons, to the number authorized to be elected, who receive the greatest number of votes at an election of directors of a company shall be the directors thereof.

Idem

(2) If, at any election of directors referred to in subsection (1), two or more persons receive an equal number of votes and there are not sufficient vacancies remaining to enable all the persons receiving an equal number of votes to be elected, the directors who receive a greater number of votes or the majority of them shall, in order to complete the full number of directors, determine which of the persons so receiving an equal number of votes are to be elected.

Cumulative voting

172 (1) Where this Act or the by-laws provide for cumulative voting,

(a) there shall be a stated number of directors fixed by by-law and not a minimum and maximum number of directors;

(b) each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes in favour of one candidate or distribute them among the candidates in any manner;

(c) a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution is passed unanimously permitting two or more persons to be elected by a single vote;

(d) if a shareholder has voted for more than one candidate without specifying the distribution of the votes among the candidates, the shareholder is deemed to have distributed the votes equally among the candidates for whom the shareholder voted;

(e) if the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be

Disposition transitoire

(7) Le paragraphe (6) ne s’applique à l’égard d’une socié-té antérieure qu’ŕ compter de la date de la troisičme assemblée annuelle de la société tenue aprčs l’entrée en vi-gueur du présent article.

Élection des administrateurs

171 (1) Sauf si la présente loi ou les rčglements admiistratifs de la société prévoient le vote cumulatif, les personnes qui reçoivent le plus grand nombre de voix lors de l’élection des administrateurs, sont élues adminis-trateurs, jusqu’ŕ concurrence du nombre autorisé.

Nombre égal de voix

(2) Si, lors de l’élection des administrateurs visés au paragraphe (1), deux personnes ou plus reçoivent un nombre de voix égal et qu’il n’y a pas un nombre de postes vacants suffisant pour que toutes ces personnes soient élues, les administrateurs qui ont reçu un plus grand nombre de voix ou la majorité de ceux-ci doivent, pour combler les postes vacants, déterminer lesquelles de ces personnes doivent ętre élues.

Vote cumulatif

172 (1) Dans le cas où la présente loi ou les règlements administratifs prévoient le vote cumulatif :

a) le nombre d’administrateurs prévu doit être fixe et précisé;

b) les actionnaires habiles à élire les administrateurs disposent d’un nombre de voix, égal à celui dont sont assorties leurs actions, multiplié par le nombre d’administrateurs à élire; ils peuvent les porter sur un ou plusieurs candidats;

c) chaque poste d’administrateur fait l’objet d’un vote distinct, sauf adoption à l’unanimité d’une résolution permettant à plusieurs personnes d’être élues par un seul vote;

d) l’actionnaire qui a voté pour plus d’un candidat, sans autres précisions, est réputé avoir réparti ses voix également entre les candidats;

e) si le nombre de candidats en nomination est supérieur au nombre de postes à pourvoir, les candidats qui recueillent le plus petit nombre de voix sont éliminés jusqu’à ce que le nombre de candidats restants soit égal au nombre de postes à pourvoir;

f) le mandat de chaque administrateur prend fin à la clôture de l’assemblée annuelle suivant son élection;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Election and Tenure — Directors	Administrateurs — Élections et fonctions
Section 172	Article 172

eliminated until the number of candidates remaining equals the number of positions to be filled;

(f) each director ceases to hold office at the close of the next annual meeting of shareholders following the director’s election;

(g) a director may be removed from office only if the number of votes cast in favour of a motion to remove the director is greater than the product of the number of directors required by the by-laws and the number of votes cast against the motion; and

(h) the number of directors required by the by-laws may be decreased only if the number of votes cast in favour of a motion to decrease the number of directors is greater than the product of the number of directors required by the by-laws and the number of votes cast against the motion.

Mandatory cumulative voting

(2) Where the aggregate of the voting shares beneficially owned by a person and any entities controlled by the person carries more than 10 per cent of the voting rights attached to all the outstanding voting shares of a company, the directors shall be elected by cumulative voting.

Exception

(3) Subsection (2) does not apply

(a) where all the voting shares of the company that are outstanding, other than directors’ qualifying shares, if any, are beneficially owned by

(i) one person,

(ii) one person and one or more entities controlled by that person,

(iii) one or more entities controlled by the same person; or

(b) in respect of a former-Act company whose shareholders are confined to entities incorporated or formed by or under an Act of Parliament or of the legislature of a province that are, in the opinion of the directors, operating as credit unions or cooperative associations.

Transitional election

(4) Where this Act or the by-laws of a company provide for cumulative voting, the shareholders of the company shall,

g) la révocation d’un administrateur ne peut intervenir que si le nombre de voix en faveur de la motion visant la révocation dépasse le nombre de voix exprimées contre elle multiplié par le nombre fixe d’administrateurs prévu par les rčglements adminis-tratifs;

h) la réduction, par motion, du nombre fixe d’admi-nistrateurs prévu par les rčglements administratifs ne peut intervenir que si le nombre de voix en faveur de cette motion dépasse le nombre de voix exprimées contre elle multiplié par le nombre fixe d’administra-teurs prévu par les rčglements administratifs.

Vote cumulatif obligatoire

(2) Les administrateurs doivent ętre élus par vote cumu-latif lorsqu’une personne et les entités qu’elle contrôle détiennent la propriété effective de plus de dix pour cent de toutes les actions avec droit de vote en circulation de la société.

Exception

(3) Le paragraphe (2) ne s’applique pas :

a) dans les cas où toutes les actions avec droit de vote en circulation de la société, à l’exception des actions d’éligibilité au conseil, sont détenues en propriété effective par :

(i) une personne,

(ii) une personne et une ou plusieurs entités qu’elle contrôle,

(iii) une ou plusieurs entités contrôlées par la même personne;

b) à la société antérieure dont les seuls actionnaires sont des entités constituées en personne morale ou formées sous le régime d’une loi fédérale ou provin-ciale et qui sont, de l’avis du conseil d’administration, exploitées à titre de caisses populaires ou d’associa-tions coopératives.

Élection transitoire

(4) Lorsque la présente loi ou les règlements administra-tifs prévoient le vote cumulatif, les actionnaires doivent élire le nombre requis d’administrateurs dont le mandat expire à la clôture de l’assemblée annuelle suivante :

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Election and Tenure — Directors	Administrateurs — Élections et fonctions
Sections 172-174	Articles 172-174

(a) at the first annual meeting of shareholders held not earlier than ninety days following the date that cumulative voting is required under subsection (2) or provided for in the by-laws, and

(b) at each succeeding annual meeting,

elect the stated number of directors to hold office until the close of the next annual meeting of shareholders following their election.

Exception

(5) Nothing in this Act precludes the holders of any class or series of shares of a company from having an exclusive right to elect one or more directors.

1991, c. 45, s. 172; 1997, c. 15, s. 352; 2005, c. 54, s. 398.

Re-election of directors

173 A director who has completed a term of office is, if otherwise qualified, eligible for re-election.

Incomplete Elections and Director Vacancies

Void election or appointment

174 (1) If, immediately after the time of any purported election or appointment of directors, the board of directors would fail to comply with subsection 163(2) or 167(1) or section 168, the purported election or appointment of all persons purported to be elected or appointed at that time is void unless the directors, within forty-five days after the discovery of the non-compliance, develop a plan, approved by the Superintendent, to rectify the non-compliance.

Failure to elect minimum

(2) Where, at the close of a meeting of shareholders of a company, the shareholders have failed to elect the number or minimum number of directors required by this Act or the by-laws of a company, the purported election of directors at the meeting

(a) is valid if the directors purported to be elected and those incumbent directors, if any, whose terms did not expire at the close of the meeting, together constitute a quorum; or

(b) is void if the directors purported to be elected and those incumbent directors, if any, whose terms did not expire at the close of the meeting, together do not constitute a quorum.

(3) and (4) [Repealed, 1997, c. 15, s. 353]

1991, c. 45, s. 174; 1997, c. 15, s. 353.

a) d’une part, à la premičre assemblée annuelle tenue au plus tôt quatre-vingt-dix jours aprčs la date à la-quelle le vote cumulatif est prévu par le rčglement administratif ou requis conformément au paragraphe (2);

b) d’autre part, à chaque assemblée annuelle subséquente.

Exception

(5) La présente loi n’a pas pour effet d’empęcher les détenteurs d’actions d’une catégorie ou série d’avoir le droit exclusif d’élire un ou plusieurs administrateurs.

1991, ch. 45, art. 172; 1997, ch. 15, art. 352; 2005, ch. 54, art. 398.

Renouvellement de mandat

173 L’administrateur qui a terminé son mandat peut, s’il a par ailleurs les qualités requises, recevoir un nouveau mandat.

Élections incomplètes et vacances d’administrateurs

Nullité de l’élection ou de la nomination

174 (1) Est nulle toute élection ou nomination d’administrateurs aprčs laquelle la composition du conseil ne satisfait pas aux exigences des paragraphes 163(2) ou 167(1) ou de l’article 168 sauf si, dans les quarante-cinq jours qui suivent la découverte de l’inobservation, les ad-ministrateurs présentent un plan, approuvé par le surintendant, en vue de remédier au manquement.

Élection incomplète

(2) Si, à la clôture d’une assemblée des actionnaires, ceux-ci n’ont pas élu le nombre fixe ou minimal d’administrateurs requis par la présente loi ou les règlements administratifs de la société, l’élection des administrateurs est :

a) valide, si le nombre de ceux-ci et de ceux encore en fonction est suffisant pour former quorum;

b) nulle, dans le cas contraire.

(3) et (4) [Abrogés, 1997, ch. 15, art. 353]

1991, ch. 45, art. 174; 1997, ch. 15, art. 353.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Incomplete Elections and Director Vacancies	Élections incomplètes et vacances d’administrateurs
Sections 175-176	Articles 175-176

Directors where elections incomplete or void

175 (1) Notwithstanding subsections 170(2) and (3) and paragraphs 172(1)(f) and 176(1)(a), where subsection 174(1) or (2) applies at the close of any meeting of shareholders of a company, the board of directors shall, until their successors are elected or appointed, consist solely of

(a) where paragraph 174(2)(a) applies, the directors referred to in that paragraph; or

(b) where subsection 174(1) or paragraph 174(2)(b) applies, the persons who were the incumbent directors immediately before the meeting.

Where there is no approved rectification plan

(2) Notwithstanding subsections 170(2) and (3) and paragraphs 172(1)(f) and 176(1)(a), where a plan to rectify the non-compliance referred to in subsection 174(1) has not been approved by the Superintendent by the end of the forty-five day period referred to in that subsection, the board of directors shall, until their successors are elected or appointed, consist solely of the persons who were the incumbent directors immediately before the meeting at which the purported election or appointment referred to in that subsection occurred.

Directors to call meeting

(3) Where subsection (1) or (2) applies, the board of directors referred to in that subsection shall without delay call a special meeting of shareholders to fill the vacancies, where paragraph 174(2)(a) applies, or elect a new board of directors, where subsection 174(1) or paragraph 174(2)(b) applies.

Shareholder may call meeting

(4) Where the directors fail to call a special meeting required by subsection (3), the meeting may be called by any shareholder.

1991, c. 45, s. 175; 1997, c. 15, s. 354.

Ceasing to hold office

176 (1) A director ceases to hold office

(a) at the close of the annual meeting at which the di- rector’s term of office expires;

(b) when the director dies or resigns;

(c) when the director becomes disqualified under sec- tion 164 or ineligible to hold office pursuant to subsection 208(2);

(d) when the director is removed under section 177; or

Administrateurs en cas d’élection incomplčte ou nulle

175 (1) Si, à la clôture d’une assemblée quelconque des actionnaires, les paragraphes 174(1) ou (2) s’appliquent, par dérogation aux paragraphes 170(2) et (3) et aux alinéas 172(1)f) et 176(1)a), le conseil d’administration se compose, jusqu’ŕ l’élection ou la nomination des remplaçants :

a) dans les cas d’application de l’alinéa 174(2)a), des administrateurs mentionnés à cet alinéa;

b) dans les cas d’application du paragraphe 174(1) ou de l’alinéa 174(2)b), des administrateurs qui étaient en fonction avant l’assemblée.

Administrateurs en cas d’élection incomplčte ou nulle

(2) Dans le cas oů, à l’expiration du délai de quarantecinq jours visé au paragraphe 174(1), le surintendant n’a approuvé aucun plan visant à remédier au manquement aux dispositions mentionnées à ce paragraphe, le conseil d’administration, par dérogation aux paragraphes 170(2) et (3) et aux alinéas 172(1)f) et 176(1)a), jusqu’ŕ l’élection ou à la nomination des nouveaux administrateurs, est formé uniquement des administrateurs en fonction avant l’assemblée.

Convocation de l’assemblée par les administrateurs

(3) Le cas échéant, le conseil d’administration convoque sans délai une assemblée extraordinaire des actionnaires afin soit de pourvoir aux postes encore vacants dans les cas d’application de l’alinéa 174(2)a), soit d’élire un nouveau conseil d’administration dans les cas d’application du paragraphe 174(1) ou de l’alinéa 174(2)b).

Convocation de l’assemblée par les actionnaires

(4) Les actionnaires peuvent convoquer l’assemblée extraordinaire prévue par le paragraphe (3) si les administrateurs négligent de le faire.

1991, ch. 45, art. 175; 1997, ch. 15, art. 354.

Fin du mandat

176 (1) L’administrateur cesse d’occuper son poste dans les situations suivantes :

a) à la clôture de l’assemblée annuelle à laquelle son mandat prend fin;

b) à son décès ou à sa démission;

c) dans les cas d’incapacité ou d’inéligibilité prévus respectivement à l’article 164 ou au paragraphe 208(2);

d) dans le cas de révocation prévu par l’article 177;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Incomplete Elections and Director Vacancies	Élections incomplètes et vacances d’administrateurs
Sections 176-178	Articles 176-178

(e) when the director is removed from office under section 509.1 or 509.2.

Date of resignation

(2) The resignation of a director of a company becomes effective at the time a written resignation is sent to the company by the director or at the time specified in the resignation, whichever is later.

1991, c. 45, s. 176; 2001, c. 9, s. 500.

Removal of director

177 (1) Subject to paragraph 172(1)(g), the shareholders of a company may by resolution at a special meeting remove any director or all the directors from office.

Exception

(2) Where the holders of any class or series of shares of a company have the exclusive right to elect one or more directors, a director so elected may be removed only by a resolution at a meeting of the shareholders of that class or series.

Vacancy by removal

(3) Subject to paragraphs 172(1)(b) to (e), a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed or, if not so filled, may be filled under section 181 or 182.

Statement of director

178 (1) A director who

(a) resigns,

(b) receives a notice or otherwise learns of a meeting of shareholders called for the purpose of removing the director from office, or

(c) receives a notice or otherwise learns of a meeting of directors or shareholders at which another person is to be appointed or elected to fill the office of director, whether because of the director’s resignation or removal or because the director’s term of office has expired or is about to expire, is entitled to submit to the company a written statement giving the reasons for the resignation or the reasons why the director opposes any proposed action or resolution.

Statement re disagreement

(2) Where a director resigns as a result of a disagreement with the other directors or the officers of a company, the

e) dans les cas de destitution prévus aux articles 509.1 ou 509.2.

Date de la démission

(2) La démission d’un administrateur prend effet à la date de son envoi par écrit à la société ou à la date postérieure qui y est indiquée.

1991, ch. 45, art. 176; 2001, ch. 9, art. 500.

Révocation des administrateurs

177 (1) Sous réserve de l’alinéa 172(1)g), les action-naires peuvent, par résolution votée à une assemblée extraordinaire, révoquer un, plusieurs ou tous les administrateurs.

Exception

(2) La résolution de révocation d’un administrateur ne peut toutefois ętre votée, s’il y a lieu, que par les actionnaires ayant le droit exclusif de l’élire.

Vacances

(3) Sous réserve des alinéas 172(1)b) à e), toute vacance découlant d’une révocation peut ętre comblée lors de l’assemblée qui a prononcé celle-ci ou, à défaut, conformément aux articles 181 ou 182.

Déclaration de l’administrateur

178 (1) Peut, dans une déclaration écrite, exposer à la société les raisons de sa démission ou de son opposition aux mesures ou résolutions proposées l’administrateur qui :

a) soit démissionne;

b) soit apprend, notamment par avis, qu’une assemblée a été convoquée en vue de le révoquer;

c) soit apprend, notamment par avis, qu’une réunion du conseil d’administration ou une assemblée d’actionnaires ont été convoquées en vue de nommer ou d’élire son remplaçant, par suite de sa démission, de sa révocation ou de l’expiration de son mandat.

Déclaration en cas de désaccord

(2) L’administrateur qui démissionne en raison d’un désaccord avec les autres administrateurs ou avec les dirigeants de la société doit, dans une déclaration écrite,

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Incomplete Elections and Director Vacancies	Élections incomplètes et vacances d’administrateurs
Sections 178-181	Articles 178-181

director shall submit to the company and the Superintendent a written statement setting out the nature of the disagreement.

Circulation of statement

179 (1) A company shall without delay on receipt of a director’s statement referred to in subsection 178(1) relating to a matter referred to in paragraph 178(1)(b) or (c), or a director’s statement referred to in subsection 178(2), send a copy of it to each shareholder entitled to receive a notice of meetings and to the Superintendent, unless the statement is included in or attached to a management proxy circular required by subsection 160.05(1).

Immunity for statement

(2) No company or person acting on its behalf incurs any liability by reason only of circulating a director’s statement in compliance with subsection (1).

1991, c. 45, s. 179; 1997, c. 15, s. 355.

Shareholders filling vacancy

180 The by-laws of a company may provide that a vacancy among the directors is to be filled only

(a) by a vote of the shareholders; or

(b) by a vote of the holders of any class or series of shares having an exclusive right to elect one or more directors if the vacancy occurs among the directors elected by the holders of that class or series.

Directors filling vacancy

181 (1) Despite section 187 but subject to subsection (2) and sections 180 and 182, a quorum of directors may fill a vacancy among the directors except a vacancy resulting from a change in the by-laws by which the number or the minimum or maximum number of directors is increased or from a failure to elect the number or minimum number of directors provided for in the by-laws.

Where composition fails

(2) Notwithstanding sections 180 and 187, where by reason of a vacancy the number of directors or the composition of the board of directors fails to meet any of the requirements of section 163, subsection 167(1) and section 168, the directors who, in the absence of any by-law, would be empowered to fill that vacancy shall do so forthwith.

1991, c. 45, s. 181; 2005, c. 54, s. 399.

exposer à la société et au surintendant la nature du désaccord.

Diffusion de la déclaration

179 (1) La société envoie sans délai, au surintendant et aux actionnaires qui doivent recevoir avis des assemblées, copie de la déclaration visée au paragraphe 178(1) concernant une question mentionnée aux alinéas 178(1)b) ou c) ou de la déclaration visée au paragraphe 178(2), sauf si elle figure dans une circulaire de sollicita-tion de procurations envoyée par la direction conformé-ment au paragraphe 160.05(1).

Immunité

(2) La société ou ses mandataires n’engagent pas leur responsabilité en diffusant, conformément au paragraphe (1), la déclaration faite par un administrateur.

1991, ch. 45, art. 179; 1997, ch. 15, art. 355.

Élection par actionnaires

180 Les rčglements administratifs peuvent prévoir que les vacances au sein du conseil d’administration seront comblées uniquement à la suite d’un vote :

a) soit de tous les actionnaires;

b) soit de ceux ayant le droit exclusif de le faire.

Manière de combler les vacances

181 (1) Malgré l’article 187, mais sous réserve du paragraphe (2) et des articles 180 et 182, les administrateurs peuvent, s’il y a quorum, combler les vacances survenues au sein du conseil, à l’exception de celles qui résultent soit de l’omission d’élire le nombre fixe ou minimal d’ad-ministrateurs prévu par les rčglements administratifs, soit d’une augmentation du nombre fixe, minimal ou maximal d’administrateurs prévu par les rčglements ad-ministratifs.

Composition du conseil contraire à la loi

(2) Par dérogation aux articles 180 et 187 lorsque, par suite d’une vacance, le nombre des administrateurs ou la composition du conseil n’est pas conforme à l’article 163, au paragraphe 167(1) ou à l’article 168, la vacance doit être comblée sans délai par les administrateurs qui, à dé-faut d’un règlement administratif spécifique, seraient ha-bilités à le faire.

1991, ch. 45, art. 181; 2005, ch. 54, art. 399.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Incomplete Elections and Director Vacancies	Élections incomplètes et vacances d’administrateurs
Sections 182-183.1	Articles 182-183.1

Class vacancy

182 Notwithstanding section 187, where the holders of any class or series of shares of a company have an exclusive right to elect one or more directors and a vacancy occurs among those directors, then, subject to section 180,

(a) the remaining directors elected by the holders of that class or series of shares may fill the vacancy except one resulting from an increase in the number or the minimum or maximum number of directors for that class or series or from a failure to elect the number or minimum number of directors provided for in the by-laws for that class or series;

(b) if there are no such remaining directors and, by reason of the vacancy, the number of directors or the composition of the board of directors fails to meet any of the requirements of section 163, subsection 167(1) and section 168, the other directors may fill that vacancy; and

(c) if there are no such remaining directors and paragraph (b) does not apply, any holder of shares of that class or series may call a meeting of the holders there of for the purpose of filling the vacancy.

1991, c. 45, s. 182; 2005, c. 54, s. 400.

Unexpired term

183 (1) Unless the by-laws otherwise provide, a director elected or appointed to fill a vacancy holds office for the unexpired term of the director’s predecessor in office.

Affiliation

(2) Notwithstanding subsection 167(3), the affiliation of a person to be elected or appointed to fill a vacancy shall be determined as at the date of the person’s election or appointment and that person shall be deemed to continue to be affiliated or unaffiliated, as the case may be, until the next annual meeting of the shareholders.

Additional directors

183.1 (1) The directors may appoint one or more additional directors where the by-laws of the company allow them to do so and the by-laws determine the minimum and maximum numbers of directors.

Term of office

(2) A director appointed under subsection (1) holds office for a term expiring not later than the close of the next annual meeting of shareholders of the company.

Administrateurs élus pour une catégorie d’actions

182 Par dérogation à l’article 187, les vacances survenues parmi les administrateurs que les détenteurs d’une série ou d’une catégorie déterminée d’actions ont le droit exclusif d’élire peuvent, sous réserve de l’article 180, être comblées :

a) soit par les administrateurs en fonction élus par les détenteurs d’actions de cette catégorie ou série, à l’exception des vacances résultant de l’omission d’élire le nombre fixe ou minimal d’administrateurs prévu par les règlements administratifs ou résultant d’une augmentation du nombre fixe, minimal ou maximal d’administrateurs prévu par les règlements administratifs;

b) soit, si aucun de ces administrateurs n’est en fonctions et si, en raison de la vacance, le nombre d’administrateurs ou la composition du conseil d’administra-tion n’est pas conforme à l’article 163, au paragraphe 167(1) ou à l’article 168, par les autres administrateurs en fonctions;

c) soit, si aucun de ces administrateurs n’est en fonctions et si l’alinéa b) ne s’applique pas, lors de l’assemblée que les détenteurs d’actions de cette catégorie ou série peuvent convoquer pour combler les vacances.

1991, ch. 45, art. 182; 2005, ch. 54, art. 400.

Exercice du mandat

183 (1) Sauf disposition contraire des règlements administratifs, l’administrateur élu ou nommé pour combler une vacance reste en fonctions pendant la durée qui reste à courir du mandat de son prédécesseur.

Groupe

(2) Par dérogation au paragraphe 167(3), l’appartenance au groupe de la société d’une personne à élire ou nommer pour combler une vacance est déterminée à la date de son élection ou de sa nomination et la personne est ré-putée appartenir ou non au groupe, selon le cas, jusqu’à la prochaine réunion annuelle des actionnaires.

Nominations entre les assemblées annuelles

183.1 (1) Les administrateurs peuvent nommer des administrateurs supplémentaires si les règlements administratifs en prévoient la possibilité et prévoient également un nombre minimal et maximal d’administrateurs.

Mandat

(2) Le mandat d’un administrateur ainsi nommé expire au plus tard à la clôture de l’assemblée annuelle qui suit.

Current to May 29, 2023	109	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Incomplete Elections and Director Vacancies	Élections incomplètes et vacances d’administrateurs
Sections 183.1-186	Articles 183.1-186

Limit on number appointed

(3) The total number of directors appointed under subsection (1) may not exceed one third of the number of directors elected at the previous annual meeting of shareholders of the company.

1997, c. 15, s. 356.

Meetings of the Board

Meetings required

184 (1) The directors shall meet at least four times during each financial year.

Place for meetings

(2) The directors may meet at any place unless the by laws provide otherwise.

Notice for meetings

(3) The notice for the meetings must be given as required by the by-laws.

1991, c. 45, s. 184; 1997, c. 15, s. 357.

Notice of meeting

185 (1) A notice of a meeting of directors shall specify each matter referred to in section 202 that is to be dealt with at the meeting but, unless the by-laws otherwise provide, need not otherwise specify the purpose of or the business to be transacted at the meeting.

Waiver of notice

(2) A director may in any manner waive notice of a meeting of directors and the attendance of a director at a meeting of directors is a waiver of notice of that meeting except where the director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Adjourned meeting

(3) Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting was announced at the original meeting.

Quorum

186 (1) Subject to section 187, the number of directors referred to in subsection (2) constitutes a quorum at any meeting of directors or a committee of directors and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Limite quant au nombre

(3) Le nombre total des administrateurs ainsi nommés ne peut dépasser le tiers du nombre des administrateurs en fonction à la clôture de la dernière assemblée an-nuelle.

1997, ch. 15, art. 356.

Réunions du conseil d’administration

Nombre minimal de réunions

184 (1) Les administrateurs doivent se réunir au moins quatre fois par exercice.

Lieu

(2) Les administrateurs peuvent, sauf disposition contraire des règlements administratifs, se réunir dans le lieu de leur choix.

Avis

(3) L’avis de convocation se donne conformément aux rčglements administratifs.

1991, ch. 45, art. 184; 1997, ch. 15, art. 357.

Avis de la réunion

185 (1) L’avis de convocation mentionne obligatoire-ment les questions tombant sous le coup de l’article 202 qui seront discutées á la réunion, mais, sauf disposition contraire des rčglements administratifs, n’a besoin de préciser ni l’objet ni l’ordre du jour de la réunion.

Renonciation

(2) Les administrateurs peuvent renoncer á l’avis de convocation; leur présence á la réunion équivaut á une telle renonciation, sauf lorsqu’ils y assistent spécialement pour s’opposer aux délibérations au motif que la réunion n’est pas réguličrement convoquée.

Ajournement

(3) Il n’est pas nécessaire de donner avis de l’ajourne-ment d’une réunion si les date, heure et lieu de la reprise sont annoncés lors de la réunion initiale.

Quorum

186 (1) Sous réserve de l’article 187, le nombre d’admi-nistrateurs prévu au paragraphe (2) constitue le quorum pour les réunions du conseil d’administration ou d’un co-mité d’administrateurs; lorsque celui-ci est atteint, les administrateurs peuvent exercer leurs pouvoirs, malgré toute vacance en leur sein.

Current to May 29, 2023	110	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Meetings of the Board	Réunions du conseil d’administration
Sections 186-187.1	Articles 186-187.1

Idem

(2) The number of directors constituting a quorum at any meeting of directors or a committee of directors shall be

(a) a majority of the minimum number of directors required by this Act for the board of directors or a committee of directors; or

(b) such greater number of directors than the number calculated pursuant to paragraph (a) as may be established by the by-laws of the company.

Director continues to be present

(3) A director who is present at a meeting of directors or of a committee of directors but is not, in accordance with subsection 208(1), present at any particular time during the meeting is considered to be present for the purposes of this section.

1991, c. 45, s. 186; 2005, c. 54, s. 401.

Resident Canadian majority

187 (1) The directors of a company shall not transact business at a meeting of directors unless

(a) in the case of a company that is the subsidiary of a foreign institution, at least one half of the directors present are resident Canadians; and

(b) in the case of any other company, a majority of the directors present are resident Canadians.

Exception

(2) Despite subsection (1), the directors of a company may transact business at a meeting of directors without the required proportion of directors who are resident Canadians if

(a) a director who is a resident Canadian unable to be present approves, in writing or by telephonic, electronic or other communications facilities, the business transacted at the meeting; and

(b) there would have been present the required proportion of directors who are resident Canadians had that director been present at the meeting.

1991, c. 45, s. 187; 2013, c. 33, s. 104.

Presence of unaffiliated director

187.1 (1) The directors of a company shall not transact business at a meeting of directors unless at least one of the directors who is not affiliated with the company is present.

Idem

(2) La majorité du nombre minimal d’administrateurs prévu par la présente loi pour le conseil d’administration, ou un comité d’administrateurs, ou le nombre supérieur fixé par rčglement administratif, constitue le quorum.

Présence continue

(3) L’administrateur qui s’absente temporairement d’une réunion du conseil d’administration ou d’un de ses comi-tés en conformité avec le paragraphe 208(1) est réputé ętre présent pour l’application du présent article.

1991, ch. 45, art. 186; 2005, ch. 54, art. 401.

Majorité de résidents canadiens

187 (1) Les administrateurs ne peuvent délibérer en conseil que si :

a) dans le cas de la filiale d’une institution étrangčre, au moins la moitié des présents sont des résidents ca-nadiens;

b) dans les autres cas, la majorité des présents sont des résidents canadiens.

Exception

(2) Il peut cependant y avoir dérogation au paragraphe (1), lorsque les deux conditions suivantes sont réunies :

a) parmi les administrateurs absents, un résident ca-nadien approuve les délibérations par écrit, par communication téléphonique ou électronique ou par tout autre moyen de communication;

b) la présence de cet administrateur aurait permis d’atteindre le nombre d’administrateurs requis.

1991, ch. 45, art. 187; 2013, ch. 33, art. 104.

Présence d’un administrateur qui n’est pas du groupe

187.1 (1) Les administrateurs ne peuvent délibérer en conseil que si au moins un administrateur qui n’est pas du groupe de la société est présent.

Current to May 29, 2023	111	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Meetings of the Board	Réunions du conseil d’administration
Sections 187.1-188.1	Articles 187.1-188.1

Exception

(2) Despite subsection (1), the directors of a company may transact business at a meeting of directors if a director who is not affiliated with the company and who is not able to be present approves, in writing or by telephonic, electronic or other communications facilities, the business transacted at the meeting.

Exception

(3) Subsection (1) does not apply if all the voting shares of the company, other than directors’ qualifying shares, if any, are beneficially owned by a Canadian financial institution incorporated by or under an Act of Parliament.

2001, c. 9, s. 501.

Electronic meeting

188 (1) Subject to the by-laws of a company, a meeting of directors or of a committee of directors may be held by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other during the meeting.

Deemed present

(2) A director participating in a meeting by any means referred to in subsection (1) is deemed for the purposes of this Act to be present at that meeting.

Resolution outside board meeting

188.1 (1) A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.

Filing directors’ resolution

(2) A copy of the resolution referred to in subsection (1) shall be kept with the minutes of the proceedings of the directors.

Resolution outside committee meeting

(3) A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of a committee of directors, other than a resolution of the audit committee in carrying out its duties under subsection 198(3) or a resolution of the conduct review committee in carrying out its duties under subsection 199(3), is as valid as if it had been passed at a meeting of that committee.

Filing committee resolution

(4) A copy of the resolution referred to in subsection (3) shall be kept with the minutes of the proceedings of that committee.

Exception

(2) Il peut cependant y avoir dérogation au paragraphe (1) si un administrateur absent qui n’est pas du groupe de la société approuve les délibérations par écrit, par communication téléphonique ou électronique ou par tout autre moyen de communication.

Exception

(3) Le paragraphe (1) ne s’applique pas dans le cas où une institution financière canadienne constituée sous le régime d’une loi fédérale détient la propriété effective de toutes les actions avec droit de vote de la société, à l’ex-ception des actions d’éligibilité au conseil.

2001, ch. 9, art. 501.

Participation par téléphone

188 (1) Sous réserve des règlements administratifs, une réunion du conseil ou d’un de ses comités peut se tenir par tout moyen de communication téléphonique ou élec-tronique ou par tout autre moyen permettant à tous les participants de communiquer adéquatement entre eux.

Présomption de présence

(2) Les administrateurs qui participent à une réunion se-lon les modes prévus au paragraphe (1) sont réputés, pour l’application de la présente loi, y être présents.

Résolution tenant lieu de réunion

188.1 (1) La résolution écrite, signée de tous les administrateurs habiles à voter en l’occurrence lors de la réunion, a la męme valeur que si elle avait été adoptée lors de la réunion.

Dépôt de la résolution

(2) Un exemplaire des résolutions visées au paragraphe (1) doit être conservé avec les procès-verbaux des réunions des administrateurs.

Résolution tenant lieu de réunion d’un comité

(3) La résolution écrite, signée de tous les administra-teurs habiles á voter en l’occurrence lors de la réunion d’un comité du conseil d’administration — à l’exception d’une résolution du comité de vérification ou du comité de révision dans le cadre des paragraphes 198(3) ou 199(3) — , a la même valeur que si elle avait été adoptée lors de la réunion.

Dépôt de la résolution

(4) Un exemplaire des résolutions visées au paragraphe (3) doit être conservé avec les procès-verbaux des réunions du comité du conseil d’administration.

Current to May 29, 2023	112	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Meetings of the Board	Réunions du conseil d’administration
Sections 188.1-190	Articles 188.1-190

Evidence

(5) Unless a ballot is demanded, an entry in the minutes of a meeting that the chairperson declared a resolution to be carried or defeated is in the absence of evidence to the contrary proof of that fact without proof of the number or proportion of votes recorded in favour of or against the resolution.

1997, c. 15, s. 358; 2005, c. 54, s. 402.

Dissent of director

189 (1) A director of a company who is present at a meeting of directors or a committee of directors is deemed to have consented to any resolution passed or action taken at that meeting unless

(a) the director requests that the director’s dissent be entered or the director’s dissent is entered in the minutes of the meeting;

(b) the director sends a written dissent to the secretary of the meeting before the meeting is adjourned; or

(c) the director sends the director’s dissent by registered mail or delivers it to the head office of the company immediately after the meeting is adjourned.

Loss of right to dissent

(2) A director of a company who votes for or consents to a resolution is not entitled to dissent under subsection (1).

Dissent of absent director

(3) A director of a company who is not present at a meeting at which a resolution is passed or action taken is deemed to have consented thereto unless, within seven days after the director becomes aware of the resolution, the director

(a) causes the director’s dissent to be placed with the minutes of the meeting; or

(b) sends the director’s dissent by registered mail or delivers it to the head office of the company.

Record of attendance

190 (1) A company shall keep a record of the attendance at each meeting of directors and each committee meeting of directors.

Statement to shareholders

(2) A company shall attach to the notice of each annual meeting it sends to its shareholders a statement showing,

Preuve

(5) Sauf si un vote par scrutin est demandé, l’inscription au procčs-verbal de la réunion précisant que le président a déclaré une résolution adoptée ou rejetée fait foi, sauf preuve contraire, de ce fait, sans qu’il soit nécessaire de prouver le nombre ou la proportion des voix en faveur de cette résolution ou contre elle.

1997, ch. 15, art. 358; 2005, ch. 54, art. 402.

Désaccord

189 (1) L’administrateur présent á une réunion du conseil ou d’un comité de celui-ci est réputé avoir ac-quiescé á toutes les résolutions adoptées ou á toutes les mesures prises, sauf si, selon le cas :

a) son désaccord est consigné au procčs-verbal ou il demande qu’il y soit consigné;

b) il a exprimé son désaccord dans un document en-voyé au secrétaire de la réunion avant l’ajournement de celle-ci;

c) il exprime son désaccord dans un document qu’il remet ou envoie — par courrier recommandé — , au sičge de la société, immédiatement aprčs l’ajourne-ment de la réunion.

Perte du droit au désaccord

(2) Le paragraphe (1) ne s’applique toutefois pas dans le cas oů l’administrateur a approuvé — par vote ou acquiescement — l’adoption d’une résolution.

Désaccord d’un administrateur absent

(3) L’administrateur absent d’une réunion est réputé avoir acquiescé à toute résolution ou mesure adoptée à l’occasion de celle-ci, sauf si, dans les sept jours suivant la date où il a pris connaissance de cette résolution, il fait :

a) soit consigner son désaccord au procès-verbal de la réunion;

b) soit remettre ou envoyer — par courrier recom-mandé — au siège de la société le document dans le-quel il exprime son désaccord.

Registre de présence

190 (1) La société doit tenir un registre de présence des administrateurs qui participent aux réunions du conseil d’administration ou de ses comités.

Envoi aux actionnaires

(2) La société joint à l’avis d’assemblée annuelle envoyé à chaque actionnaire un extrait du registre indiquant le

Current to May 29, 2023	113	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Meetings of the Board	Réunions du conseil d’administration
Sections 190-192	Articles 190-192

in respect of the financial year immediately preceding the meeting, the total number of directors’ meetings and directors’ committee meetings held during the financial year and the number of those meetings attended by each director.

1991, c. 45, s. 190; 1997, c. 15, s. 359.

Meeting required by Superintendent

191 (1) Where in the opinion of the Superintendent it is necessary, the Superintendent may, by notice in writing, require a company to hold a meeting of directors of the company to consider the matters set out in the notice.

Attendance of Superintendent

(2) The Superintendent may attend and be heard at a meeting referred to in subsection (1).

By-laws

By-laws

192 (1) Unless this Act otherwise provides, the directors of a company may by resolution make, amend or repeal any by-law that regulates the business or affairs of the company.

Shareholder approval

(2) The directors shall submit a by-law, or an amendment to or a repeal of a by-law, that is made under subsection (1) to the shareholders at the next meeting of shareholders, and the shareholders may, by resolution, confirm or amend the by-law, amendment or repeal.

Effective date of by-law

(3) Unless this Act otherwise provides, a by-law, or an amendment to or a repeal of a by-law, is effective from the date of the resolution of the directors under subsection (1) until it is confirmed, confirmed as amended or rejected by the shareholders under subsection (2) or until it ceases to be effective under subsection (4) and, where the by-law is confirmed, or confirmed as amended, it continues in effect in the form in which it was so confirmed.

Effect where no shareholder approval

(4) If a by-law, or an amendment to or a repeal of a by law, is rejected by the shareholders, or is not submitted to the shareholders by the directors as required under subsection (2), the by-law, amendment or repeal ceases to be effective from the date of its rejection or the date of the next meeting of shareholders, as the case may be, and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same nombre total des réunions du conseil d’administration ou de ses comités et le nombre auquel chaque administra-teur a assisté au cours de l’exercice précédent.

1991, ch. 45, art. 190; 1997, ch. 15, art. 359.

Réunion convoquée par le surintendant

191 (1) Le surintendant peut, s’il l’estime nécessaire, exiger, par avis écrit, qu’une société tienne une réunion du conseil pour étudier les questions précisées dans l’avis.

Présence du surintendant

(2) Le surintendant a le droit d’assister á une telle réunion et d’y prendre la parole.

Règlements administratifs

Règlements administratifs

192 (1) Sauf disposition contraire de la présente loi, les administrateurs peuvent, par résolution, prendre, modifier ou révoquer tout règlement administratif régissant tant l’activité commerciale que les affaires internes de la société.

Approbation des actionnaires

(2) Le cas échéant, les administrateurs soumettent les mesures prises, dès l’assemblée suivante, aux action-naires, qui peuvent, par résolution, les confirmer ou les modifier.

Date d’effet

(3) Sauf disposition contraire de la présente loi, les me-sures prennent effet á compter de la date de la résolution des administrateurs. Aprčs confirmation ou modification par les actionnaires, elles demeurent en vigueur dans leur version initiale ou modifiée, selon le cas; elles cessent d’avoir effet en cas d’application du paragraphe (4).

Idem

(4) Les mesures cessent d’avoir effet après leur rejet par les actionnaires ou, en cas d’inobservation du paragraphe (2) par les administrateurs, à compter de la date de l’as-semblée des actionnaires suivante; toute résolution ulté-rieure des administrateurs, visant essentiellement le même but, ne peut entrer en vigueur qu’après sa confirmation ou sa modification par les actionnaires.

Current to May 29, 2023	114	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
By-laws	Règlements administratifs
Sections 192-195	Articles 192-195

purpose or effect is effective until it is confirmed, or confirmed as amended, by the shareholders.

Shareholder proposal of by-law

193 A shareholder entitled to vote at an annual meeting of shareholders may, in accordance with sections 146 and 147, make a proposal to make, amend or repeal a by-law.

By-laws of former-Act company

194 Subject to section 195, where a by-law of a former-Act company is in effect on the coming into force of this section, the by-law continues in effect until amended or repealed, unless it is contrary to a provision of this Act.

By-laws re remuneration

195 (1) A by-law of a company respecting the remuneration of the directors of the company, as directors, that is in effect on the coming into force of this section ceases to have effect on the day on which the first annual meeting is held following the coming into force of this section.

Existing by-laws

(2) A by-law made by the directors of a company under section 29 of the Trust Companies Act or section 29 of the Loan Companies Act as that section read immediately before the coming into force of this section, and not confirmed by the shareholders of the company in accordance with that section on or before the coming into force of this section, continues to have effect, unless it is contrary to the provisions of this Act, until the first meeting of the shareholders following the coming into force of this section.

Shareholder approval

(3) A by-law referred to in subsection (2) shall be submitted to the shareholders at the first meeting of shareholders following the coming into force of this section.

Existing resolutions

(4) Where the remuneration of directors of a former-Act company was, immediately prior to the coming into force of this section, fixed by a resolution of the directors, that resolution continues to have effect, unless it is contrary to the provisions of this Act, until the first meeting of the shareholders following the coming into force of this section.

Proposition d’un actionnaire

193 Tout actionnaire habile à voter à une assemblée an-nuelle peut, conformément aux articles 146 et 147, proposer la prise, la modification ou la révocation d’un règlement administratif.

Règlements administratifs des sociétés antérieures

194 Sous réserve de l’article 195, tout règlement admi-nistratif d’une société antérieure applicable à l’entrée en vigueur du présent article continue de s’appliquer, dans la mesure où il est compatible avec la présente loi, tant qu’il n’est pas modifié ou révoqué.

Rémunération

195 (1) Tout règlement administratif relatif á la rému-nération des administrateurs en tant que tels cesse d’avoir effet á compter de la date de la première assem-blée annuelle qui suit l’entrée en vigueur du présent article.

Règlement administratif existant

(2) Tout règlement administratif pris par les administra-teurs aux termes de l’article 29 de la Loi sur les sociétés de fiducie ou de l’article 29 de la Loi sur les sociétés de prêt, dans sa version précédant l’entrée en vigueur du présent article, et non encore confirmé par les action-naires conformément á l’article 29 de l’une ou l’autre de ces lois á l’entrée en vigueur du présent article, demeure en vigueur, sauf incompatibilité avec la présente loi, jus-qu’à la première assemblée des actionnaires qui suit.

Approbation des actionnaires

(3) Les règlements administratifs visés au paragraphe (2) doivent ętre soumis à l’approbation des actionnaires á leur première assemblée suivant l’entrée en vigueur du présent article.

Résolutions existantes

(4) En cas de fixation, avant l’entrée en vigueur du pré-sent article, de la rémunération des administrateurs d’une société antérieure par résolution du conseil, celle-ci demeure en vigueur, sauf incompatibilité avec la présente loi, jusqu’à la premičre assemblée des actionnaires qui suit.

Current to May 29, 2023	115	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
By-laws	Règlements administratifs
Sections 195-198	Articles 195-198

Application of ss. 192(3) and (4) and 193

(5) Subsections 192(3) and (4) and section 193 apply in respect of a by-law referred to in this section as if it were a by-law made under section 192.

Deemed by-laws

196 (1) Any matter provided for in the incorporating instrument of a former-Act company on the coming into force of this section or of a body corporate continued as a company under this Act at the time of continuance that, under this Act, would be provided for in the by-laws of a company is deemed to be provided for in the by-laws of the company.

By-law prevails

(2) Where a by-law of the company made in accordance with sections 192 and 193 amends or repeals any matter referred to in subsection (1), the by-law prevails.

Committees of the Board

Committees

197 The directors of a company may appoint from their number, in addition to the committees referred to in subsection 161(2), such other committees as they deem necessary and, subject to section 202, delegate to those committees such powers of the directors, and assign to those committees such duties, as the directors consider appropriate.

Audit committee

198 (1) The audit committee of a company shall consist of at least three directors.

Membership

(2) A majority of the members of the audit committee must consist of directors who are not persons affiliated with the company and none of the members of the audit committee may be officers or employees of the company or a subsidiary of the company.

Duties of audit committee

(3) The audit committee of a company shall

(a) review the annual statement of the company before the annual statement is approved by the directors;

Application des paragraphes 192(3) et (4) et de l`article 193

(5) Les paragraphes 192(3) et (4) et l’article 193 s’ap-pliquent aux règlements administratifs visés au présent article comme s’il s’agissait de règlements administratifs pris aux termes de l’article 192.

Présomption

196 (1) Les règlements administratifs de la société sont réputés prévoir les questions que, aux termes de la pré-sente loi, ils devraient traiter et qui étaient prévues dans l’acte constitutif d’une société antérieure, à l’entrée en vi-gueur du présent article, ou d’une personne morale pro-rogée comme société en vertu de la présente loi, à la date de prorogation.

Abrogation ou modification

(2) En cas de modification ou d’abrogation de ces questions, par un règlement administratif de la société pris conformément aux articles 192 et 193, c’est ce dernier qui prévaut.

Comités du conseil d’administration

Comités

197 Outre les comités visés au paragraphe 161(2), les administrateurs peuvent, en tant que de besoin, constituer d’autres comités et, sous réserve de l’article 202, leur déléguer les pouvoirs ou fonctions qu’ils estiment appro-priés.

Comité de vérification

198 (1) Le comité de vérification se compose d’au moins trois administrateurs.

Composition

(2) La majorité des membres du comité de vérification doit être constituée d’administrateurs qui n’appar-tiennent pas au groupe de la société; aucun employé ou dirigeant de la société ou d’une filiale de celle-ci ne peut être membre du comité de vérification.

Fonctions du comité

(3) Le comité de vérification a pour tâche de :

a) passer en revue le rapport annuel de la société avant son approbation par les administrateurs;

b) revoir tout relevé de la société précisé par le surin-tendant;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Committees of the Board	Comités du conseil d’administration
Sections 198-199	Articles 198-199

(b) review such returns of the company as the Superintendent may specify;

(c) require the management of the company to implement and maintain appropriate internal control procedures;

(c.1) review, evaluate and approve those procedures;

(d) review such investments and transactions that could adversely affect the well-being of the company as the auditor or any officer of the company may bring to the attention of the committee;

(e) meet with the auditor to discuss the annual statement and the returns and transactions referred to in this subsection; and

(f) meet with the chief internal auditor of the company, or the officer or employee of the company acting in a similar capacity, and with management of the company, to discuss the effectiveness of the internal control procedures established for the company.

Report

(4) In the case of the annual statement and returns of a company that under this Act must be approved by the directors of the company, the audit committee of the company shall report thereon to the directors before the approval is given.

Required meeting of directors

(5) The audit committee of a company may call a meeting of the directors of the company to consider any matter of concern to the committee.

1991, c. 45, s. 198; 1997, c. 15, s. 360.

Conduct review committee

199 (1) The conduct review committee of a company shall consist of at least three directors.

Membership

(2) A majority of the members of the conduct review committee of a company must consist of directors who are not persons affiliated with the company and none of the members of the conduct review committee may be officers or employees of the company or a subsidiary of the company.

Duties of conduct review committee

(3) The conduct review committee of a company shall

(a) require the management of the company to estab- lish procedures for complying with Part XI;

c) requérir la direction de mettre en place des méca-nismes appropriés de contrôle interne;

c.1) revoir, évaluer et approuver ces mécanismes;

d) vérifier tous placements et opérations susceptibles de nuire à la bonne situation financière de la société et portés à son attention par le vérificateur ou un dirigeant;

e) rencontrer le vérificateur pour discuter du rapport annuel, des relevés ou des opérations visés au présent paragraphe;

f) rencontrer le vérificateur en chef interne ou un dirigeant ou employé de la société exerçant des fonctions analogues, ainsi que la direction de la société, pour discuter de l’efficacité des mécanismes de contrôle interne mis en place par celle-ci.

Rapport

(4) Le comité fait son rapport sur le rapport annuel et les relevés avant que ceux-ci ne soient approuvés par les ad-ministrateurs conformément à la présente loi.

Réunion des administrateurs

(5) Le comité de vérification peut convoquer une réunion des administrateurs afin d’étudier les questions qui l’in-téressent.

1991, ch. 45, art. 198; 1997, ch. 15, art. 360.

Comité de révision

199 (1) Le comité de révision se compose d’au moins trois administrateurs.

Composition

(2) La majorité des membres du comité de révision doit ętre constituée d’administrateurs qui n’appartiennent pas au groupe de la société; aucun employé ou dirigeant de la société ou d’une filiale de celle-ci ne peut ętre membre du comité de révision.

Fonctions du comité

(3) Le comité de révision a pour tâche de :

a) requérir la direction de mettre en place des méca- nismes visant á l’observation de la partie XI;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Committees of the Board	Comités du conseil d’administration
Sections 199-200	Articles 199-200

(b) review those procedures and their effectiveness in ensuring that the company is complying with Part XI;

(b.1) if a widely held bank holding company or a widely held insurance holding company has a significant interest in any class of shares of the company,

(i) establish policies for entering into transactions referred to in subsection 483.1(1), and

(ii) review transactions referred to in subsection 483.3(1); and

(c) review the practices of the company to ensure that any transactions with related parties of the company that may have a material effect on the stability or solvency of the company are identified.

Company report to Superintendent

(4) A company shall report to the Superintendent on the mandate and responsibilities of the conduct review committee and the procedures referred to in paragraph (3)(a).

Committee report to directors

(5) After each meeting of the conduct review committee of a company, the committee shall report to the directors of the company on matters reviewed by the committee.

Directors’ report to Superintendent

(6) Within ninety days after the end of each financial year, the directors of a company shall report to the Superintendent on what the conduct review committee did during the year in carrying out its responsibilities under subsection (3).

1991, c. 45, s. 199; 1997, c. 15, s. 361; 2001, c. 9, s. 502.

Directors and Officers — Authority

Chief executive officer

200 (1) The directors of a company shall appoint from their number a chief executive officer who must be ordinarily resident in Canada and, subject to section 202, may delegate to that officer any of the powers of the directors.

Exception

(2) Subsection (1) does not apply in respect of a former-Act company whose shareholders are confined to entities incorporated or formed by or under an Act of Parliament or of the legislature of a province that are, in the opinion of the directors, operating as credit unions or cooperative associations.

b) revoir ces mécanismes et leur efficacité pour le sui- vi de l’observation de la partie XI;

b.1) si une société de portefeuille bancaire ou une so-ciété de portefeuille d’assurances à participation multiple a un intèręt substantiel dans une catégorie d’ac-tions de la société :

(i) établir des principes pour les opérations visées au paragraphe 483.1(1),

(ii) examiner les opérations visées au paragraphe 483.3(1);

c) revoir les pratiques de la société afin de s’assurer que les opérations effectuées avec des apparentés et susceptibles de porter atteinte á la solvabilité ou à la stabilité de cette dernière soient identifiées.

Rapport au surintendant

(4) La société fait rapport au surintendant du mandat et des responsabilités du comité de révision, ainsi que des mécanismes visés à l’alinéa (3)a).

Rapport aux administrateurs

(5) Après chaque réunion, le comité de révision fait rapport aux administrateurs des questions étudiées par ce dernier.

Rapport des administrateurs au surintendant

(6) Dans les quatre-vingt-dix jours qui suivent la fin de chaque exercice, les administrateurs de la société font rapport au surintendant des activités du comité de révi-sion au cours de l’exercice dans le cadre des tâches pré-vues au paragraphe (3).

1991, ch. 45, art. 199; 1997, ch. 15, art. 361; 2001, ch. 9, art. 502.

Mandat des administrateurs et dirigeants

Premier dirigeant

200 (1) Le conseil d’administration choisit en son sein un premier dirigeant, qui doit résider habituellement au Canada et à qui, sous réserve de l’article 202, il peut délé-guer ses pouvoirs.

Exception

(2) Le paragraphe (1) ne s’applique pas á la société anté-rieure dont les seuls actionnaires sont des personnes morales ou des entités constituées en personne morale ou formées sous le régime d’une loi fédérale ou provinciale

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Directors and Officers — Authority	Mandat des administrateurs et dirigeants
Sections 200-202	Articles 200-202

Appointment of officers

201 (1) The directors of a company may, subject to the by-laws, designate the offices of the company, appoint officers thereto, specify the duties of those officers and delegate to them powers, subject to section 202, to manage the business and affairs of the company.

Directors as officers

(2) Subject to section 168, a director of a company may be appointed to any office of the company.

Two or more offices

(3) Two or more offices of a company may be held by the same person.

Limits on power to delegate

202 The directors of a company may not delegate any of the following powers, namely, the power to

(a) submit to the shareholders a question or matter requiring the approval of the shareholders;

(b) fill a vacancy among the directors, on a committee of directors or in the office of auditor, or appoint additional directors;

(c) issue or cause to be issued securities, including an issue of shares of a series that is authorized in accordance with section 65, except in accordance with any authorization made by the directors;

(d) declare a dividend;

(e) authorize the redemption or other acquisition by the company pursuant to section 74 of shares issued by the company;

(f) authorize the payment of a commission on a share issue;

(g) approve a management proxy circular;

(h) except as provided in this Act, approve the annual statement of the company and any other financial statements issued by the company; or

(i) adopt, amend or repeal by-laws.

1991, c. 45, s. 202; 1997, c. 15, s. 362; 2005, c. 54, s. 403.

et qui sont de l’avis du conseil d’administration, exploi-tées à titre de caisses populaires ou d’associations coopé-ratives.

Nomination des dirigeants

201 (1) Les administrateurs d’une société peuvent, sous réserve des rčglements administratifs, créer les postes de direction, en nommer les titulaires, préciser les fonctions de ceux-ci et leur déléguer les pouvoirs nécessaires, sous réserve de l’article 202, pour gérer l’activité commerciale et les affaires internes de la société.

Administrateurs et dirigeants

(2) Sous réserve de l’article 168, un administrateur peut ętre nommé á n’importe quel poste de direction.

Cumul de postes

(3) La même personne peut occuper plusieurs postes de direction.

Interdictions

202 Les administrateurs ne peuvent déléguer aucun des pouvoirs suivants :

a) soumettre à l’examen des actionnaires des questions qui requièrent l’approbation de ces derniers;

b) combler les vacances au sein du conseil d’adminis-tration ou d’un de ses comités, pourvoir le poste vacant de vérificateur ou nommer des administrateurs supplémentaires;

c) émettre ou faire émettre des valeurs mobilières, notamment des actions d’une série visée à l’article 65, sauf en conformité avec l’autorisation des administra-teurs;

d) déclarer des dividendes;

e) autoriser l’acquisition par la société en vertu de l’article 74, notamment par rachat, des actions émises par elle;

f) autoriser le versement d’une commission sur une émission d’actions;

g) approuver les circulaires de la direction sollicitant des procurations;

h) sauf disposition contraire de la présente loi, ap-prouver le rapport annuel ou les autres états financiers de la société;

i) prendre, modifier ou révoquer des règlements ad-ministratifs.

1991, ch. 45, art. 202; 1997, ch. 15, art. 362; 2005, ch. 54, art. 403.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Directors and Officers — Authority	Mandat des administrateurs et dirigeants
Sections 203-207	Articles 203-207

Exercise of trustee powers

203 (1) Where authorized to do so by a special resolution, the directors of a company that is a trust company pursuant to subsection 57(2) may delegate, with or without the power of sub-delegation, to the chief executive officer of the company, the exercise of all or any of the powers or authorities of the company, whether discretionary or otherwise, arising out of any will, trust, deed, contract or other instrument creating a trust.

Performance by company

(2) The exercise of any power or authority referred to in subsection (1) by the chief executive officer or that officer’s delegate, if any, constitutes an exercise of the power or authority by the company.

Remuneration of directors, officers and employees

204 (1) Subject to this section and the by-laws, the directors of a company may fix the remuneration of the directors, officers and employees of the company.

By-law required

(2) No remuneration shall be paid to a director as director until a by-law fixing the aggregate of all amounts that may be paid to all directors in respect of directors’ remuneration during a fixed period of time has been confirmed by special resolution.

1991, c. 45, s. 204; 1994, c. 26, s. 74.

Validity of acts

205 (1) An act of a director or an officer of a company is valid notwithstanding a defect in the director’s qualification or an irregularity in the director’s election or in the appointment of the director or officer.

Idem

(2) An act of the board of directors of a company is valid notwithstanding a defect in the composition of the board or an irregularity in the election of the board or in the appointment of a member of the board.

Right to attend meetings

206 A director of a company is entitled to attend and to be heard at every meeting of shareholders.

Conflicts of Interest

Disclosure of interest

207 (1) A director or officer of a company shall disclose to the company, in writing or by requesting to have it entered in the minutes of a meeting of directors or a meeting of a committee of directors, the nature and extent of

Exercice des pouvoirs de fiduciaire

203 (1) Lorsqu’une résolution extraordinaire les y auto-rise, les administrateurs d’une société de fiducie au sens du paragraphe 57(2) peuvent déléguer au premier dirigeant de la société, avec ou sans pouvoir de sous-déléga-tion, l’exercice total ou partiel des pouvoirs discrétion-naires ou autres de la société pouvant découler d’un testament, d’une fiducie, d’un contrat ou de tout autre acte juridique créant une fiducie.

Exécution

(2) L’exercice de ces pouvoirs par le premier dirigeant ou son délégué s’assimile à leur exercice par la société.

Rémunération

204 (1) Sous réserve des autres dispositions du présent article et des règlements administratifs, les administra-teurs peuvent fixer leur propre rémunération ainsi que celle des dirigeants et des employés de la société.

Règlement administratif obligatoire

(2) Les administrateurs ne peuvent, en tant que tels, tou-cher aucune rémunération tant qu’un rčglement admi-nistratif, fixant le montant global qui peut leur ętre versé á ce titre pour une période déterminée, n’a pas été ap-prouvé par résolution extraordinaire.

1991, ch. 45, art. 204; 1994, ch. 26, art. 74.

Validité des actes

205 (1) Les actes des administrateurs ou des dirigeants sont valides malgré l’irrégularité de leur élection ou nomination, ou leur inhabilité.

Idem

(2) Les actes du conseil d’administration sont valides malgré l’irrégularité de sa composition ou de son élection ou de la nomination d’un de ses membres.

Présence aux assemblées

206 Les administrateurs ont le droit d’assister à toutes les assemblées des actionnaires et d’y prendre la parole.

Conflits d’intéręts

Communication des intérêts

207 (1) L’administrateur ou le dirigeant communique par écrit à la société ou demande que soient consignées au procès-verbal d’une réunion du conseil d’administra-tion ou d’un de ses comités la nature et l’étendue de son

Current to May 29, 2023	120	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Conflicts of Interest	Conflits d’intérêts
Section 207	Article 207

any interest they have in a material contract or material transaction with the company, whether entered into or proposed, if they

(a) are a party to the contract or transaction;

(b) are a director or officer of a party to the contract or transaction or a person acting in a similar capacity; or

(c) have a material interest in a party to the contract or transaction.

Time of disclosure — director

(2) The disclosure shall be made in the case of a director

(a) at the meeting of directors, or of a committee of directors, at which the proposed contract or transac- tion is first considered;

(b) if at the time of the meeting referred to in para- graph (a) the director was not interested in the pro- posed contract or transaction, at the first one after they become interested in it;

(c) if the director becomes interested after a contract or transaction is entered into, at the first one after they become interested; or

(d) if a person who is interested in a contract or transaction becomes a director, at the first one after they become a director.

Time of disclosure — officer

(3) The disclosure shall be made in the case of an officer who is not a director

(a) immediately after they become aware that the contract, transaction, proposed contract or proposed transaction is to be considered or has been considered at a meeting of directors or of a committee of directors;

(b) if they become interested after the contract or transaction is entered into, immediately after they become interested; or

(c) if a person who is interested in a contract or transaction becomes an officer, immediately after they become an officer.

Time of disclosure — contract not requiring approval

(4) If the material contract or material transaction, whether entered into or proposed, is one that in the ordinary course of the company’s business would not require approval by the directors or shareholders, the director or intéręt dans tout contrat ou opération d’importance avec elle, en cours ou projeté, dans l’un ou l’autre des cas sui-vants :

a) il est partie à ce contrat ou à cette opération;

b) il est l’administrateur ou le dirigeant — ou une per- sonne qui agit en cette qualité — d’une partie á un tel contrat ou á une telle opération;

c) il possède un intérêt important dans une partie à un tel contrat ou à une telle opération.

Moment de la communication : administrateur

(2) L’administrateur effectue la communication lors de la première réunion du conseil d’administration ou d’un de ses comités :

a) au cours de laquelle le projet de contrat ou d’opéra-tion est étudié;

b) qui suit le moment où il acquiert un intéręt dans le projet de contrat ou d’opération, s’il n’en avait pas lors de la réunion visée à l’alinéa a);

c) qui suit le moment où il acquiert un intérêt dans un contrat déjà conclu ou une opération déjà effectuée;

d) qui suit le moment où il devient administrateur, s’il le devient aprčs l’acquisition de l’intérêt.

Moment de la communication : dirigeant

(3) Le dirigeant qui n’est pas administrateur effectue la communication immédiatement après qu’un des événe-ments suivants se produit :

a) il apprend que le contrat ou l’opération, en cours ou projeté, a été ou sera examiné lors d’une réunion du conseil d’administration ou d’un de ses comités;

b) il acquiert un intérêt dans un contrat déjà conclu ou une opération déjà effectuée;

c) il devient dirigeant après avoir acquis l’intérèt.

Moment de la communication

(4) L’administrateur ou le dirigeant doit, dès qu’il a connaissance d’un contrat ou d’une opération d’impor-tance, en cours ou projeté, qui, dans le cadre de l’activité commerciale normale de la société ne requiert

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Conflicts of Interest	Conflits d’intérêts
Sections 207-209	Articles 207-209

officer shall disclose to the company, in writing or by requesting to have it entered in the minutes of a meeting of directors or of a committee of directors, the nature and extent of their interest immediately after they become aware of the contract or transaction.

1991, c. 45, s. 207; 2005, c. 54, s. 404.

Director to abstain

208 (1) A director who is required to make a disclosure under subsection 207(1) shall not be present at any meeting of directors, or of a committee of directors, while the contract or transaction is being considered or vote on any resolution to approve it unless the contract or transaction

(a) relates primarily to their remuneration as a director, officer, employee or agent of the company, an entity controlled by the company or an entity in which the company has a substantial investment;

(b) is for indemnity under section 217 or insurance under section 218; or

(c) is with an affiliate of the company.

Ineligibility

(2) Any director who knowingly contravenes subsection (1) ceases to hold office as director and is not eligible, for a period of five years after the date on which the contravention occurred, for election or appointment as a director of any financial institution that is incorporated or formed by or under an Act of Parliament.

Validity of acts

(3) An act of the board of directors of a company or of a committee of the board of directors is not invalid because a person acting as a director had ceased under subsection (2) to hold office as a director.

1991, c. 45, s. 208; 1997, c. 15, s. 363; 2005, c. 54, s. 405.

General notice

209 (1) For the purposes of subsection 207(1), a general notice to the directors declaring that a director or officer is to be regarded as interested for any of the following reasons in a contract or transaction entered into with a party is a sufficient declaration of interest in relation to any contract or transaction with that party:

(a) the director or officer is a director or officer of a party referred to in paragraph 207(1)(b) or (c) or a person acting in a similar capacity;

l’approbation ni des administrateurs ni des actionnaires, communiquer par écrit á la société ou demander que soient consignées au procès-verbal d’une réunion du conseil d’administration ou d’un de ses comités la nature et l’étendue de son intérèt dans le contrat ou l’opération.

1991, ch. 45, art. 207; 2005, ch. 54, art. 404.

Vote

208 (1) L’administrateur visé au paragraphe 207(1) s’absente de la réunion du conseil d’administration ou d’un de ses comités pendant que le contrat ou l’opération est étudié et s’abstient de voter sur la résolution présen-tée pour les faire approuver, sauf s’il s’agit d’un contrat ou d’une opération :

a) portant essentiellement sur sa rémunération en qualité d’administrateur, de dirigeant, d’employé ou de mandataire de la société ou d’une entité contrôlée par la société ou dans laquelle elle détient un intéręt de groupe financier;

b) portant sur l’indemnité prévue à l’article 217 ou l’assurance prévue á l’article 218;

c) conclu avec une entité du groupe de la société.

Inéligibilité

(2) L’administrateur qui, sciemment, contrevient au paragraphe (1) cesse d’occuper son poste et devient inéli-gible á la charge d’administrateur d’une institution financière constituée en personne morale ou formée sous le régime d’une loi fédérale pendant les cinq ans qui suivent.

Validité des actes de la société

(3) Les actes du conseil d’administration d’une société ou d’un comité de celui-ci ne sont pas nuls au seul motif que l’une des personnes agissant á titre d’administrateur a cessé, aux termes du paragraphe (2), d’occuper son poste.

1991, ch. 45, art. 208; 1997, ch. 15, art. 363; 2005, ch. 54, art. 405.

Avis général d’intérèt

209 (1) Pour l’application du paragraphe 207(1), constitue une communication suffisante de son intéręt dans un contrat ou une opération l’avis général que donne l’admi-nistrateur ou le dirigeant d’une société aux autres admi-nistrateurs et portant qu’il est administrateur ou dirigeant — ou qu’il agit en cette qualité — d’une partie visée aux alinéas 207(1)b) ou c), qu’il y possède un intéręt important ou qu’il y a eu un changement important de son intéręt dans celle-ci et qu’il doit être considéré comme ayant un intérèt dans tout contrat conclu avec elle ou opération effectuée avec elle.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Conflicts of Interest	Conflits d’intérêts
Sections 209-210	Articles 209-210

(b) the director or officer has a material interest in the party; or

(c) there has been a material change in the nature of the director’s or officer’s interest in the party.

Access to disclosures

(2) The shareholders of the company may examine the portions of any minutes of meetings of directors or committees of directors that contain disclosures under subsection 207(1), or the portions of any other documents that contain those disclosures, during the usual business hours of the company.

1991, c. 45, s. 209; 2005, c. 54, s. 406.

Avoidance standards

210 (1) A contract or transaction for which disclosure is required under subsection 207(1) is not invalid and a director or officer is not accountable to the company or its shareholders for any profit realized from it by reason only of the director’s or officer’s interest in the contract or transaction or the fact that the director was present or was counted to determine whether a quorum existed at the meeting of directors, or of a committee of directors, that considered it if

(a) the director or officer disclosed their interest in accordance with section 207 and subsection 209(1);

(b) the directors approved the contract or transaction; and

(c) the contract or transaction was reasonable and fair to the company at the time that it was approved.

Confirmation by shareholders

(2) Even if the conditions set out in subsection (1) are not met, a director or officer acting honestly and in good faith is not accountable to the company or its shareholders for any profit realized from a contract or transaction for which disclosure was required and the contract or transaction is not invalid by reason only of the director’s or officer’s interest in it if

(a) the contract or transaction is approved or confirmed by special resolution at a meeting of shareholders;

(b) disclosure of the interest was made to the shareholders in a manner sufficient to indicate its nature before the contract or transaction was approved or confirmed; and

Consultation

(2) Les actionnaires de la société peuvent consulter, pendant les heures normales d’ouverture de celle-ci, toute partie des procès-verbaux des réunions du conseil d’ad-ministration ou de ses comités ou de tout autre document dans lequel les intéręts d’un administrateur ou d’un dirigeant dans un contrat ou une opération sont commu-niqués en vertu du présent article.

1991, ch. 45, art. 209; 2005, ch. 54, art. 406.

Effet de la communication

210 (1) Le contrat ou l’opération assujetti à l’obligation de communication prévue au paragraphe 207(1) n’est pas entaché de nullité, et l’administrateur ou le dirigeant n’est pas tenu de rendre compte à la société ou ses ac-tionnaires des bénéfices qu’il en a tirés, pour la seule rai-son qu’il a un intéręt dans le contrat ou l’opération ou que l’administrateur était présent à la réunion au cours de laquelle le contrat ou l’opération a été étudié ou que sa présence a permis d’en atteindre le quorum, si les conditions suivantes sont réunies :

a) l’administrateur ou le dirigeant a communiqué son intéręt conformément à l’article 207 et au paragraphe 209(1);

b) les administrateurs de la société ont approuvé le contrat ou l’opération;

c) au moment de son approbation, le contrat ou l’opé-ration était équitable pour la société.

Confirmation par les actionnaires

(2) Même si les conditions visées au paragraphe (1) ne sont pas réunies, le contrat ou l’opération n’est pas enta-ché de nullité, et l’administrateur ou le dirigeant qui agit avec intégrité et bonne foi n’est pas tenu de rendre compte à la société ou ses actionnaires des bénéfices qu’il en a tirés, au seul motif qu’il a un intéręt dans le contrat ou l’opération, si les conditions suivantes sont réunies :

a) le contrat ou l’opération a été approuvé ou confir-mé par résolution extraordinaire adoptée à une as-semblée des actionnaires;

b) l’intéręt a été communiqué aux actionnaires de fa-çon suffisamment claire pour en indiquer la nature et l’étendue avant l’approbation ou la confirmation du contrat ou de l’opération;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Conflicts of Interest	Conflits d’intérêts
Sections 210-213	Articles 210-213

(c) the contract or transaction was reasonable and fair to the company at the time that it was approved or confirmed.

1991, c. 45, s. 210; 2005, c. 54, s. 406.

Court may set aside or require accounting

211 If a director or officer of a company fails to comply with any of sections 207 to 210, a court, on application of the company or any of its shareholders, may set aside the contract or transaction on any terms that the court thinks fit and may require the director or officer to account to the company for any profit or gain realized on it.

1991, c. 45, s. 211; 2005, c. 54, s. 406.

Liability, Exculpation and Indemnification

Director liability

212 (1) Directors of a company who vote for or consent to a resolution of the directors authorizing the issue of a share contrary to subsection 68(1) or the issue of subordinated indebtedness contrary to section 83 for a consideration other than money are jointly and severally, or sol-idarily, liable to the company to make good any amount by which the consideration received is less than the fair equivalent of the money that the company would have received if the share or subordinated indebtedness had been issued for money on the date of the resolution.

Further liability

(2) Directors of a company who vote for or consent to a resolution of the directors authorizing any of the following are jointly and severally, or solidarily, liable to restore to the company any amounts so distributed or paid and not otherwise recovered by the company and any amounts in relation to any loss suffered by the company:

(a) a redemption or purchase of shares contrary to section 74;

(b) a reduction of capital contrary to section 78;

(c) a payment of a dividend contrary to section 82;

(d) a payment of an indemnity contrary to section 217; or

(e) any transaction contrary to Part XI.

1991, c. 45, s. 212; 2005, c. 54, s. 407(E).

Contribution

213 (1) A director who has satisfied a judgment in relation to the director’s liability under section 212 is entitled to contribution from the other directors who voted for or

c) au moment de son approbation ou de sa confirmation, le contrat ou l’opération était équitable pour la société.

1991, ch. 45, art. 210; 2005, ch. 54, art. 406.

Ordonnance du tribunal

211 Le tribunal peut par ordonnance, sur demande de la société — ou d’un actionnaire de celle-ci — dont l’un des administrateurs ou dirigeants ne se conforme pas aux articles 207 à 210, annuler le contrat ou l’opération selon les modalités qu’il estime indiquées et enjoindre à l’adminis-trateur ou au dirigeant de rendre compte à la société de tout bénéfice qu’il en a tiré.

1991, ch. 45, art. 211; 2005, ch. 54, art. 406.

Responsabilité, exonération et indemnisation

Responsabilité des administrateurs

212 (1) Les administrateurs qui, par vote ou acquiescement, approuvent l’adoption d’une résolution autorisant une émission d’actions contraire au paragraphe 68(1) ou une émission de titres secondaires contraire à l’article 83, en contrepartie d’un apport autre qu’en numéraire, sont solidairement tenus de verser à la société la différence entre la juste valeur de cet apport et celle de l’apport en numéraire qu’elle aurait dű recevoir à la date de la réso-lution.

Responsabilités supplémentaires

(2) Sont solidairement tenus de restituer á la société les sommes en cause non encore recouvrées et les sommes perdues par elle les administrateurs qui ont, par vote ou acquiescement, approuvé l’adoption d’une résolution au-torisant, selon le cas :

a) l’achat ou le rachat d’actions en violation de l’ar-ticle 74;

b) la réduction du capital en violation de l’article 78;

c) le versement d’un dividende en violation de l’article 82;

d) le versement d’une indemnité en violation de l’ar-ticle 217;

e) une opération contraire à la partie XI.

1991, ch. 45, art. 212; 2005, ch. 54, art. 407(A).

Répétition

213 (1) L’administrateur qui a satisfait au jugement rendu aux termes de l’article 212 peut répéter les parts des autres administrateurs qui ont, par vote ou

Current to May 29, 2023	124	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Liability, Exculpation and Indemnification	Responsabilité, exonération et indemnisation
Sections 213-215	Articles 213-215

consented to the unlawful act on which the judgment was founded.

Recovery

(2) A director who is liable under section 212 is entitled to apply to a court for an order compelling a shareholder or other person to pay or deliver to the director

(a) any money or property that was paid or distributed to the shareholder or other person contrary to section 74, 78, 82 or 217; or

(b) an amount equal to the value of the loss suffered by the company as a result of any transaction contrary to Part XI.

Court order

(3) Where an application is made to a court under subsection (2), the court may, where it is satisfied that it is equitable to do so,

(a) order a shareholder or other person to pay or deliver to a director any money or property that was paid or distributed to the shareholder or other person contrary to section 74, 78, 82 or 217 or any amount referred to in paragraph (2)(b);

(b) order a company to return or issue shares to a person from whom the company has purchased, redeemed or otherwise acquired shares; or

(c) make any further order it thinks fit.

Limitation

214 An action to enforce a liability imposed by section 212 may not be commenced after two years from the date of the resolution authorizing the action complained of.

Directors liable for wages

215 (1) Subject to subsections (2) and (3), the directors of a company are jointly and severally, or solidarily, liable to each employee of the company for all debts not exceeding six months wages payable to the employee for services performed for the company while they are directors.

Conditions precedent

(2) A director is not liable under subsection (1) unless

(a) the company has been sued for the debt within six months after it has become due and execution has been returned unsatisfied in whole or in part;

acquiescement, approuvé l’adoption de la mesure illégale en cause.

Recours

(2) L’administrateur tenu responsable aux termes de l’article 212 a le droit de demander au tribunal une ordonnance obligeant toute personne, notamment un ac-tionnaire, à lui remettre :

a) soit les fonds ou biens reçus en violation des articles 74, 78, 82 ou 217;

b) soit un montant égal à la valeur de la perte subie par la société et résultant de l’opération contraire à la partie XI.

Ordonnance judiciaire

(3) Le tribunal peut, s’il est convaincu que cela est équi-table :

a) ordonner aux personnes de remettre à l’adminis-trateur les fonds ou biens reçus contrairement aux articles 74, 78, 82 ou 217 ou le montant visé à l’alinéa (2)b);

b) ordonner á la société de rétrocéder les actions á la personne de qui elle les a acquises, notamment par achat ou rachat, ou d’en émettre en sa faveur;

c) rendre toute autre ordonnance qu’il estime perti-nente.

Prescription

214 Les actions exercées relativement á la responsabilité prévue à l’article 212 se prescrivent par deux ans à comp-ter de la date de la résolution autorisant l’acte incriminé.

Responsabilité des administrateurs envers les employés

215 (1) Sous réserve des paragraphes (2) et (3), les ad-ministrateurs sont solidairement responsables, envers chacun des employés de la société, des dettes liées aux services exécutés pour le compte de cette dernière pendant leur mandat, et ce jusqu’à concurrence de six mois de salaire.

Conditions préalables

(2) La responsabilité définie au paragraphe (1) n’est tou-tefois engagée que dans l’un ou l’autre des cas suivants :

a) l’exécution n’a pu satisfaire au montant accordé par jugement, á la suite d’une action en recouvrement de la créance intentée contre la société dans les six mois de l’échéance;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Liability, Exculpation and Indemnification	Responsabilité, exonération et indemnisation
Sections 215-216	Articles 215-216

(b) the company has commenced liquidation and dissolution proceedings or has been dissolved and a claim for the debt has been proven within six months after the earlier of the date of commencement of the liquidation and dissolution proceedings and the date of dissolution; or

(c) a winding-up order has been issued in respect of the company under the Winding-up and Restructuring Act and a claim for the debt has been allowed or proven within six months after the issue of the winding-up order.

Limitations

(3) A director is not liable under subsection (1) unless the director is sued for a debt referred to in that subsection while a director or within two years after the director has ceased to be a director.

Amount due after execution

(4) Where execution referred to in paragraph (2)(a) has issued, the amount recoverable from a director is the amount remaining unsatisfied after execution.

Subrogation of director

(5) Where a director of a company pays a debt referred to in subsection (1) that is proven in liquidation and dissolution or winding-up proceedings, the director is entitled to any preference that the employee would have been entitled to and, where a judgment has been obtained, the director is entitled to an assignment of the judgment.

Contribution entitlement

(6) A director of a company who has satisfied a claim under this section is entitled to a contribution from the other directors of the company who are liable for the claim.

1991, c. 45, s. 215; 1996, c. 6, s. 167; 2005, c. 54, s. 408(E).

Defence — due diligence

216 (1) A director, officer or employee of a company is not liable under section 212 or 215 or subsection 494(1) and has fulfilled their duty under subsection 162(2) if they exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on

(a) financial statements of the company that were represented to them by an officer of the company or in a written report of the auditor of the company fairly to reflect the financial condition of the company; or

(b) a report of a person whose profession lends credibility to a statement made by them.

b) l’existence de la créance est établie dans les six mois de la premičre des dates suivantes : celle du dé-but des procédures de liquidation ou de dissolution de la société ou celle de sa dissolution;

c) l’existence de la créance est reconnue ou établie dans les six mois d’une ordonnance de liquidation frappant la société conformément á la Loi sur les liquidations et les restructurations.

Limite

(3) La responsabilité des administrateurs n’est engagée aux termes du paragraphe (1) que si l’action est intentée durant leur mandat ou dans les deux ans suivant la cessation de celui-ci.

Obligation après exécution

(4) Les administrateurs ne sont tenus que des sommes restant á recouvrer aprčs l’exécution visée á l’alinéa (2)a).

Subrogation de l’administrateur

(5) L’administrateur qui acquitte les créances visées au paragraphe (1), dont l’existence est établie au cours d’une procédure de liquidation ou de dissolution, est subrogé aux titres de préférence de l’employé et, le cas échéant, aux droits constatés dans le jugement.

Répétition

(6) L’administrateur qui acquitte une créance conformé-ment au présent article peut répéter les parts des admi-nistrateurs tenus également responsables.

1991, ch. 45, art. 215; 1996, ch. 6, art. 167; 2005, ch. 54, art. 408(A).

Défense de diligence raisonnable

216 (1) L’administrateur, le dirigeant ou l’employé n’engage pas sa responsabilité au titre des articles 212 ou 215 ou du paragraphe 494(1) et il s’est acquitté des de-voirs imposés au paragraphe 162(2), s’il a agi avec le soin, la diligence et la compétence dont ferait preuve, en pa-reilles circonstances, une personne prudente, notamment en s’appuyant de bonne foi sur :

a) les états financiers de la société qui, d’aprčs l’un de ses dirigeants ou d’après le rapport écrit du vérifica-teur, reflètent fidèlement sa situation;

b) les rapports des personnes dont la profession per-met d’accorder foi á leurs déclarations.

Current to May 29, 2023	126	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Liability, Exculpation and Indemnification	Responsabilité, exonération et indemnisation
Sections 216-217	Articles 216-217

Defence — good faith

(2) A director or officer of a company has fulfilled their duty under subsection 162(1) if they relied in good faith on

(a) financial statements of the company that were represented to them by an officer of the company or in a written report of the auditor of the company fairly to reflect the financial condition of the company; or

(b) a report of a person whose profession lends credibility to a statement made by them.

1991, c. 45, s. 216; 2001, c. 9, s. 503; 2005, c. 54, s. 409.

Indemnification

217 (1) A company may indemnify a director or officer of the company, a former director or officer of the company or another person who acts or acted, at the company’s request, as a director or officer of or in a similar capacity for another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with the company or other entity.

Advances

(2) A company may advance amounts to the director, officer or other person for the costs, charges and expenses of a proceeding referred to in subsection (1). They shall repay the amounts if they do not fulfil the conditions set out in subsection (3).

No indemnification

(3) A company may not indemnify a person under subsection (1) unless

(a) the person acted honestly and in good faith with a view to the best interests of, as the case may be, the company or the other entity for which they acted at the company’s request as a director or officer or in a similar capacity; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful.

Indemnification — derivative actions

(4) A company may with the approval of a court indemnify a person referred to in subsection (1) or advance amounts to them under subsection (2) — in respect of an

Défense de bonne foi

(2) L’administrateur ou le dirigeant s’est acquitté des de-voirs imposés au paragraphe 162(1), s’il s’appuie de bonne foi sur :

a) les états financiers de la société qui, d’après l’un de ses dirigeants ou d’après le rapport écrit du vérifica-teur, reflčtent fidčlement sa situation;

b) les rapports des personnes dont la profession per-met d’accorder foi à leurs déclarations.

1991, ch. 45, art. 216; 2001, ch. 9, art. 503; 2005, ch. 54, art. 409.

Indemnisation

217 (1) La société peut indemniser ses administrateurs, ses dirigeants ou leurs prédécesseurs ainsi que les autres personnes qui, à sa demande, agissent ou ont agi à titre d’administrateur ou de dirigeant, ou en une qualité simi-laire, pour une autre entité, de tous leurs frais et dé-penses raisonnables — y compris les sommes versées pour le règlement à l’amiable d’un procès ou l’exécution d’un jugement — entraînés par la tenue d’une enquête ou par des poursuites civiles, pénales, administratives ou autres dans lesquelles ils étaient impliqués à ce titre.

Frais anticipés

(2) La société peut avancer des fonds pour permettre à toute personne visée au paragraphe (1) d’assumer les frais de sa participation à une procédure visée à ce paragraphe et les dépenses connexes, à charge de rembourse-ment si les conditions énoncées au paragraphe (3) ne sont pas remplies.

Limites

(3) La société ne peut indemniser une personne en vertu du paragraphe (1) que si celle-ci :

a) d’une part, a agi avec intégrité et bonne foi au mieux des intérêts de la société ou, selon le cas, de l’entité au sein de laquelle elle occupait les fonctions d’administrateur ou de dirigeant ou pour laquelle elle agissait en une qualité similaire à la demande de la so-ciété;

b) d’autre part, avait, dans le cas de poursuites pé-nales ou administratives aboutissant au paiement d’une amende, de bonnes raisons de croire que sa conduite était conforme á la loi.

Indemnisation lors d’actions indirectes

(4) Avec l’approbation du tribunal, la société peut, à l’égard des actions intentées par elle ou par l’entité ou pour leur compte en vue d’obtenir un jugement

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Liability, Exculpation and Indemnification	Responsabilité, exonération et indemnisation
Sections 217-219	Articles 217-219

action by or on behalf of the company or other entity to procure a judgment in its favour to which the person is made a party because of the association referred to in subsection (1) with the company or other entity —against all costs, charges and expenses reasonably incurred by them in connection with that action if they fulfil the conditions set out in subsection (3).

Right to indemnity

(5) Despite subsection (1), a person referred to in that subsection is entitled to be indemnified by the company in respect of all costs, charges and expenses reasonably incurred by them in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of the association referred to in subsection (1) with the company or other entity described in that subsection if the person

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that they ought to have done; and

(b) fulfils the conditions set out in subsection (3).

Heirs and personal representatives

(6) A company may, to the extent referred to in subsections (1) to (5) in respect of the person, indemnify the heirs or personal representatives of any person whom the company may indemnify under those subsections.

1991, c. 45, s. 217; 2001, c. 9, s. 504(F); 2005, c. 54, s. 409.

Directors’ and officers’ insurance

218 A company may purchase and maintain insurance for the benefit of any person referred to in section 217 against any liability incurred by the person

(a) in the capacity of a director or an officer of the company, except where the liability relates to a failure to act honestly and in good faith with a view to the best interests of the company; or

(b) in the capacity of a director or officer of another entity or while acting in a similar capacity for another entity, if they act or acted in that capacity at the company’s request, except if the liability relates to a failure to act honestly and in good faith with a view to the best interests of the entity.

1991, c. 45, s. 218; 2005, c. 54, s. 410.

Application to court for indemnification

219 (1) A company or a person referred to in section 217 may apply to a court for an order approving an indemnity under that section and the court may so order and make any further order it thinks fit.

favorable, avancer à toute personne visée au paragraphe (1) les fonds visés au paragraphe (2) ou l’indemniser des frais et dépenses raisonnables entraînés par son implication dans ces actions en raison de ses fonctions auprčs de la société ou l’entité, si elle remplit les conditions énon-cées au paragraphe (3).

Droit à indemnisation

(5) Malgré le paragraphe (1), les personnes visées à ce paragraphe ont le droit d’ętre indemnisées par la société de leurs frais et dépenses raisonnables entraînés par la tenue d’une enquęte ou par des poursuites civiles, pé-nales, administratives ou autres dans lesquelles elles sont impliquées en raison de leurs fonctions auprčs de la so-ciété ou l’entité, si :

a) d’une part, le tribunal ou toute autre autorité com-pétente n’a conclu á aucune faute de leur part, par acte ou omission;

b) d’autre part, elles remplissent les conditions énon-cées au paragraphe (3).

Héritiers et représentants personnels

(6) La société peut, dans la mesure prévue aux paragraphes (1) à (5), indemniser les héritiers ou les repré-sentants personnels de toute personne qu’elle peut in-demniser en application de ces paragraphes.

1991, ch. 45, art. 217; 2001, ch. 9, art. 504(F); 2005, ch. 54, art. 409.

Assurance des administrateurs et dirigeants

218 La société peut souscrire au profit des personnes vi-sées à l’article 217 une assurance couvrant la responsabi-lité qu’elles encourent :

a) soit pour avoir agi en qualité d’administrateur ou de dirigeant, à l’exception de la responsabilité décou-lant du défaut d’agir avec intégrité et de bonne foi au mieux de ses intérêts;

b) soit pour avoir, à sa demande, agi á titre d’adminis-trateur ou de dirigeant — ou en une qualité similaire — pour une autre entité, à l’exception de la responsa-bilité découlant de l’omission d’agir avec intégrité et bonne foi au mieux des intérêts de celle-ci.

1991, ch. 45, art. 218; 2005, ch. 54, art. 410.

Demande au tribunal

219 (1) à la demande de la société ou de l’une des per-sonnes visées à l’article 217, le tribunal peut, par ordonnance, approuver toute indemnisation prévue á cet article et prendre toute autre mesure qu’il estime indiquée.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Directors and Officers	Administrateurs et dirigeants
Liability, Exculpation and Indemnification	Responsabilité, exonération et indemnisation
Sections 219-222	Articles 219-222

Notice to Superintendent

(2) An applicant under subsection (1) shall give the Superintendent written notice of the application and the Superintendent is entitled to appear and to be heard at the hearing of the application in person or by counsel.

Other notice

(3) On an application under subsection (1), the court may order notice to be given to any interested person and that person is entitled to appear and to be heard in person or by counsel at the hearing of the application.

Fundamental Changes

Amendments

Incorporating instrument

220 On the application of a company duly authorized by special resolution, the Minister may approve a proposal to add, change or remove any provision that is permitted by this Act to be set out in the incorporating instrument of the company.

1991, c. 45, s. 220; 2001, c. 9, s. 505.

Letters patent to amend

221 (1) On receipt of an application referred to in section 220, the Minister may issue letters patent to effect the proposal.

Effect of letters patent

(2) Letters patent issued pursuant to subsection (1) become effective on the day stated in the letters patent.

1991, c. 45, s. 221; 2001, c. 9, s. 506.

By-laws

222 (1) The directors of a company may make, amend or repeal any by-laws, in the manner set out in subsections (2) and (3) and sections 223 to 227, to

(a) change the maximum number, if any, of shares of any class that the company is authorized to issue;

(b) create new classes of shares;

(c) change the designation of any or all of the compa-ny’s shares, and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of any or all of the company’s shares, whether issued or unissued;

(d) change the shares of any class or series, whether issued or unissued, into a different number of shares

Avis au surintendant

(2) L’auteur de la demande visée au paragraphe (1) doit en informer par écrit le surintendant; celui-ci peut com-paraître en personne ou par ministère d’avocat lors de l’audition de la demande.

Autre avis

(3) Le tribunal saisi peut ordonner qu’avis soit donné á tout intéressé; celui-ci peut comparaître en personne ou par ministčre d’avocat lors de l’audition de la demande.

Modifications de structure

Modifications

Acte constitutif

220 Le ministre peut, sur demande de la société dűment autorisée par résolution extraordinaire, approuver toute proposition visant á ajouter, modifier ou supprimer dans l’acte constitutif, toute disposition pouvant y figurer aux termes de la présente loi.

1991, ch. 45, art. 220; 2001, ch. 9, art. 505.

Lettres patentes modificatives

221 (1) Sur réception de la demande visée á l’article 220, le ministre peut délivrer des lettres patentes mettant en œuvre la proposition.

Effet des lettres patentes

(2) Les lettres patentes prennent effet à la date indiquée.

1991, ch. 45, art. 221; 2001, ch. 9, art. 506.

Règlements administratifs

222 (1) Le conseil d’administration peut prendre, modifier ou révoquer les règlements administratifs de la façon prévue aux paragraphes (2) et (3) et aux articles 223 à 227 afin :

a) de modifier le nombre maximal, s’il en est, d’ac-tions de toute catégorie que la société est autorisée à émettre;

b) de créer des catégories d’actions;

c) de modifier la désignation de tout ou partie de ses actions, et d’ajouter, de modifier ou de supprimer tous droits, privilèges, restrictions et conditions, y compris le droit à des dividendes accumulés, concernant tout ou partie de ses actions, émises ou non;

Current to May 29, 2023	129	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amendments	Modifications
Section 222	Article 222

of the same class or series or into the same or a different number of shares of other classes or series;

(e) divide a class of shares, whether issued or unissued, into series and fix the maximum number of shares, if any, in each series and the rights, privileges, restrictions and conditions attached thereto;

(f) authorize the directors to divide any class of unissued shares into series and fix the maximum number of shares, if any, in each series and the rights, privileges, restrictions and conditions attached thereto;

(g) authorize the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series;

(h) revoke, diminish or enlarge any authority conferred under paragraphs (f) and (g);

(i) increase or decrease the number of directors or the minimum or maximum number of directors, subject to subsection 163(1) and section 172;

(i.1) change the name of the company; or

(j) change the province in which the head office of the company is situated.

Shareholder approval

(2) The directors shall submit a by-law, or an amendment to or a repeal of a by-law, that is made under subsection (1) to the shareholders, and the shareholders may, by special resolution, confirm, amend or reject the by-law, amendment or repeal.

Effective date of by-law

(3) A by-law, or an amendment to or a repeal of a by-law, made under subsection (1) is not effective until it is confirmed or confirmed as amended by the shareholders under subsection (2) and, in the case of by-laws respecting a change to the name of the company, approved by the Superintendent.

Letters patent

(4) If the name of a company or the province in Canada in which the head office of the company is situated is changed under this section, the Superintendent may issue letters patent to amend the company’s incorporating instrument accordingly.

d) de modifier le nombre d’actions, émises ou non, d’une catégorie ou d’une série ou de les changer de ca-tégorie ou de série;

e) de diviser en séries une catégorie d’actions, émises ou non, en indiquant le nombre maximal, s’il en est, d’actions par série, ainsi que les droits, privilèges, restrictions et conditions dont elles sont assorties;

f) d’autoriser le conseil d’administration à diviser en séries une catégorie d’actions non émises, en indi-quant le nombre maximal, s’il en est, d’actions par sé-rie, ainsi que les droits, privilèges, restrictions et conditions dont elles sont assorties;

g) d’autoriser le conseil d’administration á modifier les droits, privilčges, restrictions et conditions dont sont assorties les actions non émises d’une série;

h) de révoquer, de limiter ou d’étendre les autorisa-tions conférées en vertu des alinéas f) et g);

i) d’augmenter ou de diminuer le nombre fixe, minimal ou maximal d’administrateurs, sous réserve du paragraphe 163(1) et de l’article 172;

i.1) de changer la dénomination sociale de la société;

j) de changer la province où se trouve le siège de la so-ciété.

Approbation des actionnaires

(2) Le conseil d’administration doit soumettre les règle-ments administratifs et leurs modifications ou révoca-tions prévus au paragraphe (1) aux actionnaires, qui peuvent, par résolution extraordinaire, les confirmer, modifier ou rejeter.

Date d’entrée en vigueur

(3) L’entrée en vigueur des règlements administratifs ou de leurs modifications ou révocations est subordonnée à leur confirmation préalable par les actionnaires confor-mément au paragraphe (2) et, dans le cas d’un règlement administratif concernant le changement de la dénomina-tion sociale de la société, à l’approbation du surinten-dant.

Lettres patentes

(4) En cas de changement de la dénomination sociale de la société, ou de la province, au Canada, où se trouve son siège, le surintendant peut délivrer des lettres patentes pour que l’acte constitutif soit modifié en conséquence.

Current to May 29, 2023	130	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amendments	Modifications
Sections 222-223	Articles 222-223

Effect of letters patent

(5) Letters patent issued under subsection (4) become effective on the day stated in the letters patent.

1991, c. 45, s. 222; 2001, c. 9, s. 507; 2005, c. 54, s. 411; 2007, c. 6, s. 347.

Class vote

223 (1) The holders of shares of a class or, subject to subsection (2), of a series are, unless the by-laws otherwise provide in the case of an amendment to the by-laws referred to in paragraph (a), (b) or (e), entitled to vote separately as a class or series on a proposal to amend the by-laws to

(a) increase or decrease any maximum number of authorized shares of that class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of that class;

(b) effect an exchange, reclassification or cancellation of all or part of the shares of that class;

(c) add, change or remove the rights, privileges, restrictions or conditions attached to the shares of that class and, without limiting the generality of the foregoing,

(i) remove or change prejudicially rights to accrued dividends or rights to cumulative dividends,

(ii) add, remove or change prejudicially redemption rights,

(iii) reduce or remove a dividend preference or a liquidation preference, or

(iv) add, remove or change prejudicially conversion privileges, options, voting, transfer or pre-emptive rights, or rights to acquire securities of the company, or sinking fund provisions;

(d) increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class;

(e) create a new class of shares equal or superior to the shares of that class;

(f) make any class of shares having rights or privileges inferior to the shares of that class equal or superior to the shares of that class; or

(g) effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of that class.

Effet des lettres patentes

(5) Les lettres patentes prennent effet à la date indiquée.

1991, ch. 45, art. 222; 2001, ch. 9, art. 507; 2005, ch. 54, art. 411; 2007, ch. 6, art. 347.

Vote par catégorie

223 (1) Sauf disposition contraire des règlements admi-nistratifs relative aux modifications visées aux alinéas a), b) ou e), les détenteurs d’actions d’une catégorie ou, sous réserve du paragraphe (2), d’une série, ont le droit de voter séparément sur les propositions de modification des règlements administratifs visant à :

a) changer le nombre maximal autorisé d’actions de cette catégorie ou á augmenter le nombre maximal d’actions autorisées d’une autre catégorie conférant des droits ou des privilèges égaux ou supérieurs;

b) faire échanger, reclasser ou annuler tout ou partie des actions de cette catégorie;

c) étendre, modifier ou supprimer les droits, privi-lèges, restrictions ou conditions dont sont assorties les actions de cette catégorie, notamment :

(i) en supprimant ou modifiant, de manière préju-diciable, le droit aux dividendes accumulés ou cu-mulatifs,

(ii) en étendant, supprimant ou modifiant, de ma-nière préjudiciable, les droits de rachat,

(iii) en réduisant ou supprimant une préférence en matière de dividende ou de liquidation,

(iv) en étendant, supprimant ou modifiant, de ma-ničre préjudiciable, les privilèges de conversion, options, droits de vote, de transfert, de préemption ou d’acquisition de valeurs mobilières ou les dispositions relatives aux fonds d’amortissement;

d) accroître les droits ou privilèges des actions d’une autre catégorie, conférant des droits ou des privilèges égaux ou supérieurs à ceux de cette catégorie;

e) créer une catégorie d’actions égales ou supérieures à celles de cette catégorie;

f) rendre égales ou supérieures aux actions de cette catégorie, les actions d’une catégorie conférant des droits ou des privilèges inférieurs;

g) faire échanger, contre celles de cette catégorie, tout ou partie des actions d’une autre catégorie ou créer un droit á cette fin.

Current to May 29, 2023	131	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amendments Sections 223-228	Modifications Articles 223-228

Right limited

(2) The holders of a series of shares of a class are entitled to vote separately as a series under subsection (1) if that series is affected by an addition or amendment to the bylaws in a manner different from other shares of the same class.

Right to vote

(3) Subsections (1) and (2) apply whether or not the shares of a class otherwise carry the right to vote.

Separate resolutions

224 A proposed addition or amendment to the by-laws referred to in subsection 223(1) is adopted when the holders of the shares of each class or series entitled to vote separately thereon as a class or series have approved the addition or amendment by a special resolution.

Revoking resolution

225 Where a special resolution referred to in subsection 222(2) so states, the directors may, without further approval of the shareholders, revoke the special resolution.

Proposal to amend

226 (1) Subject to subsection (2), a director or a shareholder who is entitled to vote at an annual meeting of shareholders of a company may, in accordance with sections 146 and 147, make a proposal to make an application referred to in section 220 or to make, amend or repeal the by-laws referred to in subsection 222(1) of the company.

Notice of amendment

(2) Notice of a meeting of shareholders at which a proposal to amend the incorporating instrument or to make, amend or repeal the by-laws of a company is to be considered must set out the proposal.

1991, c. 45, s. 226; 2001, c. 9, s. 508.

Rights preserved

227 No amendment to the incorporating instrument or by-laws of a company affects an existing cause of action or claim or liability to prosecution in favour of or against the company or its directors or officers, or any civil, criminal or administrative action or proceeding to which the company or any of its directors or officers are a party.

Amalgamation

Application to amalgamate

228 On the joint application of

Limitation

(2) Les détenteurs d’actions d’une série n’ont toutefois le droit de voter séparément que sur les adjonctions ou les modifications visant la série et non l’ensemble de la caté-gorie.

Droit de vote

(3) Les paragraphes (1) et (2) s’appliquent męme si les actions d’une catégorie ne confčrent aucun droit de vote par ailleurs.

Résolutions distinctes

224 L’adoption de toute proposition de modification ou d’adjonction visée au paragraphe 223(1) est subordonnée à l’approbation par voie de résolution extraordinaire vo-tée séparément par les actionnaires de chaque catégorie ou série intéressée.

Annulation

225 Le conseil d’administration peut, si les actionnaires les y autorisent dans la résolution extraordinaire prévue au paragraphe 222(2), annuler la résolution.

Proposition de modification

226 (1) Sous réserve du paragraphe (2), tout adminis-trateur ou tout actionnaire ayant le droit de voter à une assemblée annuelle peut, conformément aux articles 146 et 147, présenter une proposition de prise, de modification ou de révocation des règlements administratifs de la société visés au paragraphe 222(1) ou de la demande vi-sée à l’article 220.

Avis de modification

(2) La proposition de modification de l’acte constitutif ou de la prise, modification ou révocation d’un règlement administratif de la société doit figurer dans l’avis de convocation de l’assemblée où elle sera examinée.

1991, ch. 45, art. 226; 2001, ch. 9, art. 508.

Maintien des droits

227 Les modifications de l’acte constitutif ou des règle-ments administratifs ne portent pas atteinte aux causes d’actions déjŕ nées pouvant engager la société, ses administrateurs ou ses dirigeants, ni aux procédures civiles, pénales ou administratives auxquelles ils sont parties.

Fusion

Demande de fusion

228 Sur requęte conjointe, soit de plusieurs sociétés, soit d’une ou plusieurs sociétés et d’une ou plusieurs

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation Sections 228-229	Fusion Articles 228-229

(a) two or more companies,

(b) one or more companies and one or more bodies corporate that are incorporated by or under an Act of Parliament, other than a federal credit union, or

(c) two or more bodies corporate incorporated by or under an Act of Parliament, other than a federal credit union,

the Minister may issue letters patent amalgamating and continuing the applicants as one company.

1991, c. 45, s. 228; 2010, c. 12, s. 2125.

Amalgamation agreement

229 (1) Each applicant proposing to amalgamate shall enter into an amalgamation agreement.

Contents of agreement

(2) Every amalgamation agreement shall set out the terms and means of effecting the amalgamation and, in particular,

(a) the name of the amalgamated company and the province in which its head office is to be situated;

(b) the name and place of ordinary residence of each proposed director of the amalgamated company;

(c) the manner in which the shares of each applicant are to be converted into shares or other securities of the amalgamated company;

(d) if any shares of an applicant are not to be converted into shares or other securities of the amalgamated company, the amount of money or securities that the holders of those shares are to receive in addition to or in lieu of shares or other securities of the amalgamated company;

(e) the manner of payment of money in lieu of the issue of fractional shares of the amalgamated company or of any other body corporate that are to be issued in the amalgamation;

(f) the proposed by-laws of the amalgamated company;

(g) details of any other matter necessary to perfect the amalgamation and to provide for the subsequent management and operation of the amalgamated company; and

(h) the proposed effective date of the amalgamation.

personnes morales qui sont constituées sous le régime d’une loi fédérale, soit de plusieurs personnes morales ainsi constituées, à l’exclusion des coopératives de crédit fédérales, le ministre peut délivrer des lettres patentes les fusionnant et les prorogeant en une seule société.

1991, ch. 45, art. 228; 2010, ch. 12, art. 2125.

Convention de fusion

229 (1) Les requérants qui se proposent de fusionner doivent conclure une convention de fusion.

Contenu de la convention

(2) La convention énonce les modalités de la fusion et notamment :

a) la dénomination sociale et la province envisagée pour le siège de la société issue de la fusion;

b) le nom, le lieu de résidence habituelle des futurs administrateurs de la société issue de la fusion;

c) les modalités d’échange des actions de chaque re-quérant contre les actions ou autres valeurs mobilières de la société issue de la fusion;

d) au cas oů des actions de l’un de ces requérants ne doivent pas ętre échangées contre des actions ou autres valeurs mobilières de la société issue de la fusion, la somme en numéraire ou les valeurs mobiličres que les détenteurs de ces actions doivent recevoir en plus ou à la place des actions ou autres valeurs mobi-lières de la société issue de la fusion;

e) le mode de paiement en numéraire remplaçant l’émission de fractions d’actions de la société issue de la fusion ou de toute autre personne morale;

f) les futurs règlements administratifs de la société issue de la fusion;

g) les détails des autres dispositions nécessaires pour parfaire la fusion et pour assurer la gestion et l’exploi-tation de la société issue de la fusion;

h) la date à laquelle la fusion doit prendre effet.

Current to May 29, 2023	133	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation	Fusion
Sections 229-231	Articles 229-231

Cross ownership of shares

(3) If shares of one of the applicants are held by or on behalf of another of the applicants, other than shares held in the capacity of a personal representative or by way of security, the amalgamation agreement must provide for the cancellation of those shares when the amalgamation becomes effective without any repayment of capital in respect thereof, and no provision shall be made in the agreement for the conversion of those shares into shares of the amalgamated company.

1991, c. 45, s. 229; 2005, c. 54, s. 412.

Approval of agreement by Superintendent

230 An amalgamation agreement must be submitted to the Superintendent for approval and any approval of the agreement under subsection 231(4) by the holders of any class or series of shares of an applicant is invalid unless, before the date of the approval, the Superintendent has approved the agreement in writing.

1991, c. 45, s. 230; 2007, c. 6, s. 348.

Shareholder approval

231 (1) The directors of each applicant shall submit an amalgamation agreement for approval to a meeting of the holders of shares of the applicant company or body corporate of which they are directors and, subject to subsection (3), to the holders of each class or series of such shares.

Right to vote

(2) Each share of an applicant carries the right to vote in respect of an amalgamation agreement whether or not it otherwise carries the right to vote.

Separate vote for class or series

(3) The holders of shares of a class or series of shares of each applicant are entitled to vote separately as a class or series in respect of an amalgamation agreement if the agreement contains a provision that, if it were contained in a proposed amendment to the by-laws or incorporating instrument of the applicant, would entitle those holders to vote separately as a class or series.

Special resolution

(4) Subject to subsection (3), an amalgamation agreement is approved when the shareholders of each applicant company or body corporate have approved the amalgamation by special resolution.

Termination

(5) An amalgamation agreement may provide that, at any time before the issue of letters patent of

Annulation des actions sans remboursement

(3) La convention de fusion doit prévoir, au moment de la fusion, l’annulation, sans remboursement du capital qu’elles représentent, des actions de l’un des requérants, détenues par un autre de ces requérants ou pour son compte, mais ne peut prévoir l’échange de ces actions contre celles de la société issue de la fusion. Sont exclues de l’application du présent article les actions détenues à titre de représentant personnel ou de sűreté.

1991, ch. 45, art. 229; 2005, ch. 54, art. 412.

Approbation du surintendant

230 L’approbation prévue au paragraphe 231(4) est sans effet si, au préalable, le surintendant n’a pas approuvé la convention de fusion par écrit.

1991, ch. 45, art. 230; 2007, ch. 6, art. 348.

Approbation des actionnaires

231 (1) Le conseil d’administration de chacune des so-ciétés ou personnes morales requérantes doit respective-ment soumettre la convention de fusion, pour approbation, à l’assemblée des actionnaires de celle-ci et, sous réserve du paragraphe (3), aux détenteurs d’actions de chaque catégorie ou série.

Droit de vote

(2) Chaque action des sociétés ou des personnes morales requérantes, assortie ou non du droit de vote, comporte par ailleurs un droit de vote quant à la convention de fusion.

Vote par catégorie

(3) Les détenteurs d’actions d’une catégorie ou d’une sé-rie de chaque requérant ont le droit de voter séparément sur la convention de fusion si celle-ci contient une clause qui, dans une proposition de modification des rčglements administratifs ou de l’acte constitutif du requérant, leur aurait conféré ce droit.

Résolution extraordinaire

(4) Sous réserve du paragraphe (3), l’adoption de la convention de fusion intervient lors de l’approbation par résolution extraordinaire des actionnaires de chaque so-ciété ou personne morale requérante.

Annulation

(5) Le conseil d’administration de l’une des sociétés ou personnes morales requérantes peut annuler la

Current to May 29, 2023	134	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation	Fusion
Sections 231-232	Articles 231-232

amalgamation, the agreement may be terminated by the directors of an applicant notwithstanding that the agreement has been approved by the shareholders of all or any of the applicant companies or bodies corporate.

1991, c. 45, s. 231; 2005, c. 54, s. 413.

Vertical short-form amalgamation

232 (1) A company may, without complying with sections 229 to 231, amalgamate with one or more bodies corporate that are incorporated by or under an Act of Parliament if the body or bodies corporate, as the case may be, are wholly-owned subsidiaries of the company and

(a) the amalgamation is approved by a resolution of the directors of the company and of each amalgamating subsidiary; and

(b) the resolutions provide that

(i) the shares of each amalgamating subsidiary will be cancelled without any repayment of capital in respect thereof,

(ii) the letters patent of amalgamation and the bylaws of the amalgamated company will be the same as the incorporating instrument and the by-laws of the amalgamating company that is the holding body corporate, and

(iii) no securities will be issued by the amalgamated company in connection with the amalgamation.

Horizontal short-form amalgamation

(2) Two or more bodies corporate incorporated by or under an Act of Parliament may amalgamate and continue as one company without complying with sections 229 to 231 if

(a) at least one of the applicants is a company;

(b) the applicants are all wholly-owned subsidiaries of the same holding body corporate;

(c) the amalgamation is approved by a resolution of the directors of each of the applicants; and

(d) the resolutions provide that

(i) the shares of all applicants, except those of one of the applicants that is a company, will be cancelled without any repayment of capital in respect thereof,

convention de fusion, si elle comporte une disposition à cet effet, avant la délivrance des lettres patentes de fusion, malgré son approbation par les actionnaires de toutes les sociétés ou personnes morales requérantes ou de certaines d’entre elles.

1991, ch. 45, art. 231; 2005, ch. 54, art. 413.

Fusion verticale simplifiée

232 (1) La société peut, sans se conformer aux articles 229 à 231, fusionner avec une ou plusieurs personnes morales constituées sous le régime d’une loi fédérale, si ces personnes morales sont des filiales en propriété exclusive de la société et que les conditions suivantes sont réunies :

a) leur conseil d’administration respectif approuve la fusion par voie de résolution;

b) ces résolutions prévoient à la fois que :

(i) les actions des filiales fusionnantes seront annu-lées sans remboursement de capital,

(ii) les lettres patentes de fusion et les règlements administratifs de la société issue de la fusion seront identiques à l’acte constitutif et aux règlements ad-ministratifs de la société mère,

(iii) la société issue de la fusion n’émettra aucune valeur mobiličre à cette occasion.

Fusion horizontale simplifiée

(2) Plusieurs personnes morales constituées sous le ré-gime d’une loi fédérale peuvent fusionner en une seule et męme société sans se conformer aux articles 229 à 231 lorsque les conditions suivantes sont réunies :

a) au moins une des personnes morales requérantes est une société;

b) elles sont toutes des filiales en propriété exclusive d’une męme société mère;

c) leur conseil d’administration respectif approuve la fusion par voie de résolution;

d) ces résolutions prévoient à la fois que :

(i) les actions de toutes les personnes morales re-quérantes, sauf celles de l’une d’entre elles qui est une société, seront annulées sans remboursement de capital,

Current to May 29, 2023	135	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation	Fusion
Sections 232-233	Articles 232-233

(ii) the letters patent of amalgamation and the bylaws of the amalgamated company will be the same as the incorporating instrument and the by-laws of the amalgamating company whose shares are not cancelled, and

(iii) the stated capital of the amalgamating companies and bodies corporate whose shares are cancelled will be added to the stated capital of the amalgamating company whose shares are not cancelled.

Joint application to Minister

233 (1) Subject to subsection (2), unless an amalgamation agreement is terminated in accordance with subsection 231(5), the applicants shall, within three months after the approval of the agreement in accordance with subsection 231(4) or the approval of the directors in accordance with subsection 232(1) or (2), jointly apply to the Minister for letters patent of amalgamation continuing the applicants as one company.

Conditions precedent to application

(2) No application for the issue of letters patent under subsection (1) may be made unless

(a) notice of intention to make such an application has been published at least once a week for a period of four consecutive weeks in the Canada Gazette and in a newspaper in general circulation at or near the place where the head office of each applicant is situated; and

(b) the application is supported by satisfactory evidence that the applicants have complied with the requirements of this Part relating to amalgamations.

Application of sections 22 to 25

(3) If two or more bodies corporate, none of which is a company, apply for letters patent under subsection (1), sections 22 to 25 apply in respect of the application with any modifications that the circumstances require.

Matters for consideration

(4) Before issuing letters patent of amalgamation continuing the applicants as one company, the Minister shall take into account all matters that the Minister considers relevant to the application, including

(a) the sources of continuing financial support for the amalgamated company;

(b) the soundness and feasibility of the plans of the applicants for the future conduct and development of the business of the amalgamated company;

(ii) les lettres patentes de fusion et les règlements administratifs de la société issue de la fusion seront identiques à l’acte constitutif et aux règlements ad-ministratifs de la société fusionnante dont les actions ne sont pas annulées,

(iii) le capital déclaré de toutes les filiales fusion-nantes dont les actions sont annulées sera ajouté à celui de la société fusionnante dont les actions ne sont pas annulées.

Approbation de la convention par le ministre

233 (1) Sous réserve du paragraphe (2), sauf s’il y a annulation de la convention de fusion conformément au paragraphe 231(5), les requérants doivent, dans les trois mois suivant soit l’approbation de la convention prévue au paragraphe 231(4) soit l’approbation des conseils d’administration prévue à l’article 232, demander conjointement au ministre des lettres patentes fusion-nant et prorogeant les requérants en une seule et même société.

Conditions préalables

(2) La demande de lettres patentes ne peut être présen-tée que si :

a) d’une part, au moins une fois par semaine pendant quatre semaines consécutives, un avis d’intention a été publié dans la Gazette du Canada et dans un journal à grand tirage au lieu ou près du lieu du siège de chaque requérant;

b) d’autre part, les requérants peuvent démontrer de façon satisfaisante qu’ils se sont conformés aux exigences de la présente partie relatives à la fusion.

Application des articles 22 à 25

(3) Lorsque plusieurs personnes morales dont aucune n’est une société demandent l’émission de lettres patentes en vertu du paragraphe (1), les articles 22 à 25 s’appliquent, avec les adaptations nécessaires.

Facteurs à prendre en compte

(4) Avant de délivrer des lettres patentes de fusion, le ministre prend en compte tous les facteurs qu’il estime se rapporter à la demande, notamment :

a) les moyens financiers des requérants pour le sou-tien financier continu de la société issue de la fusion;

b) le sérieux et la faisabilité de leurs plans pour la conduite et l’expansion futures de l’activité de la socié-té issue de la fusion;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation	Fusion
Sections 233-234.1	Articles 233-234.1

(c) the business record and experience of the applicants;

(d) the reputation of the applicants for being operated in a manner that is consistent with the standards of good character and integrity;

(e) whether the amalgamated company will be operated responsibly by persons with the competence and experience suitable for involvement in the operation of a financial institution;

(f) the impact of any integration of the operations and businesses of the applicants on the conduct of those operations and businesses; and

(g) the best interests of the financial system in Canada.

1991, c. 45, s. 233; 2001, c. 9, s. 509.

Issue of letters patent

234 (1) Where an application has been made to the Minister in accordance with section 233, the Minister may issue letters patent of amalgamation continuing the applicants as one company.

Letters patent

(2) Where letters patent are issued pursuant to this section, section 27 applies with such modifications as the circumstances require in respect of the issue of the letters patent.

Publication of notice

(3) The Superintendent shall cause to be published in the Canada Gazette notice of the issuance of letters patent pursuant to subsection (1).

Court enforcement

234.1 (1) If a company or any director, officer, employee or agent of a company is contravening or has failed to comply with any term or condition made in respect of the issuance of letters patent of amalgamation, the Minister may, in addition to any other action that may be taken under this Act, apply to a court for an order directing the company or the director, officer, employee or agent to comply with the term or condition, cease the contravention or do any thing that is required to be done, and on the application the court may so order and make any other order it thinks fit.

Appeal

(2) An appeal from an order of a court under this section lies in the same manner as, and to the same court to

c) leur expérience et leur dossier professionnel;

d) leur réputation pour ce qui est de leur exploitation selon des normes élevées de moralité et d’intégrité;

e) la compétence et l’expérience des personnes devant exploiter la société issue de la fusion, afin de détermi-ner si elles sont aptes à participer à l’exploitation d’une institution financičre et à exploiter la société de manière responsable;

f) les conséquences de l’intégration des activités et des entreprises des requérants sur la conduite de ces acti-vités et entreprises;

g) l’intéręt du systčme financier canadien.

1991, ch. 45, art. 233; 2001, ch. 9, art. 509.

Lettres patentes de fusion

234 (1) Le ministre peut, sur demande présentée conformément à l’article 233, délivrer des lettres patentes fusionnant et prorogeant les requérants en une seule et même société.

Lettres patentes

(2) L’article 27 s’applique, compte tenu des adaptations de circonstance, à la délivrance de lettres patentes de fusion visée au présent article.

Publication d’un avis

(3) Le surintendant fait publier dans la Gazette du Canada un avis de délivrance des lettres patentes.

Ordonnance

234.1 (1) En cas de manquement aux conditions affé-rentes à la délivrance de lettres patentes de fusion, le ministre peut, en plus de toute autre mesure qu’il est déjŕ habilité à prendre sous le régime de la présente loi, demander à un tribunal de rendre une ordonnance obligeant la société ou ses administrateurs, dirigeants, em-ployés ou mandataires en faute à mettre fin ou remédier au manquement, ou toute autre ordonnance qu’il juge in-diquée en l’espèce. Le tribunal peut acquiescer à la demande et rendre toute autre ordonnance qu’il juge indi-quée.

Appel

(2) L’ordonnance peut ętre portée en appel de la męme manière et devant la mème juridiction que toute autre ordonnance rendue par le tribunal.

2001, ch. 9, art. 510.

Current to May 29, 2023	137	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation	Fusion
Sections 234.1-236	Articles 234.1-236

which, an appeal may be taken from any other order of the court.

2001, c. 9, s. 510.

Effect of letters patent

235 (1) On the day provided for in the letters patent issued under section 234

(a) the amalgamation of the applicants and their continuance as one company becomes effective;

(b) the property of each applicant continues to be the property of the amalgamated company;

(c) the amalgamated company continues to be liable for the obligations of each applicant;

(d) any existing cause of action, claim or liability to prosecution is unaffected;

(e) any civil, criminal or administrative action or proceeding pending by or against an applicant may be continued to be prosecuted by or against the amalgamated company;

(f) any conviction against, or ruling, order or judgment in favour of or against, an applicant may be enforced by or against the amalgamated company;

(g) if any director or officer of an applicant continues as a director or officer of the amalgamated company, any disclosure by that director or officer of a material interest in any contract made to the applicant shall be deemed to be disclosure to the amalgamated company; and

(h) the letters patent of amalgamation are the incorporating instrument of the amalgamated company.

Minutes

(2) Any deemed disclosure under paragraph (1)(g) shall be recorded in the minutes of the first meeting of directors of the amalgamated company.

Transitional

236 (1) Notwithstanding any other provision of this Act or the regulations, the Minister may, by order, on the recommendation of the Superintendent, grant to a company in respect of which letters patent were issued under subsection 234(1) permission to

(a) engage in a business activity specified in the order that a company is not otherwise permitted by this Act to engage in and that one or more of the amalgamating bodies corporate was engaging in at the time application for the letters patent was made;

Effet des lettres patentes

235 (1) À la date figurant sur les lettres patentes :

a) la fusion et prorogation des requérants en une seule et même société prend effet;

b) les biens de chaque requérant appartiennent à la société issue de la fusion;

c) la société issue de la fusion est responsable des obligations de chaque requérant;

d) aucune atteinte n’est portée aux causes d’actions déjŕ nées;

e) la société issue de la fusion remplace tout requé-rant dans les procédures civiles, pénales ou administratives engagées par ou contre celle-ci;

f) toute décision, judiciaire ou quasi judiciaire, rendue en faveur d’un requérant ou contre lui est exécutoire à l’égard de la société issue de la fusion;

g) dans le cas oů un administrateur ou un dirigeant d’un requérant devient administrateur ou dirigeant de la société issue de la fusion, la déclaration d’intéręt important dans un contrat faite à un requérant, est ré-putée avoir été faite à la société issue de la fusion;

h) les lettres patentes de fusion deviennent l’acte constitutif de la société issue de la fusion.

Procès-verbal

(2) La déclaration prévue à l’alinéa (1)g) doit ętre ins-crite au procès-verbal de la premičre réunion du conseil d’administration de la société issue de la fusion.

Disposition transitoire

236 (1) Malgré toute disposition contraire de la pré-sente loi ou des règlements, le ministre peut, par arrêté pris sur recommandation du surintendant, autoriser la société ayant reçu les lettres patentes à :

a) exercer une activité commerciale précisée dans l’ar-ręté interdite par ailleurs par la présente loi mais qu’exerçaient à la date du dépôt de la demande de lettres patentes une ou plusieurs des personnes morales fusionnantes;

Current to May 29, 2023	138	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation	Fusion
Section 236	Article 236

(b) continue to have issued and outstanding debt obligations the issue of which is not authorized by this Act if the debt obligations were outstanding at the time the application for the letters patent was made;

(c) [Repealed, 1994, c. 47, s. 204]

(d) hold assets that a company is not otherwise permitted by this Act to hold if the assets were held by one or more of the amalgamating bodies corporate at the time the application for the letters patent was made;

(e) acquire and hold assets that a company is not otherwise permitted by this Act to acquire or hold if one or more of the amalgamating bodies corporate were obliged, at the time the application for the letters patent was made, to acquire those assets;

(f) maintain outside Canada any records or registers required by this Act to be maintained in Canada; and

(g) where one or more of the applicants that applied for the letters patent was a trust company pursuant to subsection 57(2) and the amalgamated company is not a trust company pursuant to subsection 57(2), hold guaranteed trust money that was held by the trust company or companies immediately prior to the amalgamation on condition that the amalgamated company

(i) repay, or transfer to deposit accounts with the amalgamated company, each deposit of guaranteed trust money that is payable on demand or after notice within such period after the amalgamation as may be specified in the order of the Governor in Council, and

(ii) not renew or extend the term of any guaranteed investment certificate for which the amalgamated company has assumed liability under this section.

Duration of exceptions

(2) The permission granted under any of paragraphs (1)(a) to (f) shall be expressed to be granted for a period specified in the order not exceeding

(a) with respect to any matter described in paragraph (1)(a), thirty days after the date of issue of the letters patent or, where the activity is conducted pursuant to an agreement existing on the date of issue of the letters patent, the expiration of the agreement;

(b) with respect to any matter described in paragraph (1)(b), ten years; and

b) maintenir en circulation les titres de créance que la présente loi n’autorise pas la société à émettre, dans la mesure oů ils étaient déjŕ en circulation à la date du dépôt de la demande de lettres patentes;

c) [Abrogé, 1994, ch. 47, art. 204]

d) détenir des éléments d’actif prohibés par la pré-sente loi mais que détenaient, à la date du dépôt de la demande de lettres patentes, une ou plusieurs des per-sonnes morales fusionnantes;

e) acquérir et détenir des éléments d’actif dont l’ac-quisition et la détention sont interdites à une société par la présente loi, si une ou plusieurs des personnes morales fusionnantes se trouvaient dans l’obligation, à la date du dépôt de la demande de lettres patentes, de les acquérir;

f) tenir à l’étranger les livres et registres dont la pré-sente loi exige la tenue au Canada;

g) lorsqu’un ou plusieurs requérants étaient une so-ciété de fiducie au sens du paragraphe 57(2) et que la société issue de la fusion n’en est pas une, détenir des fonds en fiducie garantie détenus par cette ou ces so-ciétés de fiducie avant la fusion à condition que la so-ciété issue de la fusion :

(i) d’une part, rembourse ou verse à un compte de dépôts tous les fonds en fiducie garantie payables sur demande ou, aprčs avis, dans le délai spécifié par décret du gouverneur en conseil aprčs la fusion,

(ii) d’autre part, ne renouvelle ni ne prolonge la pé-riode de validité de tout certificat de placement ga-ranti dont elle a assumé le paiement aux termes du présent article.

Durée des exceptions

(2) L’autorisation accordée en vertu de l’un des alinéas (1)a) à f) doit préciser la période de validité, laquelle ne peut excéder :

a) dans les cas visés à l’alinéa (1)a), trente jours à par-tir de la date de délivrance des lettres patentes ou, lorsque les activités découlent d’ententes existant à la date de délivrance des lettres patentes, la date d’expi-ration des ententes;

b) dans les cas visés à l’alinéa (1)b), dix ans;

c) deux ans dans les autres cas.

Current to May 29, 2023	139	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Amalgamation	Fusion
Sections 236-237	Articles 236-237

(c) with respect to any matter described in any of paragraphs (1)(d) to (f), two years.

Renewal

(3) Subject to subsection (4), the Minister may, by order, on the recommendation of the Superintendent, renew a permission granted by order under subsection (1) with respect to any matter described in any of paragraphs (1)(b) to (e) for any further period or periods that the Minister considers necessary.

Limitation

(4) The Minister shall not grant to a company any permission

(a) with respect to matters described in paragraph (1)(b), that purports to be effective more than ten years after the date of the approval for the company to commence and carry on business, unless the Minister is satisfied on the basis of evidence on oath provided by an officer of the company that the company will not be able at law to redeem at the end of the ten years the outstanding debt obligations to which the permission relates; and

(b) with respect to matters described in paragraphs (1)(d) and (e), that purports to be effective more than ten years after the date of issue of the letters patent.

1991, c. 45, s. 236; 1994, c. 47, s. 204; 1997, c. 15, s. 364; 2007, c. 6, s. 349.

Transfer of Business

Sale by company

237 (1) A company may sell all or substantially all of its assets to a financial institution incorporated by or under an Act of Parliament or to an authorized foreign bank in respect of its business in Canada if the purchasing financial institution or authorized foreign bank assumes all or substantially all of the liabilities of the company.

Sale agreement

(2) An agreement of purchase and sale (in subsection (3), section 238, subsections 239(1) and (4) and section 241 referred to as a “sale agreement”) shall set out the terms of, and means of effecting, the sale of assets referred to in subsection (1).

Consideration

(3) Notwithstanding anything in this Act, the consideration for a sale referred to in subsection (1) may be cash or fully paid securities of the purchasing financial institution or authorized foreign bank or in part cash and in part fully paid securities of the purchasing financial

Renouvellement

(3) Sous réserve du paragraphe (4), le ministre peut, par arręté pris sur recommandation du surintendant, accorder les renouvellements d’autorisation qu’il estime néces-saires en ce qui a trait aux questions visées aux alinéas (1)b) à e).

Réserve

(4) Le ministre ne peut accorder d’autorisation qui serait encore valable plus de dix ans :

a) aprčs la date d’obtention par la société de l’agré-ment de fonctionnement dans les cas visés à l’alinéa (1)b), à moins qu’il n’estime, sur la foi d’une déposi-tion sous serment d’un dirigeant de celle-ci, qu’il sera juridiquement impossible à la société de racheter les titres de créance encore en circulation à l’expiration de ce délai et qui font l’objet de l’autorisation;

b) après la date de délivrance des lettres patentes dans les cas visés aux alinéas (1)d) et e).

1991, ch. 45, art. 236; 1994, ch. 47, art. 204; 1997, ch. 15, art. 364; 2007, ch. 6, art. 349.

Ventes d’éléments d’actif

Vente par la société

237 (1) La société peut vendre la totalité ou quasi-tota-lité de ses éléments d’actif à une institution financičre constituée en personne morale sous le régime d’une loi fédérale ou à une banque étrangčre autorisée dans le cadre des activités que celle-ci exerce au Canada à condition que l’institution ou la banque acheteuse assume la totalité ou quasi-totalité des dettes de la société.

Convention de vente

(2) Les modalités de la vente des éléments d’actif doivent ętre énoncées dans une convention d’achat et de vente (appelée au paragraphe (3), à l’article 238, aux paragraphes 239(1) et (4) et à l’article 241 « convention de vente »).

Contrepartie

(3) Par dérogation aux autres dispositions de la présente loi, la contrepartie de la vente des éléments d’actif peut ętre versée en numéraire ou en titres entičrement libérés de l’institution financičre ou de la banque étrangčre auto-risée acheteuse, ou à la fois en numéraire et en de tels

Current to May 29, 2023	140	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Transfer of Business	Ventes d’éléments d’actif
Sections 237-240	Articles 237-240

institution or authorized foreign bank or any other consideration that is provided for in the sale agreement.

Meaning of authorized foreign bank

(4) In this section, authorized foreign bank has the meaning assigned to that expression by section 2 of the Bank Act.

1991, c. 45, s. 237; 1999, c. 28, s. 139.

Agreement to Superintendent

238 A sale agreement must be submitted to the Superintendent before it is sent to shareholders of the selling company under subsection 239(1).

1991, c. 45, s. 238; 2007, c. 6, s. 350.

Shareholder approval

239 (1) The directors of a selling company shall submit a sale agreement for approval to a meeting of the holders of shares of the company and, subject to subsection (3), to the holders of each class or series of shares of the company.

Right to vote

(2) Each share of a selling company carries the right to vote in respect of a sale referred to in subsection 237(1) whether or not the share otherwise carries the right to vote.

Class vote

(3) The holders of shares of a class or series of shares of a selling company are entitled to vote separately as a class or series in respect of a sale referred to in subsection 237(1) only if the shares of the class or series are affected by the sale in a manner different from the shares of another class or series.

Special resolution

(4) A sale agreement is approved when the shareholders, and the holders of each class or series of shares entitled to vote separately as a class or series pursuant to subsection (3), of the selling company have approved the sale by special resolution.

Abandoning sale

240 Where a special resolution approving a sale under subsection 239(4) so states, the directors of a selling company may, subject to the rights of third parties, abandon the sale without further approval of the shareholders.

titres ou encore de toute autre manière prévue dans la convention de vente.

Définition de banque étrangère autorisée

(4) Au présent article, banque étrangère autorisée s’entend au sens de l’article 2 de la Loi sur les banques.

1991, ch. 45, art. 237; 1999, ch. 28, art. 139

Envoi de convention au surintendant

238 La convention de vente doit ętre communiquée au surintendant avant d’ętre soumise aux actionnaires de la société vendeuse conformément au paragraphe 239(1).

1991, ch. 45, art. 238; 2007, ch. 6, art. 350.

Approbation des actionnaires

239 (1) Le conseil d’administration de la société ven-deuse doit soumettre la convention de vente, pour approbation, à l’assemblée des actionnaires et, sous réserve du paragraphe (3), aux détenteurs d’actions de chaque caté-gorie ou série.

Droit de vote

(2) Chaque action de la société vendeuse, assortie ou non du droit de vote, emporte droit de vote quant à la vente visée au paragraphe 237(1).

Vote par catégorie

(3) Les détenteurs d’actions d’une catégorie ou d’une sé-rie ne sont habiles à voter séparément concernant la vente que si celle-ci a un effet particulier sur la catégorie ou série.

Résolution extraordinaire

(4) La convention de vente est effectivement adoptée lorsque la vente est approuvée par résolution extraordi-naire des actionnaires de la société vendeuse et des dé-tenteurs d’actions de chaque catégorie ou série de celle-ci habiles à voter séparément conformément au paragraphe (3).

Annulation

240 Sous réserve des droits des tiers, le conseil d’admi-nistration de la société vendeuse peut, aprčs approbation de la vente par les actionnaires, y renoncer si ceux-ci l’y autorisent expressément dans la résolution extraordi-naire visée au paragraphe 239(4).

Current to May 29, 2023	141	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Fundamental Changes	Modifications de structure
Transfer of Business	Ventes d’éléments d’actif
Section 241	Article 241

Application to Minister

241 (1) Subject to subsection (2), unless a sale agreement is abandoned in accordance with section 240, the selling company shall, within three months after the approval of the sale agreement in accordance with subsection 239(4), apply to the Minister for approval of the sale agreement.

Conditions precedent to application

(2) No application for approval under subsection (1) may be made unless

(a) notice of intention to make such an application has been published at least once a week for a period of four consecutive weeks in the Canada Gazette and in a newspaper in general circulation at or near the place where the head office of the selling company is situated;

(b) the application is supported by satisfactory evidence that the selling company has complied with the requirements of sections 237 to 240 and this section; and

(c) where the selling company is a trust company pursuant to subsection 57(2), the application is supported by satisfactory evidence that the selling company has made such arrangements as may be necessary to transfer to another company that is a trust company pursuant to subsection 57(2) money or other assets held in trust by the selling company, other than assets held in respect of guaranteed trust money.

Approval by Minister

(3) A sale agreement has no force or effect until it has been approved by the Minister.

Idem

(4) Where an application has been made to the Minister in accordance with subsections (1) and (2), the Minister may approve the sale agreement to which the application relates.

Idem

(5) Where a selling company is a trust company pursuant to subsection 57(2), the Minister shall not approve the sale agreement until the Minister is satisfied that the selling company has made satisfactory arrangements for the protection of persons in relation to whom the selling company was acting in a fiduciary capacity.

Demande au ministre

241 (1) Sous réserve du paragraphe (2), la société ven-deuse doit, dans les trois mois suivant l’adoption prévue au paragraphe 239(4), soumettre la convention de vente à l’approbation du ministre sauf en cas d’annulation pré-vue par l’article 240.

Conditions préalables

(2) La demande d’approbation visée au paragraphe (1) ne peut être présentée que si, à la fois :

a) au moins une fois par semaine pendant quatre se-maines consécutives, un avis d’intention a été publié dans la Gazette du Canada et dans un journal à grand tirage au lieu ou près du lieu du siège de la société vendeuse;

b) les auteurs de la demande peuvent démontrer de façon satisfaisante que la société vendeuse s’est conformée aux exigences des articles 237 à 240 et du présent article;

c) dans le cas où la société vendeuse est une société de fiducie au sens du paragraphe 57(2), la demande est appuyée par une preuve établissant de manière satis-faisante que la société a conclu les ententes néces-saires pour effectuer le transfert, à une autre société de fiducie au sens du paragraphe 57(2), des fonds et autres éléments d’actif détenus en fiducie par elle, à l’exception des éléments d’actif détenus à l’égard des fonds en fiducie garantie.

Agrément du ministre

(3) La convention de vente ne prend effet que si elle est agréée par le ministre.

Idem

(4) Le ministre peut agréer la convention de vente si la demande lui en est faite conformément aux paragraphes (1) et (2).

Idem

(5) Dans le cas d’une société de fiducie au sens du paragraphe 57(2), le ministre ne peut agréer la convention de vente que s’il est convaincu que la société a conclu des ententes satisfaisantes pour assurer la protection des personnes pour lesquelles elle a agi en qualité de fidu-ciaire.

Current to May 29, 2023	142	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Sections 242-243	Articles 242-243

Corporate Records

Head Office and Corporate Records

Head office

242 (1) A company shall at all times have a head office in the province specified in its incorporating instrument or by-laws.

Change of head office

(2) The directors of a company may change the address of the head office within the province specified in the incorporating instrument or by-laws.

Notice of change of address

(3) A company shall send to the Superintendent, within fifteen days after any change of address of its head office, a notice of the change of address.

1991, c. 45, s. 242; 2005, c. 54, s. 414.

Company records

243 (1) A company shall prepare and maintain records containing

(a) its incorporating instrument and the by-laws of the company and all amendments thereto;

(b) minutes of meetings and resolutions of shareholders;

(c) the information referred to in paragraphs 499(1)(a), (c) and (e) to (h) contained in all returns provided to the Superintendent pursuant to section 499;

(d) particulars of any authorizations, designations, conditions and limitations established by the Superintendent under subsection 57(1), (3) or (4) or 58(1) that are from time to time applicable to the company; and

(e) particulars of exceptions granted under section 37 or 236 that are from time to time applicable to the company.

Additional records

(2) In addition to the records described in subsection (1), a company shall prepare and maintain adequate

(a) corporate accounting records;

(b) records containing minutes of meetings and resolutions of the directors and any committee thereof;

Livres et registres

Siège et livres

Siège

242 (1) La société maintient en permanence un siège dans la province indiquée dans son acte constitutif ou ses règlements administratifs.

Changement d’adresse

(2) Le conseil d’administration peut changer l’adresse du sičge dans les limites de la province indiquée dans l’acte constitutif ou les rčglements administratifs.

Avis de changement

(3) La société envoie dans les quinze jours un avis du changement d’adresse au surintendant.

1991, ch. 45, art. 242; 2005, ch. 54, art. 414.

Livres

243 (1) La société tient des livres où figurent :

a) l’acte constitutif, les rčglements administratifs et leurs modifications;

b) les procès-verbaux des assemblées et les résolu-tions des actionnaires;

c) les renseignements visés aux alinéas 499(1)a), c) et e) à h) et figurant dans l’ensemble des relevés envoyés au surintendant conformément à l’article 499;

d) le détail des autorisations, désignations, restrictions et conditions visées aux paragraphes 57(1), (3), (4) ou 58(1) qui lui sont applicables;

e) le détail des dérogations dont elle bénéficie au titre des articles 37 ou 236.

Autres livres

(2) Outre les livres mentionnés au paragraphe (1), la so-ciété tient de façon adéquate :

a) des livres comptables;

b) des livres contenant les procčs-verbaux des réunions de son conseil d’administration et de ses co-mités ainsi que les résolutions qui y sont adoptées;

Current to May 29, 2023	143	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Head Office and Corporate Records	Siège et livres
Sections 243-244	Articles 243-244

(c) records relating to fiduciary activities of the company; and

(d) records showing, for each customer of the company, on a daily basis, particulars of the transactions between the company and that customer and the balance owing to or by the company in respect of that customer.

Former-Act and continued companies

(3) For the purposes of paragraph (1)(b) and subsection (2),

(a) in the case of a body corporate continued as a company under this Act, “records” includes similar records required by law to be maintained by the body corporate before it was so continued;

(b) in the case of a body corporate amalgamated and continued as a company under this Act, “records” includes similar records required by law to be maintained by the body corporate before it was so amalgamated; and

(c) in the case of a former-Act company, “records” includes similar records required by law to be maintained by the company before the coming into force of this section.

1991, c. 45, s. 243; 1997, c. 15, s. 365(E); 2007, c. 6, s. 351(E).

Place of records

244 (1) The records described in section 243 shall be kept at the head office of the company or at such other place in Canada as the directors think fit.

Notice of place of records

(2) Where any of the records described in section 243 are not kept at the head office of a company, the company shall notify the Superintendent of the place where the records are kept.

Exception

(3) Subsection (1) does not apply in respect of records of a branch of the company outside Canada or in respect of customers of such a branch.

Exception

(3.1) Subject to subsection 250(1.1), subsection (1) does not apply to a company that is a subsidiary of a regulated foreign entity.

c) des livres concernant ses activités fiduciaires;

d) des livres où figurent, pour chaque client sur une base journalière, les renseignements relatifs aux opé-rations entre elle et celui-ci, ainsi que le solde crédi-teur ou débiteur du client.

Livre des sociétés prorogées et antérieures

(3) Pour l’application de l’alinéa (1)b) et du paragraphe (2), « livre » s’entend :

a) dans le cas des personnes morales prorogées comme société en vertu de la présente loi, des documents similaires qu’elles devaient légalement tenir avant leur prorogation;

b) dans le cas des personnes morales fusionnées et prorogées comme société en vertu de la présente loi, des documents similaires qu’elles devaient légalement tenir avant leur fusion;

c) dans le cas des sociétés antérieures, des documents similaires qu’elles devaient légalement tenir avant l’entrée en vigueur du présent article.

1991, ch. 45, art. 243; 1997, ch. 15, art. 365(A); 2007, ch. 6, art. 351(A).

Lieu de conservation

244 (1) Les livres sont conservés au siège de la société ou en tout lieu au Canada convenant au conseil.

Avis

(2) Lorsque certains livres ne se trouvent pas au siège, la société envoie au surintendant un avis du lieu où ils sont conservés.

Exception

(3) Le paragraphe (1) ne s’applique pas aux livres d’un bureau situé à l’étranger ou à l’égard de ses clients.

Exception

(3.1) Sous réserve du paragraphe 250(1.1), le paragraphe (1) ne s’applique pas à la société qui est une filiale d’une entité étrangčre réglementée.

Current to May 29, 2023	144	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Head Office and Corporate Records	Siège et livres
Sections 244-245	Articles 244-245

Inspection

(4) The records described in section 243, other than those described in paragraph 243(2)(d), shall at all reasonable times be open to inspection by the directors.

Access to company records

(5) Shareholders and creditors of a company and their personal representatives may examine the records referred to in subsection 243(1) during the usual business hours of the company and may take extracts from them free of charge or have copies of them made on payment of a reasonable fee. If the company is a distributing company, any other person may on payment of a reasonable fee examine those records during the usual business hours of the company and take extracts from them or have copies of them made.

Electronic access

(5.1) A company may make the information contained in records referred to in subsection 243(1) available to persons by any system of mechanical or electronic data processing or any other information storage device that is capable of reproducing the records in intelligible written form within a reasonable time.

Copies of by-laws

(6) Every shareholder of a company is entitled, on request made not more frequently than once in each calendar year, to receive, free of charge, one copy of the bylaws of the company.

1991, c. 45, s. 244; 2001, c. 9, s. 511; 2005, c. 54, s. 415; 2020, c. 1, s. 154.

Shareholder lists

245 (1) A person who is entitled to a basic list of shareholders of a company (in this section referred to as the “applicant”) may request the company to furnish the applicant with a basic list within ten days after receipt by the company of the affidavit referred to in subsection (2) and, on payment of a reasonable fee by the applicant, the company shall comply with the request.

Affidavit and contents

(2) A request under subsection (1) must be accompanied by an affidavit containing

(a) the name and address of the applicant,

(b) the name and address for service of the entity, if the applicant is an entity, and

(c) an undertaking that the basic list and any supplemental lists obtained pursuant to subsections (5) and

Consultation

(4) Les administrateurs doivent pouvoir consulter à tout moment opportun les livres visés à l’article 243, à l’exception de ceux mentionnés à l’alinéa 243(2)d).

Consultation

(5) Les actionnaires et les créanciers de la société, ainsi que leurs représentants personnels, peuvent consulter les livres visés au paragraphe 243(1) pendant les heures normales d’ouverture des bureaux de la société et en reproduire gratuitement des extraits ou en obtenir des copies sur paiement de droits raisonnables; dans le cas d’une société ayant fait appel au public, cette faculté doit ętre accordée à toute autre personne, sur paiement d’un droit raisonnable.

Accès par voie électronique

(5.1) L’accès aux renseignements figurant dans les livres visés au paragraphe 243(1) peut ętre donné à l’aide de tout procédé mécanique ou électronique de traitement des données ou de mise en mémoire de l’information susceptible de donner, dans un délai raisonnable, les renseignements demandés sous une forme écrite compréhen-sible.

Exemplaires

(6) Les actionnaires peuvent sur demande et sans frais, une fois par année civile, obtenir un exemplaire des règlements administratifs de la société.

1991, ch. 45, art. 244; 2001, ch. 9, art. 511; 2005, ch. 54, art. 415; 2020, ch. 1, art. 154.

Liste des actionnaires

245 (1) La personne qui a droit d’obtenir la liste principale des actionnaires (appelée « requérant » au présent article) peut demander à la société de la lui fournir dans les dix jours suivant la réception de la déclaration sous serment visée au paragraphe (2); sur paiement d’un droit raisonnable, la société doit satisfaire à la demande.

Teneur de la déclaration

(2) La demande doit ętre accompagnée d’une déclaration sous serment énonçant :

a) les nom et adresse du requérant;

b) les nom et adresse, aux fins de signification, de l’entité éventuellement requérante;

c) l’engagement de n’utiliser que conformément à l’article 247 la liste principale des actionnaires et les

Current to May 29, 2023	145	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Head Office and Corporate Records	Siège et livres
Section 245	Article 245

(6) will not be used except as permitted under section 247,

and, if the applicant is an entity, the affidavit shall be made by a director or an officer of the entity, or any person acting in a similar capacity.

Entitlement

(3) A shareholder or creditor of a company or their personal representative — or if the company is a distributing company, any person — is entitled to a basic list of shareholders of the company.

Basic list

(4) A basic list of shareholders of a company consists of a list of shareholders that is made up to a date not more than ten days before the receipt of the affidavit referred to in subsection (2) and that sets out

(a) the names of the shareholders of the company;

(b) the number of shares owned by each shareholder; and

(c) the address of each shareholder as shown in the records of the company.

Supplemental lists

(5) A person requiring a company to supply a basic list of shareholders may, if the person states in the accompanying affidavit that supplemental lists are required, request the company or its agent, on payment of a reasonable fee, to provide supplemental lists of shareholders setting out any changes from the basic list in the names and addresses of the shareholders and the number of shares owned by each shareholder for each business day following the date to which the basic list is made up.

When supplemental lists to be furnished

(6) A company or its agent shall provide a supplemental list of shareholders required under subsection (5)

(a) within ten days following the date the basic list is provided, where the information relates to changes that took place prior to that date; and

(b) within ten days following the day to which the supplemental list relates, where the information relates to changes that took place on or after the date the basic list was provided.

1991, c. 45, s. 245; 2005, c. 54, s. 416; 2007, c. 6, ss. 352(E), 451(E).

listes supplétives obtenues en vertu des paragraphes (5) et (6).

Dans le cas où le requérant est une entité, celle-ci fait établir la déclaration sous serment par un de ses administrateurs ou dirigeants ou par une personne exerçant des fonctions similaires.

Liste des actionnaires

(3) Les actionnaires et les créanciers de la société, ainsi que leurs représentants personnels — et toute autre per-sonne dans le cas d’une société ayant fait appel au public — peuvent obtenir la liste principale des actionnaires.

Liste principale

(4) La liste principale des actionnaires mise à jour au moins dix jours avant la réception de la déclaration sous serment énonce :

a) les noms des actionnaires;

b) le nombre d’actions détenues par chaque actionnaire;

c) l’adresse de chaque actionnaire telle qu’elle figure dans les livres.

Listes supplétives

(5) La personne qui affirme dans la déclaration sous serment avoir besoin, outre la liste principale, de listes supplétives quotidiennes indiquant les modifications apportées à la liste principale peut, sur paiement d’un droit raisonnable, en demander la remise à la société ou à son mandataire.

Remise des listes supplétives

(6) La société ou son mandataire remet les listes supplétives :

a) dans les dix jours suivant la remise de la liste principale, si les modifications sont antérieures à la date de la remise;

b) sinon, dans les dix jours suivant la date indiquée dans la dernière liste supplétive.

1991, ch. 45, art. 245; 2005, ch. 54, art. 416; 2007, ch. 6, art. 352(A) et 451(A).

Current to May 29, 2023	146	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Head Office and Corporate Records	Siège et livres
Sections 246-249	Articles 246-249

Option holders

246 A person requiring a company to supply a basic list or a supplemental list of shareholders may also require the company to include in that list the name and address of any known holder of an option or right to acquire shares of the company.

Use of shareholder list

247 A list of shareholders obtained under section 245 shall not be used by any person except in connection with

(a) an effort to influence the voting of shareholders of the company;

(b) an offer to acquire shares of the company; or

(c) any other matter relating to the affairs of the company.

Form of records

248 (1) A register or other record required or authorized by this Act to be prepared and maintained by a company

(a) may be in a bound or loose-leaf form or in a photographic film form; or

(b) may be entered or recorded by any system of mechanical or electronic data processing or any other information storage device that is capable of reproducing any required information in intelligible written form within a reasonable time.

Conversion of records

(2) Registers and records maintained in one form may be converted to any other form.

Destruction of converted records

(3) Notwithstanding section 251, a company may destroy any register or other record referred to in subsection (1) at any time after the register or other record has been converted to another form.

Protection of records

249 A company and its agents shall take reasonable precautions to

(a) prevent loss or destruction of,

(b) prevent falsification of entries in,

(c) facilitate detection and correction of inaccuracies in, and

Détenteurs d’options

246 Il est possible de demander à la société de faire figurer sur la liste principale ou supplétive les nom et adresse des détenteurs connus d’option ou de droits d’acquérir des actions de cette société.

Utilisation de la liste des actionnaires

247 La liste des actionnaires obtenue en vertu de l’article 245 ne peut être utilisée que dans le cadre :

a) soit de tentatives en vue d’influencer le vote des ac-tionnaires de la société;

b) soit de l’offre d’acquérir des actions de la société;

c) soit de toute autre question concernant les affaires internes de la société.

Forme des registres

248 (1) Les livres et registres exigés et autorisés par la présente loi peuvent être tenus :

a) soit dans une reliure, en feuillets mobiles ou sous forme de film;

b) soit à l’aide de tout procédé mécanique ou électronique de traitement des données ou de mise en mémoire de l’information susceptible de donner, dans un délai raisonnable, les renseignements demandés sous une forme écrite compréhensible.

Conversion

(2) La société peut changer la forme de ses livres et registres.

Destruction

(3) Par dérogation à l’article 251, la société peut, lorsqu’elle change la forme de ses registres ou livres, détruire les précédents.

Précautions

249 La société et ses mandataires prennent, à l’égard des registres et des autres livres exigés et autorisés par la présente loi, les mesures suffisantes pour :

a) en empêcher la perte ou la destruction;

b) empêcher la falsification des écritures;

c) faciliter la découverte et la rectification des erreurs;

Current to May 29, 2023	147	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Head Office and Corporate Records	Siège et livres
Sections 249-251	Articles 249-251

(d) ensure that unauthorized persons do not have access to or use of information in the registers and records required or authorized by this Act to be prepared and maintained.

Requirement to maintain copies and process information in Canada

250 (1) If the Superintendent is of the opinion that it is incompatible with the fulfilment of the Superintendent’s responsibilities under this Act for a company to maintain, in another country, copies of records referred to in section 243 or of its central securities register or for a company to process, in another country, information or data relating to the preparation and maintenance of those records or of its central securities register — or if the Superintendent is advised by the Minister that, in the opinion of the Minister, it is not in the national interest for a company to do any of those activities in another country — the Superintendent shall direct the company to not maintain those copies, or to not process the information or data, as the case may be, in that other country or to maintain those copies or to process the information or data only in Canada.

Direction — immediate, direct, complete and ongoing access

(1.1) Where a company referred to in subsection 244(3.1) or 256(3) maintains records referred to in section 243 or the central securities register at a place outside Canada, the Superintendent may, in the case referred to in paragraph (a), and shall, in the case referred to in paragraph (b), by order, direct the company to maintain a copy of those records or register at any place in Canada as the directors think fit

(a) if the Superintendent is of the opinion that he or she does not have immediate, direct, complete and ongoing access to those records or register; or

(b) if the Superintendent is advised by the Minister that the Minister is of the opinion that it is not in the national interest for the company not to maintain a copy of those records or register at any place in Canada.

Company to comply

(2) A company shall without delay comply with any order issued under subsection (1) or (1.1).

1991, c. 45, s. 250; 2001, c. 9, s. 512; 2005, c. 54, s. 417; 2007, c. 6, s. 353; 2020, c. 1, s. 155.

Retention of records

251 (1) A company shall retain

d) faire en sorte qu’aucune personne non autorisée n’ait accčs aux renseignements qui y sont contenus ou ne les utilise.

Lieu de conservation et de traitement des données

250 (1) S’il estime que la conservation dans un pays étranger des exemplaires de livres visés à l’article 243 ou du registre central des valeurs mobiličres de la société ou le fait de traiter dans un pays étranger les renseignements et données se rapportant à la tenue et à la conservation des livres ou du registre constitue un obstacle à l’exécution des fonctions qui lui sont conférées en vertu de la présente loi, ou s’il est avisé que cela n’est pas, selon le ministre, dans l’intéręt national, le surintendant ordonne à la société de s’abstenir de se livrer à ces activités dans ce pays ou de ne s’y livrer qu’au Canada.

Ordonnance — accčs immédiat, direct, complet et continu

(1.1) Lorsque la société visée aux paragraphes 244(3.1) ou 256(3) conserve dans un lieu à l’étranger les livres visés à l’article 243 ou le registre central des valeurs mobilières, le surintendant peut, dans le cas prévu à l’alinéa a), et doit, dans celui prévu à l’alinéa b), par ordonnance, exiger qu’elle en conserve des copies en tout lieu au Canada que le conseil juge indiqué :

a) le surintendant estime qu’il n’a pas d’accčs immédiat, direct, complet et continu à ces livres ou à ce registre;

b) le ministre l’avise que, selon lui, il n’est pas dans l’intéręt national de ne pas en conserver des copies au Canada.

Obligation de se conformer

(2) La société doit exécuter sans délai l’ordonnance visée aux paragraphes (1) ou (1.1).

1991, ch. 45, art. 250; 2001, ch. 9, art. 512; 2005, ch. 54, art. 417; 2007, ch. 6, art. 353; 2020, ch. 1, art. 155.

Conservation des livres et registres

251 (1) La société est tenue de conserver :

a) les livres visés au paragraphe 243(1);

Current to May 29, 2023	148	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Head Office and Corporate Records	Siège et livres
Sections 251-253	Articles 251-253

(a) the records of the company referred to in subsection 243(1);

(b) any record of the company referred to in paragraph 243(2)(a) or (b); and

(c) the central securities register referred to in subsection 253(1).

Idem

(2) A company shall retain all signature cards and signing authorities or copies thereof relating to any deposit or instrument in respect of which the company has paid an amount to the Bank of Canada pursuant to section 424 until the Bank of Canada notifies the company that they need no longer be retained.

Evidence

(3) Copies of the signature cards and signing authorities referred to in subsection (2) may be kept in any manner or form referred to in paragraphs 248(1)(a) and (b) and any such copies, or prints therefrom, are admissible in evidence in the same manner and to the same extent as the original signature cards and signing authorities.

Relief

(4) Nothing in this section affects the operation of any statute of limitation or prescription or relieves the company from any obligation to the Bank of Canada in respect of any deposit or instrument in respect of which section 424 applies.

Regulations

252 The Governor in Council may make regulations respecting the records, papers and documents to be retained by a company, including the length of time those records, papers and documents are to be retained, and what constitutes immediate, direct, complete and ongoing access, for the purpose of paragraph 250(1.1)(a).

1991, c. 45, s. 252; 2020, c. 1, s. 156.

Securities Registers

Central securities register

253 (1) A company shall maintain a central securities register in which it shall record the securities, within the meaning of section 84, issued by it in registered form, showing in respect of each class or series of securities

(a) the names, alphabetically arranged, and latest known addresses of the persons who are security holders, and the names and latest known addresses of the persons who have been security holders;

b) les livres visés aux alinéas 243(2)a) et b);

c) le registre central des valeurs mobilières visé au paragraphe 253(1).

Autres documents

(2) La société doit également conserver toutes les cartes et délégations de signature afférentes aux dépôts ou effets à l’égard desquels elle a versé des sommes à la Banque du Canada en application de l’article 424, ou leurs copies, jusqu’ŕ ce que la Banque du Canada l’avise qu’elle ne sont plus requises.

Preuve

(3) Les copies visées au paragraphe (2) peuvent être conservées en la forme prévue aux alinéas 248(1)a) et b) et celles-ci et les imprimés qui en sont tirés sont admissibles en preuve et ont la męme force probante que les originaux en l’occurence.

Obligation

(4) Le présent article ne fait pas obstacle à l’application des dispositions relatives aux délais et à la prescription ni ne libčre la société de son obligation envers la Banque du Canada à l’égard des dépôts et effets visés par l’article 424.

Règlements

252 Le gouverneur en conseil peut prendre des rčglements concernant les livres, registres ou autres documents à conserver par la société, notamment sur la durée de leur conservation et sur ce qui constitue un accès immédiat, direct, complet et continu pour l’application de l’alinéa 250(1.1)a).

1991, ch. 45, art. 252; 2020, ch. 1, art. 156.

Registres des valeurs mobilières

Registre central des valeurs mobilières

253 (1) La société tient un registre central des valeurs mobiličres, au sens de l’article 84, qu’elle a émises à titre nominatif, indiquant pour chaque catégorie ou série :

a) les noms, par ordre alphabétique, et la dernière adresse connue de leurs détenteurs et de leurs prédécesseurs;

b) le nombre des valeurs détenues par chacun des détenteurs;

Current to May 29, 2023	149	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Securities Registers	Registres des valeurs mobilières
Section 253	Article 253

(b) the number of securities held by each security holder; and

(c) the date and particulars of the issue and transfer of each security.

Former-Act and continued companies

(2) For the purposes of subsection (1), “central securities register” includes similar registers required by law to be maintained by a former-Act company or by a body corporate continued, or amalgamated and continued, as a company under this Act before the continuance, amalgamation or coming into force of this section, as the case may be.

Access to central securities register

(3) Shareholders and creditors of a company and their personal representatives may examine the central securities register during the usual business hours of the company and may take extracts from it free of charge or have copies of it made on payment of a reasonable fee. If the company is a distributing company, any other person may on payment of a reasonable fee examine the central securities register during the usual business hours of the company and take extracts from it or have copies of it made.

Electronic access

(4) The company may make the information contained in the central securities register available by any mechanical or electronic data processing system or other information storage device that is capable of reproducing it in intelligible written form within a reasonable time.

Affidavit and undertaking

(5) A person who wishes to examine the central securities register, take extracts from it or have copies of it made shall provide the company with an affidavit containing their name and address — or if they are an entity, the name and address for service of the entity — and with an undertaking that the information contained in the register will not be used except in the same way as a list of shareholders may be used under section 247. In the case of an entity, the affidavit is to be sworn by a director or officer of the entity or a person acting in a similar capacity.

c) la date et les conditions de l’émission et du transfert de chaque valeur.

Assimilation

(2) Pour l’application du paragraphe (1), sont assimilés au registre central des valeurs mobiličres les registres similaires que devaient légalement tenir les sociétés anté-rieures et les personnes morales prorogées, ou fusionnées et prorogées, comme sociétés sous le régime de la présente loi avant leur prorogation ou fusion ou l’entrée en vigueur du présent article, selon le cas.

Consultation

(3) Les actionnaires et les créanciers de la société, ainsi que leurs représentants personnels, peuvent consulter le registre des valeurs mobiličres pendant les heures normales d’ouverture des bureaux de la société et en repro-duire gratuitement des extraits ou en obtenir des copies sur paiement de droits raisonnables; dans le cas d’une société ayant fait appel au public, cette faculté doit ętre accordée à toute autre personne, sur paiement d’un droit raisonnable.

Accès par voie électronique

(4) L’accčs aux renseignements figurant dans le registre des valeurs mobiličres peut ętre donné à l’aide de tout procédé mécanique ou électronique de traitement des données ou de mise en mémoire de l’information susceptible de produire, dans un délai raisonnable, les rensei-gnements demandés sous une forme écrite compréhen-sible.

Déclaration

(5) La personne désireuse de consulter le registre des valeurs mobiličres et d’en reproduire ou d’en obtenir des extraits transmet à la société une déclaration sous serment énonçant :

a) ses nom et adresse;

b) l’engagement d’utiliser les renseignements figurant au registre des valeurs mobiličres conformément au cadre relatif à la liste des actionnaires qui est décrit à l’article 247;

c) si la demande émane d’une entité, ses nom et adresse aux fins de signification ainsi que la déclaration sous serment d’un de ses administrateurs ou dirigeants ou d’une personne qui agit en une qualité similaire selon laquelle elle souscrit à l’engagement prévu à l’alinéa b).

Current to May 29, 2023	150	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Securities Registers	Registres des valeurs mobilières
Sections 253-256	Articles 253-256

Supplementary information

(6) A person who wishes to examine a central securities register, take extracts from it or have copies of it made may on payment of a reasonable fee, if they state in the accompanying affidavit that supplementary information is required, request the company or its agent to provide supplementary information setting out any changes made to the register.

When supplementary information to be provided

(7) A company or its agent shall provide the supplementary information within

(a) 10 days after the day on which the central securities register is examined if the changes take place before that day; and

(b) 10 days after the day to which the supplementary information relates if the changes take place on or after the day on which the central securities register is examined.

1991, c. 45, s. 253; 2001, c. 9, s. 513; 2005, c. 54, s. 418.

Branch registers

254 A company may establish as many branch securities registers as it considers necessary.

Agents

255 A company may appoint an agent to maintain its central securities register and each of its branch securities registers.

Location of central securities register

256 (1) The central securities register of a company shall be maintained by the company at its head office or at any other place in Canada designated by the directors of the company.

Location of branch securities register

(2) A branch securities register of a company may be kept at any place in or outside Canada designated by the directors of the company.

Exception

(3) Subject to subsection 250(1.1), subsection (1) does not apply to a company that is a subsidiary of a regulated foreign entity.

1991, c. 45, s. 256; 2020, c. 1, s. 157.

Renseignements supplémentaires

(6) La personne désireuse de consulter le registre des valeurs mobiličres et d’en reproduire ou d’en obtenir des extraits qui affirme dans la déclaration sous serment avoir aussi besoin des renseignements supplémentaires indiquant les modifications apportées au registre des va-leurs mobiličres peut, sur paiement d’un droit raison-nable, en demander la remise à la société ou à son mandataire.

Remise

(7) La société ou son mandataire remet les renseigne-ments supplémentaires :

a) dans les dix jours suivant le jour où la personne a consulté le registre des valeurs mobilières, si les modifications sont antérieures à ce jour;

b) sinon, dans les dix jours suivant la date des derniers renseignements supplémentaires.

1991, ch. 45, art. 253; 2001, ch. 9, art. 513; 2005, ch. 54, art. 418.

Registres locaux

254 La société peut créer autant de registres locaux qu’elle estime nécessaire.

Mandataires

255 La société peut charger un mandataire de tenir le registre central des valeurs mobilières et chacun des registres locaux.

Lieu de conservation

256 (1) La société tient le registre central des valeurs mobiličres à son siège ou en tout autre lieu au Canada fixé par le conseil d’administration.

Idem

(2) Le conseil d’administration fixe également le lieu, au Canada ou à l’étranger, où les registres locaux peuvent ętre tenus.

Exception

(3) Sous réserve du paragraphe 250(1.1), le paragraphe (1) ne s’applique pas à la société qui est une filiale d’une entité étrangčre réglementée.

1991, ch. 45, art. 256; 2020, ch. 1, art. 157.

Current to May 29, 2023	151	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Securities Registers	Registres des valeurs mobilières
Sections 257-261	Articles 257-261

Effect of registration

257 Registration of the issue or transfer of a security in the central securities register or in a branch securities register is complete and valid registration for all purposes.

Particulars in branch register

258 (1) A branch securities register shall only contain particulars of the securities issued or transferred at the branch for which that register is established.

Particulars in central register

(2) Particulars of each issue or transfer of a security registered in a branch securities register of a company shall also be kept in the central securities register of the company.

Destruction of certificates

259 A company, its agent or a trustee within the meaning of section 299 is not required to produce

(a) a cancelled security certificate in registered form or an instrument referred to in subsection 72(1) that is cancelled or a like cancelled instrument in registered form after six years from the date of its cancellation;

(b) a cancelled security certificate in bearer form or an instrument referred to in subsection 72(1) that is cancelled or a like cancelled instrument in bearer form after the date of its cancellation; or

(c) an instrument referred to in subsection 72(1) or a like instrument, irrespective of its form, after the date of its expiration.

Corporate Name and Seal

Publication of name

260 A company shall set out its name in legible characters in all contracts, invoices, negotiable instruments and other documents evidencing rights or obligations with respect to other parties that are issued or made by or on behalf of the company.

Corporate seal

261 (1) A company may adopt a corporate seal and change one that it adopted.

Validity of unsealed documents

(2) A document executed on behalf of a company is not invalid merely because a corporate seal is not affixed to it.

1991, c. 45, s. 261; 2005, c. 54, s. 419.

Effet de l’enregistrement

257 Toute mention de l’émission ou du transfert d’une valeur mobiličre sur l’un des registres en constitue un enregistrement complet et valide.

Conditions

258 (1) Les conditions mentionnées dans les registres locaux ne concernent que les valeurs mobilières émises ou transférées au bureau concerné.

Idem

(2) Les conditions des émissions ou transferts de valeurs mobilières mentionnées dans un registre local sont également portées au registre central.

Destruction des certificats

259 La société, ses mandataires, ou le fiduciaire, au sens de l’article 299, ne sont pas tenus de produire :

a) plus de six ans après leur annulation, les certificats de valeurs mobilières nominatives, les titres visés au paragraphe 72(1) ou les titres nominatifs semblables;

b) après leur annulation, les certificats de valeurs mobilières au porteur, les titres visés au paragraphe 72(1) ou les titres au porteur semblables;

c) aprčs l’expiration de leur délai de validité, les titres visés au paragraphe 72(1) ou les titres semblables quelle que soit leur forme.

Dénomination sociale et sceau

Publicité de la dénomination sociale

260 Le nom de la société doit figurer lisiblement sur tous les contrats, factures, effets négociables et autres documents, établis par elle ou en son nom, qui constatent des droits ou obligations à l’égard des tiers.

Sceau

261 (1) La société peut adopter un sceau et le modifier par la suite.

Absence de sceau

(2) L’absence du sceau de la société sur tout document signé en son nom ne le rend pas nul.

1991, ch. 45, art. 261; 2005, ch. 54, art. 419.

Current to May 29, 2023	152	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Corporate Name and Seal	Dénomination sociale et sceau
Sections 262 to 269-270	Articles 262 à 269-270

262 to 269 [Repealed, 1997, c. 15, s. 366]

Insiders

Definitions

270 (1) In this section and sections 271 to 277,

affiliate means a body corporate that is affiliated with another body corporate within the meaning of subsection 6(2); (groupe)

business combination means an acquisition of all or substantially all of the assets of one body corporate by another, an amalgamation of two or more bodies corporate or any similar reorganization between two or more bodies corporate; (regroupement d’entreprises)

call means an option, transferable by delivery, to demand delivery of a specified number or amount of shares at a fixed price within a specified time but does not include an option or right to acquire shares of the body corporate that granted the option or right to acquire; (option d’achat)

distributing company [Repealed, 2005, c. 54, s. 420]

insider [Repealed, 2005, c. 54, s. 420]

officer, in relation to a company, means

(a) an officer as defined in paragraph (a) of the definition “officer” in section 2, or

(b) any natural person who performs functions for the company similar to those performed by a person referred to in paragraph (a) of the definition “officer” in section 2; (dirigeant d’une société)

put means an option, transferable by delivery, to deliver a specified number or amount of shares at a fixed price within a specified time; (option de vente)

share means a voting share and includes

(a) a security currently convertible into a voting share, and

(b) a currently exercisable option or a right to acquire a voting share or a security referred to in paragraph (a). (action)

262 à 269 [Abrogés, 1997, ch. 15, art. 366]

Initiés

Définitions

270 (1) Les définitions qui suivent s’appliquent au présent article et aux articles 271 à 277.

action Action avec droit de vote, y compris :

a) la valeur mobilière immédiatement convertible en une telle action;

b) les options et droits susceptibles d’exercice immé-diat permettant d’acquérir une telle action ou la valeur mobiličre visée à l’alinéa a). (share)

dirigeant d’une société Selon le cas :

a) la personne désignée à ce titre par rčglement admi-nistratif ou résolution du conseil d’administration de la société, notamment le premier dirigeant, le président, le vice-président, le secrétaire, le contrôleur financier ou le trésorier;

b) la personne physique qui exécute pour la société des fonctions semblables à celles remplies par la per-sonne visée à l’alinéa a). (officer)

groupe Sont du même groupe les personnes morales qui le sont au sens du paragraphe 6(2). (affiliate)

initié [Abrogée, 2005, ch. 54, art. 420]

option d’achat Option négociable par tradition ou transfert qui permet d’exiger la livraison d’un nombre précis d’actions à un prix et dans un délai déterminés. Est exclu de la présente définition l’option ou le droit d’acquérir des actions de la personne morale qui l’ac-corde. (call)

option de vente Option négociable par tradition ou transfert qui permet de livrer un nombre précis d’actions à un prix et dans un délai déterminés. (put)

regroupement d’entreprises Acquisition de la totalité ou de la quasi-totalité des éléments d’actif d’une personne morale par une autre ou fusion de personnes morales ou réorganisation semblable mettant en cause de telles personnes. (business combination)

société ayant fait appel au public [Abrogée, 2005, ch. 54, art. 420]

Current to May 29, 2023	153	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Insiders	Initiés
Sections 270-275	Articles 270-275

Control

(2) For the purposes of this section and sections 271 to 277, a person controls a body corporate when the person controls the body corporate within the meaning of section 3, determined without regard to paragraph 3(1)(d). (3) and (4) [Repealed, 2005, c. 54, s. 420]

1991, c. 45, s. 270; 2005, c. 54, s. 420.

Insider Reporting

Insider report

271 An insider shall submit an insider report in accordance with the regulations.

1991, c. 45, s. 271; 1997, c. 15, s. 367; 2005, c. 54, s. 421.

Exemption by Superintendent

272 On application by an insider, the Superintendent may in writing and on any terms that the Superintendent thinks fit exempt the insider from any of the requirements of section 271. The exemption may be given retroactive effect and the Superintendent shall publish the particulars of the exemption and the reasons for it in a periodical available to the public.

1991, c. 45, s. 272; 2005, c. 54, s. 421.

272.1 [Repealed, 2005, c. 54, s. 421]

Regulations

273 The Governor in Council may make regulations for carrying out the purposes of sections 271 and 272, including

(a) defining “insider” for the purposes of sections 271 and section 272;

(b) respecting the form and content of an insider report; and

(c) respecting the submission or publication of an insider report.

1991, c. 45, s. 273; 2005, c. 54, s. 421.

274 [Repealed, 2005, c. 54, s. 421]

Insider Trading

Meaning of insider

275 (1) In this section, insider means with respect to a distributing company

(a) a director or officer of the company;

Contrôle

(2) Pour l’application du présent article et des articles 271 à 277, une personne contrôle une personne morale si elle la contrôle au sens de l’article 3, abstraction faite de l’alinéa 3(1)d).

(3) et (4) [Abrogés, 2005, ch. 54, art. 420]

1991, ch. 45, art. 270; 2005, ch. 54, art. 420.

Rapport d’initié

Rapport d’initié

271 Un initié doit présenter un rapport d’initié confor-mément aux réglements.

1991, ch. 45, art. 271; 1997, ch. 15, art. 367; 2005, ch. 54, art. 421.

Ordonnance de dispense

272 À la demande d’un initié, le surintendant peut, par écrit et aux conditions qu’il juge utiles, le dispenser, même rétroactivement, de toute exigence visée à l’article 271. Il fait alors publier dans un périodique accessible au public les modalités et raisons de la dispense.

1991, ch. 45, art. 272; 2005, ch. 54, art. 421.

272.1 [Abrogé, 2005, ch. 54, art. 421]

Règlements

273 Le gouverneur en conseil peut, par règlement, prendre toute mesure d’application des articles 271 et 272, notamment :

a) définir le terme « initié » pour l’application des articles 271 et 272;

b) fixer le contenu et la forme des rapports d’initié;

c) établir les règles à suivre concernant la présentation des rapports d’initié et la publicité dont ils font l’objet.

1991, ch. 45, art. 273; 2005, ch. 54, art. 421.

274 [Abrogé, 2005, ch. 54, art. 421]

Opérations d’initiés

Définition de initié

275 (1) Au présent article, initié désigne, relativement à une société ayant fait appel au public, l’une des personnes suivantes :

a) tout administrateur ou dirigeant de celle-ci;

Current to May 29, 2023	154	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Insider Trading	Opérations d’initiés
Sections 275-276	Articles 275-276

(b) a director or officer of a subsidiary of the company;

(c) a director or officer of a body corporate that enters into a business combination with the company; or

(d) a person employed or retained by the company.

Prohibition — short sale

(2) No insider may knowingly sell, directly or indirectly, a security of a distributing company or of any of the distributing company’s affiliates if the insider does not own or has not fully paid for the security.

Exception

(3) Despite subsection (2), an insider may sell a security that they do not own if they own another security that is convertible into the security that was sold or they own an option or right to acquire the security that was sold, and if within 10 days after the sale they

(a) exercise the conversion privilege, option or right and deliver the security so acquired to the purchaser; or

(b) transfer the convertible security, option or right to the purchaser.

Prohibition — calls and puts

(4) No insider may knowingly, directly or indirectly, buy or sell a call or put in respect of a security of a company or of any of the company’s affiliates.

1991, c. 45, s. 275; 2005, c. 54, s. 422.

Civil Remedies

Extended meaning of insider

276 (1) In this section and sections 276.1 and 277, insider with respect to a company means

(a) the company;

(b) an affiliate of the company;

(c) a director or officer of the company or of any person described in paragraph (b), (d) or (f);

(d) a person who beneficially owns directly or indirectly, or who exercises control or direction over or has a combination of ownership, control and direction

b) tout administrateur ou dirigeant d’une filiale de celle-ci;

c) tout administrateur ou dirigeant d’une personne morale qui participe à un regroupement d’entreprises avec celle-ci;

d) toute personne à son emploi ou dont elle retient les services.

Interdiction de vente à découvert

(2) Les initiés ne peuvent sciemment vendre, męme indirectement, les valeurs mobiliêres d’une société ayant fait appel au public ou d’une personne morale de son groupe, dont ils ne sont pas propriétaires ou qu’ils n’ont pas entiêrement libérées.

Exception

(3) Par dérogation au paragraphe (2), les initiés peuvent vendre les valeurs mobilières dont ils ne sont pas propriétaires qui résultent de la conversion de valeurs mobilières dont ils sont propriétaires ou vendre celles dont ils ne sont pas propriétaires qu’ils ont l’option ou le droit d’acquérir, si, dans les dix jours suivant la vente :

a) soit ils exercent leur privilège de conversion, leur option ou leur droit et livrent les valeurs mobilières à l’acheteur;

b) soit ils transfčrent à l’acheteur leurs valeurs mobilières convertibles, leur option ou leur droit.

Options d’achat ou de vente

(4) Les initiés ne peuvent sciemment, même indirectement, acheter ou vendre des options d’achat ou de vente portant sur les valeurs mobilières de la société ou des personnes morales de son groupe.

1991, ch. 45, art. 275; 2005, ch. 54, art. 422.

Recours

Définition de initié

276 (1) Au présent article et aux articles 276.1 et 277, initié désigne, relativement à une société, les personnes suivantes :

a) la société elle-même;

b) les personnes morales de son groupe;

c) ses administrateurs et dirigeants ou ceux d’une personne visée aux alinéas b), d) ou f);

d) toute personne qui a la propriété effective — directement ou indirectement — d’actions émises par elle

Current to May 29, 2023	155	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Civil Remedies	Recours
Section 276	Article 276

in respect of, shares of the company carrying more than the prescribed percentage of the voting rights attached to all of the company’s outstanding shares not including shares held by the person as underwriter while those shares are in the course of a distribution to the public;

(e) a person, other than a person described in paragraph (f), who is employed or retained by the company or by a person described in paragraph (f);

(f) a person who engages in or proposes to engage in any business or professional activity with or on behalf of the company;

(g) a person who received material confidential information concerning the company while they were a person described in any of paragraphs (a) to (f);

(h) a person who receives material confidential information from a person who is and who they know or ought reasonably to have known is a person described in this subsection, including in this paragraph, or subsection (3) or (4); or

(i) a prescribed person.

Extended meaning of security

(2) For the purposes of this section, each of the following is deemed to be a security of a company:

(a) a put, call, option or other right or obligation to purchase or sell a security of the company; and

(b) a security of another entity, the market price of which varies materially with the market price of the securities of the company.

Deemed insider — take-over bid or business combination

(3) For the purposes of this section and subsection 276.1 (1), a person who proposes to make a take-over bid as defined in the regulations for securities of a company or to enter into a business combination with a company is an insider of the company with respect to material confidential information obtained from the company.

Deemed insider — affiliate or associate

(4) An insider of a person referred to in subsection (3), or the person’s affiliate or associate, is an insider of the ou qui exerce le contrôle ou a la haute main sur de telles actions, ou qui possède une combinaison de ces éléments, ces actions comportant un pourcentage des voix attachées à l’ensemble des actions en circulation de la société supérieur au pourcentage réglementaire, à l’exclusion des actions que cette personne détient en qualité de placeur pendant qu’elles font l’objet d’une souscription publique;

e) toute personne — à l’exclusion de celle visée à l’ali-néa f) — dont les services sont retenus ou qui est em-ployée par elle ou par une personne visée à l’alinéa f);

f) toute personne qui exerce ou se propose d’exercer une activité commerciale ou professionnelle avec elle ou pour son compte;

g) toute personne qui, pendant qu’elle était visée par un des alinéas a) à f), a reçu des renseignements confi-dentiels importants la concernant;

h) toute personne qui reçoit des renseignements confidentiels importants d’une personne visée par le présent paragraphe — notamment par le présent ali-néa — ou par les paragraphes (3) ou (4) qu’elle sait ou aurait raisonnablement dû savoir qu’ils étaient donnés par une telle personne;

i) toute autre personne visée par les règlements.

Présomption relative aux valeurs mobilières

(2) Pour l’application du présent article, sont réputées des valeurs mobiličres de la société :

a) les options de vente ou d’achat, ainsi que les autres droits ou obligations visant l’achat ou la vente de ces valeurs mobilières;

b) les valeurs mobiličres d’une autre entité dont le cours suit sensiblement celui des valeurs mobilières de la société.

Présomption — offre d’achat visant à la mainmise

(3) Toute personne qui se propose de faire une offre d’achat visant à la mainmise — au sens des règlements —des valeurs mobilières d’une société ou qui se propose de participer à un regroupement d’entreprises avec une société est un initié de la société en ce qui a trait aux renseignements confidentiels importants obtenus de celle-ci, pour l’application du présent article et du paragraphe 276.1 (1).

Présomption — personne de męme groupe et associé

(4) L’initié — au sens des alinéas (1)b) à i), la mention de « société » y valant mention d’une « personne visée au

Current to May 29, 2023	156	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Civil Remedies	Recours
Section 276	Article 276

company referred to in that subsection. Paragraphs (1)(b) to (i) apply in making this determination except that references to “company” are to be read as references to “person described in subsection (3)”.

Meaning of associate

(5) In subsection (4), associate means with respect to a person

(a) a body corporate that the person directly or indirectly controls, determined without regard to paragraph 3(1)(d), or of which they beneficially own shares or securities currently convertible into shares carrying more than 10% of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing or a currently exercisable option or right to purchase the shares or convertible securities;

(b) a partner of the person acting on behalf of the partnership of which they are partners;

(c) a trust or estate in which the person has a substantial beneficial interest or in respect of which they serve as a trustee or a liquidator of the succession or in a similar capacity;

(d) a spouse or common-law partner of the person;

(e) a child of the person or of their spouse or common-law partner; or

(f) if that relative has the same residence as the person, a relative of the person or of their spouse or common-law partner.

Insider trading — compensation to sellers and purchasers

(6) An insider of a company who purchases or sells a security of the company with knowledge of confidential information that if it were generally known might reasonably be expected to materially affect the value of any of the securities of the company is liable to compensate the seller or purchaser of the security, as the case may be, for any loss suffered by them as a result of the purchase or sale unless the insider establishes that

(a) the insider reasonably believed that the information had been generally disclosed;

(b) the information was known or ought reasonably to have been known by the seller or purchaser; or

(c) the purchase or sale of the security took place in the prescribed circumstances.

paragraphe (3) » — d’une personne visée au paragraphe (3), ainsi que la personne du même groupe que celle-ci ou son associé, est un initié de la société visée à ce paragraphe.

Associé

(5) Au paragraphe (4), « associé » désigne, relativement à une personne :

a) la personne morale qu’elle contrôle, directement ou indirectement — abstraction faite de l’alinéa 3(1)d) —, ou dans laquelle elle a la propriété effective soit d’un certain nombre d’actions, ou de valeurs mobilières immédiatement convertibles en actions, conférant plus de dix pour cent des droits de vote en tout état de cause ou en raison de la survenance d’un fait qui demeure, soit d’une option ou d’un droit susceptibles d’exercice immédiat et permettant d’acquérir de telles actions ou valeurs mobilières;

b) son associé dans une société de personnes qui agit pour le compte de celle-ci;

c) la fiducie ou la succession dans lesquelles elle a un intèrêt substantiel à titre de véritable propriétaire ou à l’égard desquelles elle remplit des fonctions de fidu-ciaire, d’exécuteur testamentaire ou des fonctions analogues;

d) son époux ou conjoint de fait;

e) ses enfants ou ceux de son époux ou conjoint de fait;

f) ses autres parents — ou ceux de son époux ou conjoint de fait — qui partagent sa résidence.

Responsabilité : opération effectuée par l’initié

(6) L’initié d’une société qui achète ou vend une valeur mobilière de la société tout en ayant connaissance d’un renseignement confidentiel qui, s’il était généralement connu, provoquerait vraisemblablement une modification sensible du prix des valeurs mobilières de la société est tenu d’indemniser le vendeur ou l’acheteur des dom-mages résultant de cette opération, sauf s’il établit l’un ou l’autre des éléments suivants :

a) il avait des motifs raisonnables de croire que le ren-seignement avait été préalablement diffusé;

b) le vendeur ou l’acheteur avait connaissance ou au-rait raisonnablement dű avoir connaissance de ce ren-seignement;

Current to May 29, 2023	157	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Civil Remedies	Recours
Sections 276-277	Articles 276-277

Insider trading — compensation to company

(7) The insider is accountable to the company for any benefit or advantage received or receivable by the insider as a result of a purchase or sale described in subsection (6) unless they establish the circumstances described in paragraph (6)(a).

1991, c. 45, s. 276; 2005, c. 54, s. 422.

Tipping — compensation to sellers and purchasers

276.1 (1) An insider of a company who discloses confidential information with respect to the company that has not been generally disclosed and that if it were generally known might reasonably be expected to materially affect the value of any of the securities of the company is liable to compensate any person who subsequently sells securities of the company to or purchases them from any person who received the information unless the insider establishes that

(a) the insider reasonably believed that the information had been generally disclosed;

(b) the information was known or ought reasonably to have been known by the person who alleges that they suffered the loss;

(c) if the insider is not a person described in subsection 276(3) or (4), the disclosure of the information was necessary in the course of their business; or

(d) if the insider is a person described in subsection 276(3) or (4), the disclosure of the information was necessary to effect the take-over bid or business combination.

Tipping — compensation to company

(2) The insider is accountable to the company for any benefit or advantage received or receivable by them as a result of a disclosure of information as described in subsection (1) unless they establish the circumstances described in paragraph (1)(a), (c) or (d).

2005, c. 54, s. 422.

Measure of damages

277 (1) The court may assess damages under subsection 276(6) or 276.1 (1) in accordance with any measure of damages that it considers relevant in the circumstances. However, in assessing damages in respect of a security of a distributing company, the court shall consider the following:

c) l’achat ou la vente de la valeur mobilière a eu lieu dans les circonstances réglementaires.

Responsabilité : opération effectuée par l’initié

(7) Il est également redevable envers la société des profits ou avantages qu’il tire ou a tirés de cette opération, sauf s’il établit l’élément visé à l’alinéa (6)a).

1991, ch. 45, art. 276; 2005, ch. 54, art. 422.

Responsabilité : divulgation par l’initié

276.1 (1) L’initié d’une société qui divulgue à qui-conque un renseignement confidentiel relatif à la société qui n’a pas été préalablement diffusé et qui, s’il était généralement connu, provoquerait vraisemblablement une modification sensible du prix des valeurs mobilières de la société est tenu d’indemniser le vendeur ou l’acheteur de ces valeurs mobiličres des dommages qu’il subit en raison d’une opération qu’il effectue avec une personne à qui le renseignement a été communiqué, sauf si l’initié établit l’un ou l’autre des éléments suivants :

a) il avait des motifs raisonnables de croire que le renseignement avait été préalablement diffusé;

b) la personne qui prétend avoir subi les dommages avait connaissance ou aurait raisonnablement dû avoir connaissance de ce renseignement;

c) il n’est pas un initié visé aux paragraphes 276(3) ou (4) et la divulgation du renseignement était nécessaire dans le cadre de ses activités commerciales;

d) il est un initié visé aux paragraphes 276(3) ou (4) et la divulgation du renseignement était nécessaire pour effectuer une offre d’achat visant à la mainmise ou un regroupement d’entreprises.

Avantages et profits

(2) Il est également redevable envers la société des profits ou avantages qu’il tire ou a tirés à la suite de cette divulgation, sauf s’il établit un des éléments visés aux ali-néas (1)a), c) ou d).

2005, ch. 54, art. 422.

Évaluation des dommages

277 (1) Le tribunal évalue les dommages visés aux paragraphes 276(6) ou 276.1 (1) en utilisant les critères qu’il juge indiqués dans les circonstances. Toutefois, dans le cas où il s’agit d’une valeur mobiličre d’une société ayant fait appel au public, il tient compte de ce qui suit :

Current to May 29, 2023	158	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Civil Remedies	Recours
Sections 277-279	Articles 277-279

(a) if the plaintiff is a purchaser, the price that they paid for the security less the average market price of the security over the 20 trading days immediately following general disclosure of the information; and

(b) if the plaintiff is a seller, the average market price of the security over the 20 trading days immediately following general disclosure of the information, less the price that they received for the security.

Liability — more than one insider

(2) If more than one insider is liable under subsection 276(6) or 276.1 (1) with respect to the same transaction or series of transactions, their liability is joint and several, or solidary.

Limitation

(3) An action to enforce a right created by subsection 276(6) or (7) or section 276.1 may be commenced only within two years after discovery of the facts that gave rise to the cause of action.

1991, c. 45, s. 277; 2005, c. 54, s. 422.

Prospectus

Distribution

278 (1) No person including a company shall distribute securities of a company except in accordance with the regulations made under subsection (2).

Regulations

(2) The Governor in Council may make regulations respecting the distribution of securities of a company, including

(a) respecting the information that is to be disclosed by a company before the distribution of any of its securities, including the information that is to be included in a prospectus;

(b) respecting the manner of disclosure and the form of the information that is to be disclosed; and

(c) exempting any class of distribution of securities from the application of subsection (1).

1991, c. 45, s. 278; 2005, c. 54, s. 422.

Order of exemption

279 (1) On application by a company or any person proposing to make a distribution, the Superintendent

a) si le demandeur en est l’acheteur, le prix de son acquisition, duquel est soustrait le cours moyen de celleci durant les vingt jours d’activité à la bourse de valeurs mobiličres qui suivent la diffusion du renseignement;

b) si le demandeur en est le vendeur, le cours moyen de la valeur mobiličre durant les vingt jours d’activité à la bourse de valeurs mobiličres qui suivent la diffusion du renseignement, duquel est soustrait le prix re-çu pour cette valeur mobilière.

Responsabilité solidaire

(2) Lorsqu’elle est partagée entre plusieurs initiés responsables au titre des paragraphes 276(6) ou 276.1 (1) à l’égard d’une même opération ou série d’opérations, la responsabilité est solidaire.

Prescription

(3) Toute action tendant à faire valoir un droit découlant des paragraphes 276(6) ou (7) ou de l’article 276.1 se prescrit par deux ans à compter de la découverte des faits qui y donnent lieu.

1991, ch. 45, art. 277; 2005, ch. 54, art. 422.

Prospectus

Mise en circulation

278 (1) Quiconque, y compris une société, met les valeurs mobiličres d’une société en circulation doit le faire conformément aux rčglements pris en vertu du paragraphe (2).

Règlements

(2) Le gouverneur en conseil peut prendre des rčglements concernant la mise en circulation de valeurs mobi-ličres d’une société, notamment des règlements :

a) concernant l’information qui doit ętre communiquée par une société avant la mise en circulation de ses valeurs mobilières, notamment l’information que doit contenir le prospectus;

b) concernant la communication et la forme de l’information qui doit être communiquée;

c) soustrayant toute catégorie de mise en circulation de valeurs mobilières à l’application du paragraphe (1).

1991, ch. 45, art. 278; 2005, ch. 54, art. 422.

Dispense

279 (1) Le surintendant peut, sur demande et par ordonnance, dispenser de l’application des règlements pris

Current to May 29, 2023	159	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Prospectus	Prospectus
Sections 279-282	Articles 279-282

may, by order, exempt that distribution from the application of any regulations made under subsection 278(2) if the Superintendent is satisfied that the company has disclosed or is about to disclose, in compliance with the laws of the relevant jurisdiction, information relating to the distribution that in form and content substantially complies with the requirements of those regulations.

Conditions

(2) An order under subsection (1) may contain any conditions or limitations that the Superintendent deems appropriate.

1991, c. 45, s. 279; 2005, c. 54, s. 422.

Going-private Transactions and Squeeze-out Transactions

Going-private transactions

280 A company may carry out a going-private transaction if it complies with any applicable provincial securities laws.

1991, c. 45, s. 280; 1994, c. 26, s. 75(F); 1999, c. 31, s. 215; 2005, c. 54, s. 422.

Squeeze-out transactions

281 No company may carry out a squeeze-out transaction unless, in addition to any approval by holders of shares required by or under this Act or the company’s bylaws, the transaction is approved by ordinary resolution of the holders of each class of shares affected by the transaction, voting separately, whether or not the shares otherwise carry the right to vote. However, the following do not have the right to vote on the resolution:

(a) affiliates of the company; and

(b) holders of shares that following the squeeze-out transaction would be entitled to consideration of greater value or to superior rights or privileges than those available to other holders of shares of the same class.

1991, c. 45, s. 281; 1999, c. 31, s. 216; 2005, c. 54, s. 422.

Right to dissent

282 (1) A holder of shares of a company may dissent if the company resolves to carry out a going-private transaction or squeeze-out transaction that affects those shares.

Payment for shares

(2) In addition to any other right that the shareholder may have, but subject to subsection (25), a shareholder who complies with this section is, when the action approved by the resolution from which the shareholder en vertu du paragraphe 278(2) la société ou toute personne qui entend procéder à une mise en circulation et qui le convainc que la société a communiqué ou est sur le point de communiquer, conformément aux lois applicables, de l’information visant la mise en circulation dont la forme et le fond répondent pour l’essentiel aux exigences des règlements.

Conditions

(2) L’ordonnance peut énoncer les conditions et les restrictions que le surintendant juge utiles.

1991, ch. 45, art. 279; 2005, ch. 54, art. 422.

Transactions de fermeture et transactions d’éviction

Transactions de fermeture

280 Une société peut effectuer une transaction de fermeture si elle se conforme à la législation provinciale applicable en matière de valeurs mobilières.

1991, ch. 45, art. 280; 1994, ch. 26, art. 75(F); 1999, ch. 31, art. 215; 2005, ch. 54, art. 422.

Transactions d’éviction

281 Une société ne peut effectuer une transaction d’éviction que si elle reçoit, en plus de toute approbation exigée des détenteurs d’actions de la société par la présente loi ou les rčglements administratifs, l’approbation des détenteurs d’actions de chaque catégorie visée, exprimée par résolution ordinaire votée séparément, męme si les actions de cette catégorie ne confčrent aucun droit de vote, à l’exception des détenteurs suivants :

a) les personnes morales du même groupe que la société;

b) ceux qui, à la suite de la transaction d’éviction, auraient droit à une contrepartie ou à des droits ou privilèges supérieurs à ceux que pourraient recevoir les détenteurs des autres actions de la męme catégorie.

1991, ch. 45, art. 281; 1999, ch. 31, art. 216; 2005, ch. 54, art. 422.

Droit de s’opposer

282 (1) Le détenteur d’actions d’une société visées par une transaction de fermeture ou une transaction d’éviction peut faire valoir son opposition.

Remboursement des actions

(2) Outre les autres droits qu’il peut avoir, mais sous réserve du paragraphe (25), l’actionnaire qui se conforme au présent article a le droit, à la prise d’effet des mesures approuvées par la résolution à l’égard de laquelle il a fait

Current to May 29, 2023	160	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Going-private Transactions and Squeeze-out Transactions	Transactions de fermeture et transactions d’éviction
Section 282	Article 282

dissents becomes effective, entitled to be paid by the company the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted by the shareholders.

No partial dissent

(3) A dissenting shareholder may claim under this section only with respect to all of the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(4) A dissenting shareholder shall send to the company, at or before any meeting of shareholders at which a resolution referred to in subsection (2) is to be voted on by the shareholders, a written objection to the resolution unless the company did not give notice to the shareholder of the purpose of the meeting and their right to dissent.

Notice that resolution was adopted

(5) The company shall within 10 days after the day on which the shareholders adopt the resolution send to each shareholder who sent an objection under subsection (4) notice that the resolution was adopted. If it is necessary for the Minister or Superintendent to approve the transaction within the meaning of subsection 527.2(1) before it becomes effective, the company shall send notice within 10 days after the approval. Notice is not required to be sent to a shareholder who voted for the resolution or one who has withdrawn their objection.

Demand for payment

(6) A dissenting shareholder shall within 20 days after receiving the notice referred to in subsection (5) — or, if they do not receive it, within 20 days after learning that the resolution was adopted by the shareholders — send to the company a written notice containing

(a) their name and address;

(b) the number and class of shares in respect of which they dissent; and

(c) a demand for payment of the fair value of those shares.

Share certificates

(7) A dissenting shareholder shall within 30 days after sending a notice under subsection (6) send the certificates representing the shares in respect of which they dissent to the company or its transfer agent.

valoir son opposition, de se faire verser par la société la juste valeur des actions en cause fixée à l’heure de fermeture des bureaux la veille de l’adoption par les action-naires de la résolution.

Opposition partielle interdite

(3) L’actionnaire opposant ne peut se prévaloir du présent article que pour la totalité des actions d’une catégorie qui sont inscrites à son nom mais détenues pour le compte d’un véritable propriétaire.

Opposition

(4) L’actionnaire opposant envoie par écrit à la société, avant ou pendant l’assemblée d’actionnaires convoquée pour l’adoption par les actionnaires de la résolution visée au paragraphe (2), son opposition à celle-ci, sauf si la société ne lui a donné avis ni de l’objet de cette assemblée ni de son droit de s’opposer.

Avis de résolution

(5) La société, dans les dix jours suivant l’adoption par les actionnaires de la résolution visée au paragraphe (2) ou, le cas échéant, l’agrément, au sens du paragraphe 527.2(1), par le ministre ou le surintendant de la transaction concernée, en avise les actionnaires qui ont envoyé leur opposition conformément au paragraphe (4) et ont voté contre la résolution.

Demande de paiement

(6) L’actionnaire opposant, dans les vingt jours suivant la réception de l’avis prévu au paragraphe (5) ou, à défaut, suivant la date où il prend connaissance de l’adop-tion par les actionnaires de la résolution, envoie un avis écrit à la société indiquant :

a) ses nom et adresse;

b) le nombre et la catégorie des actions sur lesquelles porte son opposition;

c) une demande de versement de la juste valeur de ces actions.

Certificat d’actions

(7) L’actionnaire opposant, dans les trente jours suivant l’envoi de l’avis prévu au paragraphe (6), envoie à la so-ciété ou à son agent de transfert les certificats des actions sur lesquelles porte son opposition.

Current to May 29, 2023	161	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Going-private Transactions and Squeeze-out Transactions	Transactions de fermeture et transactions d’éviction
Section 282	Article 282

Forfeiture

(8) A dissenting shareholder who fails to comply with subsection (7) has no right to make a claim under this section.

Endorsing certificate

(9) A company or its transfer agent shall endorse on any share certificate received in accordance with subsection (7) a notice that the holder is a dissenting shareholder under this section and shall without delay return the share certificates to the dissenting shareholder.

Suspension of rights

(10) On sending a notice under subsection (6), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section. However, the shareholder’s rights are reinstated as of the date the notice was sent if

(a) the shareholder withdraws the notice before the company makes an offer under subsection (11);

(b) the company fails to make an offer in accordance with subsection (11) and the shareholder withdraws the notice; or

(c) the directors revoke under section 225 the special resolution that was made in respect of the going-private transaction or squeeze-out transaction.

Offer to pay

(11) A company shall, no later than seven days after the later of the day on which the action approved by the resolution from which the shareholder dissents becomes effective and the day on which the company received the notice referred to in subsection (6), send to each dissenting shareholder who sent a notice

(a) a written offer to pay for their shares in an amount considered by the directors of the company to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (25) applies, a notice that it is unable to lawfully pay dissenting shareholders for their shares.

Same terms

(12) Every offer made under subsection (11) for shares of the same class or series is to be on the same terms.

Déchéance

(8) L’actionnaire opposant qui ne se conforme pas au paragraphe (7) ne peut faire valoir le droit de s’opposer pré -vu au présent article.

Endossement du certificat

(9) La société ou son agent de transfert renvoie immédiatement à l’actionnaire opposant les certificats reçus en application du paragraphe (7) aprčs y avoir inscrit une mention à l’endos attestant que l’actionnaire est un opposant au titre du présent article.

Suspension des droits

(10) Dčs l’envoi de l’avis prévu au paragraphe (6), l’actionnaire opposant perd tous ses droits sauf celui de se faire rembourser la juste valeur de ses actions déterminée conformément au présent article; cependant, il recouvre ses droits rétroactivement à compter de la date d’envoi de l’avis si, selon le cas :

a) il retire l’avis avant que la société ne fasse l’offre vi-sée au paragraphe (11);

b) la société n’ayant pas fait l’offre conformément au paragraphe (11), il retire son avis;

c) les administrateurs annulent aux termes de l’article 225 la résolution extraordinaire visant la transaction de fermeture ou la transaction d’éviction.

Offre de versement

(11) La société, dans les sept jours suivant la date de prise d’effet des mesures approuvées dans la résolution à l’égard de laquelle l’actionnaire fait valoir son opposition ou, si elle est postérieure, celle de la réception de l’avis prévu au paragraphe (6), envoie aux actionnaires opposants qui ont fait parvenir leur avis :

a) une offre écrite de remboursement de leurs actions à leur juste valeur, telle que déterminée par les administrateurs, avec une déclaration précisant le mode de calcul retenu;

b) en cas d’application du paragraphe (25), un avis les informant qu’il lui est légalement impossible d’effectuer le remboursement.

Modalités identiques

(12) Les offres prévues au paragraphe (11) sont faites selon les mêmes modalités si elles visent des actions de la même catégorie ou série.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Going-private Transactions and Squeeze-out Transactions	Transactions de fermeture et transactions d’éviction
Section 282	Article 282

Payment

(13) Subject to subsection (25), a company shall pay for the shares of a dissenting shareholder within 10 days after the day on which an offer made under subsection (11) is accepted, but the offer lapses if the company does not receive an acceptance within 30 days after the day on which the offer is made.

Court may fix fair value

(14) If a company fails to make an offer under subsection (11) or if a dissenting shareholder fails to accept an offer, the company may, within 50 days after the day on which the action approved by the resolution from which the shareholder dissents becomes effective or within any further period that a court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application

(15) If a company fails to apply to a court under subsection (14), a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within any further period that the court may allow.

Venue

(16) An application under subsection (14) or (15) is to be made to a court having jurisdiction where the company’s head office is situated or, if the company carries on business in the province in which the dissenting shareholder resides, in that province.

No security for costs

(17) A dissenting shareholder is not required to give security for costs in an application made under subsection (14) or (15).

Parties

(18) On an application to a court under subsection (14) or (15),

(a) all dissenting shareholders whose shares have not been purchased by the company are to be joined as parties and are bound by the decision of the court;

(b) the company shall notify each of them of the date, place and consequences of the application and their right to appear and be heard in person or by counsel; and

(c) the company shall notify the Superintendent of the date and place of the application and the Superintendent may appear and be heard in person or by counsel.

Remboursement

(13) Sous réserve du paragraphe (25), la société procède au remboursement dans les dix jours suivant l’acceptation de l’offre faite en vertu du paragraphe (11); si l’acceptation ne lui parvient pas dans les trente jours suivant le jour où l’offre est faite, celle-ci devient caduque.

Demande de la société au tribunal

(14) Faute par la société de faire l’offre prévue au paragraphe (11), ou par l’actionnaire opposant de l’accepter, la société peut, dans les cinquante jours suivant la date de prise d’effet des mesures approuvées dans la résolution à l’égard de laquelle l’actionnaire fait valoir son opposition ou dans tout délai supplémentaire accordé par le tribunal, demander à celui-ci de fixer la juste valeur des actions.

Demande de l’actionnaire au tribunal

(15) Faute par la société de saisir le tribunal en vertu du paragraphe (14), celui-ci peut ętre saisi par l’actionnaire opposant qui bénéficie alors d’un délai supplémentaire de vingt jours ou de tout délai supplémentaire accordé par le tribunal.

Compétence territoriale

(16) La demande prévue aux paragraphes (14) ou (15) doit ętre présentée au tribunal du ressort du sičge de la société ou de la résidence de l’actionnaire opposant, si celle-ci est située dans une province où la société exerce son activité commerciale.

Absence de cautionnement

(17) Dans le cadre d’une demande présentée en vertu des paragraphes (14) ou (15), l’actionnaire opposant n’est pas tenu de fournir de cautionnement pour les frais.

Parties et surintendant

(18) Sur demande présentée en vertu des paragraphes (14) ou (15) :

a) tous les actionnaires opposants dont la société n’a pas acheté les actions sont mis en cause et sont liés par la décision du tribunal;

b) la société avise chacun d’eux de la date et du lieu de l’audition de la demande, des conséquences de celle-ci ainsi que de son droit de comparaître en personne ou par ministère d’avocat;

c) elle avise également le surintendant de la date et du lieu de l’audition de la demande et celui-ci peut comparaître en personne ou par ministère d’avocat.

Current to May 29, 2023	163	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Going-private Transactions and Squeeze-out Transactions	Transactions de fermeture et transactions d’éviction
Section 282	Article 282

Powers of court

(19) On an application to a court under subsection (14) or (15), the court may determine whether any other person is a dissenting shareholder and is to be joined as a party and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(20) The court may appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(21) The final order of the court is to be rendered against the company in favour of each dissenting shareholder for the value of the shares as fixed by the court.

Interest

(22) The court may allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution from which the shareholder dissents becomes effective until the date of payment.

Notice that s. (25) applies

(23) If subsection (25) applies, the company shall within 10 days after an order is made under subsection (21) notify each dissenting shareholder that it is unable to lawfully pay dissenting shareholders for their shares.

Effect of s. (25)

(24) If subsection (25) applies, a dissenting shareholder may by written notice delivered to the company within 30 days after receiving notice under subsection (23)

(a) withdraw their notice of dissent, in which case the company is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain their status as a claimant against the company, to be paid as soon as the company is able to lawfully pay them or, in a liquidation, to be ranked subordinate to the rights of the company’s creditors but in priority to its shareholders.

Limitation

(25) A company may not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that the company is or the payment

Pouvoirs du tribunal

(19) Sur demande présentée en vertu des paragraphes (14) ou (15), le tribunal peut décider qu’il existe d’autres actionnaires opposants à mettre en cause et doit fixer la juste valeur des actions en question.

Experts

(20) Le tribunal peut charger des experts-estimateurs de l’aider à calculer la juste valeur des actions des actionnaires opposants.

Ordonnance définitive

(21) L’ordonnance définitive est rendue contre la société en faveur de chaque actionnaire opposant et indique la valeur des actions fixée par le tribunal.

Intérêts

(22) Le tribunal peut accorder sur la somme versée à chaque actionnaire opposant des intéręts à un taux raisonnable pour la période comprise entre la date de prise d’effet des mesures approuvées dans la résolution à l’égard de laquelle l’actionnaire fait valoir son opposition et celle du versement.

Avis d’application du par. (25)

(23) Dans les cas prévus au paragraphe (25), la société, dans les dix jours suivant le prononcé de l’ordonnance prévue au paragraphe (21), avise chaque actionnaire opposant qu’il lui est légalement impossible d’effectuer le remboursement.

Effet de l’application du par. (25)

(24) En cas d’application du paragraphe (25), l’action-naire opposant peut, par avis écrit remis à la société dans les trente jours suivant la réception de l’avis prévu au paragraphe (23) :

a) soit retirer son avis d’opposition et recouvrer ses droits, la société étant réputée consentir à ce retrait;

b) soit conserver la qualité de créancier pour être remboursé par la société dčs qu’elle sera légalement en mesure de le faire ou, en cas de liquidation, pour ętre colloqué aprčs les autres créanciers mais par préférence aux actionnaires.

Limitation

(25) La société ne peut effectuer aucun paiement aux actionnaires opposants en vertu du présent article s’il existe des motifs raisonnables de croire que, ce faisant, elle contrevient ou contreviendra aux rčglements visés aux

Current to May 29, 2023	164	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Going-private Transactions and Squeeze-out Transactions	Transactions de fermeture et transactions d’éviction
Sections 282-288	Articles 282-288

would cause the company to be in contravention of a regulation referred to in subsection 473(1) or (2) or of an order made under subsection 473(3).

1991, c. 45, s. 282; 2005, c. 54, s. 422.

283 [Repealed, 2005, c. 54, s. 422]

284 [Repealed, 2005, c. 54, s. 422]

285 [Repealed, 2005, c. 54, s. 422]

286 [Repealed, 2005, c. 54, s. 422]

287 [Repealed, 2005, c. 54, s. 422]

Compulsory Acquisitions

Definitions

288 (1) In this section and sections 289 to 298,

affiliate means a body corporate that is affiliated with another body corporate within the meaning of subsection 6(2); (groupe)

associate of the offeror means

(a) a body corporate that an offeror, directly or indirectly, controls, determined without regard to paragraph 3(1)(d), or of which an offeror beneficially owns shares or securities currently convertible into shares carrying more than 10 per cent of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase the shares or the convertible securities,

(b) a partner of the offeror acting on behalf of the partnership of which they are partners,

(c) a trust or estate in which the offeror has a substantial beneficial interest or in respect of which they serve as a trustee or a liquidator of the succession or in a similar capacity,

(d) a spouse or common-law partner of the offeror,

(e) a child of the offeror or of the offeror’s spouse or common-law partner, or

(f) a relative of the offeror or of the offeror’s spouse or common-law partner, if that relative has the same residence as the offeror; (associé du pollicitant)

dissenting offeree means a holder of a share who does not accept a take-over bid or a subsequent holder of the share who acquires it from the first-mentioned holder; (pollicité opposant)

paragraphes 473(1) ou (2) ou aux ordonnances visées au paragraphe 473(3).

1991, ch. 45, art. 282; 2005, ch. 54, art. 422.

283 [Abrogé, 2005, ch. 54, art. 422]

284 [Abrogé, 2005, ch. 54, art. 422]

285 [Abrogé, 2005, ch. 54, art. 422]

286 [Abrogé, 2005, ch. 54, art. 422]

287 [Abrogé, 2005, ch. 54, art. 422]

Offres publiques d’achat

Définitions

288 (1) Les définitions qui suivent s’appliquent au présent article et aux articles 289 à 298.

action Action conférant ou non un droit de vote. Y sont assimilés la valeur mobiličre immédiatement convertible en une telle action et l’option ou le droit, susceptibles d’exercice immédiat, d’acquérir une telle action ou valeur mobilière. (share)

associé du pollicitant

a) La personne morale que le pollicitant contrôle, directement ou indirectement, — abstraction faite de l’alinéa 3(1)d) — ou dans laquelle il a la propriété effective soit d’un certain nombre d’actions, ou de va-leurs mobiličres immédiatement convertibles en actions, conférant plus de dix pour cent des droits de vote en tout état de cause ou en raison de la surve-nance d’un fait qui demeure, soit d’une option ou d’un droit susceptibles d’exercice immédiat et permettant d’acquérir de telles actions ou valeurs mobiličres;

b) l’associé du pollicitant dans une société de per-sonnes agissant pour le compte de celle-ci;

c) la fiducie ou la succession dans lesquelles le pollici-tant a un intéręt substantiel à titre de véritable pro-priétaire ou à l’égard desquelles il remplit des fonc-tions de fiduciaire, d’exécuteur testamentaire ou des fonctions analogues;

d) l’époux ou conjoint de fait du pollicitant;

e) ses enfants ou ceux de son époux ou conjoint de fait;

Current to May 29, 2023	165	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Compulsory Acquisitions	Offres publiques d’achat
Section 288	Article 288

exempt offer [Repealed, 2005, c. 54, s. 423]

offeree means a person to whom a take-over bid is made; (pollicité)

offeree company means a company the shares of which are the object of a take-over bid; (société pollicitée)

offeror means a person, other than an agent, who makes a take-over bid, and includes two or more persons who, directly or indirectly,

(a) make take-over bids jointly or in concert, or

(b) intend to exercise jointly or in concert voting rights attached to shares for which a take-over bid is made; (pollicitant)

share means a share with or without voting rights and includes

(a) a security that is currently convertible into a share, and

(b) a currently exercisable option or right to acquire a share or a security referred to in paragraph (a); (action)

take-over bid means an offer made by an offeror at approximately the same time to all of the shareholders of a distributing company to acquire all of the shares of a class of issued shares, and includes an offer by a distributing company to repurchase all of the shares of a class. (offre d’achat visant à la mainmise)

Control

(2) For the purposes of this section and sections 289 to 298, a person controls a body corporate when the person controls the body corporate within the meaning of section 3, determined without regard to paragraph 3(1)(d).

Date of bid

(3) A take-over bid is deemed to be dated as of the date on which it is sent.

1991, c. 45, s. 288; 2000, c. 12, s. 299; 2005, c. 54, s. 423.

f) ses autres parents — ou ceux de son époux ou conjoint de fait — qui partagent sa résidence. (associate of the offeror)

groupe Sont du même groupe les personnes morales qui le sont au sens du paragraphe 6(2). (affiliate)

offre d’achat visant à la mainmise L’offre qu’un pollicitant adresse à peu prčs au męme moment à tous les ac-tionnaires d’une société ayant fait appel au public pour acquérir toutes les actions d’une catégorie d’actions émises. Y est assimilée la pollicitation d’une telle société visant le rachat de toutes les actions d’une catégorie de ses actions. (take-over bid)

offre franche [Abrogée, 2005, ch. 54, art. 423]

offre publique d’achat [Abrogée, 2005, ch. 54, art. 423]

pollicitant Toute personne, à l’exception du mandataire, qui fait une offre d’achat visant à la mainmise et, en outre, les personnes qui conjointement ou de concert, même indirectement :

a) soit font une telle offre;

b) soit ont l’intention d’exercer les droits de vote dont sont assorties les actions faisant l’objet d’une telle offre. (offeror)

pollicité Toute personne à laquelle est faite une offre dans le cadre d’une offre d’achat visant à la mainmise. (offeree)

pollicité opposant Actionnaire pollicité qui refuse l’offre qui lui est faite dans le cadre de l’offre d’achat vi-sant à la mainmise, ainsi que le détenteur subséquent des actions. (dissenting offeree)

société pollicitée Société dont les actions font l’objet d’une offre d’achat visant à la mainmise. (offeree company)

Contrôle

(2) Pour l’application du présent article et des articles 289 à 298, une personne contrôle une personne morale si elle la contrôle au sens de l’article 3, abstraction faite de l’alinéa 3(1)d).

Date de l’offre

(3) L’offre d’achat visant à la mainmise est réputée ętre datée du jour de son envoi.

1991, ch. 45, art. 288; 2000, ch. 12, art. 299; 2005, ch. 54, art. 423.

Current to May 29, 2023	166	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Compulsory Acquisitions	Offres publiques d’achat
Sections 289-290	Articles 289-290

Right to acquire shares

289 If, within one hundred and twenty days after the date of a take-over bid, the bid is accepted by the holders of not less than 90 per cent of the shares of any class of shares to which the take-over bid relates, other than shares held at the date of the take-over bid by or on behalf of the offeror or an affiliate or associate of the offer-or, the offeror is entitled, on complying with sections 290 to 295, subsections 296(1) and (2) and section 297, to acquire the shares held by the dissenting offerees.

1991, c. 45, s. 289; 2005, c. 54, s. 424(F).

Offeror’s notice to dissenters

290 (1) An offeror may acquire shares held by a dissenting offeree by sending by registered mail within sixty days after the date of termination of the take-over bid and in any event within one hundred and eighty days after the date of the take-over bid, an offeror’s notice to each dissenting offeree and to the Superintendent stating that

(a) offerees holding not less than 90 per cent of the shares of any class of shares to which the take-over bid relates, other than shares held at the date of the take-over bid by or on behalf of the offeror or an affiliate or associate of the offeror, have accepted the take-over bid;

(b) the offeror is bound to take up and pay for or has taken up and paid for the shares of the offerees who accepted the take-over bid;

(c) a dissenting offeree is required to elect

(i) to transfer the dissenting offeree’s shares to the offeror on the same terms on which the offeror acquired the shares from the offerees who accepted the take-over bid, or

(ii) to demand payment of the fair value of the dissenting offeree’s shares in accordance with sections 294 to 297 by notifying the offeror within twenty days after receipt of the offeror’s notice;

(d) a dissenting offeree who does not notify the offer-or in accordance with paragraph 291(b) is deemed to have elected to transfer the shares to the offeror on the same terms on which the offeror acquired the shares from the offerees who accepted the take-over bid; and

(e) a dissenting offeree must send the dissenting offeree’s shares to which the take-over bid relates to the offeree company within twenty days after the dissenting offeree receives the offeror’s notice.

Droit d’acquérir des actions

289 Le pollicitant peut, en se conformant aux articles 290 à 295, aux paragraphes 296(1) et (2) et à l’article 297, acquérir les actions des pollicités opposants lorsque l’offre d’achat visant à la mainmise est, dans les cent vingt jours suivant la date oů elle est faite, acceptée par les détenteurs d’au moins quatre-vingt-dix pour cent des actions de la catégorie en cause, sans qu’il soit tenu compte des actions détenues à la date de l’offre d’achat visant à la mainmise, męme indirectement, par luimême, les personnes morales de son groupe ou ses associés.

1991, ch. 45, art. 289; 2005, ch. 54, art. 424(F).

Avis du pollicitant aux opposants

290 (1) Le pollicitant peut acquérir les actions des pollicités opposants en leur faisant parvenir ainsi qu’au surintendant, par courrier recommandé, dans les soixante jours suivant la date d’expiration de l’offre d’achat visant à la mainmise et, en tout état de cause, dans les cent quatre-vingts jours suivant la date de l’offre d’achat visant à la mainmise, un avis précisant à la fois :

a) que les pollicités détenant quatrevingtdix pour cent au moins d’actions de la catégorie en cause, sans qu’il soit tenu compte des actions détenues à la date de l’offre, męme indirectement, par luimême, les personnes morales de son groupe ou ses associés, ont accepté l’offre;

b) qu’il est tenu de prendre livraison, contre paiement, des actions des pollicités acceptants, ou qu’il l’a déjŕ fait;

c) que les pollicités opposants doivent décider :

(i) soit de lui céder leurs actions selon les conditions offertes aux pollicités acceptants,

(ii) soit d’exiger, par notification faite dans les vingt jours qui suivent la réception de l’avis, le paiement de la juste valeur de leurs actions en conformité avec les articles 294 à 297;

d) que faute de donner avis conformément à l’alinéa 291b), ils sont réputés avoir choisi de lui céder leurs actions aux conditions faites aux pollicités acceptants;

e) qu’ils doivent envoyer les actions en cause à la société pollicitée dans les vingt jours de la réception de l’avis.

Current to May 29, 2023	167	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Compulsory Acquisitions	Offres publiques d’achat
Sections 290-292	Articles 290-292

Notice of adverse claim

(2) Concurrently with sending the offeror’s notice under subsection (1), the offeror shall send to the offeree company a notice of adverse claim in accordance with subsection 132(1) with respect to each share held by a dissenting offeree.

1991, c. 45, s. 290; 2005, c. 54, s. 425.

Share certificates and election

291 A dissenting offeree to whom a notice is sent under subsection 290(1) shall within 20 days after receiving the notice

(a) send to the offeree company the share certificates representing the shares to which the take-over bid relates; and

(b) elect to transfer the shares to the offeror on the same terms as those on which the offeror acquired shares from the offerees who accepted the take-over bid or to demand payment of the fair value of the shares in accordance with sections 294 to 297 by notifying the offeror.

1991, c. 45, s. 291; 2005, c. 54, s. 426.

Deemed election

291.1 A dissenting offeree who does not notify the offeror in accordance with paragraph 291(b) is deemed to have elected to transfer the shares to the offeror on the same terms as those on which the offeror acquired shares from the offerees who accepted the take-over bid.

2005, c. 54, s. 426.

Payment to offeree company

292 (1) Within 20 days after the offeror sends a notice under subsection 290(1), the offeror shall pay the money, or transfer the other consideration, to the offeree company that the offeror would have had to pay or transfer to a dissenting offeree if the dissenting offeree had elected to transfer their shares in accordance with paragraph 291(b).

Consideration in trust

(2) An offeree company is deemed to hold in a fiduciary capacity for the dissenting offerees the money or other consideration it receives under subsection (1).

Deposit or custody

(3) An offeree company shall deposit the money received under subsection (1) in a separate account in another deposit-taking financial institution in Canada and the offer-ee company shall place any other consideration in the

Avis d’opposition

(2) Le pollicitant fait parvenir à la société pollicitée, simultanément, l’avis mentionné au paragraphe (1) et, pour chaque action détenue par un pollicité opposant, l’avis d’opposition visé au paragraphe 132(1).

1991, ch. 45, art. 290; 2005, ch. 54, art. 425.

Certificat d’action

291 Les pollicités opposants doivent, dans les vingt jours suivant la réception de l’avis visé au paragraphe 290(1) :

a) envoyer à la société pollicitée les certificats des actions en cause dans l’offre d’achat visant à la main-mise;

b) soit céder au pollicitant leurs actions aux conditions offertes aux pollicités acceptants, soit exiger, en donnant avis au pollicitant, le paiement de la juste valeur de leurs actions en conformité avec les articles 294 à 297.

1991, ch. 45, art. 291; 2005, ch. 54, art. 426.

Choix réputé

291.1 Faute par les pollicités opposants de donner avis conformément à l’alinéa 291b), ils sont réputés avoir choisi de céder au pollicitant leurs actions aux conditions offertes aux pollicités acceptants.

2005, ch. 54, art. 426.

Paiement à la société pollicitée

292 (1) Dans les vingt jours suivant l’envoi de l’avis visé au paragraphe 290(1), le pollicitant remet à la société pollicitée les fonds ou toute autre contrepartie qu’il aurait eu à remettre aux pollicités opposants s’ils avaient accepté de céder leurs actions conformément à l’alinéa 291b).

Contrepartie détenue en fiducie

(2) La société pollicitée est réputée détenir à titre de représentant, pour le compte des pollicités opposants, les fonds ou autre contrepartie reçus.

Dépôt ou garde

(3) La société pollicitée dépose les fonds reçus dans un compte distinct ouvert auprčs d’une autre institution fi-nancičre acceptant des dépôts au Canada et confie toute autre contrepartie à la garde d’une telle institution au Canada.

1991, ch. 45, art. 292; 2005, ch. 54, art. 427.

Current to May 29, 2023	168	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Compulsory Acquisitions	Offres publiques d’achat
Sections 292-293	Articles 292-293

custody of another deposit-taking financial institution in Canada.

1991, c. 45, s. 292; 2005, c. 54, s. 427.

Fiduciary capacity of company

292.1 A company that is making a take-over bid to repurchase all of the shares of a class is deemed to hold in a fiduciary capacity for the dissenting shareholders the money that it would have had to pay, and the other consideration that it would have had to transfer, to a dissenting offeree if the dissenting offeree had elected to transfer their shares in accordance with paragraph 291(b). The company shall within 20 days after a notice is sent under subsection 290(1) deposit the money in a separate account in another deposit-taking financial institution in Canada and place any other consideration in the custody of another deposit-taking financial institution in Canada.

2005, c. 54, s. 428.

Duty of offeree company

293 Within thirty days after an offeror sends an offeror’s notice under subsection 290(1), the offeree company shall

(a) if the payment or transfer required by subsection 292(1) is made, issue to the offeror a share certificate in respect of the shares that were held by the dissenting offerees;

(b) give to each dissenting offeree who elects to transfer shares under paragraph 291(b) and who sends the share certificates as required under paragraph 291(a) the money or other consideration to which they are entitled, disregarding fractional shares, which may be paid for in money; and

(c) if the payment or transfer required by subsection 292(1) is made and the money or other consideration is deposited as required by subsections 292(2) and (3) or section 292.1, send to each dissenting offeree who has not sent share certificates as required under paragraph 291(a) a notice stating that

(i) their shares have been cancelled,

(ii) the offeree company or its designated person holds in a fiduciary capacity for that offeree the money or other consideration to which they are entitled as payment for or in exchange for the shares, and

(iii) the offeree company will, subject to sections 294 to 297, send that money or other consideration to that offeree without delay after receiving the share certificates.

1991, c. 45, s. 293; 2005, c. 54, s. 429.

Contrepartie

292.1 Dans le cas oů le pollicitant est une société qui vise à racheter toutes les actions d’une catégorie quel-conque, il est réputé détenir à titre de représentant, pour le compte des pollicités opposants, les fonds ou toute autre contrepartie qu’il aurait eu à leur remettre s’ils avaient accepté de lui céder leurs actions conformément à l’alinéa 291b). Il doit, dans les vingt jours suivant l’en-voi de l’avis visé au paragraphe 290(1), déposer les fonds dans un compte distinct ouvert auprčs d’une autre institution financière acceptant des dépôts au Canada et confier l’autre contrepartie à la garde d’une telle institution au Canada.

2005, ch. 54, art. 428.

Obligation de la société pollicitée

293 Dans les trente jours de l’envoi de l’avis, la société pollicitée doit :

a) remettre au pollicitant les certificats des actions que détenaient les pollicités opposants s’il s’est confor-mé au paragraphe 292(1);

b) remettre à chaque pollicité opposant qui accepte de céder ses actions conformément à l’alinéa 291b) et envoie ses certificats d’actions en application de l’alinéa 291a) les fonds ou toute autre contrepartie auxquels il a droit, sans tenir compte des fractions d’actions, dont le rčglement peut toujours se faire en numéraire;

c) si les fonds ou l’autre contrepartie exigés par le paragraphe 292(1) sont remis et, selon le cas, déposés ou confiés en application des paragraphes 292(2) et (3) ou de l’article 292.1, envoyer à chaque pollicité opposant qui ne s’est pas conformé à l’alinéa 291a) un avis l’informant que :

(i) ses actions ont été annulées,

(ii) elle-même ou toute autre personne désignée détient pour lui à titre de représentant les fonds ou l’autre contrepartie auxquels il a droit,

(iii) elle lui enverra, sous réserve des articles 294 à 297, les fonds ou l’autre contrepartie dčs réception des certificats d’actions.

1991, ch. 45, art. 293; 2005, ch. 54, art. 429.

Current to May 29, 2023	169	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Compulsory Acquisitions	Offres publiques d’achat
Sections 294-296	Articles 294-296

Court may fix fair value

294 (1) If a dissenting offeree has elected to demand payment of the fair value of their shares under paragraph 291(b), the offeror may, within 20 days after it has paid the money or transferred the other consideration under subsection 292(1), apply to a court to fix the fair value of the shares of that dissenting offeree.

Idem

(2) If an offeror fails to apply to a court under subsection (1), a dissenting offeree may apply to a court for the same purpose within a further period of twenty days.

Venue

(3) An application under subsection (1) or (2) shall be made to a court having jurisdiction in the place at which the head office of the company is situated or in the province in which the dissenting offeree resides if the company carries on business in that province.

No security for costs

(4) A dissenting offeree is not required to give security for costs in an application made under subsection (1) or (2).

1991, c. 45, s. 294; 2005, c. 54, s. 430.

Parties and notice

295 On an application under subsection 294(1) or (2),

(a) all dissenting offerees who have made elections to demand payment under paragraph 291(b) and whose shares have not been acquired by the offeror shall be joined as parties and are bound by the decision of the court; and

(b) the offeror shall notify each affected dissenting of-feree of the date, place and consequences of the application and of the dissenting offeree’s right to appear and be heard in person or by counsel at the hearing of the application.

1991, c. 45, s. 295; 2005, c. 54, s. 431.

Powers of court

296 (1) On an application to a court under subsection 294(1) or (2), the court may determine whether any other person is a dissenting offeree who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting offerees.

Appraisers

(2) A court may in its discretion appoint one or more appraisers to assist the court in fixing a fair value for the shares of a dissenting offeree.

Fixation de la juste valeur par le tribunal

294 (1) Le pollicitant peut, dans les vingt jours suivant la remise prévue au paragraphe 292(1), demander au tribunal de fixer la juste valeur des actions des pollicités opposants qui ont choisi de se la faire payer conformément à l’alinéa 291b).

Idem

(2) Faute par le pollicitant de saisir le tribunal, les polli-cités opposants bénéficient d’un délai supplémentaire de vingt jours pour le faire.

Compétence territoriale

(3) La demande prévue aux paragraphes (1) et (2) est présentée au tribunal compétent du lieu du siège de la société ou de la résidence du pollicité opposant, si celle-ci est fixée dans une province où la société exerce son acti-vité commerciale.

Absence de caution pour frais

(4) Dans le cadre d’une demande visée aux paragraphes (1) et (2), les pollicités opposants ne sont pas tenus de fournir caution pour les frais.

1991, ch. 45, art. 294; 2005, ch. 54, art. 430.

Parties et avis

295 Sur saisine du tribunal :

a) tous les pollicités opposants qui ont choisi d’exiger le paiement de la juste valeur de leurs actions en conformité avec l’alinéa 291b) et dont les actions n’ont pas été acquises par le pollicitant sont mis en cause et liés par la décision du tribunal;

b) le pollicitant avise chaque pollicité opposant concerné de la date, du lieu et des conséquences de la demande, ainsi que de son droit de comparaître en personne ou par ministère d’avocat lors de l’audition de celle-ci.

1991, ch. 45, art. 295; 2005, ch. 54, art. 431.

Pouvoirs du tribunal

296 (1) Avant de fixer la juste valeur des actions de tous les pollicités opposants, le tribunal peut, sur demande présentée conformément aux paragraphes 294(1) ou (2), décider s’il existe d’autres pollicités opposants à mettre en cause.

Experts

(2) Le tribunal peut charger des estimateurs experts de l’aider à fixer la juste valeur des actions des pollicités opposants.

Current to May 29, 2023	170	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Compulsory Acquisitions	Offres publiques d’achat
Sections 296-298.1	Articles 296-298.1

Final order

(3) The final order of a court shall be made against the offeror in favour of each dissenting offeree and for the amount for each dissenting offeree’s shares as fixed by the court.

Additional powers of court

(4) In connection with proceedings under subsection 294(1) or (2), a court may make any order it thinks fit and, without limiting the generality of the foregoing, may

(a) fix the amount of money or other consideration that is deemed to be held in a fiduciary capacity under subsection 292(2) or section 292.1;

(b) order that the money or other consideration is to be held in trust by a person other than the offeree company;

(c) allow a reasonable rate of interest on the amount payable to each dissenting offeree from the date the dissenting offeree sends the share certificates required under section 291 until the date of payment; or

(d) order that any money payable to a shareholder who cannot be found is to be paid to the Minister.

1991, c. 45, s. 296; 2005, c. 54, s. 432.

Status of dissenter

297 Where no application is made to a court under subsection 294(2) within the period set out in that subsection, a dissenting offeree is deemed to have elected to transfer the dissenting offeree’s shares to the offeror on the same terms on which the offeror acquired the shares from the offerees who accepted the take-over bid.

Payment of unclaimed money

298 The Minister shall pay to the Bank of Canada any amounts paid to the Minister under subsection 296(4), and section 372 applies in respect thereof as if the amounts paid under subsection 296(4) had been paid under subsection 371(3).

Obligation to acquire shares

298.1 (1) If a shareholder who holds shares of an offer-ee company does not receive the notice referred to in subsection 290(1), the shareholder may require the offer-or to acquire the shares

(a) within 90 days after the date of termination of the take-over bid; or

(b) if the shareholder did not receive an offer under the take-over bid, within 90 days after the later of

Ordonnance définitive

(3) L’ordonnance définitive du tribunal est rendue contre le pollicitant, en faveur de chaque pollicité opposant, et indique la valeur des actions fixée par le tribunal.

Pouvoirs supplémentaires

(4) à l’occasion de sa saisine, le tribunal peut rendre toute ordonnance qu’il estime indiquée, notamment pour :

a) fixer le montant en numéraire ou toute autre contrepartie réputés être détenus par la société à titre de représentant conformément au paragraphe 292(2) ou à l’article 292.1;

b) faire détenir en fiducie le montant en numéraire ou toute autre contrepartie par une personne autre que la société pollicitée;

c) allouer, sur la somme à payer à chaque pollicité opposant, des intérêts à un taux acceptable pour la pé-riode comprise entre la date d’envoi des certificats d’actions et celle du paiement;

d) prévoir le versement, au ministre, des fonds payables aux actionnaires introuvables.

1991, ch. 45, art. 296; 2005, ch. 54, art. 432.

Cas du pollicité opposant

297 Le pollicité opposant qui ne saisit pas le tribunal ou ne le fait pas dans le délai fixé est réputé avoir transféré ses actions au pollicitant aux mêmes conditions que ce-lui-ci a acquis celles des pollicités acceptants.

Paiement des sommes non réclamées

298 Le ministre verse à la Banque du Canada les sommes qui lui sont payées au titre du paragraphe 296(4), et l’article 372 s’applique à cet égard comme s’il s’agissait de sommes versées en vertu du paragraphe

371(3).

Acquisition forcée à la demande d’un actionnaire

298.1 (1) L’actionnaire qui détient des actions d’une so-ciété pollicitée et qui n’a pas reçu l’avis prévu au paragraphe 290(1) peut obliger le pollicitant à acquérir ses actions :

a) soit dans les quatre-vingt-dix jours suivant la date d’expiration de l’offre d’achat visant à la mainmise;

b) soit, s’il n’a pas reçu d’offre dans le cadre de l’offre d’achat visant à la mainmise, dans le délai visé à

Current to May 29, 2023	171	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	ARTIE VI Administration de la société
Corporate Records	Livres et registres
Compulsory Acquisitions	Offres publiques d’achat
Sections 298.1-301	Articles 298.1-301

(i) the date of termination of the take-over bid, and

(ii) the day on which the shareholder learned of the take-over bid.

Acquisition on same terms

(2) If the shareholder requires the offeror to acquire shares, the offeror shall acquire them on the same terms as those on which the offeror acquires shares from offer-ees who accept the take-over bid.

2005, c. 54, s. 433.

Trust Indentures

Definitions

299 In this section and sections 300 to 311,

event of default means, in relation to a trust indenture, an event specified in the trust indenture on the occurrence of which the principal, interest and other moneys payable thereunder become or may be declared to be payable before maturity, but the event is not an event of default until all the conditions set out in the trust indenture in connection with the giving of notice of the event have been satisfied or the period of time for giving the notice has elapsed; (cas de défaut)

issuer means a company that has issued, is about to issue or is in the process of issuing subordinated indebtedness; (émetteur)

trustee means any person appointed as trustee under the terms of a trust indenture to which a company is a party, and includes any successor trustee; (fiduciaire)

trust indenture means any deed, indenture or other instrument, including any supplement or amendment thereto, made by a company under which the company issues subordinated indebtedness and in which a person is appointed as trustee for the holders of the subordinated indebtedness issued thereunder. (acte de fiducie)

Application

300 Sections 301 to 311 apply in respect of a trust indenture if the subordinated indebtedness issued or to be issued under the trust indenture is part of a distribution to the public.

Exemption

301 The Superintendent may, in writing, exempt a trust indenture from the application of sections 302 to 311 if, in the Superintendent’s opinion, the trust indenture and the subordinated indebtedness are subject to a law of a province or other jurisdiction, other than Canada, that is

l’alinéa a) ou dans les quatre-vingt-dix jours suivant la date oů il a pris connaissance de l’offre d’achat visant à la mainmise, si ce délai est plus long.

Conditions

(2) Le pollicitant est alors tenu d’acquérir les actions aux męmes conditions que celles faites aux pollicités acceptants.

2005, ch. 54, art. 433.

Acte de fiducie

Définitions

299 Les définitions qui suivent s’appliquent au présent article et aux articles 300 à 311.

acte de fiducie Instrument, ainsi que tout acte additif ou modificatif, établi par une société, en vertu duquel elle émet des titres secondaires et dans lequel est désigné un fiduciaire pour les détenteurs de ces titres. (trust indenture)

cas de défaut Événement précisé dans l’acte de fiducie, à la survenance duquel les sommes payables aux termes de cet acte, notamment le principal et l’intérêt, de-viennent ou peuvent ętre déclarées exigibles avant l’échéance. L’événement ne constitue toutefois un cas de défaut que si se réalisent les conditions que prévoit l’acte en matiêre d’envoi d’avis ou de délai. (event of default)

émetteur La société qui a émis, s’apprête à émettre ou est en train d’émettre des titres secondaires. (issuer)

fiduciaire Toute personne, ainsi que ses remplaçants, nommée à ce titre dans un acte de fiducie auquel la société est partie. (trustee)

Champ d’application

300 Les articles 301 à 311 s’appliquent aux actes de fiducie prévoyant une émission de titres secondaires par voie de souscription publique.

Dispense

301 Le surintendant peut, par écrit, dispenser les actes de fiducie de l’application des articles 302 à 311 s’il est d’avis que ces actes et les titres secondaires sont régis par

Current to May 29, 2023	172	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Trust Indentures	Acte de fiducie
Sections 301-306	Articles 301-306

substantially equivalent to the provisions of this Act relating to trust indentures.

Conflict of interest

302 (1) No person shall be appointed as trustee if at the time of the appointment there is a material conflict of interest between the person’s role as trustee and any other role of the person.

Eliminating conflict of interest

(2) A trustee shall, within ninety days after the trustee becomes aware that a material conflict of interest exists,

(a) eliminate the conflict of interest; or

(b) resign from office.

Validity despite conflict

303 A trust indenture and any subordinated indebtedness issued thereunder are valid notwithstanding a material conflict of interest of the trustee.

Removal of trustee

304 If a trustee is appointed in contravention of subsection 302(1) or if a trustee contravenes subsection 302(2), any interested person may apply to a court for an order that the trustee be replaced, and the court may make an order on such terms as it thinks fit.

Trustee qualifications

305 A trustee, or at least one of the trustees if more than one is appointed, must be

(a) a company that is a trust company pursuant to subsection 57(2); or

(b) a body corporate that is incorporated by or under an Act of the legislature of a province and authorized to carry on business as a trustee.

List of security holders

306 (1) A holder of subordinated indebtedness issued under a trust indenture may, on payment to the trustee of a reasonable fee and on delivery of a statutory declaration to the trustee, require the trustee to provide, within fifteen days after the delivery to the trustee of the statutory declaration, a list setting out

(a) the names and addresses of the registered holders of the outstanding subordinated indebtedness,

(b) the principal amount of outstanding subordinated indebtedness owned by each such holder, and une loi provinciale ou étrangère fondamentalement semblable aux dispositions de la présente loi relatives aux actes de fiducie.

Conflits d’intéręts

302 (1) Nul ne peut ętre nommé fiduciaire quand la nomination crée un conflit d’intérêts sérieux.

Suppression du conflit d’intérêts

(2) Le fiduciaire qui découvre l’existence d’un conflit d’intéręts sérieux doit, dans les quatre-vingt-dix jours :

a) soit y mettre fin;

b) soit se démettre de ses fonctions.

Validité

303 Les actes de fiducie et les titres secondaires émis restent valides malgré l’existence d’un conflit d’intérêts sérieux mettant en cause le fiduciaire.

Révocation du fiduciaire

304 Le tribunal peut, à la demande de tout intéressé, ordonner, selon les modalités qu’il estime indiquées, le remplacement du fiduciaire qui a été nommé en contravention du paragraphe 302(1) ou qui contrevient au paragraphe 302(2).

Qualités requises pour être fiduciaire

305 Au moins un des fiduciaires nommés doit être :

a) soit une société de fiducie au sens du paragraphe 57(2);

b) soit une personne morale constituée sous le régime d’une loi provinciale et autorisée à exercer l’activité d’un fiduciaire.

Liste des détenteurs de valeurs mobilières

306 (1) Les détenteurs de titres secondaires émis peuvent demander au fiduciaire, sur paiement d’hono-raires acceptables, de leur fournir, dans les quinze jours de la remise au fiduciaire d’une déclaration solennelle, une liste énonçant, à la date de la remise, pour les titres secondaires en circulation :

a) les noms et adresses des détenteurs inscrits;

b) le montant en principal des titres de chaque déten-teur;

c) le montant total en principal de ces titres.

Current to May 29, 2023	173	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Trust Indentures	Acte de fiducie
Sections 306-307	Articles 306-307

(c) the aggregate principal amount of subordinated indebtedness outstanding as shown on the records maintained by the trustee on the day the statutory declaration is delivered to that trustee.

Duty of issuer

(2) On the demand of a trustee, the issuer of subordinated indebtedness shall provide the trustee with the information required to enable the trustee to comply with subsection (1).

Where applicant is entity

(3) Where the person requiring the trustee to provide a list under subsection (1) is an entity, the statutory declaration required under that subsection shall be made by a director or an officer of the entity or a person acting in a similar capacity.

Contents of statutory declaration

(4) The statutory declaration required under subsection (1) must state

(a) the name and address of the person requiring the trustee to provide the list and, if the person is an entity, the address for service thereof; and

(b) that the list will not be used except as permitted by subsection (5).

Use of list

(5) No person shall use a list obtained under this section except in connection with

(a) an effort to influence the voting of the holders of subordinated indebtedness;

(b) an offer to acquire subordinated indebtedness; or

(c) any other matter relating to the subordinated indebtedness or the affairs of the issuer or guarantor thereof.

Compliance with trust indentures

307 (1) An issuer or a guarantor of subordinated indebtedness issued or to be issued under a trust indenture shall, before undertaking

(a) the issue, certification and delivery of subordinated indebtedness under the trust indenture, or

(b) the satisfaction and discharge of the trust indenture,

provide the trustee with evidence of compliance with the conditions in the trust indenture in respect thereof.

Obligation de l’émetteur

(2) L’émetteur d’un titre secondaire fournit au fiduciaire, sur demande, les renseignements lui permettant de se conformer au paragraphe (1).

Entité demanderesse

(3) L’un des administrateurs ou dirigeants de l’entité qui demande au fiduciaire de lui fournir la liste prévue au paragraphe (1), ou une personne exerçant des fonctions similaires, établit la déclaration visée à ce paragraphe.

Teneur de la déclaration

(4) La déclaration solennelle exigée au paragraphe (1) énonce :

a) les nom et adresse de la personne qui demande la liste et, s’il s’agit d’une entité, l’adresse aux fins de signification;

b) l’engagement de n’utiliser cette liste que conformé-ment au paragraphe (5).

Utilisation de la liste

(5) La liste obtenue aux termes du présent article ne peut être utilisée que dans le cadre :

a) soit de tentatives en vue d’influencer le vote des dé-tenteurs de titres secondaires;

b) soit de l’offre d’acquérir des titres secondaires;

c) soit d’une question concernant les titres secon-daires ou les affaires internes de l’émetteur ou de la caution.

Preuve de l’observation

307 (1) L’émetteur ou la caution de titres secondaires émis ou à émettre en vertu d’un acte de fiducie doivent, avant d’entreprendre toute activité prévue aux alinéas a) ou b), prouver au fiduciaire qu’ils ont rempli les conditions imposées par l’acte de fiducie à l’égard :

a) soit de l’émission, de la certification ou de la livrai-son des titres;

b) soit de l’exécution de l’acte.

Current to May 29, 2023	174	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Trust Indentures	Acte de fiducie
Sections 307-308	Articles 307-308

Compliance by issuer or guarantor

(2) On the demand of a trustee, the issuer or guarantor of subordinated indebtedness issued or to be issued under a trust indenture shall provide the trustee with evidence of compliance with the conditions in the trust indenture by the issuer or guarantor in respect of any act to be done by the trustee at the request of the issuer or guarantor.

Evidence of compliance

(3) The following documents constitute evidence of compliance for the purposes of subsections (1) and (2):

(a) a statutory declaration or certificate made by a director or an officer of the issuer or guarantor stating that the conditions referred to in subsections (1) and (2) have been complied with;

(b) an opinion of legal counsel that the conditions of the trust indenture requiring review by legal counsel have been complied with, if the trust indenture requires compliance with conditions that are subject to review by legal counsel; and

(c) an opinion or report of the auditors of the issuer or guarantor, or such other accountant as the trustee selects, that the conditions of the trust indenture have been complied with, if the trust indenture requires compliance with conditions that are subject to review by auditors.

Further evidence of compliance

(4) The evidence of compliance referred to in subsection (3) shall include a statement by the person giving the evidence

(a) declaring that the person has read and understands the conditions of the trust indenture referred to in subsections (1) and (2);

(b) describing the nature and scope of the examination or investigation on which the person based the certificate, statement or opinion; and

(c) declaring that the person has made such examination or investigation as the person believes necessary to enable the statements to be made or the opinions contained or expressed therein to be given.

Trustee may require evidence

308 (1) On the request of a trustee, the issuer or guarantor of subordinated indebtedness issued under a trust indenture shall provide the trustee with evidence in such form as the trustee requires of compliance with any condition thereof relating to any action required or

Obligation de l’émetteur ou de la caution

(2) Sur demande du fiduciaire, l’émetteur ou la caution de titres secondaires émis ou à émettre doivent prouver au fiduciaire qu’ils ont rempli les conditions prévues à l’acte de fiducie avant de lui demander d’agir.

Preuve de l’observation

(3) La preuve exigée aux paragraphes (1) et (2) consiste :

a) en une déclaration solennelle ou un certificat, éta-blis par l’un des dirigeants ou administrateurs de l’émetteur ou de la caution et attestant l’observation des conditions prévues à ces paragraphes;

b) si l’acte de fiducie impose l’observation de conditions soumises à l’examen d’un conseiller juridique, en un avis juridique qui en atteste l’observation;

c) si l’acte de fiducie impose l’observation de conditions soumises à l’examen d’un vérificateur, en un avis ou un rapport du vérificateur de l’émetteur ou de la caution ou de tout comptable — que le fiduciaire peut choisir — qui en atteste l’observation.

Preuve supplémentaire

(4) Toute preuve présentée sous la forme prévue au paragraphe (3) doit ętre assortie d’une déclaration de son auteur :

a) faisant état de sa connaissance des conditions de l’acte de fiducie mentionnées aux paragraphes (1) et (2);

b) précisant la nature et l’étendue de l’examen ou des recherches effectués à l’appui du certificat, de la décla-ration ou de l’avis;

c) certifiant qu’il a apporté à cet examen et à ces re-cherches toute l’attention qu’il a estimé nécessaire.

Présentation de la preuve au fiduciaire

308 (1) Sur demande du fiduciaire et en la forme qu’il exige, l’émetteur ou la caution de titres secondaires doivent prouver au fiduciaire qu’ils ont rempli les conditions requises avant d’agir en application de l’acte de fiducie.

Current to May 29, 2023	175	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Corporate Records	Livres et registres
Trust Indentures	Acte de fiducie
Sections 308-311	Articles 308-311

permitted to be taken by the issuer or guarantor under the trust indenture.

Certificate of compliance

(2) At least once in each twelve month period beginning on the date of the trust indenture and at any other time on the demand of a trustee, the issuer or guarantor of subordinated indebtedness issued under a trust indenture shall provide the trustee with a certificate stating that the issuer or guarantor has complied with all requirements contained in the trust indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an event of default, or, if there has been failure to so comply, giving particulars thereof.

Notice of default

309 A trustee shall, within thirty days after the trustee becomes aware of the occurrence thereof, give to the holders of subordinated indebtedness issued under a trust indenture notice of every event of default arising under the trust indenture and continuing at the time the notice is given, unless the trustee believes on reasonable grounds that it is in the best interests of the holders of the subordinated indebtedness to withhold the notice and so informs the issuer and guarantor in writing.

Duty of care

310 (1) In exercising a trustee’s powers and discharging a trustee’s duties, the trustee shall

(a) act honestly and in good faith with a view to the best interests of the holders of the subordinated indebtedness issued under the trust indenture; and

(b) exercise the care, diligence and skill of a reasonably prudent trustee.

Reliance on statements

(2) Notwithstanding subsection (1), a trustee is not liable if the trustee relies in good faith on statements contained in a statutory declaration, certificate, opinion or report that complies with this Act or the trust indenture.

No exculpation

311 No term of a trust indenture or of any agreement between a trustee and the holders of subordinated indebtedness issued thereunder or between the trustee and the issuer or guarantor operates to relieve a trustee from the duties imposed on the trustee by sections 302, 306 and 309 and subsection 310(1).

Certificat de conformité

(2) L’émetteur ou la caution de titres secondaires four-nissent au fiduciaire, sur demande et au moins une fois tous les douze mois à compter de la date de l’acte de fiducie, soit un certificat attestant qu’ils ont rempli toutes les conditions dont l’inobservation constituerait un cas de défaut, notamment aprčs remise d’un avis ou expiration d’un certain délai, soit, en cas d’inobservation de ces conditions, un certificat détaillé à ce sujet.

Avis de défaut

309 Le fiduciaire donne aux détenteurs de titres secon-daires avis de tous les cas de défaut existants, dans les trente jours aprčs avoir pris connaissance de leur surve-nance, sauf s’il a de bonnes raisons de croire que l’ab-sence d’avis sert au mieux les intéręts des détenteurs de ces titres secondaires et informe en conséquence par écrit l’émetteur et la caution.

Obligations du fiduciaire

310 (1) Le fiduciaire remplit son mandat :

a) avec intégrité et de bonne foi, au mieux des intérêts des détenteurs de titres secondaires émis;

b) avec le soin, la diligence et la compétence d’un fi-duciaire prudent.

Foi accordée aux déclarations

(2) Par dérogation au paragraphe (1), n’encourt aucune responsabilité le fiduciaire qui, de bonne foi, s’appuie sur des déclarations solennelles, des certificats, des avis ou des rapports conformes à la présente loi ou à l’acte de fiducie.

Caractère impératif des obligations

311 Aucune disposition d’un acte de fiducie ou de tout accord intervenu entre le fiduciaire et soit les détenteurs de titres secondaires émis en vertu de cet acte, soit l’émetteur ou la caution, ne peut relever ce fiduciaire des obligations découlant des articles 302, 306 et 309 et du paragraphe 310(1).

Current to May 29, 2023	176	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Sections 312-313	Articles 312-313

Financial Statements and Auditors

Annual Financial Statement

Financial year

312 (1) The financial year of a company ends, at the election of the company in its by-laws, on the expiration of the thirty-first day of October or the thirty-first day of December in each year.

First financial year

(2) Where a company has, after the first day of July in any year, obtained an order approving the commencement and carrying on of business, the first financial year of the company ends, at the election of the company in its by-laws, on the expiration of the thirty-first day of Octo-ber or the thirty-first day of December in the next calendar year.

Annual financial statement

313 (1) The directors of a company shall place before the shareholders at every annual meeting

(a) a comparative annual financial statement (in this Act referred to as an “annual statement”) relating separately to

(i) the financial year immediately preceding the meeting, and

(ii) the financial year, if any, immediately preceding the financial year referred to in subparagraph (i);

(b) the report of the auditor of the company; and

(c) any further information respecting the financial position of the company and the results of its operations required by the by-laws of the company to be placed before the shareholders at the annual meeting.

Annual statement — contents

(2) With respect to each of the financial years to which it relates, the annual statement of a company must contain the prescribed statements and any information that is in the opinion of the directors necessary to present fairly, in accordance with the accounting principles referred to in subsection (4), the financial position of the company as at the end of the financial year to which it relates and the results of the operations and changes in the financial position of the company for that financial year.

Additional information

(3) A company shall include with its annual statement

États financiers et vérificateurs

Rapport financier annuel

Exercice

312 (1) L’exercice d’une société se termine, selon la date choisie par cette derničre dans ses règlements adminis-tratifs, soit le 31 octobre, soit le 31 décembre de chaque année.

Premier exercice

(2) Dans le cas où une société fait l’objet d’un agrément de fonctionnement après le premier juillet d’une année donnée, son premier exercice se termine, selon la date choisie par cette derničre dans ses rčglements adminis-tratifs, soit le 31 octobre, soit le 31 décembre de l’année civile suivante.

Rapport annuel

313 (1) Le conseil d’administration doit, à l’assemblée annuelle, présenter aux actionnaires :

a) un rapport financier annuel comparatif désigné dans la présente loi sous le nom de « rapport annuel », et couvrant séparément :

(i) l’exercice précédant l’assemblée,

(ii) le cas échéant, l’exercice précédant l’exercice vi-sé au sous-alinéa (i);

b) le rapport du vérificateur de la société;

c) tous les autres renseignements sur la situation financière de la société et les résultats de ses opérations à présenter, selon ses rčglements administratifs, aux actionnaires à l’assemblée annuelle.

Teneur du rapport annuel

(2) Le rapport annuel de la société pour chaque exercice contient les rapports prévus par règlement ainsi que les renseignements que le conseil d’administration juge né-cessaires pour présenter fidèlement, selon les principes comptables visés au paragraphe (4), la situation finan-cière de la société à la clôture de l’exercice ainsi que les résultats de ses opérations et les modifications survenues dans sa situation financière au cours de l’exercice.

Renseignements additionnels

(3) La société joint à son rapport annuel :

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Annual Financial Statement	Rapport financier annuel
Sections 313-314	Articles 313-314

(a) a list of the subsidiaries of the company, other than subsidiaries that are not required to be listed by the regulations and subsidiaries acquired pursuant to section 457 or pursuant to a realization of security in accordance with section 458 and which the company would not otherwise be permitted to hold, showing, with respect to each subsidiary,

(i) its name and the address of its head or principal office,

(ii) the book value of the aggregate of any shares of the subsidiary beneficially owned by the company and by other subsidiaries of the company, and

(iii) the percentage of the voting rights attached to all the outstanding voting shares of the subsidiary that is carried by the aggregate of any voting shares of the subsidiary beneficially owned by the company and by other subsidiaries of the company; and

(b) such other information as the Governor in Council may, by order, require in such form as may be prescribed.

Accounting principles

(4) The financial statements referred to in subsection (1), paragraph (3)(b) and subsection 315(1) shall, except as otherwise specified by the Superintendent, be prepared in accordance with generally accepted accounting principles, the primary source of which is the Handbook of the Chartered Professional Accountants of Canada. A reference in any provision of this Act to the accounting principles referred to in this subsection shall be construed as a reference to those generally accepted accounting principles with any specifications so made.

Regulations

(5) The Governor in Council may make regulations respecting subsidiaries that are not required to be listed for the purposes of paragraph (3)(a).

1991, c. 45, s. 313; 1997, c. 15, s. 369; 2001, c. 9, s. 514; 2005, c. 54, s. 434; 2017, c. 26, s. 62.

Annual statement — approval

314 (1) The directors of a company shall approve the annual statement and their approval shall be evidenced by the signature or a printed or otherwise mechanically reproduced facsimile of the signature of

(a) the chief executive officer or, in the event of that officer’s absence or inability to act, any other officer of the company authorized by the directors to sign in the stead of the chief executive officer; and

a) la liste de ses filiales — autres que celles qui peuvent ne pas y figurer aux termes des règlements ou que celles qu’elle a acquises en vertu de l’article 457 ou en réalisant une sûreté conformément à l’article 458 et qu’elle ne serait pas par ailleurs autorisée à détenir —, avec indication, pour chacune d’elles, des renseigne-ments suivants :

(i) sa dénomination sociale et l’adresse de son sičge ou bureau principal,

(ii) la valeur comptable de celles de ses actions, dont elle-même et ses autres filiales ont la propriété effective,

(iii) la part — exprimée en pourcentage — des droits de vote propres à l’ensemble des actions en circulation avec droit de vote de la filiale qui se rat-tache à celles de ses actions avec droit de vote dont la société et ses autres filiales ont la propriété effective;

b) les autres renseignements, en la forme réglemen-taire, que le gouverneur en conseil peut exiger par dé-cret.

Principes comptables

(4) Sauf spécification contraire du surintendant, les rapports et états financiers visés au paragraphe (1), à l’alinéa (3)b) et au paragraphe 315(1) sont établis selon les principes comptables généralement reconnus et principale-ment ceux qui sont énoncés dans le Manuel de Comp-tables professionnels agréés du Canada. La mention, dans les autres dispositions de la présente loi, des principes comptables visés au présent paragraphe vaut mention de ces principes, compte tenu de toute spécification faite par le surintendant.

Règlements

(5) Le gouverneur en conseil peut prendre des règlements concernant les filiales qui peuvent ne pas figurer sur la liste visée à l’alinéa (3)a).

1991, ch. 45, art. 313; 1997, ch. 15, art. 369; 2001, ch. 9, art. 514; 2005, ch. 54, art. 434; 2017, ch. 26, art. 62.

Approbation

314 (1) Les administrateurs doivent approuver le rapport annuel; l’approbation est attestée par la signature —laquelle peut notamment être reproduite mécaniquement ou imprimée — des personnes suivantes :

a) d’une part, du premier dirigeant ou, en cas d’ab-sence ou d’empêchement, d’un dirigeant de la société commis à cette fin par le conseil d’administration;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Annual Financial Statement	Rapport financier annuel
Sections 314-316	Articles 314-316

(b) one director, if the signature required by paragraph (a) is that of a director, or two directors if the signature required by that paragraph is that of an officer who is not a director.

Condition precedent to publication

(2) A company shall not publish copies of an annual statement unless it is approved and signed in accordance with subsection (1).

1991, c. 45, s. 314; 2005, c. 54, s. 435.

Statements: subsidiaries

315 (1) A company shall keep at its head office a copy of the current financial statements of each subsidiary of the company.

Examination

(2) Subject to this section, the shareholders of a company and their personal representatives may, on request therefor, examine the statements referred to in subsection (1) during the usual business hours of the company and may take extracts therefrom free of charge.

Barring examination

(3) A company may refuse to permit an examination under subsection (2) by any person.

Application for order

(4) Within fifteen days after a refusal under subsection (3), the company shall apply to a court for an order barring the right of the person concerned to make an examination under subsection (2) and the court shall either order the company to permit the examination or, if it is satisfied that the examination would be detrimental to the company or to any other body corporate the financial statements of which would be subject to examination, bar the right and make any further order it thinks fit.

Notice to Superintendent

(5) A company shall give the Superintendent and the person seeking to examine the statements referred to in subsection (1) notice of an application to a court under subsection (4), and the Superintendent and the person may appear and be heard in person or by counsel at the hearing of the application.

Annual statement — distribution

316 (1) A company shall, no later than 21 days before the date of each annual meeting or before the signing of a resolution under paragraph 155(1)(b) in lieu of the annual meeting, send to each shareholder a copy of the

b) d’autre part, d’un administrateur, si la signature exigée en vertu de l’alinéa a) est celle d’un administra-teur, ou de deux administrateurs, si la signature exigée en vertu de cet alinéa est celle d’un dirigeant qui n’est pas administrateur.

Condition préalable à la publication

(2) La société ne peut publier le rapport annuel que s’il a été approuvé et signé conformément au paragraphe (1).

1991, ch. 45, art. 314; 2005, ch. 54, art. 435.

États financiers

315 (1) La société conserve à son siège un exemplaire des derniers états financiers de chacune de ses filiales.

Examen

(2) Sous réserve des autres dispositions du présent article, les actionnaires de la société, ainsi que leurs repré-sentants personnels, peuvent, sur demande, examiner les états mentionnés au paragraphe (1) et en reproduire, gratuitement, des extraits pendant les heures normales d’ouverture des bureaux de la société.

Interdiction

(3) La société peut toutefois refuser l’examen prévu au paragraphe (2).

Demande à un tribunal

(4) Le cas échéant, la société doit, dans les quinze jours qui suivent, demander à un tribunal de refuser le droit d’examen à la personne en cause; le tribunal peut lui en-joindre de permettre l’examen ou, s’il est convaincu que celui-ci serait préjudiciable à la société ou à toute autre personne morale dont les états financiers en feraient l’objet, l’interdire et rendre toute autre ordonnance qu’il juge utile.

Avis au surintendant

(5) La société donne avis de la demande d’interdiction au surintendant et à la personne désirant examiner les états visés au paragraphe (1); ils peuvent comparaître en personne ou par ministère d’avocat lors de l’audition de la demande.

Exemplaire au surintendant

316 (1) Au moins vingt et un jours avant la date de chaque assemblée annuelle ou avant la signature de la ré-solution visée à l’alinéa 155(1)b), la société fait parvenir à tous les actionnaires qui n’ont pas renoncé à ce délai un

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Annual Financial Statement	Rapport financier annuel
Sections 316-318	Articles 316-318

documents referred to in subsections 313(1) and (3) unless that time period is waived by the shareholder.

Exception

(2) A company is not required to comply with subsection (1) with respect to a shareholder who has informed the company, in writing, that the shareholder does not wish to receive the annual statement.

Effect of default

(3) Where a company is required to comply with subsection (1) and the company does not comply with that subsection, the annual meeting at which the documents referred to in that subsection are to be considered shall be adjourned until that subsection has been complied with.

1991, c. 45, s. 316; 1997, c. 15, s. 370; 2005, c. 54, s. 436.

Copy to Superintendent

317 (1) Subject to subsection (2), a company shall send to the Superintendent a copy of the documents referred to in subsections 313(1) and (3) not later than twenty-one days before the date of each annual meeting of shareholders of the company.

Later filing

(2) If a company’s shareholders sign a resolution under paragraph 155(1)(b) in lieu of an annual meeting, the company shall send a copy of the documents referred to in subsections 313(1) and (3) to the Superintendent not later than thirty days after the signing of the resolution.

1991, c. 45, s. 317; 1997, c. 15, s. 371; 2001, c. 9, s. 515.

Auditor

Definitions

318 For the purposes of this section and sections 319 to 338,

firm of accountants means a partnership, the members of which are accountants engaged in the practice of accounting, or a body corporate that is incorporated by or under an Act of the legislature of a province and engaged in the practice of accounting; (cabinet de comptables)

member, in relation to a firm of accountants, means

(a) an accountant who is a partner in a partnership, the members of which are accountants engaged in the practice of accounting, or

(b) an accountant who is an employee of a firm of accountants. (membre)

exemplaire des documents visés aux paragraphes 313(1) et (3).

Exception

(2) La société n’est pas tenue de se conformer au paragraphe (1) à l’égard d’un actionnaire qui l’informe par écrit qu’il ne souhaite pas recevoir le rapport annuel.

Ajournement de l’assemblée annuelle

(3) En cas d’inobservation de l’obligation prévue au paragraphe (1), l’assemblée est ajournée à une date posté-rieure à l’exécution de cette obligation.

1991, ch. 45, art. 316; 1997, ch. 15, art. 370; 2005, ch. 54, art. 436.

Envoi au surintendant

317 (1) Sous réserve du paragraphe (2), la société fait parvenir au surintendant un exemplaire des documents visés aux paragraphes 313(1) et (3) au moins vingt et un jours avant la date de chaque assemblée annuelle.

Envoi à une date postérieure

(2) Dans les cas où les actionnaires ont signé la résolu-tion, visée à l’alinéa 155(1)b), qui tient lieu d’assemblée annuelle, la société envoie les documents dans les trente jours suivant la signature de la résolution.

1991, ch. 45, art. 317; 1997, ch. 15, art. 371; 2001, ch. 9, art. 515.

Vérificateur

Définitions

318 Les définitions qui suivent s’appliquent au présent article et aux articles 319 à 338.

cabinet de comptables Société de personnes dont les membres sont des comptables exerêant leur profession ou personne morale constituée sous le régime d’une loi provinciale et qui fournit des services de comptabilité. (firm of accountants)

membre Par rapport à un cabinet de comptables :

a) le comptable associé d’une société de personnes dont les membres sont des comptables exerêant leur profession;

b) le comptable employé par un cabinet de comptables. (member)

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 319-320	Articles 319-320

Appointment of auditor

319 (1) The shareholders of a company shall, by ordinary resolution at the first meeting of shareholders and at each succeeding annual meeting, appoint an auditor to hold office until the close of the next annual meeting.

Remuneration of auditor

(2) The remuneration of an auditor may be fixed by ordinary resolution of the shareholders but, if not so fixed, shall be fixed by the directors.

Qualification of auditor

320 (1) A natural person or firm of accountants is qualified to be an auditor of a company if

(a) in the case of a natural person, the person is an accountant who

(i) is a member in good standing of an institute or association of accountants incorporated by or under an Act of the legislature of a province,

(ii) has at least five years experience at a senior level in performing audits of a financial institution,

(iii) is ordinarily resident in Canada, and

(iv) is independent of the company; and

(b) in the case of a firm of accountants, the member of the firm jointly designated by the firm and the company to conduct the audit of the company on behalf of the firm is qualified in accordance with paragraph (a).

Independence

(2) For the purposes of subsection (1),

(a) independence is a question of fact; and

(b) a person is deemed not to be independent of a company if that person, a business partner of that person or a firm of accountants of which that person is a member

(i) is a business partner, director, officer or employee of the company or of any affiliate of the company or is a business partner of any director, officer or employee of the company or of any affiliate of the company,

(ii) beneficially owns or controls, directly or indirectly, a material interest in the shares of the company or of any affiliate of the company, or

Nomination du vérificateur

319 (1) Les actionnaires de la société doivent, par réso-lution ordinaire, à leur premičre assemblée et à chaque assemblée annuelle subséquente, nommer un vérifica-teur dont le mandat expire à la clôture de l’assemblée an-nuelle suivante.

Rémunération du vérificateur

(2) La rémunération du vérificateur est fixée par résolution ordinaire des actionnaires ou, à défaut, par le conseil d’administration.

Conditions à remplir

320 (1) Peut être nommée vérificateur la personne physique qui est un comptable :

a) membre en règle d’un institut ou d’une association de comptables constitués en personne morale sous le régime d’une loi provinciale;

b) possédant cinq ans d’expérience au niveau supé-rieur dans l’exécution de la vérification d’institutions financičres;

c) résidant habituellement au Canada;

d) indépendant de la société.

Remplit également les conditions de nomination le cabinet de comptables qui désigne pour la vérification, conjointement avec la société, un membre qui satisfait par ailleurs aux critères énumérés aux alinéas a) à d).

Indépendance

(2) Pour l’application du paragraphe (1) :

a) l’indépendance est une question de fait;

b) la personne est réputée ne pas être indépendante de la société si elle-même, son associé ou le cabinet de comptables dont elle est membre :

(i) soit est l’associé, l’administrateur, le dirigeant ou l’employé de la société ou d’une entité de son groupe ou est l’associé d’un des administrateurs, dirigeants ou employés de la société ou d’une entité de son groupe,

(ii) soit possède à titre de véritable propriétaire ou contrôle, directement ou indirectement, un intérêt important dans des actions de la société ou d’une entité de son groupe,

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 320-321	Articles 320-321

(iii) has been a liquidator, trustee in bankruptcy, receiver or receiver and manager of any affiliate of the company within the two years immediately preceding the person’s proposed appointment as auditor of the company, other than an affiliate that is a subsidiary of the company acquired pursuant to section 457 or through a realization of security pursuant to section 458.

Business partners

(2.1) For the purposes of subsection (2),

(a) in the case of the appointment of a natural person as the auditor of a company, a business partner of the person includes a shareholder of the business partner; and

(b) in the case of the appointment of a firm of accountants as the auditor of a company, a business partner of a member of the firm includes another member of the firm and a shareholder of the firm or of a business partner of the member.

Notice of designation

(3) Within fifteen days after the appointment of a firm of accountants as auditor of a company, the company and the firm of accountants shall jointly designate a member of the firm who meets the qualifications described in subsection (1) to conduct the audit of the company on behalf of the firm and the company shall forthwith notify the Superintendent in writing of the designation.

New designation

(4) Where for any reason a member of a firm of accountants designated pursuant to subsection (3) ceases to conduct the audit of the company, the company and the firm of accountants may jointly designate another member of the same firm of accountants who meets the qualifications described in subsection (1) to conduct the audit of the company and the company shall forthwith notify the Superintendent in writing of the designation.

Deemed vacancy

(5) In any case where subsection (4) applies and a designation is not made pursuant to that subsection within thirty days after the designated member ceases to conduct the audit of the company, there shall be deemed to be a vacancy in the office of auditor of the company.

1991, c. 45, s. 320; 2001, c. 9, s. 516; 2005, c. 54, s. 437.

Duty to resign

321 (1) An auditor who ceases to be qualified under section 320 shall resign forthwith after the auditor, where the auditor is a natural person, or any member of the

(iii) soit a été séquestre, séquestre-gérant, liquida-teur ou syndic de faillite de toute entité du groupe dont fait partie la société dans les deux ans précédant la date de la proposition de sa nomination au poste de vérificateur, sauf si l’entité est une filiale de la société acquise conformément à l’article 457 ou dont l’acquisition découle de la réalisation d’une sűreté en vertu de l’article 458.

Associé

(2.1) Pour l’application du paragraphe (2), est assimilé à l’associé de la personne :

a) dans le cas d’une personne physique qui est nom-mée vérificateur, l’actionnaire de l’associé;

b) dans le cas d’un cabinet de comptables qui est nommé vérificateur, l’autre membre ou l’actionnaire du cabinet de comptables ou l’actionnaire de l’associé du membre du cabinet de comptables.

Avis au surintendant

(3) Dans les quinze jours suivant la nomination d’un cabinet de comptables, la société et le cabinet désignent conjointement un membre qui remplit les conditions du paragraphe (1) pour effectuer la vérification au nom du cabinet; la société en avise sans délai par écrit le surin-tendant.

Remplacement d’un membre désigné

(4) Si, pour une raison quelconque, le membre désigné cesse de remplir ses fonctions, la société et le cabinet de comptables peuvent désigner conjointement un autre membre qui remplit les conditions du paragraphe (1); la société en avise sans délai par écrit le surintendant.

Poste déclaré vacant

(5) Dans le cas visé au paragraphe (4), faute de désigna-tion dans les trente jours de la cessation des fonctions du membre, le poste de vérificateur est déclaré vacant.

1991, ch. 45, art. 320; 2001, ch. 9, art. 516; 2005, ch. 54, art. 437.

Obligation de démissionner

321 (1) Le vérificateur doit se démettre dčs qu’ à sa connaissance, s’il s’agit d’une personne physique, ou à

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 321-324	Articles 321-324

firm of accountants, where the auditor is a firm of accountants, becomes aware that the auditor or the firm has ceased to be so qualified.

Disqualification order

(2) Any interested person may apply to a court for an order declaring that an auditor of a company has ceased to be qualified under section 320 and declaring the office of auditor to be vacant.

Revocation of appointment

322 (1) The shareholders of a company may, by ordinary resolution at a special meeting, revoke the appointment of an auditor.

Idem

(2) The Superintendent may at any time revoke the appointment of an auditor made under subsection (3) or 319(1) or section 324 by notice in writing signed by the Superintendent and sent by registered mail to the auditor and to the company addressed to the usual place of business of the auditor and the company.

Filling vacancy

(3) A vacancy created by the revocation of the appointment of an auditor under subsection (1) may be filled at the meeting at which the appointment was revoked and, if not so filled, shall be filled by the directors under section 324.

Ceasing to hold office

323 (1) An auditor of a company ceases to hold office when

(a) the auditor resigns;

(b) the auditor, where the auditor is a natural person, dies; or

(c) the appointment of the auditor is revoked by the shareholders or the Superintendent.

Effective date of resignation

(2) The resignation of an auditor becomes effective at the time a written resignation is sent to the company or at the time specified in the resignation, whichever is later.

Filling vacancy

324 (1) Subject to subsection 322(3), where a vacancy occurs in the office of auditor of a company, the directors shall forthwith fill the vacancy, and the auditor so appointed holds office for the unexpired term of office of the predecessor of that auditor.

celle d’un de ses membres, s’il s’agit d’un cabinet, il ne remplit plus les conditions prévues à l’article 320.

Destitution judiciaire

(2) Tout intéressé peut demander au tribunal de décla-rer, par ordonnance, que le vérificateur de la société ne remplit plus les conditions prévues à l’article 320 et que son poste est vacant.

Révocation

322 (1) Les actionnaires peuvent, par résolution ordi-naire adoptée lors d’une assemblée extraordinaire, révo-quer le vérificateur.

Idem

(2) Le surintendant peut à tout moment révoquer le véri-ficateur nommé conformément aux paragraphes (3) ou 319(1) ou à l’article 324 par avis écrit portant sa signature et envoyé par courrier recommandé à l’établissement ha-bituel d’affaires du vérificateur et de la société.

Vacance

(3) La vacance créée par la révocation du vérificateur conformément au paragraphe (1) peut être comblée lors de l’assemblée oů celle-ci a eu lieu; à défaut, elle est com-blée par le conseil d’administration en application de l’ar-ticle 324.

Fin du mandat

323 (1) Le mandat du vérificateur prend fin à, selon le cas :

a) sa démission;

b) son décès;

c) sa révocation par les actionnaires ou le surinten-dant.

Date d’effet de la démission

(2) La démission du vérificateur prend effet à la date de son envoi par écrit à la société ou, si elle est postérieure, à la date qui y est précisée.

Poste vacant comblé

324 (1) Sous réserve du paragraphe 322(3), le conseil d’administration pourvoit sans délai à toute vacance; le nouveau vérificateur est en poste jusqu’ à l’expiration du mandat de son prédécesseur.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 324-326	Articles 324-326

Where Superintendent may fill vacancy

(2) Where the directors fail to fill a vacancy in accordance with subsection (1), the Superintendent may fill the vacancy and the auditor so appointed holds office for the unexpired term of office of the predecessor of that auditor.

Designation of member of firm

(3) Where the Superintendent has, pursuant to subsection (2), appointed a firm of accountants to fill a vacancy, the Superintendent shall designate the member of the firm who is to conduct the audit of the company on behalf of the firm.

Right to attend meetings

325 (1) The auditor of a company is entitled to receive notice of every meeting of shareholders and, at the expense of the company, to attend and be heard thereat on matters relating to the duties of the auditor.

Duty to attend meeting

(2) If a director or shareholder of a company, whether or not the shareholder is entitled to vote at the meeting, gives written notice, not less than ten days before a meeting of shareholders, to an auditor or former auditor of the company that the director or shareholder wishes the auditor’s attendance at the meeting, the auditor or former auditor shall attend the meeting at the expense of the company and answer questions relating to the auditor’s or former auditor’s duties as auditor.

Notice to company

(3) A director or shareholder who gives notice under subsection (2) shall send concurrently a copy of the notice to the company and the company shall forthwith send a copy thereof to the Superintendent.

Superintendent may attend

(4) The Superintendent may attend and be heard at any meeting referred to in subsection (2).

Statement of auditor

326 (1) An auditor of a company who

(a) resigns,

(b) receives a notice or otherwise learns of a meeting of shareholders called for the purpose of revoking the appointment of the auditor, or

(c) receives a notice or otherwise learns of a meeting of directors or shareholders at which another person is to be appointed in the auditor’s stead, whether because of the auditor’s resignation or revocation of

Vacance comblée par le surintendant

(2) à défaut de nomination par le conseil d’administra-tion, le surintendant peut y procéder; le nouveau vérifica-teur reste en poste jusqu’à l’expiration du mandat de son prédécesseur.

Désignation du membre du cabinet

(3) Le cas échéant, le surintendant, s’il a nommé un cabinet de comptables, désigne le membre du cabinet chargé d’effectuer la vérification au nom de celui-ci.

Droit d’assister à l’assemblée

325 (1) Le vérificateur de la société a le droit de rece-voir avis de toute assemblée des actionnaires, d’y assister aux frais de la société et d’y ętre entendu sur toute question relevant de ses fonctions.

Obligation d’assister à l’assemblée

(2) Le vérificateur — ancien ou en exercice — à qui l’un des administrateurs ou un actionnaire habile ou non à voter donne avis écrit, au moins dix jours à l’avance, de la tenue d’une assemblée des actionnaires et de son désir de l’y voir présent, doit y assister aux frais de la société et ré-pondre à toute question relevant de ses fonctions.

Avis à la société

(3) L’administrateur ou l’actionnaire qui donne l’avis en fait parvenir simultanément un exemplaire à la société, laquelle en adresse sans délai copie au surintendant.

Droit d’assister à l’assemblée

(4) Le surintendant peut assister à l’assemblée et y ętre entendu.

Déclaration du vérificateur

326 (1) Est tenu de soumettre à la société et au surin-tendant une déclaration écrite exposant les motifs de sa démission ou de son opposition aux mesures envisagées le vérificateur de la société qui, selon le cas :

a) démissionne;

b) est informé, notamment par voie d’avis, de la convocation d’une assemblée des actionnaires ayant pour but de le révoquer;

Current to May 29, 2023	184	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 326-328	Articles 326-328

appointment or because the auditor’s term of office has expired or is about to expire,

shall submit to the company and the Superintendent a written statement giving the reasons for the resignation or the reasons why the auditor opposes any proposed action.

Other statements

(1.1) In the case of a proposed replacement of an auditor whether because of removal or the expiry of their term, the company shall make a statement of the reasons for the proposed replacement and the proposed replacement auditor may make a statement in which they comment on those reasons.

Statements to be sent

(2) The company shall send a copy of the statements referred to in subsections (1) and (1.1) without delay to every shareholder entitled to vote at the annual meeting of shareholders and to the Superintendent.

1991, c. 45, s. 326; 2005, c. 54, s. 438.

Duty of replacement auditor

327 (1) Where an auditor of a company has resigned or the appointment of an auditor has been revoked, no person or firm shall accept an appointment as auditor of the company or consent to be the auditor of the company until the person or firm has requested and received from the other auditor a written statement of the circumstances and reasons why the other auditor resigned or why, in the other auditor’s opinion, the other auditor’s appointment was revoked.

Exception

(2) Notwithstanding subsection (1), a person or firm may accept an appointment or consent to be appointed as auditor of a company if, within fifteen days after a request under that subsection is made, no reply from the other auditor is received.

Effect of non-compliance

(3) Unless subsection (2) applies, an appointment as auditor of a company is void if subsection (1) has not been complied with.

Auditor’s examination

328 (1) The auditor of a company shall make such examination as the auditor considers necessary to enable the auditor to report on the annual statement and on other financial statements required by this Act to be placed before the shareholders, except such annual statements or parts thereof as relate to the period referred to in sub-paragraph 313(1)(a)(ii).

c) est informé, notamment par voie d’avis, de la tenue d’une réunion du conseil d’administration ou d’une as-semblée des actionnaires destinée à pourvoir le poste de vérificateur par suite de sa démission, de sa révoca-tion ou de l’expiration effective ou prochaine de son mandat.

Autres déclarations

(1.1) Dans le cas où la société se propose de remplacer le vérificateur pour cause de révocation ou d’expiration de son mandat, elle doit présenter une déclaration motivée et le nouveau vérificateur peut présenter une déclaration commentant ces motifs.

Diffusion des motifs

(2) La société envoie sans délai au surintendant et à tout actionnaire habile à voter à l’assemblée annuelle copie des déclarations visées aux paragraphes (1) et (1.1).

1991, ch. 45, art. 326; 2005, ch. 54, art. 438.

Remplaçant

327 (1) Nul ne peut accepter de remplacer le vérifica-teur qui a démissionné ou a été révoqué sans auparavant avoir demandé et obtenu de celui-ci une déclaration écrite exposant les circonstances justifiant sa démission, ou expliquant, selon lui, sa révocation.

Exception

(2) Par dérogation au paragraphe (1), toute personne ou tout cabinet peut accepter d’être nommé vérificateur en l’absence de réponse dans les quinze jours à la demande de déclaration écrite.

Effet de l’inobservation

(3) Sauf dans le cas prévu au paragraphe (2), l’inobserva-tion du paragraphe (1) entraîne la nullité de la nomination.

Examen

328 (1) Le vérificateur de la société procède à l’examen qu’il estime nécessaire pour faire rapport sur le rapport annuel et sur les autres états financiers qui doivent, aux termes de la présente loi, ętre présentés aux actionnaires, à l’exception des états financiers ou des parties d’états financiers se rapportant à la période visée au sous-alinéa 313(1)a)(ii).

Current to May 29, 2023	185	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 328-330	Articles 328-330

Auditing standards

(2) The auditor’s examination referred to in subsection (1) shall, except as otherwise specified by the Superintendent, be conducted in accordance with generally accepted auditing standards, the primary source of which is the Handbook of the Chartered Professional Accountants of Canada.

1991, c. 45, s. 328; 2017, c. 26, s. 62.

Right to information

329 (1) On the request of the auditor of a company, the present or former directors, officers, employees or agents of the company shall, to the extent that such persons are reasonably able to do so,

(a) permit access to such records, assets and security held by the company or any entity in which the company has a substantial investment, and

(b) provide such information and explanations as are, in the opinion of the auditor, necessary to enable the auditor to perform the duties of auditor of the company.

Directors to provide information

(2) On the request of the auditor of a company, the directors of the company shall, to the extent that they are reasonably able to do so,

(a) obtain from the present or former directors, officers, employees and agents of any entity in which the company has a substantial investment the information and explanations that such persons are reasonably able to provide and that are, in the opinion of the auditor, necessary to enable the auditor to perform the duties of auditor of the company; and

(b) provide the auditor with the information and explanations so obtained.

No civil liability

(3) A person who in good faith makes an oral or written communication under subsection (1) or (2) shall not be liable in any civil action arising from having made the communication.

Auditor’s report and extended examination

330 (1) The Superintendent may, in writing, require that the auditor of a company report to the Superintendent on the extent of the auditor’s procedures in the examination of the annual statement and may, in writing, require that the auditor enlarge or extend the scope of that examination or direct that any other particular procedure be performed in any particular case, and the

Normes applicables

(2) Sauf spécification contraire du surintendant, le vérifi-cateur applique les normes de vérification généralement reconnues et principalement celles qui sont énoncées dans le Manuel de Comptables professionnels agréés du Canada.

1991, ch. 45, art. 328; 2017, ch. 26, art. 62.

Droit à l’information

329 (1) Les administrateurs, dirigeants, employés ou mandataires de la société, ou leurs prédécesseurs, doivent, à la demande du vérificateur et dans la mesure où, d’une part, ils peuvent le faire et, d’autre part, ce der-nier l’estime nécessaire à l’exercice de ses fonctions :

a) lui donner accès aux registres, éléments d’actif et sûretés détenus par la société ou par toute entité dans laquelle elle détient un intérêt de groupe financier;

b) lui fournir des renseignements ou éclaircissements.

Obligation du conseil d’administration : information

(2) à la demande du vérificateur, le conseil d’administration de la société doit, dans la mesure du possible :

a) obtenir des administrateurs, dirigeants, employés et mandataires de toute entité dans laquelle la société détient un intérêt de groupe financier, ou de leurs pré -décesseurs, les renseignements et éclaircissements que ces personnes sont en mesure de fournir et que le vérificateur estime nécessaires à l’exercice de ses fonc-tions;

b) lui fournir les renseignements et éclaircissements ainsi obtenus.

Non-responsabilité civile

(3) Nul n’encourt de responsabilité civile pour avoir fait, de bonne foi, une déclaration orale ou écrite en vertu des paragraphes (1) ou (2).

Rapport du vérificateur au surintendant

330 (1) Le surintendant peut exiger, par écrit, que le vé-rificateur de la société lui fasse rapport sur le type de pro-cédure utilisé lors de sa vérification du rapport annuel; il peut en outre lui demander, par écrit, d’étendre la portée de sa vérification et lui ordonner de mettre en œuvre,

Current to May 29, 2023	186	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 330-331	Articles 330-331

auditor shall comply with any such requirement of the Superintendent and report to the Superintendent thereon.

Special examination

(2) The Superintendent may, in writing, require that the auditor of a company make a particular examination relating to the adequacy of the procedures adopted by the company for the safety of its creditors and shareholders, or any other examination as, in the Superintendent’s opinion, the public interest may require, and report to the Superintendent thereon.

Idem

(3) The Superintendent may direct that a special audit of a company be made if, in the opinion of the Superintendent, it is so required and may appoint for that purpose an accountant or a firm of accountants qualified pursuant to subsection 320(1) to be an auditor of the company.

Expenses payable by company

(4) The expenses entailed by any examination or audit referred to in any of subsections (1) to (3) are payable by the company on being approved in writing by the Superintendent.

1991, c. 45, s. 330; 1999, c. 31, s. 217(F).

Auditor’s report

331 (1) The auditor shall, not less than twenty-one days before the date of the annual meeting of the shareholders of the company, make a report in writing to the shareholders on the annual statement referred to in subsection

313(1).

Audit for shareholders

(2) In each report required under subsection (1), the auditor shall state whether, in the auditor’s opinion, the annual statement presents fairly, in accordance with the accounting principles referred to in subsection 313(4), the financial position of the company as at the end of the financial year to which it relates and the results of the operations and changes in the financial position of the company for that financial year.

Auditor’s remarks

(3) In each report referred to in subsection (2), the auditor shall include such remarks as the auditor considers necessary when

(a) the examination has not been made in accordance with the auditing standards referred to in subsection 328(2);

dans certains cas, d’autres types de procédure. Le vérifi-cateur est tenu de se conformer aux demandes du surintendant et de lui faire rapport à ce sujet.

Vérification spéciale

(2) Le surintendant peut exiger, par écrit, que le vérifica-teur de la société procède à une vérification spéciale vi-sant à déterminer si la méthode utilisée par la société pour sauvegarder les intéręts de ses créanciers et de ses actionnaires est adéquate, ainsi qu’ à toute autre vérifica-tion rendue nécessaire, à son avis, par l’intéręt public, et lui fasse rapport à ce sujet.

Idem

(3) Le surintendant peut, s’il l’estime nécessaire, faire procéder à une vérification spéciale et nommer à cette fin un comptable ou un cabinet de comptables répondant aux exigences du paragraphe 320(1).

Dépenses

(4) Les dépenses engagées en application des paragraphes (1) à (3) sont, si elles sont autorisées par écrit par le surintendant, à la charge de la société.

1991, ch. 45, art. 330; 1999, ch. 31, art. 217(F).

Rapport du vérificateur

331 (1) Au moins vingt et un jours avant la date de l’as-semblée annuelle, le vérificateur établit un rapport écrit à l’intention des actionnaires concernant le rapport annuel prévu au paragraphe 313(1).

Teneur du rapport

(2) Dans chacun des rapports prévus au paragraphe (1), le vérificateur déclare si, à son avis, le rapport annuel présente fidèlement, selon les principes comptables visés au paragraphe 313(4), la situation financičre de la société à la clôture de l’exercice auquel il se rapporte ainsi que le résultat de ses opérations et les modifications survenues dans sa situation financière au cours de cet exercice.

Observations

(3) Dans chacun des rapports, le vérificateur inclut les observations qu’il estime nécessaires dans les cas oů :

a) l’examen n’a pas été effectué selon les normes de vérification visées au paragraphe 328(2);

b) le rapport annuel en question et celui de l’exercice précédent n’ont pas été établis sur la męme base;

Current to May 29, 2023	187	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 331-333	Articles 331-333

(b) the annual statement has not been prepared on a basis consistent with that of the preceding financial year; or

(c) the annual statement does not present fairly, in accordance with the accounting principles referred to in subsection 313(4), the financial position of the company as at the end of the financial year to which it relates or the results of the operations or changes in the financial position of the company for that financial year.

Report on directors’ statement

332 (1) The auditor of a company shall, if required by the shareholders, audit and report to the shareholders on any financial statement submitted by the directors to the shareholders, and the report shall state whether, in the auditor’s opinion, the financial statement presents fairly the information required by the shareholders.

Making of report

(2) A report of the auditor made under subsection (1) shall be attached to the financial statement to which it relates and a copy of the statement and report shall be sent by the directors to every shareholder and to the Superintendent.

Report to officers

333 (1) It is the duty of the auditor of a company to report in writing to the chief executive officer and chief financial officer of the company any transactions or conditions that have come to the auditor’s attention affecting the well-being of the company that in the auditor’s opinion are not satisfactory and require rectification and, without restricting the generality of the foregoing, the auditor shall, as occasion requires, make a report to those officers in respect of

(a) transactions of the company that have come to the auditor’s attention and that in the auditor’s opinion have not been within the powers of the company, and

(b) loans owing to the company by any person the aggregate amount of which exceeds one half of one per cent of the regulatory capital of the company and in respect of which, in the auditor’s opinion, loss to the company is likely to occur, but when a report required under paragraph (b) has been made in respect of loans to any person, it is not necessary to report again in respect of loans to that person unless, in the opinion of the auditor, the amount of the loss likely to occur has increased.

c) le rapport annuel, compte tenu des principes comptables visés au paragraphe 313(4), ne reflète pas fidèlement soit la situation financière de la société à la clôture de l’exercice auquel il se rapporte, soit le résul-tat de ses opérations, soit les modifications survenues dans sa situation financičre au cours de cet exercice.

Rapport aux actionnaires

332 (1) Si les actionnaires l’exigent, le vérificateur de la société vérifie tout état financier qui leur est soumis par le conseil d’administration; le rapport qu’il leur fait doit indiquer si, de l’avis du vérificateur, l’état financier pré-sente fidèlement les renseignements demandés.

Idem

(2) Le rapport en question est annexé à l’état financier auquel il se rapporte; le conseil d’administration en fait parvenir un exemplaire, ainsi que de l’état, à chaque ac-tionnaire et au surintendant.

Rapport aux dirigeants

333 (1) Le vérificateur de la société établit, à l’intention du premier dirigeant et du directeur financier, un rapport portant sur les opérations ou conditions portées à son attention et qui sont dommageables pour la bonne santé de la société et, selon lui, nécessitent redressement, notamment:

a) les opérations portées à son attention et qui, à son avis, outrepassent les pouvoirs de la société;

b) les prêts avancés par la société à une personne pour un total dépassant un demi de un pour cent du capital réglementaire de la société, s’il estime que ces prêts risquent de causer une perte à la société.

Toutefois, si un rapport a déjà été établi à l’égard des prêts avancés à une personne, il n’est pas nécessaire d’en faire un autre à l’égard des pręts avancés à cette même personne, à moins que, de l’avis du vérificateur, le montant de la perte ne soit susceptible de s’accroître.

Current to May 29, 2023	188	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 333-335	Articles 333-335

Transmission of report

(2) Where the auditor of a company makes a report under subsection (1),

(a) the auditor shall transmit the report, in writing, to the chief executive officer and chief financial officer of the company;

(b) the report shall be presented to the first meeting of the directors following its receipt;

(c) the report shall be incorporated in the minutes of that meeting; and

(d) the auditor shall, at the time of transmitting the report to the chief executive officer and chief financial officer, provide the audit committee of the company and the Superintendent with a copy.

1991, c. 45, s. 333; 2005, c. 54, s. 439.

Auditor of subsidiaries

334 (1) A company shall take all necessary steps to ensure that its auditor is duly appointed as the auditor of each of its subsidiaries.

Subsidiary outside Canada

(2) Subsection (1) applies in the case of a subsidiary that carries on its operations in a country other than Canada unless the laws of that country do not permit the appointment of the auditor of the company as the auditor of that subsidiary.

Exception

(3) Subsection (1) does not apply in respect of any particular subsidiary where the company, after having consulted its auditor, is of the opinion that the total assets of the subsidiary are not a material part of the total assets of the company.

Auditor’s attendance

335 (1) The auditor of a company is entitled to receive notice of every meeting of the audit committee and the conduct review committee of the company and, at the expense of the company, to attend and be heard at that meeting.

Attendance

(2) If so requested by a member of the audit committee, the auditor shall attend every meeting of the audit committee held during the member’s term of office.

1991, c. 45, s. 335; 1993, c. 34, s. 125(F).

Distribution du rapport

(2) Le vérificateur transmet son rapport au premier dirigeant et au directeur financier de la société et en fournit simultanément un exemplaire au comité de vérification et au surintendant; le rapport est en outre présenté à la réunion suivante du conseil d’administration et il fait partie du procès-verbal de cette réunion.

1991, ch. 45, art. 333; 2005, ch. 54, art. 439.

Vérification des filiales

334 (1) La société prend toutes les dispositions néces-saires pour que son vérificateur soit nommé vérificateur de ses filiales.

Filiale à l’étranger

(2) Le paragraphe (1) s’applique dans le cas d’une filiale qui exerce son activité dans un pays étranger sauf si les lois de ce pays ne le permettent pas.

Exception

(3) Dans le cas où la société, après consultation de son vérificateur, estime que l’actif total d’une de ses filiales ne représente pas une partie importante de son actif total, le paragraphe (1) ne s’applique pas à cette filiale.

Présence du vérificateur

335 (1) Le vérificateur a droit aux avis des réunions des comités de vérification et de révision de la société et peut y assister aux frais de celle-ci et y être entendu.

Idem

(2) À la demande de tout membre du comité de vérification, le vérificateur assiste à toutes réunions de ce comité tenues au cours du mandat de ce membre.

1991, ch. 45, art. 335; 1993, ch. 34, art. 125(F).

Current to May 29, 2023	189	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Auditor	Vérificateur
Sections 336-339	Articles 336-339

Calling meeting

336 (1) The auditor of a company or a member of the audit committee may call a meeting of the audit committee.

Right to interview

(2) The chief internal auditor of a company or any officer or employee of the company acting in a similar capacity shall, at the request of the auditor of the company and on receipt of reasonable notice, meet with the auditor.

Notice of errors

337 (1) A director or an officer of a company shall forthwith notify the audit committee and the auditor of the company of any error or misstatement of which the director or officer becomes aware in an annual statement or other financial statement on which the auditor or any former auditor has reported.

Error noted by auditor

(2) If the auditor or a former auditor of a company is notified or becomes aware of an error or misstatement in an annual statement or other financial statement on which the auditor reported and in the auditor’s opinion the error or misstatement is material, the auditor or former auditor shall inform each director of the company accordingly.

Duty of directors

(3) When under subsection (2) the auditor or a former auditor of a company informs the directors of an error or misstatement in an annual statement or other financial statement, the directors shall

(a) prepare and issue a revised annual statement or financial statement; or

(b) otherwise inform the shareholders and the Superintendent of the error or misstatement.

Qualified privilege for statements

338 Any oral or written statement or report made under this Act by the auditor or a former auditor of a company has qualified privilege.

Remedial Actions

Derivative action

339 (1) Subject to subsection (2), a complainant or the Superintendent may apply to a court for leave to bring an action under this Act in the name and on behalf of a company or any of its subsidiaries, or to intervene in an

Convocation d’une réunion

336 (1) Le comité de vérification peut être convoqué par l’un de ses membres ou par le vérificateur.

Rencontre demandée

(2) Le vérificateur en chef interne ou tout dirigeant ou employé de la société occupant des fonctions analogues doit rencontrer le vérificateur de la société si celui-ci lui en fait la demande et l’en avise en temps utile.

Avis des erreurs

337 (1) Tout administrateur ou dirigeant doit sans délai aviser le comité de vérification ainsi que le vérificateur des erreurs ou renseignements inexacts qu’il relève dans un rapport annuel ou tout autre état financier ayant fait l’objet d’un rapport de ce dernier ou de ses prédéces-seurs.

Erreur dans les états financiers

(2) Le vérificateur ou celui de ses prédécesseurs qui prend connaissance d’une erreur ou d’un renseignement inexact et, à son avis, important dans le rapport annuel ou tout autre état financier sur lequel il a fait rapport doit en informer chaque administrateur.

Obligation du conseil d’administration

(3) Une fois mis au courant, le conseil d’administration fait établir et publier un rapport ou état révisé ou informe par tous autres moyens les actionnaires et le surintendant des erreurs ou renseignements inexacts qui lui ont été révélés.

Immunité (diffamation)

338 Le vérificateur et ses prédécesseurs jouissent d’une immunité relative en ce qui concerne les déclarations orales ou écrites et les rapports faits par eux aux termes de la présente loi.

Recours judiciaires

Recours similaire à l’action oblique

339 (1) Sous réserve du paragraphe (2), le plaignant ou le surintendant peut demander au tribunal l’autorisation soit d’intenter, aux termes de la présente loi, une action au nom et pour le compte d’une société ou de l’une de ses

Current to May 29, 2023	190	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Remedial Actions	Recours judiciaires
Sections 339-340	Articles 339-340

action under this Act to which the company or a subsidiary of the company is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the company or the subsidiary.

Conditions precedent

(2) No action may be brought and no intervention in an action may be made under subsection (1) by a complainant unless the court is satisfied that

(a) the complainant has, not less than 14 days before bringing the application or as otherwise ordered by the court, given notice to the directors of the company or the company’s subsidiary of the complainant’s intention to apply to the court under subsection (1) if the directors of the company or the company’s subsidiary do not bring, diligently prosecute or defend or discontinue the action;

(b) the complainant is acting in good faith; and

(c) it appears to be in the interests of the company or the subsidiary that the action be brought, prosecuted, defended or discontinued.

Notice to Superintendent

(3) A complainant under subsection (1) shall give the Superintendent notice of the application and the Superintendent may appear and be heard in person or by counsel at the hearing of the application.

1991, c. 45, s. 339; 2005, c. 54, s. 440.

Powers of court

340 (1) In connection with an action brought or intervened in under subsection 339(1), the court may at any time make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order authorizing the Superintendent, the complainant or any other person to control the conduct of the action;

(b) an order giving directions for the conduct of the action;

(c) an order directing that any amount adjudged payable by a defendant in the action be paid, in whole or in part, directly to former and present security holders of the company or of the subsidiary instead of to the company or to the subsidiary; and

(d) an order requiring the company or the subsidiary to pay reasonable legal fees incurred by the Superintendent or the complainant in connection with the action.

filiales, soit d’intervenir dans une action intentée aux termes de la présente loi et à laquelle est partie une telle société ou filiale, afin d’y mettre fin, de la poursuivre ou d’y présenter une défense pour le compte de cette société ou de sa filiale.

Conditions préalables

(2) L’action ou l’intervention ne sont recevables que si le tribunal est convaincu à la fois:

a) que le plaignant a donné avis de son intention de présenter la demande, au moins quatorze jours avant la présentation ou dans le délai que le tribunal estime indiqué, aux administrateurs de la société ou de sa filiale au cas où ils n’ont pas intenté l’action, n’ont pas agi avec diligence dans le cadre de celle-ci ou n’y ont pas mis fin;

b) que le plaignant agit de bonne foi;

c) qu’il semble ętre de l’intéręt de la société ou de sa filiale d’intenter l’action, de la poursuivre, d’y présen-ter une défense ou d’y mettre fin.

Avis au surintendant

(3) Le plaignant donne avis de sa demande au surinten-dant; celui-ci peut comparaître en personne ou par mi-nistčre d’avocat lors de l’audition de celle-ci.

1991, ch. 45, art. 339; 2005, ch. 54, art. 440.

Pouvoirs du tribunal

340 (1) Le tribunal saisi peut rendre l’ordonnance qu’il estime indiquée et, notamment :

a) autoriser le plaignant, le surintendant ou toute autre personne à assurer la conduite de l’action;

b) donner des instructions sur la conduite de l’action;

c) faire payer directement aux anciens ou actuels détenteurs de valeurs mobilières, et non à la société ou à sa filiale, en tout ou en partie, les sommes mises à la charge d’un défendeur;

d) obliger la société ou sa filiale à payer les frais de justice raisonnables supportés par le plaignant ou le surintendant dans le cadre de l’action.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Remedial Actions	Recours judiciaires
Sections 340-343	Articles 340-343

Jurisdiction

(2) Notwithstanding subsection (1), the court may not make any order in relation to any matter that would, under this Act, require the approval of the Minister or the Superintendent.

Status of shareholder approval

341 (1) An application made or an action brought or intervened in under subsection 339(1) or section 343 need not be stayed or dismissed by reason only that it is shown that an alleged breach of a right or duty owed to the company or its subsidiary has been or might be approved by the shareholders of the company or subsidiary or both, but evidence of approval by the shareholders may be taken into account by the court in making an order under section 340.

Court approval to discontinue

(2) An application made or an action brought or intervened in under subsection 339(1) or section 343 shall not be stayed, discontinued, settled or dismissed for want of prosecution without the approval of the court given on such terms as the court thinks fit and, if the court determines that the interests of any complainant might be substantially affected by any stay, discontinuance, settlement or dismissal, the court may order any party to the application or action to give notice to the complainant.

No security for costs

342 (1) A complainant is not required to give security for costs in any application made or any action brought or intervened in under subsection 339(1) or section 343.

Interim costs

(2) In an application made or an action brought or intervened in under subsection 339(1) or section 343, the court may at any time order the company or its subsidiary to pay to the complainant interim costs, including legal fees and disbursements, but the complainant may be held accountable by the court for those interim costs on final disposition of the application or action.

1991, c. 45, s. 342; 2005, c. 54, s. 441(F).

Application to rectify records

343 (1) If the name of a person is alleged to be or to have been wrongly entered or retained in, or wrongly deleted or omitted from, the securities register or any other record of a company, the company, a security holder of the company or any aggrieved person may apply to a court for an order that the securities register or record be rectified.

Compétence

(2) Le tribunal ne peut rendre l’ordonnance nécessitant, aux termes de la présente loi, l’agrément du ministre ou du surintendant.

Preuve de l’approbation des actionnaires non décisive

341 (1) Le fait qu’il est prouvé que les actionnaires ont approuvé, ou pourraient approuver, la prétendue inexé-cution d’obligations envers la société et sa filiale, ou l’une d’elles, ne constitue pas un motif suffisant pour sus-pendre ou rejeter les demandes, actions ou interventions visées au paragraphe 339(1) ou à l’article 343; le tribunal peut toutefois tenir compte de cette preuve en rendant son ordonnance.

Approbation de l’abandon des poursuites

(2) La suspension, l’abandon, le règlement ou le rejet des demandes, actions ou interventions visées au paragraphe 339(1) ou à l’article 343 pour cause de défaut de procé-dure utile est subordonné à son approbation par le tribunal selon les modalités qu’il estime indiquées; le tribunal peut également ordonner à toute partie d’en donner avis aux plaignants s’il conclut que leurs droits pourraient ętre sérieusement atteints.

Absence de cautionnement

342 (1) Les plaignants ne sont pas tenus de fournir de cautionnement pour les frais.

Frais provisoires

(2) En donnant suite au recours, le tribunal peut ordonner à la société ou à sa filiale de verser au plaignant des frais et dépens provisoires, y compris les frais de justice et les débours, dont ils pourront ętre comptables devant le tribunal lors de l’adjudication définitive.

1991, ch. 45, art. 342; 2005, ch. 54, art. 441(F).

Demande de rectification

343 (1) La société — ainsi que tout détenteur de ses valeurs mobilières ou toute personne qui subit un préjudice — peut demander au tribunal de rectifier, par ordonnance, son registre des valeurs mobilières ou ses autres livres, si le nom d’une personne y a été inscrit, maintenu, supprimé ou omis prétendument à tort.

Current to May 29, 2023	192	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Remedial Actions	Recours judiciaires
Sections 343-346	Articles 343-346

Notice to Superintendent

(2) An applicant under this section shall give the Superintendent notice of the application and the Superintendent may appear and be heard in person or by counsel at the hearing of the application.

Powers of court

(3) In connection with an application under this section, the court may make any order it thinks fit including, without limiting the generality of the foregoing,

(a) an order requiring the securities register or other record of the company to be rectified;

(b) an order restraining a company from calling or holding a meeting of shareholders or paying a dividend before the rectification;

(c) an order determining the right of a party to the proceedings to have the party’s name entered or retained in, or deleted or omitted from, the securities register or records of the company, whether the issue arises between two or more security holders or alleged security holders, or between the company and any security holder or alleged security holder; and

(d) an order compensating a party who has incurred a loss.

Liquidation and Dissolution

Definition of “court”

344 For the purposes of subsections 351(1) and 352(1) and (2), sections 353 to 357, subsection 358(1), sections 360 and 362 to 364, subsections 368(3) and (4) and section 373, court means a court having jurisdiction in the place where the company has its head office.

Application of subsection (2) and sections 346 to 373

345 (1) Subsection (2) and sections 346 to 373 do not apply to a company that is insolvent within the meaning of the Winding-up and Restructuring Act.

Staying proceedings on insolvency

(2) Any proceedings taken under this Part to dissolve or to liquidate and dissolve a company shall be stayed if the company is at any time found to be insolvent within the meaning of the Winding-up and Restructuring Act.

1991, c. 45, s. 345; 1996, c. 6, s. 167.

Returns to Superintendent

346 A liquidator appointed under this Part to wind up the business of a company shall provide the

Avis au surintendant

(2) Le demandeur doit donner avis de sa demande au surintendant, lequel peut comparaître en personne ou par ministčre d’avocat lors de l’audition de celle-ci.

Pouvoirs du tribunal

(3) En donnant suite aux demandes visées au présent article, le tribunal peut rendre les ordonnances qu’il estime indiquées, notamment pour:

a) ordonner la rectification du registre des valeurs mobilières ou des autres livres de la société;

b) enjoindre à la société de ne pas convoquer ou tenir d’assemblée ni de verser de dividende avant la rectification;

c) déterminer le droit d’une partie à l’inscription, au maintien, à la suppression ou à l’omission de son nom dans le registre des valeurs mobilières ou autres livres de la société, que le litige survienne entre plusieurs dé-tenteurs ou prétendus détenteurs de valeurs mobi-lières ou entre eux et la société;

d) indemniser toute partie qui a subi une perte.

Liquidation et dissolution

Définition de tribunal

344 Pour l’application des paragraphes 351(1) et 352(1) et (2), des articles 353 à 357, du paragraphe 358(1), des articles 360 et 362 à 364, des paragraphes 368(3) et (4) et de l’article 373, le tribunal est la juridiction compétente du ressort du siège de la société.

Application du paragraphe (2) et des articles 346 à 373

345 (1) Le paragraphe (2) et les articles 346 à 373 ne s’appliquent pas aux sociétés insolvables au sens de la Loi sur les liquidations et les restructurations.

Suspension des procédures

(2) Toute procédure soit de dissolution, soit de liquidation et de dissolution, engagée aux termes de la présente partie est suspendue dès la constatation de l’insolvabilité de la société, au sens de la Loi sur les liquidations et les restructurations.

1991, ch. 45, art. 345; 1996, ch. 6, art. 167.

Relevés fournis au surintendant

346 Le liquidateur nommé conformément à la présente partie pour procéder à la liquidation des activités de la

Current to May 29, 2023	193	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Liquidation and Dissolution	Liquidation et dissolution
Sections 346-349	Articles 346-349

Superintendent with such information relating to the business and affairs of the company in such form as the Superintendent requires.

Simple Liquidation

No property and no liabilities

347 (1) A company that has no property and no liabilities may, if authorized by a special resolution of the shareholders or, if there are no shareholders, by a resolution of all the directors, apply to the Minister for letters patent dissolving the company.

Dissolution by letters patent

(2) Where the Minister has received an application under subsection (1) and is satisfied that all the circumstances so warrant, the Minister may issue letters patent dissolving the company.

Effect of letters patent

(3) A company in respect of which letters patent are issued under subsection (2) ceases to exist on the day stated in the letters patent.

Proposing liquidation

348 (1) The voluntary liquidation and dissolution of a company, other than a company referred to in subsection

347(1),

(a) may be proposed by its directors; or

(b) may be initiated by way of a proposal made by a shareholder who is entitled to vote at an annual meeting of shareholders in accordance with sections 146 and 147.

Terms must be set out

(2) A notice of any meeting of shareholders at which the voluntary liquidation and dissolution of a company is to be proposed shall set out the terms of the proposal.

Shareholders’ resolution

349 Where the voluntary liquidation and dissolution of a company is proposed, the company may apply to the Minister for letters patent dissolving the company if authorized by a special resolution of the shareholders or, where the company has issued more than one class of shares, by special resolution of each class of shareholders whether or not those shareholders are otherwise entitled to vote.

société doit fournir au surintendant, en la forme requise, les renseignements pertinents que celui-ci exige.

Liquidation simple

Dissolution en l’absence de biens et de dettes

347 (1) La société qui n’a ni biens ni dettes peut, avec l’autorisation soit par résolution extraordinaire des ac-tionnaires, soit — si elle n’a pas d’actionnaires — par ré-solution de tous les administrateurs, demander au ministre de lui délivrer des lettres patentes de dissolution.

Dissolution par lettres patentes

(2) Après rèception de la demande, le ministre peut déli-vrer des lettres patentes de dissolution, s’il est convaincu que les circonstances le justifient.

Date de dissolution

(3) La société cesse d’exister à la date figurant sur les lettres patentes de dissolution.

Proposition de liquidation et dissolution

348 (1) La liquidation et la dissolution volontaires d’une société autre que celle mentionnée au paragraphe 347(1) peuvent être proposées :

a) soit par son conseil d’administration;

b) soit par tout actionnaire ayant droit de vote à l’as-semblée annuelle des actionnaires aux termes des articles 146 et 147.

Avis d’assemblée

(2) L’avis de convocation de l’assemblée qui doit statuer sur la proposition de liquidation et de dissolution volontaires de la société doit en exposer les modalités.

Résolution des actionnaires

349 La société visée à l’article 348 peut, si elle y est auto-risée par résolution extraordinaire des actionnaires ou, lorsqu’elle a émis plusieurs catégories d’actions — assor-ties ou non du droit de vote — , par résolution extraordi-naire des détenteurs de chacune d’elle, demander au ministre de lui délivrer des lettres patentes de dissolution.

Current to May 29, 2023	194	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Simple Liquidation	Liquidation simple
Section 350	Article 350

Approval of Minister required

350 (1) No action directed toward the voluntary liquidation and dissolution of a company shall be taken by a company, other than as provided in sections 348 and 349, until an application made by the company pursuant to section 349 has been approved by the Minister.

Conditional approval

(2) Where the Minister is satisfied on the basis of an application made pursuant to section 349 that the circumstances warrant the voluntary liquidation and dissolution of a company, the Minister may, by order, approve the application.

Effect of approval

(3) Where the Minister has approved an application made pursuant to section 349 with respect to a company, the company shall not carry on business except to the extent necessary to complete its voluntary liquidation.

Liquidation process

(4) Where the Minister has approved an application made pursuant to section 349 with respect to a company, the company shall

(a) cause notice of the approval to be sent to each known claimant against and creditor of the company;

(b) publish notice of the approval once a week for four consecutive weeks in the Canada Gazette and once a week for two consecutive weeks in one or more newspapers in general circulation in each province in which the company transacted any business within the preceding twelve months;

(c) proceed to collect its property, dispose of property that is not to be distributed in kind to its shareholders, discharge all its obligations and do all other acts required to liquidate its business;

(d) where the company is a trust company pursuant to subsection 57(2), make such arrangements as are necessary to transfer to another company that is a trust company pursuant to subsection 57(2) money or other assets held in trust by the company, other than assets held in respect of guaranteed trust money; and

(e) after giving the notice required under paragraphs (a) and (b) and adequately providing for the payment or discharge of all its obligations, distribute its remaining property, either in money or in kind, among its shareholders according to their respective rights.

Approbation préalable du ministre

350 (1) La société en question ne peut prendre aucune mesure tendant à sa liquidation et à sa dissolution volontaires tant que la demande visée à l’article 349 n’a pas été agréée par le ministre.

Cas où le ministre approuve

(2) Le ministre peut, par arrêté, agréer la demande s’il est convaincu, en se fondant sur sa teneur, que les circonstances le justifient.

Effets de l’approbation

(3) Une fois la demande agréée, la société ne peut poursuivre son activité que dans la mesure nécessaire pour mener à bonne fin sa liquidation volontaire.

Liquidation

(4) La société dont la demande est agréée doit:

a) faire parvenir un avis de l’agrément à chaque réclamant et chaque créancier connus;

b) faire insérer cet avis, une fois par semaine pendant quatre semaines consécutives, dans la Gazette du Canada et une fois par semaine pendant deux semaines consécutives dans un ou plusieurs journaux à grand tirage publiés dans chaque province où elle a exercé son activité au cours des douze derniers mois;

c) accomplir tous actes utiles à la dissolution, notamment recouvrer ses biens, disposer des biens non destinés à être répartis en nature entre les actionnaires et honorer ses obligations;

d) si elle est une société de fiducie au sens du paragraphe 57(2), faire tous les arrangements nécessaires pour transférer à une autre société de fiducie au sens de ce paragraphe tous les fonds ou autres éléments d’actif qu’elle détient en fiducie, à l’exception des élé-ments d’actif détenus à l’égard des fonds en fiducie ga-rantie;

e) après avoir accompli les formalités imposées par les alinéas a) et b) et constitué une provision suffisante pour honorer ses obligations, répartir le reliquat de l’actif, en numéraire ou en nature, entre les actionnaires selon leurs droits respectifs.

Current to May 29, 2023	195	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Simple Liquidation	Liquidation simple
Sections 351-354	Articles 351-354

Dissolution instrument

351 (1) Unless a court has made an order in accordance with subsection 352(1), the Minister may, if satisfied that the company has complied with subsection 350(4) and that all the circumstances so warrant, issue letters patent dissolving the company.

Company dissolved

(2) A company in respect of which letters patent are issued under subsection (1) is dissolved and ceases to exist on the day stated in the letters patent.

Court-supervised Liquidation

Application for court supervision

352 (1) The Superintendent or any interested person may, at any time during the liquidation of a company, apply to a court for an order for the continuance of the voluntary liquidation under the supervision of the court in accordance with this section and sections 353 to 365 and on such application the court may so order and make any further order it thinks fit.

Idem

(2) An application under subsection (1) to a court to supervise a voluntary liquidation shall state the reasons, verified by an affidavit of the applicant, why the court should supervise the liquidation.

Notice to Superintendent

(3) Where a person, other than the Superintendent, makes an application under subsection (1), the person shall give the Superintendent notice of the application and the Superintendent may appear and be heard in person or by counsel at the hearing of the application.

Court supervision thereafter

353 (1) When a court makes an order under subsection 352(1), the liquidation of the company shall continue under the supervision of the court.

Commencement of liquidation

(2) The supervision of the liquidation of a company by the court pursuant to an order made under subsection 352(1) commences on the day the order is made.

Powers of court

354 In connection with the liquidation and dissolution of a company, the court may, where it is satisfied

(a) that the company is able to pay or adequately provide for the discharge of all its obligations, and

Lettres patentes de dissolution

351 (1) Sauf dans les cas où le tribunal a rendu l’ordon-nance visée au paragraphe 352(1), le ministre peut, s’il estime que la société satisfait à toutes les obligations énoncées au paragraphe 350(4) et que les circonstances le justifient, délivrer des lettres patentes de dissolution.

Dissolution de la société

(2) La société est dissoute et cesse d’exister à la date figurant sur les lettres patentes.

Surveillance judiciaire

Surveillance judiciaire

352 (1) Sur demande présentée à cette fin au cours de la liquidation par le surintendant ou par tout intéressé, le tribunal peut, par ordonnance, décider que la liquidation sera poursuivie sous sa surveillance conformément au présent article et aux articles 353 à 365 et prendre toute autre mesure indiquée.

Idem

(2) La demande de surveillance doit être motivée, avec la déclaration sous serment du demandeur à l’appui.

Avis au surintendant

(3) Le demandeur donne avis de sa demande au surin-tendant, lequel peut comparaître en personne ou par mi-nistère d’avocat lors de l’audition de celle-ci.

Surveillance

353 (1) La liquidation se poursuit sous la surveillance du tribunal une fois rendue l’ordonnance prévue au paragraphe 352(1).

Début de la liquidation

(2) La surveillance judiciaire de la liquidation commence à la date du prononcé de l’ordonnance.

Pouvoirs du tribunal

354 Dans le cadre de la dissolution et de la liquidation, le tribunal peut, s’il est convaincu de la capacité de la société d’acquitter ses obligations ou de constituer une provision pour les honorer et, dans le cas d’une société de fiducie au sens du paragraphe 57(2), de sa capacité de conclure des ententes satisfaisantes pour assurer la

Current to May 29, 2023	196	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Court-supervised Liquidation	Surveillance judiciaire
Section 354	Article 354

(b) in the case of a company that is a trust company pursuant to subsection 57(2), that the company is able to make satisfactory arrangements for the protection of persons in relation to whom the company is acting in a fiduciary capacity, make any order it thinks fit including, without limiting the generality of the foregoing,

(c) an order to liquidate,

(d) an order appointing a liquidator, with or without security, fixing a liquidator’s remuneration and replacing a liquidator,

(e) an order appointing inspectors or referees, specifying their powers, fixing their remuneration and replacing inspectors or referees,

(f) an order determining the notice to be given to any interested person, or dispensing with notice to any person,

(g) an order determining the validity of any claims made against the company,

(h) an order, at any stage of the proceedings, restraining the directors and officers of the company from

(i) exercising any of their powers, or

(ii) collecting or receiving any debt or other property of the company, and from paying out or transferring any property of the company, except as permitted by the court,

(i) an order determining and enforcing the duty or liability of any present or former director, officer or shareholder

(i) to the company, or

(ii) for an obligation of the company,

(j) an order approving the payment, satisfaction or compromise of claims against the company and the retention of assets for that purpose, and determining the adequacy of provisions for the payment, discharge or transfer of any trust obligation or other obligation of the company, whether liquidated, unliquidated, future or contingent,

(k) with the concurrence of the Superintendent, an order providing for the disposal or destruction of the documents, records or registers of the company,

protection des personnes pour lesquelles elle agit à titre de représentant, prendre, par ordonnance, les mesures qu’il estime indiquées et, notamment :

a) ordonner la liquidation;

b) nommer un liquidateur en exigeant ou non un cautionnement, fixer sa rémunération et le remplacer;

c) nommer des inspecteurs ou des arbitres, préciser leurs pouvoirs, fixer leur rémunération et les remplacer;

d) fixer l’avis à donner aux intéressés ou accorder une dispense d’avis;

e) juger de la validité des réclamations faites contre la société;

f) interdire, à tout stade de la procédure, aux adminis-trateurs et aux dirigeants:

(i) soit d’exercer tout ou partie de leurs pouvoirs,

(ii) soit de recouvrer ou de recevoir toute créance ou autre bien de la société ou de payer ou céder tout bien de celle-ci, sauf de la manière autorisée par le tribunal;

g) préciser et engager la responsabilité des adminis-trateurs, dirigeants ou actionnaires ou de leurs prédé-cesseurs:

(i) soit envers la société,

(ii) soit envers les tiers pour les obligations de la société;

h) approuver, en ce qui concerne les dettes de la so-ciété, tout paiement, règlement, transaction ou réten-tion d’éléments d’actif, et juger si les provisions constituées suffisent à acquitter ou à céder les obligations — fiduciaires ou autres — de la société, qu’elles soient ou non liquidées, futures ou éventuelles;

i) fixer, en accord avec le surintendant, l’usage qui sera fait des documents, livres et registres de la société ou ordonner de les détruire;

j) sur demande d’un créancier, d’un inspecteur ou du liquidateur, donner des instructions sur toute question touchant à la liquidation;

k) sur avis à tous les intéressés, décharger le liquidateur de ses manquements, selon les modalités que le tribunal estime indiquées, et confirmer ses actes;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Court-supervised Liquidation	Surveillance judiciaire
Sections 354-355	Articles 354-355

(l) on the application of a creditor, an inspector or the liquidator, an order giving directions on any matter arising in the liquidation,

(m) after notice has been given to all interested parties, an order relieving the liquidator from any omission or default on such terms as the court thinks fit and confirming any act of the liquidator,

(n) subject to sections 361 to 363, an order approving any proposed, interim or final distribution to shareholders, if any, or incorporators, in money or in property,

(o) an order disposing of any property belonging to creditors, shareholders and incorporators who cannot be found,

(p) on the application of any director, officer, shareholder, incorporator, creditor or the liquidator,

(i) an order staying the liquidation proceedings on such terms and conditions as the court thinks fit,

(ii) an order continuing or discontinuing the liquidation proceedings, or

(iii) an order to the liquidator to restore to the company all of its remaining property, and

(q) after the liquidator has rendered the liquidator’s final account to the court, an order directing the company to apply to the Minister for letters patent dissolving the company.

1991, c. 45, s. 354; 2005, c. 54, s. 442(F).

Cessation of business and powers

355 (1) Where a court makes an order for the liquidation of a company,

(a) the company continues in existence but shall cease to carry on business, except the business that is, in the opinion of the liquidator, required for an orderly liquidation; and

(b) the powers of the directors and shareholders, if any, are vested in the liquidator and cease to be vested in the directors or shareholders, except as specifically authorized by the court.

Delegation by liquidator

(2) A liquidator may delegate any of the powers vested by paragraph (1)(b) to the directors or shareholders, if any.

l) sous réserve des articles 361 à 363, approuver tout projet de répartition provisoire ou définitive entre les actionnaires ou les fondateurs, en numéraire ou en biens;

m) fixer la destination des biens appartenant aux créanciers, actionnaires ou fondateurs introuvables;

n) sur demande de tout administrateur, dirigeant, ac-tionnaire, fondateur, créancier ou liquidateur :

(i) surseoir à la liquidation, selon les modalités que le tribunal estime convenir,

(ii) poursuivre ou interrompre la procédure de liquidation,

(iii) enjoindre au liquidateur de restituer à la société le reliquat des biens de celle-ci;

o) après la reddition de compte définitive du liquidateur devant le tribunal, obliger la société à demander au ministre de lui délivrer des lettres patentes de dissolution.

1991, ch. 45, art. 354; 2005, ch. 54, art. 442(F).

Cessation d’activité et perte de pouvoirs

355 (1) Toute ordonnance de liquidation a pour la société les effets suivants :

a) tout en continuant à exister, elle cesse d’exercer son activité commerciale, à l’exception de celle que le liquidateur estime nécessaire au déroulement des opé-rations de la liquidation;

b) les pouvoirs de ses administrateurs et actionnaires sont dévolus au liquidateur, sauf indication contraire et expresse du tribunal.

Délégation par le liquidateur

(2) Le liquidateur peut déléguer aux administrateurs ou aux actionnaires la totalité ou une partie des pouvoirs qui lui sont dévolus en vertu de l’alinéa (1)b).

Current to May 29, 2023	198	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Court-supervised Liquidation	Surveillance judiciaire
Sections 356-358	Articles 356-358

Appointment of liquidator

356 When making an order for the liquidation of a company or at any time thereafter, the court may appoint any person, including a director, an officer or a shareholder of the company or any other company, as liquidator of the company.

Vacancy in liquidator’s office

357 Where an order for the liquidation of a company has been made and the office of liquidator is or becomes vacant, the property of the company is under the control of the court until the office of liquidator is filled.

Duties of liquidator

358 (1) A liquidator shall

(a) forthwith after appointment give notice thereof to the Superintendent and to each claimant and creditor of the company known to the liquidator;

(b) forthwith after appointment publish notice thereof once a week for four consecutive weeks in the Canada Gazette and once a week for two consecutive weeks in one or more newspapers in general circulation in each province in which the company has transacted any business within the preceding twelve months, requiring

(i) any person indebted to the company to render an account and pay to the liquidator at the time and place specified in the notice any amount owing,

(ii) any person possessing property of the company to deliver it to the liquidator at the time and place specified in the notice, and

(iii) any person having a claim against the company, whether liquidated, unliquidated, future or contingent, to present particulars thereof in writing to the liquidator not later than sixty days after the first publication of the notice;

(c) take into custody and control the property of the company;

(d) if the company is a trust company pursuant to subsection 57(2), make such arrangements as are necessary to transfer to another company that is a trust company pursuant to subsection 57(2) money or other assets held in trust by the company, other than assets held in respect of guaranteed trust money;

(e) open and maintain a trust account for the moneys received by the liquidator in the course of the liquidation of the company;

Nomination du liquidateur

356 Le tribunal peut nommer dans l’ordonnance, ou par la suite, en qualité de liquidateur toute personne et, no-tamment, l’un des administrateurs, dirigeants ou action-naires de la société ou d’une autre société.

Vacance

357 Les biens de la société sont placés sous la garde du tribunal durant toute vacance du poste de liquidateur survenant après le prononcé de l’ordonnance.

Obligations du liquidateur

358 (1) Les obligations à remplir par le liquidateur sont les suivantes:

a) donner avis, sans délai, de sa nomination au surin-tendant et aux réclamants et créanciers connus de lui;

b) insérer dès sa nomination, dans la Gazette du Canada, une fois par semaine pendant quatre se-maines consécutives et une fois par semaine pendant deux semaines consécutives, dans un ou plusieurs journaux à grand tirage publiés dans chaque province où la société a exercé son activité pendant les douze mois précédents, un avis obligeant:

(i) les débiteurs de la société à lui rendre compte et à lui payer leurs dettes, aux date, heure et lieu précisés,

(ii) les personnes possédant des biens de la société à les lui remettre aux date, heure et lieu précisés,

(iii) les créanciers de la société à lui fournir par écrit un relevé détaillé de leur créance, qu’elle soit ou non liquidée, future ou éventuelle, dans les soixante jours de la première publication de l’avis;

c) prendre sous sa garde et sous son contrôle tous les biens de la société;

d) dans le cas d’une société de fiducie au sens du paragraphe 57(2), faire tous les arrangements néces-saires pour transférer à une autre société de fiducie au sens de ce paragraphe tous les fonds ou autres élé-ments d’actif qu’elle détient en fiducie, à l’exception des éléments d’actif détenus à l’égard des fonds en fiducie garantie;

e) ouvrir un compte de fiducie pour les fonds reçus dans le cadre de la liquidation de la société;

f) tenir une comptabilité des recettes et dépenses liées à la liquidation de la société;

Current to May 29, 2023	199	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Court-supervised Liquidation	Surveillance judiciaire
Section 358	Article 358

(f) keep accounts of the moneys received and paid out by the liquidator in the course of the liquidation of the company;

(g) maintain separate lists of each class of creditors, shareholders and other persons having claims against the company;

(h) if at any time the liquidator determines that the company is unable to pay or adequately provide for the discharge of its obligations, apply to the court for directions;

(i) deliver to the court and to the Superintendent, at least once in every twelve month period after the liquidator’s appointment or more often as the court requires, the annual statement of the company prepared in accordance with subsection 313(1) or prepared in such manner as the liquidator thinks proper or as the court requires; and

(j) after the final accounts are approved by the court, distribute any remaining property of the company among the shareholders, if any, or incorporators, according to their respective rights.

Powers of liquidator

(2) A liquidator may

(a) retain lawyers, notaries, accountants, appraisers and other professional advisers;

(b) bring, defend or take part in any civil, criminal or administrative action or proceeding in the name and on behalf of the company;

(c) carry on the business of the company as required for an orderly liquidation;

(d) sell by public auction or private sale any property of the company;

(e) if the company is a trust company pursuant to subsection 57(2), make such arrangements as are necessary to transfer to another company that is a trust company pursuant to subsection 57(2) money or other assets held in trust by the company, other than assets held in respect of guaranteed trust money;

(f) do all acts and execute documents in the name and on behalf of the company;

(g) borrow money on the security of the property of the company;

(h) settle or compromise any claims by or against the company; and

g) tenir des listes distinctes de chaque catégorie de créanciers, actionnaires et autres réclamants;

h) demander des instructions au tribunal après constatation de l’incapacité de la société d’honorer ses obligations ou de constituer une provision suffisante à cette fin;

i) remettre au tribunal ainsi qu’au surintendant, au moins une fois par douze mois à compter de sa nomination et chaque fois que le tribunal l’ordonne, le rapport annuel de la société établi conformément au paragraphe 313(1) ou de toute autre façon qu’il juge appropriée ou que le tribunal exige;

j) après l’approbation par le tribunal de ses comptes définitifs, répartir le reliquat des biens de la société entre les actionnaires, ou entre les fondateurs, selon leurs droits respectifs.

Pouvoirs du liquidateur

(2) Le liquidateur peut exercer les pouvoirs suivants:

a) retenir les services de conseillers professionnels, notamment d’avocats, de notaires, de comptables et d’experts-estimateurs;

b) ester en justice, dans toute procédure civile, pénale ou administrative, pour le compte de la société;

c) exercer l’activité commerciale de la société dans la mesure nécessaire à la liquidation;

d) vendre aux enchères publiques ou de gré à gré tout bien de la société;

e) dans le cas d’une société de fiducie au sens du paragraphe 57(2), faire tous les arrangements nécessaires pour transférer à une autre société de fiducie au sens de ce paragraphe tous les fonds ou autres éléments d’actif qu’elle détient en fiducie, à l’exception des élé-ments d’actif détenus à l’égard des fonds en fiducie ga-rantie;

f) agir et signer des documents au nom de la société;

g) contracter des emprunts garantis par les biens de la société;

h) transiger sur toutes réclamations mettant en cause la société ou les régler;

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Court-supervised Liquidation	Surveillance judiciaire
Sections 358-362	Articles 358-362

(i) do all other things necessary for the liquidation of the company and distribution of its property.

Due diligence

359 A liquidator is not liable if they exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on

(a) financial statements of the company represented to the liquidator by an officer of the company or in a written report of the auditor of the company fairly to reflect the financial condition of the company; or

(b) a report of a person whose profession lends credibility to a statement made by them.

1991, c. 45, s. 359; 2005, c. 54, s. 443.

Examination of others

360 (1) Where a liquidator has reason to believe that any property of the company is in the possession or under the control of a person or that a person has concealed, withheld or misappropriated any such property, the liquidator may apply to the court for an order requiring that person to appear before the court at the time and place designated in the order and to be examined.

Restoration and compensation

(2) Where an examination conducted pursuant to subsection (1) discloses that a person has concealed, withheld or misappropriated any property of the company, the court may order that person to restore the property or pay compensation to the liquidator.

Costs of liquidation

361 A liquidator shall pay the costs of liquidation out of the property of the company and shall pay or make adequate provision for all claims against the company.

Final accounts

362 (1) Within one year after the appointment of a liquidator and after paying or making adequate provision for all claims against the company, the liquidator shall apply to the court

(a) for approval of the final accounts of the liquidator and for an order permitting the distribution, in money or in kind, of the remaining property of the company to its shareholders, if any, or to the incorporators, according to their respective rights; or

(b) for an extension of time, setting out the reasons therefor.

i) prendre toute autre mesure nécessaire à la liquidation et à la répartition des biens de la société.

Défense de diligence raisonnable

359 N’est pas engagée la responsabilité du liquidateur qui a agi avec le soin, la diligence et la compétence dont ferait preuve, en pareilles circonstances, une personne prudente, notamment en s’appuyant de bonne foi sur les documents suivants:

a) les états financiers de la société qui, d’après l’un de ses dirigeants ou d’après le rapport écrit du vérifica-teur, reflètent fidèlement sa situation;

b) les rapports des personnes dont la profession per-met d’accorder foi à leurs déclarations.

1991, ch. 45, art. 359; 2005, ch. 54, art. 443.

Demande d’interrogatoire

360 (1) Le liquidateur qui a de bonnes raisons de croire qu’une personne a en sa possession ou sous son contrôle ou a dissimulé, retenu ou détourné des biens de la société peut demander au tribunal d’obliger celle-ci, par ordonnance, à comparaître pour interrogatoire aux date, heure et lieu précisés.

Pouvoirs du tribunal

(2) Le tribunal peut ordonner à la personne dont l’inter-rogatoire révèle qu’elle a dissimulé, retenu ou détourné des biens de la société de les restituer au liquidateur ou de lui verser une compensation.

Frais de liquidation

361 Le liquidateur acquitte les frais de liquidation sur les biens de la société; il acquitte également toutes les dettes de la société ou constitue une provision suffisante à cette fin.

Comptes définitifs

362 (1) Dans l’année de sa nomination et après avoir acquitté toutes les dettes de la société ou constitué une provision suffisante à cette fin, le liquidateur demande au tribunal:

a) soit d’approuver ses comptes définitifs et de l’auto-riser, par ordonnance, à répartir en numéraire ou en nature le reliquat des biens entre les actionnaires ou entre les fondateurs selon leurs droits respectifs;

b) soit, avec motifs à l’appui, de proroger son mandat.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Court-supervised Liquidation	Surveillance judiciaire
Sections 362-364	Articles 362-364

Shareholder application

(2) If a liquidator fails to make the application required by subsection (1), a shareholder of the company or, if there are no shareholders of the company, an incorporator may apply to the court for an order for the liquidator to show cause why a final accounting and distribution should not be made.

Notification of final accounts

(3) A liquidator shall give notice of the liquidator’s intention to make an application under subsection (1) to the Superintendent, to each inspector appointed under section 354, to each shareholder of the company or, if there are no shareholders, to each incorporator and to any person who provided a security or fidelity bond for the liquidation.

Publication

(4) The liquidator shall publish the notice required under subsection (3) in the Canada Gazette and once a week for two consecutive weeks in one or more newspapers in general circulation in each province in which the company has transacted any business within the preceding twelve months or as otherwise directed by the court.

Final order

363 (1) If the court approves the final accounts rendered by a liquidator, the court shall make an order

(a) directing the company to apply to the Minister for letters patent dissolving the company;

(b) directing the custody or disposal of the documents, records and registers of the company; and

(c) discharging the liquidator except in respect of the duty of a liquidator under subsection (2).

Delivery of order

(2) The liquidator shall forthwith send a certified copy of the order referred to in subsection (1) to the Superintendent.

Right to distribution of money

364 (1) If in the course of the liquidation of a company the shareholders resolve to, or the liquidator proposes to,

(a) exchange all or substantially all of the remaining property of the company for securities of another entity that are to be distributed to the shareholders or to the incorporators, or

Demande des actionnaires

(2) Tout actionnaire ou, à défaut, tout fondateur, peut demander au tribunal d’obliger, par ordonnance, le liqui-dateur qui ne présente pas la demande exigée par le paragraphe (1) à justifier pourquoi son compte définitif ne peut être dressé et une répartition effectuée.

Avis

(3) Le liquidateur doit donner avis de son intention de présenter la demande prévue au paragraphe (1) au surin-tendant, à chaque inspecteur nommé en vertu de l’article 354, à chaque actionnaire ou, à défaut, à chaque fonda-teur et aux personnes ayant fourni une sûreté ou une assurance détournement et vol pour les besoins de la liquidation.

Publication

(4) Le liquidateur fait insérer l’avis visé au paragraphe (3) dans la Gazette du Canada et, une fois par semaine pendant deux semaines consécutives, dans un ou plu-sieurs journaux à grand tirage publiés dans chaque province où la société a exercé son activité pendant les douze mois précédents ou le fait connaître par tout autre moyen choisi par le tribunal.

Ordonnance définitive

363 (1) Le tribunal, s’il approuve les comptes définitifs du liquidateur, doit, par ordonnance:

a) obliger la société à demander au ministre des lettres patentes de dissolution;

b) donner des instructions quant à la garde des documents, livres et registres de la société et à l’usage qui en sera fait;

c) sous réserve du paragraphe (2), le libérer.

Copie

(2) Le liquidateur transmet sans délai au surintendant une copie certifiée de l’ordonnance.

Droit à la répartition en numéraire

364 (1) Au cours de la liquidation, les actionnaires peuvent décider, ou le liquidateur proposer :

a) soit d’échanger la totalité ou la quasi-totalité du re-liquat des biens de la société contre des valeurs mobilières d’une autre entité à répartir entre les action-naires ou les fondateurs;

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
Court-supervised Liquidation	Surveillance judiciaire
Sections 364-366	Articles 364-366

(b) distribute all or part of the remaining property of the company to the shareholders or to the incorporators in kind, a shareholder or incorporator may apply to the court for an order requiring the distribution of the remaining property of the company to be in money.

Powers of court

(2) On an application under subsection (1), the court may order

(a) all of the remaining property of the company to be converted into and distributed in money; or

(b) the claim of any shareholder or incorporator applying under this section to be satisfied by a distribution in money.

Order by court

(3) Where an order is made by a court under paragraph (2)(b), the court

(a) shall fix a fair value on the share of the property of the company attributable to the shareholder or incorporator;

(b) may in its discretion appoint one or more appraisers to assist the court in fixing a fair value in accordance with paragraph (a); and

(c) shall render a final order against the company in favour of the shareholder or incorporator for the amount of the share of the property of the company attributable to the shareholder or incorporator.

Dissolution by letters patent

365 (1) On an application made pursuant to an order under paragraph 363(1)(a), the Minister may issue letters patent dissolving the company.

Company dissolved

(2) A company in respect of which letters patent are issued under subsection (1) is dissolved and ceases to exist on the date of the issuance of the letters patent.

General

Definition of shareholder and incorporator

366 In sections 368 and 369, shareholder and incorporator include the heirs and personal representatives of a shareholder or incorporator.

b) soit de répartir tout ou partie du reliquat des biens de la société, en nature, entre les actionnaires ou les fondateurs.

Le cas échéant, tout actionnaire ou fondateur peut demander au tribunal d’imposer, par ordonnance, la répar-tition en numéraire du reliquat des biens de la société.

Pouvoirs du tribunal

(2) Sur demande présentée en vertu du paragraphe (1), le tribunal peut ordonner:

a) soit la réalisation du reliquat des biens de la société et la répartition du produit;

b) soit le règlement en numéraire des réclamations des actionnaires ou des fondateurs qui en font la demande aux termes du présent article.

Ordonnance du tribunal

(3) Lorsqu’il rend l’ordonnance visée à l’alinéa (2)b), le tribunal :

a) doit fixer la juste valeur de la portion des biens de la société qui revient à l’actionnaire ou au fondateur;

b) peut, à sa discrétion, charger un ou plusieurs experts-estimateurs de l’aider à calculer la juste valeur visée à l’alinéa a);

c) doit rendre une ordonnance définitive contre la société en faveur de l’actionnaire ou du fondateur pour la valeur de la portion des biens de la société qui revient à celuici.

Dissolution au moyen de lettres patentes

365 (1) Sur demande présentée en application de l’alinéa 363(1)a), le ministre peut délivrer des lettres patentes de dissolution.

Date de dissolution

(2) La société est dissoute et cesse d’exister à la date de délivrance des lettres patentes de dissolution.

Dispositions générales

Définitions de actionnaire et de fondateur

366 Pour l’application des articles 368 et 369, actionnaire et fondateur s’entendent également des héritiers et des représentants personnels de l’un ou l’autre.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
General	Dispositions générales
Sections 367-368	Articles 367-368

Continuation of actions

367 (1) Notwithstanding the dissolution of a company under this Part,

(a) a civil, criminal or administrative action or proceeding commenced by or against the company before its dissolution may be continued as if the company had not been dissolved;

(b) a civil, criminal or administrative action or proceeding may be brought against the company within two years after its dissolution as if the company had not been dissolved; and

(c) any property that would have been available to satisfy any judgment or order if the company had not been dissolved remains available for that purpose.

Service on company

(2) Service of a document on a company after its dissolution may be effected by serving the document on a person shown as a director in the incorporating instrument of the company or, if applicable, in the latest return sent to the Superintendent under section 499.

1991, c. 45, s. 367; 1999, c. 31, s. 218.

Limitations on liability

368 (1) Notwithstanding the dissolution of a company, a shareholder or incorporator to whom any of its property has been distributed is liable to any person claiming under subsection 367(1) to the extent of the amount received by that shareholder or incorporator on the distribution.

Limitation

(2) An action to enforce liability under subsection (1) may not be commenced except within two years after the date of the dissolution of the company.

Action against class

(3) A court may order an action referred to in subsections (1) and (2) to be brought against the persons who were shareholders or incorporators as a class, subject to such conditions as the court thinks fit.

Reference

(4) If the plaintiff establishes a claim in an action under subsection (3), the court may refer the proceedings to a referee or other officer of the court who may

(a) add as a party to the proceedings each person found by the plaintiff to have been a shareholder or incorporator;

Continuation des actions

367 (1) Malgré la dissolution de la société prévue à la présente partie:

a) les procédures civiles, pénales ou administratives intentées pour ou contre elle avant sa dissolution peuvent ętre poursuivies comme si celleci n’avait pas eu lieu;

b) dans les deux ans qui suivent la dissolution, des procédures civiles, pénales ou administratives peuvent ętre intentées contre la société comme si la dissolution n’avait pas eu lieu;

c) les biens qui auraient servi à exécuter tout jugement ou ordonnance, à défaut de la dissolution, demeurent disponibles à cette fin.

Signification

(2) Après la dissolution, la signification des documents peut se faire à toute personne figurant comme administrateur dans l’acte constitutif de la société, ou, s’il y a lieu, dans le dernier relevé envoyé au surintendant aux termes de l’article 499.

1991, ch. 45, art. 367; 1999, ch. 31, art. 218.

Remboursement

368 (1) Malgré la dissolution de la société, les actionnaires ou les fondateurs entre lesquels ont été répartis ses biens engagent leur responsabilité, à concurrence de la somme reçue, envers toute personne invoquant le paragraphe 367(1).

Prescription

(2) Les actions en responsabilité engagées aux termes du paragraphe (1) se prescrivent par deux ans à compter de la dissolution.

Action en justice collective

(3) Le tribunal peut ordonner que soit intentée collectivement, contre les anciens actionnaires ou les fondateurs, l’action visée aux paragraphes (1) ou (2), sous réserve des conditions qu’il juge indiquées.

Renvoi

(4) Si le demandeur établit le bienfondé de sa demande, le tribunal peut renvoyer l’affaire devant un arbitre ou un autre officier de justice qui a le pouvoir:

a) de mettre en cause chaque ancien actionnaire ou fondateur retrouvé par le demandeur;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
General	Dispositions générales
Sections 368-371	Articles 368-371

(b) determine, subject to subsection (1), the amount that each person who was a shareholder or incorporator must contribute towards satisfaction of the plaintiff’s claim; and

(c) direct payment of the amounts so determined.

Where creditor cannot be found

369 Where a creditor, shareholder or incorporator to whom property is to be distributed on the dissolution of a company cannot be found, the portion of the property to be distributed to that creditor, shareholder or incorporator shall be converted into money and paid in accordance with section 371.

Vesting in Crown

370 Subject to subsection 367(1) and sections 371 and 372, property of a company that has not been disposed of at the date of the dissolution of the company vests in Her Majesty in right of Canada.

Unclaimed money on winding-up

371 (1) Notwithstanding the Winding-up and Restructuring Act, where the business of a company is being wound up, the liquidator or the company shall pay to the Minister on demand and in any event before the final winding-up of that business any amount that is payable by the liquidator or the company to a creditor, shareholder or incorporator of the company to whom payment thereof has not, for any reason, been made.

Records

(2) Where a liquidator or a company makes a payment to the Minister under subsection (1) with respect to a creditor, shareholder or incorporator, the liquidator or company shall concurrently forward to the Minister all documents, records and registers in the possession of the liquidator or company that relate to the entitlement of the creditor, shareholder or incorporator.

Payment to Bank of Canada

(3) The Minister shall pay to the Bank of Canada all amounts paid to the Minister under subsection (1) and shall provide the Bank of Canada with any document, record or register received by the Minister under subsection (2).

Liquidator and company discharged

(4) Payment by a liquidator or a company to the Minister under subsection (1) discharges the liquidator and the company in respect of which the payment is made from all liability for the amount so paid, and payment by the

b) de déterminer, sous réserve du paragraphe (1), la part que chaque ancien actionnaire ou fondateur doit verser pour dédommager le demandeur;

c) d’ordonner le versement des sommes déterminées.

Créanciers inconnus

369 La partie des biens à remettre, par suite de la dissolution, à tout créancier, actionnaire ou fondateur introuvable doit être réalisée en numéraire et le produit versé en application de l’article 371.

Dévolution à la Couronne

370 Sous réserve du paragraphe 367(1) et des articles 371 et 372, les biens dont il n’a pas été disposé à la date de la dissolution d’une société sont dévolus à Sa Majesté du chef du Canada.

Fonds non réclamés

371 (1) Par dérogation à la Loi sur les liquidations et les restructurations, la société en cours de liquidation ou le liquidateur doit payer au ministre, sur demande et en tout état de cause avant la clôture de la liquidation, toute somme qui devait ętre payée par l’un ou l’autre à un créancier, à un actionnaire ou à un fondateur de la société et qui, pour une raison quelconque, ne l’a pas été.

Registres

(2) Le liquidateur ou la société qui effectue le paiement prévu au paragraphe (1) envoie en même temps au ministre tous les documents, livres et registres en leur possession concernant le droit au paiement du créancier, de l’actionnaire ou du fondateur, selon le cas.

Paiement à la Banque du Canada

(3) Le ministre verse à la Banque du Canada-toutes les sommes reçues en application du paragraphe (1) et remet à celleci les documents, livres et registres qui lui ont été envoyés en application du paragraphe (2).

Libération du liquidateur et de la société

(4) Le paiement fait par le liquidateur ou la société aux termes du paragraphe (1), ou par le ministre aux termes du paragraphe (3), les libère respectivement de toute responsabilité quant à la somme ainsi payée.

1991, ch. 45, art. 371; 1996, ch. 6, art. 167.

Current to May 29, 2023	205	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
General	Dispositions générales
Sections 371-374	Articles 371-374

Minister to the Bank of Canada under subsection (3) discharges the Minister from all liability for the amount so paid.

1991, c. 45, s. 371; 1996, c. 6, s. 167.

Liability of Bank of Canada

372 (1) Subject to section 22 of the Bank of Canada Act, where payment has been made to the Bank of Canada of an amount under subsection 371(3), the Bank of Canada, if payment is demanded by a person who, but for subsection 371(4), would be entitled to receive payment of that amount from the liquidator, the company or the Minister, is liable to pay to that person at its head office an amount equal to the amount so paid to it, with interest thereon for the period, not exceeding ten years, from the day on which the payment was received by the Bank of Canada until the date of payment to the person, at such rate and computed in such manner as the Minister determines.

Enforcing liability

(2) The liability of the Bank of Canada under subsection (1) may be enforced by action against the Bank of Canada in the court in the province in which the debt or instrument was payable.

Custody of records after dissolution

373 A person who has been granted custody of the documents, records and registers of a dissolved company shall keep them available for production for six years following the date of the dissolution of the company or until the expiration of such shorter period as may be ordered by the court when it orders the dissolution.

Insolvency

374 (1) In the case of the insolvency of a company,

(a) the payment of any amount due to Her Majesty in right of Canada, in trust or otherwise, except indebtedness evidenced by subordinated indebtedness, shall be a first charge on the assets of the company;

(b) the payment of any amount due to Her Majesty in right of a province, in trust or otherwise, except indebtedness evidenced by subordinated indebtedness, shall be a second charge on the assets of the company;

(c) the payment of the deposit liabilities of the company and all other liabilities of the company, except the liabilities referred to in paragraphs (d) and (e), shall be a third charge on the assets of the company;

(d) subordinated indebtedness of the company and all other liabilities that by their terms rank equally with or subordinate to such subordinated indebtedness

Obligation de la Banque du Canada

372 (1) Sous réserve de l’article 22 de la Loi sur la Banque du Canada, la Banque du Canada, si une somme qui lui a été versée en application du paragraphe 371(3) est réclamée par une personne qui, abstraction faite du paragraphe 371(4), aurait droit de la recevoir du liquidateur, de la société ou du ministre, est tenue de verser à cette personne, à son siége, un montant égal, avec intérêts pour une période d’au plus dix ans commençant le jour où elle a reçu le versement et se terminant à la date du paiement à la personne, et calculés selon les modalités fixées par le ministre.

Exécution de l’obligation

(2) La Banque du Canada peut être actionnée en responsabilité quant à l’obligation prévue au paragraphe (1) devant le tribunal de la province où la dette ou l’effet est payable.

Garde des documents

373 La personne qui s’est vu confier la garde des documents, livres et registres de la société dissoute doit s’assurer qu’ils puissent être produits au besoin pendant les six années qui suivent la date de la dissolution ou jusqu’ŕ l’expiration de la période plus courte fixée par le tribunal dans son ordonnance de dissolution.

Collocation

374 (1) Le rang des créances qui doivent être payées en priorité sur l’actif d’une société déclarée insolvable est fixé comme suit:

a) au premier rang, les sommes dues à Sa Majesté du chef du Canada, en fiducie ou autrement, à l’exception des dettes constatées par titre secondaire;

b) au deuxičme rang, les sommes dues à Sa Majesté du chef d’une province, en fiducie ou autrement, à l’exception des dettes constatées par titre secondaire;

c) au troisème rang, les dépôts de la société et les autres obligations de celleci, à l’exception de celles visées aux alinéas d) et e);

d) au quatrième rang, les titres secondaires de la société et toutes les autres obligations de celle-ci qui, de par leur nature, occupent un rang égal ou inférieur à cestitres;

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VI Corporate Governance	PARTIE VI Administration de la société
Financial Statements and Auditors	États financiers et vérificateurs
General	Dispositions générales
Sections 374-374.1	Articles 374-374.1

shall be a fourth charge on the assets of the company; and

(e) the payment of any fines and penalties for which the company is liable shall be a last charge on the assets of the company.

Priority not affected

(2) Nothing in subsection (1) prejudices or affects the priority of any holder of any security interest in any property of a company.

Priorities

(3) Priorities within each of paragraphs (1)(a) to (e) shall be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities referred to therein.

1991, c. 45, s. 374; 2001, c. 9, s. 517.

PART VII

Ownership

DIVISION I

Interpretation

Definitions

374.1 The following definitions apply in this Part.

agent means

(a) in relation to Her Majesty in right of Canada or of a province, any agent of Her Majesty in either of those rights, and includes a municipal or public body empowered to perform a function of government in Canada or any entity empowered to perform a function or duty on behalf of Her Majesty in either of those rights, but does not include

(i) an official or entity performing a function or duty in connection with the administration or management of the estate or property of a natural person,

(ii) an official or entity performing a function or duty in connection with the administration, management or investment of a fund established to provide compensation, hospitalization, medical care, annuities, pensions or similar benefits to natural persons, or moneys derived from such a fund, or

e) au dernier rang, les amendes ou pénalités que la société est tenue de verser.

Sans préjudice au rang

(2) Le paragraphe (1) ne porte nullement atteinte au droit de préférence du titulaire d’une sûreté sur des éléments d’actif d’une société.

Rang

(3) La priorité au sein de chacun des rangs établis est déterminée conformément au droit applicable en l’occurence et, s’il y a lieu, aux conditions ou modalités des titres de créance et obligations qui y sont mentionnées.

1991, ch. 45, art. 374; 2001, ch. 9, art. 517.

PARTIE VII

Propriété

SECTION I

Définition

Définitions

374.1 Les définitions qui suivent s’appliquent à la présente partie.

mandataire

a) à l’égard de Sa Majesté du chef du Canada ou d’une province, tout mandataire de Sa Majesté de l’un ou l’autre chef, et notamment les corps municipaux ou publics habilités à exercer une fonction exécutive au Canada, ainsi que les entités habilitées à exercer des attributions pour le compte de Sa Majesté du chef du Canada ou d’une province, à l’exclusion:

(i) des dirigeants ou entités exerçant des fonctions touchant à l’administration ou à la gestion de la succession ou des biens d’une personne physique,

(ii) des dirigeants ou entités exerçant des fonctions touchant à l’administration, à la gestion ou au placement soit d’un fonds établi pour procurer l’indemnisation, l’hospitalisation, les soins médicaux, la retraite, la pension ou des prestations analogues à des personnes physiques, soit de sommes provenant d’un tel fonds,

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION I Interpretation	SECTION I Définition
Sections 374.1-374.2	Articles 374.1-374.2

(iii) the trustee of any trust for the administration of a fund to which Her Majesty in either of those rights contributes and of which an official or entity that is an agent of Her Majesty in either of those rights is a trustee; and

(b) in relation to the government of a foreign country or any political subdivision thereof, a person empowered to perform a function or duty on behalf of the government of the foreign country or political subdivision, other than a function or duty in connection with the administration or management of the estate or property of a natural person. (mandataire)

eligible agent means an agent or agency of Her Majesty in right of Canada or of a province or an agent or agency of a government of a foreign country or any political subdivision of a foreign country

(a) whose mandate is publicly available;

(b) that controls the assets of an investment fund in a manner intended to maximize long-term risk-adjusted returns and that fund is

(i) one to which, as the case may be, Her Majesty in right of Canada or of a province or the government of a foreign country or political subdivision contributes, or

(ii) established to provide compensation, hospitalization, medical care, annuities, pensions or similar benefits to natural persons; and

(c) whose decisions with respect to the assets of the fund referred to in paragraph (b) are not influenced in any significant way by, as the case may be, Her Majesty in right of Canada or of the province or the government of the foreign country or the political subdivision. (mandataire admissible)

1994, c. 47, s. 205; 2012, c. 19, s. 327.

Associates

374.2 (1) For the purpose of determining ownership of a company by an eligible agent, where two persons, at least one of whom is an eligible agent, are associated with each other, those persons are deemed to be a single eligible agent who beneficially owns the aggregate number of shares of the company beneficially owned by them.

Associates

(2) For the purposes of subsection (1), a person is associated with another person if

(iii) des fiduciaires d’une fiducie créée pour gérer un fonds alimenté par Sa Majesté du chef du Canada ou d’une province dans le cas où l’un des fiduciaires — dirigeant ou entité — est le mandataire de Sa Majesté de l’un ou l’autre chef;

b) à l’égard du gouvernement d’un pays étranger ou d’une de ses subdivisions politiques, la personne habilitée, pour le compte de ce gouvernement, à exercer des attributions non reliées à l’administration ou à la gestion de la succession ou des biens d’une personne physique. (agent)

mandataire admissible Tout mandataire ou organisme de Sa Majesté du chef du Canada ou d’une province ou tout mandataire ou organisme d’un gouvernement d’un pays étranger ou d’une de ses subdivisions politiques qui remplit les critères suivants:

a) son mandat est accessible au public;

b) il contrôle les titres d’un fonds de placement de manière à maximiser le rendement corrigé du risque à long terme, si le fonds:

(i) soit bénéficie d’un apport de Sa Majesté du chef du Canada ou d’une province ou du gouvernement d’un pays étranger ou de la subdivision politique,

(ii) soit est établi pour procurer l’indemnisation, l’hospitalisation, les soins médicaux, la retraite, la pension ou des prestations analogues à des personnes physiques;

c) les décisions prises à l’égard des titres du fonds visé à l’alinéa b) ne sont influencées d’aucune façon importante par Sa Majesté du chef du Canada ou de la province ou du gouvernement du pays étranger ou de la subdivision politique. (eligible agent)

1994, ch. 47, art. 205; 2012, ch. 19, art. 327.

Personnes liées

374.2 (1) Lorsque deux personnes, dont au moins une est un mandataire admissible, sont liées l’une à l’autre, elles sont réputées, dans le cas où il s’agit de déterminer qui détient la propriété d’une société par un mandataire admissible, n’être qu’un seul mandataire admissible détenant à titre de véritable propriétaire le nombre total des actions ainsi détenues par elles.

Personnes liées

(2) Pour l’application du paragraphe (1), une personne est liée à une autre personne lorsque, selon le cas:

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PART VII Ownership	PARTIE VII Propriété
DIVISION I Interpretation	SECTION I Définition
Sections 374.2-375	Articles 374.2-375

(a) each person is an agent or agency of Her Majesty in right of Canada;

(b) each person is an agent or agency of Her Majesty in right of the same province;

(c) each person is an agent or agency of a government of the same foreign country or a political subdivision of the same foreign country;

(d) one person is Her Majesty in right of Canada and the other person is an agent or agency of Her Majesty in that right;

(e) one person is Her Majesty in right of a province and the other person is an agent or agency of Her Majesty in right of that province; or

(f) one person is a government of a foreign country or any political subdivision of a foreign country and the other person is its agent or agency.

2012, c. 19, s. 327.

DIVISION II

Constraints on Ownership

Constraining acquisition

375 (1) No person, or entity controlled by a person, shall, without the approval of the Minister, purchase or otherwise acquire any share of a company or purchase or otherwise acquire control of any entity that holds any share of a company if

(a) the acquisition would cause the person to have a significant interest in any class of shares of the company; or

(b) where the person has a significant interest in a class of shares of the company, the acquisition would increase the significant interest of the person in that class of shares.

Amalgamation, etc., constitutes acquisition

(2) If the entity that would result from an amalgamation, a merger or a reorganization would have a significant interest in a class of shares of a company, the entity is deemed to be acquiring a significant interest in that class of shares of the company through an acquisition for which the approval of the Minister is required under subsection (1).

Exemption

(3) On application by a company, the Superintendent may exempt from the application of this section and

a) chacune d’elles est un mandataire ou organisme de Sa Majesté du chef du Canada;

b) chacune d’elles est un mandataire ou organisme de Sa Majesté du chef de la męme province;

c) chacune d’elles est un mandataire ou organisme du gouvernement du même pays étranger ou d’une subdivision politique du même pays étranger;

d) l’une d’elles est Sa Majesté du chef du Canada et l’autre est son mandataire ou organisme;

e) l’une d’elles est Sa Majesté du chef d’une province et l’autre est son mandataire ou organisme;

f) l’une d’elles est le gouvernement d’un pays étranger ou d’une subdivision politique de celuici et l’autre est son mandataire ou organisme.

2012, ch. 19, art. 327.

SECTION II

Restrictions à la propriété

Restrictions à l’acquisition

375 (1) Il est interdit à une personne — ou à l’entité qu’elle contrôle — d’acquérir, sans l’agrément du ministre, des actions d’une société ou le contrôle d’une entité qui détient de telles actions si l’acquisition, selon le cas:

a) lui confčre un intérêt substantiel dans une catégo-rie d’actions de la société en question;

b) augmente l’intérêt substantiel qu’elle détient déjŕ.

Assimilation

(2) Dans le cas où l’entité issue d’une fusion, d’un regroupement ou d’une réorganisation aurait un intérêt substantiel dans une catégorie d’actions d’une société, cette entité est réputée se voir conférer, dans le cadre d’une acquisition qui requiert l’agrément prévu au paragraphe (1), un intérêt substantiel dans cette catégorie d’actions.

Exemption

(3) Sur demande d’une société, le surintendant peut soustraire à l’application du présent article et de l’article

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PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Sections 375-377	Articles 375-377

section 376 any class of non-voting shares of the company if the aggregate book value of the shares of the class is not more than 30 per cent of the aggregate book value of all the outstanding shares of the company.

(4) and (5) [Repealed, 2001, c. 9, s. 518]

1991, c. 45, s. 375; 2001, c. 9, s. 518; 2007, c. 6, s. 354.

No acquisition of control without approval

375.1 (1) No person shall acquire control, within the meaning of paragraph 3(1)(d), of a company without the approval of the Minister.

Amalgamation, etc., constitutes acquisition

(2) If the entity that would result from an amalgamation, a merger or a reorganization would control, within the meaning of paragraph 3(1)(d), a company, the entity is deemed to be acquiring control, within the meaning of that paragraph, of the company through an acquisition for which the approval of the Minister is required under subsection (1).

1997, c. 15, s. 372; 2001, c. 9, s. 519; 2007, c. 6, s. 355.

Constraining registration

376 No company shall, unless the acquisition of the share has been approved by the Minister, record in its securities register a transfer or issue of any share of the company to any person or to any entity controlled by a person if

(a) the transfer or issue of the share would cause the person to have a significant interest in any class of shares of the company; or

(b) where the person has a significant interest in a class of shares of the company, the transfer or issue of the share would increase the significant interest of the person in that class of shares of the company.

Exception — small holdings

376.1 Despite section 376, if, as a result of a transfer or issue of shares of a class of shares of a company to a person, other than an eligible agent, the total number of shares of that class registered in the securities register of the company in the name of that person would not exceed 5,000 and would not exceed 0.1 % of the outstanding shares of that class, the company is entitled to assume that no person is acquiring or increasing a significant interest in that class of shares of the company as a result of that issue or transfer of shares.

1994, c. 47, s. 206; 2012, c. 31, s. 100.

Where approval not required

377 (1) Notwithstanding subsections 375(1) and (2) and section 376, approval of the Minister is not required

376 toute catégorie d’actions sans droit de vote de la société dont la valeur comptable ne représente pas plus de trente pour cent de la valeur comptable des actions en circulation de la société.

(4) et (5) [Abrogés, 2001, ch. 9, art. 518]

1991, ch. 45, art. 375; 2001, ch. 9, art. 518; 2007, ch. 6, art. 354.

Interdiction d’acquérir sans l’agrément du ministre

375.1 (1) Il est interdit à une personne d’acquérir, sans l’agrément du ministre, le contrôle, au sens de l’alinéa 3(1)d), d’une société.

Assimilation

(2) Dans le cas où l’entité issue d’une fusion, d’un regroupement ou d’une réorganisation aurait le contrôle, au sens de l’alinéa 3(1)d), d’une société, cette entité est réputée en acquérir, dans le cadre d’une acquisition qui requiert l’agrément prévu au paragraphe (1), le contrôle au sens de cet alinéa.

1997, ch. 15, art. 372; 2001, ch. 9, art. 519; 2007, ch. 6, art. 355.

Restrictions en matiére d’inscription

376 Il est interdit à la société, sauf si le ministre ap-prouve l’acquisition des actions, d’inscrire dans son registre des valeurs mobiličrés le transfert ou l’émission d’actions — à une personne ou à une entité contrôlée par celleci — , qui soit confčre à cette personne un intérêt substantiel dans une catégorie de ses actions, soit augmente l’intérét substantiel qu’elle détient déjŕ.

Exception

376.1 Par dérogation à l’article 376, si, aprés transfert ou émission d’actions d’une catégorie donnée à une personne autre qu’un mandataire admissible, le nombre total d’actions de cette catégorie inscrites à son registre des valeurs mobiliêres au nom de cette personne n’excéde pas cinq mille ni un dixiéme pour cent des actions en circulation de cette catégorie, la société est en droit de présumer qu’il n’y a ni acquisition ni augmentation d’intérêt substantiel dans cette catégorie d’actions du fait du transfert ou de l’émission.

1994, ch. 47, art. 206; 2012, ch. 31, art. 100.

Agrément non requis

377 (1) Par dérogation aux paragraphes 375(1) et (2) et à l’article 376, l’agrément du ministre n’est pas nécessaire

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PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Section 377	Article 377

where a person with a significant interest in a class of shares of a company or an entity controlled by a person with a significant interest in a class of shares of a company

(a) purchases or otherwise acquires shares of that class, or

(b) acquires control of any entity that holds any share of that class, and the number of shares of that class purchased or otherwise acquired, or the acquisition of control of the entity, as the case may be, would not increase the significant interest of the person in that class of shares of the company to a percentage that is greater than the percentage referred to in subsection (2) or (3), whichever is applicable.

Percentage

(2) Subject to subsection (3), for the purposes of subsection (1), the percentage is 5 percentage points in excess of the significant interest of the person in that class of shares of the company on the later of the day this Part comes into force and the day of the most recent purchase or other acquisition by

(a) the person, or

(b) any entity controlled by the person, other than the entity referred to in paragraph (1)(b), of shares of that class of shares of the company, or of control of an entity that held shares of that class of shares of the company, for which approval was given by the Minister.

Idem

(3) Where a person has a significant interest in a class of shares of a company and the person’s percentage of that class has decreased after the date of the most recent purchase or other acquisition by

(a) the person, or

(b) any entity controlled by the person, other than the entity referred to in paragraph (1)(b),

of shares of that class of shares of the company, or of control of an entity that held shares of that class of shares of the company, for which approval was given by the Minister, the percentage for the purposes of subsection (1) is the percentage that is the lesser of

(c) 5 percentage points in excess of the significant interest of the person in that class of shares of the company on the later of the day this Part comes into force dans le cas où une personne qui détient un intérêt substantiel dans une catégorie d’actions d’une société — ou une entité qu’elle contrôle — , acquiert des actions de cette catégorie ou acquiert le contrôle d’une entité qui détient de telles actions et que l’acquisition de ces actions ou du contrôle de l’entité ne porte pas son intérêt à un pourcentage supérieur à celui qui est précisé aux paragraphes (2) ou (3), selon le cas applicable.

Pourcentage

(2) Sous réserve du paragraphe (3), le pourcentage applicable est cinq pour cent de plus que l’intéręt substantiel de la personne dans la catégorie d’actions de la société à la date d’entrée en vigueur de la présente partie ou, si elle est postérieure, à la date de la derniére acquisition — par celleci ou par une entité qu’elle contrôle, à l’exception de l’entité visée au paragraphe (1) dont elle acquiert le contrôle — soit d’actions de cette catégorie, soit du contrôle d’une entité détenant des actions de cette catégorie, à avoir reçu l’agrément du ministre.

Idem

(3) Dans le cas où une personne détient un intérêt sub-stantiel dans une catégorie d’actions d’une société et que son pourcentage de ces actions a diminué après la date de la dernière acquisition — par elle-même ou par une entité qu’elle contrôle, à l’exception de l’entité visée au paragraphe (1) dont elle acquiert le contrôle — d’actions de la société de cette catégorie, ou du contrôle d’une enti-té détenant des actions de cette catégorie, à avoir reçu l’agrément du ministre, le pourcentage applicable est le moindre des pourcentages suivants :

a) cinq pour cent de plus que l’intérêt substantiel de la personne dans les actions de la société de cette catégo-rie à la date d’entrée en vigueur de la présente partie ou, si elle est postérieure, à la date de la dernière acquisition — par celle-ci ou par une entité qu’elle contrôle, à l’exception de l’entité visée au paragraphe (1) dont elle acquiert le contrôle — d’actions de la so-ciété de cette catégorie, ou du contrôle d’une entité

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PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Section 377	Article 377

and the day of the most recent purchase or other acquisition by

(i) the person, or

(ii) any entity controlled by the person, other than the entity referred to in paragraph (1)(b),

of shares of that class of shares of the company, or of control of an entity that held shares of that class of shares of the company, for which approval was given by the Minister, and

(d) 10 percentage points in excess of the lowest significant interest of the person in that class of shares of the company at any time after the later of the day this Part comes into force and the day of the most recent purchase or other acquisition by

(i) the person, or

(ii) any entity controlled by the person, other than the entity referred to in paragraph (1)(b),

of shares of that class of shares of the company, or of control of an entity that held shares of that class of shares of the company, for which approval was given by the Minister.

Exception — eligible agent

(3.1) If the person referred to in subsection (1) is an eligible agent or an entity controlled by an eligible agent, then the Minister may reduce the percentage referred to in subsection (2) or (3).

Exception

(4) Subsection (1) does not apply if the purchase or other acquisition of shares or the acquisition of control referred to in that subsection would

(a) result in the acquisition of control of the company by the person referred to in that subsection;

(b) where the person controls the company but the voting rights attached to the aggregate of any voting shares of the company beneficially owned by the person and by entities controlled by the person do not exceed 50 per cent of the voting rights attached to all of the outstanding voting shares of the company, cause the voting rights attached to that aggregate to exceed 50 per cent of the voting rights attached to all of the outstanding voting shares of the company;

détenant des actions de cette catégorie, à avoir reçu l’agrément du ministre;

b) dix pour cent de plus que l’intérêt substantiel le moins élevé détenu par la personne dans les actions de cette catégorie après la date d’entrée en vigueur de la présente partie ou, si elle est postérieure, après la date de la dernière acquisition — par celle-ci ou par une en-tité qu’elle contrôle, à l’exception de l’entité visée au paragraphe (1) dont elle acquiert le contrôle — d’ac-tions de la société de cette catégorie, ou du contrôle d’une entité détenant des actions de cette catégorie, à avoir reçu l’agrément du ministre.

Exception : mandataire admissible

(3.1) Dans le cas où la personne visée au paragraphe (1) est un mandataire admissible ou une entité qu’il contrôle, le ministre peut réduire le pourcentage applicable visé aux paragraphes (2) ou (3).

Exception

(4) Le paragraphe (1) ne s’applique pas dans le cas où l’acquisition d’actions ou du contrôle dont il traite:

a) aurait pour effet la prise de contrôle de la société par la personne;

b) si la personne contrôle déjà la société mais que les droits de vote attachés à l’ensemble des actions de la société qu’elle-même et les entités qu’elle contrôle dé-tiennent à titre de véritable propriétaire n’excèdent pas cinquante pour cent des droits de vote attachés à la totalité des actions en circulation, aurait pour effet de porter les droits de vote attachés à l’ensemble de ces actions détenues par la personne et les entités à plus de cinquante pour cent des droits de vote attachés à la totalité des actions en circulation;

c) aurait pour effet l’acquisition d’un intérêt substan-tiel dans une catégorie d’actions de la société par une entité contrôlée par la personne et que l’acquisition de

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PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Sections 377-378	Articles 377-378

(c) result in the acquisition of a significant interest in a class of shares of the company by an entity controlled by the person and the acquisition of that investment is not exempted by the regulations; or

(d) result in an increase in a significant interest in a class of shares of the company by an entity controlled by the person by a percentage that is greater than the percentage referred to in subsection (2) or (3), whichever applies, and the increase is not exempted by the regulations.

Regulations

(5) The Governor in Council may make regulations

(a) exempting from the application of paragraph (4)(c) the acquisition of a significant interest in a class of shares of the company by an entity controlled by the person; and

(b) exempting from the application of paragraph (4)(d) an increase in a significant interest in a class of shares of the company by an entity controlled by the person by a percentage that is greater than the percentage referred to in subsection (2) or (3), whichever applies.

1991, c. 45, s. 377; 1997, c. 15, s. 373; 2012, c. 31, s. 101.

Where approval not required

378 (1) Despite sections 375 and 376, the approval of the Minister is not required if

(a) the Superintendent has, by order, directed the company to increase its capital and shares of the company are issued and acquired in accordance with such terms and conditions as may be specified in the order; or

(b) a person, other than an eligible agent, who controls, within the meaning of paragraph 3(1)(a), the company acquires additional shares of the company.

Pre-approval

(2) For the purposes of subsections 375(1) and (2) and section 376, the Minister may approve

(a) the purchase or other acquisition of such number or percentage of shares of a company as may be required in a particular transaction or series of transactions; or

(b) the purchase or other acquisition of up to a specified number or percentage of shares of a company within a specified period.

1991, c. 45, s. 378; 2001, c. 9, s. 520; 2012, c. 31, s. 102.

cet intérêt n’est pas soustraite, par règlement, à l’ap-plication du présent alinéa;

d) aurait pour effet l’augmentation — dans un pour-centage supérieur à celui précisé aux paragraphes (2) ou (3), selon le cas applicable — de l’intérêt substantiel d’une entité contrôlée par la personne dans une caté-gorie d’actions de la société et que cette augmentation n’est pas soustraite, par règlement, à l’application du présent alinéa.

Règlements

(5) Le gouverneur en conseil peut, par règlement:

a) soustraire à l’application de l’alinéa (4)c) l’acquisition d’un intérêt substantiel d’une catégorie d’actions de la société par une entité contrôlée par la personne;

b) soustraire à l’application de l’alinéa (4)d) l’aug-mentation — dans un pourcentage supérieur à celui précisé aux paragraphes (2) ou (3), selon le cas applicable — de l’intérêt substantiel d’une entité contrôlée par la personne dans une catégorie d’actions de la so-ciété.

1991, ch. 45, art. 377; 1997, ch. 15, art. 373; 2012, ch. 31, art. 101.

Agrément non requis

378 (1) Par dérogation aux articles 375 et 376, l’agré-ment du ministre n’est pas nécessaire dans les cas sui-vants:

a) le surintendant a, par ordonnance, imposé à la so-ciété une augmentation de capital et il y a eu émission et acquisition d’actions conformément aux modalités prévues dans l’ordonnance;

b) la personne, autre qu’un mandataire admissible, qui contrôle, au sens de l’alinéa 3(1)a), la société ac-quiert d’autres actions de celle-ci.

Agrément préalable

(2) Pour l’application des paragraphes 375(1) et (2) et de l’article 376, le ministre peut approuver l’acquisition, soit du nombre ou pourcentage d’actions d’une société néces-saire pour une opération ou série d’opérations, soit du nombre ou pourcentage — à concurrence du plafond fixé — d’actions d’une société pendant une période détermi-née.

1991, ch. 45, art. 378; 2001, ch. 9, art. 520; 2012, ch. 31, art. 102.

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PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Sections 379-380	Articles 379-380

Public holding requirement

379 (1) Every company shall, from and after the day determined under this section in respect of that company, have, and continue to have, voting shares that carry at least 35 per cent of the voting rights attached to all of the outstanding voting shares of the company and that are

(a) shares of one or more classes of shares that are listed and posted for trading on a recognized stock exchange in Canada; and

(b) shares none of which is beneficially owned by a person who is a major shareholder of the company in respect of the voting shares of the company or by any entity that is controlled by a person who is a major shareholder of the company in respect of such shares.

Determination of day

(2) If the company has equity of two billion dollars or more on the day it comes into existence, the day referred to in subsection (1) is the day that is three years after that day and, in the case of any other company, the day referred to in subsection (1) is the day that is three years after the day of the first annual meeting of the shareholders of the company held after the equity of the company first reaches two billion dollars.

Extension

(3) If general market conditions so warrant and the Minister is satisfied that a company has used its best efforts to be in compliance with this section on the day determined under subsection (2), the Minister may specify a later day as the day from and after which the company must comply with subsection (1).

1991, c. 45, s. 379; 2001, c. 9, s. 521; 2007, c. 6, s. 356.

Limit on assets

380 (1) Unless an exemption order with respect to the company is granted under section 382, if a company fails to comply with section 379 in any month, the Minister may, by order, require the company not to have, until it complies with that section, average total assets in any three month period ending on the last day of a subsequent month exceeding the company’s average total assets in the three month period ending on the last day of the month immediately before the month specified in the order.

Average total assets

(2) For the purposes of subsection (1), the average total assets of a company in a three month period shall be computed by adding the total assets of the company as calculated for the month end of each of the three months in the period and by dividing the sum by three.

Obligation en matière de détention publique

379 (1) À compter de la date fixée à son égard confor-mément au présent article, chaque société doit avoir un nombre d’actions conférant au moins trente-cinq pour cent des droits de vote attachés à l’ensemble de ses actions en circulation, et qui:

a) d’une part, sont des actions d’une ou plusieurs ca-tégories cotées et négociables dans une bourse recon-nue au Canada;

b) d’autre part, sont des actions dont aucune per-sonne qui est un actionnaire important à l’égard de ses actions avec droit de vote ni aucune entité contrôlée par une telle personne n’a la propriété effective.

Détermination de la date

(2) Dans le cas d’une société dont les capitaux propres sont égaux ou supérieurs à deux milliards de dollars à la date de sa constitution, la date applicable se situe trois ans après cette date; dans les autres cas, la date applicable se situe trois ans après la premičre assemblée an-nuelle des actionnaires de la société suivant le moment où les capitaux propres de celle-ci ont atteint pour la pre-mière fois deux milliards de dollars.

Prolongation

(3) Le ministre peut, si les conditions générales du mar-ché le justifient et s’il est convaincu que la société a fait de son mieux pour se conformer au présent article à la date fixée aux termes du paragraphe (2), reculer la date à compter de laquelle la société devra se conformer au paragraphe (1).

1991, ch. 45, art. 379; 2001, ch. 9, art. 521; 2007, ch. 6, art. 356.

Limites relatives à l’actif

380 (1) Tant qu’elle ne s’est pas conformée à l’article 379 pour un mois quelconque, sauf exemption prévue à l’article 382, le ministre peut, par arrêté, interdire à la so-ciété d’avoir un actif total moyen qui dépasse, au cours d’un trimestre dont le dernier mois est postérieur à l’ar-rêté, celui qu’elle avait durant le trimestre précédant le mois spécifié à l’arrêté.

Actif total moyen

(2) Pour l’application du paragraphe (1), l’actif total moyen au cours d’un trimestre est le résultat de la division par trois de la somme de l’actif total de la société à la fin de chaque mois d’un trimestre donné.

Current to May 29, 2023	214	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Sections 380-382.1	Articles 380-382.1

Definition of total assets

(3) For the purposes of subsections (1) and (2), total assets, in respect of a company, has the meaning given that expression by the regulations.

1991, c. 45, s. 380; 2001, c. 9, s. 522.

Increase of capital

381 Where the Superintendent has, by order, directed a company to increase its capital and shares of the company are issued and acquired in accordance with such terms and conditions as may be specified in the order, section 379 shall not apply in respect of the company until such time as the Superintendent may, by order, specify.

Exemption by Minister

382 (1) On application by a company and subject to any terms that the Minister considers appropriate, the Minister may by order exempt the company from the requirements of section 379 if the Minister considers it appropriate to do so.

Compliance with s. 379

(2) The company shall comply with section 379 as of the day on which the exemption order expires.

Limit on assets

(3) If a company fails to comply with section 379 on the day referred to in subsection (2), it shall not, until it complies with that section, have average total assets in any three month period ending on the last day of a subsequent month exceeding its average total assets in the three month period ending on the last day of the month immediately preceding the day referred to in subsection (2) or on any later day that the Minister may specify by order.

Application of ss. 380(2) and (3)

(4) Subsections 380(2) and (3) apply for the purposes of subsection (3).

1991, c. 45, s. 382, c. 47, s. 753; 2001, c. 9, s. 523; 2005, c. 54, s. 444.

Continuation of exemption

382.1 (1) Despite subsection 382(2), if an exemption order that was granted in respect of a company under subsection 382(3) as it read before the day on which this section comes into force provides that it expires if the holding body corporate ceases to comply with section 379, the company is not required to comply with that section until six months after the day on which the holding body corporate ceased to comply with that section if the failure to comply is as a result of

Calcul de l’actif total

(3) Pour l’application des paragraphes (1) et (2), actif total s’entend au sens des règlements.

1991, ch. 45, art. 380; 2001, ch. 9, art. 522.

Augmentation du capital

381 L’article 379 ne s’applique pas, pendant la période spécifiée par le surintendant, à la société à laquelle il a imposé, par ordonnance, une augmentation de capital s’il y a eu émission et acquisition d’actions selon les modali-tés prévues dans l’ordonnance.

Demandes d’exemption

382 (1) Le ministre peut par arrêté, s’il le juge indiqué, exempter la société qui lui en fait la demande de l’appli-cation de l’article 379, sous réserve des modalités qu’il estime indiquées.

Observation de l’art. 379

(2) La société doit se conformer à l’article 379 à compter de la date d’expiration de l’exemption prévue au présent article.

Limites relatives à l’actif

(3) Tant qu’elle ne s’est pas conformée à l’article 379, la société ne peut avoir un actif total moyen qui dépasse, au cours d’un trimestre dont le dernier mois est postérieur à la date visée au paragraphe (2), celui qu’elle avait durant les trois mois précédant cette date ou à la date ultérieure que le ministre peut fixer par arrêté.

Application des par. 380(2) et (3)

(4) Les paragraphes 380(2) et (3) s’appliquent au paragraphe (3).

1991, ch. 45, art. 382, ch. 47, art. 753; 2001, ch. 9, art. 523; 2005, ch. 54, art. 444.

Exception

382.1 (1) Malgré le paragraphe 382(2), lorsqu’une so-ciété fait l’objet d’un arrêté pris par le ministre aux termes du paragraphe 382(3), dans sa version en vigueur à la veille du jour d’entrée en vigueur du présent article, et que cet arrêté précise qu’il cesse de s’appliquer lorsque la société mère ne se conforme pas à l’article 379, la so-ciété n’a pas à se conformer à l’article 379 avant l’expira-tion des six mois suivant la date du manquement à l’ar-ticle 379 lorsque celui-ci découle:

Current to May 29, 2023	215	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Sections 382.1-383	Articles 382.1-383

(a) a distribution to the public of voting shares of the holding body corporate;

(b) a redemption or purchase of voting shares of the holding body corporate;

(c) the exercise of any option to acquire voting shares of the holding body corporate; or

(d) the conversion of any convertible securities into voting shares of the holding body corporate.

Shares acquiring voting rights

(2) Despite subsection 382(2), if as a result of an event that has occurred and is continuing shares of a holding body corporate referred to in subsection (1) acquire voting rights in such number as to cause the holding body corporate to no longer be in compliance with section 379, the company is not required to comply with that section until six months after the day on which the holding body corporate ceased to comply with that section or any later day that the Minister may by order specify.

2005, c. 54, s. 444.

Exception

383 (1) Where a company fails to comply with section 379 as the result of

(a) a distribution to the public of voting shares of the company,

(b) a redemption or purchase of voting shares of the company,

(c) the exercise of any option to acquire voting shares of the company, or

(d) the conversion of any convertible securities into voting shares of the company,

section 380 shall not apply in respect of that company until the expiration of six months after the day the company failed to comply with section 379.

Shares acquiring voting rights

(2) Where, as the result of an event that has occurred and is continuing, shares of a company acquire voting rights in such number as to cause the company to no longer be in compliance with section 379, section 380 shall not apply in respect of that company until the expiration of six months after the day the company ceased to be in compliance with section 379 or such later day as the Minister may, by order, specify.

(3) and (4) [Repealed, 2005, c. 54, s. 445]

1991, c. 45, s. 383; 2005, c. 54, s. 445.

a) soit d’une souscription publique des actions avec droit de vote de la société mère;

b) soit de l’achat ou du rachat de telles actions;

c) soit de l’exercice du droit d’acquérir de telles actions;

d) soit de la conversion de valeurs mobilières en de telles actions.

Actions avec droit de vote

(2) Malgré le paragraphe 382(2), lorsque, en raison de la survenance d’un fait qui demeure, le nombre d’actions avec droit de vote de la société mère visée au paragraphe (1) devient tel que celle-ci ne se conforme plus à l’article 379, la société n’a pas à se conformer à l’article 379 avant l’expiration des six mois suivant la date du manquement à cet article ou la date ultérieure précisée par arrèté du ministre.

2005, ch. 54, art. 444.

Exception

383 (1) L’article 380 ne s’applique à la société qu’ŕ l’expiration des six mois suivant la date du manquement à l’article 379 lorsque celui-ci découle :

a) soit d’une souscription publique de ses actions avec droit de vote;

b) soit de l’achat ou du rachat de telles actions;

c) soit de l’exercice du droit d’acquérir de telles actions;

d) soit de la conversion de valeurs mobilières en de telles actions.

Actions dotées du droit de vote

(2) Dans le cas où, en raison de la survenance d’un fait qui demeure, le nombre des actions de la société à comporter le droit de vote devient tel que celle-ci ne se conforme plus à l’article 379, l’article 380 ne s’applique à elle qu’à l’expiration de six mois suivant le manquement ou qu’à la date ultérieure précisée par arrêté du ministre.

(3) et (4) [Abrogés, 2005, ch. 54, art. 445]

1991, ch. 45, art. 383; 2005, ch. 54, art. 445.

Current to May 29, 2023	216	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Sections 384-386	Articles 384-386

Acquisition of control permitted

384 (1) Subject to subsection (2) and sections 376 and 385, section 379 does not apply in respect of the company if a person acquires control of a company with equity of two billion dollars or more through the purchase or other acquisition of all or any number of the shares of the company by the person or by any entity controlled by the person.

Undertaking required

(2) Subsection (1) applies only if the person provides the Minister with an undertaking satisfactory to the Minister to do all things necessary so that, within three years after the acquisition, or any other period that the Minister may specify, the company has voting shares that carry at least 35 per cent of the voting rights attached to all of the outstanding voting shares of the company and that are

(a) shares of one or more classes of shares that are listed and posted for trading on a recognized stock exchange in Canada; and

(b) shares none of which is beneficially owned by a person who is a major shareholder of the company in respect of the voting shares of the company or by any entity that is controlled by a person who is a major shareholder of the company in respect of such shares.

1991, c. 45, s. 384; 2001, c. 9, s. 524; 2007, c. 6, s. 357.

Application of section 379

385 At the expiration of the period for compliance with an undertaking referred to in subsection 384(2), section 379 shall apply in respect of the company to which the undertaking relates.

1991, c. 45, s. 385; 2001, c. 9, s. 524.

Restriction on voting rights

386 (1) If, with respect to any company, a particular person contravenes section 375 or 375.1 or fails to comply with an undertaking referred to in subsection 384(2) or with any term or condition imposed under section 389, no person, and no entity controlled by the particular person, shall, in person or by proxy, exercise any voting rights

(a) that are attached to shares of the company beneficially owned by the particular person or any entity controlled by the particular person; or

(b) that are subject to an agreement entered into by the particular person, or any entity controlled by the particular person, pertaining to the exercise of the voting rights.

Prise de contrôle

384 (1) Sous réserve du paragraphe (2) et des articles 376 et 385, l’article 379 ne s’applique pas à la société dont les capitaux propres sont égaux ou supérieurs à deux milliards de dollars et dont le contrôle est acquis, au moyen de l’acquisition de tout ou partie de ses actions, par une personne ou une entité que celle-ci contrôle.

Engagement préalable

(2) L’application du paragraphe (1) est toutefois subordonnée à l’engagement envers le ministre par la personne concernée de prendre toutes les mesures nécessaires pour que, dans les trois ans qui suivent l’acquisition de la société ou dans le délai fixé par le ministre, la société ait un nombre d’actions qui confèrent au moins trente-cinq pour cent des droits de vote attachés à l’ensemble de ses actions en circulation et qui :

a) d’une part, sont des actions d’une ou plusieurs catégories cotées et négociables dans une bourse reconnue au Canada;

b) d’autre part, sont des actions dont aucune personne qui est un actionnaire important à l’égard de ses actions avec droit de vote ni aucune entité contrôlée par une telle personne n’a la propriété effective.

1991, ch. 45, art. 384; 2001, ch. 9, art. 524; 2007, ch. 6, art. 357.

Application de l’article 379

385 L’article 379 s’applique à la société visée par l’engagement à compter de l’expiration du délai d’exécution de celui-ci.

1991, ch. 45, art. 385; 2001, ch. 9, art. 524.

Limites au droit de vote

386 (1) En cas de manquement aux articles 375 ou 375.1, à l’engagement visé au paragraphe 384(2) ou à des conditions ou modalités imposées dans le cadre de l’article 389, il est interdit à quiconque, et notamment à une entité contrôlée par l’auteur du manquement, d’exercer, personnellement ou par l’intermédiaire d’un fondé de pouvoir, les droits de vote :

a) soit qui sont attachés aux actions de la société détenues à titre de véritable propriétaire par l’auteur du manquement ou par l’entité qu’il contrôle;

b) soit dont l’exercice est régi aux termes d’une entente conclue par l’auteur du manquement ou par l’entité qu’il contrôle.

Current to May 29, 2023	217	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Approval Process	Procédure d’agrément
Sections 386-388	Articles 386-388

Subsection (1) ceases to apply

(2) Subsection (1) ceases to apply in respect of a person when, as the case may be,

(a) the shares to which the contravention relates have been disposed of;

(b) the person ceases to control the company within the meaning of paragraph 3(1)(d);

(c) if the person failed to comply with an undertaking referred to in subsection 384(2), the company complies with section 379; or

(d) if the person failed to comply with a term or condition imposed under section 389, the person complies with the term or condition.

1991, c. 45, s. 386; 1997, c. 15, s. 374; 2001, c. 9, s. 524.

Approval Process

Application for approval

387 (1) An application for an approval of the Minister required under this Part must be filed with the Superintendent and contain the information, material and evidence that the Superintendent may require.

Applicant

(2) If, with respect to any particular transaction, this Part applies to more than one person, any one of those persons may make the application to the Minister for approval on behalf of all of those persons.

1991, c. 45, s. 387; 2001, c. 9, s. 525.

Matters for consideration

388 (1) Subject to subsection (2), if an application for an approval under section 375 is made, the Minister, in determining whether or not to approve the transaction, shall take into account all matters that the Minister considers relevant to the application, including

(a) the nature and sufficiency of the financial resources of the applicant or applicants as a source of continuing financial support for the company;

(b) the soundness and feasibility of the plans of the applicant or applicants for the future conduct and development of the business of the company;

(c) the business record and experience of the applicant or applicants;

(d) the character and integrity of the applicant or applicants or, if the applicant or any of the applicants is a body corporate, its reputation for being operated in a

Cessation d’application du paragraphe (1)

(2) Le paragraphe (1) cesse de s’appliquer si, selon le cas :

a) il y a eu aliénation des actions ayant donné lieu à la contravention;

b) l’auteur du manquement cesse de contrôler la société, au sens de l’alinéa 3(1)d);

c) dans le cas oů le manquement concerne l’engage-ment visé au paragraphe 384(2), la société se conforme à l’article 379;

d) dans le cas où le manquement concerne les conditions ou modalités imposées dans le cadre de l’article 389, la personne se conforme à celles-ci.

1991, ch. 45, art. 386; 1997, ch. 15, art. 374; 2001, ch. 9, art. 524.

Procédure d’agrément

Demande d’agrément

387 (1) L’agrément requis aux termes de la présente partie fait l’objet d’une demande au ministre à déposer au bureau du surintendant, accompagnée des renseignements et documents que ce dernier peut exiger.

Demandeur

(2) L’une quelconque des personnes auxquelles s’applique, à l’égard d’une opération particulière, la présente partie peut présenter au ministre la demande d’agrément au nom de toutes les personnes.

1991, ch. 45, art. 387; 2001, ch. 9, art. 525.

Facteurs à considérer

388 (1) Pour décider s’il approuve ou non une opération nécessitant l’agrément aux termes de l’article 375, le ministre, sous réserve du paragraphe (2), prend en considération tous les facteurs qu’il estime indiqués, notamment :

a) la nature et l’importance des moyens financiers du ou des demandeurs pour le soutien financier continu de la société;

b) le sérieux et la faisabilité de leurs plans pour la conduite et l’expansion futures de l’activité de la société;

c) leur expérience et leur dossier professionnel;

d) leur moralité et leur intégrité et, s’agissant de personnes morales, leur réputation pour ce qui est de leur exploitation selon des normes élevées de moralité et d’intégrité;

Current to May 29, 2023	218	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Approval Process	Procédure d’agrément
Sections 388-390	Articles 388-390

manner that is consistent with the standards of good character and integrity;

(e) whether the company will be operated responsibly by persons with the competence and experience suitable for involvement in the operation of a financial institution;

(f) the impact of any integration of the businesses and operations of the applicant or applicants with those of the company on the conduct of those businesses and operations; and

(g) the best interests of the financial system in Canada.

National treatment

(2) Where a transaction in respect of which subsection 375(1) or (2) applies would cause a company to become a subsidiary of a foreign institution that is engaged in the trust and loan business, that does not have any other company as its subsidiary and that is a non-WTO Member foreign institution, the Minister shall not approve the transaction unless the Minister is satisfied that treatment as favourable for companies to which this Act applies exists or will be provided in the jurisdiction in which the foreign institution principally carries on business, either directly or through a subsidiary.

Part XII of the Bank Act

(3) Nothing in subsection (1) or (2) affects the operation of Part XII of the Bank Act.

1991, c. 45, s. 388; 1999, c. 28, s. 140; 2001, c. 9, s. 526.

Terms and conditions

389 The Minister may impose any terms and conditions in respect of an approval given under this Part that the Minister considers necessary to ensure compliance with any provision of this Act.

1991, c. 45, s. 389; 2001, c. 9, s. 527.

Certifying receipt of application

390 (1) If, in the opinion of the Superintendent, an application filed under this Part contains all the required information, the Superintendent shall without delay refer the application to the Minister and send a receipt to the applicant certifying the date on which the completed application was received by the Superintendent.

e) la compétence et l’expérience des personnes devant exploiter la société, afin de déterminer si elles sont aptes à participer à l’exploitation d’une institution financière et à exploiter la société de maničre responsable;

f) les conséquences de toute intégration des activités et des entreprises du ou des demandeurs et de celles de la société sur la conduite de ces activités et entreprises;

g) l’intérêt du systčme financier canadien.

Traitement national

(2) Lorsque l’opération a pour effet de faire d’une société une filiale d’une institution étrangčre se livrant à des activités de fiducie ou de pręt dont aucune autre société n’est la filiale et qui est une institution étrangčre d’un non-membre de l’OMC, le ministre ne peut l’approuver que s’il est convaincu que les sociétés régies par la présente loi bénéficient ou bénéficieront d’un traitement aussi favorable sur le territoire oů l’institution étrangère exerce principalement son activité, directement ou par l’intermédiaire d’une filiale.

Partie XII de la Loi sur les banques

(3) Les paragraphes (1) et (2) ne portent pas atteinte à l’application de la partie XII de la Loi sur les banques.

1991, ch. 45, art. 388; 1999, ch. 28, art. 140; 2001, ch. 9, art. 526.

Conditions d’agrément

389 Le ministre peut assortir l’agrément des conditions ou modalités qu’il juge nécessaires pour assurer l’obser-vation de la présente loi.

1991, ch. 45, art. 389; 2001, ch. 9, art. 527.

Accusé de réception

390 (1) Lorsque, à son avis, la demande faite dans le cadre de la présente partie est complète, le surintendant la transmet sans délai au ministre et adresse au demandeur un accusé de réception précisant la date de celleci.

Current to May 29, 2023	219	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Approval Process	Procédure d’agrément
Sections 390-391	Articles 390-391

Incomplete application

(2) If, in the opinion of the Superintendent, an application filed under this Part is incomplete, the Superintendent shall send a notice to the applicant specifying the information required by the Superintendent to complete the application.

1991, c. 45, s. 390; 2001, c. 9, s. 528.

Notice of decision to applicant

391 (1) Subject to subsections (2) and (3) and 392(1), the Minister shall, within a period of thirty days after the certified date referred to in subsection 390(1), send to the applicant

(a) a notice approving the transaction to which the application relates; or

(b) where the Minister is not satisfied that the transaction to which the application relates should be approved, a notice to that effect, advising the applicant of the right to make representations to the Minister in respect of the matter.

Notice of decision

(2) Subject to subsections (4) and 392(2), the notice referred to in paragraph (1)(a) or (b) shall be sent by the Minister within a period of 45 days after the certified date referred to in subsection 390(1) in the following cases:

(a) the application involves the acquisition of control of a company;

(b) the application is made by an eligible agent or an entity controlled by an eligible agent; or

(c) an application is made for the approval referred to in subsection 396(3).

Extension of period for notice

(3) Where the Minister is unable to complete the consideration of an application within the period referred to in subsection (1), the Minister shall,

(a) within that period, send a notice to that effect to the applicant; and

(b) within a further period of thirty days after the date of the sending of the notice referred to in paragraph (a) or within such other further period as may be agreed on by the applicant and the Minister, send a notice referred to in paragraph (1)(a) or (b) to the applicant.

Demande incomplète

(2) Dans le cas contraire, le surintendant envoie au demandeur un avis précisant les renseignements manquants à lui communiquer.

1991, ch. 45, art. 390; 2001, ch. 9, art. 528.

Avis au demandeur

391 (1) Sous réserve des paragraphes (2), (3) et 392(1), le ministre envoie au demandeur, dans les trente jours suivant la date de réception :

a) soit un avis d’agrément de l’opération;

b) soit, s’il n’est pas convaincu que l’opération devrait être agréée, un avis de refus informant le demandeur de son droit de lui présenter des observations.

Avis au demandeur

(2) Sous réserve des paragraphes (4) et 392(2), l’avis est à envoyer dans les quarantecinq jours suivant la date pré-vue au paragraphe 390(1) dans les cas suivants :

a) la demande d’agrément implique l’acquisition du contrôle d’une société;

b) la demande d’agrément est faite par le mandataire admissible ou une entité qu’il contrôle;

c) une demande est présentée pour l’agrément visé au paragraphe 396(3).

Prorogation

(3) Dans le cas oů l’examen de la demande ne peut se faire dans le délai fixé au paragraphe (1), le ministre envoie, avant l’expiration de celuici, un avis informant en conséquence le demandeur, ainsi que, dans les trente jours qui suivent ou dans le délai supérieur convenu avec le demandeur, l’avis prévu aux alinéas (1)a) ou b).

Current to May 29, 2023	220	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Approval Process	Procédure d’agrément
Sections 391-394	Articles 391-394

Idem

(4) Where the Minister considers it appropriate to do so, the Minister may extend the period referred to in subsection (2) for one or more periods of forty-five days.

1991, c. 45, s. 391; 2012, c. 31, s. 103.

Reasonable opportunity to make representations

392 (1) Where, after receipt of the notice referred to in paragraph 391(1)(b), the applicant advises the Minister that the applicant wishes to make representations, the Minister shall provide the applicant with a reasonable opportunity within a period of thirty days after the date of the notice, or within such further period as may be agreed on by the applicant and the Minister, to make representations in respect of the matter.

Reasonable opportunity to make representations

(2) If, after receipt of the notice sent in accordance with subsection 391(2) that the Minister is not satisfied that the transaction to which the application relates should be approved, the applicant advises the Minister that the applicant wishes to make representations, the Minister shall provide the applicant with a reasonable opportunity within a period of 45 days after the date of the notice, or within any further period that may be agreed on by the applicant and the Minister, to make representations in respect of the matter.

1991, c. 45, s. 392; 2012, c. 31, s. 104(E).

Notice of decision

393 (1) Within a period of thirty days after the expiration of the period for making representations referred to in subsection 392(1), the Minister shall, in the light of any such representations and having regard to the matters to be taken into account, send a notice to the applicant indicating whether or not the Minister approves the share transaction to which the application relates.

Idem

(2) Within a period of forty-five days after the expiration of the period for making representations referred to in subsection 392(2), the Minister shall, in the light of any such representations and having regard to the matters to be taken into account, send a notice to the applicant indicating whether or not the Minister approves the share transaction to which the application relates.

Deemed approval

394 Where the Minister does not send a notice under subsection 391(1) or (3) or 393(1) within the period provided for in those subsections, the Minister is deemed to have approved the share transaction to which the application relates.

Idem

(4) Le ministre, s’il l’estime indiqué, peut proroger le délai visé au paragraphe (2) d’une ou plusieurs périodes de quarante-cinq jours.

1991, ch. 45, art. 391; 2012, ch. 31, art. 103.

Délai pour la présentation d’observations

392 (1) Dans les trente jours qui suivent la date de l’avis prévu à l’alinéa 391(1)b) ou dans le délai supérieur convenu entre eux, le ministre donne la possibilité de présenter des observations au demandeur qui l’a informé de son désir en ce sens.

Idem

(2) Dans les quarante-cinq jours qui suivent la date de l’avis prévu au paragraphe 391(2) ou dans le délai supérieur convenu entre eux, le ministre donne la possibilité de présenter des observations au demandeur qui l’a informé de son désir en ce sens.

1991, ch. 45, art. 392; 2012, ch. 31, art. 104(A).

Avis de la décision

393 (1) Dans les trente jours suivant l’expiration du dé-lai prévu au paragraphe 392(1), le ministre envoie au demandeur un avis lui faisant savoir que, à la lumičre des observations présentées et eu égard aux facteurs à prendre en considération, il approuve ou non l’opération faisant l’objet de la demande.

Idem

(2) Dans les quarantecinq jours suivant l’expiration du délai prévu au paragraphe 392(2), le ministre envoie au demandeur un avis lui faisant savoir que, à la lumičre des observations présentées et eu égard aux facteurs à prendre en considération, il approuve ou non l’opération faisant l’objet de la demande.

Présomption

394 Le défaut, dans le délai imparti, des avis prévus aux paragraphes 391(1) ou (3) ou 393(1) vaut agrément de l’opération visée par la demande.

Current to May 29, 2023	221	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Approval Process	Procédure d’agrément
Sections 394.1 and 395-396	Articles 394.1 et 395-396

394.1 and 395 [Repealed, 1994, c. 47, s. 207]

Constraining registration: Crown and foreign governments

396 (1) No company shall record in its securities register a transfer or issue of any share of the company to

(a) Her Majesty in right of Canada or of a province or any agent or agency of Her Majesty in either of those rights; or

(b) the government of a foreign country or any political subdivision thereof, or any agent or agency thereof.

Exception

(2) Despite subsection (1), a company may record in its securities register a transfer or issue of any share of the company to a foreign institution that is controlled by the government of a foreign country or any political subdivision of a foreign country, or by any agent or agency of a foreign government, if the share that is transferred or issued is beneficially owned by the foreign institution or by an entity controlled by the foreign institution.

Exception

(3) Despite subsection (1), a company may, with the Minister’s approval, record in its securities register the issue of any share of the company to an eligible agent.

Application made jointly

(4) The application for the approval referred to in subsection (3) must be made jointly by the company and the eligible agent.

Matters for consideration

(5) The Minister, in determining whether to grant the approval referred to in subsection (3), shall take into account all matters that he or she considers relevant, including those set out in paragraphs 388(1)(a) to (g).

Consequence of revocation of approval

(6) If an approval referred to in subsection (3) is revoked, the company shall delete any entry in its securities register in respect of the recording of the issuance of shares to the eligible agent.

Disposition of shareholdings

(7) If a company or an eligible agent fails to comply with any undertaking or term or condition in relation to an approval referred to in subsection (3), or if an eligible agent ceases to be an eligible agent, the Minister may, if the Minister considers it to be in the public interest to do

394.1 et 395 [Abrogés, 1994, ch. 47, art. 207]

Restriction : Couronne et États étrangers

396 (1) Il est interdit à la société d’inscrire dans son registre des valeurs mobiličres le transfert ou l’émission d’actions aux entités suivantes :

a) Sa Majesté du chef du Canada ou d’une province ou l’un de ses mandataires ou organismes;

b) tout gouvernement d’un pays étranger ou d’une de ses subdivisions politiques ou tout mandataire ou organisme d’un tel gouvernement.

Exception

(2) Par dérogation au paragraphe (1), la société peut inscrire dans son registre des valeurs mobiličres le transfert ou l’émission de ses actions à une institution étrangčre contrôlée par le gouvernement d’un pays étranger ou d’une de ses subdivisions politiques ou un mandataire ou organisme d’un tel gouvernement si les actions sont la propriété effective de l’institution étrangčre ou d’une en-tité contrôlée par celleci.

Réserve

(3) Par dérogation au paragraphe (1), la société peut, avec l’agrément du ministre, inscrire dans son registre des valeurs mobiličres l’émission de ses actions à un mandataire admissible.

Demande conjointe

(4) La société et le mandataire admissible présentent conjointement la demande en vue d’obtenir l’agrément visé au paragraphe (3).

Facteurs à considérer

(5) Pour décider s’il accorde l’agrément visé au paragraphe (3), le ministre prend en considération tous les facteurs qu’il estime indiqués, notamment ceux visés aux alinéas 388(1)a) à g).

Conséquence de la révocation de l’agrément

(6) En cas de révocation de l’agrément visé au paragraphe (3), la société supprime de son registre des valeurs mobiličres toute indication à l’égard de l’inscription de l’émission des actions au mandataire admissible.

Disposition des actions

(7) Si le mandataire admissible ou la société contrevient à tout engagement ou à toute condition ou modalité dont l’agrément visé au paragraphe (3) est assorti, ou si le mandataire admissible cesse d’ętre mandataire admissible, le ministre peut, s’il l’estime dans l’intéręt du

Current to May 29, 2023	222	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Approval Process	Procédure d’agrément
Sections 396-399	Articles 396-399

so, by order, direct the eligible agent or former eligible agent and any person controlled by the eligible agent or former eligible agent to dispose of any number of shares of the company beneficially owned by the eligible agent or former eligible agent or the persons controlled by the eligible agent or former eligible agent that the Minister specifies in the order, within the time specified in the order and in the proportion, if any, as between the eligible agent or former eligible agent and the persons controlled by the eligible agent or former eligible agent that is specified in the order.

Representations

(8) No direction shall be made under subsection (7) unless the Minister has provided each person to whom the direction relates and the company concerned with a reasonable opportunity to make representations in respect of the subject-matter of the direction.

Appeal

(9) Any person with respect to whom a direction has been made under subsection (7) may, within 30 days after the date of the direction, appeal the matter in accordance with section 530.

1991, c. 45, s. 396; 2012, c. 5, s. 165, c. 19, s. 328, c. 31, s. 105.

397 and 398 [Repealed, 1994, c. 47, s. 208]

399 (1) [Repealed, 1994, c. 47, s. 209]

Suspension of voting rights held by governments

(2) Notwithstanding section 151, where any voting shares of a company are beneficially owned by

(a) Her Majesty in right of Canada or of a province or any agency of Her Majesty in either of those rights, or

(b) the government of a foreign country or any political subdivision thereof, or any agency thereof,

no person shall, in person or by proxy, exercise the voting rights attached to those shares.

Exception

(2.1) Subsection (2) does not apply to a foreign institution that is controlled by the government of a foreign country or any political subdivision of a foreign country, or by any agent or agency of a foreign government, if the shares referred to in subsection (1) are beneficially owned by the foreign institution or by an entity controlled by the foreign institution.

Transitional

(3) Subsection (2) does not apply in respect of a government or agency referred to in that subsection that, on public, par arręté, imposer l’obligation au mandataire admissible ainsi qu’à toute personne que celui-ci contrôle ou à la personne qui cesse d’ętre mandataire admissible ainsi qu’à toute autre personne que celle-ci contrôle de se départir du nombre d’actions — précisé dans l’arręté —de la société dont l’un ou plusieurs d’entre eux ont la pro-priété effective, dans le délai et selon la répartition qu’il établit.

Observations

(8) Le ministre est tenu de donner à chaque personne visée par l’arręté et à la société en cause la possibilité de présenter leurs observations sur l’objet de l’arręté qu’il envisage de prendre.

Appel

(9) La personne visée par l’arręté peut, dans les trente jours qui suivent sa prise, en appeler conformément à l’article 530.

1991, ch. 45, art. 396; 2012, ch. 5, art. 165, ch. 19, art. 328, ch. 31, art. 105.

397 et 398 [Abrogés, 1994, ch. 47, art. 208]

399 (1) [Abrogé, 1994, ch. 47, art. 209]

Suspension des droits de vote des gouvernements

(2) Par dérogation à l’article 151, il est interdit, en per-sonne ou par voie de fondé de pouvoir, d’exercer les droits de vote attachés aux actions qui sont détenues en propriété effective :

a) soit par Sa Majesté du chef du Canada ou d’une province ou d’un organisme de celleci;

b) soit par le gouvernement d’un pays étranger ou d’une de ses subdivisions politiques ou par un orga-nisme d’un tel gouvernement.

Exception

(2.1) Le paragraphe (2) ne s’applique pas à l’institution étrangčre qui est contrôlée par le gouvernement d’un pays étranger ou d’une de ses subdivisions politiques ou un mandataire ou organisme d’un tel gouvernement si les actions visées à ce paragraphe sont la propriété effective de l’institution étrangère ou d’une entité contrôlée par celleci.

Disposition transitoire

(3) Le paragraphe (2) ne s’applique pas dans le cas oů, le 27 septembre 1990, le gouvernement ou l’organisme

Current to May 29, 2023	223	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION II Constraints on Ownership	SECTION II Restrictions à la propriété
Approval Process	Procédure d’agrément
Sections 399-401	Articles 399-401

September 27, 1990, beneficially owned shares of a former-Act company where the exercise of the voting rights attached to those shares was not prohibited under subsection 41(2) of the Trust Companies Act or subsection 48(2) of the Loan Companies Act, as those subsections read immediately prior to June 1, 1992.

Transitional

(4) Subsection (3) ceases to apply where a government or agency referred to in that subsection acquires beneficial ownership of any additional voting shares of the former-Act company in such number that the percentage of the voting rights attached to all of the voting shares of the former-Act company beneficially owned by the government or agency is greater than the percentage of the voting rights attached to all of the voting shares of the former-Act company that were beneficially owned by the government or agency on September 27, 1990.

Exception — eligible agent

(5) Subsection (2) does not apply in respect of the exercise of voting rights attached to any share referred to in subsection 396(3).

Consequence of suspension of approval

(6) If an approval referred to in subsection 396(3) is suspended, the eligible agent shall not exercise, in person or by proxy, any voting rights attached to any share of the company that is beneficially owned by the eligible agent.

1991, c. 45, s. 399; 1994, c. 47, s. 209; 2012, c. 5, s. 166, c. 19, s. 329, c. 31, s. 106.

400 and 400.1 [Repealed, 1994, c. 47, s. 210]

DIVISION III

Directions

Disposition of shareholdings

401 (1) If, with respect to any company, a person contravenes section 375 or 375.1 or fails to comply with an undertaking referred to in subsection 384(2) or with any terms and conditions imposed under section 389, the Minister may, if the Minister deems it in the public interest to do so, by order, direct that person and any person controlled by that person to dispose of any number of shares of the company beneficially owned by any of those persons that the Minister specifies in the order, within the time specified in the order and in the proportion, if any, as between the person and the persons controlled by that person that is specified in the order.

mentionné à ce paragraphe détenait la propriété effective d’actions d’une société antérieure et que le paragraphe 36(2) de la Loi sur les compagnies d’assurance canadiennes et britanniques, en son état au 31 mai 1992, n’in-terdisait pas l’exercice des droits de vote attachés à ces actions.

Disposition transitoire

(4) Le paragraphe (3) cesse de s’appliquer dans le cas oů le gouvernement ou l’organisme qui y est mentionné acquiert la propriété effective d’un nombre d’actions avec droit de vote de la société antérieure qui augmente le pourcentage des droits de vote attachés à l’ensemble des actions de la société antérieure qu’elle détenait à titre de véritable propriétaire le 27 septembre 1990.

Réserve – mandataire admissible

(5) Le paragraphe (2) ne s’applique pas à l’égard de l’exercice de droits de vote rattachés à des actions visées au paragraphe 396(3).

Conséquence de la suspension de l’agrément

(6) En cas de suspension de l’agrément visé au paragraphe 396(3), le mandataire admissible ne peut, ni en personne ni par voie de fondé de pouvoir, exercer les droits de vote attachés aux actions de la société qu’il dé-tient en propriété effective.

1991, ch. 45, art. 399; 1994, ch. 47, art. 209; 2012, ch. 5, art. 166, ch. 19, art. 329, ch. 31, art. 106.

400 et 400.1 [Abrogés, 1994, ch. 47, art. 210]

SECTION III

Arrêtés et ordonnances

Disposition des actions

401 (1) S’il l’estime dans l’intéręt public, le ministre peut, par arręté, imposer à la personne qui, relativement à une société, contrevient aux articles 375 ou 375.1, à l’engagement visé au paragraphe 384(2) ou à des conditions ou modalités imposées dans le cadre de l’article 389 ainsi qu’à toute autre personne qu’elle contrôle l’obligation de se départir du nombre d’actions — précisé dans l’arrêté —de la société dont elles ont la propriété effective, dans le délai qu’il fixe et selon la répartition entre elles qu’il précise.

Current to May 29, 2023	224	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION III Directions	SECTION III Arrêtés et ordonnances
General Provisions	Dispositions d’ordre général
Sections 401-404	Articles 401-404

Representations

(2) No direction shall be made under subsection (1) unless the Minister has provided each person to whom the direction relates and the company concerned with a reasonable opportunity to make representations in respect of the subject-matter of the direction.

Appeal

(3) Any person with respect to whom a direction has been made under subsection (1) may, within thirty days after the date of the direction, appeal the matter in accordance with section 530.

(4) [Repealed, 2001, c. 9, s. 529]

1991, c. 45, s. 401; 1996, c. 6, s. 119; 2001, c. 9, s. 529.

Application to court

402 (1) If a person fails to comply with a direction made under subsection 396(7) or 401(1), an application on behalf of the Minister may be made to a court for an order to enforce the direction.

Court order

(2) A court may, on an application under subsection (1), make such order as the circumstances require to give effect to the terms of the direction and may, without limiting the generality of the foregoing, require the company concerned to sell the shares that are the subject-matter of the direction.

Appeal

(3) An appeal from an order of a court under this section lies in the same manner as, and to the same court to which, an appeal may be taken from any other order of the court.

1991, c. 45, s. 402; 2012, c. 31, s. 107.

General Provisions

Interest of securities underwriter

403 This Part does not apply to a securities underwriter in respect of shares of a body corporate or ownership interests in an unincorporated entity that are acquired by the underwriter in the course of a distribution to the public of those shares or ownership interests and that are held by the underwriter for a period of not more than six months.

Arrangements to effect compliance

404 (1) The directors of a company may make such arrangements as they deem necessary to carry out the intent of this Part and, in particular, but without limiting the generality of the foregoing, may

Observations

(2) Le ministre est tenu auparavant de donner à chaque personne visée et à la société concernée la possibilité de présenter ses observations sur l’objet de l’arrêté qu’il envisage de prendre.

Appel

(3) Les personnes visées par l’arręté peuvent, dans les trente jours qui suivent sa prise, en appeler conformément à l’article 530.

(4) [Abrogé, 2001, ch. 9, art. 529]

1991, ch. 45, art. 401; 1996, ch. 6, art. 119; 2001, ch. 9, art. 529.

Demande d’ordonnance judiciaire

402 (1) En cas d’inobservation de l’arrêté prévu aux paragraphes 396(7) ou 401(1), une ordonnance d’exécution peut, au nom du ministre, ętre requise d’un tribunal.

Ordonnance

(2) Le tribunal saisi de la requęte peut rendre l’ordon-nance nécessaire en l’espčce pour donner effet aux moda-lités de l’arręté et enjoindre, notamment, à la société concernée de vendre les actions en cause.

Appel

(3) L’ordonnance peut ętre portée en appel de la męme manière et devant la męme juridiction que toute autre ordonnance rendue par le tribunal.

1991, ch. 45, art. 402; 2012, ch. 31, art. 107.

Dispositions d’ordre général

Titres acquis par un souscripteur

403 La présente partie ne s’applique pas au souscripteur à forfait dans le cas d’actions d’une personne morale ou de titres de participation d’une entité non constituée en personne morale acquis par ce dernier dans le cadre de leur souscription publique et détenus par lui pendant au plus six mois.

Application

404 (1) Le conseil d’administration peut prendre toute mesure qu’il juge nécessaire pour réaliser l’objet de la présente partie et notamment :

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION III Directions	SECTION III Arrêtés et ordonnances
General Provisions	Dispositions d’ordre général
Sections 404-405	Articles 404-405

(a) require any person in whose name a share of the company is held to submit a declaration setting out

(i) the beneficial ownership of the share, and

(ii) such other information as the directors deem relevant for the purposes of this Part;

(b) require any person who wishes to have a transfer of a share registered in the name of, or to have a share issued to, that person to submit a declaration referred to in paragraph (a) as though the person were the holder of that share; and

(c) determine the circumstances in which a declaration referred to in paragraph (a) is to be required, the form of the declaration and the times at which it is to be submitted.

Order of Superintendent

(2) The Superintendent may, by order, direct a company to obtain from any person in whose name a share of the company is held a declaration setting out the name of every entity controlled by that person and containing information concerning

(a) the ownership or beneficial ownership of the share; and

(b) such other related matters as are specified by the Superintendent.

Compliance required

(3) As soon as possible after receipt by a company of a direction under subsection (2),

(a) the company shall comply with the direction; and

(b) every person who is requested by the company to provide a declaration containing information referred to in subsection (1) or (2) shall comply with the request.

Outstanding declaration: effect

(4) Where, pursuant to this section, a declaration is required to be submitted by a shareholder or other person in respect of the issue or transfer of any share, a company may refuse to issue the share or register the transfer unless the required declaration is submitted.

Reliance on information

405 A company and any person who is a director or an officer, employee or agent of the company may rely on any information contained in a declaration required by the directors pursuant to section 404 or on any

a) exiger des personnes au nom desquelles sont déte-nues des actions de la société une déclaration men-tionnant :

(i) le véritable propriétaire des actions,

(ii) tout autre renseignement qu’il juge utile pour l’application de la présente partie;

b) exiger de toute personne sollicitant l’inscription d’un transfert d’actions ou une émission d’actions la déclaration visée à l’alinéa a) comme s’il s’agissait du détenteur des actions;

c) fixer les cas où la déclaration visée à l’alinéa a) est obligatoire, ainsi que la forme et les délais dans lesquels elle doit ętre produite.

Ordonnance du surintendant

(2) Le surintendant peut, par ordonnance, enjoindre à la société d’obtenir de la personne au nom de laquelle est détenue une de ses actions une déclaration indiquant le nom de toutes les entités que contrôle cette dernière et contenant des renseignements sur la propriété ou la propriété effective de l’action, ainsi que sur toutes les autres questions connexes qu’il précise.

Exécution

(3) La société exécute l’ordonnance dans les meilleurs délais après sa réception, de męme que toutes les personnes à qui elle a demandé de produire la déclaration visée aux paragraphes (1) ou (2).

Défaut de déclaration

(4) Dans tous les cas où la déclaration est obligatoire, la société peut subordonner l’émission d’une action ou l’inscription du transfert d’une action à sa production par l’actionnaire ou une autre personne.

Crédit accordé aux renseignements

405 La société, ses administrateurs, dirigeants, employés ou mandataires peuvent se fonder sur tout rensei-gnement soit contenu dans la déclaration prévue à l’article 404, soit obtenu de toute autre façon, concernant un

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VII Ownership	PARTIE VII Propriété
DIVISION III Directions	SECTION III Arrêtés et ordonnances
General Provisions	Dispositions d’ordre général
Sections 405-409	Articles 405-409

information otherwise acquired in respect of any matter that might be the subject of such a declaration, and no action lies against the company or any such person for anything done or omitted to be done in good faith in reliance on any such information.

406 [Repealed, 1994, c. 47, s. 211]

Exemption regulations

407 The Governor in Council may, by regulation, exempt from any of the provisions of this Part any share transaction or any class of share transactions involving the transfer of shares on the death of the beneficial owner thereof, or any arrangement made in contemplation of the death of the beneficial owner, to one or more members of the beneficial owner’s family, or to one or more trustees on their behalf.

Competition Act

408 Nothing in, or done under the authority of, this Act affects the operation of the Competition Act.

PART VIII

Business and Powers

General Business

Main business

409 (1) Subject to this Act, a company shall not engage in or carry on any business other than such business generally as appertains to the business of providing financial services.

Idem

(2) For greater certainty, a company may

(a) subject to section 412, act as a trustee;

(b) act as a financial agent, receiver, liquidator or sequestrator;

(c) provide investment counselling services and portfolio management services; and

(d) issue payment, credit or charge cards and, in cooperation with others including other financial institutions, operate a payment, credit or charge card plan.

1991, c. 45, s. 409; 2009, c. 2, s. 289(F).

point pouvant faire l’objet d’une telle déclaration, et sont en conséquence soustraits aux poursuites pour tout acte ou omission de bonne foi en résultant.

406 [Abrogé, 1994, ch. 47, art. 211]

Rčglement d’exemption

407 Le gouverneur en conseil peut, par règlement, soustraire à l’application de la présente partie toute opération sur des actions ou catégories d’actions prévoyant leur transfert au décès de la personne qui en a la propriété effective ou conformément à une entente conclue en prévision du décès de cette personne, à un ou plusieurs membres de sa famille ou à un ou plusieurs fiduciaires pour leur compte.

Loi sur la concurrence

408 La présente loi et les actes accomplis sous son ré-gime ne portent pas atteinte à l’application de la Loi sur la concurrence.

PARTIE VIII

Activité et pouvoirs

Activités générales

Activité principale

409 (1) Sous réserve des autres dispositions de la présente loi, l’activité de la société doit se rattacher à la prestation de services financiers.

Idem

(2) Il est entendu que la société peut :

a) sous réserve de l’article 412, agir à titre de fiduciaire;

b) agir à titre d’agent financier, séquestre ou liquida-teur;

c) fournir des services de conseil en placement et de gestion de portefeuille;

d) émettre des cartes de paiement, de crédit ou de débit et, conjointement avec d’autres établissements, y compris les institutions financières, exploiter un système de telles cartes.

1991, ch. 45, art. 409; 2009, ch. 2, art. 289(F).

Current to May 29, 2023	227	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Section 410	Article 410

Additional activities

410 (1) In addition, a company may

(a) act as an agent for vendors, purchasers, mortgagors, mortgagees, lessors or lessees of real property and provide consulting or appraisal services in respect of real property;

(b) hold, manage and otherwise deal with real property;

(c) outside Canada, or with the prior written approval of the Minister, in Canada, engage in any of the following activities, namely,

(i) collecting, manipulating and transmitting

(A) information that is primarily financial or economic in nature,

(B) information that relates to the business of a permitted entity, as defined in subsection 449(1), or

(C) any other information that the Minister may, by order, specify,

(ii) providing advisory or other services in the design, development or implementation of information management systems,

(iii) designing, developing or marketing computer software, and

(iv) designing, developing, manufacturing or selling, as an ancillary activity to any activity referred to in any of subparagraphs (i) to (iii) that the company is engaging in, computer equipment integral to the provision of information services related to the business of financial institutions or to the provision of financial services;

(c.1) with the prior written approval of the Minister, develop, design, hold, manage, manufacture, sell or otherwise deal with data transmission systems, information sites, communication devices or information platforms or portals that are used

(i) to provide information that is primarily financial or economic in nature,

(ii) to provide information that relates to the business of a permitted entity, as defined in subsection 449(1), or

(iii) for a prescribed purpose or in prescribed circumstances;

Activités supplémentaires

410 (1) La société peut en outre :

a) agir en qualité de mandataire pour des acheteurs, des vendeurs, des créanciers ou débiteurs hypothécaires, des locataires ou des bailleurs de biens im-meubles et fournir des services de consultation et d’évaluation en matičre de biens immeubles;

b) détenir ou gérer des biens immeubles ou effectuer toutes opérations à leur égard;

c) à l’étranger ou, à la condition d’obtenir au préa-lable l’agrément écrit du ministre, au Canada, exercer les activités suivantes :

(i) la collecte, la manipulation et la transmission d’information principalement de nature financière ou économique ou relative à l’activité commerciale des entités admissibles, au sens du paragraphe 449(1), ou encore précisée par arrêté du ministre,

(ii) la prestation de services consultatifs ou autres en matičre de conception, de développement ou de mise sur pied de systčmes de gestion de l’information,

(iii) la conception, le développement ou la commercialisation de logiciels,

(iv) accessoirement à toute activité visée aux sousalinéas (i) à (iii) qu’elle exerce, la conception, le développement, la fabrication ou la vente de matériel informatique indispensable à la prestation de services d’information liés à l’activité commerciale des institutions financičres ou de services financiers;

c.1) à la condition d’obtenir au préalable l’agrément écrit du ministre, s’occuper, notamment en les concevant, les développant, les détenant, les gérant, les fabriquant ou les vendant, de systèmes de transmission de données, de sites d’information, de moyens de communication ou de plateformes informatiques ou portails d’information qui sont utilisés :

(i) soit pour la fourniture d’information principale-ment de nature financičre ou économique,

(ii) soit pour la fourniture d’information relative à l’activité commerciale des entités admissibles, au sens du paragraphe 449(1),

(iii) soit à une fin réglementaire ou dans des circonstances réglementaires;

d) exercer au Canada toute activité visée à l’alinéa c) qu’elle exerçait avant le 1er juin 1992;

Current to May 29, 2023	228	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Section 410	Article 410

(d) in Canada, engage in such activities referred to in paragraph (c) that the company was engaged in prior to June 1, 1992;

(d.1) engage, under prescribed terms and conditions, if any are prescribed, in specialized business management or advisory services;

(e) promote merchandise and services to the holders of any payment, credit or charge card issued by the company;

(f) engage in the sale of

(i) tickets, including lottery tickets, on a non-profit public service basis in connection with special, temporary and infrequent non-commercial celebrations or projects that are of local, municipal, provincial or national interest,

(ii) urban transit tickets, and

(iii) tickets in respect of a lottery sponsored by the federal government or a provincial or municipal government or an agency of any such government or governments;

(g) act as a custodian of property; and

(h) provide identification, authentication or verification services.

Restriction

(2) Except as authorized by or under this Act, a company shall not deal in goods, wares or merchandise or engage in any trade or other business.

Regulations

(3) The Governor in Council may make regulations

(a) respecting what a company may or may not do with respect to the carrying on of the activities referred to in paragraphs (1)(c), (c.1) and (d.1);

(b) imposing terms and conditions in respect of the provision of the services referred to in paragraphs (1)(a) and 409(2)(c) and the carrying on of the activities referred to in paragraphs (1)(c), (c.1) and (d.1); and

(c) respecting the circumstances in which companies may be exempted from the requirement to obtain the approval of the Minister before carrying on a particular activity referred to in paragraph (1)(c) or (c.1).

1991, c. 45, s. 410; 1993, c. 34, s. 126(F); 1997, c. 15, s. 375; 2001, c. 9, s. 530; 2018, c. 12, s. 310.

d.1) fournir, aux conditions éventuellement fixées par règlement, des services spéciaux de gestion commerciale ou des services de consultation;

e) faire la promotion d’articles et de services auprès des titulaires de cartes de paiement, de crédit ou de débit délivrées par elle;

f) vendre des billets :

(i) y compris de loterie, à titre de service public non lucratif pour des fętes ou activités spéciales, temporaires, à caractčre non commercial et d’intéręt local, municipal, provincial ou national,

(ii) de transport en commun urbain,

(iii) d’une loterie parrainée par le gouvernement fédéral, un gouvernement provincial ou une administration municipale, ou encore par tout organisme de l’un ou l’autre;

g) faire fonction de gardien de biens;

h) fournir des services d’identification, d’authentification ou de vérification.

Interdiction

(2) Sauf autorisation prévue sous le régime de la présente loi, il est interdit à la société d’exercer quelque activité commerciale que ce soit et notamment de faire le commerce d’articles ou de marchandises.

Règlements

(3) Le gouverneur en conseil peut, par règlement :

a) prévoir ce que la société peut ou ne peut pas faire dans le cadre de l’exercice des activités visées aux ali-néas (1)c), c.1) ou d.1);

b) assortir de conditions cet exercice et la prestation des services financiers visés aux alinéas (1)a) et 409(2)c);

c) prévoir les circonstances dans lesquelles la société peut ętre exemptée de l’obligation d’obtenir au préa-lable l’agrément du ministre pour exercer une activité visée aux alinéas (1)c) ou c.1).

1991, ch. 45, art. 410; 1993, ch. 34, art. 126(F); 1997, ch. 15, art. 375; 2001, ch. 9, art. 530; 2018, ch. 12, art. 310.

Current to May 29, 2023	229	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 411-413	Articles 411-413

Networking

411 Subject to section 416, a company may

(a) act as agent for any person in respect of the provision of any service that is provided by a financial institution, a permitted entity as defined in subsection 449(1) or a prescribed entity and may enter into an arrangement with any person in respect of the provision of that service; or

(b) refer any person to any such financial institution or entity.

1991, c. 45, s. 411; 2001, c. 9, s. 531.

Restriction on fiduciary activities

412 No company, other than a company that is a trust company pursuant to subsection 57(2), shall act in Canada as

(a) an executor, administrator or official guardian or a guardian, tutor, curator, judicial adviser or committee of a mentally incompetent person; or

(b) a trustee for a trust.

Restriction on deposit taking

413 (1) A company shall not accept deposits in Canada unless

(a) it is a member institution, as defined in section 2 of the Canada Deposit Insurance Corporation Act;

(b) it has been authorized under subsection 26.03 (1) of that Act to accept deposits without being a member institution, as defined in section 2 of that Act; or

(c) the order approving the commencement and carrying on of business in Canada by the company authorizes it to accept deposits solely in accordance with subsection (2).

Deposits that fall below $150,000

(2) A company referred to in paragraph (1)(b) or (c) shall ensure that, on each day that is at least 30 days after the company receives the authorization referred to in that paragraph,

A/B ≤ 0.01

where

A

is the sum of all amounts each of which is the sum of all the deposits held by the company at the end of a day in the preceding 30 days each of which deposits is less than $150,000 and payable in Canada; and

Prestation de service

411 Sous réserve de l’article 416, la société peut :

a) soit faire fonction de mandataire pour la prestation de tout service offert par une institution financière, par une entité admissible, au sens du paragraphe 449(1), ou par une entité visée par règlement et conclure une entente en vue de sa prestation;

b) soit renvoyer toute personne à une telle institution financière ou entité.

1991, ch. 45, art. 411; 2001, ch. 9, art. 531.

Restrictions : activités fiduciaires

412 Il est interdit à la société, à l’exception de la société de fiducie au sens du paragraphe 57(2), d’agir au Canada soit comme fiduciaire, soit comme exécuteur testamentaire, administrateur, gardien officiel, gardien, tuteur, curateur ou conseil judiciaire d’un incapable.

Conditions pour accepter des dépôts

413 (1) Il est interdit à la société d’accepter des dépôts au Canada, sauf :

a) si elle est une institution membre au sens de l’article 2 de la Loi sur la Société d’assurance-dépôts du Canada;

b) si, n’étant pas une institution membre au sens de cet article, elle est autorisée à le faire au titre du paragraphe 26.03 (1) de cette loi;

c) si elle est autorisée, au titre de son agrément de fonctionnement, à accepter des dépôts uniquement en conformité avec le paragraphe (2).

Obligation de la société

(2) La société visée aux alinéas (1)b) ou c) doit s’assurer que les dépôts payables au Canada qu’elle détient satisfont en tout temps, après le trentième jour suivant l’autorisation visée à cet alinéa, à l’équation suivante :

A/B ≤ 0,01

où :

A	représente le total de la somme de tous les dépôts de moins de 150 000 $, calculée sur une base quotidienne, détenus par cette société durant les trente derniers jours;

Current to May 29, 2023	230	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 413-413.1	Articles 413-413.1

B	is the sum of all amounts each of which is the sum of all deposits held by the company at the end of a day in those preceding 30 days and payable in Canada.

Exchange rate

(3) For the purpose of subsection (2), the rate of exchange to be applied on any day in determining the amount in Canadian dollars of a deposit in a currency of a country other than Canada is to be determined in accordance with rules prescribed under subsection 26.03 (2) of the Canada Deposit Insurance Corporation Act.

Definition of deposit

(4) For the purpose of subsection (2), deposit has the meaning that would be given to that term by the schedule to the Canada Deposit Insurance Corporation Act for the purposes of deposit insurance if that schedule were read without reference to subsections 2(2), (5) and (6) of that schedule, but does not include prescribed deposits.

Regulations

(5) The Governor in Council may make regulations

(a) prescribing the deposits referred to in subsection (4); and

(b) prescribing terms and conditions with respect to the acceptance of those deposits.

1991, c. 45, s. 413; 2007, c. 6, s. 358.

Notice before opening account or providing prescribed product

413.1 (1) Before a company referred to in paragraph 413(1)(b) or (c) opens a deposit account in Canada or provides in Canada any prescribed product that relates to a deposit, the company shall, in the prescribed manner, give the person requesting the opening of the account or the provision of the product

(a) a notice in writing that deposits to the deposit account, or that the deposit that relates to the prescribed product, as the case may be, will not be insured by the Canada Deposit Insurance Corporation or, if the request is made by telephone, a verbal notice to that effect; and

(b) any other information that may be prescribed.

Other notice

(2) A company referred to in paragraph 413(1)(b) or (c) shall, in accordance with any regulations that may be made,

(a) post notices at all of its branches, and at prescribed points of service, in Canada where deposits are

B	le total de la somme de tous les dépôts détenus par cette société, calculée sur une base quotidienne, pour chacun de ces trente jours.

Taux de change

(3) Pour l’application du paragraphe (2), le taux de change applicable pour la détermination du montant en dollars canadiens d’un dépôt fait en devises étrangčres est déterminé conformément aux règles visées au paragraphe 26.03 (2) de la Loi sur la Société d’assurance-dé-pôts du Canada.

Définition de dépôt

(4) Pour l’application du paragraphe (2), dépôt s’entend au sens que lui donne, dans le cadre de l’assurance-dé-pôts, l’annexe de la Loi sur la Société d’assurance-dépôts du Canada, exception faite des paragraphes 2(2), (5) et (6) de cette annexe. Ne sont toutefois pas considérés comme des dépôts les dépôts prévus par les règlements.

Règlements

(5) Le gouverneur en conseil peut, par règlement :

a) prévoir les dépôts visés au paragraphe (4);

b) prévoir les modalités et conditions relatives à l’ac-ceptation de ces dépôts.

1991, ch. 45, art. 413; 2007, ch. 6, art. 358.

Avis de la société

413.1 (1) La société visée aux alinéas 413(1)b) ou c) doit, avant d’ouvrir un compte de dépôt — ou de fournir relativement à un dépôt un produit réglementaire — au Canada et selon les modalités réglementaires :

a) aviser par écrit la personne qui en fait la demande du fait que ses dépôts dans le compte ou le dépôt rela-tif au produit réglementaire ne seront pas assurés par la Société d’assurance-dépôts du Canada ou, dans le cas oů la demande est faite par téléphone, l’en aviser oralement;

b) lui communiquer toute l’information réglemen-taire.

Avis publics

(2) Elle doit également, afin d’informer le public, afficher, de la façon prévue par règlement, dans ses bureaux et dans ses points de service réglementaires au Canada oů des dépôts sont acceptés et sur ceux de ses sites Web oů des dépôts sont acceptés au Canada, des avis indiquant que les dépôts qu’elle détient ne sont pas assurés

Current to May 29, 2023	231	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 413.1-413.3	Articles 413.1-413.3

accepted, and on all of its websites at which deposits are accepted in Canada, to inform the public that deposits with the company are not insured by the Canada Deposit Insurance Corporation; and

(b) include in its advertisements notices to inform the public that deposits with the company are not insured by the Canada Deposit Insurance Corporation.

Regulations

(3) The Governor in Council may make regulations

(a) prescribing the manner in which notices referred to in subsection (1) are to be given and the additional information to be contained in the notices; and

(b) respecting notices for the purpose of subsection (2).

2007, c. 6, s. 358.

Deposits less than $150,000

413.2 (1) Subject to the regulations, a company referred to in paragraph 413(1)(b) or (c) may not, in respect of its business in Canada, act as agent for any person in the taking of a deposit that is less than $150,000 and payable in Canada.

Definition of deposit

(2) In this section, deposit has the meaning assigned by subsection 413(4).

Regulations

(3) The Governor in Council may make regulations respecting the circumstances in which, and the conditions under which, a company referred to in subsection (1) may act as agent for any person in the taking of a deposit that is less than $150,000 and payable in Canada.

2007, c. 6, s. 358.

Shared premises

413.3 (1) Subject to the regulations, no company referred to in paragraph 413(1)(b) or (c) shall carry on business in Canada on premises that are shared with those of a member institution, within the meaning of section 2 of the Canada Deposit Insurance Corporation Act, that is affiliated with the company.

Limitation

(2) Subsection (1) only applies in respect of premises or any portion of premises on which both the company and the member institution carry on business with the public and to which the public has access.

par la Société d’assurance-dépôts du Canada et faire paraître la męme information dans sa publicité.

Règlements

(3) Le gouverneur en conseil peut, par règlement :

a) prévoir la façon de donner les avis prévus au paragraphe (1) et préciser les renseignements supplémentaires qu’ils doivent contenir;

b) régir les avis prévus au paragraphe (2).

2007, ch. 6, art. 358.

Restriction

413.2 (1) Sous réserve des règlements, la société visée aux alinéas 413(1)b) ou c) ne peut, dans le cadre de l’exercice de ses activités au Canada, faire fonction de mandataire pour l’acceptation d’un dépôt de moins de 150 000 $ payable au Canada.

Définition de dépôt

(2) Pour l’application du présent article, dépôt s’entend au sens du paragraphe 413(4).

Règlements

(3) Le gouverneur en conseil peut, par règlement, régir les circonstances dans lesquelles une société visée par le paragraphe (1) peut faire fonction de mandataire pour l’acceptation d’un dépôt de moins de 150 000 $ payable au Canada et les modalités afférentes.

2007, ch. 6, art. 358.

Interdiction de partager des locaux

413.3 (1) Sous réserve des règlements, la société visée aux alinéas 413(1)b) ou c) ne peut exercer ses activités au Canada dans les męmes locaux qu’une institution membre, au sens de l’article 2 de la Loi sur la Société d’assurance-dépôts du Canada, qui fait partie de son groupe.

Exception

(2) Le paragraphe (1) ne s’applique qu’aux locaux ou parties de local dans lesquels la société et l’institution membre traitent avec le public et auxquels le public a ac-cčs.

Current to May 29, 2023	232	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 413.3-414	Articles 413.3-414

Adjacent premises

(3) Subject to the regulations, no company referred to in paragraph 413(1)(b) or (c) shall carry on business in Canada on premises that are adjacent to a branch or office of a member institution, within the meaning of section 2 of the Canada Deposit Insurance Corporation Act, that is affiliated with the company, unless the company clearly indicates to its customers that its business and the premises on which it is carried on are separate and distinct from the business and premises of the affiliated member institution.

Regulations

(4) The Governor in Council may make regulations

(a) respecting the circumstances in which, and the conditions under which, a company referred to in paragraph 413(1)(b) or (c) may carry on business in Canada on premises that are shared with those of a member institution referred to in subsection (1); and

(b) respecting the circumstances in which, and the conditions under which, a company referred to in paragraph 413(1)(b) or (c) may carry on business in Canada on premises that are adjacent to a branch or office of a member institution referred to in subsection (3).

2007, c. 6, s. 358.

Restriction on guarantees

414 (1) A company shall not guarantee on behalf of any person the payment or repayment of any sum of money unless

(a) the sum of money is a fixed sum of money with or without interest thereon; and

(b) the person on whose behalf the company has undertaken to guarantee the payment or repayment has an unqualified obligation to reimburse the company for the full amount of the payment or repayment to be guaranteed.

Exception

(2) Paragraph (1)(a) does not apply where the person on whose behalf the company has undertaken to guarantee a payment or repayment is a subsidiary of the company.

Idem

(3) Notwithstanding subsection (1), a company may guarantee repayment of the principal or payment of the interest, or both, of any moneys entrusted to the company for investment, on such terms and conditions as are agreed on.

Interdiction relative aux locaux adjacents

(3) Sous réserve des règlements, la société visée aux ali-néas 413(1)b) ou c) ne peut exercer ses activités au Canada dans des locaux adjacents à ceux d’un bureau ou d’une succursale d’une institution membre, au sens de l’article 2 de la Loi sur la Société d’assurance-dépôts du Canada, qui fait partie de son groupe que si elle indique clairement à ses clients que ses activités et les locaux oů elle les exerce sont distincts de ceux de l’institution membre.

Règlements

(4) Le gouverneur en conseil peut, par règlement :

a) régir les circonstances dans lesquelles une société visée aux alinéas 413(1)b) ou c) peut exercer ses activi-tés au Canada dans les męmes locaux qu’une institution membre visée par le paragraphe (1) ainsi que les modalités afférentes;

b) régir les circonstances dans lesquelles une société visée aux alinéas 413(1)b) ou c) peut exercer ses activités au Canada dans des locaux adjacents à ceux d’un bureau ou d’une succursale d’une institution membre visée par le paragraphe (3) ainsi que les modalités af-férentes.

2007, ch. 6, art. 358.

Restrictions : garanties

414 (1) Il est interdit à la société de garantir le paie-ment ou le remboursement d’une somme d’argent, sauf si, d’une part, il s’agit d’une somme fixe avec ou sans intéręts et, d’autre part, la personne au nom de qui elle fournit la garantie s’est engagée inconditionnellement envers elle à lui en remettre le plein montant.

Exception

(2) Dans les cas où la personne visée au paragraphe (1) est une filiale de la société garante, celle-ci peut garantir une somme qui n’est pas fixe.

Idem

(3) Par dérogation au paragraphe (1), la société peut ga-rantir, selon les modalités convenues, le remboursement du principal ou le versement d’intéręts, ou les deux, à l’égard des fonds qui lui sont remis en fiducie pour placement.

Current to May 29, 2023	233	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 414-416	Articles 414-416

Regulations

(4) The Governor in Council may make regulations imposing terms and conditions in respect of guarantees permitted by this section.

1991, c. 45, s. 414; 1997, c. 15, s. 376; 2001, c. 9, s. 532.

Restriction on securities activities

415 A company shall not deal in Canada in securities to the extent prohibited or restricted by such regulations as the Governor in Council may make for the purposes of this section.

Prohibition

415.1 (1) It is prohibited for a company to issue a debt obligation in relation to which the amounts of principal and interest owing are guaranteed to be paid from loans or other assets held by an entity that is created and organized for the principal purpose of holding those loans or other assets and with the intention of legally isolating those loans or other assets from the company, unless

(a) the debt obligation is a covered bond as defined in section 21.5 of the National Housing Act;

(b) the company is a registered issuer as defined in section 21.5 of that Act other than one whose right to issue covered bonds has been suspended; and

(c) the debt obligation is issued under a registered program as defined in section 21.5 of that Act.

Exception

(2) The Governor in Council may make regulations exempting any type of debt obligation from the application of subsection (1).

2012, c. 19, s. 361.

Restriction on insurance business

416 (1) A company shall not undertake the business of insurance except to the extent permitted by this Act or the regulations.

Restriction on acting as agent

(2) A company shall not act in Canada as agent for any person in the placing of insurance and shall not lease or provide space in any branch in Canada of the company to any person engaged in the placing of insurance.

Règlements

(4) Le gouverneur en conseil peut, par règlement, imposer des conditions à l’égard des garanties autorisées au titre du paragraphe (1).

1991, ch. 45, art. 414; 1997, ch. 15, art. 376; 2001, ch. 9, art. 532.

Restriction : valeurs mobilières

415 Il est interdit à la société, dans la mesure prévue par les règlements pris par le gouverneur en conseil pour l’application du présent article, de faire, au Canada, le commerce des valeurs mobiličres.

Restriction : obligations sécurisées

415.1 (1) Il est interdit à la société d’émettre tout titre de créance dont le remboursement — en principal et en intéręts — est garanti par des pręts ou autres actifs déte-nus par une entité qui a été constituée principalement en vue de les détenir, et ce, dans le but de les isoler juridi-quement de la société, sauf si les conditions ci-après sont réunies :

a) le titre de créance est une obligation sécurisée au sens de l’article 21.5 de la Loi nationale sur l’habita-tion;

b) la société est un émetteur inscrit au sens de l’article 21.5 de cette loi et son droit d’émettre des obligations sécurisées ne fait pas l’objet d’une suspension;

c) l’émission est faite dans le cadre d’un programme inscrit au sens de l’article 21.5 de cette loi.

Exception

(2) Le gouverneur en conseil peut prendre des règle-ments exemptant tout type de titre de créance de l’appli-cation du paragraphe (1).

2012, ch. 19, art. 361.

Restriction : assurances

416 (1) Il est interdit à la société de se livrer au commerce de l’assurance, sauf dans la mesure permise par la présente loi ou les rčglements.

Restriction : mandataire

(2) Il est interdit à la société d’agir au Canada à titre d’agent pour la souscription d’assurance et de louer ou fournir des locaux dans ses bureaux au Canada à une per-sonne se livrant au commerce de l’assurance.

Current to May 29, 2023	234	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 416-418	Articles 416-418

Regulations

(3) The Governor in Council may make regulations respecting the matters referred to in subsection (1) and regulations respecting relations between companies and

(a) entities that undertake the business of insurance; or

(b) insurance agents or insurance brokers.

Saving

(4) Nothing in this section precludes a company from

(a) requiring insurance to be placed by a borrower for the security of the company; or

(b) obtaining group insurance for its employees or the employees of any bodies corporate in which it has a substantial investment pursuant to section 453.

No pressure

(5) No company shall exercise pressure on a borrower to place insurance for the security of the company in any particular insurance company, but a company may require that an insurance company chosen by a borrower meet with its approval, which shall not be unreasonably withheld.

Definition of business of insurance

(6) In this section, business of insurance includes

(a) the issuance of any annuity if the liability in respect of the annuity is contingent on the death of a person; and

(b) the issuance of any debt obligation, any of whose terms and conditions are established on the basis of mortality considerations, under which the issuer is obliged to make periodic payments.

1991, c. 45, s. 416; 2012, c. 19, s. 205.

Restriction on leasing

417 A company shall not engage in Canada in any personal property leasing activity in which a financial leasing entity, within the meaning of subsection 449(1), is not permitted to engage.

1991, c. 45, s. 417; 2001, c. 9, s. 533.

Restriction on residential mortgages

418 (1) A company shall not make a loan in Canada on the security of residential property in Canada for the purpose of purchasing, renovating or improving that property, or refinance such a loan, if the amount of the loan,

Règlements afférents

(3) Le gouverneur en conseil peut, par règlement, régir les interdictions visées au paragraphe (1) ainsi que les relations des sociétés avec les entités se livrant au commerce de l’assurance ou avec les agents ou courtiers d’assurances.

Précision

(4) Le présent article n’empêche toutefois pas la société de faire souscrire par un emprunteur une assurance à son profit, ni d’obtenir une assurance collective pour ses employés ou ceux des personnes morales dans lesquelles elle a un intéręt de groupe financier en vertu de l’article 453.

Interdiction d’exercer des pressions

(5) La société ne peut exercer de pression sur un emprunteur pour lui faire souscrire, auprês d’une compa-gnie d’assurance donnée, une assurance à son profit; toutefois le présent paragraphe n’empêche pas la société d’exiger que l’assurance soit contractée auprês d’une compagnie d’assurance agréée par elle, la société ne pouvant refuser son agrément sans motif valable.

Définition de commerce de l’assurance

(6) Pour l’application du présent article, le commerce de l’assurance vise notamment :

a) la constitution d’une rente viagêre;

b) l’émission d’un titre de créance qui est assorti de conditions établies en fonction de considérations liées á la mortalité et qui prévoit des versements périodiques de la part de l’émetteur.

1991, ch. 45, art. 416; 2012, ch. 19, art. 205.

Restrictions : crédit-bail

417 Il est interdit à la société d’exercer au Canada toute activité de crédit-bail mobilier qu’une entité s’occupant de crédit-bail, au sens du paragraphe 449(1), n’est pas elle-même autorisée à exercer.

1991, ch. 45, art. 417; 2001, ch. 9, art. 533.

Restrictions : hypothèques

418 (1) Il est interdit à la société de faire garantir par un immeuble résidentiel situé au Canada un prêt consenti au Canada pour l’achat, la rénovation ou l’amélioration de cet immeuble, ou de renouveler un tel prêt, si la

Current to May 29, 2023	235	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 418-418.1	Articles 418-418.1

together with the amount then outstanding of any mortgage having an equal or prior claim against the property, would exceed 80 per cent of the value of the property at the time of the loan.

Exception

(2) Subsection (1) does not apply in respect of

(a) a loan made or guaranteed under the National Housing Act or any other Act of Parliament by or pursuant to which a different limit on the value of property on the security of which the company may make a loan is established;

(b) a loan if repayment of the amount of the loan that exceeds the maximum amount set out in subsection (1) is guaranteed or insured by a government agency or a private insurer approved by the Superintendent;

(c) the acquisition by the company from an entity of securities issued or guaranteed by the entity that are secured on any residential property, whether in favour of a trustee or otherwise, or the making of a loan by the company to the entity against the issue of such securities; or

(d) a loan secured by a mortgage where

(i) the mortgage is taken back by the company on a property disposed of by the company, including where the disposition is by way of a realization of a security interest, and

(ii) the mortgage secures payment of an amount payable to the company for the property.

1991, c. 45, s. 418; 1997, c. 15, s. 377; 2007, c. 6, s. 359.

Restriction on charges to borrowers

418.1 (1) Subject to any regulations made under subsection (2), a company that has obtained insurance or a guarantee against default on a loan made in Canada on the security of residential property shall not charge a borrower an amount for the insurance or guarantee that exceeds the actual cost to the company of the insurance or guarantee.

Regulations

(2) The Governor in Council may make regulations

(a) respecting the determination of the actual cost to a company for the purposes of subsection (1);

(b) respecting the circumstances in which a company is exempt from the application of subsection (1);

somme de celui-ci et du solde impayé de toute hypothèque de rang égal ou supérieur excède quatre-vingts pour cent de la valeur de l’immeuble au moment du prêt.

Exception

(2) Le paragraphe (1) ne s’applique pas :

a) au prêt consenti ou garanti en vertu de la Loi nationale sur l’habitation ou de toute autre loi fédérale aux termes de laquelle est fixée une limite différente sur la valeur de l’immeuble qui constitue l’objet de la garantie;

b) au prêt dont le remboursement, en ce qui touche le montant excédant le plafond fixé au paragraphe (1), est garanti ou assuré par un organisme gouvernemental ou par un assureur privé agréé par le surintendant;

c) á l’acquisition par la société, d’une entité, de valeurs mobiliêres émises ou garanties par celle-ci et qui confêrent une sûreté sur un immeuble résidentiel soit en faveur d’un fiduciaire soit de toute autre maniêre, ou aux prêts consentis par la société á l’entité en contrepartie de l’émission des valeurs mobiliêres en question;

d) au prêt garanti par une hypothêque consentie á la société en garantie du paiement du prix de vente d’un bien qu’elle aliène, y compris par suite de l’exercice d’un droit hypothécaire.

1991, ch. 45, art. 418; 1997, ch. 15, art. 377; 2007, ch. 6, art. 359.

Restriction touchant les sommes exigées des emprunteurs

418.1 (1) Sous réserve des règlements pris en vertu du paragraphe (2), la société qui obtient une assurance ou une garantie pour se protéger contre le non-paiement d’un prêt consenti au Canada et garanti par un immeuble résidentiel ne peut exiger de l’emprunteur, pour cette assurance ou cette garantie, une somme supérieure à leur coût réel pour elle.

Règlements

(2) Le gouverneur en conseil peut, par règlement :

a) prévoir, pour l’application du paragraphe (1), la détermination du coût réel pour la société;

b) prévoir les circonstances dans lesquelles la société est soustraite à l’application du paragraphe (1);

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Sections 418.1-419	Articles 418.1-419

(c) respecting, in relation to insurance or a guarantee against default on a loan made by a company in Canada on the security of residential property,

(i) the arrangements into which the company, its representatives and its employees may or may not enter, and

(ii) the payments or benefits that the company, its representatives and its employees may or may not accept from an insurer or the insurer’s affiliates; and

(d) respecting any other matters necessary to carry out the purposes of subsection (1).

Regulations — disclosure

(3) The Governor in Council may make regulations respecting the disclosure by a company of information relating to insurance or a guarantee against default on a loan made by the company in Canada on the security of residential property, including regulations respecting

(a) the information that must be disclosed, including information relating to

(i) the person who benefits from the insurance or guarantee,

(ii) the arrangements between the company, its representatives or its employees and the insurer or the insurer’s affiliates, and

(iii) the payments and benefits that the company, its representatives and its employees accept from an insurer or the insurer’s affiliates;

(b) the time and place at which, the form and manner in which and the persons to whom information is to be disclosed; and

(c) the circumstances under which a company is not required to disclose information.

2009, c. 2, s. 290; 2012, c. 5, s. 167(E).

Policies re security interests

419 (1) The directors of a company shall establish and the company shall adhere to policies regarding the creation of security interests in property of the company to secure obligations of the company and the acquisition by the company of beneficial interests in property that is subject to security interests.

c) relativement à une assurance ou à une garantie contre le non-paiement d’un prêt consenti par une société au Canada et garanti par un immeuble résidentiel :

(i) prévoir les arrangements que peut ou ne peut pas conclure la société, ses employés ou ses représentants,

(ii) prévoir les paiements ou avantages que la société, ses employés ou ses représentants peuvent ou ne peuvent pas accepter de la part d’un assureur ou d’un membre du groupe de ce dernier;

d) prendre toute autre mesure nécessaire á l’application du paragraphe (1).

Règlements : communication de renseignements

(3) Le gouverneur en conseil peut prendre des rêglements portant sur la communication de renseignements, par une société, relativement à une assurance ou à une garantie contre le non-paiement d’un prêt qu’elle consent au Canada et qui est garanti par un immeuble résidentiel, notamment des rêglements concernant :

a) les renseignements à communiquer, ayant trait notamment :

(i) à la personne bénéficiant de l’assurance ou de la garantie,

(ii) aux arrangements entre la société, ses employés ou ses représentants et l’assureur ou un membre du groupe de ce dernier,

(iii) aux paiements et aux avantages que la société, ses employés ou ses représentants acceptent de l’assureur ou d’un membre du groupe de ce dernier;

b) les modalités — de temps, lieu et forme — de la communication, ainsi que les destinataires de celle-ci;

c) les circonstances dans lesquelles la société n’est pas tenue de fournir les renseignements.

2009, ch. 2, art. 290; 2012, ch. 5, art. 167(A).

Principes en matière de sûretés

419 (1) La société est tenue de se conformer aux principes que son conseil d’administration a le devoir d’établir en ce qui concerne la constitution de sûretés pour garantir l’exécution de ses obligations et l’acquisition d’un droit de propriété effective sur des biens grevés d’une sűreté.

Current to May 29, 2023	237	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Fiduciary Activities	Activités fiduciaires
Sections 419-422	Articles 419-422

Order to amend policies

(2) The Superintendent may, by order, direct a company to amend its policies as specified in the order.

Compliance

(3) A company shall comply with an order made under subsection (2) within the time specified in the order.

1991, c. 45, s. 419; 1999, c. 31, s. 219(E); 2001, c. 9, s. 534; 2007, c. 6, s. 360(F).

Regulations and guidelines

419.1 The Governor in Council may make regulations and the Superintendent may make guidelines respecting the creation by a company of security interests in its property to secure obligations of the company and the acquisition by the company of beneficial interests in property that is subject to security interests.

2001, c. 9, s. 534.

Exception

419.2 Sections 419 and 419.1 do not apply in respect of a security interest created by a company to secure an obligation of the company to the Bank of Canada or the Canada Deposit Insurance Corporation.

2001, c. 9, s. 534.

Restriction on receivers

420 A company shall not grant to a person the right to appoint a receiver or a receiver and manager of the property or business of the company.

Restriction on partnerships

421 (1) Except with the approval of the Superintendent, a company may not be a general partner in a limited partnership or a partner in a general partnership.

Meaning of general partnership

(2) For the purposes of subsection (1), general partnership means any partnership other than a limited partnership.

1991, c. 45, s. 421; 2001, c. 9, s. 535.

Fiduciary Activities

Separate and distinct

422 (1) A company shall keep money and other assets acquired or held in trust by the company separate and distinct from its own assets and shall keep a separate account for each trust.

Ordonnance de modification

(2) Le surintendant peut, par ordonnance, enjoindre à la société de modifier ces principes selon les modalités qu’il précise dans l’ordonnance.

Obligation de se conformer

(3) La société est tenue de se conformer à l’ordonnance visée au paragraphe (2) dans le délai que lui fixe le surintendant.

1991, ch. 45, art. 419; 1999, ch. 31, art. 219(A); 2001, ch. 9, art. 534; 2007, ch. 6, art. 360(F).

Règlements et lignes directrices

419.1 Le gouverneur en conseil peut prendre des rêglements et le surintendant donner des lignes directrices concernant l’exigence formulée au paragraphe 419(1).

2001, ch. 9, art. 534.

Exception

419.2 Les articles 419 et 419.1 ne s’appliquent pas aux sûretés constituées par la société pour garantir l’exécution de ses obligations envers la Banque du Canada ou la Société d’assurance-dépôts du Canada.

2001, ch. 9, art. 534.

Restrictions : séquestres

420 La société ne peut accorder à quelque personne que ce soit le droit de nommer un séquestre ou un séquestregérant en ce qui touche ses biens ou son activité.

Restrictions relatives aux sociétés de personnes

421 (1) La société ne peut être le commandité d’une société en commandite ou l’associé d’une société de personnes que si le surintendant l’y autorise.

Sens de société de personnes

(2) Pour l’application du paragraphe (1), société de personnes s’entend de toute société de personnes autre qu’une société en commandite.

1991, ch. 45, art. 421; 2001, ch. 9, art. 535.

Activités fiduciaires

Séparation des fonds en fiducie

422 (1) La société sépare de son propre actif tous les fonds et autres éléments d’actif qu’elle acquiert ou détient en fiducie et tient un compte distinct pour chaque fiducie.

Current to May 29, 2023	238	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Fiduciary Activities	Activités fiduciaires
Sections 422-423	Articles 422-423

Common trust fund

(2) Unless the instrument creating a trust otherwise provides, a company may invest money it holds in trust in one or more common trust funds.

Deposit Acceptance

Deposit acceptance

423 (1) A company may, without the intervention of any other person,

(a) accept a deposit from any person whether or not the person is qualified by law to enter into contracts; and

(b) pay all or part of the principal of the deposit and all or part of the interest thereon to or to the order of that person.

Exception

(2) Paragraph (1)(b) does not apply if, before payment, the money deposited in the company pursuant to paragraph (1)(a) is claimed by some other person

(a) in any action or proceeding to which the company is a party and in respect of which service of a writ or other process originating that action or proceeding has been made on the company, or

(b) in any other action or proceeding pursuant to which an injunction or order made by the court requiring the company not to make payment of that money or make payment thereof to some person other than the depositor has been served on the company, and, in the case of any such claim so made, the money so deposited may be paid to the depositor with the consent of the claimant or to the claimant with the consent of the depositor.

Guaranteed trust money

(3) A company that is a trust company pursuant to subsection 57(2) shall accept deposits only as guaranteed trust money.

Profit

(4) Notwithstanding subsection (3), a company that is a trust company pursuant to subsection 57(2) that accepts deposits may retain the interest and profit resulting from the investment thereof in excess of the amount of interest payable to its depositors in respect thereof.

Fonds collectif

(2) Sauf disposition contraire de l’acte créant une fiducie, la société peut placer l’argent qu’elle détient en fiducie dans un ou plusieurs fonds collectifs.

Dépôts

Dépôts

423 (1) La société peut, sans aucune intervention extérieure, accepter un dépôt d’une personne ayant ou non la capacité juridique de contracter de même que payer, en tout ou en partie, le principal et les intéręts correspondants à cette personne ou à son ordre.

Exception

(2) Le paragraphe (1) ne s’applique pas en ce qui concerne le paiement qui y est prévu si, avant le paiement, les fonds déposés auprês de la société conformément à ce paragraphe sont réclamés par une autre personne :

a) soit dans le cadre d’une action ou autre procédure à laquelle la société est partie et à l’égard de laquelle un bref ou autre acte introductif d’instance lui à été signifié;

b) soit dans le cadre de toute autre action ou procédure en vertu de laquelle une injonction ou ordonnance du tribunal enjoignant à la société de ne pas verser ces fonds ou de les verser à une autre personne que le déposant à été signifiée à la société.

Dans le cas d’une telle réclamation, les fonds ainsi déposés peuvent être versés soit au déposant avec le consentement du réclamant, soit au réclamant avec le consentement du déposant.

Fonds en fiducie garantie

(3) La société de fiducie au sens du paragraphe 57(2) ne peut accepter de dépôts qu’ŕ titre de fonds en fiducie garantie.

Gains

(4) Par dérogation au paragraphe (3), la société de fiducie au sens du paragraphe 57(2) qui reçoit des dépôts peut conserver la part des intérêts et des gains résultant de leur placement qui excède le montant des intérêts payables aux déposants.

Current to May 29, 2023	239	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Deposit Acceptance	Dépôts
Sections 423-424	Articles 423-424

Assets to be identified

(5) Where a company that is a trust company pursuant to subsection 57(2) accepts deposits, the company shall identify on its books assets to be held in respect thereof equal to the aggregate amount of the deposits.

Execution of trust

(6) A company is not bound to see to the execution of any trust to which any deposit made under the authority of this Act is subject, other than a trust of which the company is a trustee.

Payment when company has notice of trust

(7) Subsection (6) applies regardless of whether the trust is express or arises by the operation of law, and it applies even when the company has notice of the trust if it acts on the order of or under the authority of the holder or holders of the account into which the deposit is made.

1991, c. 45, s. 423; 2001, c. 9, s. 536.

Unclaimed Balances

Unclaimed balances

424 (1) Where

(a) a deposit has been made in Canada that is payable in Canada in Canadian currency and in respect of which no transaction has taken place and no statement of account has been requested or acknowledged by the creditor during a period of ten years

(i) in the case of a deposit made for a fixed period, from the day on which the fixed period terminated, and

(ii) in the case of any other deposit, from the day on which the last transaction took place or a statement of account was last requested or acknowledged by the creditor, whichever is later, or

(b) a cheque, draft or bill of exchange (including any such instrument drawn by one branch of a company on another branch of the company but not including such an instrument issued in payment of a dividend on the capital of a company) payable in Canada in Canadian currency has been issued, certified or accepted by a company in Canada and no payment has been made in respect thereof for a period of ten years after the date of issue, certification, acceptance or maturity, whichever is later, the company shall pay to the Bank of Canada not later than December 31 in each year an amount equal to the principal amount of the deposit or instrument, plus interest, if any, calculated in accordance with the terms of

Éléments d’actif á conserver

(5) La société de fiducie au sens du paragraphe 57(2) qui reçoit des dépôts doit indiquer dans ses livres les éléments d’actif de valeur égale au total de ces dépôts á détenir á leur égard.

Exécution d’une fiducie

(6) La société n’est pas tenue de veiller à l’exécution d’une fiducie à laquelle est assujetti un dépôt effectué sous le régime de la présente loi, sauf quand elle en est fiduciaire.

Application du paragraphe (6)

(7) Le paragraphe (6) s’applique que la fiducie soit explicite ou d’origine juridique et s’applique même si la société en a été avisée si elle agit sur l’ordre ou sous l’autorité du ou des titulaires du compte dans lequel le dépôt est effectué.

1991, ch. 45, art. 423; 2001, ch. 9, art. 536.

Soldes non réclamés

Versement à la Banque du Canada

424 (1) Au plus tard le 31 décembre de chaque année, la société verse à la Banque du Canada le montant du dépôt ou de l’effet en cause, plus éventuellement les intérêts calculés conformément aux modalités y afférentes, dans les situations suivantes :

a) un dépôt a été fait au Canada, est payable au Canada en monnaie canadienne et n’a fait l’objet, pendant une période de dix ans d’aucun mouvement —opération, demande ou accusé de réception d’un état de compte par le déposant — , et ce depuis l’échéance du terme dans le cas d’un dépôt à terme ou, dans le cas de tout autre dépôt, depuis la date de la dernière opération ou, si elle est postérieure, celle de la dernière demande ou du dernier accusé de réception d’un état de compte;

b) un chèque, une traite ou une lettre de change — y compris un tel effet tiré par un de ses bureaux sur un autre de ses bureaux mais à l’exclusion de l’effet émis en paiement d’un dividende sur son capital — payable au Canada en monnaie canadienne a été émis, visé ou accepté par elle au Canada et aucun paiement n’a été fait à cet égard pendant une période de dix ans depuis la dernière des dates suivantes : émission, visa, acceptation ou échéance.

Le versement libère la société de toute responsabilité á l’égard du dépôt ou de l’effet.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Unclaimed Balances	Soldes non réclamés
Section 424	Article 424

the deposit or instrument, and payment accordingly discharges the company from all liability in respect of the deposit or instrument.

Provision of information

(2) A company shall, on making a payment under subsection (1), provide the Bank of Canada, for each deposit or instrument in respect of which the payment is made, with the following information current as of the day the payment is made, in so far as it is known to the company:

(a) in the case of a deposit,

(i) the name of the depositor in whose name the deposit is held,

(ii) the recorded address of the depositor,

(iii) the outstanding amount of the deposit, and

(iv) the branch of the company at which the last transaction took place in respect of the deposit, and the date of that last transaction; and

(b) in the case of an instrument,

(i) the name of the person to whom or at whose request the instrument was issued, certified or accepted,

(ii) the recorded address of that person, (iii) the name of the payee of the instrument, (iv) the amount and date of the instrument,

(v) the name of the place where the instrument was payable, and

(vi) the branch of the company at which the instrument was issued, certified or accepted.

Copies of signature cards and signing authorities

(2.1) A company shall, on written request by the Bank of Canada, provide the Bank of Canada with copies of signature cards and signing authorities relating to any deposit or instrument in respect of which it has made a payment under subsection (1). If it does not have any with respect to a deposit or instrument to which the request relates, it shall so inform the Bank of Canada.

Payment to claimant

(3) Subject to section 22 of the Bank of Canada Act, where payment has been made to the Bank of Canada under subsection (1) in respect of any deposit or instrument, and if payment is demanded or the instrument is

Détails à fournir

(2) Lors du versement, la société est tenue, pour chaque dépôt ou effet, de fournir à la Banque du Canada, dans la mesure où elle en a connaissance, les renseignements mis à jour suivants :

a) dans le cas d’un dépôt :

(i) le nom du titulaire du dépôt,

(ii) son adresse enregistrée,

(iii) le solde du dépôt,

(iv) le bureau de la société dans lequel la dernière opération concernant le dépôt a eu lieu et la date de celle-ci;

b) dans le cas d’un effet :

(i) le nom de la personne à qui ou à la demande de qui l’effet a été émis, visé ou accepté,

(ii) son adresse enregistrée,

(iii) le nom du bénéficiaire de l’effet, (iv) le montant et la date de l’effet,

(v) le nom du lieu où l’effet était à payer,

(vi) le bureau de la société où l’effet a été émis, visé ou accepté.

Cartes et délégations de signature

(2.1) La société lui fournit, sur demande écrite de la Banque du Canada, des copies des cartes et délégations de signature afférentes pour chaque dépôt ou effet à l’égard duquel le versement a été fait. Si elle n’en possède pas pour un dépôt ou un effet relatif à la demande, elle en informe la Banque du Canada.

Paiement au réclamant

(3) Sous réserve de l’article 22 de la Loi sur la Banque du Canada, quand elle a reçu un versement et si le dépôt lui est réclamé ou l’effet lui est présenté par la personne qui, abstraction faite de cet article, aurait droit au paiement

Current to May 29, 2023	241	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Unclaimed Balances	Soldes non réclamés
Sections 424-425	Articles 424-425

presented at the Bank of Canada by the person who, but for that section, would be entitled to receive payment of the deposit or instrument, the Bank of Canada is liable to pay, at its agency in the province in which the deposit or instrument was payable, an amount equal to the amount so paid to it together with interest, if interest was payable under the terms of the deposit or instrument,

(a) for a period not exceeding ten years from the day on which the payment was received by the Bank of Canada until the date of payment to the claimant; and

(b) at such rate and computed in such manner as the Minister determines.

Enforcing liability

(4) The liability of the Bank of Canada under subsection (3) may be enforced by action against the Bank of Canada in the court in the province in which the deposit or instrument was payable.

Application of subsection (1)

(5) Subsection (1) applies only in respect of deposits made, and cheques, drafts and bills of exchange issued, certified or accepted after May 31, 1990.

Application

(6) This section shall not apply until the day that is eight years after the day on which this section comes into force.

1991, c. 45, s. 424; 1993, c. 34, s. 127; 2007, c. 6, s. 361.

Notice of unpaid amount

425 (1) A company shall mail to each person, in so far as is known to the company,

(a) to whom a deposit referred to in paragraph 424(1)(a) is payable, or

(b) to whom or at whose request an instrument referred to in paragraph 424(1)(b) was issued, certified or accepted, at the person’s recorded address, a notice stating that the deposit or instrument remains unpaid.

When notice to be given

(2) A notice required by subsection (1) shall be given during the month of January next following the end of the first two year period, and also during the month of January next following the end of the first five year period,

(a) in the case of a deposit made for a fixed period, after the fixed period has terminated;

correspondant, la Banque du Canada est tenue de lui payer, à son agence de la province dans laquelle le dépôt ou l’effet était payable, un montant égal à celui qui lui a été versé, avec les intérêts éventuellement payables, aux taux et selon le mode de calcul fixés par le ministre, pour la période — d’au plus dix ans — comprise entre le jour où elle a reçu le versement et la date du paiement.

Exécution de l’obligation

(4) L’exécution de l’obligation imposée par le paragraphe (3) à la Banque du Canada peut être poursuivie par voie d’action intentée contre celle-ci devant un tribunal de la province dans laquelle le dépôt ou l’effet était payable.

Application du paragraphe (1)

(5) Le paragraphe (1) ne s’applique qu’aux dépôts faits, et aux chèques, traites et lettres de change émis, visés ou acceptés après le 31 mai 1990.

Application

(6) Le présent article ne s’applique qu’après huit ans suivant son entrée en vigueur.

1991, ch. 45, art. 424; 1993, ch. 34, art. 127; 2007, ch. 6, art. 361.

Avis de non-paiement

425 (1) Dans la mesure où elle en a connaissance, la société expédie par la poste un avis de non-paiement, à leur adresse enregistrée, aux personnes soit auxquelles le dépôt est payable, soit pour lesquelles ou á la demande desquelles l’effet a été émis, visé ou accepté.

Date d’exigibilité de l’avis

(2) L’avis doit être donné au cours du mois de janvier qui suit la fin de la première période de deux ans, puis de cinq ans :

a) postérieure à l’échéance, dans le cas d’un dépôt á terme fixe;

Current to May 29, 2023	242	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Unclaimed Balances	Soldes non réclamés
Sections 425-426	Articles 425-426

(b) in the case of any other deposit, in respect of which no transaction has taken place and no statement of account has been requested or acknowledged by the creditor; and

(c) in the case of a cheque, draft or bill of exchange, in respect of which the instrument has remained unpaid.

When notice to be sent

(3) The notice must be sent during the month of January next following the end of the first two-year period, during the month of January next following the end of the first five-year period and also during the month of January next following the end of the first nine-year period

(a) [Repealed before coming into force, 2008, c. 20, s. 3]

(b) in the case of any other deposit, in respect of which no transaction has taken place and no statement of account has been requested or acknowledged by the creditor; and

(c) [Repealed before coming into force, 2008, c. 20, s. 3]

1991, c. 45, s. 425; 2007, c. 6, s. 362; 2008, c. 20, s. 3.

Accounts

Definitions

425.1 The following definitions apply in this section and in sections 431 to 434, 444.1 and 444.3. member company means a company that is a member institution as defined in section 2 of the Canada Deposit Insurance Corporation Act. (société membre)

personal deposit account means a deposit account in the name of one or more natural persons that is kept by that person or those persons for a purpose other than that of carrying on business. (compte de dépôt personnel)

retail deposit account means a personal deposit account that is opened with a deposit of less than $150,000 or any greater amount that may be prescribed. (compte de dépôt de détail)

2001, c. 9, s. 538.

Account charges

426 A company shall not, directly or indirectly, charge or receive any sum for the keeping of an account unless the charge is made by express agreement between the company and a customer or by order of a court.

b) pendant laquelle il n’y a eu aucune opération ni demande ou accusé de réception d’un état de compte par le déposant, dans le cas des autres dépôts;

c) pendant laquelle l’effet est resté impayé, dans le cas d’un chèque, d’une traite ou d’une lettre de change.

Date d’exigibilité de l’avis

(3) L’avis doit être envoyé au cours du mois de janvier qui suit la fin de la première période de deux ans, de cinq ans, puis de neuf ans :

a) [Abrogé avant d’entrer en vigueur, 2008, ch. 20, art. 3]

b) pendant laquelle il n’y a eu aucune opération ni demande ou accusé de réception d’un état de compte par le déposant, dans le cas des autres dépôts.

c) [Abrogé avant d’entrer en vigueur, 2008, ch. 20, art. 3]

1991, ch. 45, art. 425; 2007, ch. 6, art. 362; 2008, ch. 20, art. 3.

Comptes

Définitions

425.1 Les définitions qui suivent s’appliquent au présent article et aux articles 431 à 434, 444.1 et 444.3.

compte de dépôt de détail Compte de dépôt personnel ouvert avec un dépôt inférieur à 150 000 $ ou au montant supérieur fixé par règlement. (retail deposit account)

compte de dépôt personnel Compte tenu au nom d’une ou de plusieurs personnes physiques à des fins non commerciales. (personal deposit account)

société membre Société qui est une institution membre au sens de l’article 2 de la Loi sur la Société d’assurance-dépôts du Canada. (member company)

2001, ch. 9, art. 538.

Frais de tenue de compte

426 Pour la tenue d’un compte au Canada, la société ne peut prélever ou recevoir, directement ou indirectement, que les frais fixés soit par entente expresse entre elle et le client, soit par ordonnance judiciaire.

Current to May 29, 2023	243	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Accounts	Comptes
Sections 427-431	Articles 427-431

Disclosure on opening account

427 (1) A company shall not, after the day that is six months after the coming into force of this Part, open or maintain an interest-bearing deposit account in Canada in the name of any natural person unless the company discloses, in accordance with the regulations, to the person who requests the company to open the account, the rate of interest applicable to the account and how the amount of interest to be paid is to be calculated.

Exception

(2) Subsection (1) does not apply in respect of an interest-bearing deposit account that is opened with a deposit in excess of $150,000 or any greater amount that may be prescribed.

1991, c. 45, s. 427; 2001, c. 9, s. 539.

Disclosure in advertisements

428 No person shall authorize the publication, issue or appearance of any advertisement in Canada that indicates the rate of interest offered by a company on an interest-bearing deposit or a debt obligation unless the advertisement discloses, in accordance with the regulations, how the amount of interest is to be calculated.

Disclosure regulations

429 The Governor in Council may make regulations respecting

(a) the time and place at which and the form and manner in which disclosure is to be made by a company of

(i) interest rates applicable to debts of the company and deposits with the company, and

(ii) the manner in which the amount of interest paid is to be calculated;

(b) the manner in which any charges for the keeping of an account are to be disclosed by a company to its customers and when the disclosure is to be made; and

(c) such other matters or things as may be necessary to carry out the requirements of sections 426 to 428.

1991, c. 45, s. 429; 2012, c. 5, s. 168.

430 [Repealed, 2001, c. 9, s. 540]

Disclosure required on opening a deposit account

431 (1) Subject to subsections (2) to (4), a company shall not open a deposit account in the name of a customer unless, at or before the time the account is opened, the company provides in writing to the individual who requests the opening of the account

Déclaration á l’ouverture d’un compte

427 (1) Après l’expiration d’un délai de six mois suivant l’entrée en vigueur de la présente partie, la société ne peut ouvrir et maintenir, au Canada, un compte de dépôt portant intérêt au nom d’une personne physique sans faire savoir á la personne qui a demandé l’ouverture du compte, et conformément aux règlements, le taux d’intérèt applicable de même que son mode de calcul.

Exception

(2) Le paragraphe (1) ne s’applique pas aux comptes qui sont ouverts avec un dépôt excédant 150 000 $ ou le montant supérieur fixé par règlement.

1991, ch. 45, art. 427; 2001, ch. 9, art. 539.

Divulgation dans la publicité

428 Nul ne peut autoriser la publication, la diffusion ou la parution au Canada d’une annonce publicitaire indiquant lê taux d’intérêt offert par une société sur les dépôts portant intérêt ou les titres de créance sans qu’y soit divulgué, en conformité avec les règlements, le mode de calcul des intérêts.

Règlements — Divulgation

429 Le gouverneur en conseil peut prendre des règlements concernant :

a) les modalités — notamment de temps, lieu et forme — de la communication :

(i) du taux d’intérêt applicable aux dettes de la société, notamment les dépôts qu’elle reçoit,

(ii) du mode de calcul du montant des intérêts payés;

b) la date et les modalités d’information des clients par la société au sujet des frais de tenue de leur compte;

c) toute autre mesure d’application des articles 426 à 428.

1991, ch. 45, art. 429; 2012, ch. 5, art. 168.

430 [Abrogé, 2001, ch. 9, art. 540]

Déclaration à l’ouverture d’un compte de dépôt

431 (1) Sous réserve des paragraphes (2) à (4), la société ne peut ouvrir un compte de dépôt au nom d’un client sauf si, avant l’ouverture du compte ou lors de celle-ci, elle fournit par écrit á la personne qui en demande l’ouverture :

Current to May 29, 2023	244	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Accounts	Comptes
Section 431	Article 431

(a) a copy of the account agreement with the company;

(b) information about all charges applicable to the account;

(c) information about how the customer will be notified of any increase in those charges and of any new charges applicable to the account;

(d) information about the company’s procedures relating to complaints about the application of any charge applicable to the account; and

(e) such other information as may be prescribed.

Exception

(2) If a deposit account is not a personal deposit account and the amount of a charge applicable to the account cannot be established at or before the time the account is opened, the company shall, as soon as is practicable after the amount is established, provide the customer in whose name the account is kept with a notice in writing of the amount of the charge.

Exception

(3) If a company has a deposit account in the name of a customer and the customer by telephone requests the opening of another deposit account in the name of the customer and the company has not complied with subsection (1) in respect of the opening of that other account, the company shall not open the account unless it provides the customer orally with any information prescribed at or before the time the account is opened.

Disclosure in writing

(4) If a company opens an account under subsection (3), it shall, not later than seven business days after the account is opened, provide to the customer in writing the agreement and information referred to in subsection (1).

Right to close account

(5) A customer may, within 14 business days after a deposit account is opened under subsection (3), close the account without charge and in such case is entitled to a refund of any charges related to the operation of the account, other than interest charges, incurred while the account was open.

Regulations

(6) For the purposes of subsection (4), the Governor in Council may make regulations prescribing circumstances

a) une copie de l’entente relative au compte;

b) les renseignements sur tous les frais liés au compte;

c) les renseignements sur la notification de l’augmentation des frais ou de l’introduction de nouveaux frais;

d) les renseignements sur la procédure d’examen des réclamations relatives au traitement des frais á payer pour le compte;

e) tous autres renseignements prévus par règlement.

Exception

(2) Si le montant des frais liés à un compte de dépôt, autre qu’un compte de dépôt personnel, ne peut être déterminé avant son ouverture ou lors de celle-ci, la société avise par écrit le titulaire du compte dès que possible après que ce montant à été déterminé.

Exception

(3) Dans le cas où le client ayant déjŕ un compte de dépôt à la société á son nom demande par téléphone l’ouverture d’un autre compte de dépôt á son nom, la société ne peut, si elle ne se conforme pas au paragraphe (1) pour cet autre compte, l’ouvrir sans fournir au client verbalement, avant son ouverture ou lors de celle-ci, les renseignements prévus par règlement.

Communication écrite

(4) Dans les sept jours ouvrables suivant l’ouverture d’un compte au titre du paragraphe (3), la société fournit par écrit au client l’entente et les renseignements visés au paragraphe (1).

Droit de fermer le compte

(5) Le client peut fermer sans frais le compte ouvert au titre du paragraphe (3) dans les quatorze jours ouvrables suivant l’ouverture et peut être remboursé des frais relatifs au fonctionnement du compte — autres que ceux relatifs aux intérêts — entraînés pendant que le compte était ouvert.

Règlements

(6) Pour l’application du paragraphe (4), le gouverneur en conseil peut prendre des règlements prévoyant dans quels cas l’entente et les renseignements sont réputés

Current to May 29, 2023	245	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Accounts	Comptes
Sections 431-434.1	Articles 431-434.1

in which, and the time when, the agreement and information will be deemed to have been provided to the customer.

1991, c. 45, s. 431; 1997, c. 15, s. 378; 2001, c. 9, s. 541.

Disclosure of charges

432 A company shall disclose to its customers and to the public, at the prescribed time and place and in the prescribed form and manner, the charges applicable to deposit accounts with the company and the usual amount, if any, charged by the company for services normally provided by the company to its customers and to the public.

1991, c. 45, s. 432; 2012, c. 5, s. 169.

No increase or new charges without disclosure

433 (1) A company shall not increase any charge applicable to a personal deposit account with the company or introduce any new charge applicable to a personal deposit account with the company unless the company discloses the charge at the prescribed time and place and in the prescribed form and manner to the customer in whose name the account is kept.

Mandatory disclosure

(2) With respect to prescribed services in relation to deposit accounts, other than personal deposit accounts, a company shall not increase any charge for any such service in relation to a deposit account with the company or introduce any new charge for any such service in relation to a deposit account with the company unless the company discloses the charge at the prescribed time and place and in the prescribed form and manner to the customer in whose name the account is kept.

1991, c. 45, s. 433; 2012, c. 5, s. 169.

Application

434 Sections 431 to 433 apply only in respect of charges applicable to deposit accounts with the company in Canada and services provided by the company in Canada.

1991, c. 45, s. 434; 2001, c. 9, s. 542.

Registered Products

Disclosure required concerning registered products

434.1 (1) Subject to subsection (2), a company shall not open an account that is or forms part of a registered product in the name of a customer, or enter into an agreement with a customer for a prescribed product or service that is or forms part of a registered product, unless the company provides, in the prescribed manner, to the individual requesting the account or the prescribed product or service avoir été fournis au client et quand ils sont réputés l’avoir été.

1991, ch. 45, art. 431; 1997, ch. 15, art. 378; 2001, ch. 9, art. 541.

Communication des frais

432 La société est tenue de communiquer à ses clients et au public, selon les modalités — notamment de temps, lieu et forme — réglementaires, les frais liés aux comptes de dépôt et, le cas échéant, les frais habituels liés aux services qu’elle leur offre normalement.

1991, ch. 45, art. 432; 2012, ch. 5, art. 169.

Augmentations interdites

433 (1) La société ne peut augmenter les frais liés aux comptes de dépôt personnels ou en introduire de nouveaux que si elle les communique, selon les modalités — notamment de temps, lieu et forme — réglementaires, á chaque titulaire d’un tel compte.

Communication des frais

(2) La société ne peut augmenter les frais pour les services — fixés par règlement — liés aux autres comptes de dépôt ou en introduire de nouveaux que si elle les communique, selon les modalités — notamment de temps, lieu et forme — réglementaires, à chaque titulaire d’un tel compte.

1991, ch. 45, art. 433; 2012, ch. 5, art. 169.

Application

434 Les articles 431 à 433 ne s’appliquent qu’aux frais afférents aux comptes de dépôt auprčs d’une société au Canada et aux services fournis par celle-ci au Canada.

1991, ch. 45, art. 434; 2001, ch. 9, art. 542.

Produits enregistrés

Déclaration concernant un produit enregistré

434.1 (1) Sous réserve du paragraphe (2), la société ne peut ouvrir un compte qui est un produit enregistré au nom d’un client ou en fait partie, ou conclure avec un client une entente relative à un produit ou service réglementaires qui est un produit enregistré ou en fait partie, sauf si elle fournit selon les modalités réglementaires au particulier qui demande l’ouverture du compte ou le produit ou service :

Current to May 29, 2023	246	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Registered Products	Produits enregistrés
Sections 434.1-435.1	Articles 434.1-435.1

(a) information about all charges applicable to the registered product;

(b) information about how the customer will be notified of any increase in those charges and of any new charges applicable to the registered product;

(c) information about the company’s procedures relating to complaints about the application of any charge applicable to the registered product; and

(d) any other information that may be prescribed.

Regulations

(2) The Governor in Council may make regulations specifying the circumstances under which a company need not provide the information.

Definition of registered product

(3) In this section, registered product means a product that is defined to be a registered product by the regulations.

2007, c. 6, s. 363.

Borrowing Costs

Definition of cost of borrowing

435 For the purposes of this section and sections 435.1 to 442, cost of borrowing means, in respect of a loan made by a company,

(a) the interest or discount applicable to the loan;

(b) any amount charged in connection with the loan that is payable by the borrower to the company; and

(c) any charge prescribed to be included in the cost of borrowing.

For those purposes, however, cost of borrowing does not include any charge prescribed to be excluded from the cost of borrowing.

1991, c. 45, s. 435; 1997, c. 15, s. 379; 2001, c. 9, s. 543.

Rebate of borrowing costs

435.1 (1) Where a company makes a loan in respect of which the disclosure requirements of section 436 apply and the loan is not secured by a mortgage on real property and is required to be repaid either on a fixed future date or by instalments, the company shall, if there is a prepayment of the loan, rebate to the borrower a portion of the charges included in the cost of borrowing in respect of the loan.

a) les renseignements sur tous les frais liés au produit enregistré;

b) les renseignements sur la notification de l’augmentation de ces frais ou de l’introduction de nouveaux frais;

c) les renseignements sur la procédure d’examen des réclamations relatives au traitement des frais á payer pour le produit enregistré;

d) tout autre renseignement prévu par règlement.

Règlements

(2) Le gouverneur en conseil peut prendre des règle-ments précisant les circonstances où la société n’est pas tenue de fournir les renseignements.

Définition de produit enregistré

(3) Dans le présent article, produit enregistré s’entend au sens des règlements.

2007, ch. 6, art. 363.

Coût d’emprunt

Définition de coűt d’emprunt

435 Pour l’application du présent article et des articles 435.1 à 442, coűt d’emprunt s’entend, à l’égard d’un prêt consenti par la société :

a) des intérêts ou de l’escompte applicables;

b) des frais payables par l’emprunteur à la société;

c) des frais qui en font partie selon les règlements. Sont toutefois exclus du coùt d’emprunt les frais qui en sont exclus selon les règlements.

1991, ch. 45, art. 435; 1997, ch. 15, art. 379; 2001, ch. 9, art. 543.

Diminution d’une partie du coùt d’emprunt

435.1 (1) La société qui consent un prêt á l’égard duquel l’article 436 s’applique, qui n’est pas garanti par une hypothèque immobilière et qui est remboursable à une date fixe ou en plusieurs versements doit, si le prêt est remboursé avant échéance, consentir une remise d’une partie des frais compris dans le coùt d’emprunt.

Current to May 29, 2023	247	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Borrowing Costs	Coűt d’emprunt
Sections 435.1-438	Articles 435.1-438

Exception

(2) The charges to be rebated do not include the interest or discount applicable to the loan.

Regulations

(3) The Governor in Council may make regulations governing the rebate of charges under subsection (1). The rebate shall be made in accordance with those regulations.

1997, c. 15, s. 379.

Disclosing borrowing costs

436 (1) A company shall not make a loan to a natural person that is repayable in Canada unless the cost of borrowing, as calculated and expressed in accordance with section 437, and other prescribed information have been disclosed by the company to the borrower at the prescribed time and place and in the prescribed form and manner.

Non-application

(2) Subsection (1) does not apply in respect of a loan that is of a prescribed class of loans.

1991, c. 45, s. 436; 1997, c. 15, s. 379; 2012, c. 5, s. 170.

Calculating borrowing costs

437 The cost of borrowing shall be calculated, in the prescribed manner, on the basis that all obligations of the borrower are duly fulfilled and shall be expressed as a rate per annum and, in prescribed circumstances, as an amount in dollars and cents.

Additional disclosure

438 (1) Where a company makes a loan in respect of which the disclosure requirements of section 436 are applicable and the loan is required to be repaid either on a fixed future date or by instalments, the company shall disclose to the borrower, in accordance with the regulations,

(a) whether the borrower has the right to repay the amount borrowed before the maturity of the loan and, if applicable,

(i) any terms and conditions relating to that right, including the particulars of the circumstances in which the borrower may exercise that right, and

(ii) whether, in the event that the borrower exercises the right, any portion of the cost of borrowing is to be rebated, the manner in which any such rebate is to be calculated or, if a charge or penalty will be

Exception

(2) Ne sont pas compris parmi les frais qui doivent faire l’objet d’une remise les intérêts et l’escompte applicables au prêt.

Règlements

(3) Le gouverneur en conseil peut, par règlement, régir les remises prévues au paragraphe (1). Le cas échéant, les remises doivent être consenties conformément aux règlements.

1997, ch. 15, art. 379.

Communication du coût d’emprunt

436 (1) La société ne peut accorder à une personne physique de prêt remboursable au Canada sans lui commu-niquer, selon les modalités — notamment de temps, lieu et forme — réglementaires, le coût d’emprunt, calculé et exprimé en conformité avec l’article 437, et sans lui com-muniquer les autres renseignements prévus par règle-ment.

Exceptions

(2) Le paragraphe (1) ne s’applique pas aux catégories de prêts prévues par règlement.

1991, ch. 45, art. 436; 1997, ch. 15, art. 379; 2012, ch. 5, art. 170.

Calcul du coût d’emprunt

437 Le coût d’emprunt est calculé de la manière réglementaire, comme si l’emprunteur respectait scrupuleuse-ment tous ses engagements, et exprimé sous forme d’un taux annuel avec indication, dans les circonstances prévues par règlement, d’un montant en dollars et en cents.

Autres renseignements à déclarer

438 (1) La société qui consent à une personne physique un prêt visé á l’article 436 remboursable à date fixe ou en plusieurs versements doit lui faire savoir, conformément aux règlements :

a) si elle peut rembourser le prêt avant échéance et, le cas échéant :

(i) les conditions d’exercice de ce droit, y compris des précisions sur les cas où peut se faire cet exercice,

(ii) dans le cas d’un remboursement anticipé, la partie du coût d’emprunt qui peut être remise et le mode de calcul applicable, ou les frais ou la pénalité éventuellement imposés et le mode de calcul applicable;

Current to May 29, 2023	248	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Borrowing Costs	Coűt d’emprunt
Section 438	Article 438

imposed on the borrower, the manner in which the charge or penalty is to be calculated;

(b) in the event that an amount borrowed is not repaid at maturity or, if applicable, an instalment is not paid on the day the instalment is due to be paid, particulars of the charges or penalties to be paid by the borrower because of the failure to repay or pay in accordance with the contract governing the loan;

(c) at the prescribed time and place and in the prescribed form and manner, any prescribed changes respecting the cost of borrowing or the loan agreement;

(d) particulars of any other rights and obligations of the borrower; and

(e) any other prescribed information, at the prescribed time and place and in the prescribed form and manner.

Disclosure in credit card applications

(1.1) A company shall, in accordance with the regulations, at the prescribed time and place and in the prescribed form and manner, provide prescribed information in any application forms or related documents that it prepares for the issuance of credit, payment or charge cards and provide prescribed information to any person applying to it for a credit, payment or charge card.

Disclosure re credit cards

(2) Where a company issues or has issued a credit, payment or charge card to a natural person, the company shall, in addition to disclosing the costs of borrowing in respect of any loan obtained through the use of the card, disclose to the person, in accordance with the regulations,

(a) any charges or penalties described in paragraph (1)(b);

(b) particulars of the person’s rights and obligations;

(c) any charges for which the person becomes responsible by accepting or using the card;

(d) at the prescribed time and place and in the prescribed form and manner, any prescribed changes respecting the cost of borrowing or the loan agreement; and

(e) any other prescribed information, at the prescribed time and place and in the prescribed form and manner.

b) les renseignements sur les frais ou pénalités imposés lorsque le prêt n’est pas remboursé á l’échéance ou un versement n’est pas fait à la date fixée;

c) selon les modalités — notamment de temps, lieu et forme — réglementaires, les changements — dont la nature est prévue par règlement — apportés au coűt d’emprunt ou á l’accord relatif au prêt;

d) des précisions sur tous autres droits ou obligations de l’emprunteur;

e) selon les modalités — notamment de temps, lieu et forme — réglementaires, les autres renseignements prèvus par rčglement.

Communication dans les demandes de carte de crédit

(1.1) La société fournit, conformément aux règlements et selon les modalités — notamment de temps, lieu et forme — réglementaires, les renseignements réglementaires dans les formulaires de demande et autres documents relatifs á l’émission de cartes de paiement, de crédit ou de débit et les renseignements réglementaires á toute personne qui lui demande une carte de paiement, de crédit ou de débit.

Communication concernant les cartes de crédit

(2) La société qui délivre ou a délivré une carte de paiement, de crédit ou de débit á une personne physique doit lui communiquer, outre le coût d’emprunt en ce qui concerne tout emprunt obtenu par elle au moyen de cette carte, l’information suivante, conformément aux règlements :

a) les frais et pénalités visés á l’alinéa (1)b);

b) les droits et obligations de l’emprunteur;

c) les frais qui lui incombent pour l’acceptation ou l’utilisation de la carte;

d) selon les modalités — notamment de temps, lieu et forme — réglementaires, les changements — dont la nature est prévue par règlement — apportés au coűt d’emprunt ou á l’accord relatif au prêt;

e) selon les modalités — notamment de temps, lieu et forme — réglementaires, les autres renseignements prévus par règlement.

Current to May 29, 2023	249	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Borrowing Costs	Coűt d’emprunt
Sections 438-440	Articles 438-440

Additional disclosure re other loans

(3) Where a company enters into or has entered into an arrangement, including a line of credit, for the making of a loan in respect of which the disclosure requirements of section 436 apply and the loan is not a loan in respect of which subsection (1) or (2) applies, the company shall, in addition to disclosing the costs of borrowing, disclose to the person to whom the loan is made, in accordance with the regulations,

(a) any charges or penalties described in paragraph (1)(b);

(b) particulars of the person’s rights and obligations;

(c) any charges for which the person is responsible under the arrangement;

(d) at the prescribed time and place and in the prescribed form and manner, any prescribed changes respecting the cost of borrowing under the arrangement; and

(e) any other prescribed information, at the prescribed time and place and in the prescribed form and manner.

1991, c. 45, s. 438; 1997, c. 15, s. 380; 2012, c. 5, s. 171.

Renewal statement

438.1 If a company makes a loan in respect of which the disclosure requirements of section 436 apply and the loan is secured by a mortgage on real property, the company shall disclose to the borrower, at the prescribed time and place and in the prescribed form and manner, any information that is prescribed respecting the renewal of the loan.

1997, c. 15, s. 381; 2012, c. 5, s. 172.

Disclosure in advertising

439 No person shall authorize the publication, issue or appearance of any advertisement in Canada relating to arrangements referred to in subsection 438(3), loans, credit cards, payment cards or charge cards, offered to natural persons by a company, and purporting to disclose prescribed information about the cost of borrowing or about any other matter unless the advertisement discloses prescribed information at the prescribed time and place and in the prescribed form and manner.

1991, c. 45, s. 439; 1997, c. 15, s. 381; 2012, c. 5, s. 172.

Regulations re borrowing costs

440 The Governor in Council may make regulations

Autres formes de prêts

(3) La société qui conclut ou a conclu un arrangement, y compris l’ouverture d’une ligne de crédit, pour l’octroi d’un prêt á l’égard duquel l’article 436, mais non les paragraphes (1) et (2) du présent article, s’applique, doit communiquer á l’emprunteur, outre le coût d’emprunt, l’information suivante, conformément aux règlements :

a) les frais ou pénalités visés á l’alinéa (1)b);

b) les droits et obligations de l’emprunteur;

c) les frais qui incombent á l’emprunteur;

d) selon les modalités — notamment de temps, lieu et forme — réglementaires, les changements — dont la nature est prévue par règlement — apportés au coût d’emprunt;

e) selon les modalités — notamment de temps, lieu et forme — réglementaires, les autres renseignements prévus par règlement.

1991, ch. 45, art. 438; 1997, ch. 15, art. 380; 2012, ch. 5, art. 171.

Renseignements concernant le renouvellement

438.1 La société doit, dans les cas oů elle consent un prêt á l’égard duquel l’article 436 s’applique et qui est garanti par une hypothèque immobiličre, communiquer á l’emprunteur, selon les modalités — notamment de temps, lieu et forme — réglementaires, les renseignements réglementaires concernant le renouvellement du prêt.

1997, ch. 15, art. 381; 2012, ch. 5, art. 172.

Communication dans la publicité

439 Nul ne peut autoriser la publication, la diffusion ou la parution au Canada d’une annonce publicitaire concernant les arrangements visés au paragraphe 438(3), les prêts ou les cartes de paiement, de crédit ou de débit of-ferts par la société aux personnes physiques et censée donner des renseignements réglementaires sur le coût d’emprunt ou sur d’autres sujets si cette annonce ne donne pas les renseignements prévus par règlement selon les modalités — notamment de temps, lieu et forme — réglementaires.

1991, ch. 45, art. 439; 1997, ch. 15, art. 381; 2012, ch. 5, art. 172.

Règlements relatifs au coût d’emprunt

440 Le gouverneur en conseil peut, par règlement :

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Borrowing Costs	Coűt d’emprunt
Section 440	Article 440

(a) respecting the time and place at which, and the form and manner in which, a company is to disclose to a borrower

(i) the cost of borrowing,

(ii) any rebate of the cost of borrowing, and

(iii) any other information relating to a loan, arrangement, credit card, payment card or charge card referred to in section 438;

(b) respecting the contents of any statement disclosing the cost of borrowing and other information required to be disclosed by a company to a borrower;

(c) respecting the manner of calculating the cost of borrowing;

(d) respecting the circumstances under which the cost of borrowing is to be expressed as an amount in dollars and cents;

(e) specifying any class of loans that are not to be subject to section 435.1, subsection 436(1) or 438(1) or (3) or section 438.1 or 439 or the regulations or any specified provisions of the regulations;

(f) respecting the time and place at which, and the form and manner in which, any rights, obligations, charges or penalties referred to in sections 435.1 to 439 are to be disclosed;

(g) prohibiting the imposition of any charge or penalty referred to in section 438 or providing that the charge or penalty, if imposed, will not exceed a prescribed amount;

(h) respecting the nature or amount of any charge or penalty referred to in paragraph 438(1)(b), (2)(a) or (3)(a) and the costs of the company that may be included or excluded in the determination of the charge or penalty;

(i) respecting the method of calculating the amount of rebate of the cost of borrowing, or the portion of the cost of borrowing referred to in subparagraph 438(1)(a)(ii);

(j) respecting advertisements made by a company regarding arrangements referred to in subsection 438(3), loans, credit cards, payment cards or charge cards;

(k) respecting the renewal of loans; and

a) régir les modalités — notamment de temps, lieu et forme — applicables à la communication que doit faire une société à l’emprunteur :

(i) du coût d’emprunt,

(ii) de toute remise éventuelle sur celui-ci,

(iii) de tout autre renseignement relatif aux prêts, arrangements ou cartes de paiement, de crédit ou de débit visés à l’article 438;

b) régir la teneur de toute déclaration destinée à communiquer le coût d’emprunt et les autres renseignements que la société est tenue de communiquer;

c) régir le mode de calcul du coût d’emprunt;

d) prévoir les cas oû le coût d’emprunt doit être exprimé sous forme d’un montant en dollars et en cents;

e) prévoir les catégories de prêts soustraites à l’application de l’article 435.1, des paragraphes 436(1) ou 438(1) ou (3), des articles 438.1 ou 439 ou de tout ou partie des règlements;

f) régir les modalités — notamment de temps, lieu et forme — applicables à la communication des droits, obligations, frais ou pénalités visés aux articles 435.1 à 439;

g) interdire les frais ou pénalités visés à l’article 438 ou en fixer le plafond;

h) régir la nature ou le montant des frais ou pénalités visés aux alinéas 438(1)b), (2)a) ou (3)a) et du coût supporté par la société qui peuvent être inclus ou ex-clus du calcul des frais ou pénalités;

i) régir le mode de calcul de la remise mentionnée au sousalinéa 438(1)a)(ii);

j) régir les annonces que font les sociétés concernant les arrangements visés au paragraphe 438(3), les prêts ou les cartes de paiement, de crédit ou de débit;

k) régir le renouvellement des prêts;

l) prévoir toute autre mesure d’application des articles 435.1 à 439.

1991, ch. 45, art. 440; 1997, ch. 15, art. 381; 2012, ch. 5, art. 173.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Borrowing Costs	Coűt d’emprunt
Sections 440-441.1	Articles 440-441.1

(l) respecting such other matters or things as are necessary to carry out the purposes of sections 435.1 to 439.

1991, c. 45, s. 440; 1997, c. 15, s. 381; 2012, c. 5, s. 173.

Complaints

Procedures for dealing with complaints

441 (1) A company shall

(a) establish procedures for dealing with complaints made by persons having requested or received products or services in Canada from the company;

(b) designate an officer or employee of the company to be responsible for implementing those procedures; and

(c) designate one or more officers or employees of the company to receive and deal with those complaints.

Procedures to be filed with Commissioner

(2) A company shall file with the Commissioner a copy of its procedures established under paragraph (1)(a).

How procedures to be made available

(3) A company shall make its procedures established under paragraph (1)(a) available

(a) in the form of a brochure, at its branches where products or services are offered in Canada;

(b) on its websites through which products or services are offered in Canada; and

(c) in written format to be sent to any person who requests them.

Information on contacting Agency

(4) A company shall also make prescribed information on how to contact the Agency available whenever it makes its procedures established under paragraph (1)(a) available under subsection (3).

1991, c. 45, s. 441; 1997, c. 15, s. 382; 2001, c. 9, s. 545; 2007, c. 6, s. 364.

Obligation to be member of complaints body

441.1 In any province, if there is no law of the province that makes a company subject to the jurisdiction of an organization that deals with complaints made by persons having requested or received products or services in the province from a company, the company shall be a member of an organization that is not controlled by it and that deals with those complaints that have not been resolved

Réclamations

Procédure d’examen des réclamations

441 (1) La société est tenue :

a) d’établir une procédure d’examen des réclamations de personnes qui lui ont demandé ou qui ont obtenu d’elle des produits ou services au Canada;

b) de désigner un préposé — dirigeant ou autre agent — à la mise en œuvre de la procédure;

c) de désigner un ou plusieurs autres préposés — dirigeant ou autre agent — aux réclamations.

Dépôt

(2) La société dépose auprès du commissaire un double de la procédure.

Mise à la disposition du public de la procédure

(3) La société met à la disposition du public la procédure à la fois :

a) dans ses bureaux où sont offerts des produits ou services au Canada, sous forme de brochure;

b) sur ceux de ses sites Web où sont offerts des produits ou services au Canada;

c) dans un document écrit à envoyer à quiconque lui en fait la demande.

Renseignements

(4) La société doit accompagner la procédure qu’elle met à la disposition du public des renseignements — fixés par règlement — sur la façon de communiquer avec l’Agence.

1991, ch. 45, art. 441; 1997, ch. 15, art. 382; 2001, ch. 9, art. 545; 2007, ch. 6, art. 364.

Obligation d’adhésion

441.1 Si, dans une province, aucune règle de droit de cette province n’assujettit une société à l’autorité d’une organisation qui examine les réclamations de personnes qui ont demandé ou obtenu des produits ou services de sociétés dans cette province, elle est tenue de devenir membre d’une organisation qu’elle ne contrôle pas et qui examine de telles réclamations lorsque les personnes

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
General Business	Activités générales
Complaints	Réclamations
Sections 441.1-443	Articles 441.1-443

to the satisfaction of the persons under procedures established by companies under paragraph 441(1)(a).

2001, c. 9, s. 546.

Information on contacting Agency

442 (1) A company shall, in accordance with the regulations, at the prescribed time and place and in the prescribed form and manner, provide a person requesting or receiving a product or service from it with prescribed information on how to contact the Agency if the person has a complaint about a deposit account, an arrangement referred to in subsection 438(3), a payment, credit or charge card, the disclosure of or manner of calculating the cost of borrowing in respect of a loan or about any other obligation of the company under a consumer provision.

Report

(2) The Commissioner shall prepare a report, to be included in the report referred to in section 34 of the Financial Consumer Agency of Canada Act, respecting

(a) procedures for dealing with complaints established by companies pursuant to paragraph 441(1)(a); and

(b) the number and nature of complaints that have been brought to the attention of the Agency by persons who have requested or received a product or service from a company.

1991, c. 45, s. 442; 1997, c. 15, s. 383; 2001, c. 9, s. 547; 2012, c. 5, s. 174.

Miscellaneous

Charges for prescribed products or services

442.1 A company shall not, directly or indirectly, charge or receive any sum for the provision of any prescribed products or services unless the charge is made by express agreement between it and a customer or by order of a court.

2007, c. 6, s. 365.

Prepayment protected

443 (1) A company shall not make a loan to a natural person that is repayable in Canada, the terms of which prohibit prepayment of the money advanced or any instalment thereon before its due date.

Minimum balance

(2) Except by express agreement between the company and the borrower, the making in Canada of a loan or advance by a company to a borrower shall not be subject to sont insatisfaites des conclusions de la procédure d’exa-men établie en application de l’alinéa 441(1)a).

2001, ch. 9, art. 546.

Renseignements

442 (1) La société est tenue de remettre, conformément aux règlements et selon les modalités — notamment de temps, lieu et forme — réglementaires, aux personnes qui lui demandent des produits ou services ou à qui elle en fournit, les renseignements — fixés par règlement — sur la façon de communiquer avec l’Agence lorsqu’elles présentent des réclamations portant sur les comptes de dépôt, les arrangements visés au paragraphe 438(3), les cartes de crédit, de débit ou de paiement, la communication ou le mode de calcul du coűt d’emprunt à l’égard d’un pręt ou sur les autres obligations de la société découlant d’une disposition visant les consommateurs.

Rapport

(2) Le commissaire prépare un rapport, à inclure dans celui qui est prévu à l’article 34 de la Loi sur l’Agence de la consommation en matière financière du Canada, concernant :

a) les procédures d’examen des réclamations établies par les sociétés en application de l’alinéa 441(1)a);

b) le nombre et la nature des réclamations qui ont été présentées à l’Agence par des personnes qui ont soit demandé des produits ou services à une société, soit obtenu des produits ou services d’une société.

1991, ch. 45, art. 442; 1997, ch. 15, art. 383; 2001, ch. 9, art. 547; 2012, ch. 5, art. 174.

Divers

Frais : fourniture de produits et services

442.1 La société ne peut prélever ou recevoir, directement ou indirectement, pour la fourniture des produits et services prévus par règlement que les frais fixés soit par entente expresse entre elle et le client, soit par ordonnance judiciaire.

2007, ch. 6, art. 365.

Remboursement anticipé de prêts

443 (1) Il est interdit à la société de consentir aux personnes physiques des prêts remboursables au Canada qui seraient assortis de l’interdiction de faire quelque versement que ce soit, régulièrement ou non, avant la date d’échéance.

Solde minimum

(2) Sauf entente expresse entre la société et l’emprunteur, la société ne peut subordonner l’octroi, au Canada,

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PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
Miscellaneous	Divers
Sections 443-443.1	Articles 443-443.1

a condition that the borrower maintain a minimum credit balance with the company.

Non-application of subsection (1)

(3) Subsection (1) does not apply in respect of a loan

(a) that is secured by a mortgage on real property; or

(b) that is made for business purposes and the principal amount of which is more than $100,000 or such other amount as may be prescribed.

Government cheques

(4) A company shall not make a charge

(a) for cashing a cheque or other instrument drawn on the Receiver General or on the Receiver General’s account in the Bank of Canada, in a company or in any other deposit-taking Canadian financial institution incorporated by or under an Act of Parliament;

(b) for cashing any other instrument issued as authority for the payment of money out of the Consolidated Revenue Fund; or

(c) in respect of any cheque or other instrument that is

(i) drawn in favour of the Receiver General, the Government of Canada or any department thereof or any public officer acting in the capacity of a public officer, and

(ii) tendered for deposit to the credit of the Receiver General.

Deposits of Government of Canada

(5) Nothing in subsection (4) precludes any arrangement between the Government of Canada and a company concerning

(a) compensation for services performed by the company for the Government of Canada; or

(b) interest to be paid on any or all deposits of the Government of Canada with the company.

1991, c. 45, s. 443; 1997, c. 15, s. 384.

Regulations respecting the holding of funds

443.1 The Governor in Council may make regulations respecting the maximum period during which a company may hold funds in respect of specified classes of cheques or other instruments that are deposited into an account

d’un prêt ou d’une avance au maintien par l’emprunteur d’un solde créditeur minimum à la société.

Non-application du paragraphe (1)

(3) Le paragraphe (1) ne s’applique pas aux prêts :

a) garantis par une hypothèque immobilière;

b) consentis à des fins commerciales et dont le capital excède cent mille dollars ou tout autre montant fixé par règlement.

Absence de frais sur les chèques du gouvernement

(4) La société ne peut réclamer de frais :

a) pour l’encaissement d’un chèque ou autre effet tiré sur le receveur général ou sur son compte à la Banque du Canada, à une société ou à toute autre institution financière canadienne acceptant des dépôts constituée en personne morale sous le régime d’une loi fédérale;

b) pour l’encaissement de tout autre effet émis à titre d’autorisation de paiement de fonds sur le Trésor public;

c) pour les chèques ou autres effets tirés en faveur du receveur général, du gouvernement du Canada ou de l’un de ses ministères, ou d’un fonctionnaire en sa qualité officielle, et présentés pour dépôt au crédit du receveur général.

Dépôts du gouvernement du Canada

(5) Le paragraphe (4) n’interdit pas les arrangements entre le gouvernement du Canada et la société concernant :

a) la rémunération à verser pour services fournis par celle-ci à celui-là;

b) les intérêts à payer sur tout ou partie des dépôts du gouvernement du Canada auprès de la société.

1991, ch. 45, art. 443; 1997, ch. 15, art. 384.

Règlements : retenue des fonds

443.1 Le gouverneur en conseil peut prendre des règlements concernant la période maximale pendant laquelle la société peut, avant de permettre au titulaire du compte d’y avoir accès, retenir les fonds à l’égard des chèques ou

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
Miscellaneous	Divers
Sections 443.1-444	Articles 443.1-444

at a branch or prescribed point of service in Canada before permitting the customer in whose name the account is kept to access the funds.

2007, c. 6, s. 366.

Regulations — activities

443.2 The Governor in Council may make regulations respecting any matters involving a company’s dealings, or its employees’ or representatives’ dealings, with customers or the public, including

(a) what a company may or may not do in carrying out any of the activities in which it is permitted to engage, or in providing any of the services that it may provide, under section 409 and any ancillary, related or incidental activities or services; and

(b) the time and place at which and the form and manner in which any of those activities are to be carried out or any of those services are to be provided.

2009, c. 2, s. 291; 2012, c. 5, s. 175.

Regulations re customer information

444 The Governor in Council may make regulations

(a) requiring a company to establish procedures regarding the collection, retention, use and disclosure of any information about its customers or any class of customers;

(b) requiring a company to establish procedures for dealing with complaints made by a customer about the collection, retention, use or disclosure of information about the customer;

(c) respecting the disclosure by a company of information relating to the procedures referred to in paragraphs (a) and (b);

(d) requiring a company to designate the officers and employees of the company who are responsible for

(i) implementing the procedures referred to in paragraph (b), and

(ii) receiving and dealing with complaints made by a customer of the company about the collection, retention, use or disclosure of information about the customer;

(e) requiring a company to report information relating to

(i) complaints made by customers of the company about the collection, retention, use or disclosure of information, and autres effets qui appartiennent à des catégories qu’il précise et qui sont déposés à tout bureau ou point de service réglementaire au Canada.

2007, ch. 6, art. 366.

Règlements : portée des activités de la société

443.2 Le gouverneur en conseil peut, par règlement, régir toute question relative aux relations d’une société ou à celles de ses employés ou représentants avec les clients ou le public, notamment :

a) prévoir ce que la société peut ou ne peut pas faire dans le cadre de l’exercice des activités visées à l’article 409 ou de la prestation des services visés à cet article et des activités et services accessoires, liés ou connexes;

b) fixer les modalités — notamment de temps, lieu et forme — d’exercice de ces activités ou de prestation de ces services.

2009, ch. 2, art. 291; 2012, ch. 5, art. 175.

Règlements

444 Le gouverneur en conseil peut, par règlement :

a) obliger les sociétés à établir des règles concernant la collecte, la conservation, l’usage et la communication des renseignements sur leurs clients ou catégories de clients;

b) obliger les sociétés à établir des règles sur la façon de traiter les plaintes d’un client quant à la collecte, la conservation, l’usage et la communication des renseignements le concernant;

c) régir la communication par les sociétés des renseignements sur les règles mentionnées aux alinéas a) et b);

d) obliger les sociétés à désigner au sein de son personnel les responsables de la mise en œuvre des règles mentionnées à l’alinéa b), ainsi que de la réception et du traitement des plaintes mentionnées à cet alinéa;

e) obliger les sociétés à faire rapport des plaintes visées à l’alinéa b) et des mesures prises à leur égard;

f) définir, pour l’application des alinéas a) à e) et de leurs règlements d’application, les termes « collecte », « conservation » et « renseignements ».

1991, ch. 45, art. 444; 1997, ch. 15, art. 385.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
Miscellaneous	Divers
Sections 444-444.1	Articles 444-444.1

(ii) the actions taken by the company to deal with the complaints; and

(f) defining “information”, “collection” and “retention” for the purposes of paragraphs (a) to (e) and the regulations made under those paragraphs.

1991, c. 45, s. 444; 1997, c. 15, s. 385.

Notice of branch closure

444.1 (1) Subject to regulations made under subsection (5), a member company with a branch in Canada at which it, through a natural person, opens retail deposit accounts and disburses cash to customers, shall give notice in accordance with those regulations before closing that branch or having it cease to carry on either of those activities.

Pre-closure meeting

(2) After notice is given but before the branch is closed or ceases to carry on the activities, the Commissioner shall, in prescribed situations, require the company to convene and hold a meeting between representatives of the company, representatives of the Agency and interested parties in the vicinity of the branch in order to exchange views about the closing or cessation of activities, including, but not limited to, alternative service delivery by the company and measures to help the branch’s customers adjust to the closing or cessation of activities.

Meeting details

(3) The Commissioner may establish rules for convening a meeting referred to in subsection (2) and for its conduct.

Not statutory instruments

(4) The Statutory Instruments Act does not apply in respect of rules established under subsection (3).

Regulations

(5) The Governor in Council may make regulations prescribing

(a) the time and place at which and the form and manner in which notice shall be given under subsection (1), the persons to whom it shall be given and the information to be included, the time, place, form and manner being permitted to vary according to circumstances specified in the regulations;

(b) circumstances in which a member company is not required to give notice under subsection (1), circumstances in which the Commissioner may exempt a

Avis de fermeture de bureau

444.1 (1) Sous réserve des règlements pris en vertu du paragraphe (5), la société membre qui a au Canada un bureau dans lequel elle ouvre des comptes de dépôt de détail et procède à la sortie de fonds pour ses clients par l’intermédiaire d’une personne physique donne un préavis — conforme à ces règlements — de la fermeture du bureau ou de la cessation de l’une ou l’autre de ces activités.

Réunion

(2) Après la remise du préavis, mais avant la fermeture du bureau ou la cessation d’activités, le commissaire doit, dans les cas prévus par règlement, exiger de la société qu’elle convoque et tienne une réunion de ses représentants et de ceux de l’Agence ainsi que de tout autre intéressé faisant partie de la collectivité locale en vue de discuter de la fermeture ou de la cessation d’activités visée, notamment des autres modes de prestation des services offerts par la société et des mesures visant à aider les clients du bureau à faire face à la fermeture ou à la cessation d’activités.

Règles de convocation

(3) Le commissaire peut établir des règlès en matière de convocation et de tenue d’une réunion visée au paragraphe (2).

Statut des règles

(4) La Loi sur les textes réglementaires ne s’applique pas aux règles établies en vertu du paragraphe (3).

Règlements

(5) Le gouverneur en conseil peut, par règlement :

a) désigner le destinataire du préavis mentionné au paragraphe (1) et prévoir les renseignements qui doivent y figurer, ainsi que les modalités — notamment de temps, lieu et forme — de la communication de cet avis, lesquelles peuvent varier dans les cas précisés par règlement;

b) prévoir les cas où la société membre n’est pas tenue de donner le préavis visé au paragraphe (1) et les cas où le commissaire peut l’exempter de le donner, ainsi que ceux où le commissaire peut modifier les

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PART VIII Business and Powers	PARTIE VIII Activité et pouvoirs
Miscellaneous	Divers
Sections 444.1-444.3	Articles 444.1-444.3

member company from the requirement to give notice under that subsection, and circumstances in which the Commissioner may vary the time and place at which and the form and manner in which notice is required to be given under any regulation made under paragraph (a); and

(c) circumstances in which a meeting may be convened under subsection (2).

2001, c. 9, s. 548; 2007, c. 6, s. 367; 2012, c. 5, s. 176.

Public accountability statements

444.2 (1) A company with equity of $1 billion or more shall, in accordance with regulations made under subsection (4), annually publish a statement describing the contribution of the company and its prescribed affiliates to the Canadian economy and society.

Filing

(2) A company shall, at the prescribed time and place and in the prescribed form and manner, file a copy of the statement with the Commissioner.

Provision of statement to public

(3) A company shall, at the prescribed time and place and in the prescribed form and manner, disclose the statement to its customers and to the public.

Regulations

(4) The Governor in Council may make regulations prescribing

(a) the name, contents and form of a statement referred to in subsection (1) and the time within which, the place at which and the manner in which it must be prepared;

(b) affiliates of a company referred to in subsection (1);

(c) the time and place at which and the form and manner in which a statement must be filed under subsection (2); and

(d) the time and place at which and the form and manner in which a statement mentioned in subsection (3) is to be disclosed, respectively, to a company’s customers and to the public.

2001, c. 9, s. 548; 2012, c. 5, s. 177.

Regulations re disclosure

444.3 The Governor in Council may, subject to any other provisions of this Act relating to the disclosure of modalités — notamment de temps, lieu et forme — de la communication de l’avis prévues par rčglement pris en vertu de l’alinéa a);

c) prévoir, pour l’application du paragraphe (2), les cas où une réunion peut être convoquée.

2001, ch. 9, art. 548; 2007, ch. 6, art. 367; 2012, ch. 5, art. 176.

Déclaration annuelle

444.2 (1) La société dont les capitaux propres sont égaux ou supérieurs à un milliard de dollars publie annuellement une déclaration, établie en conformité avec les règlements pris en vertu du paragraphe (4), faisant état de sa contribution et de celle des entités de son groupe précisées par règlement à l’économie et à la société canadiennes.

Dépôt

(2) La société dépose auprčs du commissaire, selon les modalités — notamment de temps, lieu et forme — réglementaires, une copie de la déclaration.

Communication de la déclaration

(3) La société communique la déclaration à ses clients et au public, selon les modalités — notamment de temps, lieu et forme — réglementaires.

Règlements

(4) Le gouverneur en conseil peut, par règlement :

a) établir la désignation de la déclaration visée au paragraphe (1), son contenu et sa forme, ainsi que les modalités — notamment de temps, lieu et forme — relatives à son élaboration;

b) préciser les entités visées au paragraphe (1);

c) fixer les modalités — notamment de temps, lieu et forme — du dépôt visé au paragraphe (2);

d) fixer les modalités — notamment de temps, lieu et forme — de la communication de la déclaration visée au paragraphe (3), faite respectivement aux clients et au public.

2001, ch. 9, art. 548; 2012, ch. 5, art. 177.

Communication de renseignements

444.3 Le gouverneur en conseil peut, sous réserve des autres dispositions de la présente loi ayant trait à la

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Miscellaneous	Divers
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information, make regulations respecting the disclosure of information by companies or any prescribed class of companies, including regulations respecting

(a) the information that must be disclosed, including information relating to

(i) any product or service or prescribed class of products or services offered by them,

(ii) any of their policies, procedures or practices relating to the offer by them of any product or service or prescribed class of products or services,

(iii) anything they are required to do or to refrain from doing under a consumer provision, and

(iv) any other matter that may affect their dealings, or their employees’ or representatives’ dealings, with customers or the public;

(b) the time and place at which, the form and manner in which and the persons to whom information is to be disclosed; and

(c) the content and form of any advertisement by companies or any prescribed class of companies relating to any matter referred to in paragraph (a).

2001, c. 9, s. 548; 2007, c. 6, s. 368; 2012, c. 5, s. 178.

Bank Act security

445 A bank that is continued as a company under this Act that, immediately before that continuance, held any outstanding security pursuant to section 426 or 427 of the Bank Act may continue to hold the security for the life of the loan to which the security relates and all the provisions of the Bank Act relating to the security and its enforcement continue to apply to the company as though it were a bank.

1991, c. 45, ss. 445, 559.

Transmission in case of death

446 (1) Where the transmission of a debt owing by a company by reason of a deposit, of property held by a company as security or for safe-keeping or of rights with respect to a safety deposit box and property deposited therein takes place because of the death of a person, the delivery to the company of

(a) an affidavit or declaration in writing in form satisfactory to the company signed by or on behalf of a person claiming by virtue of the transmission stating the nature and effect of the transmission, and

(b) one of the following documents, namely,

communication de renseignements, prendre des règlements portant sur la communication de renseignements par les sociétés ou par des catégories réglementaires de celles-ci, notamment des règlements concernant :

a) les renseignements à communiquer, ayant trait notamment :

(i) à leurs produits ou services, ou catégories réglementaires de ceux-ci,

(ii) à leurs règles de conduite, procédures et pratiques ayant trait à la fourniture de ces produits ou services, ou catégories réglementaires de ceux-ci,

(iii) aux interdictions ou obligations qui leur sont imposées aux termes d’une disposition visant les consommateurs,

(iv) à toute autre question en ce qui touche leurs relations ou celles de leurs employés ou représentants avec leurs clients ou le public;

b) les modalités — notamment de temps, lieu et forme — de la communication, ainsi que le destinataire de celle-ci;

c) le contenu et la forme de la publicité relative aux questions visées à l’alinéa a).

2001, ch. 9, art. 548; 2007, ch. 6, art. 368; 2012, ch. 5, art. 178.

Sûreté au titre de la Loi sur les banques

445 La banque prorogée comme société en vertu de la présente loi et qui, avant la prorogation, détenait une sûreté au titre des articles 426 ou 427 de la Loi sur les banques peut continuer de la détenir pendant toute la durée du prêt, et les dispositions de cette loi concernant la sûreté et sa réalisation continuent de s’appliquer à la société comme s’il s’agissait d’une banque.

1991, ch. 45, art. 445 et 559.

Cession pour cause de décès

446 (1) En cas de transmission pour cause de décès soit d’une somme que la société a reçue à titre de dépôt, soit de biens qu’elle détient à titre de garantie ou pour en assurer la garde, soit de droits afférents à un coffre et aux biens qui y sont déposés, la remise à la société :

a) d’une part, d’un affidavit ou d’une déclaration écrite, en une forme satisfaisante pour la société, signée par un bénéficiaire de la transmission ou en son nom, et indiquant la nature et l’effet de celle-ci;

b) d’autre part, d’un des documents suivants :

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(i) when the claim is based on a will or other testamentary instrument or on a grant of probate thereof or on such a grant and letters testamentary or other document of like import or on a grant of letters of administration or other document of like import, purporting to be issued by any court of authority in Canada or elsewhere, an authenticated copy or certificate thereof under the seal of the court or authority without proof of the authenticity of the seal or other proof, or

(ii) when the claim is based on a notarial will, an authenticated copy thereof,

is sufficient justification and authority for giving effect to the transmission in accordance with the claim.

Idem

(2) Nothing in subsection (1) shall be construed to prevent a company from refusing to give effect to a transmission until there has been delivered to the company such documentary or other evidence of or in connection with the transmission as it may deem requisite.

Branch of account with respect to deposits

447 (1) For the purposes of this Act, the branch of account with respect to a deposit account is

(a) the branch the address or name of which appears on the specimen signature card or other signing authority signed by a depositor with respect to the deposit account or that is designated by agreement between the company and the depositor at the time of opening of the deposit account; or

(b) if no branch has been identified or agreed on as provided in paragraph (a), the branch that is designated as the branch of account with respect thereto by the company by notice in writing to the depositor.

Where debt payable

(2) The amount of any debt owing by a company by reason of a deposit in a deposit account in the company is payable to the person entitled thereto only at the branch of account and the person entitled thereto is not entitled to demand payment or to be paid at any other branch of the company.

Idem

(3) Notwithstanding subsection (2), a company may permit, either occasionally or as a regular practice, the person to whom the company is indebted by reason of a

(i) si la réclamation est fondée sur un testament ou autre instrument testamentaire ou sur un acte d’homologation de ceux-ci ou sur un acte et l’ordonnance de nomination d’un exécuteur testamentaire ou autre document de portée semblable ou sur une ordonnance de nomination d’un administrateur ou autre document de portée semblable, présentés comme émanant d’un tribunal ou d’une autorité canadiens ou étrangers, une copie authentique ou un certificat authentique des documents en question sous le sceau du tribunal ou de l’autorité, sans autre preuve, notamment de l’authenticité du sceau,

(ii) si la réclamation est fondée sur un testament notarié, une copie authentique de ce testament, constitue une justification et une autorisation suffisantes pour donner effet à la transmission conformément à la réclamation.

Idem

(2) Le paragraphe (1) n’a pas pour effet d’interdire à une société de refuser de donner effet à la transmission tant qu’elle n’a pas reçu les preuves écrites ou autres qu’elle juge nécessaires.

Bureau de tenue de compte

447 (1) Pour l’application de la présente loi, le bureau de tenue du compte en matière de compte de dépôt est :

a) celui dont le nom et l’adresse apparaissent sur un exemplaire de la fiche spécimen de signature ou d’une délégation de signature, portant la signature du titulaire du compte ou celui convenu d’un commun accord entre la société et le déposant lors de l’ouverture du compte;

b) à défaut d’indication du bureau ou de l’accord prévus à l’alinéa a), celui désigné dans l’avis écrit envoyé par la société au déposant.

Lieu du paiement de la dette

(2) La dette de la société résultant du dépôt effectué à un compte de dépôt est payable à la personne qui y a droit, uniquement au bureau de tenue du compte; la personne n’a le droit ni d’exiger ni de recevoir le paiement à un autre bureau.

Idem

(3) Nonobstant le paragraphe (2), la société peut autoriser, d’une manière occasionnelle ou régulière, le déposant à effectuer des retraits ou à tirer des chèques et

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deposit in a deposit account in the company to withdraw moneys owing by reason of that deposit at a branch of the company other than the branch of account or to draw cheques or other orders for the payment of such moneys at a branch other than the branch of account.

Situs of indebtedness

(4) The indebtedness of a company by reason of a deposit in a deposit account in the company shall be deemed for all purposes to be situated at the place where the branch of account is situated.

Effect of writ, etc.

448 (1) Subject to subsections (3) and (4), the following documents are binding on property belonging to a person and in the possession of a company, or on money owing to a person by reason of a deposit account in a company, only if the document or a notice of it is served at the branch of the company that has possession of the property or that is the branch of account in respect of the deposit account, as the case may be:

(a) a writ or process originating a legal proceeding or issued in or pursuant to a legal proceeding;

(b) an order or injunction made by a court;

(c) an instrument purporting to assign, perfect or otherwise dispose of an interest in the property or the deposit account; or

(d) an enforcement notice in respect of a support order or support provision.

Notices

(2) Any notification sent to a company with respect to a customer of the company, other than a document referred to in subsection (1) or (3), constitutes notice to the company and fixes the company with knowledge of its contents only if sent to and received at the branch of the company that is the branch of account of an account held in the name of that customer.

Notices: Minister of National Revenue

(2.1) Despite subsections (1) and (2), a notice, demand, order or other document issued with respect to a customer of a company constitutes notice to the company and fixes the company with knowledge of its contents and, where applicable, is binding on property belonging to the customer and in the possession of the company or on money owing to the customer by reason of an account in the company, if it is sent to the branch of the company referred to in subsection (1) or (2), an office of the company referred to in paragraph (3)(a) or any other office autres ordres de paiement à un bureau autre que celui de tenue du compte.

Lieu où la dette est contractée

(4) La dette de la société résultant du dépôt effectué à un compte de dépôt est réputée avoir été contractée au lieu où est situé le bureau de tenue du compte.

Effet d’un bref

448 (1) Sous réserve des paragraphes (3) et (4), les documents ci-après ne produisent leurs effets sur les biens appartenant à une personne ou sur les sommes dues en raison d’un compte de dépôt que si ceux-ci ou avis de ceux-ci sont signifiés, selon le cas, au bureau de la société ayant la possession des biens ou à celui de tenue du compte :

a) le bref ou l’acte qui introduit une instance ou qui est délivré dans le cadre d’une instance;

b) l’ordonnance ou l’injonction du tribunal;

c) le document ayant pour effet de céder ou de régulariser un droit sur un bien ou sur un compte de dépôt ou d’en disposer autrement;

d) l’avis d’exécution relatif à l’ordonnance alimentaire ou à la disposition alimentaire.

Avis

(2) à l’exception des documents visés aux paragraphes (1) ou (3), les avis envoyés à la société concernant un de ses clients ne constituent un avis valable dont le contenu est porté à la connaissance de la société que s’ils ont été envoyés au bureau où se trouve le compte du client et que si le bureau les a reçus.

Documents : ministre du Revenu national

(2.1) Toutefois, le simple envoi au bureau visé aux paragraphes (1) ou (2) ou à l’alinéa (3)a) ou à celui convenu entre la société et le ministre du Revenu national suffit, pour l’application de ces paragraphes, dans le cas de tout document — avis, demande formelle, ordonnance ou autre — délivré à l’égard du client dans le cadre de l’application :

a) par ce ministre, d’une loi fédérale;

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agreed to by the company and the Minister of National Revenue and it relates to

(a) the administration of an Act of Parliament by the Minister of National Revenue; or

(b) the administration of an Act of the legislature of a province or legislation made by an aboriginal government, where the Minister or the Minister of National Revenue has entered into a tax collection agreement under an Act of Parliament with the government of the province or the aboriginal government.

Exception

(3) Subsections (1) and (2) do not apply in respect of an enforcement notice in respect of a support order or support provision if

(a) the enforcement notice, accompanied by a written statement containing the information required by the regulations, is served at an office of a company designated in accordance with the regulations in respect of a province; and

(b) the order or provision can be enforced under the laws of that province.

Time of application

(4) Subsection (3) does not apply in respect of an enforcement notice in respect of a support order or support provision until the second business day following the day of service referred to in that subsection.

Regulations

(5) The Governor in Council may make regulations

(a) respecting the designation by a company of a place, for the purpose of subsection (3), in any province for the service of enforcement notices in respect of support orders and support provisions;

(b) prescribing the manner in which a company shall publicize the locations of designated offices of the company; and

(c) respecting the information that must accompany enforcement notices in respect of support orders and support provisions.

Definitions

(6) The following definitions apply in this section.

b) d’une loi d’une province ou d’un texte législatif d’un gouvernement autochtone avec qui ce ministre, ou le ministre, a conclu, sous le régime d’une loi fédérale, un accord de perception fiscale.

Ordonnance alimentaire et disposition alimentaire

(3) Les paragraphes (1) et (2) ne s’appliquent pas à l’avis d’exécution relatif à l’ordonnance alimentaire ou à la disposition alimentaire si les conditions suivantes sont réunies :

a) l’avis, accompagné d’une déclaration écrite contenant les renseignements réglementaires, est signifié au bureau d’une société désigné conformément aux rčglements pour une province;

b) l’ordonnance ou la disposition est exécutoire sous le régime du droit de la province.

Effet de la signification

(4) Le paragraphe (3) ne s’applique à l’avis d’exécution relatif à l’ordonnance alimentaire ou à la disposition alimentaire qu’ŕ compter du deuxième jour ouvrable suivant celui de sa signification.

Règlements

(5) Le gouverneur en conseil peut, par règlement :

a) régir, pour l’application du paragraphe (3), la désignation, par une société, du lieu de signification, dans la province en cause, des avis d’exécution relatifs aux ordonnances alimentaires et aux dispositions alimentaires;

b) prévoir les modalités selon lesquelles la société doit faire connaître au public les lieux où sont situés ses bureaux désignés;

c) régir les renseignements devant accompagner les avis d’exécution relatifs aux ordonnances alimentaires et aux dispositions alimentaires.

Définitions

(6) Les définitions qui suivent s’appliquent au présent article.

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Miscellaneous	Divers
Sections 448-449	Articles 448-449

designated office means a place designated in accordance with regulations made for the purpose of subsection (3). (bureau désigné)

enforcement notice, in respect of a support order or support provision, means a garnishee summons or other instrument issued under the laws of a province for the enforcement of the support order or support provision. (avis d’exécution)

support order means an order or judgment or interim order or judgment for family financial support. (ordonnance alimentaire)

support provision means a provision of an agreement relating to the payment of maintenance or family financial support. (disposition alimentaire)

1991, c. 45, s. 448; 2001, c. 9, s. 549; 2005, c. 19, s. 64.

PART IX

Investments

Definitions and Application

Definitions

449 (1) The following definitions apply in this Part.

business growth fund means Canadian Business Growth Fund (GP) Inc., a corporation incorporated under the Canada Business Corporations Act. (fonds de croissance des entreprises)

closed-end fund means an entity whose activities are limited to investing the funds of the entity so as to provide investment diversification and professional investment management to the holders of its securities, and whose securities are

(a) fixed in number and distributed to the public in an offering under a preliminary prospectus, prospectus, short-form prospectus or similar document in accordance with the laws of a province or a foreign jurisdiction;

(b) traded on an exchange or an over-the-counter market; and

(c) liquidated on a fixed future termination date, the proceeds of which are allocated to the holders of the securities on a proportional basis. (fonds d’investis-sement à capital fixe)

commercial loan means

avis d’exécution Bref de saisiearrèt ou autre document délivré sous le régime des lois d’une province pour l’exécution d’une ordonnance alimentaire ou d’une disposition alimentaire. (enforcement notice)

bureau désigné Bureau désigné conformément aux règlements d’application du paragraphe (3). (designated office)

disposition alimentaire Disposition d’une entente relative aux aliments. (support provision)

ordonnance alimentaire Ordonnance ou autre décision, définitive ou provisoire, en matière alimentaire. (support order)

1991, ch. 45, art. 448; 2001, ch. 9, art. 549; 2005, ch. 19, art. 64.

PARTIE IX

Placements

Définitions et champ d’application

Définitions

449 (1) Les définitions qui suivent s’appliquent à la présente partie.

action participante Action d’une personne morale qui donne le droit de participer sans limite à ses bénéfices et à la répartition du reliquat de ses biens en cas de dissolution. (participating share)

courtier de fonds mutuels Entité dont la principale activité est celle d’un agent intermédiaire dans la vente de parts, d’actions ou d’autres intérêts d’un fonds mutuel et dans la perception des paiements y afférents, à condition que:

a) le produit de la vente soit versé au fonds, déduction faite de la commission de vente et des frais de service;

b) le fait que la vente comporte une commission et des frais de service soit porté à la connaissance de l’acquéreur avant l’achat. (mutual fund distribution entity)

entité admissible Entité dans laquelle la société est autorisée à acquérir un intérêt de groupe financier dans le cadre de l’article 453. (permitted entity)

entité s’occupant d’affacturage S’entend au sens des règlements. (factoring entity)

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(a) any loan made or acquired by a company, other than

(i) a loan to a natural person in an amount of two hundred and fifty thousand dollars or less,

(ii) a loan to the Government of Canada, the government of a province, a municipality, or to any agency thereof, or to the government of a foreign country or any political subdivision thereof, or any agency thereof, or to a prescribed international agency,

(iii) a loan that is guaranteed by, or fully secured by securities issued by, a government, a municipality or an agency referred to in subparagraph (ii),

(iv) a loan that is secured by a mortgage on real property, if

(A) the mortgage is on residential property and the amount of the loan, together with the amount then outstanding of any mortgage having an equal or prior claim against the property, does not exceed 80% of the value of the property at the time the loan is made or acquired, or

(B) the mortgage is on real property other than residential property and

(I) the amount of the loan, together with the amount then outstanding of any mortgage having an equal or prior claim against the property, does not exceed 80% of the value of the property at the time the loan is made or acquired, and

(II) at the time the loan is made or acquired, the property provides an annual income sufficient to pay all annual expenses related to the property, including the payments owing under the mortgage and the mortgages having an equal or prior claim against the property,

(v) a loan that is secured by a mortgage on real property, if

(A) the mortgage is on residential property and

(I) the amount of the loan, together with the amount then outstanding of any mortgage having an equal or prior claim against the property, exceeds 80% of the value of the property at the time the loan is made or acquired, and entité s’occupant de crédit-bail Entité dont l’activité est limitée au crédit-bail de biens meubles et aux activités connexes prévues aux rčglements et est conforme à ceux-ci et qui, dans l’exercice de son activité au Canada, s’abstient:

a) de diriger ses clients, présents ou potentiels, vers des marchands donnés de tels biens;

b) de conclure des contrats de location portant sur des véhicules à moteur dont le poids brut, au sens des règlements, est inférieur à vingt et une tonnes;

c) de conclure avec des personnes physiques des contrats de location portant sur des meubles meublants, au sens des règlements. (financial leasing entity)

entité s’occupant de financement S’entend au sens des règlements. (finance entity)

entité s’occupant de financement spécial S’entend au sens des rčglements. (specialized financing entity)

entité s’occupant de fonds mutuels Entité qui réunit les conditions suivantes :

a) son activité se limite au placement de ses fonds de façon à offrir des services de diversification de placements et de gestion professionnelle aux détenteurs de ses titres;

b) ses titres autorisent leurs détenteurs à recevoir, sur demande ou dans le délai spécifié après la demande, un montant calculé sur la base d’un droit proportionnel à tout ou partie des capitaux propres de l’émetteur, y compris tout fonds distinct ou compte en fiducie. (mutual fund entity)

filiale réglementaire La filiale qui fait partie d’une catégorie de filiales prévue par règlement. (prescribed subsidiary)

fonds de croissance des entreprises Canadian Business Growth Fund (GP) Inc., société constituée en personne morale sous le régime de la Loi canadienne sur les sociétés par actions. (business growth fund)

fonds d’investissement à capital fixe Entité dont l’activité se limite au placement de ses fonds de façon à offrir des services de diversification de placements et de gestion professionnelle aux détenteurs de ses titres et dont les titres :

a) sont diffusés au public en nombre fixe dans le cadre d’une émission faite en vertu d’un prospectus provisoire, d’un prospectus, d’un prospectus simplifié

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Definitions and Application	Définitions et champ d’application
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(II) repayment of the amount of the loan that exceeds 80% of the value of the property is guaranteed or insured by a government agency or private insurer approved by the Superintendent,

(B) the mortgage is on real property other than residential property and

(I) the amount of the loan, together with the amount then outstanding of any mortgage having an equal or prior claim against the property, exceeds 80% of the value of the property at the time the loan is made or acquired,

(II) repayment of the amount of the loan that exceeds 80% of the value of the property is guaranteed or insured by a government agency or private insurer approved by the Superintendent, and

(III) at the time the loan is made or acquired, the property provides an annual income sufficient to pay all annual expenses related to the property, including the payments owing under the mortgage and the mortgages having an equal or prior claim against the property, or

(C) the loan is one referred to in paragraph 418(2)(d),

(vi) a loan that

(A) consists of a deposit made by the company with another financial institution,

(B) is fully secured by a deposit with any financial institution, including the company,

(C) is fully secured by debt obligations guaranteed by any financial institution other than the company, or

(D) is fully secured by a guarantee of a financial institution other than the company, or

(vii) a loan to an entity controlled by the company;

(b) an investment in debt obligations, other than

(i) debt obligations that are

(A) guaranteed by any financial institution other than the company,

ou d’un document de mème nature, conformément aux lois d’une province ou d’un pays étranger;

b) sont négociés en bourse ou sur les marchés hors cote;

c) font l’objet, à une date d’échéance fixe, d’une liquidation dont le produit est réparti proportionnellement entre les détenteurs de titres. (closed-end fund)

prêt ou emprunt Tout arrangement pour obtenir des fonds ou du crédit, à l’exception des placements dans les valeurs mobilières; y sont assimilés notamment l’acceptation et l’endossement ou autre garantie ainsi que le dépôt, le crédit-bail, le contrat de vente conditionnelle et la convention de rachat. (loan)

prêt commercial Selon le cas :

a) pręt consenti ou acquis par une société, à l’exception du prêt :

(i) de deux cent cinquante mille dollars ou moins à une personne physique,

(ii) fait soit au gouvernement du Canada ou d’une province ou à une municipalité — ou à un de leurs organismes — , soit au gouvernement d’un pays étranger ou d’une de ses subdivisions politiques —ou à un de leurs organismes — , soit à un organisme international prévu par règlement,

(iii) soit garanti par un gouvernement, une municipalité ou un organisme visé au sousalinéa (ii), soit pleinement garanti par des titres émis par eux,

(iv) garanti par une hypothèque immobilière :

(A) si la garantie consiste en une hypothèque sur un immeuble résidentiel et que la somme du montant du prêt et du solde à payer de tout autre prêt garanti par hypothèque de rang égal ou supérieur sur l’immeuble ne dépasse pas quatrevingts pour cent de la valeur de l’immeuble à la date de l’octroi ou de l’acquisition du prêt,

(B) si la garantie consiste en une hypothèque sur un immeuble autre que résidentiel et que :

(I) d’une part, la somme du montant du prêt et du solde à payer de tout autre prêt garanti par hypothèque de rang égal ou supérieur sur l’immeuble ne dépasse pas quatrevingts pour cent de la valeur de l’immeuble à la date de l’octroi ou de l’acquisition du prêt,

Current to May 29, 2023	264	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Definitions and Application	Définitions et champ d’application
Section 449	Article 449

(B) fully secured by deposits with any financial institution, including the company, or

(C) fully secured by debt obligations that are guaranteed by any financial institution other than the company,

(ii) debt obligations issued by the Government of Canada, the government of a province, a municipality, or by any agency thereof, or by the government of a foreign country or any political subdivision thereof, or by any agency thereof, or by a prescribed international agency,

(iii) debt obligations that are guaranteed by, or fully secured by securities issued by, a government, a municipality or an agency referred to in subpara-graph (ii),

(iv) debt obligations that are widely distributed, as that expression is defined by the regulations, or

(v) debt obligations of an entity controlled by the company; and

(c) an investment in shares of a body corporate or ownership interests in an unincorporated entity, other than

(i) shares or ownership interests that are widely distributed, as that expression is defined by the regulations,

(ii) shares or ownership interests of an entity controlled by the company, or

(iii) participating shares. (prêt commercial)

factoring entity means a factoring entity as defined in the regulations. (entité s’occupant d’affacturage)

finance entity means a finance entity as defined in the regulations. (entité s’occupant de financement)

financial leasing entity means an entity

(a) the activities of which are limited to the financial leasing of personal property and such related activities as are prescribed and whose activities conform to such restrictions and limitations thereon as are prescribed; and

(b) that, in conducting the activities referred to in paragraph (a) in Canada, does not

(II) d’autre part, à la date de l’octroi ou de l’acquisition du prêt, l’immeuble rapporte des revenus suffisants pour couvrir les dépenses annuelles y afférentes, notamment les paiements relatifs à l’hypothèque ou à toute autre hypothèque de rang égal ou supérieur,

(v) garanti par une hypothèque immobilière :

(A) si la garantie consiste en une hypothèque sur un immeuble résidentiel et que, d’une part, la somme du montant du prêt et du solde à payer de tout autre pręt garanti par hypothèque de rang égal ou supérieur sur l’immeuble dépasse quatrevingts pour cent de la valeur de l’immeuble à la date de l’octroi ou de l’acquisition du prêt et, d’autre part, le remboursement de la portion qui excède quatre-vingts pour cent est garanti ou assuré par un organisme gouvernemental ou un assureur privé agréés par le surintendant,

(B) si la garantie consiste en une hypothèque sur un immeuble autre que résidentiel et si les conditions suivantes sont réunies :

(I) la somme du montant du prêt et du solde à payer de tout autre prêt garanti par hypothèque de rang égal ou supérieur sur l’immeuble dépasse quatre-vingts pour cent de la valeur de l’immeuble à la date de l’octroi ou de l’acquisition du prêt,

(II) le remboursement de la portion qui excède quatre-vingts pour cent est garanti ou assuré par un organisme gouvernemental ou un assureur privé agréés par le surintendant,

(III) l’immeuble rapporte, à la date de l’octroi ou de l’acquisition du prêt, des revenus suffisants pour couvrir les dépenses annuelles y afférentes, notamment les paiements relatifs à l’hypothêque ou à toute autre hypothêque de rang égal ou supérieur,

(C) si le pręt est visé à l’alinéa 418(2)d),

(vi) qui soit consiste en un dépôt par la société auprès d’une autre institution financière, soit est plei-nement garanti par des dépôts auprès d’une institution financière, y compris la société, ou par des titres de créance garantis par une institution financière, sauf la société, ou par une garantie d’une institution financière autre que la société,

(vii) consenti à une entité que la société contrôle;

Current to May 29, 2023	265	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Definitions and Application	Définitions et champ d’application
Section 449	Article 449

(i) direct its customers or potential customers to particular dealers in the leased property or the property to be leased,

(ii) enter into lease agreements with persons in respect of any motor vehicle having a gross vehicle weight, as that expression is defined by the regulations, of less than twenty-one tonnes, or

(iii) enter into lease agreements with natural persons in respect of personal household property, as that expression is defined by the regulations. (enti-té s’occupant de crédit-bail)

loan includes an acceptance, endorsement or other guarantee, a deposit, a financial lease, a conditional sales contract, a repurchase agreement and any other similar arrangement for obtaining funds or credit but does not include investments in securities. (prêt ou emprunt)

motor vehicle means a motorized vehicle designed to be used primarily on a public highway for the transportation of persons or things, but does not include

(a) a fire-engine, bus, ambulance or utility truck; or

(b) any other special purpose motorized vehicle that contains significant special features that make it suitable for a specific purpose. (véhicule à moteur)

mutual fund distribution entity means an entity whose principal activity is acting as a selling agent of units, shares or other interests in a mutual fund and acting as a collecting agent in the collection of payments for any such interests if

(a) the proceeds of the sales of any such interests, less any sales commissions and service fees, are paid to the mutual fund; and

(b) the existence of a sales commission and service fee in respect of the sale of any such interest is disclosed to the purchaser of the interest before the purchase of the interest. (courtier de fonds mutuels)

mutual fund entity means an entity

(a) whose activities are limited to the investing of the funds of the entity so as to provide investment diversification and professional investment management to the holders of its securities; and

(b) whose securities entitle their holders to receive, on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of its net

b) placement dans des titres de créance, à l’exception :

(i) des titres de créance garantis par une institution financière, sauf la société, ou pleinement garantis par des dépôts auprès d’une institution financière, y compris la société, ou par des titres de créance garantis par une institution financičre, sauf la société,

(ii) des titres de créance émis par le gouvernement du Canada ou d’une province, une municipalité, un de leurs organismes, le gouvernement d’un pays étranger ou d’une de ses subdivisions politiques, un organisme d’un tel gouvernement ou un organisme international prévu par règlement,

(iii) des titres de créance garantis par un gouvernement, une municipalité ou un organisme visé au sous-alinéa (ii) ou pleinement garantis par des titres émis par eux,

(iv) des titres de créance qui sont largement distribués, au sens des règlements,

(v) des titres de créance d’une entité que la société contrôle;

c) placement dans des actions d’une personne morale ou des titres de participation d’une entité non constituée en personne morale, à l’exception :

(i) des actions et titres qui sont largement distribués au sens des règlements,

(ii) des actions ou titres de participation d’une entité contrôlée par la société,

(iii) des actions participantes. (commercial loan)

véhicule à moteur Véhicule motorisé conçu pour être utilisé principalement sur la voie publique pour le transport de personnes ou de choses, à l’exclusion des :

a) autobus, ambulances, camions utilitaires ou voitures de pompiers;

b) véhicules motorisés destinés à un usage particulier, qui comportent d’importants éléments spéciaux de nature à les rendre propres à un usage spécifique. (motor vehicle)

Current to May 29, 2023	266	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Definitions and Application	Définitions et champ d’application
Section 449	Article 449

assets, including a separate fund or trust account of the entity. (entité s’occupant de fonds mutuels)

participating share means a share of a body corporate that carries the right to participate in the earnings of the body corporate to an unlimited degree and to participate in a distribution of the remaining property of the body corporate on dissolution. (action participante)

permitted entity means an entity in which a company is permitted to acquire a substantial investment under section 453. (entité admissible)

prescribed subsidiary means a subsidiary that is one of a prescribed class of subsidiaries. (filiale réglemen-taire)

specialized financing entity means a specialized financing entity as defined in the regulations. (entité s’occupant de financement spécial)

Members of a company’s group

(2) For the purpose of this Part, a member of a company’s group is any of the following:

(a) an entity referred to in any of paragraphs 453(1)(a) to (f) that controls the company;

(b) a subsidiary of the company or of an entity referred to in any of paragraphs 453(1)(a) to (f) that controls the company;

(c) an entity in which the company, or an entity referred to in any of paragraphs 453(1)(a) to (f) that controls the company, has a substantial investment; or

(d) a prescribed entity in relation to the company.

Non-application of Part

(3) This Part does not apply in respect of

(a) money or other assets held in trust by a company, other than guaranteed trust money and assets held in respect thereof;

(b) the holding of a security interest in real property, unless the security interest is prescribed pursuant to paragraph 467(a) to be an interest in real property; or

(c) the holding of a security interest in securities of an entity.

1991, c. 45, ss. 449, 560; 1993, c. 34, s. 128(F); 1997, c. 15, s. 386; 2001, c. 9, s. 550; 2007, c. 6, s. 369; 2008, c. 28, s. 163; 2018, c. 27, s. 135.

Membre du groupe d’une société

(2) Pour l’application de la présente partie, est membre du groupe d’une société :

a) toute entité visée aux alinéas 453(1)a) à f) qui contrôle la société;

b) une filiale de la société ou de toute entité visée à l’un ou l’autre des alinéas 453(1)a) à f) qui contrôle la société;

c) une entité dans laquelle la société ou toute entité visée à l’un ou l’autre des alinéas 453(1)a) à f) qui contrôle la société ont un intérêt de groupe financier;

d) une entité visée par règlement.

Non-application

(3) La présente partie ne s’applique pas :

a) à l’argent ou aux autres éléments d’actif détenus par la société à titre de fiduciaire, à l’exception des fonds en fiducie garantie et des éléments d’actif détenus à leur égard;

b) à la détention d’une sûreté sur un bien immeuble, sauf si celle-ci est considérée comme un intérêt immobilier au titre de l’alinéa 467a);

c) à la détention d’une sûreté sur les titres d’une entité.

1991, ch. 45, art. 449 et 560; 1993, ch. 34, art. 128(F); 1997, ch. 15, art. 386; 2001, ch. 9, art. 550; 2007, ch. 6, art. 369; 2008, ch. 28, art. 163; 2018, ch. 27, art. 135.

Current to May 29, 2023	267	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
General Constraints on Investments	Restrictions générales relatives aux placements
Sections 450-451	Articles 450-451

General Constraints on Investments

Investment standards

450 The directors of a company shall establish and the company shall adhere to investment and lending policies, standards and procedures that a reasonable and prudent person would apply in respect of a portfolio of investments and loans to avoid undue risk of loss and obtain a reasonable return.

1991, c. 45, s. 450; 2001, c. 9, s. 550.

Limit — business growth fund

450.1 (1) The aggregate value of all ownership interests in the business growth fund and the entities that the business growth fund controls that a company and its subsidiaries hold must not exceed $200,000,000.

Application

(2) For the purposes of subsection (1), the value of an ownership interest is determined by the amount paid for it at the time of its issuance.

2018, c. 27, s. 136.

Restriction on control and substantial investments

451 (1) Subject to subsections (2) to (4.4), no company shall acquire control of, or hold, acquire or increase a substantial investment in, any entity other than a permitted entity.

Exception: indirect investments

(2) A company may, subject to Part XI, acquire control of, or acquire or increase a substantial investment in, an entity other than a permitted entity by way of

(a) an acquisition of control of an entity referred to in any of paragraphs 453(1)(a) to (j), or of a prescribed entity, that controls or has a substantial investment in the entity; or

(b) an acquisition of shares or ownership interests in the entity by

(i) an entity referred to in any of paragraphs 453(1)(a) to (j), or a prescribed entity, that is controlled by the company, or

(ii) an entity controlled by an entity referred to in any of paragraphs 453(1)(a) to (j), or a prescribed entity, that is controlled by the company.

Restrictions générales relatives aux placements

Normes en matière de placements

450 La société est tenue de se conformer aux principes, normes et procédures que son conseil d’administration a le devoir d’établir sur le modèle de ceux qu’une personne prudente mettrait en œuvre dans la gestion d’un portefeuille de placements et de prêts afin, d’une part, d’éviter des risques de perte indus et, d’autre part, d’assurer un juste rendement.

1991, ch. 45, art. 450; 2001, ch. 9, art. 550.

Limite : fonds de croissance des entreprises

450.1 (1) La valeur totale des titres de participation dans le fonds de croissance des entreprises et dans les entités que ce fonds contrôle détenus par la société et ses filiales ne peut excéder deux cents millions de dollars.

Application

(2) Pour l’application du paragraphe (1), la valeur d’un titre de participation correspond à la somme payée pour ce titre au moment de son émission.

2018, ch. 27, art. 136.

Intérêt de groupe financier et contrôle

451 (1) Sous réserve des paragraphes (2) à (4.4), il est interdit à la société d’acquérir le contrôle d’une entité autre qu’une entité admissible ou de détenir, d’acquérir ou d’augmenter un intérêt de groupe financier dans une telle entité.

Exception : placements indirects

(2) La société peut, sous réserve de la partie XI, acquérir le contrôle d’une entité autre qu’une entité admissible, ou acquérir ou augmenter un intéręt de groupe financier dans une telle entité, par l’acquisition :

a) soit du contrôle d’une entité visée à l’un ou l’autre des alinéas 453(1)a) à j), ou d’une entité visée par règlement, qui contrôle l’entité ou a un intérêt de groupe financier dans celle-ci;

b) soit d’actions ou de titres de participation de l’enti-té par :

(i) soit une entité visée à l’un ou l’autre des alinéas 453(1)a) à j), ou une entité visée par règlement, que contrôle la société,

(ii) soit une entité que contrôle une entité visée à l’un ou l’autre des alinéas 453(1)a) à j), ou une entité visée par règlement, que contrôle la société.

Current to May 29, 2023	268	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
General Constraints on Investments	Restrictions générales relatives aux placements
Section 451	Article 451

Exception: temporary investments, realizations and loan workouts

(3) A company may, subject to Part XI, acquire control of, or acquire or increase a substantial investment in, an entity by way of

(a) a temporary investment permitted by section 456;

(b) an acquisition of shares of a body corporate or of ownership interests in an unincorporated entity permitted by section 457; or

(c) a realization of security permitted by section 458.

Exception: specialized financing regulations

(4) A company may, subject to Part XI, acquire control of, or hold, acquire or increase a substantial investment in, an entity other than a permitted entity if it does so in accordance with regulations made under paragraph 452(d) concerning specialized financing.

Business growth fund

(4.1) Subject to section 450.1, subsections (4.2) to (4.4) and Part XI, a company may hold, acquire or increase a substantial investment in the business growth fund or any entity that the business growth fund controls.

For greater certainty

(4.2) For greater certainty, a company is prohibited from acquiring control of the business growth fund or any entity that the business growth fund controls.

Prohibition — entity

(4.3) A company is prohibited from holding or acquiring a substantial investment in the business growth fund or any entity that the business growth fund controls if the business growth fund or any entity that the business growth fund controls holds or acquires shares of, or other ownership interests in, any of the following entities, or in any entity that controls any of the following entities:

(a) an entity referred to in any of paragraphs 453(1)(a) to (j);

(b) an entity that is primarily engaged in the leasing of motor vehicles in Canada for the purpose of extending credit to a customer or financing a customer’s acquisition of a motor vehicle;

Exception : placements temporaires

(3) La société peut, sous réserve de la partie XI, acquérir le contrôle d’une entité ou acquérir ou augmenter un intérêt de groupe financier dans une entité :

a) soit en raison d’un placement temporaire prévu à l’article 456;

b) soit par l’acquisition d’actions d’une personne morale, ou de titres de participation d’une entité non constituée en personne morale, aux termes de l’article 457;

c) soit par la réalisation d’une sűreté aux termes de l’article 458.

Exception : règlements

(4) La société peut, sous réserve de la partie XI, acquérir le contrôle d’une entité autre qu’une entité admissible ou détenir, acquérir ou augmenter un intéręt de groupe financier dans une telle entité à condition de le faire conformément aux règlements, pris en vertu de l’alinéa 452d), relatifs au financement spécial.

Fonds de croissance des entreprises

(4.1) La société peut, sous réserve de l’article 450.1, des paragraphes (4.2) à (4.4) et de la partie XI, détenir, acquérir ou augmenter un intérêt de groupe financier dans le fonds de croissance des entreprises ou dans toute entité que ce fonds contrôle.

Précision

(4.2) Il est entendu que la société ne peut acquérir le contrôle du fonds de croissance des entreprises ou de toute entité que ce fonds contrôle.

Interdiction : entités

(4.3) Il est interdit à la société de détenir ou d’acquérir un intérêt de groupe financier dans le fonds de croissance des entreprises ou dans toute entité que ce fonds contrôle si le fonds ou toute entité que ce fonds contrôle détient ou acquière des actions ou d’autres titres de participation dans une des entités ci-aprčs ou dans toute entité qui contrôle une des entités suivantes :

a) une entité qui est visée à l’un ou l’autre des alinéas 453(1)a) à j);

b) une entité dont l’activité principale est le crédit-bail de véhicules à moteur au Canada dans le but de faire crédit à un client ou de financer l’acquisition d’un véhicule à moteur par un client;

Current to May 29, 2023	269	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Placements	PARTIE IX Placements
General Constraints on investments	Restrictions générales relatives aux placements
Section 451	Article 451

(c) an entity that is primarily engaged in providing temporary possession of personal property, including motor vehicles, to customers in Canada for a purpose other than to finance the customer’s acquisition of the property;

(d) an entity that acts as an insurance broker or agent in Canada; or

(e) an entity that is engaged in any prescribed activity.

Prohibition — capital and loans

(4.4) A company is prohibited from holding or acquiring a substantial investment in the business growth fund or any entity that the business growth fund controls if the business growth fund or any entity that the business growth fund controls holds shares of, or other ownership interests in, an entity or holds a loan made to an entity and, in respect of that entity and its affiliates, the aggregate value of the following exceeds $100,000,000:

(a) all ownership interests that are held by the company, the company’s subsidiaries, the business growth fund or the entities that the business growth fund controls, the value of those ownership interests as determined by the amount paid for them at the time each was first acquired by any of those entities; and

(b) the outstanding principal of all loans held by the business growth fund or the entities that the business growth fund controls.

Exception: uncontrolled event

(5) A company is deemed not to contravene subsection (1) if the company acquires control of, or acquires or increases a substantial investment in, an entity solely as the result of an event not within the control of the company.

Non-application of subsection (2)

(5.1) No company shall, under subsection (2), acquire control of, or acquire or increase a substantial investment in, an entity referred to in paragraph 453(1)(j).

Holding

(5.2) If a company holds a substantial investment in an entity referred to in paragraph 453(1)(j) that it acquired or increased under subsection (2) before the coming into force of subsection (5.1), the company may continue to hold that substantial investment.

c) une entité dont l’activité principale consiste á accorder provisoirement la possession de biens meubles, notamment des véhicules á moteur, á des clients au Canada dans un but autre que celui de financer l’acquisition par ceux-ci de ces biens;

d) une entité qui agit á titre de courtier ou d’agent d’assurances au Canada;

e) une entité qui exerce les activités prévues par règlement.

Interdiction : capitaux et prêts

(4.4) Il est interdit á la société de détenir ou d’acquérir un intérêt de groupe financier dans le fonds de croissance des entreprises ou dans toute entité que ce fonds contrôle si ce fonds ou toute entité que ce fonds contrôle détient des actions ou d’autres titres de participation dans une entité, ou détient un pręt fait á une entité, et, qu’ŕ l’égard de cette entité et des entités de son groupe, le total des éléments ci-après excède cent millions de dollars :

a) les sommes payées pour l’acquisition des titres de participation détenus par la société, par ses affiliés, par le fonds de croissance des entreprises ou par toute entité que ce fonds contrôle au moment oû chacun de ces titres a été acquis pour la première fois par l’un de ceux-ci;

b) le principal impayé de tous les prêts détenus par le fonds de croissance ou par toute entité que ce fonds contrôle.

Exception : fait involontaire

(5) La société est réputée ne pas contrevenir au paragraphe (1) quand elle acquiert le contrôle d’une entité ou acquiert ou augmente un intérêt de groupe financier dans une entité en raison uniquement d’un événement dont elle n’est pas maître.

Non-application du paragraphe (2)

(5.1) Il est interdit à la société de se prévaloir du paragraphe (2) pour acquérir le contrôle d’une entité visée á l’alinéa 453(1)j) ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité.

Détention

(5.2) La société qui détient un intérêt de groupe financier dans une entité visée á l’alinéa 453(1)j) et qui s’est prévalue du paragraphe (2) pour acquérir ou augmenter cet intérêt avant l’entrée en vigueur du paragraphe (5.1) peut continuer à le détenir.

Current to May 29, 2023	270	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
General Constraints on Investments	Restrictions générales relatives aux placements
Sections 451-453	Articles 451-453

Application of other provision

(6) Despite having acquired control of, or a substantial investment in, an entity under a particular provision of this Part, a company may continue to control the entity or hold the substantial investment in the entity as though it had made the acquisition under another provision of this Part so long as the conditions of that other provision are met.

Timing of deemed acquisition

(7) If a company decides to exercise its right under subsection (6), the company is deemed to be acquiring the control or the substantial investment under the other provision.

1991, c. 45, s. 451; 1997, c. 15, s. 387; 2001, c. 9, s. 550; 2007, c. 6, s. 370; 2013, c. 40, s. 167; 2018, c. 27, s. 137.

Regulations

452 The Governor in Council may make regulations

(a) respecting the determination of the amount or value of loans, investments and interests for the purposes of this Part;

(b) respecting the loans and investments, and the maximum aggregate amount of all loans and investments, that may be made or acquired by a company and its prescribed subsidiaries to or in a person and any persons connected with that person;

(c) specifying the classes of persons who are connected with any person for the purposes of paragraph (b); and

(d) concerning specialized financing for the purposes of subsection 451(4).

1991, c. 45, s. 452; 2001, c. 9, s. 550.

Subsidiaries and Equity Investments

Permitted investments

453 (1) Subject to subsections (4) to (6) and Part XI, a company may acquire control of, or acquire or increase a substantial investment in

(a) a company;

(b) a bank;

(c) a bank holding company;

(d) an association to which the Cooperative Credit Associations Act applies;

Application d’une autre disposition

(6) Malgré l’acquisition par elle du contrôle d’une entité ou d’un intéręt de groupe financier dans une entité au titre d’une disposition de la présente partie, la société peut continuer á contrôler l’entité ou á détenir l’intérêt de groupe financier comme si elle avait procédé á l’acquisition au titre d’une autre disposition de la présente partie, pourvu que les conditions prévues par cette autre disposition soient respectées.

Assimilation

(7) Si elle décide d’exercer le pouvoir prévu au paragraphe (6), la société est réputée acquérir le contrôle ou l’intérêt de groupe financier au titre de l’autre disposition.

1991, ch. 45, art. 451; 1997, ch. 15, art. 387; 2001, ch. 9, art. 550; 2007, ch. 6, art. 370; 2013, ch. 40, art. 167; 2018, ch. 27, art. 137.

Règlements

452 Le gouverneur en conseil peut, par règlement :

a) régir la détermination du montant ou de la valeur des prêts, placements ou intérêts pour l’application de la présente partie;

b) régir les prêts et placements, ainsi que le montant total maximal de tous les prêts á une personne et aux autres personnes qui y sont liées que la société et ses filiales réglementaires peuvent consentir ou acquérir et tous les placements qu’elles peuvent y effectuer;

c) préciser les catégories de personnes qui sont liées á une personne pour l’application de l’alinéa b);

d) régir le financement spécial pour l’application du paragraphe 451(4).

1991, ch. 45, art. 452; 2001, ch. 9, art. 550.

Filiales et placements

Placements autorisés

453 (1) Sous réserve des paragraphes (4) à (6) et de la partie XI, la société peut acquérir le contrôle des entités ci-après ou acquérir ou augmenter un intérêt de groupe financier dans ces entités :

a) une société;

b) une banque;

c) une société de portefeuille bancaire;

d) une association régie par la Loi sur les associations coopératives de crédit;

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(e) an insurance company or a fraternal benefit society incorporated or formed under the Insurance Companies Act;

(f) an insurance holding company;

(g) a trust, loan or insurance corporation incorporated or formed by or under an Act of the legislature of a province;

(h) a cooperative credit society incorporated or formed, and regulated, by or under an Act of the legislature of a province;

(i) an entity that is incorporated or formed by or under an Act of Parliament or of the legislature of a province and that is primarily engaged in dealing in securities; or

(j) an entity that is incorporated or formed, and regulated, otherwise than by or under an Act of Parliament or of the legislature of a province and that is primarily engaged outside Canada in a business that, if carried on in Canada, would be the business of banking, the business of a cooperative credit society, the business of insurance, the business of providing fiduciary services or the business of dealing in securities.

Permitted investments

(2) Subject to subsections (3) to (6) and Part XI, a company may acquire control of, or acquire or increase a substantial investment in, an entity, other than an entity referred to in any of paragraphs (1)(a) to (j), whose business is limited to one or more of the following:

(a) engaging in any financial service activity or in any other activity that a company is permitted to engage in under any of paragraphs 409(2)(b) to (d) or section 410 or 411;

(b) acquiring or holding shares of, or ownership interests in, entities in which a company is permitted under this Part to hold or acquire;

(c) engaging in the provision of any services exclusively to any or all of the following, so long as the entity is providing those services to the company or any member of the company’s group:

(i) the company,

(ii) any member of the company’s group,

(iii) any entity that is primarily engaged in the business of providing financial services,

e) une société d’assurances ou une société de secours mutuel constituée ou formée sous le régime de la Loi sur les sociétés d’assurances;

f) une société de portefeuille d’assurances;

g) une société de fiducie, de prêt ou d’assurances constituée en personne morale ou formée sous le régime d’une loi provinciale;

h) une société coopérative de crédit constituée en personne morale ou formée et réglementée sous le régime d’une loi provinciale;

i) une entité constituée en personne morale ou formée sous le régime d’une loi fédérale ou provinciale et dont l’activité principale est le commerce des valeurs mobilières;

j) une entité qui est constituée en personne morale ou formée et réglementée autrement que sous le régime d’une loi fédérale ou provinciale et qui exerce principalement, á l’étranger, des activités commerciales qui, au Canada, seraient des opérations bancaires, l’activité d’une société coopérative de crédit, des opérations d’assurance, la prestation de services fiduciaires ou le commerce de valeurs mobilières.

Placements autorisés

(2) Sous réserve des paragraphes (3) à (6) et de la partie XI, la société peut acquérir le contrôle d’une entité, autre qu’une entité visée aux alinéas (1)a) á j), dont l’activité commerciale se limite à une ou plusieurs des activités suivantes ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité :

a) la prestation de services financiers ou toute autre activité qu’une société est autorisée à exercer dans le cadre de l’un ou l’autre des alinéas 409(2)b) à d) ou des articles 410 ou 411;

b) la détention et l’acquisition d’actions ou d’autres titres de participation dans des entités dans lesquelles une société est autorisée, dans le cadre de la présente partie, á acquérir ou détenir de tels actions ou titres;

c) la prestation de services aux seules entités sui-vantes — à la condition qu’ils soient aussi fournis à la société elle-même ou à un membre de son groupe :

(i) la société elle-même,

(ii) un membre de son groupe,

(iii) une entité dont l’activité commerciale principale consiste en la prestation de services financiers,

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(iv) any permitted entity in which an entity referred to in subparagraph (iii) has a substantial investment, or

(v) any prescribed person, if it is doing so under prescribed terms and conditions, if any are prescribed;

(d) engaging in any activity that a company is permitted to engage in, other than an activity referred to in paragraph (a) or (e), that relates to

(i) the promotion, sale, delivery or distribution of a financial product or financial service that is provided by the company or any member of the company’s group, or

(ii) if a significant portion of the business of the entity involves an activity referred to in subparagraph (i), the promotion, sale, delivery or distribution of a financial product or financial service that is provided by any other entity that is primarily engaged in the business of providing financial services;

(e) engaging in the activities referred to in the definition closed-end fund, mutual fund distribution entity or mutual fund entity in subsection 449(1); and

(f) engaging in prescribed activities, under prescribed terms and conditions, if any are prescribed.

Restriction

(3) A company may not acquire control of, or acquire or increase a substantial investment in, an entity whose business includes any activity referred to in any of paragraphs (2)(a) to (e) if the entity engages in the business of accepting deposit liabilities or if the activities of the entity include

(a) activities that a company is not permitted to engage in under any of sections 417 and 418;

(b) dealing in securities, except as may be permitted under paragraph (2)(e) or as may be permitted to a company under paragraph 409(2)(c);

(c) acting as an executor, administrator or official guardian or as a guardian, tutor, curator, judicial adviser or committee of a mentally incompetent person;

(d) being a trustee for a trust;

(e) activities that a company is not permitted to engage in under any regulation made under section 416

(iv) une entité admissible dans laquelle une entité visée au sous-alinéa (iii) a un intérêt de groupe financier,

(v) une personne visée par règlement — pourvu que la prestation se fasse selon les modalités éventuellement fixées par règlement;

d) toute activité qu’une société peut exercer, autre qu’une activité visée aux alinéas a) ou e), se rapportant :

(i) soit á la vente, la promotion, la livraison ou la distribution d’un service ou d’un produit financiers fournis par la société ou un membre de son groupe,

(ii) soit, si l’activité commerciale de l’entité consiste, en grande partie, en une activité visée au sous-alinéa (i), á la vente, la promotion, la livraison ou la distribution d’un service ou d’un produit financiers d’une entité dont l’activité commerciale principale consiste en la prestation de services financiers;

e) les activités visées aux définitions de courtier de fonds mutuels, entité s’occupant de fonds mutuels ou fonds d’investissement á capital fixe au paragraphe 449(1);

f) les activités prévues par règlement, pourvu qu’elles s’exercent selon les modalités éventuellement fixées par règlement.

Restriction

(3) La société ne peut acquérir le contrôle d’une entité dont l’activité commerciale comporte une activité visée aux alinéas (2)a) á e), ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité, si l’entité accepte des dépôts dans le cadre de son activité commerciale ou si les activités de l’entité comportent :

a) des activités qu’une société est empęchée d’exercer par les articles 417 et 418;

b) le commerce des valeurs mobilières, sauf dans la mesure oû elle peut le faire dans le cadre de l’alinéa (2)e) ou une société peut le faire dans le cadre de l’alinéa 409(2)c);

c) le fait d’agir comme exécuteur testamentaire, administrateur, gardien officiel, gardien, tuteur, curateur ou conseil judiciaire d’un incapable;

d) le fait d’agir comme fiduciaire;

e) dans les cas où l’entité exerce les activités d’une entité s’occupant de financement ou d’une autre entité

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PART IX Investments	PARTIE IX Placements
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if the entity engages in the activities of a finance entity or of any other entity as may be prescribed;

(f) acquiring control of or acquiring or holding a substantial investment in another entity unless

(i) in the case of an entity that is controlled by the company, the company itself would be permitted under this Part to acquire a substantial investment in the other entity, or

(ii) in the case of an entity that is not controlled by the company, the company itself would be permitted to acquire a substantial investment in the other entity under subsection (1) or (2) or 451(2), paragraph 451(3)(b) or (c) or subsection 451(4); or

(g) any prescribed activity.

Exception

(3.1) Despite paragraph (3)(d), a company may acquire control of, or acquire or increase a substantial investment in, any entity that acts as a trustee for a trust if the entity has been permitted under the laws of a province to act as a trustee for a trust and the following conditions are satisfied:

(a) the entity acts as a trustee only with respect to a closed-end fund or mutual fund entity; and

(b) if the entity engages in other business, that business is limited to engaging in one or more of the following:

(i) the activities of a mutual fund distribution entity,

(ii) any activity that a company is permitted to engage in under paragraph 410(1)(d.1), and

(iii) the provision of investment counselling services and portfolio management services.

Control

(4) Subject to subsection (8) and the regulations, a company may not acquire control of, or acquire or increase a substantial investment in,

(a) an entity referred to in any of paragraphs (1)(a) to (j), unless

(i) the company controls, within the meaning of paragraph 3(1)(d), the entity, or would thereby visée par règlement, des activités qu’une société est empêchée d’exercer par tout règlement pris en vertu de l’article 416;

f) l’acquisition du contrôle d’une autre entité, ou l’acquisition ou la détention d’un intérêt de groupe financier dans celle-ci, sauf si :

(i) dans le cas où l’entité est contrôlée par la société, l’acquisition par la société elle-même d’un intérêt de groupe financier dans l’autre entité serait permise aux termes de la présente partie,

(ii) dans le cas où l’entité n’est pas contrôlée par la société, l’acquisition par la société elle-même d’un intérêt de groupe financier dans l’autre entité serait permise aux termes des paragraphes (1) ou (2) ou 451(2), des alinéas 451(3)b) ou c) ou du paragraphe 451(4);

g) des activités prévues par règlement.

Exception

(3.1) Malgré l’alinéa (3)d), la société peut acquérir le contrôle d’une entité qui exerce des activités de fiduciaire ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité, si les lois provinciales applicables permettent á l’entité d’exercer de telles activités et que les conditions suivantes sont réunies :

a) l’entité exerce les activités de fiduciaire uniquement pour un fonds d’investissement á capital fixe ou pour une entité s’occupant de fonds mutuels;

b) dans le cas où elle exerce d’autres activités commerciales, celles-ci sont limitées aux activités suivantes :

(i) les activités d’un courtier de fonds mutuels,

(ii) les services qu’une société est autorisée á fournir dans le cadre de l’alinéa 410(1)d.1),

(iii) la prestation de services de conseil en placement et de gestion de portefeuille.

Contrôle

(4) Sous réserve du paragraphe (8) et des règlements, les règles suivantes s’appliquent á l’acquisition par la société du contrôle des entités suivantes et á l’acquisition ou á l’augmentation par elle d’un intérêt de groupe financier dans ces entités :

a) s’agissant d’une entité visée aux alinéas (1)a) à j), elle ne peut le faire que si :

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acquire control, within the meaning of that paragraph, of the entity, or

(ii) the company is permitted by regulations made under paragraph 459(a) to acquire or increase the substantial investment;

(b) an entity whose business includes one or more of the activities referred to in paragraph (2)(a) and that engages, as part of its business, in any financial intermediary activity that exposes the entity to material market or credit risk, including a finance entity, a factoring entity and a financial leasing entity, unless

(i) the company controls, within the meaning of paragraph 3(1)(d), the entity, or would thereby acquire control, within the meaning of that paragraph, of the entity, or

(ii) the company is permitted by regulations made under paragraph 459(a) to acquire or increase the substantial investment; or

(c) an entity whose business includes an activity referred to in paragraph (2)(b), including a specialized financing entity, unless

(i) the company controls, within the meaning of paragraph 3(1)(d), the entity, or would thereby acquire control, within the meaning of that paragraph, of the entity,

(ii) the company is permitted by regulations made under paragraph 459(a) to acquire or increase the substantial investment, or

(iii) subject to prescribed terms and conditions, if any are prescribed, the activities of the entity do not include the acquisition or holding of control of, or the acquisition or holding of shares or other ownership interests in, an entity referred to in paragraph (a) or (b) or an entity that is not a permitted entity.

Minister’s approval

(5) Subject to the regulations, a company may not, without the prior written approval of the Minister,

(a) acquire control of an entity referred to in paragraphs (1)(g) to (i) from a person who is not a member of the company’s group;

(b) acquire control of an entity referred to in paragraph (1)(j) or (4)(b), other than an entity whose activities are limited to the activities of one or more of the following entities, if the control is acquired from an entity referred to in any of paragraphs (1)(a) to (f) that is not a member of the company’s group:

(i) soit elle la contrôle ou en acquiert de la sorte le contrôle, au sens de l’alinéa 3(1)d),

(ii) soit elle est autorisée par règlement pris en vertu de l’alinéa 459a) á acquérir ou augmenter l’intérêt;

b) s’agissant d’une entité dont l’activité commerciale comporte une activité visée á l’alinéa (2)a) et qui exerce, dans le cadre de son activité commerciale, des activités d’intermédiaire financier comportant des risques importants de crédit ou de marché, notamment une entité s’occupant d’affacturage, une entité s’occupant de crédit-bail ou une entité s’occupant de financement, elle ne peut le faire que si :

(i) soit elle la contrôle ou en acquiert de la sorte le contrôle, au sens de l’alinéa 3(1)d),

(ii) soit elle est autorisée par règlement pris en vertu de l’alinéa 459a) á acquérir ou á augmenter l’intérêt;

c) s’agissant d’une entité dont l’activité commerciale comporte une activité visée á l’alinéa (2)b), y compris une entité s’occupant de financement spécial, elle ne peut le faire que si :

(i) soit elle la contrôle ou en acquiert de la sorte le contrôle, au sens de l’alinéa 3(1)d),

(ii) soit elle est autorisée par règlement pris en vertu de l’alinéa 459a) á acquérir ou á augmenter l’intérêt,

(iii) soit, sous réserve des modalités éventuellement fixées par règlement, les activités de l’entité ne comportent pas l’acquisition ou la détention du contrôle d’une entité visée aux alinéas a) ou b) ou d’une entité qui n’est pas une entité admissible, ni d’actions ou de titres de participation dans celle-ci.

Agrément du ministre

(5) Sous réserve des règlements, la société ne peut, sans avoir obtenu au préalable l’agrément écrit du ministre :

a) acquérir auprès d’une personne qui n’est pas un membre de son groupe le contrôle d’une entité visée aux alinéas (1)g) à i);

b) acquérir, auprès d’une entité visée aux alinéas (1)a) á f) qui n’est pas un membre de son groupe, le contrôle d’une entité visée á l’alinéa (1)j) ou (4)b), autre qu’une entité dont les activités se limitent aux activités qu’exercent les entités suivantes :

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(i) a factoring entity, or

(ii) a financial leasing entity;

(b.1) acquire control of an entity referred to in paragraph (1)(j) if the company is a company with equity of two billion dollars or more and

A + B > C

where

A	is the value of the entity’s consolidated assets, as it would have been reported in the entity’s annual financial statements if those statements had been prepared immediately before the acquisition,

B

is the aggregate of the values of the consolidated assets of all other entities referred to in paragraph (1)(j) that the company has acquired control of within the preceding 12 months, as the value for each entity would have been reported in its annual financial statements if those statements had been prepared immediately before the acquisition of control of that entity, and

C

is 10% of the value of the company’s consolidated assets, as shown in the company’s last annual statement that was prepared before its first acquisition of control of an entity referred to in paragraph (1)(j) within the preceding 12 months;

(c)	acquire control of, or acquire or increase a substantial investment in, an entity whose business includes one or more of the activities referred to in paragraph (2)(d);

(d)	acquire control of, or acquire or increase a substantial investment in, an entity that engages in Canada in an activity described in paragraph 410(1)(c);

(d.1)	acquire control of, or acquire or increase a substantial investment in, an entity that engages in an activity described in paragraph 410(1)(c.1); or

(e)	acquire control of, or acquire or increase a substantial investment in, an entity engaging in an activity prescribed for the purposes of paragraph (2)(f).

Matters for consideration

(5.1) In addition to any matters or conditions provided for in this Act that are relevant to the granting of an approval, the Minister may, in considering whether to grant the approval under paragraph (5)(b.1), take into account all matters that he or she considers relevant in the circumstances, including

(i) une entité s’occupant d’affacturage,

(ii) une entité s’occupant de crédit-bail;

b.1) acquérir le contrôle d’une entité visée á l’alinéa (1)j), si, d’une part, la société est dotée de capitaux propres égaux ou supérieurs á deux milliards de dollars et, d’autre part :

A + B > C

où :

A	représente la valeur de l’actif consolidé de l’entité qui aurait été déclarée dans ses états financiers annuels s’ils avaient été établis á la date précédant l’acquisition,

B

la valeur totale de l’actif consolidé des autres entités visées á l’alinéa (1)j) dont la société a acquis le contrôle au cours des douze mois précédents qui aurait été déclarée dans leurs états financiers s’ils avaient été établis à la date précédant l’acquisition du contrôle de chacune d’elles,

C

dix pour cent de la valeur de l’actif consolidé de la société figurant dans le dernier rapport annuel établi avant la premičre date où elle a acquis le contrôle d’une des entités visées à l’alinéa (1)j) au cours des douze mois précédents;

c) acquérir le contrôle d’une entité dont l’activité commerciale comporte des activités visées á l’alinéa (2)d) ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité;

d) acquérir le contrôle d’une entité qui exerce au Canada des activités visées à l’alinéa 410(1)c) ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité;

d.1) acquérir le contrôle d’une entité qui exerce des activités visées à l’alinéa 410(1)c.1) ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité;

e) acquérir le contrôle d’une entité qui exerce des activités prévues par règlement d’application de l’alinéa (2)f) ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité.

Facteurs à prendre en compte

(5.1) Outre les facteurs et conditions prévus par la présente loi qui sont liés á l’octroi d’un agrément, le ministre peut prendre en compte tous les facteurs qu’il estime pertinents dans les circonstances avant d’octroyer son agrément en vertu de l’alinéa (5)b.1), notamment :

a) la stabilité du système financier canadien;

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(a) the stability of the financial system in Canada; and

(b) the best interests of the financial system in Canada.

Superintendent’s approval

(6) Subject to subsection (7) and the regulations, a company may not acquire control of, or acquire or increase a substantial investment in, an entity referred to in any of paragraphs (1)(g) to (j) and (4)(b) and (c) unless the company obtains the approval of the Superintendent.

Exception

(7) Subsection (6) does not apply in respect of a particular transaction if

(a) the company is acquiring control of an entity, other than a specialized financing entity, and the only reason for which the company would, but for this subsection, require approval for the acquisition is that the entity carries on activities referred to in paragraph (2)(b);

(b) the company is acquiring control of an entity whose activities are limited to the activities of a factoring entity or a financial leasing entity;

(c) the Minister has approved the transaction under subsection (5) or is deemed to have approved it under subsection 454(1);

(d) subject to subsection (7.1), the company is acquiring control of an entity (referred to in this paragraph as the “target entity”) referred to in paragraph (4)(b) or (c) and

A/B < C

where

A

is the aggregate of the values, as they would have been reported in the company’s annual financial statements if those statements were prepared on the day of the acquisition of control of the target entity, of

(i) the target entity’s consolidated assets,

(ii) the assets of the company and of any subsidiary of the company that were acquired, at any time within the 12 months preceding the acquisition of control of the target entity, from any entity that, at that time, held any of the assets referred to in subparagraph (i), and

(iii) the consolidated assets of any entity referred to in paragraph (4)(b) or (c) the control of which is acquired by the company at the same time as the acquisition of control of the

b)	l’intérêt du système financier canadien.

Agrément du surintendant

(6) Sous réserve du paragraphe (7) et des règlements, la société ne peut acquérir le contrôle d’une entité visée á l’un ou l’autre des alinéas (1)g) à j) et (4)b) et c) ni acquérir ou augmenter un intérêt de groupe financier dans une telle entité sans avoir obtenu l’agrément du surintendant.

Exception

(7) Le paragraphe (6) ne s’applique pas à une opération dans l’un ou l’autre des cas suivants :

a) l’entité dont le contrôle est acquis n’est pas une entité s’occupant de financement spécial et le seul motif pour lequel l’agrément serait exigé, n’eût été le présent paragraphe, est l’exercice par elle d’une activité visée á l’alinéa (2)b);

b) les activités de l’entité dont le contrôle est acquis se limitent aux activités qu’exercent une entité s’occupant d’affacturage ou une entité s’occupant de crédit-bail;

c) le ministre a agréé l’opération dans le cadre du paragraphe (5) ou il est réputé l’avoir agréée dans le cadre du paragraphe 454(1);

d) sous réserve du paragraphe (7.1), l’entité dont le contrôle est acquis (appelée « entité cible » au présent alinéa) est une entité visée á l’un ou l’autre des alinéas (4)b) et c) et :

A/B < C

où :

A

représente la somme de la valeur des éléments ci-après qui aurait été déclarée dans les états financiers annuels de la société s’ils avaient été établis á la date d’acquisition du contrôle de l’entité cible :

(i) l’actif consolidé de l’entité cible,

(ii) les actifs de la société et de toute filiale de celle-ci qui ont été acquis, au cours des douze mois précédant l’acquisition du contrôle de l’entité cible, auprès d’une entité qui, au même moment, détenait des actifs visés au sous-alinéa (i),

(iii) l’actif consolidé de toute entité visée á l’un ou l’autre des alinéas (4)b) et c) dont le contrôle est acquis par la société en męme temps qu’est acquis le contrôle de l’entité cible, ou au cours des douze mois précédant l’acquisition du

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target entity — or within the 12 months preceding the acquisition of control of the target entity if, at any time within those 12 months, that entity and the target entity were affiliates — excluding any assets referred to in subparagraph (i) or (ii) and the consolidated assets of an entity in respect of which no approval of the Superintendent is required under any of paragraphs (a) to (c),

B	is the value of the company’s consolidated assets, as shown in its last annual statement prepared before the acquisition of control of the target entity, and

C	is

(i) 0.01, in the case of a company with equity of 12 billion dollars or more, or

(ii) 0.02, in the case of any other company; or

(e) the company is acquiring or increasing a substantial investment in an entity (referred to in this paragraph as the “target entity”) without acquiring control of it, and

A/B < C

where

A

is the aggregate of the values, as they would have been reported in the company’s annual financial statements if those statements were prepared on the day of the acquisition or increase of the substantial investment in the target entity, of

(i) the shares of, or other ownership interests in, the target entity that the company or a subsidiary of the company is acquiring in the transaction that results in the acquisition or increase of a substantial investment in the target entity, and the shares of, or other ownership interests in, the target entity that are held by an entity the control of which the company is acquiring in the transaction that results in the acquisition or increase of a substantial investment in the target entity,

(ii) the shares of, or other ownership interests in, the target entity that are held by the company or a subsidiary of the company and that were acquired by the company or the subsidiary within the 12 months preceding the transaction referred to in subparagraph (i), and

(iii) the shares of, or other ownership interests in, the target entity that are held by a subsidiary of the company the control of which was acquired by the company within the 12 months preceding the transaction referred to in contrôle de l’entité cible, si, au cours de cette période, l’entité était du même groupe que l’entité cible, à l’exception des actifs visés aux sous-alinéas (i) ou (ii) et de l’actif consolidé d’une entité á l’égard de laquelle la société n’a pas á obtenir l’agrément du surintendant aux termes de l’un ou l’autre des alinéas a) á c),

B	la valeur de l’actif consolidé de la société figurant dans le dernier rapport annuel établi avant la date d’acquisition du contrôle de l’entité cible, C est égal :

(i) à 0,01, dans le cas où la société est dotée de capitaux propres égaux ou supérieurs à douze milliards de dollars,

(ii) à 0,02, dans les autres cas;

e) l’acquisition ou l’augmentation d’un intéręt de groupe financier dans l’entité (appelée « entité cible » au présent alinéa), sans acquérir le contrôle de celle-ci, et :

A/B < C

où :

A

représente la somme de la valeur des éléments ci-aprčs qui aurait été déclarée dans les états financiers annuels de la société s’ils avaient été établis á la date d’acquisition ou d’augmentation de l’intéręt de groupe financier dans l’entité cible :

(i) les actions ou les autres titres de participation de l’entité cible acquis par la société ou sa filiale, et les actions ou les autres titres de participation de l’entité cible détenus par une entité dont le contrôle est acquis par la société, dans le cadre de l’opération qui résulte en l’acquisition ou l’augmentation de l’intérêt de groupe financier dans l’entité cible,

(ii) les actions ou les autres titres de participation de l’entité cible détenus par la société ou sa filiale et acquis par la société ou sa filiale au cours des douze mois précédant l’opération visée au sous-alinéa (i),

(iii) les actions ou les autres titres de participation de l’entité cible détenus par une filiale de la société dont le contrôle a été acquis par celle-ci au cours des douze mois précédant l’opération visée au sous-alinéa (i), á l’exception des actions ou des autres titres de participation visés au sous-alinéa (ii),

B	la valeur de l’actif consolidé de la société figurant dans le dernier rapport annuel établi avant la date

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PART IX Investments	PARTIE IX Placements
Subsidiaries and Equity Investments	Filiales et placements
Section 453	Article 453

subparagraph (i), excluding any shares or other ownership interests referred to in subpara-graph (ii),

B

is the value of the company’s consolidated assets, as shown in its last annual statement prepared before the transaction that results in the acquisition or increase of the substantial investment in the target entity, and

C	is

(i) 0.005, in the case of a company with equity of 12 billion dollars or more, or

(ii) 0.01, in the case of any other company.

No exception for deemed acquisition

(7.1) The exception in paragraph (7)(d) does not apply with respect to a deemed acquisition of control under subsection 451(7).

Control not required

(8) A company need not control an entity referred to in paragraph (1)(j), or an entity that is incorporated or formed otherwise than by or under an Act of Parliament or of the legislature of a province, if the laws or customary business practices of the country under the laws of which the entity was incorporated or formed do not permit the company to control the entity.

Prohibition on giving up control in fact

(9) A company that, under subsection (4), controls an entity may not, without the prior written approval of the Minister, give up control, within the meaning of paragraph 3(1)(d), of the entity while it continues to control the entity.

Giving up control

(10) A company that, under subsection (4), controls an entity may, with the prior written approval of the Superintendent, give up control of the entity while keeping a substantial investment in the entity if

(a) the company is permitted to do so by regulations made under paragraph 459(c); or

(b) the entity meets the conditions referred to in sub-paragraph (4)(c)(iii).

de l’opération qui résulte en l’acquisition ou l’augmentation de l’intérêt de groupe financier dans l’entité cible,

C est égal :

(i) à 0,005, dans le cas où la société est dotée de capitaux propres égaux ou supérieurs à douze milliards de dollars,

(ii) à 0,01, dans les autres cas.

Aucune exception pour les acquisitions réputées

(7.1) L’exception prévue á l’alinéa (7)d) ne s’applique pas à l’égard de l’acquisition du contrôle réputée qui est visée au paragraphe 451(7).

Contrôle non requis

(8) Il n’est pas nécessaire que la société contrôle l’entité visée á l’alinéa (1)j) ou toute autre entité constituée á l’étranger si les lois ou les pratiques commerciales du pays sous le régime des lois duquel l’entité a été constituée lui interdisent d’en détenir le contrôle.

Abandon du contrôle de fait

(9) La société qui contrôle une entité en vertu du paragraphe (4) ne peut, sans l’agrément écrit du ministre, se départir du contrôle au sens de l’alinéa 3(1)d) tout en continuant de la contrôler d’une autre façon.

Aliénation d’actions

(10) La société qui contrôle une entité en vertu du paragraphe (4) peut, avec l’agrément préalable du surintendant donné par écrit, se départir du contrôle tout en maintenant dans celle-ci un intérêt de groupe financier si :

a) soit elle-même y est autorisée par règlement pris en vertu de l’alinéa 459c);

b) soit l’entité remplit les conditions visées au sous-alinéa (4)c)(iii).

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PART IX Investments	PARTIE IX Placements
Subsidiaries and Equity Investments	Filiales et placements
Sections 453-455	Articles 453-455

Subsections do not apply

(11) If a company controls, within the meaning of paragraph 3(1)(a), (b) or (c), an entity, subsections (5) and (6) do not apply in respect of any subsequent increases by the company of its substantial investment in the entity so long as the company continues to control the entity.

1991, c. 45, s. 453; 1997, c. 15, s. 388; 1999, c. 28, s. 141; 2001, c. 9, s. 550; 2007, c. 6, s. 371; 2012, c. 5, s. 179; 2018, c. 27, s. 130.

Approval for indirect investments

454 (1) If a company obtains the approval of the Minister under subsection 453(5) to acquire control of, or to acquire or increase a substantial investment in, an entity and, through that acquisition or increase, the company indirectly acquires control of, or acquires or increases a substantial investment in, another entity that would require the approval of the Minister under subsection 453(5) or the Superintendent under subsection 453(6) and that indirect acquisition or increase is disclosed to the Minister in writing before the approval is obtained, the company is deemed to have obtained the approval of the Minister or the Superintendent for that indirect acquisition or increase.

Approval for indirect investments

(2) If a company obtains the approval of the Superintendent under subsection 453(6) to acquire control of, or to acquire or increase a substantial investment in, an entity and, through that acquisition or increase the company indirectly acquires control of, or acquires or increases a substantial investment in, another entity that would require the approval of the Superintendent under that subsection and that indirect acquisition or increase is disclosed to the Superintendent in writing before the approval is obtained, the company is deemed to have obtained the approval of the Superintendent for that indirect acquisition or increase.

1991, c. 45, s. 454; 2001, c. 9, s. 550.

Undertakings

455 (1) If a company controls a permitted entity, other than an entity referred to in any of paragraphs 453(1)(a) to (f), the company shall provide the Superintendent with any undertakings that the Superintendent may require regarding

(a) the activities of the entity; and

(b) access to information about the entity.

Undertakings

(2) If a company acquires control of an entity referred to in any of paragraphs 453(1)(g) to (j), the company shall provide the Superintendent with any undertakings concerning the entity that the Superintendent may require.

Présomption d’agrément

(11) Si la société contrôle, au sens des alinéas 3(1)a), b) ou c), une entité, les paragraphes (5) et (6) ne s’appliquent pas aux augmentations postérieures par la société de son intérêt de groupe financier dans l’entité tant qu’elle continue de la contrôler.

1991, ch. 45, art. 453; 1997, ch. 15, art. 388; 1999, ch. 28, art. 141; 2001, ch. 9, art. 550; 2007, ch. 6, art. 371; 2012, ch. 5, art. 179; 2018, ch. 27, art. 130.

Agrément des intérêts indirects

454 (1) La société qui reçoit l’agrément du ministre dans le cadre du paragraphe 453(5) pour l’acquisition du contrôle d’une entité ou pour l’acquisition ou l’augmentation d’un intérêt de groupe financier dans une entité est réputée avoir reçu cet agrément pour l’acquisition du contrôle ou l’acquisition ou l’augmentation d’un intérêt de groupe financier qu’elle se trouve de ce fait á faire indirectement dans une autre entité pour laquelle l’agrément du ministre ou du surintendant serait requis dans le cadre des paragraphes 453(5) ou (6), á la condition d’avoir informé le ministre par écrit de cette acquisition ou augmentation indirecte avant d’obtenir l’agrément.

Agrément des intérêts indirects

(2) La société qui reçoit l’agrément du surintendant dans le cadre du paragraphe 453(6) pour l’acquisition du contrôle d’une entité ou l’acquisition ou l’augmentation d’un intérêt de groupe financier dans une entité est réputée avoir reçu cet agrément pour l’acquisition du contrôle ou l’acquisition ou l’augmentation d’un intérêt de groupe financier qu’elle se trouve de ce fait á faire indirectement dans une autre entité pour laquelle l’agrément du surintendant serait requis dans le cadre du paragraphe 453(6), á la condition d’avoir informé le surintendant par écrit de cette acquisition ou augmentation indirecte avant d’obtenir l’agrément.

1991, ch. 45, art. 454; 2001, ch. 9, art. 550.

Engagement

455 (1) La société qui contrôle une entité admissible, autre qu’une entité visée aux alinéas 453(1)a) à f), prend auprès du surintendant les engagements que celui-ci peut exiger relativement :

a) á l’activité de l’entité;

b) á l’accès á l’information la concernant.

Engagement

(2) La société qui acquiert le contrôle d’une entité visée á l’un ou l’autre des alinéas 453(1)g) á j) prend auprès du surintendant les engagements relatifs á l’entité qu’il peut exiger.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Subsidiaries and Equity Investments	Filiales et placements
Sections 455-456	Articles 455-456

Agreements with other jurisdictions

(3) The Superintendent may enter into an agreement with the appropriate official or public body responsible for the supervision of an entity referred to in any of paragraphs 453(1)(g) to (j) in each province or in any other jurisdiction concerning any matters referred to in paragraphs (1)(a) and (b) or any other matter the Superintendent considers appropriate.

Access to records

(4) Despite any other provision of this Part, a company shall not control a permitted entity, other than an entity referred to in any of paragraphs 453(1)(a) to (f), unless, in the course of the acquisition of control or within a reasonable time after the control is acquired, the company obtains from the permitted entity an undertaking to provide the Superintendent with reasonable access to the records of the permitted entity.

1991, c. 45, s. 455; 2001, c. 9, s. 550.

Exceptions and Exclusions

Temporary investments in entity

456 (1) Subject to subsection (4), a company may, by way of a temporary investment, acquire control of, or acquire or increase a substantial investment in, an entity but, within two years, or any other period that may be specified or approved by the Superintendent, after acquiring control or after acquiring or increasing the substantial investment, as the case may be, it shall do all things necessary to ensure that it no longer controls the entity or has a substantial investment in the entity.

Transitional

(2) Despite subsection (1), if a company that was in existence immediately before June 1, 1992 had an investment in an entity on September 27, 1990 that is a substantial investment within the meaning of section 10 and the company subsequently increases that substantial investment by way of a temporary investment, the company shall, within two years, or any other period that is specified or approved by the Superintendent, after increasing the substantial investment, do all things necessary to ensure that its substantial investment in the entity is no greater than it was on September 27, 1990.

Extension

(3) The Superintendent may, in the case of any particular company that makes an application under this subsection, extend the period of two years, or the other period specified or approved by the Superintendent, that is referred to in subsection (1) or (2) for any further period

Entente

(3) Le surintendant peut conclure une entente avec la personne ou l’organisme chargé de la supervision des entités visées aux alinéas 453(1)g) à j) dans chaque province ou autre territoire concernant toute question visée aux alinéas (1)a) et b) ou toute autre question qu’il juge utile.

Droit d’accès

(4) Par dérogation á toute autre disposition de la présente partie, la société ne peut contrôler une entité admissible, autre qu’une entité visée aux alinéas 453(1)a) á f), que si elle obtient de celle-ci, durant l’acquisition même ou dans un délai acceptable aprês celle-ci, l’engagement de donner au surintendant un accès suffisant á ses livres.

1991, ch. 45, art. 455; 2001, ch. 9, art. 550.

Exceptions et exclusions

Placements provisoires dans des entités

456 (1) Sous réserve du paragraphe (4), la société peut, au moyen d’un placement provisoire, acquérir le contrôle d’une entité ou acquérir ou augmenter un intérêt de groupe financier dans une entité; elle doit toutefois prendre les mesures nécessaires pour assurer l’élimination du contrôle ou de cet intérêt dans les deux ans qui suivent l’acquisition du contrôle ou l’acquisition ou l’augmentation de l’intérêt, selon le cas, ou tout autre délai agréé ou spécifié par le surintendant.

Disposition transitoire

(2) Par dérogation au paragraphe (1), la société qui existait le 1er juin 1992 et détenait le 27 septembre 1990 un intérêt dans une entité constituant un intérêt de groupe financier au sens de l’article 10 et qui augmente par la suite cet intérêt au moyen d’un placement provisoire doit prendre les mesures nécessaires pour annuler l’augmentation dans les deux ans qui suivent cette date ou tout autre délai agréé ou spécifié par le surintendant.

Prolongation

(3) Le surintendant peut, sur demande, accorder à une société une ou plusieurs prolongations des délais prévus aux paragraphes (1) ou (2) de la durée et aux conditions qu’il estime indiquées.

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PART IX Investments	PARTIE IX Placements
Exceptions and Exclusions	Exceptions et exclusions
Sections 456-457	Articles 456-457

or periods, and on any terms and conditions, that the Superintendent considers necessary.

Temporary investment

(4) If a company, by way of temporary investment, acquires control of, or acquires or increases a substantial investment in, an entity for which the approval of the Minister would have been required under subsection 453(5) if the company had acquired the control, or acquired or increased the substantial investment, under section 453, the company must, within 90 days after acquiring control or after acquiring or increasing the substantial investment,

(a) apply to the Minister for approval to retain control of the entity or to continue to hold the substantial investment in the entity for a period specified by the Minister or for an indeterminate period on any terms and conditions that the Minister considers appropriate; or

(b) do all things necessary to ensure that, on the expiry of the 90 days, it no longer controls the entity or does not have a substantial investment in the entity.

Indeterminate extension

(5) If a company, by way of temporary investment, acquires control of, or acquires or increases a substantial investment in, an entity for which the approval of the Superintendent would have been required under subsection 453(6) if the company had acquired the control, or acquired or increased the substantial investment, under section 453, the Superintendent may, on application, permit the company to retain control of the entity or to continue to hold the substantial investment in the entity for an indeterminate period, on any terms and conditions that the Superintendent considers appropriate.

1991, c. 45, s. 456; 2001, c. 9, s. 550; 2007, c. 6, s. 372.

Loan workouts

457 (1) Despite anything in this Part, if a company or any of its subsidiaries has made a loan to an entity and, under the terms of the agreement between the company, or any of its subsidiaries, and the entity with respect to the loan and any other documents governing the terms of the loan, a default has occurred, the company may acquire

(a) if the entity is a body corporate, all or any of the shares of the body corporate;

(b) if the entity is an unincorporated entity, all or any of the ownership interests in the entity;

Placement provisoire

(4) La société qui, au moyen d’un placement provisoire, acquiert le contrôle ou acquiert ou augmente un intérêt de groupe financier dans un cas où l’agrément du ministre aurait été requis dans le cadre du paragraphe 453(5) si le contrôle avait été acquis ou l’intérêt de groupe financier acquis ou augmenté au titre de l’article 453 doit, dans les quatre-vingt-dix jours qui suivent l’acquisition :

a) soit demander l’agrément du ministre pour continuer à détenir le contrôle ou l’intérêt pour la période précisée par le ministre ou pour une période indéterminée, aux conditions que celuici estime appropriées;

b) soit prendre les mesures nécessaires pour éliminer le contrôle ou ne plus détenir un intérêt de groupe financier á l’expiration des quatre-vingt-dix jours.

Placement provisoire

(5) Si la société, au moyen d’un placement provisoire, acquiert le contrôle ou acquiert ou augmente un intérêt de groupe financier dans un cas où l’agrément du surintendant aurait été requis dans le cadre du paragraphe 453(6) si le contrôle avait été acquis ou l’intérêt de groupe financier acquis ou augmenté au titre de l’article 453, le surintendant peut, sur demande, autoriser la société á conserver le contrôle de l’entité ou l’intérêt de groupe financier pour une période indéterminée, aux conditions qu’il estime appropriées.

1991, ch. 45, art. 456; 2001, ch. 9, art. 550; 2007, ch. 6, art. 372.

Défaut

457 (1) Par dérogation aux autres dispositions de la présente partie, lorsqu’elle ou une de ses filiales ont consenti un prêt á une entité et que s’est produit un défaut prévu dans l’accord conclu entre la société ou sa filiale et l’entité relativement au prêt et aux autres documents en fixant les modalités, la société peut acquérir, selon le cas :

a) si l’entité est une personne morale, tout ou partie de ses actions;

b) si elle est une entité non constituée en personne morale, tout ou partie de ses titres de participation;

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PART IX Investments	PARTIE IX Placements
Exceptions and Exclusions	Exceptions et exclusions
Section 457	Article 457

(c) all or any of the shares or all or any of the ownership interests in any entity that is an affiliate of the entity;

(d) all or any of the shares of a body corporate that is primarily engaged in holding shares of, ownership interests in or assets acquired from the entity or any of its affiliates; or

(e) all or any of the ownership interests in any entity that is primarily engaged in holding shares of, ownership interests in or assets acquired from the entity or any of its affiliates.

Obligation of company

(2) If a company acquires shares or ownership interests in an entity under subsection (1), the company shall, within five years after acquiring them do all things necessary to ensure that the company does not control the entity or have a substantial investment in the entity.

Transitional

(3) Despite subsection (1), if a company that was in existence immediately before June 1, 1992 had an investment in an entity on September 27, 1990 that is a substantial investment within the meaning of section 10 and the company later increases that substantial investment by way of an investment made under subsection (1), the company shall, within five years after increasing the substantial investment, do all things necessary to ensure that its substantial investment in the entity is no greater than it was on September 27, 1990.

Extension

(4) The Superintendent may, in the case of any particular company that makes an application under this subsection, extend the period of five years referred to in subsection (2) or (3) for any further period or periods, and on any terms and conditions, that the Superintendent considers necessary.

Exception — entities controlled by foreign governments

(5) Despite anything in this Part, if a company has made a loan to, or holds a debt obligation of, the government of a foreign country or an entity controlled by the government of a foreign country and, under the terms of the agreement between the company and that government or the entity, as the case may be, and any other documents governing the terms of the loan or debt obligation, a default has occurred, the company may acquire all or any of the shares of, or ownership interests in, that entity or in any other entity designated by that government, if the

c) tout ou partie des actions ou des titres de participation des entités qui sont du même groupe — au sens de l’article 2 — que l’entité en question;

d) tout ou partie des actions de la personne morale dont l’activité principale est de détenir des actions ou des titres de participation de l’entité ou des entités de son groupe — au sens de l’article 2 — , ou des éléments d’actif acquis de ces dernières;

e) tout ou partie des titres de participation d’une entité dont l’activité principale consiste à détenir des actions ou des titres de participation de l’entité ou des entités de son groupe ou des éléments d’actif acquis de ces dernières.

Obligation d’éliminer l’intérêt

(2) La société doit cependant prendre les mesures nécessaires pour assurer l’élimination du contrôle ou de tout intérêt de groupe financier dans les entités visées au paragraphe (1) dans les cinq ans suivant l’acquisition des actions ou des titres de participation.

Disposition transitoire

(3) Par dérogation au paragraphe (1), la société qui existait le 1er juin 1992 et détenait le 27 septembre 1990 un intérêt dans une entité constituant un intérêt de groupe financier au sens de l’article 10 et qui augmente par la suite cet intérêt au moyen d’un placement visé au paragraphe (1) doit prendre les mesures nécessaires pour annuler l’augmentation dans les cinq ans suivant cette date.

Prolongation

(4) Le surintendant peut, sur demande, accorder à une société une ou plusieurs prolongations du délai prévu aux paragraphes (2) ou (3) de la durée et aux conditions qu’il estime indiquées.

Exception : entités contrôlées par un gouvernement étranger

(5) Par dérogation aux autres dispositions de la présente partie, lorsqu’elle a consenti un prêt á un gouvernement d’un pays étranger ou á une entité contrôlée par celui-ci, ou qu’elle détient un titre de créance d’un tel gouvernement ou d’une telle entité, et que s’est produit un défaut prévu dans l’accord conclu entre eux relativement au prêt ou au titre de créance et aux autres documents en fixant les modalités, la société peut acquérir tout ou partie des actions ou titres de participation de l’entité ou de toute autre entité désignée par ce gouvernement si l’acquisition

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PART IX Investments	PARTIE IX Placements
Exceptions and Exclusions	Exceptions et exclusions
Sections 457-458	Articles 457-458

acquisition is part of a debt restructuring program of that government.

Time for holding shares

(6) If a company acquires any shares or ownership interests under subsection (5), the company may, on any terms and conditions that the Superintendent considers appropriate, hold those shares or ownership interests for an indeterminate period or for any other period that the Superintendent may specify.

Exception

(7) If, under subsection (1), a company acquires control of, or acquires or increases a substantial investment in, an entity that it would otherwise be permitted to acquire or increase under section 453, the company may retain control of the entity or continue to hold the substantial investment for an indeterminate period if the approval in writing of the Minister is obtained before the end of the period referred to in subsection (2) or (3), including any extension of it granted under subsection (4).

1991, c. 45, s. 457; 1997, c. 15, s. 389; 2001, c. 9, s. 550; 2007, c. 6, s. 373.

Realizations

458 (1) Despite anything in this Act, a company may acquire

(a) an investment in a body corporate,

(b) an interest in an unincorporated entity, or

(c) an interest in real property,

if the investment or interest is acquired through the realization of a security interest held by the company or any of its subsidiaries.

Disposition

(2) Subject to subsection 76(2), if a company acquires control of, or acquires a substantial investment in, an entity by way of the realization of a security interest held by the company or any of its subsidiaries, the company shall, within five years after the day on which control or the substantial investment is acquired, do all things necessary, or cause its subsidiary to do all things necessary, as the case may be, to ensure that the company no longer controls the entity or has a substantial investment in the entity.

Transitional

(3) Despite subsection (2), if a company that was in existence immediately before June 1, 1992 had an investment in an entity on September 27, 1990 that is a substantial investment within the meaning of section 10 and the fait partie d’un programme de réaménagement de la dette publique du męme gouvernement.

Période de détention

(6) La société peut, conformément aux modalités que le surintendant estime indiquées, détenir les actions ou titres de participation acquis en vertu du paragraphe (5) pendant une période indéterminée ou la période précisée par le surintendant.

Exception

(7) La société qui, dans le cadre du paragraphe (1), acquiert le contrôle d’une entité qu’elle serait par ailleurs autorisée á acquérir en vertu de l’article 453 ou acquiert ou augmente un intérêt de groupe financier qu’elle serait par ailleurs autorisée á acquérir ou augmenter en vertu de cet article peut continuer á détenir le contrôle ou l’intérêt pour une période indéterminée si elle obtient l’agrément écrit du ministre avant l’expiration du délai prévu aux paragraphes (2) ou (3) et prolongé, le cas échéant, aux termes du paragraphe (4).

1991, ch. 45, art. 457; 1997, ch. 15, art. 389; 2001, ch. 9, art. 550; 2007, ch. 6, art. 373.

Réalisation d’une sűreté

458 (1) Par dérogation aux autres dispositions de la présente loi, la société peut, s’ils découlent de la réalisation d’une sûreté détenue par elle ou une de ses filiales:

a) effectuer un placement dans une personne morale;

b) acquérir un intérêt dans une entité non constituée en personne morale;

c) acquérir un intérêt immobilier.

Aliénation

(2) Sous réserve du paragraphe 76(2), la société qui acquiert, du fait de la réalisation d’une sûreté qu’elle ou une de ses filiales détient, le contrôle d’une entité ou un intérêt de groupe financier dans une entité doit prendre, ou faire prendre par sa filiale, selon le cas, les mesures nécessaires pour assurer l’élimination du contrôle ou de l’intéręt dans les cinq ans suivant son acquisition.

Disposition transitoire

(3) Par dérogation au paragraphe (2), la société qui existait le 1er juin 1992 et détenait le 27 septembre 1990 un intérêt dans une entité constituant un intérêt de groupe financier au sens de l’article 10 et qui augmente par la

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Exceptions and Exclusions	Exceptions et exclusions
Sections 458-459	Articles 458-459

company later increases that substantial investment by way of a realization of a security interest under subsection (1), the company shall, within five years after increasing the substantial investment, do all things necessary to ensure that its substantial investment in the entity is no greater than it was on September 27, 1990.

Extension

(4) The Superintendent may, in the case of any particular company that makes an application under this subsection, extend the period of five years referred to in subsection (2) or (3) for any further period or periods, and on any terms and conditions, that the Superintendent considers necessary.

Exception

(5) If, under subsection (1), a company acquires control of, or acquires or increases a substantial investment in, an entity that it would otherwise be permitted to acquire or increase under section 453, the company may retain control of the entity or continue to hold the substantial investment for an indeterminate period if the approval in writing of the Minister is obtained before the end of the period referred to in subsection (2) or (3), including any extension of it granted under subsection (4).

1991, c. 45, s. 458; 1997, c. 15, s. 390; 2001, c. 9, s. 550.

Regulations restricting ownership

459 The Governor in Council may make regulations

(a) for the purposes of subsection 453(4), permitting the acquisition of control or the acquisition or increase of substantial investments, or prescribing the circumstances under which that subsection does not apply or the companies or other entities in respect of which that subsection does not apply, including prescribing companies or other entities on the basis of the activities they engage in;

(b) for the purposes of subsection 453(5) or (6), permitting the acquisition of control or the acquisition or increase of substantial investments, or prescribing the circumstances under which either of those subsections does not apply or the companies or other entities in respect of which either of those subsections does not apply, including prescribing companies or other entities on the basis of the activities they engage in;

(c) for the purposes of subsection 453(10), permitting a company to give up control of an entity; and

(d) restricting the ownership by a company of shares of a body corporate or of ownership interests in an unincorporated entity under sections 453 to 458 and suite cet intérêt du fait de la réalisation d’une sûreté doit prendre les mesures nécessaires pour annuler l’augmentation dans les cinq ans suivant cette date.

Prolongation

(4) Le surintendant peut, sur demande, accorder à une société une ou plusieurs prolongations du délai de cinq ans visé aux paragraphes (2) ou (3) de la durée et aux conditions qu’il estime indiquées.

Exception

(5) La société qui, dans le cadre du paragraphe (1), acquiert le contrôle d’une entité qu’elle serait par ailleurs autorisée á acquérir en vertu de l’article 453 ou acquiert ou augmente un intérêt de groupe financier qu’elle serait par ailleurs autorisée á acquérir ou augmenter en vertu de cet article peut continuer á détenir le contrôle ou l’intérêt pour une période indéterminée si elle obtient l’agrément écrit du ministre avant l’expiration du délai prévu aux paragraphes (2) ou (3) et prolongé, le cas échéant, aux termes du paragraphe (4).

1991, ch. 45, art. 458; 1997, ch. 15, art. 390; 2001, ch. 9, art. 550.

Règlements limitant le droit de détenir des actions

459 Le gouverneur en conseil peut, par règlement :

a) pour l’application du paragraphe 453(4), autoriser l’acquisition du contrôle ou l’acquisition ou l’augmentation des intérêts de groupe financier, ou préciser les circonstances dans lesquelles ce paragraphe ne s’applique pas ou préciser les sociétés ou autres entités, notamment selon les activités qu’elles exercent, auxquelles ce paragraphe ne s’applique pas;

b) pour l’application des paragraphes 453(5) ou (6), autoriser l’acquisition du contrôle ou l’acquisition ou l’augmentation des intérêts de groupe financier, ou préciser les circonstances dans lesquelles l’un ou l’autre de ces paragraphes ne s’applique pas ou préciser les sociétés ou autres entités, notamment selon les activités qu’elles exercent, auxquelles l’un ou l’autre de ces paragraphes ne s’applique pas;

c) autoriser une société à renoncer au contrôle pour l’application du paragraphe 453(10); d) limiter, en application des articles 453 à 458, le droit de la société de posséder des actions d’une personne morale ou des titres de participation d’entités

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Exceptions and Exclusions	Exceptions et exclusions
Sections 459-460	Articles 459-460

imposing terms and conditions applicable to companies that own such shares or interests.

1991, c. 45, s. 459; 1997, c. 15, s. 391; 2001, c. 9, s. 550.

Portfolio Limits

Exclusion from portfolio limits

460 (1) Subject to subsection (3), the value of all loans, investments and interests acquired by a company and any of its prescribed subsidiaries under section 457 or as a result of a realization of a security interest is not to be included in calculating the value of loans, investments and interests of the company and its prescribed subsidiaries under sections 461 to 466

(a) for a period of twelve years following the day on which the interest was acquired, in the case of an interest in real property; and

(b) for a period of five years after the day on which the loan, investment or interest was acquired, in the case of a loan, investment or interest, other than an interest in real property.

Extension

(2) The Superintendent may, in the case of any particular company, extend any period referred to in subsection (1) for any further period or periods, and on any terms and conditions, that the Superintendent considers necessary.

Exception

(3) Subsection (1) does not apply to an investment or interest described in that subsection if the investment or interest is defined by a regulation made under section 467 to be an interest in real property and

(a) the company or the subsidiary acquired the investment or interest as a result of the realization of a security interest securing a loan that was defined by a regulation made under section 467 to be an interest in real property; or

(b) the company or the subsidiary acquired the investment or interest under section 457 as a result of a default referred to in that section in respect of a loan that was defined by a regulation made under section 467 to be an interest in real property.

1991, c. 45, s. 460; 1997, c. 15, s. 392; 2001, c. 9, s. 550.

non constituées en personne morale et imposer des conditions à la société qui en possède.

1991, ch. 45, art. 459; 1997, ch. 15, art. 391; 2001, ch. 9, art. 550.

Limites relatives aux placements

Restriction

460 (1) Sous réserve du paragraphe (3), la valeur de l’ensemble des prêts et placements faits et des intérêts acquis par la société et ses filiales réglementaires soit par la réalisation d’une sûreté, soit en vertu de l’article 457, n’est pas prise en compte dans le calcul de la valeur des prêts, placements et intérêts de la société et de ses filiales réglementaires visés aux articles 461 à 466 :

a) dans le cas d’un intérêt immobilier, pendant douze ans suivant la date de son acquisition;

b) dans le cas d’un prêt, d’un placement ou d’un autre intérêt, pendant cinq ans suivant la date oů il a été fait ou acquis.

Prolongation

(2) Le surintendant peut accorder à une société une ou plusieurs prolongations du délai visé au paragraphe (1) de la durée et aux conditions qu’il estime indiquées.

Exceptions

(3) Le paragraphe (1) ne s’applique pas aux placements et intérêts qui, aux termes des règlements pris en vertu de l’article 467, sont considérés comme des intérêts immobiliers et que la société ou filiale :

a) soit a acquis du fait de la réalisation d’une sûreté garantissant des prêts qui, aux termes des règlements pris en vertu de l’article 467, sont considérés comme des intérêts immobiliers;

b) soit a acquis, dans le cadre de l’article 457, du fait de défauts visés á cet article á l’égard de prêts qui, aux termes des règlements pris en vertu de l’article 467, sont considérés comme des intérêts immobiliers.

1991, ch. 45, art. 460; 1997, ch. 15, art. 392; 2001, ch. 9, art. 550.

Current to May 29, 2023	286	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Commercial Loans	Prêts commerciaux
Sections 461-464	Articles 461-464

Commercial Loans

Lending limit: companies with regulatory capital of $25 million or less

461 Subject to section 462, a company that has twenty-five million dollars or less of regulatory capital shall not, and shall not permit its prescribed subsidiaries to, make or acquire a commercial loan or acquire control of a permitted entity that holds commercial loans if the aggregate value of all commercial loans held by the company and its prescribed subsidiaries exceeds, or the making or acquisition of the commercial loan or acquisition of control of the entity would cause the aggregate value of all commercial loans held by the company and its prescribed subsidiaries to exceed, 5 per cent of the total assets of the company.

1991, c. 45, s. 461; 1999, c. 28, s. 142; 2001, c. 9, s. 550.

Lending limit: regulatory capital over $25 million

462 A company that has twenty-five million dollars or less of regulatory capital that is controlled by a financial institution that has the equivalent of more than twenty-five million dollars of regulatory capital or a company that has more than twenty-five million dollars of regulatory capital may make or acquire commercial loans or acquire control of a permitted entity that holds commercial loans if the aggregate value of all commercial loans held by the company and its prescribed subsidiaries would thereby exceed the limit set out in section 461 only with the prior approval in writing of the Superintendent and in accordance with any terms and conditions that the Superintendent may specify.

1991, c. 45, s. 462; 1999, c. 28, s. 143; 2001, c. 9, s. 550.

Meaning of total assets

463 For the purposes of sections 461 and 462, total assets, in respect of a company, has the meaning given to that expression by the regulations.

1991, c. 45, s. 463; 2001, c. 9, s. 550.

Real Property

Limit on total property interest

464 A company shall not, and shall not permit its prescribed subsidiaries to, purchase or otherwise acquire an interest in real property or make an improvement to any real property in which the company or any of its prescribed subsidiaries has an interest if the aggregate value of all interests of the company in real property exceeds, or the acquisition of the interest or the making of the improvement would cause that aggregate value to exceed

Prêts commerciaux

Capital réglementaire de vingt-cinq millions ou moins

461 Sous réserve de l’article 462, il est interdit á la société dont le capital réglementaire est de vingt-cinq millions de dollars ou moins — et celle-ci doit l’interdire á ses filiales réglementaires — de consentir ou d’acquérir des prêts commerciaux ou d’acquérir le contrôle d’une entité admissible qui détient de tels pręts lorsque le total de la valeur des pręts commerciaux détenus par elle et ses filiales réglementaires excède — ou excéderait de ce fait — cinq pour cent de son actif total.

1991, ch. 45, art. 461; 1999, ch. 28, art. 142; 2001, ch. 9, art. 550.

Capital réglementaire supérieur à vingt-cinq millions

462 La société dont le capital réglementaire est de vingt-cinq millions de dollars ou moins et qui est contrôlée par une institution financière dont le capital réglementaire est équivalent à plus de vingt-cinq millions de dollars ou la société dont le capital réglementaire est supérieur á vingt-cinq millions de dollars peut consentir ou acquérir des prêts commerciaux ou acquérir le contrôle d’une entité admissible qui détient de tels prêts lorsque le total de la valeur des prêts commerciaux détenus par elle et ses filiales réglementaires excéderait de ce fait cinq pour cent de son actif total pourvu qu’elle obtienne l’autorisation préalable écrite du surintendant et se conforme aux conditions que celui-ci peut fixer.

1991, ch. 45, art. 462; 1999, ch. 28, art. 143; 2001, ch. 9, art. 550.

Sens de actif total

463 Pour l’application des articles 461 et 462, actif total s’entend, en ce qui a trait á une société, au sens prévu par les règlements.

1991, ch. 45, art. 463; 2001, ch. 9, art. 550.

Placements immobiliers

Limite relative aux intérêts immobiliers

464 Il est interdit à la société — et celle-ci doit l’interdire á ses filiales réglementaires — soit d’acquérir un intérêt immobilier, soit de faire des améliorations á un bien immeuble dans lequel elle-même ou l’une de ses filiales réglementaires a un intérêt, si la valeur globale de l’ensemble des intérêts immobiliers qu’elle détient excède —ou excéderait de ce fait — le pourcentage réglementaire du capital réglementaire de la société.

1991, ch. 45, art. 464; 2001, ch. 9, art. 550.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Real Property	Placements immobiliers
Sections 464-466	Articles 464-466

the prescribed percentage of the regulatory capital of the company.

1991, c. 45, s. 464; 2001, c. 9, s. 550.

Equities

Limits on equity acquisitions

465 A company shall not, and shall not permit its prescribed subsidiaries to,

(a) purchase or otherwise acquire any participating shares of any body corporate or any ownership interests in any unincorporated entity, other than those of a permitted entity in which the company has, or by virtue of the acquisition would have, a substantial investment, or

(b) acquire control of an entity that holds shares or ownership interests referred to in paragraph (a), if the aggregate value of

(c) all participating shares, excluding participating shares of permitted entities in which the company has a substantial investment, and

(d) all ownership interests in unincorporated entities, other than ownership interests in permitted entities in which the company has a substantial investment, beneficially owned by the company and its prescribed subsidiaries exceeds, or the purchase or acquisition would cause that aggregate value to exceed, the prescribed percentage of the regulatory capital of the company.

1991, c. 45, s. 465; 2001, c. 9, s. 550.

Aggregate Limit

Aggregate limit

466 A company shall not, and shall not permit its prescribed subsidiaries to,

(a) purchase or otherwise acquire

(i) participating shares of a body corporate, other than those of a permitted entity in which the company has, or by virtue of the acquisition would have, a substantial investment,

(ii) ownership interests in an unincorporated entity, other than ownership interests in a permitted entity in which the company has, or by virtue of the acquisition would have, a substantial investment, or

Capitaux propres

Limites relatives á l’acquisition d’actions

465 Il est interdit á la société — et celle-ci doit l’interdire à ses filiales réglementaires — de procéder aux opérations suivantes si la valeur globale des actions participantes, á l’exception des actions participantes des entités admissibles dans lesquelles elle détient un intérêt de groupe financier, et des titres de participation dans des entités non constituées en personne morale, á l’exception des titres de participation dans des entités admissibles dans lesquelles la société détient un intérêt de groupe financier, détenus par celle-ci et ses filiales réglementaires á titre de véritable propriétaire excède — ou excéderait de ce fait — le pourcentage réglementaire du capital réglementaire de la société :

a) acquisition des actions participantes d’une personne morale ou des titres de participation d’une entité non constituée en personne morale, á l’exception de l’entité admissible dans laquelle elle détient — ou dé-tiendrait de ce fait — un intérêt de groupe financier;

b) prise de contrôle d’une entité qui détient des actions ou des titres de participation visés á l’alinéa a).

1991, ch. 45, art. 465; 2001, ch. 9, art. 550.

Limite globale

Limite globale

466 Il est interdit à la société — et celle-ci doit l’interdire à ses filiales réglementaires — de procéder aux opérations suivantes si la valeur globale de l’ensemble des actions participantes et des titres de participation visés aux sous-alinéas a)(i) et (ii) que détiennent á titre de véritable propriétaire la société et ses filiales réglementaires ainsi que des intérêts immobiliers de la société visés au sous-alinéa a)(iii) excède — ou excéderait de ce fait — le pourcentage réglementaire du capital réglementaire de la société :

a) acquisition :

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Aggregate Limit	Limite globale
Sections 466-468	Articles 466-468

(iii) interests in real property, or

(b) make an improvement to real property in which the company or any of its prescribed subsidiaries has an interest if the aggregate value of

(c) all participating shares and ownership interests referred to in subparagraphs (a)(i) and (ii) that are beneficially owned by the company and its prescribed subsidiaries,

and

(d) all interests of the company in real property referred to in subparagraph (a)(iii)

exceeds, or the acquisition or the making of the improvement would cause that aggregate value to exceed, the prescribed percentage of the regulatory capital of the company.

1991, c. 45, s. 466; 1997, c. 15, s. 393; 2001, c. 9, s. 550.

Miscellaneous

Regulations

467 For the purposes of this Part, the Governor in Council may make regulations

(a) defining the interests of a company in real property;

(b) determining the method of valuing those interests; or

(c) exempting classes of companies from the application of sections 464, 465 and 466.

1991, c. 45, s. 467; 1997, c. 15, s. 394; 2001, c. 9, s. 550.

Divestment order

468 (1) The Superintendent may, by order, direct a company to dispose of, within any period that the Superintendent considers reasonable, any loan, investment or interest made or acquired in contravention of this Part.

Divestment order

(2) If, in the opinion of the Superintendent,

(a) an investment by a company or any entity it controls in shares of a body corporate or in ownership interests in an unincorporated entity enables the company to control the body corporate or the unincorporated entity, or

(i) des actions participantes d’une personne morale, á l’exception de l’entité admissible danslaquelle elle détient — ou détiendrait de ce fait — un intérêt de groupe financier,

(ii) des titres de participation dans une entité non constituée en personne morale, á l’exception des titres de participation dans une entité admissible dans laquelle elle détient — ou détiendrait de ce fait — un intérêt de groupe financier,

(iii) des intérêts immobiliers;

b) améliorations d’un immeuble dans lequel elle-même ou l’une de ses filiales réglementaires a un intérêt.

1991, ch. 45, art. 466; 1997, ch. 15, art. 393; 2001, ch. 9, art. 550.

Divers

Règlements

467 Pour l’application de la présente partie, le gouverneur en conseil peut, par règlement :

a) définir les intérêts immobiliers de la société;

b) déterminer le mode de calcul de la valeur de ces intérêts;

c) exempter certaines catégories de sociétés de l’application des articles 464, 465 et 466.

1991, ch. 45, art. 467; 1997, ch. 15, art. 394; 2001, ch. 9, art. 550.

Ordonnance de dessaisissement

468 (1) Le surintendant peut, par ordonnance, exiger que la société se départisse, dans le délai qu’il estime convenable, de tout prêt ou placement effectué, ou intérêt acquis, en contravention avec la présente partie.

Ordonnance de dessaisissement

(2) Le surintendant peut, par ordonnance, obliger la société á prendre, dans le délai qu’il juge acceptable, les mesures nécessaires pour qu’elle se départisse du contrôle d’une personne morale ou d’une entité non constituée en personne morale ou du droit de veto ou d’obstruction selon qu’il estime que, selon le cas :

a) le placement effectué par la société, ou une entité qu’elle contrôle, dans les actions d’une personne morale ou dans les titres de participation d’une entité non

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Miscellaneous	Divers
Sections 468-469	Articles 468-469

(b) the company or any entity it controls has entered into an arrangement whereby it or its nominee may veto any proposal put before

(i) the board of directors of a body corporate, or

(ii) a similar group or committee of an unincorporated entity,

or whereby no proposal may be approved except with the consent of the company, the entity it controls or the nominee, the Superintendent may, by order, require the company, within any period that the Superintendent considers reasonable, to do all things necessary to ensure that the company no longer controls the body corporate or unincorporated entity or has the ability to veto or otherwise defeat any proposal referred to in paragraph (b).

Divestment order

(3) If

(a) a company

(i) fails to provide or obtain within a reasonable time the undertakings referred to in subsection 455(1), (2) or (4), or

(ii) is in default of an undertaking referred to in subsection 455(1) or (2) and the default is not remedied within ninety days after the day of receipt by the company of a notice from the Superintendent of the default, or

(b) a permitted entity referred to in subsection 455(4) is in default of an undertaking referred to in that subsection and the default is not remedied within ninety days after the day of receipt by the company of a notice from the Superintendent of the default, the Superintendent may, by order, require the company, within any period that the Superintendent considers reasonable, to do all things necessary to ensure that the company no longer has a substantial investment in the entity to which the undertaking relates.

Exception

(4) Subsection (2) does not apply in respect of an entity in which a company has a substantial investment permitted by this Part.

1991, c. 45, s. 468; 2001, c. 9, s. 550.

Deemed temporary investment

469 If a company controls or has a substantial investment in an entity as permitted by this Part and the company becomes aware of a change in the business or constituée en personne morale lui en confère le contrôle;

b) la société ou une entité qu’elle contrôle est partie á une entente permettant á elle ou á son délégué soit d’opposer son veto á toute proposition soumise au conseil d’administration d’une personne morale ou á un groupe similaire ou comité d’une entité non consti-tuée en personne morale, soit d’en subordonner l’ap-probation á son propre consentement ou á celui de l’entité ou du délégué.

Ordonnance de dessaisissement

(3) Le surintendant peut, par ordonnance, obliger la so-ciété à prendre, dans le délai qu’il juge acceptable, les mesures nécessaires pour qu’elle se départisse de l’intérêt de groupe financier qu’elle détient dans une entité dans les cas suivants:

a) elle omet de donner ou d’obtenir dans un délai acceptable les engagements visés aux paragraphes 455(1), (2) ou (4);

b) elle ne se conforme pas aux engagements visés aux paragraphes 455(1) ou (2) et ne remédie pas à l’inobservation dans les quatre-vingt-dix jours de la date de réception de l’avis du surintendant relatif à l’inobser-vation;

c) une entité admissible visée au paragraphe 455(4) ne se conforme pas à l’engagement visé à ce paragraphe et ne remédie pas à l’inobservation dans les quatre-vingt-dix jours de la date de réception de l’avis du surintendant relatif à l’inobservation.

Exception

(4) Le paragraphe (2) ne s’applique pas à l’entité dans laquelle la société détient un intérêt de groupe financier autorisé au titre de la présente partie.

1991, ch. 45, art. 468; 2001, ch. 9, art. 550.

Placements réputés provisoires

469 Dans le cas oů elle contrôle une entité ou détient un intérét de groupe financier dans celle-ci en conformité avec la présente partie et qu’elle constate dans l’activité

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART IX Investments	PARTIE IX Placements
Miscellaneous	Divers
Sections 469-470	Articles 469-470

affairs of the entity that, if the change had taken place before the acquisition of control or of the substantial investment, would have caused the entity not to be a permitted entity or would have been such that approval for the acquisition would have been required under subsection 453(5) or (6), the company is deemed to have acquired, on the day the company becomes aware of the change, a temporary investment in respect of which section 456 applies.

1991, c. 45, s. 469; 1997, c. 15, s. 395; 2001, c. 9, s. 550.

Asset transactions

470 (1) A company shall not, and shall not permit its subsidiaries to, without the approval of the Superintendent, acquire assets from a person or transfer assets to a person if

A + B > C

where

A	is the value of the assets;

B	is the total value of all assets that the company and its subsidiaries acquired from or transferred to that person in the twelve months ending immediately before the acquisition or transfer; and

C	is ten per cent of the total value of the assets of the company, as shown in the last annual statement of the company prepared before the acquisition or transfer.

Approval of series of transactions

(1.1) The Superintendent may, for the purposes of subsection (1), approve a transaction or series of transactions relating to the acquisition or transfer of assets that may be entered into with a person, or with persons of any class of persons, regardless of whether those persons are known at the time of the granting of the approval or not.

Exceptions

(2) Subsection (1) does not apply in respect of

(a) an asset that is a debt obligation referred to in subparagraphs (b)(i) to (v) of the definition commercial loan in subsection 449(1);

(b) assets acquired or transferred under a transaction or series of transactions by the company with another financial institution as a result of the company’s participation in one or more syndicated loans with that financial institution;

(c) assets purchased or sold under a sale agreement that is approved by the Minister under section 241;

commerciale ou les affaires internes de l’entité un changement qui, s’il était survenu antérieurement à l’acquisition du contrôle ou de l’intérêt, aurait fait en sorte qu’un agrément aurait été nécessaire pour l’acquisition du contrôle ou de l’intérêt en vertu des paragraphes 453(5) ou (6) ou que l’entité aurait cessé d’être admissible, la société est réputée avoir effectué le placement provisoire auquel l’article 456 s’applique le jour même où elle apprend le changement.

1991, ch. 45, art. 469; 1997, ch. 15, art. 395; 2001, ch. 9, art. 550.

Opérations sur l’actif

470 (1) Il est interdit à la société — et celle-ci doit l’interdire à ses filiales — sans l’agrément du surintendant, d’acquérir des éléments d’actif auprès d’une personne ou de céder des éléments d’actif à une personne si:

A + B > C

où :

A	représente la valeur des éléments d’actif;

B

la valeur de tous les éléments d’actif que la société et ses filiales ont acquis auprès de cette personne ou cédés à celle-ci pendant la période de douze mois précédant la date d’acquisition ou de cession;

C	dix pour cent de la valeur totale de l’actif de la société figurant dans le dernier rapport annuel établi avant la date d’acquisition ou de cession.

Agrément dans le cadre d’une ou de plusieurs opérations

(1.1) Le surintendant peut, pour l’application du paragraphe (1), agréer une opération ou une série d’opérations liée à l’acquisition ou à la cession d’éléments d’actif pouvant être conclue avec une personne ou avec plu-sieurs personnes faisant partie d’une catégorie détermi-née, qu’elles soient connues ou non au moment de l’oc-troi de l’agrément.

Exceptions

(2) Le paragraphe (1) ne s’applique pas :

a) aux éléments d’actif qui consistent en titres de créance visés aux sous-alinéas b)(i) à (v) de la définition de prêt commercial au paragraphe 449(1);

b) aux éléments d’actif acquis ou cédés dans le cadred’une opération ou d’une série d’opérations intervenue entre la société et une autre institution financičre á la suite de la participation de la société et de l’institution á la syndication de pręts;

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PART IX Investments	PARTIE IX Placements
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(d) shares of, or ownership interests in, an entity for which the approval of the Minister under Part VII or subsection 453(5) is required or the approval of the Superintendent under subsection 453(6) is required;

(e) assets that are acquired or transferred under a transaction that has been approved by the Minister under subsection 678(1) of the Bank Act or subsection 715(1) of the Insurance Companies Act;

(f) assets, other than real property, acquired or disposed of under an arrangement that has been approved by the Superintendent under subsection 482(3); or

(g) assets acquired or disposed of with the approval of the Superintendent under subsection 482(4).

(3) [Repealed, 2007, c. 6, s. 374]

Value of assets

(4) For the purposes of “A” in subsection (1), the value of the assets is

(a) in the case of assets that are acquired, the purchase price of the assets or, if the assets are shares of, or ownership interests in, an entity the assets of which will be included in the annual statement of the company after the acquisition, the fair market value of the assets; and

(b) in the case of assets that are transferred, the value of the assets as reported in the last annual statement of the company prepared before the transfer or, if the value of the assets is not reported in that annual statement, the value of the assets as it would be reported in the annual statement of the company if the annual statement had been prepared, in accordance with the accounting principles referred to in subsection 313(4), immediately before the transfer.

Total value of all assets

(5) For the purposes of subsection (1), the total value of all assets that the company or any of its subsidiaries has acquired during the period of twelve months referred to in subsection (1) is the purchase price of the assets or, if the assets are shares of, or ownership interests in, an entity the assets of which immediately after the acquisition were included in the annual statement of the company,

c) aux éléments d’actif achetés ou vendus dans le cadre d’une convention de vente approuvée par le ministre en vertu de l’article 241;

d) aux actions ou aux titres de participation d’une entité dans un cas oů l’agrément du ministre est requis dans le cadre de la partie VII ou du paragraphe 453(5) ou dans un cas oů l’agrément du surintendant est requis dans le cadre du paragraphe 453(6);

e) aux éléments d’actif acquis ou cédés dans le cadre d’une opération approuvée par le ministre en vertu du paragraphe 678(1) de la Loi sur les banques ou du paragraphe 715(1) de la Loi sur les sociétés d’assurances;

f) aux éléments d’actif, autres que des biens immeubles, acquis ou aliénés conformément á des arrangements approuvés par le surintendant dans le cadre du paragraphe 482(3);

g) aux éléments d’actif acquis ou aliénés avec l’agrément du surintendant dans le cadre du paragraphe 482(4).

(3) [Abrogé, 2007, ch. 6, art. 374]

Calcul de la valeur des éléments d’actif

(4) Pour le calcul de l’élément A de la formule figurant au paragraphe (1), la valeur des éléments d’actif est :

a) dans le cas oů les éléments sont acquis, leur prix d’achat ou, s’il s’agit d’actions ou de titres de participation d’une entité dont les éléments d’actif figureront au rapport annuel de la société aprčs l’acquisition, la juste valeur marchande de ces éléments d’actif;

b) dans le cas oů les éléments sont cédés, la valeur des éléments qui est visée au dernier rapport annuel de la société établi avant la cession ou, si la valeur n’est pas visée á ce rapport, la valeur qui serait visée au dernier rapport si celui-ci avait été établi avant la cession selon les principes comptables visés au paragraphe 313(4).

Sens de valeur de tous les éléments d’actif

(5) Pour l’application du paragraphe (1), la valeur de tous les éléments d’actif acquis par une société et ses filiales au cours de la période de douze mois visée au paragraphe (1) est leur prix d’achat ou, s’il s’agit d’actions ou de titres de participation d’une entité dont les éléments d’actif figureront au rapport annuel de la société aprčs l’acquisition, la juste valeur marchande de ces éléments d’actif à la date d’acquisition.

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the fair market value of the assets of the entity at the date of the acquisition.

Total value of all assets

(6) For the purposes of subsection (1), the total value of all assets that the company or any of its subsidiaries has transferred during the 12-month period referred to in subsection (1) is the total of the value of each of those assets as reported in the last annual statement of the company prepared before the transfer of the asset or, if the value of any of those assets is not reported in that annual statement, as it would be reported in the annual statement of the company if the annual statement had been prepared, in accordance with the accounting principles referred to in subsection 313(4), immediately before the transfer of the asset.

1991, c. 45, s. 470; 1997, c. 15, s. 396; 2001, c. 9, s. 550; 2007, c. 6, s. 374.

Transitional

471 Nothing in this Part requires

(a) the termination of a loan made before February 7, 2001;

(b) the termination of a loan made after that date as a result of a commitment made before that date;

(c) the disposal of an investment made before that date; or

(d) the disposal of an investment made after that date as a result of a commitment made before that date.

But if the loan or investment would be precluded or limited by this Part, the amount of the loan or investment may not, except as provided in subsections 456(2), 457(3) and 458(3), be increased after that date.

1991, c. 45, s. 471; 2001, c. 9, s. 550.

Saving

472 A loan or investment referred to in section 471 is deemed not to be prohibited by the provisions of this Part.

PART X

Adequacy of Capital and Liquidity

Adequacy of capital and liquidity

473 (1) A company shall, in relation to its operations, maintain

Valeur de tous les éléments d’actif

(6) Pour l’application du paragraphe (1), la valeur de tous les éléments d’actif cédés par une société et ses filiales au cours de la période de douze mois visée au paragraphe (1) est le total de la valeur de chacun de ces élé-ments qui est visée au dernier rapport annuel de la société établi avant la cession de l’élément ou, si elle n’est pas visée á ce rapport, qui serait visée au dernier rapport si celui-ci avait été établi avant la cession selon les principes comptables visés au paragraphe 313(4).

1991, ch. 45, art. 470; 1997, ch. 15, art. 396; 2001, ch. 9, art. 550; 2007, ch. 6, art. 374.

Dispositions transitoires

471 La présente partie n’a pas pour effet d’entraîner :

a) l’annulation d’un prêt consenti avant le 7 février 2001;

b) l’annulation d’un prêt consenti après cette date mais résultant d’un engagement de prêt pris avant cette date;

c) l’obligation de disposer d’un placement fait avant cette date;

d) l’obligation de disposer d’un placement fait après cette date mais résultant d’un engagement pris avant cette date;

cependant, après cette date, le montant du prêt ou du placement qui se trouve être interdit ou limité par la présente partie ne peut être augmenté, sauf disposition contraire des paragraphes 456(2), 457(3) et 458(3).

1991, ch. 45, art. 471; 2001, ch. 9, art. 550.

Non-interdiction

472 Le prêt ou placement visé à l’article 471 est réputé ne pas être interdit par la présente partie.

PARTIE X

Capital et liquidités

Capital et liquidités suffisants

473 (1) La société est tenue de maintenir, pour son fonctionnement, un capital suffisant ainsi que des formes

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Sections 473-473.1	Articles 473-473.1

(a) adequate capital, and

(b) adequate and appropriate forms of liquidity, and shall comply with any regulations in relation thereto.

Regulations and guidelines

(2) The Governor in Council may make regulations and the Superintendent may make guidelines respecting the maintenance by companies of adequate capital and adequate and appropriate forms of liquidity.

Directives

(3) Notwithstanding that a company is complying with regulations or guidelines made under subsection (2), the Superintendent may, by order, direct the company

(a) to increase its capital; or

(b) to provide additional liquidity in such forms and amounts as the Superintendent may require.

Compliance

(4) A company shall comply with an order made under subsection (3) within such time as the Superintendent specifies therein.

Notice of value

(5) Where an appraisal of any asset held by a company or any of its subsidiaries has been made by the Superintendent and the value determined by the Superintendent to be the appropriate value of the asset varies materially from the value placed by the company or subsidiary on the asset, the Superintendent shall send to the company, the auditor of the company and the audit committee of the company a written notice of the appropriate value of the asset as determined by the Superintendent.

1991, c. 45, s. 473; 1996, c. 6, s. 120.

PART XI

Self-dealing

Interpretation and Application

Definition of senior officer

473.1 For the purposes of this Part, a senior officer of a body corporate is a person who is

(a) a director of the body corporate who is a full-time employee of the body corporate;

(b) the chief executive officer, chief operating officer, president, secretary, treasurer, controller, chief de liquidité suffisantes et appropriées, et de se conformer à tous les règlements relatifs à cette exigence.

Règlements et lignes directrices

(2) Le gouverneur en conseil peut prendre des rčglements et le surintendant donner des lignes directrices concernant l’exigence formulée au paragraphe (1).

Ordonnance du surintendant

(3) Même si la société se conforme aux règlements et aux lignes directrices visés au paragraphe (2), le surintendant peut, par ordonnance, lui enjoindre d’augmenter son capital ou de prévoir les formes et montants supplémentaires de liquidité qu’il estime indiqués.

Idem

(4) La société est tenue de se conformer à l’ordonnance visée au paragraphe (3) dans le délai que lui fixe le surintendant.

Avis de la juste valeur

(5) Lorsque la valeur qu’il a déterminée pour un élément de l’actif de la société ou de l’une de ses filiales comme étant sa juste valeur diffčre de façon marquée de celle attribuée par la société ou la filiale, le surintendant la notifie par écrit á la société, á son vérificateur et á son comité de vérification.

1991, ch. 45, art. 473; 1996, ch. 6, art. 120.

PARTIE XI

Opérations avec apparentés

Interprétation et application

Définition de cadre dirigeant

473.1 Pour l’application de la présente partie, cadre dirigeant d’une personne morale s’entend :

a) de l’administrateur de la personne morale qui est un employé de celle-ci;

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Interpretation and Application	Interprétation et application
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financial officer, chief accountant, chief auditor or chief actuary of the body corporate;

(c) a natural person who performs functions for the body corporate similar to those performed by a person referred to in paragraph (b);

(d) the head of the strategic planning unit of the body corporate;

(e) the head of the unit of the body corporate that provides legal services or human resources services to the body corporate; or

(f) any other officer reporting directly to the body corporate’s board of directors, chief executive officer or chief operating officer.

1997, c. 15, s. 397.

Related party of company

474 (1) For the purposes of this Part, a person is a related party of a company where the person

(a) is a person who has a significant interest in a class of shares of the company;

(b) is a director or senior officer of the company or of a body corporate that controls the company or is acting in a similar capacity in respect of an unincorporated entity that controls the company;

(c) is the spouse or common-law partner, or a child who is less than eighteen years of age, of a person described in paragraph (a) or (b);

(d) is an entity that is controlled by a person referred to in any of paragraphs (a) to (c);

(e) is an entity in which a person who controls the company has a substantial investment;

(f) is an entity in which the spouse or common-law partner, or a child who is less than eighteen years of age, of a person who controls the company has a substantial investment; or

(g) is a person, or a member of a class of persons, designated under subsection (3) or (4) as, or deemed under subsection (5) to be, a related party of the company.

(h) [Repealed, 1997, c. 15, s. 398]

b) de la personne exerçant les fonctions de premier dirigeant, de directeur de l’exploitation, de président, de secrétaire, de trésorier, de contrôleur, de directeur financier, de comptable en chef, de vérificateur en chef ou d’actuaire en chef de la personne morale;

c) de toute personne physique exerçant pour la per-sonne morale des fonctions semblables à celles qui sont visées à l’alinéa b);

d) du chef du groupe de planification stratégique de la personne morale;

e) du chef du service juridique ou du service des ressources humaines de la personne morale;

f) de tout autre dirigeant relevant directement du conseil d’administration, du premier dirigeant ou du directeur de l’exploitation de la personne morale.

1997, ch. 15, art. 397.

Apparentés

474 (1) Pour l’application de la présente partie, est apparentée à la société la personne qui, selon le cas :

a) a un intérêt substantiel dans une catégorie d’ac-tions de celle-ci;

b) est un administrateur ou un cadre dirigeant de la société, ou d’une personne morale qui la contrôle, ou exerce des fonctions similaires à l’égard d’une entité non constituée en personne morale qui contrôle la société;

c) est l’époux ou conjoint de fait — ou un enfant de moins de dixhuit ans — d’une des personnes visées aux alinéas a) et b);

d) est une entité contrôlée par une personne visée à l’un des alinéas a) à c);

e) est une entité dans laquelle une personne qui contrôle la société a un intérêt de groupe financier;

f) est une entité dans laquelle l’époux ou conjoint de fait — ou un enfant de moins de dix-huit ans — d’une personne qui contrôle la société a un intérêt de groupe financier;

g) est une personne, ou appartient á une catégorie de personnes, désignée — au titre des paragraphes (3) ou (4) — ou considérée — au titre du paragraphe (5) — comme telle.

h) [Abrogé, 1997, ch. 15, art. 398]

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Interpretation and Application	Interprétation et application
Section 474	Article 474

Exception — subsidiaries and substantial investments of companies

(2) If an entity in which a company has a substantial investment would, but for this subsection, be a related party of the company only because a person who controls the company controls the entity or has a substantial investment in the entity, and the person does not control the entity or have a substantial investment in the entity otherwise than through the person’s controlling interest in the company, the entity is not a related party of the company.

Designated related party

(3) For the purposes of this Part, the Superintendent may, with respect to a particular company, designate as a related party of the company

(a) any person or class of persons whose direct or indirect interest in or relationship with the company or a related party of the company might reasonably be expected to affect the exercise of the best judgment of the company in respect of a transaction; or

(b) any person who is a party to any agreement, commitment or understanding referred to in section 9 if the company referred to in that section is the particular company.

Idem

(4) Where a person is designated as a related party of a company pursuant to subsection (3), the Superintendent may also designate any entity in which the person has a substantial investment and any entity controlled by such an entity to be a related party of the company.

Deemed related party

(5) Where, in contemplation of a person becoming a related party of a company, the company enters into a transaction with the person, the person is deemed for the purposes of this Part to be a related party of the company in respect of that transaction.

Holders of exempted shares

(6) The Superintendent may, by order, designate a class of non-voting shares of a company for the purpose of this subsection. If a class of non-voting shares of a company is so designated, a person is deemed, notwithstanding paragraph (1)(a), not to be a related party of the company if the person would otherwise be a related party of the company only because the person has a significant interest in that class.

Exception — filiales et sociétés avec intérêt de groupe financier

(2) L’entité dans laquelle une société a un intérêt de groupe financier n’est toutefois pas apparentée à la société du seul fait qu’une personne qui contrôle la société contrôle également l’entité ou a dans l’entité un intérêt de groupe financier, pourvu que cette personne n’exerce de contrôle ou n’ait un intérêt de groupe financier que parce qu’elle contrôle la société.

Désignation d’apparentés

(3) Pour l’application de la présente partie, le surintendant peut, à l’égard d’une société donnée, désigner comme apparentée:

a) toute personne ou catégorie de personnes dont l’intéręt direct ou indirect dans la société ou une partie qui lui est apparentée, ou la relation avec elles, est vraisemblablement de nature á influencer l’exercice du jugement de la société concernant une opération;

b) toute personne partie à l’entente, l’accord ou l’engagement prévu á l’article 9 si la société mentionnée à cet article est la société en question.

Idem

(4) Le surintendant peut aussi désigner comme apparen-tées toutes les entités dans lesquelles la personne qu’il a désignée comme apparentée a un intéręt de groupe financier, ainsi que toutes les entités qu’elles contrôlent.

Présomption

(5) La personne avec laquelle la société effectue une opération par laquelle elle lui deviendra apparentée est réputée, pour l’application de la présente partie, lui être apparentée en ce qui touche l’opération.

Exemption

(6) Le surintendant peut, par ordonnance, désigner une catégorie d’actions sans droit de vote pour l’application du présent paragraphe. Le cas échéant, une personne est réputée, par dérogation à l’alinéa (1)a), ne pas être apparentée à la société si elle lui est par ailleurs apparentée en raison uniquement du fait qu’elle détient un intérêt substantiel dans cette catégorie d’actions.

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Determination of substantial investment

(7) For the purpose of determining whether an entity or a person has a substantial investment for the purposes of paragraph (1)(e) or (f), the references to “control” and “controlled” in section 10 shall be construed as references to “control, within the meaning of section 3, determined without regard to paragraph 3(1)(d)” and “controlled, within the meaning of section 3, determined without regard to paragraph 3(1)(d)”, respectively.

Determination of control

(8) For the purposes of paragraph (1)(d), “controlled” means “controlled, within the meaning of section 3, determined without regard to paragraph 3(1)(d)”.

1991, c. 45, s. 474; 1997, c. 15, s. 398; 2000, c. 12, s. 302.

Non-application of Part

475 (1) This Part does not apply in respect of any transaction entered into prior to the coming into force of this Part but, after the coming into force of this Part, any modification of, addition to, or renewal or extension of a prior transaction is subject to this Part.

Idem

(2) This Part does not apply in respect of

(a) money or other assets held in trust, other than guaranteed trust money and assets held in respect thereof;

(b) the issue of shares of any class of shares of a company when fully paid for in money or when issued

(i) in accordance with any provisions for the conversion of other issued and outstanding securities of the company into shares of that class of shares,

(ii) as a share dividend,

(iii) in exchange for shares of a body corporate that has been continued as a company under Part III,

(iv) in accordance with the terms of an amalgamation under Part VI,

(v) by way of consideration in accordance with the terms of a sale agreement under Part VI, or

(vi) with the approval in writing of the Superintendent, in exchange for shares of another body corporate;

(c) the payment of dividends by a company;

(d) transactions that consist of the payment or provision by a company to persons who are related parties

Intérêt de groupe financier

(7) Lorsqu’il s’agit de déterminer si une personne ou une entité détient un intérêt de groupe financier pour l’application des alinéas (1)e) ou f), la mention de « contrôle » à l’article 10 vaut mention de « contrôle », au sens de l’article 3, abstraction faite de l’alinéa 3(1)d).

Contrôle

(8) Pour l’application de l’alinéa (1)d), « contrôlée » s’entend au sens de l’article 3, abstraction faite de l’alinéa 3(1)d).

1991, ch. 45, art. 474; 1997, ch. 15, art. 398; 2000, ch. 12, art. 302.

Cas de non-application

475 (1) La présente partie ne vise pas les opérations antérieures à son entrée en vigueur; elle s’applique toutefois à leurs modifications, adjonctions, renouvellements ou prorogations postérieures à celle-ci.

Idem

(2) La présente partie ne s’applique pas :

a) aux fonds ou autres éléments d’actif détenus en fiducie, à l’exception des fonds en fiducie garantie ou éléments d’actif détenus à leur égard;

b) à l’émission par la société d’actions de toute caté-gorie si celles-ci ont été totalement libérées en numéraire ou si l’émission a été effectuée, selon le cas :

(i) conformément aux dispositions prévoyant la conversion d’autres valeurs mobiličres émises et en circulation en actions de cette catégorie,

(ii) à titre de dividende,

(iii) en échange d’actions d’une personne morale prorogée comme société sous le régime de la partie III,

(iv) conformément aux modalités d’une fusion réalisée dans le cadre de la partie VI,

(v) à titre de contrepartie, conformément aux conditions énoncées dans un contrat de vente conclu aux termes de la partie VI,

(vi) avec l’agrément écrit du surintendant, en échange d’actions d’une autre personne morale;

c) au paiement de dividendes par la société;

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of the company of salaries, fees, stock options, pension benefits, incentive benefits or other benefits or remuneration in their capacity as directors, officers or employees of the company;

(e) transactions approved by the Minister under subsection 678(1) of the Bank Act or subsection 715(1) of the Insurance Companies Act; or

(f) if a company is controlled by a widely held bank holding company or a widely held insurance holding company, transactions approved by the Superintendent that are entered as part of, or in the course of, a restructuring of the holding company or of any entity controlled by it.

Exception

(3) Nothing in paragraph (2)(d) exempts from the application of this Part the payment by a company of fees or other remuneration to a person for

(a) the provision of services referred to in paragraph 483(1)(a); or

(b) duties outside the ordinary course of business of the company.

Exception for holding body corporate

(4) A holding body corporate of a company is not a related party of a company if the holding body corporate is a Canadian financial institution that is referred to in any of paragraphs (a) to (d) of the definition “financial institution” in section 2.

Substantial investment — related party exception

(5) Where a holding body corporate of a company is, because of subsection (4), not a related party of the company, any entity in which the holding body corporate has a substantial investment is not a related party of the company if no related party of the company has a substantial investment in the entity otherwise than through the control of the holding body corporate.

1991, c. 45, s. 475, c. 48, s. 493; 1997, c. 15, s. 399; 2001, c. 9, s. 551.

Meaning of “transaction”

476 (1) For the purposes of this Part, entering into a transaction with a related party of a company includes

(a) making a guarantee on behalf of the related party;

(b) making an investment in any securities of the related party;

d) aux opérations consistant en le paiement ou la remise par la société à des apparentés de salaires, d’honoraires, de prestations de retraite, d’options de souscription à des actions, de primes d’encouragement ou de tout autre avantage ou rémunération à titre d’administrateurs, de dirigeants ou d’employés de la société;

e) aux opérations approuvées par le ministre dans le cadre du paragraphe 678(1) de la Loi sur les banques ou du paragraphe 715(1) de la Loi sur les sociétés d’assurances;

f) si la société est contrôlée par une société de portefeuille bancaire ou une société de portefeuille d’assurances à participation multiple, aux opérations approuvées par le surintendant qui sont conclues dans le cadre d’une restructuration de la société de portefeuille ou d’une entité qu’elle contrôle.

Exception

(3) L’alinéa (2)d) n’a pas pour effet de soustraire à l’application de la présente partie la rémunération :

a) pour la prestation de services dans le cas visé à l’alinéa 483(1)a);

b) pour les fonctions accomplies en dehors du cadre normal de l’activité commerciale de la société.

Société mère — exception

(4) La société mčre de la société n’est pas apparentée á celle-ci si la société mčre est une institution financičre canadienne visée aux alinéas a) á d) de la définition de « institution financičre » á l’article 2.

Exception

(5) Dans les cas où, en raison du paragraphe (4), une société mère n’est pas apparentée à la société, l’entité dans laquelle une société mère a un intérêt de groupe financier n’est pas apparentée à la société si aucun apparenté de la société n’a un intérêt de groupe financier dans l’entité autrement que par l’effet du contrôle de la société mère.

1991, ch. 45, art. 475, ch. 48, art. 493; 1997, ch. 15, art. 399; 2001, ch. 9, art. 551.

Sens de opération

476 (1) Pour l’application de la présente partie, sont assimilés à une opération avec un apparenté :

a) la garantie consentie en son nom;

b) le placement effectué dans ses valeurs mobilières;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Interpretation and Application	Interprétation et application
Sections 476-477	Articles 476-477

(c) taking an assignment of or otherwise acquiring a loan made by a third party to the related party; and

(d) taking a security interest in the securities of the related party.

Interpretation

(2) For the purposes of this Part, the fulfilment of an obligation under the terms of any transaction, including the payment of interest on a loan or deposit, is part of the transaction, and not a separate transaction.

Meaning of loan

(3) For the purposes of this Part, loan includes a deposit, a financial lease, a conditional sales contract, a repurchase agreement and any other similar arrangement for obtaining funds or credit, but does not include investments in securities or the making of an acceptance, endorsement or other guarantee.

Security of a related party

(4) For the purposes of this Part, security of a related party includes an option, transferable by delivery, to demand delivery of a specified number or amount of shares of the related party at a fixed price within a specified time.

1991, c. 45, s. 476; 2007, c. 6, s. 375.

Prohibited Related Party Transactions

Prohibited transactions

477 (1) Except as provided in this Part, a company shall not, directly or indirectly, enter into any transaction with a related party of the company.

Transaction of entity

(2) Without limiting the generality of subsection (1), a company is deemed to have indirectly entered into a transaction in respect of which this Part applies where the transaction is entered into by an entity that is controlled by the company.

Exception

(3) Subsection (2) does not apply where an entity that is controlled by a company is a financial institution incorporated or formed under the laws of a province and is subject to regulation and supervision, satisfactory to the Minister, regarding transactions with related parties of the company.

c) l’acquisition, notamment par cession, d’un prêt consenti à celui-ci par un tiers;

d) la constitution d’une sûreté sur ses valeurs mobilières.

Interprétation

(2) Pour l’application de la présente partie, l’exécution d’une obligation liée à une opération, y compris le paiement d’intérêts sur un pręt ou un dépôt, fait partie de celle-ci et ne constitue pas une opération distincte.

Sens de prêt

(3) Pour l’application de la présente partie, sont assimilés á un pręt, le dépôt, le crédit-bail, le contrat de vente conditionnelle, la convention de rachat et toute autre entente similaire en vue d’obtenir des fonds ou du crédit, à l’exception du placement dans des valeurs mobiličres et de la signature d’une acceptation, d’un endossement ou d’une autre garantie.

Titre ou valeur mobilière d’un apparenté

(4) Pour l’application de la présente partie, est assimilée à un titre ou à une valeur mobiličre d’un apparenté une option négociable par tradition ou transfert qui permet d’exiger la livraison d’un nombre précis d’actions à un prix et dans un délai déterminés.

1991, ch. 45, art. 476; 2007, ch. 6, art. 375.

Opérations interdites

Opérations interdites

477 (1) Sauf disposition contraire de la présente partie, il est interdit à la société d’effectuer une opération avec un apparenté, que ce soit directement ou indirectement.

Présomption

(2) Il est entendu que la société est réputée avoir indirectement effectué une opération régie par la présente partie si l’opération a été effectuée par une entité contrôlée par elle.

Exception

(3) Le paragraphe (2) ne s’applique pas à l’entité, contrôlée par la société, qui est une institution financičre constituée en personne morale ou formée sous le régime d’une loi provinciale et qui est assujettie á une réglementation et á une supervision, en matičre d’opérations avec les apparentés, que le ministre juge satisfaisantes.

Current to May 29, 2023	299	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Prohibited Related Party Transactions	Opérations interdites
Sections 477-482	Articles 477-482

Idem

(4) Subsection (2) does not apply in respect of transactions entered into by an entity that is controlled by a company if the transaction is a prescribed transaction or is one of a class of prescribed transactions.

Permitted Related Party Transactions

Nominal value transactions

478 Notwithstanding anything in this Part, a company may enter into a transaction with a related party of the company if the value of the transaction is nominal or immaterial to the company when measured by criteria that have been established by the conduct review committee of the company and approved in writing by the Superintendent.

Secured loans

479 A company may make a loan to or a guarantee on behalf of a related party of the company or take an assignment of or otherwise acquire a loan to a related party of the company if

(a) the loan or guarantee is fully secured by securities of or guaranteed by the Government of Canada or the government of a province; or

(b) the loan is a loan permitted by section 418 made to a related party who is a natural person on the security of a mortgage of the principal residence of that related party.

Deposits

480 A company may enter into a transaction with a related party of the company if the transaction consists of a deposit by the company with a financial institution that is a direct clearer or a member of a clearing group under the by-laws of the Canadian Payments Association and the deposit is made for clearing purposes.

Borrowing, etc., from related party

481 A company may borrow money from, take deposits from, or issue debt obligations to, a related party of the company.

Acquisition of assets

482 (1) A company may purchase or otherwise acquire from a related party of the company

(a) securities of, or securities guaranteed by, the Government of Canada or the government of a province;

Idem

(4) Le paragraphe (2) ne s’applique pas aux opérations qui sont prévues par réglement ou appartiennent à une catégorie réglementaire.

Opérations permises

Opérations à valeur peu importante

478 Par dérogation aux autres dispositions de la présente partie, est permise toute opération ayant une valeur peu importante selon les critéres d’évaluation établis par le comité de révision de la société et agréés par écrit par le surintendant.

Prêts garantis

479 La société peut consentir un prêt à un apparenté ou acquérir un prêt, notamment par cession, consenti à ce dernier ou consentir une garantie en son nom, si :

a) le prêt ou la garantie est entičrement garanti par soit des titres du gouvernement du Canada ou d’une province, soit des titres garantis par lui;

b) le prêt est autorisé au titre de l’article 418 et est consenti à un apparenté qui est une personne physique contre la garantie d’une hypothčque sur sa résidence principale.

Dépôts

480 Est également permise l’opération consistant en un dépôt effectué, pour compensation, par la société auprès d’une institution financière qui est un adhérent ou un membre d’un groupe de compensation aux termes des règlements administratifs de l’Association canadienne des paiements.

Emprunt auprès d’un apparenté

481 La société peut emprunter de l’argent à un apparenté, en recevoir des dépôts ou lui émettre des titres de créance.

Acquisition d’éléments d’actif

482 (1) La société peut acquérir d’un apparenté des titres du gouvernement du Canada ou d’une province ou des titres garantis par lui, ou des éléments d’actif entièrement garantis par de tels titres, ou encore des produits utilisés dans le cadre normal de son activité commerciale.

Current to May 29, 2023	300	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Sections 482-483	Articles 482-483

(b) assets fully secured by securities of, or securities guaranteed by, the Government of Canada or the government of a province; or

(c) goods for use in the ordinary course of business.

Sale of assets

(2) Subject to section 470, a company may sell any assets of the company to a related party of the company if

(a) the consideration for the assets is fully paid in money; and

(b) there is an active market for those assets.

Asset transactions with financial institutions

(3) Notwithstanding any of the provisions of subsections (1) and (2), a company may, in the normal course of business and pursuant to arrangements that have been approved by the Superintendent in writing, acquire or dispose of any assets, other than real property, from or to a related party of the company that is a financial institution.

Asset transactions in restructuring

(4) Notwithstanding any of the provisions of subsections (1) and (2), a company may acquire any assets from, or dispose of any assets to, a related party of the company as part of, or in the course of, a restructuring, if the acquisition or disposition has been approved in writing by the Superintendent.

Goods or space for use in business

(5) A company may lease assets

(a) from a related party of the company for use in the ordinary course of business of the company, or

(b) to a related party of the company, if the lease payments are made in money.

Approval under section 241

(6) A company may acquire any assets from, or dispose of any assets to, a related party of the company under a sale agreement that is approved by the Minister under section 241.

1991, c. 45, s. 482; 2007, c. 6, s. 376.

Services

483 (1) A company may enter into a transaction with a related party of the company if the transaction

Vente d’éléments d’actif

(2) Sous réserve de l’article 470, la société peut vendre des éléments d’actif à un apparenté dans les cas suivants :

a) la contrepartie est entièrement payée en argent;

b) il existe pour ces éléments d’actif un marché actif.

Opérations effectuées avec des institutions financières

(3) La société peut, par dérogation aux paragraphes (1) et (2), dans le cadre normal de son activité commerciale et conformément á des arrangements approuvés par écrit par le surintendant, acquérir des éléments d’actif, autres que des biens immeubles, d’un apparenté qui est une institution financiére ou les aliéner en sa faveur.

Opérations dans le cadre d’une restructuration

(4) Par dérogation aux paragraphes (1) et (2), dans le cadre d’une restructuration, la société peut, avec l’agrément écrit du surintendant, acquérir des éléments d’actif d’un apparenté ou les aliéner en sa faveur.

Location de produits ou locaux

(5) Si la contrepartie est payée en argent, la société peut :

a) soit prendre à bail d’un apparenté des éléments d’actif qu’elle utilise dans le cadre normal de son acti-vité commerciale;

b) soit lui donner à bail des éléments d’actif.

Approbation : article 241

(6) Une société peut acquérir des éléments d’actif d’un apparenté ou les aliéner en sa faveur dans le cadre d’une convention de vente approuvée par le ministre en vertu de l’article 241.

1991, ch. 45, art. 482; 2007, ch. 6, art. 376.

Services

483 (1) Est également permise toute opération entre la société et un apparenté qui consiste en :

Current to May 29, 2023	301	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Section 483	Article 483

(a) subject to subsection (2), consists of a written contract for the purchase by the company of services used in the ordinary course of business;

(b) subject to subsection (4), involves the provision by the company of services, other than loans or guarantees, normally offered to the public by the company in the ordinary course of business;

(c) consists of a written contract with a financial institution or an entity in which the company is permitted to have a substantial investment pursuant to section 453 that is a related party of the company

(i) for the networking of any services provided by the company or the financial institution or entity, or

(ii) for the referral of any person by the company to the financial institution or entity, or for the referral of any person by the financial institution or entity to the company;

(d) consists of a written contract for such pension or benefit plans or their management or administration as are incidental to directorships or to the employment of officers or employees of the company or its subsidiaries; or

(e) involves the provision by the company of management, advisory, accounting, information processing or other services in relation to any business of the related party.

Order concerning management by employees

(2) Where a company has entered into a contract pursuant to paragraph (1)(a) and the contract, when taken together with all other such contracts entered into by the company, results in all or substantially all of the management functions of the company being exercised by persons who are not employees of the company, the Superintendent may, by order, if the Superintendent considers that result to be inappropriate, require the company, within such time as may be specified in the order, to take all steps necessary to ensure that management functions that are integral to the carrying on of business by the company are exercised by employees of the company to the extent specified in the order.

Exception

(3) Despite subsection 477(2), a company is deemed not to have indirectly entered into a transaction in respect of which this Part applies if the transaction is entered into by an entity that is controlled by the company and the business of which is limited to the activity referred to in

a) un contrat écrit pour l’achat par elle de services utilisés dans le cadre normal de son activité commerciale, sous réserve du paragraphe (2);

b) sous réserve du paragraphe (4), la prestation par elle de services, à l’exception des prêts ou garanties, habituellement offerts au public par la société dans le cadre normal de son activité commerciale;

c) un contrat écrit avec une institution financière ou une entité dans laquelle elle est autorisée à détenir un intérêt de groupe financier en vertu de l’article 453 en vue :

(i) d’offrir le réseau des services fournis par la société ou l’institution financière ou l’entité,

(ii) du renvoi d’une personne soit par la société á l’institution financičre ou à l’entité, soit par l’institution financičre ou l’entité à la société;

d) un contrat écrit en vue de régimes de retraite ou d’autres avantages liés aux fonctions d’administrateur ou à l’emploi des dirigeants et employés de la société et de ses filiales, ainsi que leur gestion ou mise en œuvre;

e) la prestation de services par la société à l’égard de l’activité de l’apparenté, notamment de services de gestion, de conseil, de comptabilité ou de traitement des données.

Ordonnance du surintendant concernant la gestion par les employés

(2) Si la société a conclu un contrat conformément à l’alinéa (1)a) et que le contrat a pour effet, compte tenu de tous les autres contrats conclus par elle, de confier la totalité ou quasitotalité des responsabilités de gestion de la société à des personnes qui n’en sont pas des employés, le surintendant peut, par ordonnance, s’il juge la situation inacceptable, enjoindre à la société de prendre, dans le délai et selon les modalités qui y sont prévus, toutes les mesures nécessaires pour que les responsabilités de gestion essentielles au fonctionnement de la société soient assumées par des employés de celle-ci.

Exception

(3) Par dérogation au paragraphe 477(2), la société est réputée ne pas avoir effectué indirectement une opération visée par la présente partie si l’opération est effectuée par une entité qui est contrôlée par la société et dont l’activité commerciale se limite à l’activité visée à l’alinéa

Current to May 29, 2023	302	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Sections 483-483.2	Articles 483-483.2

453(2)(c) and the transaction is on terms and conditions at least as favourable to the company as market terms and conditions, as defined in subsection 489(2).

Loans or guarantees not included

(4) The provision of services, for the purposes of paragraph (1)(b), does not include the making of loans or guarantees.

1991, c. 45, s. 483; 1997, c. 15, s. 400; 2007, c. 6, s. 377.

Transactions with holding companies

483.1 (1) Subject to subsection (2) and sections 483.2 and 483.3, if a widely held insurance holding company or a widely held bank holding company has a significant interest in any class of shares of a company, the company may enter into any transaction with the holding company or with any other related party of the company that is an entity in which the holding company has a substantial investment.

Policies and procedures

(2) The company shall adhere to policies and procedures established under subsection 199(3) when entering into the transaction.

2001, c. 9, s. 552.

Restriction

483.2 (1) If a company enters into a transaction with a related party of the company with whom the company may enter into transactions under subsection 483.1(1) and that is not a federal financial institution, the company shall not directly or indirectly make, take an assignment of or otherwise acquire a loan to the related party, make an acceptance, endorsement or other guarantee on behalf of the related party or make an investment in the securities of the related party if, immediately following the transaction, the aggregate financial exposure, as that expression is defined by the regulations, of the company would exceed

(a) in respect of all transactions of the company with the related party, the prescribed percentage of the company’s regulatory capital or, if no percentage is prescribed, five per cent of the company’s regulatory capital; or

(b) in respect of all transactions of the company with such related parties of the company, the prescribed percentage of the company’s regulatory capital or, if no percentage is prescribed, ten per cent of the company’s regulatory capital.

453(2)c), et que l’opération a été effectuée à des conditions au moins aussi favorables pour la société que les conditions du marché, au sens du paragraphe 489(2).

Exceptions

(4) Pour l’application de l’alinéa (1)b), sont exclues de la prestation de services les opérations de prêt ou de garantie.

1991, ch. 45, art. 483; 1997, ch. 15, art. 400; 2007, ch. 6, art. 377.

Opérations avec société de portefeuille

483.1 (1) Sous réserve du paragraphe (2) et des articles 483.2 et 483.3, la société dans les actions de laquelle une société de portefeuille d’assurances ou une société de portefeuille bancaire á participation multiple a un intéręt substantiel peut effectuer toute opération avec la société de portefeuille ou toute autre entité avec laquelle elle est apparentée et dans laquelle la société de portefeuille a un intéręt de groupe financier.

Principes et mécanismes

(2) La société est tenue de se conformer aux principes et mécanismes établis conformément au paragraphe 199(3) en effectuant l’opération.

2001, ch. 9, art. 552.

Restrictions

483.2 (1) Si l’apparenté avec lequel le paragraphe 483.1(1) l’autorise à effectuer une opération n’est pas une institution financière fédérale, la société ne peut, que ce soit directement ou indirectement, lui consentir ou en acquérir un prêt, notamment par cession, consentir une garantie en son nom, notamment une acceptation ou un endossement, ni effectuer un placement dans ses titres si l’opération a pour effet de porter le total des risques financiers, au sens des règlements, en ce qui la concerne :

a) pour ce qui est de toutes les opérations avec cet apparenté, à plus du pourcentage réglementaire, ou si aucun pourcentage n’est fixé par règlement, à plus de cinq pour cent, de son capital réglementaire;

b) pour ce qui est de toutes les opérations avec de tels apparentés, à plus du pourcentage réglementaire, ou si aucun pourcentage n’est fixé par règlement, à plus de dix pour cent, de son capital réglementaire.

Current to May 29, 2023	303	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Sections 483.2-483.3	Articles 483.2-483.3

Order

(2) If the Superintendent is of the opinion that it is necessary for the protection of the interests of the depositors and creditors of a company, the Superintendent may, by order,

(a) reduce the limit in paragraph (1)(a) or (b) that would otherwise apply to the company; and

(b) impose limits on transactions by the company with related parties with whom the company may enter into transactions under subsection 483.1(1) that are federal financial institutions.

Order

(3) The Superintendent may, by order, increase the limit in paragraph (1)(a) or (b) that would otherwise apply to a company on transactions by the company with related parties that are financial institutions that are regulated in a manner acceptable to the Superintendent.

2001, c. 9, s. 552.

Assets transactions

483.3 (1) Despite subsection 482(3), a company shall not, without the approval of the Superintendent and its conduct review committee, directly or indirectly acquire assets from a related party of the company with whom the company may enter into transactions under subsection 483.1(1) that is not a federal financial institution, or directly or indirectly transfer assets to such a related party if

A + B > C

where

A	is the value of the assets;

B

is the total value of all assets that the company directly or indirectly acquired from, or directly or indirectly transferred to, that related party in the 12 months ending immediately before the acquisition or transfer, other than assets acquired by or transferred to the company under transactions permitted by section 478; and

C

is five per cent, or the percentage that may be prescribed, of the total value of the assets of the company, as shown in the last annual statement of the company prepared before the acquisition or transfer.

Exception

(2) The prohibition in subsection (1) does not apply in respect of assets purchased or otherwise acquired under subsection 482(1), assets sold under subsection 482(2) or any other assets as may be prescribed.

Ordonnance du surintendant

(2) S’il l’estime nécessaire à la protection des intéręts des déposants et créanciers de la société, le surintendant peut, par ordonnance :

a) réduire les limites qui s’appliqueraient par ailleurs á la société dans le cadre des alinéas (1)a) et b);

b) imposer des limites pour les opérations effectuées par la société avec des apparentés avec lesquels le paragraphe 483.1(1) l’autorise à effectuer des opérations et qui sont des institutions financiéres fédérales.

Ordonnance du surintendant

(3) Le surintendant peut, par ordonnance, augmenter les limites par ailleurs applicables dans le cadre des alinéas (1)a) et b) en ce qui concerne les opérations effectuées avec des apparentés qui sont des institutions financiéres réglementées d’une façon qu’il juge acceptable.

2001, ch. 9, art. 552.

Opérations sur l’actif

483.3 (1) Malgré le paragraphe 482(3), il est interdit à la société, sans l’autorisation du surintendant et de son comité de révision, d’acquérir directement ou indirectement des éléments d’actif auprčs d’un apparenté avec lequel le paragraphe 483.1(1) l’autorise à effectuer une opération mais qui n’est pas une institution financičre fédérale ou de céder directement ou indirectement des éléments d’actif á cet apparenté si :

A + B > C

où :

A	représente la valeur des éléments d’actif;

B

la valeur de tous les éléments d’actif que la société a acquis auprès de cet apparenté ou cédés à celui-ci pendant la période de douze mois précédant la date d’acquisition ou de cession, sauf ceux qu’elle a acquis ou qui lui ont été transférés dans le cadre de toute opération visée à l’article 478;

C

cinq pour cent — ou si un autre pourcentage est fixé par règlement, le pourcentage fixé par règlement — de la valeur totale de l’actif de la société figurant dans le dernier rapport annuel établi avant la date d’acquisition ou de cession.

Exception

(2) Cette interdiction ne s’applique toutefois pas aux éléments d’actif acquis dans le cadre du paragraphe 482(1) ou vendus dans le cadre du paragraphe 482(2) ou tous autres éléments d’actif prévus par règlement.

Current to May 29, 2023	304	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Section 483.3	Article 483.3

Exception

(3) The approval of the Superintendent is not required if

(a) the company purchases or sells assets under a sale agreement that is approved by the Minister under section 241; or

(b) the company or its subsidiary acquires shares of, or ownership interests in, an entity for which the approval of the Minister under Part VII or subsection 453(5) is required or the approval of the Superintendent under subsection 453(6) is required.

Value of assets

(4) For the purposes of “A” in subsection (1), the value of the assets is

(a) in the case of assets that are acquired, the purchase price of the assets or, if the assets are shares of, or ownership interests in, an entity the assets of which will be included in the annual statement of the company after the acquisition, the fair market value of the assets; and

(b) in the case of assets that are transferred, the book value of the assets as stated in the last annual statement of the company prepared before the transfer or, if the assets are shares of, or ownership interests in, an entity the assets of which were included in the last annual statement of the company before the transfer, the value of the assets as stated in the annual statement.

Total value of all assets

(5) For the purposes of subsection (1), the total value of all assets that the company or any of its subsidiaries has acquired during the period of twelve months referred to in subsection (1) is the purchase price of the assets or, if the assets are shares of, or ownership interests in, an entity the assets of which immediately after the acquisition were included in the annual statement of the company, the fair market value of the assets of the entity at the date of the acquisition.

Total value of all assets

(6) For the purposes of subsection (1), the total value of all assets that the company or any of its subsidiaries has transferred during the period of twelve months referred to in subsection (1) is the book value of the assets as stated in the last annual statement of the company prepared

Exception

(3) L’agrément du surintendant n’est pas nécessaire dans l’un ou l’autre des cas suivants :

a) l’achat ou la vente des éléments d’actif se fait dans le cadre d’une convention de vente approuvée par le ministre en vertu de l’article 241;

b) la société ou l’une de ses filiales acquiert les actions ou des titres de participation d’une entité dans un cas où l’agrément du ministre est requis dans le cadre de la partie VII ou du paragraphe 453(5) ou dans un cas où l’agrément du surintendant est requis dans le cadre du paragraphe 453(6).

Calcul de la valeur des éléments d’actif

(4) Pour le calcul de l’élément A de la formule figurant au paragraphe (1), la valeur des éléments d’actif est :

a) dans le cas où les éléments sont acquis, leur prix d’achat ou, s’il s’agit d’actions ou de titres de participation d’une entité dont les éléments d’actif figureront au rapport annuel de la société après l’acquisition, la juste valeur marchande de ces éléments d’actif;

b) dans le cas où les éléments sont cédés, la valeur comptable des éléments figurant au dernier rapport annuel de la société établi avant la date de cession ou, s’il s’agit d’actions ou de titres de participation d’une entité dont les éléments d’actif figuraient au dernier rapport annuel établi avant la date de cession, la valeur des éléments figurant dans le rapport annuel.

Sens de valeur de tous les éléments d’actif

(5) Pour l’application du paragraphe (1), la valeur de tous les éléments d’actif acquis par une société et ses filiales au cours de la période de douze mois visée au paragraphe (1) est leur prix d’achat ou, s’il s’agit d’actions ou de titres de participation d’une entité dont les éléments d’actif figureront au rapport annuel de la société après l’acquisition, la juste valeur marchande de ces éléments d’actif á la date d’acquisition.

Sens de valeur de tous les éléments d’actif

(6) Pour l’application du paragraphe (1), la valeur de tous les éléments d’actif cédés par une société et ses filiales au cours de la période de douze mois visée au paragraphe (1) est la valeur comptable des éléments figurant au dernier rapport annuel de la société établi avant la date de cession ou, s’il s’agit d’actions ou de titres de participation d’une entité dont les éléments d’actif figuraient au dernier rapport annuel établi avant la date de cession,

Current to May 29, 2023	305	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Sections 483.3-484	Articles 483.3-484

before the transfer or, if the assets are shares of, or ownership interests in, an entity the assets of which were included in the last annual statement of the company before the transfer, the value of the assets of the entity as stated in the annual statement.

2001, c. 9, s. 552; 2007, c. 6, s. 378.

Directors and officers and their interests

484 (1) Subject to subsection (2) and sections 485 and 486, a company may enter into any transaction with a related party of the company if the related party is

(a) a natural person who is a related party of the company only because the person is

(i) a director or senior officer of the company or of an entity that controls the company, or

(ii) the spouse or common-law partner, or a child who is less than eighteen years of age, of a director or senior officer of the company or of an entity that controls the company; or

(b) an entity that is a related party of the company only because the entity is controlled by

(i) a director or senior officer of the company or of an entity that controls the company, or

(ii) the spouse or common-law partner, or a child who is less than eighteen years of age, of a director or senior officer referred to in subparagraph (i).

Loans to full-time senior officers

(2) A company may, with respect to a related party of the company referred to in subsection (1) who is a full-time senior officer of the company, make, take an assignment of or otherwise acquire a loan to the related party only if the aggregate principal amount of all outstanding loans to the related party that are held by the company and its subsidiaries, together with the principal amount of the proposed loan, does not exceed the greater of twice the annual salary of the related party and $100,000.

Exception

(3) Subsection (2) does not apply in respect of

(a) loans referred to in paragraph 479(b), and

(b) margin loans referred to in section 486,

and the amount of any such loans to a related party of a company shall not be included in determining, for the purposes of subsection (2), the aggregate principal amount of all outstanding loans made by the company to the related party.

la valeur des éléments de l’entité figurant dans le rapport annuel.

2001, ch. 9, art. 552; 2007, ch. 6, art. 378.

Intérêts des administrateurs et des dirigeants

484 (1) Sous réserve du paragraphe (2) et des articles 485 et 486, est permise l’opération entre la société et un apparenté dans le cas où l’apparentement résulte uniquement du fait que :

a) soit la personne physique en cause est :

(i) un administrateur ou un cadre dirigeant de la société ou d’une entité qui la contrôle,

(ii) l’époux ou conjoint de fait, ou un enfant de moins de dix-huit ans, d’un administrateur ou d’un cadre dirigeant de la société ou d’une entité qui la contrôle;

b) soit l’entité en cause est contrôlée par :

(i) un administrateur ou un cadre dirigeant de la société ou d’une entité qui la contrôle,

(ii) l’époux ou conjoint de fait, ou un enfant de moins de dix-huit ans, de cet administrateur ou de ce cadre dirigeant.

Prêt au cadre dirigeant

(2) Dans le cas où l’apparenté visé au paragraphe (1) est un cadre dirigeant à temps plein de la société, celle-ci ne peut lui consentir ou en acquérir un prêt, notamment par cession, que si le total du principal de tous les pręts qu’elle-même et ses filiales lui ont déjà consentis et du principal du prêt envisagé n’excède pas cent mille dollars ou, s’il est supérieur, le double du traitement annuel du cadre dirigeant.

Non-application

(3) Le paragraphe (2) ne s’applique pas aux pręts visés à l’alinéa 479b) ni aux prêts sur marge visés à l’article 486 et le montant de ces prêts consentis par la société à des apparentés n’est pas pris en compte dans le calcul prévu au paragraphe (2) du total du principal de tous les prêts dont bénéficie déjà le dirigeant.

Current to May 29, 2023	306	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Sections 484-485	Articles 484-485

Preferred terms — loan to senior officer

(4) Notwithstanding section 489, a company may make a loan, other than a margin loan, to a senior officer of the company on terms and conditions more favourable to the officer than those offered to the public by the company if those terms and conditions have been approved by the conduct review committee of the company.

Preferred terms — loan to spouse or common-law partner

(5) Notwithstanding section 489, a company may make a loan referred to in paragraph 479(b) to the spouse or common-law partner of a senior officer of the company on terms and conditions more favourable than those offered to the public by the company if those terms and conditions have been approved by the conduct review committee of the company.

Preferred terms — other financial services

(6) Notwithstanding section 489, a company may offer financial services, other than loans or guarantees, to a senior officer of the company, or to the spouse or common-law partner, or a child who is less than eighteen years of age, of a senior officer of the company, on terms and conditions more favourable than those offered to the public by the company if

(a) the financial services are offered by the company to employees of the company on those favourable terms and conditions; and

(b) the conduct review committee of the company has approved the practice of making those financial services available on those favourable terms and conditions to senior officers of the company or to the spouses or common-law partners, or the children under eighteen years of age, of senior officers of the company.

1991, c. 45, s. 484; 1997, c. 15, s. 401; 2000, c. 12, ss. 300, 302.

Board approval required

485 (1) Except with the concurrence of at least two thirds of the directors present at a meeting of the board of directors of the company, a company shall not, with respect to a related party of the company referred to in subsection 484(1),

(a) make, take an assignment of or otherwise acquire a loan to the related party, including a margin loan referred to in section 486,

(b) make a guarantee on behalf of the related party, or

Conditions plus favorables — pręt á un cadre dirigeant

(4) Par dérogation à l’article 489, la société peut consen-tir un pręt — à l’exception du pręt sur marge — à un cadre dirigeant à des conditions plus favorables que celles du marché, pourvu qu’elles soient approuvées par son comité de révision.

Conditions plus favorables — prèt à l’époux ou conjoint de fait

(5) Par dérogation à l’article 489, la société peut consentir à l’époux ou conjoint de fait de l’un de ses cadres dirigeants le pręt visé à l’alinéa 479b) à des conditions plus favorables que celles du marché, pourvu qu’elles soient approuvées par son comité de révision.

Conditions plus favorables — autres services financiers

(6) Par dérogation à l’article 489, la société peut offrir des services financiers, à l’exception de pręts ou de garanties, à l’un de ses cadres dirigeants, ou à son époux ou conjoint de fait ou à son enfant de moins de dix-huit ans, à des conditions plus favorables que celles du marché si :

a) d’une part, elle offre ces services à ses employés aux męmes conditions;

b) d’autre part, son comité de révision a approuvé, de façon générale, la prestation de ces services à des cadres dirigeants, ou à leurs époux ou conjoints de fait ou à leurs enfants âgés de moins de dix-huit ans, à ces conditions.

1991, ch. 45, art. 484; 1997, ch. 15, art. 401; 2000, ch. 12, art. 300 et 302.

Approbation du conseil

485 (1) Dans le cas d’un apparenté visé au paragraphe 484(1), la société ne peut, sauf approbation d’au moins les deux tiers des administrateurs présents á la réunion du conseil :

a) lui consentir ou en acquérir un prêt, notamment par cession, y compris le prêt sur marge visé à l’article 486,

b) consentir une garantie en son nom,

c) effectuer un placement dans ses titres,

Current to May 29, 2023	307	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Section 485	Article 485

(c) make an investment in the securities of the related party if, immediately following the transaction, the aggregate of

(d) the principal amount of all outstanding loans to the related party that are held by the company and its subsidiaries, other than

(i) loans referred to in paragraph 479(b), and

(ii) if the related party is a full-time senior officer of the company, loans to the related party that are permitted by subsection 484(2),

(e) the sum of all outstanding amounts guaranteed by the company and its subsidiaries on behalf of the related party, and

(f) where the related party is an entity, the book value of all investments by the company and its subsidiaries in the securities of the entity would exceed 2 per cent of the regulatory capital of the company.

Limit on transactions with directors, officers and their interests

(2) A company shall not, with respect to a related party of the company referred to in subsection 484(1),

(a) make, take an assignment of or otherwise acquire a loan to the related party, including a margin loan referred to in section 486,

(b) make a guarantee on behalf of the related party, or

(c) make an investment in the securities of the related party if, immediately following the transaction, the aggregate of

(d) the principal amount of all outstanding loans to all related parties of the company referred to in subsection 484(1) that are held by the company and its subsidiaries, other than

(i) loans referred to in section 479, and

(ii) loans permitted by subsection 484(2),

(e) the sum of all outstanding amounts guaranteed by the company and its subsidiaries on behalf of all related parties of the company referred to in subsection 484(1), and si l’opération avait pour effet de porter à plus de deux pour cent de son capital réglementaire la somme des éléments suivants :

d) le principal de tous les pręts en cours qu’elle-même et ses filiales détiennent à l’égard de la personne concernée, à l’exception des prêts visés à l’alinéa 479b) et, dans le cas d’un cadre dirigeant à temps plein, au paragraphe 484(2);

e) l’ensemble des montants dus garantis par ellemême et ses filiales pour le compte de la personne;

f) dans le cas où la personne est une entité, la valeur comptable de tous les placements effectués par elle-même et ses filiales dans les titres de celle-ci.

Restrictions applicables aux opérations

(2) Dans le cas d’un apparenté visé au paragraphe 484(1), la société ne peut :

a) lui consentir ou en acquérir un prêt, notamment par cession, y compris le prêt sur marge visé à l’article 486,

b) consentir une garantie en son nom,

c) effectuer un placement dans ses titres, si l’opération avait pour effet de porter à plus de cin-quante pour cent de son capital réglementaire la somme des éléments suivants :

d) le principal de tous les pręts en cours qu’elle-même et ses filiales détiennent à l’égard de ces personnes, à l’exception des prêts visés à l’article 479 et au paragraphe 484(2);

e) l’ensemble des montants dus garantis par elle-męme et ses filiales pour le compte de toutes les per-sonnes visées au paragraphe 484(1);

f) la valeur comptable de tous les placements effec-tués par elle-męme et ses filiales dans les titres d’enti-tés qui sont des apparentés mentionnés au paragraphe 484(1).

Current to May 29, 2023	308	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Permitted Related Party Transactions	Opérations permises
Sections 485-489	Articles 485-489

(f) the book value of all investments by the company and its subsidiaries in the securities of all entities that are related parties of the company referred to in subsection 484(1)

would exceed 50 per cent of the regulatory capital of the company.

Exclusion of de minimis transactions

(3) Loans, guarantees and investments that are referred to in section 478 shall not be included in calculating the aggregate of loans, guarantees and investments referred to in subsections (1) and (2).

1991, c. 45, s. 485; 1997, c. 15, s. 402.

Margin loans

486 The Superintendent may establish terms and conditions with respect to the making by a company of margin loans to a director or senior officer of the company.

1991, c. 45, s. 486; 1997, c. 15, s. 403.

Exemption by order

487 (1) A company may enter into a transaction with a related party of the company if the Superintendent, by order, has exempted the transaction from the provisions of section 477.

Conditions for order

(2) The Superintendent shall not make an order referred to in subsection (1) unless the Superintendent is satisfied that the decision of the company to enter into the transaction has not been and is not likely to be influenced in any significant way by a related party of the company and does not involve in any significant way the interests of a related party of the company.

1991, c. 45, s. 487; 1996, c. 6, s. 121.

Prescribed transactions

488 A company may enter into a transaction with a related party of the company if the transaction is a prescribed transaction or one of a class of prescribed transactions.

Restrictions on Permitted Transactions

Market terms and conditions

489 (1) Except as provided in subsections 484(4) to (6), any transaction entered into with a related party of the company shall be on terms and conditions that are at least as favourable to the company as market terms and conditions.

Exclusion

(3) Les prêts, garanties et placements visés à l’article 478 sont exclus du calcul du total de ceux qui sont visés aux paragraphes (1) et (2).

1991, ch. 45, art. 485; 1997, ch. 15, art. 402.

Prêts sur marge

486 Le surintendant peut fixer des conditions relativement aux prêts sur marge consentis par la société à ses administrateurs ou cadres dirigeants.

1991, ch. 45, art. 486; 1997, ch. 15, art. 403.

Ordonnance d’exemption

487 (1) Est permise toute opération avec un apparenté si le surintendant a, par ordonnance, soustrait cette dernière à l’application de l’article 477.

Conditions

(2) Pour prendre l’ordonnance, le surintendant doit être convaincu que l’opération n’aura pas d’effet important sur les intérêts de l’apparenté et que celui-ci n’a pas in-flué grandement sur la décision de la société d’y procéder et ne le fera sans doute pas.

1991, ch. 45, art. 487; 1996, ch. 6, art. 121.

Opérations réglementaires

488 Est permise l’opération avec un apparenté si celle-ci est réglementaire ou appartient à une catégorie réglementaire.

Restrictions applicables aux opérations permises

Conditions du marché

489 (1) Sauf dans la mesure prévue aux paragraphes 484(4) à (6), les conditions des opérations permises doivent être au moins aussi favorables pour la société que celles du marché.

Current to May 29, 2023	309	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Restrictions on Permitted Transactions	Restrictions applicables aux opérations permises
Sections 489-492	Articles 489-492

Meaning of market terms and conditions

(2) For the purposes of subsection (1), market terms and conditions means

(a) in respect of a service or a loan facility or a deposit facility offered to the public by the company in the ordinary course of business, terms and conditions that are no more or less favourable than those offered to the public by the company in the ordinary course of business; and

(b) in respect of any other transaction,

(i) terms and conditions, including those relating to price, rent or interest rate, that might reasonably be expected to apply in a similar transaction in an open market under conditions requisite to a fair transaction between parties who are at arm’s length and who are acting prudently, knowledgeably and willingly, or

(ii) if the transaction is one that would not reasonably be expected to occur in an open market between parties who are at arm’s length, terms and conditions, including those relating to price, rent or interest rate, that would reasonably be expected to provide the company with fair value, having regard to all the circumstances of the transaction, and that would be consistent with the parties to the transaction acting prudently, knowledgeably and willingly.

1991, c. 45, s. 489; 2001, c. 9, s. 553.

490 and 491 [Repealed, 1997, c. 15, s. 404]

Disclosure

Company obligation

492 (1) Where, in respect of any proposed transaction permitted by this Part, other than those referred to in section 478, a company has reason to believe that the other party to the transaction is a related party of the company, the company shall take all reasonable steps to obtain from the other party full disclosure, in writing, of any interest or relationship, direct or indirect, that would make the other party a related party of the company.

Reliance on information

(2) A company and any person who is a director or an officer, employee or agent of the company may rely on any information contained in any disclosure received by the company pursuant to subsection (1) or any information otherwise acquired in respect of any matter that might be the subject of such a disclosure and no action lies against the company or any such person for anything done or

Définition de conditions du marché

(2) Pour l’application du paragraphe (1), conditions du marché s’entend :

a) concernant un service, un prêt ou un dépôt, de conditions aussi favorables que celles offertes au public par la société dans le cadre normal de son activité commerciale;

b) concernant toute autre opération :

(i) des conditions — notamment en matière de prix, loyer ou taux d’intéręt — qui sont vraisemblablement de nature à s’appliquer à une opération semblable sur un marché libre dans les conditions né-cessaires à une opération équitable entre des parties indépendantes qui traitent librement, prudemment et en toute connaissance de cause,

(ii) si l’opération n’est vraisemblablement pas de nature à s’effectuer sur un marché libre entre des parties indépendantes, des conditions — notamment en matière de prix, loyer ou taux d’intéreêt — qui permettraient vraisemblablement á la société d’en tirer une juste valeur, compte tenu des circonstances, et que des personnes qui traitent librement, prudemment et en toute connaissance de cause pourraient fixer.

1991, ch. 45, art. 489; 2001, ch. 9, art. 553.

490 et 491 [Abrogés, 1997, ch. 15, art. 404]

Obligation d’information

Divulgation par l’apparenté

492 (1) Dans le cas où elle a des raisons de croire que l’autre partie à un projet d’opération permise — autre que celle visée à l’article 478 — est apparentée, la société prend toutes les mesures utiles pour obtenir d’elle la communication entičre, par écrit, de tous intéręts ou relations, directs ou indirects, qui feraient d’elle un appa-renté.

Fiabilité de l’information

(2) La société ou l’un de ses administrateurs, dirigeants, employés ou mandataires peut tenir pour avérés les renseignements contenus dans toute communication reçue en application du paragraphe (1) — ou obtenus sur toute question pouvant en faire l’objet — et n’encourt aucune responsabilité pour tout acte ou omission accompli de bonne foi sur le fondement de ces renseignements.

Current to May 29, 2023	310	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XI Self-dealing	PARTIE XI Opérations avec apparentés
Disclosure	Obligation d’information
Sections 492-494	Articles 492-494

omitted in good faith in reliance on any such information.

Notice to Superintendent

493 Where a company has entered into a transaction that the company is prohibited by this Part from entering into, or where a company has entered into a transaction for which approval is required under subsection 485(1) without having obtained the approval, the company shall, on becoming aware of that fact, notify the Superintendent without delay.

1991, c. 45, s. 493; 1997, c. 15, s. 405.

Remedial Actions

Order to void contract or to grant other remedy

494 (1) If a company enters into a transaction that it is prohibited from entering into by this Part, the company or the Superintendent may apply to a court for an order setting aside the transaction or for any other appropriate remedy, including an order directing that the related party of the company involved in the transaction account to the company for any profit or gain realized or that any director or senior officer of the company who authorized the transaction compensate the company for any loss or damage incurred by the company.

Time limit

(2) An application under subsection (1) in respect of a particular transaction may only be made within the period of three months following the day the notice referred to in section 493 in respect of the transaction is given to the Superintendent or, if no such notice is given, the day the Superintendent becomes aware of the transaction.

Certificate

(3) For the purposes of subsection (2), a document purporting to have been issued by the Superintendent, certifying the day on which the Superintendent became aware of the transaction, shall, in the absence of evidence to the contrary, be received in evidence as conclusive proof of that fact without proof of the signature or of the official character of the person appearing to have signed the document and without further proof.

1991, c. 45, s. 494; 2001, c. 9, s. 554.

Avis au surintendant

493 La société qui effectue une opération interdite aux termes de la présente partie, ou qui n’a pas obtenu l’approbation prévue au paragraphe 485(1), est tenue, dès qu’elle prend connaissance de l’interdiction ou du défaut d’approbation, d’en aviser le surintendant.

1991, ch. 45, art. 493; 1997, ch. 15, art. 405.

Recours

Annulation de contrats ou autres mesures

494 (1) Si la société a effectué une opération interdite par la présente partie, ellemême ou le surintendant peuvent demander au tribunal de rendre une ordonnance annulant l’opération ou prévoyant toute autre mesure indiquée, notamment l’obligation pour l’apparenté de rembourser à la société tout gain ou profit réalisé ou pour tout administrateur ou cadre dirigeant qui a autorisé l’opération d’indemniser la société des pertes ou dommages subis.

Délai de présentation

(2) La demande visée au paragraphe (1) doit être présentée dans les trois mois suivant la date d’envoi au surintendant de l’avis prévu à l’article 493 à l’égard de l’opération en cause où, à défaut d’avis, suivant la date où le surintendant a pris connaissance de l’opération.

Certificat

(3) Pour l’application du paragraphe (2), le document apparemment délivré par le surintendant et attestant la date où il a pris connaissance de l’opération fait foi de façon concluante, sauf preuve contraire, de ce fait, sans qu’il soit nécessaire de prouver l’authenticité de la signature qui y est apposée ou la qualité officielle du signataire.

1991, ch. 45, art. 494; 2001, ch. 9, art. 554.

Current to May 29, 2023	311	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Sections 495-499	Articles 495-499

PART XII

Regulation of Companies —Superintendent

Supervision

Returns

Required information

495 A company shall provide the Superintendent with such information, at such times and in such form as the Superintendent may require.

496 [Repealed, 2007, c. 6, s. 379]

497 [Repealed, 2007, c. 6, s. 379]

498 [Repealed, 2007, c. 6, s. 379]

Names of directors and auditors

499 (1) A company shall, within thirty days after each annual meeting of the company, provide the Superintendent with a return showing

(a) the name, residence and citizenship of each director holding office immediately following the meeting;

(b) the mailing address of each director holding office immediately following the meeting;

(c) the bodies corporate of which each director referred to in paragraph (a) is an officer or director and the firms of which each director is a member;

(d) the affiliation, within the meaning of section 166, with the company of each director referred to in paragraph (a);

(e) the names of the directors referred to in paragraph (a) who are officers or employees of the company or any affiliate of the company, and the positions they occupy;

(f) the name of each committee of the company on which each director referred to in paragraph (a) serves;

(g) the date of expiration of the term of each director referred to in paragraph (a); and

(h) the name, address and date of appointment of the auditor of the company.

PARTIE XII

Réglementation des sociétés : surintendant

Surveillance

Relevés

Demande de renseignements

495 La société fournit au surintendant, aux dates et en la forme précisées, les renseignements qu’il exige.

496 [Abrogé, 2007, ch. 6, art. 379]

497 [Abrogé, 2007, ch. 6, art. 379]

498 [Abrogé, 2007, ch. 6, art. 379]

Relevé des noms des administrateurs

499 (1) Dans les trente jours suivant chaque assemblée annuelle, la société fournit au surintendant un relevé indiquant :

a) les noms, domicile et citoyenneté de chaque administrateur en fonction à la clôture de l’assemblée;

b) l’adresse postale de chaque administrateur en fonction à la clôture de l’assemblée;

c) les personnes morales dont chacun des administrateurs visés à l’alinéa a) est un dirigeant ou administrateur et les entreprises dont chacun d’entre eux est membre;

d) l’appartenance au même groupe qu’elle, au sens de l’article 166, de chaque administrateur visé à l’alinéa a);

e) le nom des administrateurs visés à l’alinéa a) qui sont des dirigeants ou employés de la société ou des entités de son groupe et le poste qu’ils occupent;

f) le nom de chaque comité de la société dont fait partie un administrateur visé à l’alinéa a);

g) la date d’expiration du mandat de chaque administrateur visé à l’alinéa a);

h) les nom, adresse et date de nomination du vérificateur de la société.

Current to May 29, 2023	312	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Supervision	Surveillance
Returns	Relevés
Sections 499-501	Articles 499-501

Changes

(2) Where

(a) any information relating to a director or auditor of a company shown in the latest return made to the Superintendent under subsection (1), other than information referred to in paragraph (1)(c) or (d), becomes inaccurate or incomplete,

(b) a vacancy in the position of auditor of the company occurs or is filled by another person, or

(c) a vacancy on the board of directors of the company occurs or is filled, the company shall forthwith provide the Superintendent with such information as is required to maintain the return in a complete and accurate form.

Copy of by-laws

500 A company shall send to the Superintendent, within thirty days after the coming into effect of a by-law or an amendment to a by-law, a copy of the by-law or amendment.

1991, c. 45, s. 500; 2001, c. 9, s. 556.

Register of companies

501 (1) The Superintendent shall, in respect of each company for which an order approving the commencement and carrying on of business has been made, cause a register to be maintained containing a copy of

(a) the incorporating instrument of the company; and

(b) the information referred to in paragraphs 499(1)(a), (c) and (e) to (h) contained in the latest return sent to the Superintendent under section 499.

Form

(2) The register may be maintained in

(a) a bound or loose-leaf form or in a photographic film form; or

(b) a system of mechanical or electronic data processing or any other information storage device that is capable of reproducing any required information in intelligible written form within a reasonable time.

Access

(3) Persons are entitled to reasonable access to the register and may make copies of or take extracts from the information in it.

Avis des changements

(2) Au cas où les renseignements concernant un admi-nistrateur ou le vérificateur, sauf en ce qui a trait aux alinéas (1)c) ou d), deviennent inexacts ou incomplets ou en cas de vacance ou de nomination soit au poste de vérificateur soit au sein du conseil d’administration, la société fournit sans délai au surintendant les renseignements nécessaires pour compléter le relevé ou en rétablir l’exactitude.

Exemplaire des règlements administratifs

500 La société transmet au surintendant, dans les trente jours de leur entrée en vigueur, un exemplaire de chaque règlement administratif ou de sa modification.

1991, ch. 45, art. 500; 2001, ch. 9, art. 556.

Registre des sociétés

501 (1) Pour toute société à qui a été délivré un agrément de fonctionnement, le surintendant fait tenir un registre contenant :

a) un exemplaire de l’acte constitutif de la société;

b) les renseignements visés aux alinéas 499(1)a), c) et e) á h) du dernier relevé reçu au titre de l’article 499.

Forme du registre

(2) Le registre peut être tenu :

a) soit dans une reliure, en feuillets mobiles ou sous forme de film;

b) soit á l’aide de tout procédé mécanique ou électronique de traitement des données ou de mise en mémoire de l’information susceptible de donner, dans un délai raisonnable, les renseignements demandés sous une forme écrite compréhensible.

Accès

(3) Toute personne a un droit d’accès raisonnable au registre et peut le reproduire en tout ou en partie.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Supervision	Surveillance
Returns	Relevés
Sections 501-503	Articles 501-503

Evidence

(4) A statement containing information in the register and purporting to be certified by the Superintendent is admissible in evidence in all courts as proof, in the absence of evidence to the contrary, of the facts stated in the statement without proof of the appointment or signature of the Superintendent.

1991, c. 45, s. 501; 2001, c. 9, s. 556.

Production of information and documents

502 (1) The Superintendent may, by order, direct a person who controls a company or any entity that is affiliated with a company to provide the Superintendent with such information or documents as may be specified in the order where the Superintendent believes that the production of the information or documents is necessary in order to be satisfied that the provisions of this Act are being duly observed and that the company is in a sound financial condition.

Time

(2) Any person to whom a direction has been issued under subsection (1) shall provide the information or documents specified in the order within the time specified in the order and, where the order does not specify a time, the person shall provide the information or documents within a reasonable time.

Exemption

(3) Subsection (1) does not apply in respect of an entity that controls a company or is affiliated with a company where that entity is a financial institution regulated

(a) by or under an Act of Parliament; or

(b) by or under an Act of the legislature of a province where the Superintendent has entered into an agreement with the appropriate official or public body responsible for the supervision of financial institutions in that province concerning the sharing of information on such financial institutions.

Confidential information

503 (1) Subject to section 504.1, all information regarding the business or affairs of a company, or regarding a person dealing with a company, that is obtained by the Superintendent, or by any person acting under the direction of the Superintendent, as a result of the administration or enforcement of any Act of Parliament, and all information prepared from that information, is confidential and shall be treated accordingly.

Preuve

(4) Le document censé signé par le surintendant, où il est fait état de renseignements figurant dans le registre, est admissible en preuve devant les tribunaux sans qu’il soit nécessaire de prouver l’authenticité de la signature qui y est apposée ou la qualité officielle du signataire et, sauf preuve contraire, il fait foi de son contenu.

1991, ch. 45, art. 501; 2001, ch. 9, art. 556.

Fourniture de renseignements

502 (1) Le surintendant peut, par ordonnance, enjoindre á une personne qui contrôle la société ou à une entité qui appartient au groupe de celle-ci de lui fournir certains renseignements ou documents s’il croit en avoir besoin pour s’assurer que la présente loi est effectivement respectée et que la situation financičre de la société est bien saine.

Délai

(2) La personne visée fournit les renseignements ou documents dans le délai prévu dans l’ordonnance ou, à défaut, dans un délai raisonnable.

Exception

(3) Le paragraphe (1) ne s’applique pas à l’entité qui contrôle une société ou qui fait partie de son groupe s’il s’agit d’une institution financičre réglementée sous le régime :

a) soit d’une loi fédérale;

b) soit d’une loi provinciale, dans le cas oů le surintendant a conclu une entente avec l’autorité ou l’organisme public responsable de la supervision des institutions financières dans la province en ce qui a trait au partage de l’information les concernant.

Caractère confidentiel des renseignements

503 (1) Sous réserve de l’article 504.1, sont confidentiels et doivent être traités comme tels les renseignements concernant l’activité commerciale et les affaires internes de la société ou concernant une personne faisant affaire avec elle et obtenus par le surintendant ou par toute autre personne agissant sous ses ordres, dans le cadre de l’application d’une loi fédérale, de męme que ceux qui sont tirés de tels renseignements.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Supervision	Surveillance
Returns	Relevés
Sections 503-504	Articles 503-504

Disclosure permitted

(2) Nothing in subsection (1) prevents the Superintendent from disclosing any information

(a) to any government agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision,

(a.01) to any other agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision,

(a.1) to the Canada Deposit Insurance Corporation for purposes related to its operation; and

(b) to the Deputy Minister of Finance or any officer of the Department of Finance authorized in writing by the Deputy Minister of Finance or to the Governor of the Bank of Canada or any officer of the Bank of Canada authorized in writing by the Governor of the Bank of Canada, for the purposes of policy analysis related to the regulation of financial institutions, if the Superintendent is satisfied that the information will be treated as confidential by the agency, body or person to whom it is disclosed.

1991, c. 45, s. 503; 1996, c. 6, s. 122; 1997, c. 15, s. 406; 2001, c. 9, s. 557; 2007, c. 6, s. 380.

Regulations

503.1 The Governor in Council may make regulations prohibiting, limiting or restricting the disclosure by companies of prescribed supervisory information.

1999, c. 28, s. 144.

Evidentiary privilege

504 (1) Prescribed supervisory information shall not be used as evidence in any civil proceedings and is privileged for that purpose.

No testimony or production

(2) No person shall by an order of any court, tribunal or other body be required in any civil proceedings to give oral testimony or to produce any document relating to any prescribed supervisory information.

Exceptions to subsection (1)

(3) Despite subsection (1),

(a) the Minister, the Superintendent or the Attorney General of Canada may, in accordance with the regulations, if any, use prescribed supervisory information as evidence in any proceedings; and

Communication autorisée

(2) S’il est convaincu que les renseignements seront considérés comme confidentiels par leur destinataire, le surintendant peut toutefois les communiquer :

a) à une agence ou à un organisme gouvernemental qui réglemente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

a.01) à une autre agence ou à un autre organisme qui réglemente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

a.1) à la Société d’assurance-dépôts du Canada pour l’accomplissement de ses fonctions;

b) au sous-ministre des Finances, ou à tout fonctionnaire du ministère des Finances que celui-ci a délégué par écrit pour l’analyse de la politique en matière de la réglementation des institutions financières ou au gouverneur de la Banque du Canada, ou à tout fonction-naire de la Banque du Canada que celui-ci a délégué par écrit pour cette męme analyse.

1991, ch. 45, art. 503; 1996, ch. 6, art. 122; 1997, ch. 15, art. 406; 2001, ch. 9, art. 557; 2007, ch. 6, art. 380.

Règlements

503.1 Le gouverneur en conseil peut, par règlement, interdire ou restreindre la communication par les sociétés des renseignements relatifs à la supervision exercée par le surintendant qui sont précisés par règlement.

1999, ch. 28, art. 144.

Privilège relatif à la preuve

504 (1) Les renseignements relatifs à la supervision exercée par le surintendant qui sont précisés par règlement ne peuvent servir de preuve dans aucune procédure civile et sont protégés à cette fin.

Témoignage ou production

(2) Nul ne peut être tenu, par ordonnance d’un tribunal ou d’un autre organisme, dans quelque procédure civile que ce soit, de faire une déposition orale ou de produire un document ayant trait aux renseignements visés au paragraphe (1).

Exceptions au paragraphe (1)

(3) Malgré le paragraphe (1) :

a) le ministre, le surintendant ou le procureur général du Canada peut, conformément aux éventuels règlements, utiliser comme preuve les renseignements visés à ce paragraphe dans toute procédure;

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Supervision	Surveillance
Returns	Relevés
Sections 504-504.01	Articles 504-504.01

(b) a company may, in accordance with the regulations, if any, use prescribed supervisory information as evidence in any proceedings in relation to the administration or enforcement of this Act or the Winding-up and Restructuring Act that are commenced by the company, the Minister, the Superintendent or the Attorney General of Canada.

Exceptions to subsections (1) and (2)

(4) Despite subsections (1) and (2) and section 39.1 of the Office of the Superintendent of Financial Institutions Act, a court, tribunal or other body may, by order, require the Minister, the Superintendent or a company to give oral testimony or to produce any document relating to any prescribed supervisory information in any civil proceedings in relation to the administration or enforcement of this Act that are commenced by the Minister, the Superintendent, the Attorney General of Canada or the company.

No waiver

(5) The disclosure of any prescribed supervisory information, other than under subsection (3) or (4), does not constitute a waiver of the privilege referred to in subsection (1).

Regulations

(6) The Governor in Council may, for the purposes of subsection (3), make regulations respecting the circumstances in which prescribed supervisory information may be used as evidence.

1991, c. 45, s. 504; 1996, c. 6, s. 123; 2007, c. 6, s. 381; 2015, c. 36, s. 232.

No waiver

504.01 (1) For greater certainty, the disclosure by a company — or by a person who controls a company or by an entity that is affiliated with a company — to the Superintendent of any information that is subject to a privilege under the law of evidence, solicitor-client privilege or the professional secrecy of advocates and notaries or to litigation privilege does not constitute a waiver of any of those privileges or that secrecy.

No disclosure

(2) The Superintendent shall not disclose any information referred to in subsection (1) to any person whose powers, duties or functions include

(a) the investigation or prosecution of an offence under any Act of Parliament or of the legislature of a province; or

b) la société peut, conformément aux éventuels règlements, les utiliser comme preuve dans toute procédure concernant l’application de la présente loi ou de la Loi sur les liquidations et les restructurations intentée par elle, le ministre, le surintendant ou le procureur général du Canada.

Exceptions aux paragraphes (1) et (2)

(4) Malgré les paragraphes (1) et (2) et l’article 39.1 de la Loi sur le Bureau du surintendant des institutions financières, le ministre, le surintendant ou la société peut être tenu, par ordonnance d’un tribunal ou d’un autre organisme, dans quelque procédure civile que ce soit concernant l’application de la présente loi intentée par le ministre, le surintendant, le procureur général du Canada ou la société, de faire une déposition orale ou de produire un document ayant trait aux renseignements visés au paragraphe (1).

Non-renonciation

(5) La communication, autrement que dans le cadre des paragraphes (3) ou (4), de renseignements visés au paragraphe (1) ne constitue pas une renonciation à la protection visée à ce paragraphe.

Règlement

(6) Pour l’application du paragraphe (3), le gouverneur en conseil peut prendre des règlements concernant les circonstances dans lesquelles les renseignements visés au paragraphe (1) peuvent servir de preuve.

1991, ch. 45, art. 504; 1996, ch. 6, art. 123; 2007, ch. 6, art. 381; 2015, ch. 36, art. 232.

Non-renonciation

504.01 (1) Il est entendu que la communication au surintendant par la société — ou par une personne qui contrôle la société ou par une entité qui appartient au groupe de celle-ci — de renseignements protégés par toute immunité reconnue par le droit de la preuve, par le secret professionnel de l’avocat ou du notaire ou par le privilège relatif au litige ne constitue pas une renonciation á l’immunité, au secret professionnel ou au privilège.

Aucune divulgation

(2) Il est interdit au surintendant de communiquer un renseignement visé au paragraphe (1) à quiconque dont les attributions comprennent l’enquête et la poursuite relatives à une infraction ou à une violation sous le régime de toute loi fédérale ou provinciale.

2018, ch. 27, art. 168.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Supervision	Surveillance
Returns	Relevés
Sections 504.01-504.3	Articles 504.01-504.3

(b) the investigation of, or conduct of proceedings in respect of, a violation under an Act referred to in paragraph (a).

2018, c. 27, s. 168.

Disclosure by Superintendent

504.1 (1) The Superintendent shall disclose at such times and in such manner as the Minister may determine, such information obtained by the Superintendent under this Act as the Minister considers ought to be disclosed for the purposes of the analysis of the financial condition of a company and that

(a) is contained in returns filed pursuant to the Superintendent’s financial regulatory reporting requirements in respect of companies; or

(b) has been obtained as a result of an industry-wide or sectoral survey conducted by the Superintendent in relation to an issue or circumstances that could have an impact on the financial condition of companies.

Prior consultation required

(2) The Minister shall consult with the Superintendent before making any determination under subsection (1).

1996, c. 6, s. 124.

Disclosure by a company

504.2 (1) A company shall make available to the public such information concerning

(a) the compensation of its executives, as that expression is defined by the regulations, and

(b) its business and affairs for the purpose of the analysis of its financial condition,

in such form and manner and at such times as may be required by or pursuant to such regulations as the Governor in Council may make for the purpose.

Exemption by regulation

(2) Paragraph (1)(a) does not apply to a company that is within such class or classes of companies as may be prescribed.

1996, c. 6, s. 124.

Exceptions to disclosure

504.3 Subject to any regulations made under section 444, no information obtained by a company regarding any of its customers shall be disclosed or made available under subsection 504.1(1) or section 504.2.

1996, c. 6, s. 124.

Divulgation du surintendant

504.1 (1) Le surintendant rend publics, selon les modalités de forme et de temps fixées par le ministre, les renseignements recueillis en vertu de la présente loi que le ministre juge nécessaire de rendre publics pour l’analyse de l’état financier d’une société et qui sont contenus dans les déclarations que cette dernière doit fournir au surintendant ou qui ont été obtenus par ce dernier au moyen d’une enquęte sur le milieu des services financiers ou sur un secteur d’activités en particulier motivée par une question ou des circonstances qui pourraient avoir une incidence sur l’état financier des sociétés.

Consultation préalable

(2) Le ministre consulte le surintendant avant de prendre une décision au titre du paragraphe (1).

1996, ch. 6, art. 124.

Divulgation de la société

504.2 (1) La société rend publiques les données concernant le traitement de ses dirigeants — au sens des règlements — ainsi que celles concernant ses activités commerciales et ses affaires internes qui sont nécessaires à l’analyse de son état financier, selon les modalités de forme et de temps fixées par règlement du gouverneur en conseil.

Exemption par règlement

(2) L’obligation relative au traitement des dirigeants ne s’applique pas à la société qui fait partie d’une ou de plusieurs catégories prévues par règlement.

1996, ch. 6, art. 124.

Exception

504.3 Sous réserve des règlements pris en vertu de l’article 444, les renseignements que possède la société sur un client ne tombent pas sous le coup du paragraphe 504.1(1) ou de l’article 504.2.

1996, ch. 6, art. 124.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Supervision	Surveillance
Returns	Relevés
Sections 504.4-506.1	Articles 504.4-506.1

Report respecting disclosure

504.4 The Superintendent shall prepare a report, to be included in the report referred to in section 40 of the Office of the Superintendent of Financial Institutions Act, respecting the disclosure of information by companies and describing the state of progress made in enhancing the disclosure of information in the financial services industry.

1996, c. 6, s. 124; 2001, c. 9, s. 558.

Inspection of Companies

Examination of companies

505 (1) The Superintendent, from time to time, but at least once in each calendar year, shall make or cause to be made any examination and inquiry into the business and affairs of each company that the Superintendent considers to be necessary or expedient to determine whether the company is complying with the provisions of this Act and whether the company is in a sound financial condition and, after the conclusion of each examination and inquiry, shall report on it to the Minister.

Access to records of company

(2) The Superintendent or a person acting under the Superintendent’s direction

(a) has a right of access to any records, cash, assets and security held by or on behalf of a company; and

(b) may require the directors, officers and auditor of a company to provide information and explanations, to the extent that they are reasonably able to do so, in respect of the condition and affairs of the company or any entity in which the company has a substantial investment.

1991, c. 45, s. 505; 2001, c. 9, s. 559; 2012, c. 5, s. 180.

Power of Superintendent on inquiry

506 The Superintendent has all the powers of a person appointed as a commissioner under Part II of the Inquiries Act for the purpose of obtaining evidence under oath, and may delegate those powers to any person acting under the Superintendent’s direction.

Remedial Powers

Prudential Agreements

Prudential agreement

506.1 The Superintendent may enter into an agreement, called a “prudential agreement”, with a company for the

Rapport

504.4 Le surintendant joint au rapport visé á l’article 40 de la Loi sur le Bureau du surintendant des institutions financières un rapport sur la divulgation des renseigne-ments par les sociétés et faisant état du progrès accompli pour améliorer la divulgation des renseignements sur le milieu des services financiers.

1996, ch. 6, art. 124; 2001, ch. 9, art. 558.

Enquête sur les sociétés

Examen

505 (1) Afin de vérifier si la société se conforme á la présente loi et si elle est en bonne situation financičre, le surintendant, au moins une fois par an, procčde ou fait procéder á un examen et á une enquęte portant sur l’acti-vité commerciale et les affaires internes de la société et dont il fait rapport au ministre.

Droit d’obtenir communication des pičces

(2) Le surintendant ou toute personne agissant sous ses ordres :

a) a accès aux livres, à la caisse, aux autres éléments d’actif et aux titres détenus par la société ou pour son compte;

b) peut exiger des administrateurs, dirigeants ou vérificateur qu’ils lui fournissent, dans la mesure du possible, les renseignements et éclaircissements qu’il réclame sur la situation et les affaires internes de la société ou de toute entité dans laquelle elle détient un intérêt de groupe financier.

1991, ch. 45, art. 505; 2001, ch. 9, art. 559; 2012, ch. 5, art. 180.

Pouvoirs du surintendant

506 Le surintendant jouit des pouvoirs conférés aux commissaires en vertu de la partie II de la Loi sur les enquêtes pour la réception des dépositions sous serment; il peut les déléguer à une personne agissant sous ses ordres.

Réparation

Accords prudentiels

Accord prudentiel

506.1 Le surintendant peut conclure un accord, appelé « accord prudentiel », avec une société afin de mettre en

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PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Prudential Agreements	Accords prudentiels
Sections 506.1-509	Articles 506.1-509

purposes of implementing any measure designed to maintain or improve its safety and soundness.

2001, c. 9, s. 560.

Directions of Compliance

Superintendent’s directions to company

507 (1) Where, in the opinion of the Superintendent, a company, or a person with respect to a company, is committing, or is about to commit, an act that is an unsafe or unsound practice in conducting the business of the company, or is pursuing or is about to pursue any course of conduct that is an unsafe or unsound practice in conducting the business of the company, the Superintendent may direct the company or person to

(a) cease or refrain from committing the act or pursuing the course of conduct; and

(b) perform such acts as in the opinion of the Superintendent are necessary to remedy the situation.

Opportunity for representations

(2) Subject to subsection (3), no direction shall be issued to a company or person under subsection (1) unless the company or person is provided with a reasonable opportunity to make representations in respect of the matter.

Temporary direction

(3) Where, in the opinion of the Superintendent, the length of time required for representations to be made under subsection (2) might be prejudicial to the public interest, the Superintendent may make a temporary direction with respect to the matters referred to in paragraphs (1)(a) and (b) having effect for a period of not more than fifteen days.

Idem

(4) Subject to section 508, a temporary direction under subsection (3) continues to have effect after the expiration of the fifteen day period referred to in that subsection if no representations are made to the Superintendent within that period or, if representations have been made, the Superintendent notifies the company or person that the Superintendent is not satisfied that there are sufficient grounds for revoking the direction.

508 [Repealed, 1996, c. 6, s. 125]

Court enforcement

509 (1) Where a company or person

(a) is contravening or has failed to comply with a prudential agreement entered into under section 506.1 or

œuvre des mesures visant à maintenir ou á améliorer sa santé financičre.

2001, ch. 9, art. 560.

Décisions

Décisions du surintendant

507 (1) S’il est d’avis qu’une société ou une personne est en train ou sur le point, dans le cadre de la gestion de l’activité commerciale de la société, de commettre un acte ou d’adopter une attitude, contraires aux bonnes pratiques du commerce, le surintendant peut lui enjoindre de prendre les mesures suivantes ou l’une d’elles :

a) y mettre un terme ou s’en abstenir;

b) prendre les mesures qui, selon lui, s’imposent pour remédier á la situation.

Observations

(2) Sous réserve du paragraphe (3), le surintendant ne peut imposer l’obligation visée au paragraphe (1) sans donner la possibilité à la société ou à la personne de présenter ses observations à cet égard.

Décision

(3) Lorsqu’à son avis, le délai pour la présentation des observations pourrait ętre préjudiciable á l’intéręt public, le surintendant peut imposer les obligations visées aux alinéas (1)a) et b) pour une période d’au plus quinze jours.

Idem

(4) Sous réserve de l’article 508, la décision ainsi prise reste en vigueur aprčs l’expiration des quinze jours si aucune observation n’a été présentée dans ce délai ou si le surintendant avise la société ou la personne qu’il n’est pas convaincu que les observations présentées justifient la révocation de la décision.

508 [Abrogé, 1996, ch. 6, art. 125]

Exécution judiciaire

509 (1) En cas de manquement soit á un accord prudentiel conclu en vertu de l’article 506.1, soit à une décision prise aux termes des paragraphes 507(1) ou (3), soit á une disposition de la présente loi — notamment une

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PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Directions of Compliance	Articles 509-509.1
Sections 509-509.1

a direction of the Superintendent issued to the company or person pursuant to subsection 507(1) or (3),

(b) is contravening this Act, or

(c) has omitted to do any thing under this Act that is required to be done by or on the part of the company or person,

the Superintendent may, in addition to any other action that may be taken under this Act, apply to a court for an order requiring the company or person to comply with the prudential agreement or direction, cease the contravention or do any thing that is required to be done, and on such application the court may so order and make any other order it thinks fit.

Appeal

(2) An appeal from a decision of a court under subsection (1) lies in the same manner, and to the same court, as an appeal from any other order of the court.

1991, c. 45, s. 509; 2001, c. 9, s. 561.

Disqualification and Removal of Directors or Senior Officers

Meaning of senior officer

509.01 In sections 509.1 and 509.2, senior officer means the chief executive officer, secretary, treasurer or controller of a company or any other officer reporting directly to the company’s board of directors or chief executive officer.

2001, c. 9, s. 562.

Application

509.1 (1) This section applies only in respect of a company

(a) that has been notified by the Superintendent that this section applies to it where the company is subject to measures designed to maintain or improve its safety and soundness, which measures

(i) have been specified by the Superintendent by way of conditions or limitations in respect of the order approving the commencement and carrying on of the company’s business, or

(ii) are contained in a prudential agreement entered into under section 506.1 or an undertaking given by the company to the Superintendent; or

(b) that is the subject of a direction made under section 507 or an order made under subsection 473(3).

obligation — , le surintendant peut, en plus de toute autre mesure qu’il est déjŕ habilité á prendre sous le régime de celle-ci, demander á un tribunal de rendre une ordonnance obligeant la société ou personne en faute á mettre fin ou remédier au manquement, ou toute autre ordonnance qu’il juge indiquée en l’espčce.

Appel

(2) L’ordonnance ainsi rendue peut ętre portée en appel, de la męme façon, devant la juridiction compétente pour juger en appel toute autre ordonnance du tribunal.

1991, ch. 45, art. 509; 2001, ch. 9, art. 561.

Rejet des candidatures et destitution

Définition de cadre dirigeant

509.01 Pour l’application des articles 509.1 et 509.2, cadre dirigeant s’entend du premier dirigeant, du secré-taire, du trésorier ou du contrôleur d’une société ou de tout autre dirigeant relevant directement de son conseil d’administration ou de son premier dirigeant.

2001, ch. 9, art. 562.

Application

509.1 (1) Le présent article s’applique á la société :

a) soit avisée par le surintendant de son assujettisse-ment au présent article dans les cas oů elle est visée par des mesures prises pour maintenir ou améliorer sa santé financičre, lesquelles mesures figurent dans un accord prudentiel conclu en vertu de l’article 506.1 ou dans un engagement qu’elle a donné au surintendant, ou prennent la forme de conditions ou restrictions ac-cessoires á l’ordonnance d’agrément lui permettant de commencer á fonctionner;

b) soit visée par une décision prise aux termes de l’ar-ticle 507 ou par une ordonnance prise en application du paragraphe 473(3).

Current to May 29, 2023	320	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Disqualification and Removal of Directors or Senior Officers	Rejet des candidatures et destitution
Section 509.1	Article 509.1

Information to be provided

(2) A company shall provide the Superintendent with the name of

(a) each person who has been nominated for election or appointment as a member of its board of directors,

(b) each person who has been selected by the company for appointment as a senior officer, and

(c) each person who is newly elected as a director of the company at a meeting of shareholders and who was not proposed for election by anyone involved in the management of the company,

together with such other information about the background, business record and experience of the person as the Superintendent may require.

When information to be provided

(3) The information required by subsection (2) shall be provided to the Superintendent

(a) at least thirty days prior to the date or proposed date of the election or appointment or within such shorter period as the Superintendent may allow; or

(b) in the case of a person referred to in paragraph (2)(c), within fifteen days after the date of the election of the person.

Disqualification or removal

(4) If the Superintendent is of the opinion that, on the basis of the competence, business record, experience, conduct or character of a person, he or she is not suitable to hold that position, the Superintendent may, by order

(a) in the case of a person referred to in paragraph (2)(a) or (b), disqualify the person from being elected or appointed as a director of a company or from being appointed as a senior officer; or

(b) in the case of a person referred to in paragraph (2)(c), remove the person from office as a director of the company.

Risk of prejudice

(4.1) In forming an opinion under subsection (4), the Superintendent must consider whether the interests of the depositors and creditors of the company would likely be prejudiced if the person were to take office or continue to hold office, as the case may be.

Renseignements à communiquer

(2) La société communique au surintendant le nom :

a) des candidats á une élection ou á une nomination au conseil d’administration;

b) des personnes qu’elle a choisies pour être nommées á un poste de cadre dirigeant;

c) de toute personne nouvellement élue au poste d’administrateur á une assemblée des actionnaires et dont la candidature n’avait pas été proposée par une personne occupant un poste de gestion.

Elle lui communique également les renseignements personnels qui les concernent et les renseignements sur leur expérience et leur dossier professionnel qu’il peut exiger.

Préavis

(3) Les renseignements doivent parvenir au surintendant :

a) dans le cas d’une personne visée aux alinéas (2)a) ou b), au moins trente jours avant la date prévue pour l’élection ou la nomination ou dans le délai plus court fixé par le surintendant;

b) dans le cas d’une personne visée á l’alinéa (2)c), dans les quinze jours suivant la date de l’élection de celle-ci.

Absence de qualification

(4) Le surintendant peut par ordonnance, en se fondant sur la compétence, l’expérience, le dossier professionnel, la conduite, la personnalité ou la moralité des personnes en cause :

a) dans les cas visés aux alinéas (2)a) ou b), écarter le nom de celles qui, á son avis, ne sont pas qualifiées pour occuper un poste d’administrateur ou de cadre dirigeant;

b) dans le cas visé à l’alinéa (2)c), destituer du poste d’administrateur celles qu’il n’estime pas qualifiées.

Risque de préjudice

(4.1) Dans l’exercice du pouvoir visé au paragraphe (4), le surintendant doit prendre en considération la question de savoir si l’entrée en fonctions de la personne ou le fait qu’elle continue d’occuper son poste nuira vraisembla-blement aux intéręts des déposants et créanciers de la société.

Current to May 29, 2023	321	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Disqualification and Removal of Directors or Senior Officers	Rejet des candidatures et destitution
Sections 509.1-509.2	Articles 509.1-509.2

Representations may be made

(5) The Superintendent must in writing notify the person concerned and the company of any action that the Superintendent proposes to take under subsection (4) and must afford them an opportunity within 15 days after the date of the notice, or within any longer period that the Superintendent allows, to make representations to the Superintendent in relation to the matter.

Prohibition

(6) Where an order has been made under subsection (4)

(a) disqualifying a person from being elected or appointed to a position, the person shall not be, and the company shall not permit the person to be, elected or appointed to the position; or

(b) removing a director from office, the person shall not continue to hold, and the company shall not permit the person to continue to hold, office as a director.

1996, c. 6, s. 126; 2001, c. 9, s. 563.

Removal of directors or senior officers

509.2 (1) The Superintendent may, by order, remove a person from office as a director or senior officer of a company if the Superintendent is of the opinion that the person is not suitable to hold that office

(a) on the basis of the competence, business record, experience, conduct or character of the person; or

(b) because the person has contravened or, by action or negligence, has contributed to the contravention of

(i) this Act or the regulations made under it,

(ii) a direction made under section 507, (iii) an order made under subsection 473(3),

(iv) a condition or limitation in respect of the order approving the commencement and carrying on the company’s business, or

(v) a prudential agreement entered into under section 506.1 or an undertaking given by the company to the Superintendent.

Observations

(5) Le surintendant donne un préavis écrit á la personne concernée et á la société relativement á toute mesure qu’il entend prendre aux termes du paragraphe (4) et leur donne l’occasion de présenter leurs observations dans les quinze jours suivant la date de ce préavis ou dans le délai supérieur qu’il peut fixer.

Interdiction

(6) Il est interdit :

a) aux personnes assujetties á une ordonnance prise en vertu de l’alinéa (4)a) de se faire élire ou nommer au poste pour lequel elles n’ont pas été jugées quali-fiées et á la société de permettre qu’elles se fassent élire ou nommer;

b) aux personnes assujetties à une ordonnance prise en vertu de l’alinéa (4)b) de continuer á occuper le poste d’administrateur et à la société de les laisser continuer d’occuper le poste.

1996, ch. 6, art. 126; 2001, ch. 9, art. 563.

Destitution des administrateurs et des cadres dirigeants

509.2 (1) Le surintendant peut, par ordonnance, destituer une personne de son poste d’administrateur ou de cadre dirigeant d’une société s’il est d’avis, en se fondant sur un ou plusieurs des éléments ciaprčs, qu’elle n’est pas qualifiée pour occuper ce poste :

a) sa compétence, son expérience, son dossier profes-sionnel, sa conduite, sa personnalité ou sa moralité;

b) le fait qu’elle a contrevenu ou a contribué par son action ou sa négligence á contrevenir :

(i) à la présente loi ou à ses règlements,

(ii) á une décision prise aux termes de l’article 507,

(iii) à une ordonnance prise en vertu du paragraphe 473(3),

(iv) aux conditions ou restrictions accessoires á l’ordonnance d’agrément permettant á la société de commencer á fonctionner,

(v) á un accord prudentiel conclu en vertu de l’article 506.1 ou à un engagement que la société a don-né au surintendant.

Current to May 29, 2023	322	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Disqualification and Removal of Directors or Senior Officers	Rejet des candidatures et destitution
Section 509.2	Article 509.2

Risk of prejudice

(2) In forming an opinion under subsection (1), the Superintendent must consider whether the interests of the depositors and creditors of the company have been or are likely to be prejudiced by the person’s holding office as a director or senior officer.

Representations may be made

(3) The Superintendent must in writing notify the person concerned and the company of any removal order that the Superintendent proposes to make under subsection (1) and must afford them an opportunity within 15 days after the date of the notice, or within any longer period that the Superintendent allows, to make representations to the Superintendent in relation to the matter.

Suspension

(4) If the Superintendent is of the opinion that the public interest may be prejudiced by the director or senior officer continuing to exercise the powers or carry out the duties and functions of that office during the period for making representations, the Superintendent may make an order suspending the director or senior officer. The suspension may not extend beyond 10 days after the expiration of that period.

Notice of order

(5) The Superintendent shall, without delay, notify the director or senior officer, as the case may be, and the company of a removal order or suspension order.

Consequences of removal order

(6) The director or senior officer, as the case may be, ceases to hold that office as of the date the removal order is made or any later date specified in the order.

Appeal

(7) The director or senior officer, as the case may be, or the company may, within 30 days after the date of receipt of notice of the removal order under subsection (5), or within any longer period that the Court allows, appeal the matter to the Federal Court.

Powers of Federal Court

(8) The Federal Court, in the case of an appeal, may dismiss the appeal or set aside the removal order.

Order not stayed by appeal

(9) A removal order is not stayed by an appeal.

2001, c. 9, s. 564.

Risque de préjudice

(2) Dans l’exercice du pouvoir visé au paragraphe (1), le surintendant doit prendre en considération la question de savoir si le fait que la personne occupe le poste a nui aux intérêts des déposants et créanciers de la société ou y nuira vraisemblablement.

Observations

(3) Le surintendant donne un préavis écrit á la personne concernée et á la société relativement á l’ordonnance de destitution qu’il entend prendre en vertu du paragraphe (1) et leur donne l’occasion de présenter leurs observations dans les quinze jours suivant la date de ce préavis ou dans le délai supérieur qu’il peut fixer.

Suspension

(4) Lorsque, á son avis, le fait pour l’administrateur ou le cadre dirigeant d’exercer les attributions de son poste pendant le délai prévu pour la présentation des observations nuira vraisemblablement á l’intéręt public, le surin-tendant peut prendre une ordonnance ayant pour effet de suspendre celuici pour une période qui ne peut dépasser de plus de dix jours le délai prévu.

Avis

(5) Le surintendant avise sans délai l’administrateur ou le cadre dirigeant, selon le cas, et la société de l’ordon-nance de destitution ou de suspension.

Effet de l’ordonnance de destitution

(6) L’administrateur ou le cadre dirigeant, selon le cas, cesse d’occuper son poste dčs la prise de l’ordonnance de destitution ou à la date postérieure qui y est précisée.

Appel

(7) L’administrateur ou le cadre dirigeant, selon le cas, ou la société peuvent interjeter appel à la Cour fédérale de l’ordonnance de destitution, dans les trente jours sui-vant la date de réception de l’avis donné au titre du paragraphe (5) ou dans le délai supérieur que la Cour peut accorder.

Pouvoirs de la Cour fédérale

(8) La Cour fédérale statue sur l’appel soit par le rejet pur et simple de celuici, soit par l’annulation de l’ordon-nance de destitution.

Appel non suspensif

(9) L’appel n’est pas suspensif.

2001, ch. 9, art. 564.

Current to May 29, 2023	323	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Supervisory Intervention	Surveillance et intervention
Section 510	Article 510

Supervisory Intervention

Superintendent may take control

510 (1) Subject to this Act, where any of the circumstances described in subsection (1.1) exist in respect of a company, the Superintendent may

(a) take control, for a period not exceeding sixteen days, of the assets of the company and the assets held in trust by or under the administration of the company; or

(b) unless the Minister advises the Superintendent that the Minister is of the opinion that it is not in the public interest to do so,

(i) take control, for a period exceeding sixteen days, of the assets of the company and the assets held in trust by or under the administration of the company,

(ii) where control of assets has been taken under paragraph (a), continue the control beyond the sixteen days referred to in that paragraph, or

(iii) take control of the company.

Circumstances for taking control

(1.1) Control by the Superintendent under subsection (1) may be taken in respect of a company where

(a) the company has failed to pay its liabilities or, in the opinion of the Superintendent, will not be able to pay its liabilities as they become due and payable;

(b) [Repealed, 2001, c. 9, s. 565]

(c) the assets of the company are not, in the opinion of the Superintendent, sufficient to give adequate protection to the company’s depositors and creditors;

(d) any asset appearing on the books or records of the company or held in trust by or under the administration of the company is not, in the opinion of the Superintendent, satisfactorily accounted for;

(e) the regulatory capital of the company has, in the opinion of the Superintendent, reached a level or is eroding in a manner that may detrimentally affect the company’s depositors or creditors;

(f) the company has failed to comply with an order of the Superintendent under paragraph 473(3)(a);

Surveillance et intervention

Prise de contrôle

510 (1) Sous réserve des autres dispositions de la pré-sente loi, le surintendant peut, dans les circonstances visées au paragraphe (1.1) :

a) prendre le contrôle pendant au plus seize jours de l’actif d’une société ainsi que de l’actif qu’elle détient en fiducie ou qu’elle administre;

b) sauf avis contraire du ministre fondé sur l’intéręt public, en prendre le contrôle pour plus de seize jours, continuer d’en assumer le contrôle audelŕ de ce terme ou prendre le contrôle de la société.

Circonstances permettant la prise de contrôle

(1.1) Le surintendant peut prendre le contrôle visé au paragraphe (1) á l’égard de la société :

a) qui a omis de payer une dette exigible ou qui, à son avis, ne pourra payer ses dettes au fur et á mesure qu’elles deviendront exigibles;

b) [Abrogé, 2001, ch. 9, art. 565]

c) qui n’a pas un actif suffisant, à son avis, pour assurer une protection adéquate á ses déposants et créan-ciers;

d) dont un élément d’actif figurant dans ses livres, dé-tenu en fiducie ou qu’elle administre n’est pas, à son avis, correctement pris en compte;

e) dont le capital réglementaire a, à son avis, atteint un seuil ou se dégrade au point oů ses déposants ou ses créanciers risquent d’ętre lésés;

f) qui n’a pas suivi l’ordonnance qu’il a prise en vertu du paragraphe 473(3) lui enjoignant d’augmenter son capital;

g) dont la police d’assurancedépôts a été résiliée par la Société d’assurance-dépôts du Canada;

Current to May 29, 2023	324	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Supervisory Intervention	Surveillance et intervention
Section 510	Article 510

(g) the company’s deposit insurance has been terminated by the Canada Deposit Insurance Corporation; or

(h) in the opinion of the Superintendent, any other state of affairs exists in respect of the company that may be materially prejudicial to the interests of the company’s depositors or creditors or the beneficiaries of any trust under the company’s administration, including where proceedings under a law relating to bankruptcy or insolvency have been commenced in Canada or elsewhere in respect of the holding body corporate of the company.

Notice of proposed action

(1.2) The Superintendent must notify a company of any action proposed to be taken in respect of it under paragraph (1)(b) and of its right to make written representations to the Superintendent within the time specified in the notice not exceeding ten days after it receives the notice.

Objectives of Superintendent

(2) Where, pursuant to subsection (1), the Superintendent has control of the assets of a company referred to in that subsection, the Superintendent may do all things necessary or expedient to protect the rights and interests of the depositors and creditors of the company or the beneficiaries of any trust under the administration of the company.

Powers of Superintendent

(3) Where, pursuant to subsection (1), the Superintendent has control of the assets of a company referred to in that subsection,

(a) the company shall not make, acquire or transfer any loan or make any purchase, sale or exchange of securities or any disbursement or transfer of cash of any kind without the prior approval of the Superintendent or a representative designated by the Superintendent; and

(b) no director, officer or employee of the company shall have access to any cash or securities held by or under the administration of the company unless

(i) a representative of the Superintendent accompanies the director, officer or employee, or

(ii) the access is previously authorized by the Superintendent or the Superintendent’s representative.

1991, c. 45, s. 510; 1996, c. 6, s. 127; 2001, c. 9, s. 565.

h) où, à son avis, il existe une autre situation qui risque de porter un préjudice réel aux intérêts de ses déposants ou créanciers, ou aux bénéficiaires d’une fiducie qu’elle administre, y compris l’existence de pro-cédures engagées, au Canada ou á l’étranger, á l’égard de sa société mère au titre du droit relatif à la faillite ou à l’insolvabilité.

Avis

(1.2) Le surintendant avise la société avant de prendre la mesure visée à l’alinéa (1)b) et lui fait part de son droit de faire valoir ses observations par écrit dans le délai qu’il fixe ou, au plus tard, dix jours aprčs réception de l’avis.

Objectifs du surintendant

(2) Aprčs avoir pris le contrôle de l’actif d’une société en vertu du paragraphe (1), le surintendant peut prendre toutes les mesures utiles pour protéger les droits et inté-ręts des déposants et créanciers de celleci ou des bénéfi-ciaires des fiducies dont elle a l’administration.

Pouvoirs du surintendant

(3) Lorsque le surintendant a le contrôle de l’actif de la société visé au paragraphe (1) :

a) celle-ci ne peut consentir, acquérir ou céder de pręt, ni faire d’achat, de vente ou d’échange de valeurs mobiličres, ni procéder á des sorties ou virements de fonds de quelque sorte que ce soit, sans l’approbation préalable du surintendant ou de son délégué;

b) aucun administrateur, dirigeant ou employé de la société n’a accčs á l’encaisse ou aux valeurs mobiličres détenues par la société ou dont elle a l’administration, á moins d’ętre accompagné d’un délégué du surintendant, ou d’y avoir été préalablement autorisé par le surintendant ou son délégué.

1991, ch. 45, art. 510; 1996, ch. 6, art. 127; 2001, ch. 9, art. 565.

Current to May 29, 2023	325	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent	PARTIE XII Réglementation des sociétés : surintendant
Remedial Powers	Réparation
Supervisory Intervention	Surveillance et intervention
Sections 511 to 513-515.1	Articles 511 à 513-515.1

511 to 513 [Repealed, 1996, c. 6, s. 128]

Powers of directors and officers suspended

514 (1) Where the Superintendent takes control of a company pursuant to subparagraph 510(1)(b)(iii), the powers, duties, functions, rights and privileges of the directors of the company and of the officers of the company responsible for its management are suspended.

Superintendent to manage company

(2) Where the Superintendent takes control of a company pursuant to subparagraph 510(1)(b)(iii), the Superintendent shall manage the business and affairs of the company and in so doing the Superintendent

(a) may perform any of the duties and functions that the persons referred to in subsection (1) were performing prior to the taking of control; and

(b) has and may exercise any power, right or privilege that any such person had or could have exercised prior to the taking of control.

Persons to assist

(3) Where the Superintendent takes control of a company pursuant to subparagraph 510(1)(b)(iii), the Superintendent may appoint one or more persons to assist in the management of the company.

1991, c. 45, s. 514; 1996, c. 6, s. 129.

Expiration of control

515 Control by the Superintendent under subsection 510(1) of a company or of the assets of a company and the assets held in trust by or under the administration of the company expires on the day on which a notice by the Superintendent is sent to the directors and officers who conducted the business and affairs of the company stating that the Superintendent is of the opinion that the circumstances leading to the taking of control by the Superintendent have been substantially rectified and that the company can resume control of its business and affairs.

1991, c. 45, s. 515; 1996, c. 6, s. 129.

Superintendent may request winding-up

515.1 The Superintendent may, at any time before the receipt of a request under section 516 to relinquish control of a company or of the assets of a company and the assets held in trust by or under the administration of the company, request the Attorney General of Canada to apply for a winding-up order under section 10.1 of the Winding-up and Restructuring Act in respect of the company where

(a) the assets of the company and the assets held in trust by or under the administration of the company

511 à 513 [Abrogés, 1996, ch. 6, art. 128]

Suspension des pouvoirs et fonctions

514 (1) Lorsque le surintendant prend le contrôle de la société, les pouvoirs, fonctions, droits et privilèges des administrateurs et dirigeants responsables de sa gestion sont suspendus.

Gestion par le surintendant

(2) Le surintendant doit gérer les activités commerciales et les affaires internes de la société dont il a pris le contrôle; à cette fin, il est chargé des attributions anté-rieurement exercées par les personnes mentionnées au paragraphe (1) et se voit attribuer tous les droits et privi-lèges qui leur étaient alors dévolus.

Aide

(3) Le cas échéant, le surintendant peut nommer une ou plusieurs personnes pour l’aider á la gérer.

1991, ch. 45, art. 514; 1996, ch. 6, art. 129.

Fin du contrôle

515 Le contrôle pris en vertu du paragraphe 510(1) se termine á la date d’expédition d’un avis du surintendant aux administrateurs et dirigeants en poste avant la prise de contrôle indiquant qu’il est d’avis que la situation motivant la prise de contrôle a été en grande partie corrigée et que la société peut reprendre le contrôle de ses activi-tés commerciales et de ses affaires internes.

1991, ch. 45, art. 515; 1996, ch. 6, art. 129.

Liquidation

515.1 Le surintendant peut demander au procureur gé-néral du Canada de requérir l’ordonnance de mise en liquidation prévue á l’article 10.1 de la Loi sur les liquidations et les restructurations á l’égard :

a) soit d’une société dont l’actif ainsi que l’actif qu’elle détient en fiducie ou qu’elle administre sont sous son contrôle en vertu de l’alinéa 510(1)b);

Current to May 29, 2023	326	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XII Regulation of Companies — Superintendent Remedial Powers	PARTIE XII Réglementation des sociétés : surintendant Réparation
Supervisory Intervention	Surveillance et intervention
Sections 515.1-518	Articles 515.1-518

are under the control of the Superintendent pursuant to subparagraph 510(1)(b)(i) or (ii); or

(b) the company is under the control of the Superintendent pursuant to subparagraph 510(1)(b)(iii).

1996, c. 6, s. 129.

Requirement to relinquish control

516 Where no action has been taken by the Superintendent under section 515.1 and, after thirty days following the taking of control by the Superintendent under subsection 510(1) of a company or of the assets of a company and the assets held in trust by or under the administration of the company, the Superintendent receives from its board of directors a notice in writing requesting the Superintendent to relinquish control, the Superintendent must, not later than twelve days after receipt of the notice,

(a) comply with the request; or

(b) request the Attorney General of Canada to apply for a winding-up order under section 10.1 of the Winding-up and Restructuring Act in respect of the company.

1991, c. 45, s. 516; 1996, c. 6, s. 129.

Advisory committee

517 The Superintendent may, from among the companies that are subject to an assessment under section 23 of the Office of the Superintendent of Financial Institutions Act and required to share in the expenses resulting from the taking of control of a company pursuant to subsection 510(1), appoint a committee of not more than six members to advise the Superintendent in respect of assets, management and all other matters pertinent to the duties and responsibilities of the Superintendent in exercising control of the company.

1991, c. 45, s. 517; 1996, c. 6, s. 129.

Expenses payable by company

518 (1) Where the Superintendent has taken control of a company pursuant to subparagraph 510(1)(b)(iii) and the control expires or is relinquished pursuant to section 515 or paragraph 516(a), the Superintendent may direct that the company be liable for repayment of all or part of the expenses resulting from the taking of control of the company and assessed against and paid by other companies pursuant to section 23 of the Office of the Superintendent of Financial Institutions Act, together with such interest in respect thereof at such rate as is specified by the Superintendent.

b) soit d’une société sous son contrôle en vertu de cet alinéa.

1996, ch. 6, art. 129.

Abandon du contrôle ou demande de mise en liquidation

516 S’il n’a pris aucune des mesures prévues à l’article 515.1, le surintendant doit, douze jours après réception de la requęte écrite du conseil d’administration demandant la fin du contrôle et présentée au plus tôt trente jours après la prise de contrôle de la société ou de son actif ainsi que de l’actif qu’elle détient en fiducie ou qu’elle administre, soit abandonner le contrôle, soit demander au procureur général du Canada de requérir, à l’endroit de la société, l’ordonnance de mise en liquidation prévue à l’article 10.1 de la Loi sur les liquidations et les restructurations.

1991, ch. 45, art. 516; 1996, ch. 6, art. 129.

Comité consultatif

517 Le surintendant peut, parmi les sociétés qui sont as-sujetties à la cotisation prévue à l’article 23 de la Loi sur le Bureau du surintendant des institutions financières et doivent contribuer aux frais résultant de la prise de contrôle d’une société, former un comité d’au plus six membres pour le conseiller en ce qui concerne l’actif, la gestion ou toute autre question afférente à ses devoirs et responsabilités dans l’exercice d’un tel contrôle.

1991, ch. 45, art. 517; 1996, ch. 6, art. 129.

Frais à la charge de la société

518 (1) S’il abandonne le contrôle d’une société ou que celui-ci prend fin aux termes de l’article 515 ou confor-mément à la requęte du conseil d’administration, le sur-intendant peut ordonner que la société soit tenue de rem-bourser, en tout ou en partie, les frais résultant de la prise de contrôle qui ont fait l’objet de la cotisation et ont déjà été payés par d’autres sociétés en vertu de l’article 23 de la Loi sur le Bureau du surintendant des institutions financières, ainsi que l’intéręt afférent au taux fixé par lui.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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PART XII Regulation of Companies — Superintendent Remedial Powers	PARTIE XII Réglementation des sociétés : surintendant Réparation
Supervisory Intervention	Surveillance et intervention
Sections 518-520.2	Articles 518-520.2

Debt due to Her Majesty

(2) Where any direction is made under subsection (1), the amount for which the company is liable is a debt due to Her Majesty in right of Canada payable on demand and is recoverable in the Federal Court or any other court of competent jurisdiction.

1991, c. 45, s. 518; 1996, c. 6, s. 130.

Priority of claim in liquidation

519 In the case of the winding-up of a company, the expenses resulting from the taking of control of the company under subsection 510(1) and assessed against and paid by other companies pursuant to section 23 of the Office of the Superintendent of Financial Institutions Act, and interest in respect thereof at such rate as is specified by the Superintendent, constitute a claim of Her Majesty in right of Canada against the assets of the company that ranks after all other claims but prior to any claim in respect of the shares of the company.

1991, c. 45, s. 519; 1996, c. 6, s. 131(E).

Application of assessment

520 Any amount recovered pursuant to section 518 or 519 shall be applied to reduce the total amount of expenses incurred for or in connection with the administration of this Act.

PART XII.1

Regulation of Companies — Commissioner

Required information

520.1 A company shall provide the Commissioner with the information at the times and in the form that the Commissioner may require for the purposes of the administration of the Financial Consumer Agency of Canada Act and the consumer provisions.

2001, c. 9, s. 566.

Confidential information

520.2 (1) Subject to subsection (2), information regarding the business or affairs of a company or regarding persons dealing with one that is obtained by the Commissioner or by any person acting under the direction of the Commissioner, in the course of the exercise or performance of powers, duties and functions referred to in subsection 5(1) of the Financial Consumer Agency of Canada Act, and any information prepared from that information, is confidential and shall be treated accordingly.

Créance de Sa Majesté

(2) Le montant que la société est tenue de rembourser en vertu du paragraphe (1) constitue une créance de Sa Majesté du chef du Canada payable sur demande et est recouvrable à ce titre devant la Cour fédérale ou tout autre tribunal compétent.

1991, ch. 45, art. 518; 1996, ch. 6, art. 130.

Priorité de réclamation en cas de liquidation

519 En cas de liquidation de la société, les frais visés au paragraphe 518(1), ainsi que l’intéręt afférent au taux fixé par le surintendant, constituent, sur l’actif de la société, une créance de Sa Majesté du chef du Canada venant au dernier rang mais avant toute créance sur les actions de la société.

1991, ch. 45, art. 519; 1996, ch. 6, art. 131(A).

Réduction

520 Les montants recouvrés conformément aux articles 518 ou 519 sont défalqués du montant total des frais ex-posés dans le cadre de l’application de la présente loi.

PARTIE XII.1

Réglementation des sociétés: commissaire

Demande de renseignements

520.1 La société fournit au commissaire, aux dates et en la forme précisées, les renseignements qu’il exige pour l’application de la Loi sur l’Agence de la consommation en matičre financičre du Canada et des dispositions vi-sant les consommateurs.

2001, ch. 9, art. 566.

Caractère confidentiel des renseignements

520.2 (1) Sous réserve du paragraphe (2), sont confidentiels et doivent ętre traités comme tels les renseigne-ments concernant l’activité commerciale et les affaires internes de la société ou concernant une personne faisant affaire avec elle — ainsi que les renseignements qui sont tirés de ceux-ci — , obtenus par le commissaire ou par toute autre personne exécutant ses directives, dans le cadre de l’exercice des attributions visées au paragraphe 5(1) de la Loi sur l’Agence de la consommation en ma-tičre financičre du Canada.

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PART XII.1 Regulation of Companies — Commissioner	PARTIE XII.1 Réglementation des sociétés : commissaire
Sections 520.2-520.4	Articles 520.2-520.4

Disclosure permitted

(2) If the Commissioner is satisfied that the information will be treated as confidential by the agency, body or person to whom it is disclosed, subsection (1) does not prevent the Commissioner from disclosing it

(a) to any government agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision;

(b) to any other agency or body that regulates or supervises financial institutions, for purposes related to that regulation or supervision;

(c) to the Canada Deposit Insurance Corporation for purposes related to its operation; and

(d) to the Deputy Minister of Finance or any officer of the Department of Finance authorized in writing by the Deputy Minister of Finance or to the Governor of the Bank of Canada or any officer of the Bank of Canada authorized in writing by the Governor of the Bank of Canada, for the purposes of policy analysis related to the regulation of financial institutions.

2001, c. 9, s. 566.

Examination

520.3 (1) The Commissioner, from time to time, but at least once in each calendar year, shall make or cause to be made any examination and inquiry that the Commissioner considers necessary for the purposes of satisfying the Commissioner that the applicable consumer provisions are being complied with and, after the conclusion of each examination and inquiry, shall report on it to the Minister.

Access to records of company

(2) The Commissioner or a person acting under the Commissioner’s direction in carrying out his or her duties under subsection (1)

(a) has a right of access to any records, including electronic records, of a company; and

(b) may require the directors or officers of a company to provide information and explanations, to the extent that they are reasonably able to do so, in respect of any matter subject to examination or inquiry under subsection (1).

2001, c. 9, s. 566.

Power of Commissioner on inquiry

520.4 The Commissioner, in carrying out his or her duties in relation to consumer provisions, has all the powers of a person appointed as a commissioner under Part II of

Communication autorisée

(2) S’il est convaincu que les renseignements seront trai-tés comme confidentiels par leur destinataire, le commis-saire peut les communiquer :

a) à une agence ou à un organisme gouvernemental qui réglemente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

b) à une autre agence ou à un autre organisme qui ré-glemente ou supervise des institutions financières, à des fins liées à la réglementation ou à la supervision;

c) à la Société d’assurance-dépôts du Canada pour l’accomplissement de ses fonctions;

d) au sousministre des Finances, ou à tout fonctionnaire du ministčre des Finances que celui-ci a délégué par écrit, ou au gouverneur de la Banque du Canada, ou à tout fonctionnaire de la Banque du Canada que celuici a délégué par écrit, pour l’analyse de la poli-tique en matičre de réglementation des institutions financières.

2001, ch. 9, art. 566.

Examen

520.3 (1) Afin de s’assurer que la société se conforme aux dispositions visant les consommateurs applicables, le commissaire, à l’occasion, mais au moins une fois par an, procčde ou fait procéder à un examen et à une enquęte dont il fait rapport au ministre.

Droit d’obtenir communication des pièces

(2) Pour l’application du paragraphe (1), le commissaire ou toute personne agissant sous ses ordres :

a) a accès aux documents, notamment sous forme électronique, de la société;

b) peut exiger des administrateurs ou des dirigeants qu’ils lui fournissent, dans la mesure du possible, les renseignements et éclaircissements qu’il réclame pour examen ou enquęte pour l’application du paragraphe (1).

2001, ch. 9, art. 566.

Pouvoirs du commissaire

520.4 Le commissaire jouit, pour l’application des dispositions visant les consommateurs, des pouvoirs conférés aux commissaires en vertu de la partie II de la Loi sur

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PART XII.1 Regulation of Companies — Commissioner	PARTIE XII.1 Réglementation des sociétés : commissaire
Sections 520.4-522	Articles 520.4-522

the Inquiries Act for the purpose of obtaining evidence under oath, and may delegate those powers to any person acting under the Commissioner’s direction.

2001, c. 9, s. 566.

Compliance agreement

520.5 The Commissioner may enter into an agreement, called a “compliance agreement”, with a company for the purposes of implementing any measure designed to further compliance by it with the consumer provisions.

2001, c. 9, s. 566.

PART XIII

Administration

Notices and Other Documents

Execution of documents

520.6 Any by-law, notice, resolution, requisition, statement or other document required or permitted to be executed or signed by more than one person for the purposes of this Act may be executed or signed in several documents of like form, each of which is executed or signed by one or more of the persons. The documents if duly executed or signed by all persons required or permitted to sign them are deemed to constitute one document for the purposes of this Act.

2005, c. 54, s. 446.

Notice to directors and shareholders

521 A notice or document required by this Act or the regulations or by the incorporating instrument or bylaws of a company to be sent to a shareholder or director of a company may be sent by prepaid mail addressed to, or may be delivered personally to,

(a) the shareholder at the shareholder’s latest address as shown in the records of the company or its transfer agent; and

(b) the director at the director’s latest address as shown in the records of the company or in the latest return made under section 499.

Presumption from return

522 A director named in the latest return sent by a company to the Superintendent under section 499 is presumed for the purposes of this Act to be a director of the company referred to in the return.

les enquêtes pour la réception des dépositions sous serment; il peut les déléguer à une personne agissant sous ses ordres.

2001, ch. 9, art. 566.

Accord de conformité

520.5 Le commissaire peut conclure un accord, appelé « accord de conformité », avec une société afin de mettre en œuvre des mesures visant à favoriser le respect par celle-ci des dispositions visant les consommateurs.

2001, ch. 9, art. 566.

PARTIE XIII

Application

Avis et autres documents

Présomption relative à la signature des documents

520.6 Les règlements administratifs, avis, résolutions, demandes, déclarations et autres documents qui doivent ou peuvent ètre signés par plusieurs personnes pour l’application de la présente loi peuvent ètre rédigés en plusieurs exemplaires de même forme, dont chacun est signé par une ou plusieurs de ces personnes. Ces exemplaires dûment signés sont réputés constituer un seul document pour l’application de la présente loi.

2005, ch. 54, art. 446.

Avis aux administrateurs et aux actionnaires

521 Les avis ou documents dont la présente loi, ses règlements d’application, l’acte constitutif ou les règlements administratifs de la société exigent l’envoi aux actionnaires ou aux administrateurs peuvent être adressés sous pli pré-affranchi ou remis en personne :

a) aux actionnaires, à la dernière adresse figurant dans les livres de la société ou de son agent de transfert;

b) aux administrateurs, à la dernière adresse figurant dans les livres de la société ou dans le plus récent des relevés visés à l’article 499.

Présomption

522 Les administrateurs nommés dans le dernier relevé reçu par le surintendant sont présumés, pour l’application de la présente loi, être administrateurs de la société qui y est mentionnée.

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PART XIII Administration	PARTIE XIII Application
Notices and Other Documents	Avis et autres documents
Sections 523-525	Articles 523-525

Presumption of receipt

523 (1) A notice or document sent by mail in accordance with section 521 to a shareholder or director is deemed to be received by the shareholder or director at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at that time or at all.

Undelivered notices

(2) If a company sends a notice or document to a shareholder in accordance with section 521 and it is returned on two consecutive occasions because the shareholder cannot be found, the company is not required to send any further notices or documents to the shareholder until it is informed in writing of their new address.

1991, c. 45, s. 523; 2005, c. 54, s. 447.

Service on a company

524 A notice or document required by this Act to be sent to or served on a company may be sent by registered mail to the head office of the company and, if so sent, is deemed to be received or served at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the company did not receive the notice or document at that time or at all.

Certificate of company

525 (1) A certificate issued on behalf of a company stating any fact that is set out in the incorporating instrument, the by-laws, the minutes of the meetings of the directors, a committee of directors or the shareholders, or in a contract to which the company is a party, may be signed by a director or an officer of the company.

Proof of certain cases

(2) When introduced as evidence in any civil, criminal or administrative action or proceeding,

(a) a fact stated in a certificate referred to in subsection (1),

(b) a certified extract from a securities register of a company, or

(c) a certified copy of, or an extract from, minutes of a meeting of shareholders, directors or a committee of directors of a company is, in the absence of evidence to the contrary, proof of the facts so certified without proof of the signature or official character of the person appearing to have signed the certificate.

Idem

523 (1) Les actionnaires ou administrateurs auxquels sont expédiés les avis ou documents obligatoires sont réputés, sauf s’il existe des motifs valables à l’effet contraire, les avoir reçus à la date normale de livraison par la poste.

Retours

(2) La société n’est pas tenue d’envoyer les avis ou documents qui lui sont retournés deux fois de suite parce que l’actionnaire est introuvable, sauf si elle est informée par écrit de sa nouvelle adresse.

1991, ch. 45, art. 523; 2005, ch. 54, art. 447.

Avis et signification à une société

524 Les avis ou documents à envoyer ou signifier à une société en vertu de la présente loi peuvent l’être par courrier recommandé à son siège; leur réception ou signification est alors réputée, sauf s’il existe des motifs valables à l’effet contraire, avoir eu lieu à la date normale de livraison par la poste.

Certificat

525 (1) Le certificat délivré pour le compte d’une socié-té et énonçant un fait figurant dans l’acte constitutif, les rčglements administratifs, le procčs-verbal d’une assem-blée ou d’une réunion ainsi que dans les contrats aux-quels la société est partie peut ętre signé par tout admi-nistrateur ou dirigeant de celle-ci.

Preuve

(2) Dans les poursuites ou procédures civiles, pénales ou administratives, font foi de leur contenu sans qu’il soit nécessaire de prouver la signature ni la qualité officielle du signataire :

a) les faits énoncés dans le certificat visé au paragraphe (1);

b) les extraits certifiés conformes du registre des valeurs mobilières;

c) les copies ou extraits certifiés conformes des procès-verbaux des assemblées ou réunions.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Notices and Other Documents	Avis et autres documents
Sections 526-527.1	Articles 526-527.1

Entry in securities register

526 An entry in the securities register of, or on a security certificate issued by, a company is evidence that the person in whose name the security is registered is the owner of the securities described in the register or in the certificate.

1991, c. 45, s. 526; 2005, c. 54, s. 448(F).

Verification of documents or fact

527 (1) The Superintendent may require that a document or a fact stated in a document that is required by or under this Act to be sent to the Superintendent or to the Minister be verified in accordance with subsection (2).

Form of proof

(2) A document or fact required by this Act or by the Superintendent to be verified may be verified by affidavit made under oath or by statutory declaration under the Canada Evidence Act before any commissioner for oaths or for taking affidavits.

Alternative means of publication

527.1 (1) Anything that is required by a provision of this Act to be published in the Canada Gazette or to be published in any other way may, instead of being published in that way, be published in any manner that may be prescribed for the purpose of that provision.

Alternative means of publishing summaries

(2) Anything that is required by a provision of this Act to be summarized in a publication may instead be summarized and published in any manner that may be prescribed for the purpose of that provision.

Publication conditions

(3) Any condition under a provision of this Act that something be published in the Canada Gazette or in any other way is satisfied if that thing is published instead in any manner that may be prescribed for the purpose of that provision.

Other consequences

(4) Where a provision of this Act provides for consequences to follow the publication of something in the Canada Gazette or in any other manner, the same consequences follow the publication of that thing in any other manner that may be prescribed for the purpose of that provision.

1997, c. 15, s. 407.

Mentions au registre des valeurs mobilières

526 Les mentions au registre des valeurs mobilières et sur les certificats de valeurs mobilières émis par la société établissent que les personnes au nom desquelles les valeurs mobilières sont inscrites sont propriétaires des valeurs mentionnées dans le registre ou sur les certificats.

1991, ch. 45, art. 526; 2005, ch. 54, art. 448(F).

Vérification d’un document ou d’un fait

527 (1) Le surintendant peut exiger que soit vérifiée l’authenticité de tout document à lui adresser — ou au ministre — sous le régime de la présente loi, ainsi que de l’exactitude de tout fait qui y est énoncé.

Forme de preuve

(2) La vérification peut s’effectuer devant tout commissaire compétent, par voie d’affidavit ou de déclaration solennelle faite aux termes de la Loi sur la preuve au Canada.

Autres modes de publicité

527.1 (1) Tout document dont une disposition de la présente loi prévoit la publication, notamment dans la Gazette du Canada, peut être publié selon tout autre mode prévu par règlement pour l’application de cette disposition.

Autres modes de publication des résumés

(2) Les renseignements qui, aux termes d’une disposition de la présente loi, doivent faire l’objet de résumés à publier dans le cadre d’une publication peuvent être résumés, et le résumé publié, selon le mode prévu par règlement pour l’application de cette disposition.

Exigences de publication

(3) Toute exigence de publication, notamment dans la Gazette du Canada, prévue par une disposition de la présente loi est satisfaite par la publication selon le mode prévu par règlement pour l’application de cette disposition.

Autres conséquences

(4) Toute conséquence, prévue par une disposition de la présente loi, découlant de la publication, notamment dans la Gazette du Canada, découle de la même façon du mode de publication prévu par règlement pour l’application de cette disposition.

1997, ch. 15, art. 407.

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PART XIII Administration	PARTIE XIII Application
Approvals	Agréments
Sections 527.2-527.4	Articles 527.2-527.4

Approvals

Definition of approval

527.2 In sections 527.3 to 527.8, approval includes any consent, designation, order, exemption, extension or other permission granted by the Minister or the Superintendent under this Act, and includes the issuance of letters patent.

2001, c. 9, s. 567; 2007, c. 6, s. 382.

Matters to take into account — Minister

527.3 (1) In addition to any matters or conditions provided for in this Act that are relevant to the granting of an approval, the Minister may, in considering whether to grant the approval, take into account all matters that he or she considers relevant in the circumstances, including

(a) national security; and

(b) Canada’s international relations and its international legal obligations.

Matters to take into account — Superintendent

(2) In addition to any matters or conditions provided for in this Act that are relevant to the granting of an approval and to any prudential considerations that the Superintendent considers relevant in the circumstances, the Superintendent may, in considering whether to grant the approval, take into account

(a) national security; and

(b) Canada’s international relations and its international legal obligations.

2007, c. 6, s. 382.

Minister — terms, conditions and undertakings

527.4 (1) In addition to any other action that may be taken under this Act, the Minister may, in granting an approval, impose any terms and conditions or require any undertaking that the Minister considers appropriate, including any terms, conditions or undertakings specified by the Superintendent to maintain or improve the safety and soundness of any financial institution regulated under an Act of Parliament to which the approval relates or that might be affected by it.

Commissioner — supervision of terms, conditions and undertakings

(1.1) If the Minister specifies that the Commissioner is to supervise a company to determine if it is complying with any terms and conditions that are imposed, or

Agréments

Définition de agrément

527.2 Aux articles 527.3 à 527.8, agrément s’entend notamment de toute approbation, désignation, consentement, accord, arrêté, ordonnance, exemption, dispense, prorogation ou prolongation ou autre autorisation accordée sous le régime de la présente loi, par le ministre ou le surintendant, selon le cas; y est assimilée la délivrance de lettres patentes.

2001, ch. 9, art. 567; 2007, ch. 6, art. 382.

Facteurs : ministre

527.3 (1) Outre les facteurs et conditions prévus par la présente loi qui sont liés à l’octroi d’un agrément, le ministre peut prendre en compte tous les facteurs qu’il estime pertinents dans les circonstances avant d’octroyer son agrément, notamment :

a) la sécurité nationale;

b) les relations internationales du Canada et ses obligations juridiques internationales.

Facteurs : surintendant

(2) Outre les facteurs et conditions prévus par la présente loi qui sont liés à l’octroi d’un agrément et les considérations de prudence qu’il estime pertinentes dans les circonstances, le surintendant peut, avant d’octroyer son agrément, prendre en compte :

a) la sécurité nationale;

b) les relations internationales du Canada et ses obligations juridiques internationales.

2007, ch. 6, art. 382.

Ministre : conditions et engagements

527.4 (1) Sans préjudice de toute autre mesure fondée sur la présente loi, le ministre peut subordonner l’octroi de son agrément à la réalisation des conditions et engagements qu’il estime appropriés, notamment ceux que précise le surintendant afin de mettre en œuvre des mesures visant à maintenir ou à améliorer la santé financière de toute institution financière régie par une loi fédérale et visée par l’agrément ou susceptible d’être touchée par celui-ci.

Commissaire : conditions et engagements

(1.1) Lorsque le commissaire est tenu par le ministre de superviser une société pour s’assurer qu’elle se conforme à toute condition imposée par celui-ci ou à tout

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PART XIII Administration	PARTIE XIII Application
Approvals	Agréments
Sections 527.4-527.6	Articles 527.4-527.6

undertakings that are required, by the Minister for the protection of the company’s customers, the Commissioner may take the same measures that the Commissioner could take if the terms and conditions or undertaking were a consumer provision.

Superintendent — terms, conditions and undertakings

(2) In addition to any other action that may be taken under this Act, the Superintendent may, in granting an approval, impose any terms and conditions or require any undertaking that the Superintendent considers appropriate.

2007, c. 6, s. 382; 2010, c. 12, s. 1861.

Revocation, suspension or amendment of approval —Minister

527.5 (1) The Minister may revoke, suspend or amend any approval granted by the Minister if he or she considers it appropriate to do so. In deciding whether to take any of those actions, the Minister may take into account all matters that he or she considers relevant in the circumstances, including

(a) national security; and

(b) Canada’s international relations and its international legal obligations.

Revocation, suspension or amendment of approval —Superintendent

(2) The Superintendent may revoke, suspend or amend any approval granted by the Superintendent if he or she considers it appropriate to do so. In deciding whether to take any of those actions, the Superintendent may take into account any prudential considerations that he or she considers relevant in the circumstances and

(a) national security; and

(b) Canada’s international relations and its international legal obligations.

Representations

(3) Before taking any action under this section, the Minister or the Superintendent, as the case may be, shall give the person concerned a reasonable opportunity to make representations.

2007, c. 6, s. 382.

Effect of non-compliance on approval

527.6 (1) Unless otherwise expressly provided in this Act, a failure to comply with a term, condition or undertaking imposed or required under any provision of this engagement exigé de sa part pour la protection de ses clients, il peut prendre les mêmes mesures que si la condition ou l’engagement était une disposition visant les consommateurs.

Surintendant : conditions et engagements

(2) Sans préjudice de toute autre mesure fondée sur la présente loi, le surintendant peut subordonner l’octroi de son agrément à la réalisation des conditions et engagements qu’il estime appropriés.

2007, ch. 6, art. 382; 2010, ch. 12, art. 1861.

Révocation, suspension ou modification de l’agrément du ministre

527.5 (1) Le ministre peut révoquer, suspendre ou modifier son agrément s’il l’estime indiqué. Pour ce faire, il peut prendre en compte tous les facteurs qu’il estime pertinents dans les circonstances, notamment :

a) la sécurité nationale;

b) les relations internationales du Canada et ses obligations juridiques internationales.

Révocation, suspension ou modification de l’agrément du surintendant

(2) Le surintendant peut révoquer, suspendre ou modifier son agrément s’il l’estime indiqué. Pour ce faire, il peut prendre en compte les considérations de prudence qu’il estime pertinentes dans les circonstances et les éléments suivants :

a) la sécurité nationale;

b) les relations internationales du Canada et ses obligations juridiques internationales.

Observations

(3) Avant de prendre une mesure en application du présent article, le ministre ou le surintendant, selon le cas, accorde aux intéressés la possibilité de présenter des observations.

2007, ch. 6, art. 382.

Effet de la non-réalisation des conditions ou engagements

527.6 (1) Sauf disposition contraire expresse de la présente loi, la non-réalisation des conditions ou engagements auxquels l’agrément est subordonné aux termes

Current to May 29, 2023	334	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Approvals	Agréments
Sections 527.6-527.8	Articles 527.6-527.8

Act does not invalidate the approval to which the term, condition or undertaking relates.

Non-compliance

(2) In addition to any other action that may be taken under this Act, in the case of non-compliance by a person with a term, condition or undertaking imposed or required under any provision of this Act, the Minister or the Superintendent, as the case may be, may

(a) revoke, suspend or amend the approval to which the term, condition or undertaking relates; or

(b) apply to a court for an order directing the person to comply with the term, condition or undertaking, and on such an application the court may make the order and any other order that it thinks fit.

Representations

(3) Before taking any action under subsection (2), the Minister or the Superintendent, as the case may be, shall give the person concerned a reasonable opportunity to make representations.

Revocation, suspension or amendment

(4) At the request of the person concerned, the Minister or the Superintendent, as the case may be, may revoke, suspend or amend any terms or conditions imposed by him or her and may revoke or suspend an undertaking given to him or her or approve its amendment.

2007, c. 6, s. 382.

Multiple approval — other approvals

527.7 The Minister or the Superintendent may grant more than one approval, other than letters patent, in a single instrument if he or she considers it appropriate to do so, and if the Minister or Superintendent does so, he or she may specify different effective dates for each of the approvals.

2007, c. 6, s. 382.

Exemption in relation to notices of intention

527.8 The Superintendent may, on application, exempt an applicant or applicants from the provisions of this Act respecting the publication of a notice of intention in respect of applications for approvals and impose any terms and conditions respecting the publication of the notice of intention that he or she considers appropriate.

2007, c. 6, s. 382.

d’une disposition quelconque de la présente loi ne rend pas celui-ci nul pour autant.

Non-réalisation

(2) Sans préjudice de toute autre mesure fondée sur la présente loi, en cas de non-réalisation par une personne des conditions ou engagements auxquels l’agrément est subordonné aux termes d’une disposition quelconque de la présente loi, le ministre ou le surintendant, selon le cas, peut :

a) révoquer, suspendre ou modifier l’agrément;

b) demander au tribunal une ordonnance enjoignant à cette personne de se conformer aux conditions ou engagements, le tribunal pouvant alors acquiescer à la demande et rendre toute autre ordonnance qu’il juge opportune.

Observations

(3) Avant de prendre une mesure en application du paragraphe (2), le ministre ou le surintendant, selon le cas, accorde aux intéressés la possibilité de présenter des observations.

Révocation, suspension ou modification

(4) Sur demande des intéressés, le ministre ou le surin-tendant, selon le cas, peut révoquer, suspendre ou modifier les conditions qu’il a imposées, ou révoquer ou sus-pendre les engagements qu’il a exigés ou en approuver la modification.

2007, ch. 6, art. 382.

Autres agréments

527.7 Le ministre ou le surintendant peut, s’il l’estime indiqué, accorder en un seul acte plusieurs agréments, à l’exception des lettres patentes. Le cas échéant, il peut préciser une date distincte pour la prise d’effet de chacun des agréments.

2007, ch. 6, art. 382.

Pouvoirs du surintendant à l’égard des avis d’intention

527.8 Le surintendant peut, sur demande, soustraire l’auteur ou les auteurs d’une demande d’agrément aux dispositions de la présente loi relatives à la publication d’un avis d’intention concernant les demandes d’agré-ment et y substituer toute condition qu’il juge appro-priée.

2007, ch. 6, art. 382.

Current to May 29, 2023	335	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Exceptions to Generally Accepted Accounting Principles	Exception aux principes comptables généralement reconnus
Sections 527.81-527.9	Articles 527.81-527.9

Exceptions to Generally Accepted Accounting Principles

Calculations — generally accepted accounting principles

527.81 (1) If, as a result of a change to the accounting principles referred to in subsection 313(4) — whether the change is made before or after this section comes into force — the Superintendent considers, given any prudential considerations that he or she considers relevant, that any amount, calculation or valuation under this Act or the regulations is not appropriate, the Superintendent may specify the amount that is to be used or the calculation or valuation that is to be performed instead.

Canada Gazette

(2) The Superintendent shall cause a notice of the specification to be published in the Canada Gazette within 60 days after the day on which the specification has effect.

Five-year limit

(3) The specification ceases to have effect on the day indicated in the notice, which may be no later than five years after the day on which the specification is made.

2012, c. 5, s. 181.

Orders to Exempt or Adapt

Order

527.9 (1) On the recommendation of the Minister, the Governor in Council may, by order,

(a) provide that any provision of this Act or the regulations shall not apply to a company, to Her Majesty in right of Canada or an agent or agency of Her Majesty or to any other person otherwise subject to the provision; and

(b) provide that any provision of this Act or the regulations applies to a company, to Her Majesty in right of Canada or Her Majesty’s agent or agency or to any other person subject to the provision only in the manner and to the extent provided for in the order, and adapt the provision for the purposes of that application.

Minister’s recommendation

(2) The Minister may make a recommendation under subsection (1) only if the Minister

(a) is of the opinion that the order would relate to

Exception aux principes comptables généralement reconnus

Calculs — principes comptables généralement reconnus

527.81 (1) Si, par suite d’un changement apporté avant ou après l’entrée en vigueur du présent article aux principes comptables mentionnés au paragraphe 313(4), il est d’avis, compte tenu des considérations de prudence qu’il estime pertinentes, qu’une somme, un calcul ou une éva-luation visé par une disposition de la présente loi ou des règlements n’est pas approprié, le surintendant peut dé-terminer la somme à utiliser ou le calcul ou l’évaluation à effectuer.

Publication

(2) Le surintendant fait publier dans la Gazette du Canada un avis de la détermination visée au paragraphe (1) dans les soixante jours suivant la date où elle prend effet.

Période de validité

(3) Les effets de la détermination cessent à la date préci-sée dans l’avis, qui ne peut être postérieure de plus de cinq ans à la date où elle a été faite.

2012, ch. 5, art. 181.

Exemption ou adaptation par décret

Décret

527.9 (1) Sur recommandation du ministre, le gouver-neur en conseil peut, par décret :

a) prévoir que telle disposition de la présente loi ou de ses règlements ne s’applique pas à une société, à Sa Majesté du chef du Canada ou à l’un de ses manda-taires ou organismes ou à toute autre personne autre-ment assujettie à cette disposition;

b) prévoir que telle disposition de la présente loi ou de ses règlements ne s’applique à une société, à Sa Majesté du chef du Canada ou à l’un de ses manda-taires ou organismes ou à toute autre personne assu-jettie à cette disposition que selon les modalités et dans la mesure prévues par le décret et adapter la disposition à cette application.

Recommandation du ministre

(2) Le ministre ne peut faire de recommandation en application du paragraphe (1) que s’il est d’avis :

a) que le décret sera lié :

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Orders to Exempt or Adapt	Exemption ou adaptation par décret
Section 527.9	Article 527.9

(i) the acquisition, holding, sale or other disposition of, or other dealing with, shares of a company by, or the transfer or issue of shares of a company to, Her Majesty in right of Canada or Her Majesty’s agent or agency, or

(ii) the management of the business and affairs or the regulation and supervision of a company during the time that Her Majesty or Her Majesty’s agent or agency is acquiring, holding, selling or otherwise disposing of, or otherwise dealing with, shares of the company, or during the time that shares of the company are transferred or issued to Her Majesty or Her Majesty’s agent or agency; and

(b) is of the opinion — after considering measures other than an order under that subsection and after consulting with the Superintendent, the Governor of the Bank of Canada and the Chief Executive Officer of the Canada Deposit Insurance Corporation — that the order will promote the stability of the financial system in Canada.

Terms and conditions

(3) On the recommendation of the Minister, the Governor in Council may, by order, impose any terms and conditions relating to the acquisition of shares of a company by, or transfer or issue of shares of a company to, Her Majesty in right of Canada or Her Majesty’s agent or agency.

Repeal of order under subsection (1)

(4) The Minister may recommend the repeal of an order made under subsection (1) without regard to subsection (2).

Terms, conditions and undertakings

(5) From the time that Her Majesty in right of Canada or an agent or agency of Her Majesty acquires shares of a company to the time that the shares are sold or otherwise disposed of, the Minister may, by order, impose any terms and conditions on — or require any undertaking from — the company that the Minister considers appropriate, including any terms and conditions or undertakings relating to

(a) the remuneration of the company’s senior officers, as defined in section 509.01, and directors;

(b) the appointment or removal of the company’s senior officers, as defined in section 509.01, and directors;

(i) soit à l’acquisition, à la détention ou à la vente ou toute autre forme de disposition d’actions d’une société par Sa Majesté du chef du Canada ou par l’un de ses mandataires ou organismes, à toute autre forme de commerce par l’un de ceux-ci relativement à de telles actions ou au transfert ou à l’émission de telles actions à l’un de ceux-ci,

(ii) soit à la conduite de l’activité commerciale et des affaires internes ou à la réglementation et à la supervision d’une société alors que Sa Majesté du chef du Canada ou l’un de ses mandataires ou orga-nismes acquiert, détient ou vend des actions de cette société, en dispose autrement, en fait autre-ment le commerce ou en obtient le transfert ou l’émission;

b) après avoir envisagé de prendre d’autres mesures que celles prévues à ce paragraphe et consulté le sur-intendant, le gouverneur de la Banque du Canada et le premier dirigeant de la Société d’assurance-dépôts du Canada, que le décret favorisera la stabilité du système financier au Canada.

Conditions

(3) Sur recommandation du ministre, le gouverneur en conseil peut, par décret, prévoir les conditions relatives à l’acquisition des actions d’une société par Sa Majesté du chef du Canada ou par l’un de ses mandataires ou orga-nismes ou au transfert ou à l’émission de telles actions à l’un de ceux-ci.

Abrogation d’un décret pris en application du paragraphe (1)

(4) Le ministre peut recommander l’abrogation d’un dé-cret pris en application du paragraphe (1) sans égard au paragraphe (2).

Conditions et engagements

(5) Lorsque Sa Majesté du chef du Canada ou l’un de ses mandataires ou organismes fait l’acquisition d’actions d’une société, le ministre peut, par arrêté, imposer à la société les conditions et les engagements qu’il estime in-diqués, et ce, à compter du moment de l’acquisition et jusqu’ à celui de la vente ou autre disposition des actions, notamment à l’égard de ce qui suit :

a) la rémunération de ses cadres dirigeants, au sens de l’article 509.01, et de ses administrateurs;

b) la nomination ou la destitution de ses cadres dirigeants, au sens de l’article 509.01, et de ses administra-teurs;

c) le versement de dividendes par la société;

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Orders to Exempt or Adapt	Exemption ou adaptation par décret
Section 527.9	Article 527.9

(c) the payment of dividends by the company; and

(d) the company’s lending policies and practices.

Acquisition

(6) Despite Part X of the Financial Administration Act, the Minister or an agent or agency of Her Majesty in right of Canada may, on any terms and conditions imposed under subsection (3), acquire and hold shares of a company on behalf of or in trust for Her Majesty if, as a result of an order under subsection (1), the company may record in its securities register the transfer or issue of shares to Her Majesty or an agent or agency of Her Majesty.

Payment out of C.R.F.

(7) On the requisition of the Minister, there may be paid out of the Consolidated Revenue Fund the amount that the Minister or an agent or agency of Her Majesty in right of Canada is required to pay for the acquisition of shares under subsection (6) and any costs and expenses incurred in connection with the acquisition, holding, sale or other disposition of, or other dealing with, the shares.

Registration of shares

(8) Shares acquired under subsection (6) by the Minister or an agent or agency of Her Majesty in right of Canada shall be registered in the name of the Minister, agent or agency, as the case may be, in the company’s securities register if they are capable of being registered in it, and the shares shall be held by the Minister, agent or agency, as the case may be, on behalf of or in trust for Her Majesty.

Disposition by Minister

(9) The Minister may, at any time, sell or otherwise dispose of shares acquired under subsection (6). The Surplus Crown Assets Act and section 61 of the Financial Administration Act do not apply to the sale or disposition.

Disposition by agent or agency

(10) An agent or agency of Her Majesty in right of Canada — at the request of the Minister, which may be made at any time — shall sell or otherwise dispose of shares acquired under subsection (6). The Surplus Crown Assets Act and section 61 of the Financial Administration Act do not apply to the sale or disposition.

d) les politiques et pratiques de la société relatives aux prêts.

Acquisition

(6) Malgré la partie X de la Loi sur la gestion des finances publiques, le ministre ou l’un des mandataires ou organismes de Sa Majesté du chef du Canada peut, selon les conditions fixées en application du paragraphe (3), acquérir et détenir au nom de Sa Majesté, ou en fiducie pour celle-ci, des actions d’une société si, en raison d’un décret pris en application du paragraphe (1), la société peut inscrire à son registre des valeurs mobilières le transfert ou l’émission d’actions à Sa Majesté ou à l’un de ses mandataires ou organismes.

Prélèvement sur le Trésor

(7) Sur demande du ministre, peuvent être prélevés sur le Trésor les sommes que le ministre ou que l’un des mandataires ou organismes de Sa Majesté du chef du Canada est tenu de payer pour l’acquisition d’actions conformément au paragraphe (6) et les frais entraînés par leur acquisition, détention, vente ou autre disposition ou commerce.

Inscription des actions

(8) Les actions acquises conformément au paragraphe (6) par le ministre ou par l’un des mandataires ou orga-nismes de Sa Majesté du chef du Canada sont inscrites au registre des valeurs mobilières de la société au nom de l’acquéreur si elles peuvent faire l’objet d’une inscription sur ce registre et sont détenues par lui au nom de Sa Ma-jesté, ou en fiducie pour celle-ci.

Disposition par le ministre

(9) Le ministre peut, en tout temps, vendre des actions acquises conformément au paragraphe (6) ou en disposer autrement. La Loi sur les biens de surplus de la Cou-ronne ainsi que l’article 61 de la Loi sur la gestion des finances publiques ne s’appliquent pas à une telle vente ou disposition.

Disposition par l’un des mandataires ou organismes de Sa Majesté

(10) À la demande du ministre, laquelle peut être faite en tout temps, l’un des mandataires ou organismes de Sa Majesté du chef du Canada vend des actions acquises conformément au paragraphe (6) ou en dispose autre-ment. La Loi sur les biens de surplus de la Couronne ain-si que l’article 61 de la Loi sur la gestion des finances pu-bliques ne s’appliquent pas à une telle vente ou disposition.

Current to May 29, 2023	338	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Orders to Exempt or Adapt	Exemption ou adaptation par décret
Sections 527.9-529	Articles 527.9-529

Consideration by Minister

(11) If the Minister or an agent or agency of Her Majesty in right of Canada is holding shares of a company on be-half of or in trust for Her Majesty on the day that is two years after the day on which the shares were acquired, the Minister shall consider whether holding the shares continues to promote the stability of the financial system in Canada.

Mandatory disposition

(12) If the Minister, under subsection (11), considers that holding shares acquired under subsection (6) no longer continues to promote the stability of the financial system in Canada, the Minister — or, at the request of the Minister, the agent or agency of Her Majesty in right of Canada — shall take the measures that the Minister considers practicable in the circumstances to sell or otherwise dispose of the shares. The Surplus Crown Assets Act and section 61 of the Financial Administration Act do not apply to the sale or disposition.

Not a Crown corporation

(13) Even if the acquisition of a company’s shares under subsection (6) would otherwise cause the company to be a Crown corporation, as defined in subsection 83(1) of the Financial Administration Act, the company is not a Crown corporation for the purposes of that Act.

Statutory Instruments Act

(14) The Statutory Instruments Act does not apply to an order made under this section.

Definition of shares

(15) For the purposes of this section, shares includes any conversion or exchange privilege, option or right to acquire shares.

2009, c. 2, s. 292; 2016, c. 7, s. 174.

Orders and Directives

Not statutory instruments

528 An instrument issued or made under this Act and directed to a single company or person, other than an order referred to in section 487, is not a statutory instrument for the purposes of the Statutory Instruments Act.

Form

529 The Superintendent may, by order, establish the form of any application to be made to the Minister or the Superintendent under this Act.

Effet de la détention d’actions

(11) Lorsque le ministre ou l’un des mandataires ou or-ganismes de Sa Majesté du chef du Canada détient des actions d’une société au nom de Sa Majesté, ou en fiducie pour celle-ci, deux ans après leur acquisition, le ministre se penche sur la question de savoir si leur détention continue de favoriser la stabilité du système financier au Canada.

Disposition obligatoire

(12) S’il estime, aux termes du paragraphe (11), que la détention d’actions acquises conformément au paragraphe (6) ne favorise plus la stabilité du système financier au Canada, le ministre — ou, à sa demande, l’un des mandataires ou organismes de Sa Majesté du chef du Canada — prend les mesures qu’il juge indiquées dans les circonstances pour vendre les actions ou en disposer au-trement. La Loi sur les biens de surplus de la Couronne ainsi que l’article 61 de la Loi sur la gestion des finances publiques ne s’appliquent pas à une telle vente ou disposition.

Pas une société d’État

(13) Si l’acquisition des actions d’une société conformé-ment au paragraphe (6) en ferait par ailleurs une société d’État, au sens du paragraphe 83(1) de la Loi sur la ges-tion des finances publiques, cette société n’est pas une telle société pour l’application de cette loi.

Loi sur les textes réglementaires

(14) La Loi sur les textes réglementaires ne s’applique pas aux décrets ou aux arrêtés pris en application du pré-sent article.

Précision

(15) Pour l’application du présent article, sont assimilés aux actions les privilêges de conversion ou d’échange et les options ou droits d’achat d’actions.

2009, ch. 2, art. 292; 2016, ch. 7, art. 174.

Arrêts, ordonnances et décisions

Caractère non réglementaire

528 À l’exclusion de l’arrêté prévu à l’article 487, les actes pris sous le régime de la présente loi à l’endroit d’une seule société ou personne ne sont pas des textes ré-glementaires au sens de la Loi sur les textes réglemen-taires.

Forme

529 Le surintendant peut, par ordonnance, fixer la forme des demandes présentées au ministre ou à lui-même en vertu de la présente loi.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Applications to Superintendent	Demandes au surintendant
Section 529.1	Article 529.1

Applications to Superintendent

Content of applications

529.1 (1) The following applications to the Superintendent must contain the information, material and evidence that the Superintendent may require:

(a) applications for approval under subsection 68(1), 75(2), 78(4), 82(5), 83(1), 174(1), 222(3), 421(1), 453(6) or (10), 456(1) or (2) or 470(1), subparagraph 475(2)(b)(vi), section 478 or subsection 482(3) or (4) or 483.3(1);

(b) applications for consent under subsection 74(1);

(c) applications for exemptions under subsection 160.05(3); and

(d) applications for extensions of time under subsection 456(3) or (5), 457(4) or 458(4).

Receipt

(2) Without delay after receiving the application, the Superintendent shall send a receipt to the applicant certifying the date on which it was received.

Notice of decision to applicant

(3) Subject to subsection (4), the Superintendent shall, within a period of thirty days after the receipt of the application, send to the applicant

(a) a notice approving the application, subject to any terms and conditions that the Superintendent considers appropriate; or

(b) if the Superintendent is not satisfied that it should be approved, a notice to that effect.

Extension of period

(4) If the Superintendent is unable to complete the consideration of the application within the period referred to in subsection (3), the Superintendent shall, within that period, send a notice to the applicant informing the applicant that the Superintendent has extended the period for a further period set out in the notice.

Deemed approval

(5) If the applicant does not receive the notice required by subsection (3) and, where applicable, subsection (4), within the required period, the Superintendent is deemed to have approved the application and granted the approval, consent, extension or exemption to which the application relates, regardless of whether the

Demandes au surintendant

Demande d’approbation

529.1 (1) Doivent être accompagnées des renseigne-ments et documents que peut exiger le surintendant les demandes suivantes qui lui sont présentées :

a) les demandes d’agrément, d’approbation ou d’auto-risation visées aux paragraphes 68(1), 75(2), 78(4), 82(5), 83(1), 174(1), 222(3), 421(1), 453(6) ou (10), 456(1) ou (2) ou 470(1), au sous-alinéa 475(2)b)(vi), à l’article 478 ou aux paragraphes 482(3) ou (4) ou 483.3(1);

b) les demandes d’accord visées au paragraphe 74(1);

c) les demandes de dispense visées au paragraphe 160.05(3);

d) les demandes de prorogation visées aux paragraphes 456(3) ou (5), 457(4) ou 458(4).

Accusé de réception

(2) Le surintendant adresse sans délai au demandeur un accusé de réception précisant la date de celle-ci.

Avis au demandeur

(3) Sous réserve du paragraphe (4), le surintendant envoie au demandeur, dans les trente jours suivant la date de réception :

a) soit un avis d’agrément de la demande, assorti éventuellement des conditions ou modalités qu’il juge utiles;

b) soit, s’il n’est pas convaincu que la demande de-vrait être agréée, un avis en ce sens.

Prorogation

(4) Dans le cas où l’examen de la demande ne peut se faire dans le délai fixé au paragraphe (3), le surintendant envoie, avant l’expiration de celui-ci, un avis en informant le demandeur et mentionne le nouveau délai.

Présomption

(5) Le défaut d’envoyer l’avis prévu au paragraphe (3) et, s’il y a lieu, celui prévu au paragraphe (4) dans le délai imparti vaut agrément de la demande et octroi de l’agré-ment, de l’approbation, de l’autorisation, de l’accord, de l’exemption, de la dispense ou de la prorogation de délai

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Applications to Superintendent	Demandes au surintendant
Sections 529.1-529.2	Articles 529.1-529.2

approval, consent, extension or exemption is to be in writing or not.

2001, c. 9, s. 568; 2007, c. 6, s. 383.

Applications for Certain Approvals

Application for certain approvals

529.2 (1) An application for the prior written approval of the Minister in respect of paragraph 410(1)(c) or (c.1) or 453(5)(b.1), (c), (d) or (d.1) must be filed with the Superintendent and contain the information, material and evidence that the Superintendent may require.

Certification of receipt of application

(2) If, in the opinion of the Superintendent, the application contains all the required information, the Superintendent must refer it to the Minister, together with his or her analysis in relation to the application, and send a receipt to the applicant certifying the date on which the application was referred to the Minister.

Incomplete application

(3) If, in the opinion of the Superintendent, the application is incomplete, the Superintendent must send a notice to the applicant specifying the information required by the Superintendent to complete it.

Notice of decision

(4) Subject to subsection (5), the Minister must, within 30 days after the certified date referred to in subsection (2), send to the applicant

(a) a notice approving the application; or

(b) if the Minister is not satisfied that the application should be approved, a notice to that effect.

Extension of period

(5) If the Minister is unable to complete the consideration of an application within the 30-day period, the Minister must, within that period, send a notice to the applicant informing the applicant that the Minister has extended the period for a further period set out in the notice.

Deemed approval

(6) If the Minister does not send the notice referred to in subsection (4) or, where applicable, subsection (5), within the required period, the Minister is deemed to have approved the application.

2007, c. 6, s. 384; 2012, c. 5, s. 182.

visés par la demande, même si ceux-ci doivent être donnés par écrit.

2001, ch. 9, art. 568; 2007, ch. 6, art. 383.

Demandes relatives à certains agréments

Demandes relatives à certains agréments

529.2 (1) Toute demande visant l’obtention de l’agré-ment écrit préalable du ministre faite dans le cadre de l’un ou l’autre des alinéas 410(1)c) et c.1) et 453(5)b.1), c), d) et d.1) est présentée au surintendant et contient les renseignements, documents et éléments de preuve pou-vant être exigés par lui.

Accusé de réception

(2) S’il estime que la demande est complète, le surinten-dant la transmet, accompagnée de son analyse, au ministre et adresse au demandeur un accusé de réception précisant la date où elle a été transmise au ministre.

Demande incomplète

(3) Dans le cas contraire, le surintendant envoie au de-mandeur un avis précisant les renseignements man-quants à lui communiquer.

Avis au demandeur

(4) Sous réserve du paragraphe (5), le ministre envoie au demandeur, dans les trente jours suivant la date visée au paragraphe (2) :

a) soit un avis d’agrément de la demande;

b) soit, s’il n’est pas convaincu que la demande de-vrait être agréée, un avis de refus.

Prorogation

(5) Dans le cas où l’examen de la demande ne peut se faire dans le délai fixé au paragraphe (4), le ministre envoie, avant l’expiration de celui-ci, un avis en informant le demandeur et précisant le nouveau délai.

Présomption

(6) Le ministre est réputé avoir agréé la demande s’il omet d’envoyer l’avis prévu au paragraphe (4) et, s’il y a lieu, celui prévu au paragraphe (5) dans le délai imparti.

2007, ch. 6, art. 384; 2012, ch. 5, art. 182.

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Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIII Administration	PARTIE XIII Application
Appeals	Appels
Sections 530-531	Articles 530-531

Appeals

Appeal to Federal Court

530 (1) An appeal lies to the Federal Court from any direction of the Minister made under subsection 396(7) or

401(1).

Powers

(2) The Federal Court may, in an appeal under subsection (1),

(a) dismiss the appeal;

(b) set aside the direction or decision; or

(c) set aside the direction or decision and refer the matter back for re-determination.

Certificate

(3) For the purposes of an appeal under subsection (1), the Minister shall, at the request of the company or person making the appeal, provide the company or person with a certificate in writing setting out the direction or decision appealed from and the reasons why the direction or decision was made.

1991, c. 45, ss. 530, 540; 1996, c. 6, s. 132; 2012, c. 31, s. 108.

Regulations

Power to make regulations

531 (1) The Governor in Council may make regulations

(a) prescribing anything that is required or authorized by this Act to be prescribed;

(a.1) prescribing the way in which anything that is required or authorized by this Act to be prescribed shall be determined;

(b) defining words and expressions to be defined for the purposes of this Act;

(c) requiring the payment of a fee in respect of the filing, examining or issuing of any document or in respect of any action that the Superintendent is required or authorized to take under this Act, and fixing the amount thereof or the manner of determining the amount thereof;

(d) respecting the regulatory capital and total assets of a company;

(e) respecting the retention, in Canada, of assets of a company;

Appels

Appel

530 (1) Est susceptible d’appel devant la Cour fédérale la décision du ministre prise aux termes des paragraphes 396(7) ou 401(1).

Pouvoirs

(2) La Cour fédérale statue sur l’appel en prenant au choix l’une des décisions suivantes :

a) rejet pur et simple;

b) annulation des mesures ou décisions en cause;

c) annulation des mesures ou décisions et renvoi de l’affaire pour réexamen.

Certificat

(3) Sur demande, le ministre remet à la société ou à la personne qui interjette appel un certificat exposant les mesures ou la décision portées en appel ainsi que les rai-sons justifiant leur prise.

1991, ch. 45, art. 530 et 540; 1996, ch. 6, art. 132; 2012, ch. 31, art. 108.

Règlements

Règlements

531 (1) Le gouverneur en conseil peut, par règlement :

a) prendre toute mesure d’ordre réglementaire prévue par la présente loi;

a.1) préciser la façon de déterminer ce qui peut ou doit l’objet d’une mesure réglementaire;

b) définir certains termes pour l’application de la pré-sente loi;

c) exiger le paiement de droits pour le dépôt, l’exa-men ou la délivrance de documents, ou pour les me-sures que peut ou doit prendre le surintendant aux termes de la présente loi, et en fixer soit le montant, soit les modalités de sa détermination;

d) régir le capital réglementaire et l’actif total de la so-ciété;

e) régir la rétention, au Canada, de l’actif de la socié-té;

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PART XIII Administration	PARTIE XIII Application
Regulations	Règlements
Sections 531-533	Articles 531-533

(f) respecting the value of assets of a company to be held in Canada and the manner in which those assets are to be held;

(f.1) respecting, for any purpose of any provision of the Act, the determination of the equity of a company;

(g) respecting the protection and maintenance of assets of a company and assets held in trust by a company, including regulations respecting the bonding of directors, officers and employees of a company;

(h) respecting the holding of shares and ownership interests for the purposes of sections 73 and 77;

(i) respecting information, in addition to the information required by section 501, to be maintained in the register referred to in that section; and

(j) generally for carrying out the purposes and provisions of this Act.

Incorporation by reference

(2) The regulations may incorporate any material by reference regardless of its source and either as it exists on a particular date or as amended from time to time.

Incorporated material is not a regulation

(3) Material does not become a regulation for the purposes of the Statutory Instruments Act because it is incorporated by reference.

1991, c. 45, s. 531; 1997, c. 15, s. 408; 1999, c. 31, s. 220(F); 2001, c. 9, s. 569; 2005, c. 54, s. 449.

Delegation

Delegation

532 The Minister may delegate any of the Minister’s powers, duties and functions under this Act to any Minister of State appointed pursuant to the Ministries and Ministers of State Act to assist the Minister.

PART XIV

Sanctions

Offence

533 (1) Every person who, without reasonable cause, contravenes any provision of this Act or the regulations is guilty of an offence.

f) prévoir la valeur de l’actif qui doit être détenu au Canada et les modalités de la détention;

f.1) régir, pour l’application de toute disposition de la présente loi, la détermination des capitaux propres d’une société;

g) régir la protection et le maintien de l’actif de la so-ciété et de celui qu’elle détient en fiducie, y compris en ce qui touche le cautionnement de ses administra-teurs, dirigeants et employés;

h) régir la détention d’actions et de titres de participation pour l’application des articles 73 et 77;

i) prévoir l’information, en plus des documents visés à l’article 501, à conserver dans le registre mentionné à cet article;

j) prendre toute autre mesure d’application de la pré-sente loi.

Incorporation par renvoi

(2) Peut être incorporé par renvoi dans un règlement tout document — quelle que soit sa provenance —, soit dans sa version à une date donnée, soit avec ses modifications successives.

Nature du document incorporé

(3) L’incorporation par renvoi d’un document dans un règlement ne lui confère pas, pour l’application de la Loi sur les textes réglementaires, valeur de règlement.

1991, ch. 45, art. 531; 1997, ch. 15, art. 408; 1999, ch. 31, art. 220(F); 2001, ch. 9, art. 569; 2005, ch. 54, art. 449.

Délégation

Délégation

532 Le ministre peut déléguer les attributions que lui confère la présente loi à tout ministre d’État nommé en application de la Loi sur les départements et ministres d’État.

PARTIE XIV

Peines

Infraction

533 (1) Commet une infraction quiconque contrevient sans motif valable à la présente loi ou à ses règlements.

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PART XIV Sanctions	PARTIE XIV Peines
Sections 533-534	Articles 533-534

False or misleading information

(1.1) Every person who knowingly provides false or misleading information in relation to any matter under this Act or the regulations is guilty of an offence.

Undue preference to creditor

(2) Every director, officer or employee of a company who wilfully gives or concurs in giving to any creditor of the company any fraudulent, undue or unfair preference over other creditors, by giving security to the creditor, by changing the nature of the creditor’s claim or otherwise, is guilty of an offence.

Failure to provide information

(3) Every person who, without reasonable cause, refuses or fails to comply with a requirement made under paragraph 505(2)(b) is guilty of an offence.

Use of name

(4) Except to the extent permitted by the regulations, every person who uses the name of a company in a prospectus, offering memorandum, takeover bid circular, advertisement for a transaction related to securities or in any other document in connection with a transaction related to securities is guilty of an offence.

1991, c. 45, s. 533; 2007, c. 6, s. 385.

Punishment

534 (1) Every person who is guilty of an offence under any of subsections 533(1) to (4) is

(a) in the case of a natural person, liable

(i) on summary conviction, to a fine not exceeding $100,000 or to imprisonment for a term not exceeding twelve months, or to both, or

(ii) on conviction on indictment, to a fine not exceeding $1,000,000 or to imprisonment for a term not exceeding five years, or to both; and

(b) in the case of an entity, liable

(i) on summary conviction, to a fine not exceeding $500,000, or

(ii) on conviction on indictment, to a fine not exceeding $5,000,000.

Renseignements faux ou trompeurs

(1.1) Commet une infraction quiconque, relativement à toute question visée par la présente loi ou ses règlements, communique sciemment des renseignements faux ou trompeurs.

Préférence donnée à un créancier

(2) Commet une infraction tout administrateur, dirigeant ou employé d’une société qui volontairement accorde, ou consent d’accorder, de maničre frauduleuse, ir-régulière ou injuste, à un créancier de la société une préférence sur d’autres créanciers, en lui donnant des ga-ranties ou en changeant la nature de sa créance, ou de toute autre manière.

Défaut de fournir des renseignements

(3) Commet une infraction quiconque refuse ou omet, sans motif valable, de se conformer aux exigences pré-vues à l’alinéa 505(2)b).

Utilisation du nom

(4) Sauf dans la mesure permise par les règlements, commet une infraction quiconque utilise le nom d’une société dans un prospectus, une offre, une circulaire d’offre publique d’achat, une annonce d’opération sur des valeurs mobilières ou tout autre document portant sur une telle opération.

1991, ch. 45, art. 533; 2007, ch. 6, art. 385.

Infractions générales à la loi

534 (1) Quiconque commet une infraction prévue à l’ar-ticle 533 est passible :

a) s’il s’agit d’une personne physique :

(i) sur déclaration de culpabilité par procédure sommaire, d’une amende maximale de 100 000 $ et d’un emprisonnement maximal de un an, ou de l’une de ces peines,

(ii) sur déclaration de culpabilité par mise en accusation, d’une amende maximale de 1 000 000 $ et d’un emprisonnement maximal de cinq ans, ou de l’une de ces peines;

b) s’il s’agit d’une entité :

(i) sur déclaration de culpabilité par procédure sommaire, d’une amende maximale de 500 000 $,

(ii) par mise en accusation, d’une amende maxi-male de 5 000 000 $.

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PART XIV Sanctions	PARTIE XIV Peines
Sections 534-535.1	Articles 534-535.1

Order to comply

(2) Where a person has been convicted of an offence under this Act, the court may, in addition to any punishment it may otherwise impose, order the person to comply with the provisions of this Act or the regulations in respect of which the person was convicted.

Additional fine

(3) If a person has been convicted of an offence under this Act, the court may, if it is satisfied that as a result of the commission of the offence the convicted person acquired any monetary benefits or that monetary benefits accrued to the convicted person or their spouse, common-law partner or other dependant, order the convicted person to pay, despite the maximum amount of any fine that may otherwise be imposed under this Act, an additional fine in an amount equal to three times the court’s estimation of the amount of those monetary benefits.

1991, c. 45, s. 534; 1997, c. 15, s. 409; 2000, c. 12, s. 301; 2005, c. 54, s. 450.

Liability of officers, directors, etc.

535 Where an entity commits an offence under this Act, any officer, director or agent of the entity who directed, authorized, assented to, acquiesced in or participated in the commission of the offence is a party to and guilty of the offence and liable on summary conviction or on conviction on indictment to the punishment provided under paragraph 534(1)(a) for the offence whether or not the entity has been prosecuted or convicted.

1991, c. 45, s. 535; 1997, c. 15, s. 410.

Limitation period

535.1 (1) Proceedings by way of summary conviction in respect of an offence under a provision of this Act may be commenced at any time within, but not later than, two years after the day on which the subject-matter of the proceedings became known, in the case of an offence under a consumer provision, to the Commissioner and, in any other case, to the Superintendent.

Certificate of Superintendent or Commissioner

(2) A document appearing to have been issued by the Superintendent or Commissioner, as the case may be, certifying the day on which the subject-matter of any proceedings became known to the Superintendent or Commissioner is admissible in evidence without proof of the signature or official character of the person appearing to have signed it and is, in the absence of evidence to the contrary, proof of the matter asserted in it.

2001, c. 9, s. 570.

Ordonnance visant au respect de la loi

(2) Le tribunal peut, en sus de toute autre peine qu’il a le pouvoir d’infliger, ordonner à l’auteur d’une infraction à la présente loi de se conformer aux dispositions en-freintes.

Amende supplémentaire

(3) Le tribunal peut également, s’il est convaincu que le coupable, son époux, son conjoint de fait ou une autre personne à sa charge a tiré des avantages financiers de l’infraction, infliger au contrevenant malgré le plafond fixé pour l’infraction une amende supplémentaire équi-valente à ce qu’il juge ętre le triple du montant de l’avan-tage tiré.

1991, ch. 45, art. 534; 1997, ch. 15, art. 409; 2000, ch. 12, art. 301; 2005, ch. 54, art. 450.

Responsabilité pénale

535 En cas de perpétration par une entité d’une infraction à la présente loi, ceux de ses administrateurs, dirigeants ou mandataires qui l’ont ordonnée ou autorisée, ou qui y ont consenti ou participé, sont considérés comme des coauteurs de l’infraction et encourent, sur dé-claration de culpabilité par procédure sommaire ou par mise en accusation, la peine prévue à l’alinéa 534(1)a), que l’entité ait été ou non poursuivie ou déclarée cou-pable.

1991, ch. 45, art. 535; 1997, ch. 15, art. 410.

Prescription

535.1 (1) Les poursuites visant une infraction à la pré-sente loi punissable sur déclaration de culpabilité par procédure sommaire se prescrivent par deux ans à comp-ter de la date oů le surintendant ou, dans le cas de dispositions visant les consommateurs, le commissaire, a eu connaissance des éléments constitutifs de l’infraction.

Certificat du surintendant ou du commissaire

(2) Tout document apparemment délivré par le surinten-dant ou le commissaire et attestant la date où ces éléments sont parvenus à sa connaissance fait foi de cette date, en l’absence de preuve contraire, sans qu’il soit nécessaire de prouver l’authenticité de la signature qui y est apposée ou la qualité officielle du signataire.

2001, ch. 9, art. 570.

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PART XIV Sanctions	PARTIE XIV Peines
Sections 536-539	Articles 536-539

Effect of offence on contracts

536 Unless otherwise expressly provided in this Act, a contravention of any provision of this Act or the regulations does not invalidate any contract entered into in contravention of the provision.

Restraining or compliance order

537 (1) If a company or any director, officer, employee or agent of a company does not comply with any provision of this Act or the regulations other than a consumer provision, or of the incorporating instrument or any bylaw of the company, the Superintendent, any complainant or any creditor of the company may, in addition to any other right that person has, apply to a court for an order directing the company, director, officer, employee or agent to comply with — or restraining the company, director, officer, employee or agent from acting in breach of — the provision and, on the application, the court may so order and make any further order it thinks fit.

Compliance or restraining order — consumer provisions

(2) If a company or any director, officer, employee or agent of a company does not comply with any applicable consumer provision, the Commissioner or any complainant may, in addition to any other right that person has, apply to a court for an order directing the company, director, officer, employee or agent to comply with — or restraining the company, director, officer, employee or agent from acting in breach of — the consumer provision and, on the application, the court may so order and make any further order it thinks fit.

1991, c. 45, s. 537; 2001, c. 9, s. 571.

Appeal of final order

538 (1) An appeal lies to the court of appeal of a province from any final order made by a court of that province under this Act.

Appeal with leave

(2) An appeal lies to the court of appeal of a province from any order, other than a final order made by a court of that province, only with leave of the court of appeal in accordance with the rules applicable to that court.

1991, c. 45, s. 538; 2005, c. 54, s. 451.

Recovery and application of fines

539 All fines payable under this Act are recoverable and enforceable, with costs, at the suit of Her Majesty in right of Canada, instituted by the Attorney General of Canada, and, when recovered, belong to Her Majesty in right of Canada.

Contrats

536 Sauf disposition contraire expresse de la présente loi, le contrat conclu en contravention d’une disposition de celle-ci ou de ses règlements n’est pas nul pour autant.

Ordonnance

537 (1) Le surintendant, le plaignant ou le créancier de la société peut, en plus de tous ses autres droits, demander au tribunal une ordonnance enjoignant à celle-ci ou à ceux de ses administrateurs, dirigeants, employés ou mandataires qui ne respectent pas la présente loi ou ses règlements d’application — sauf les dispositions visant les consommateurs — , l’acte constitutif ou les règlements administratifs de s’y conformer, ou leur interdisant d’y contrevenir; le tribunal peut acquiescer à la demande et rendre toute autre ordonnance qu’il juge indiquée.

Dispositions visant les consommateurs

(2) Le commissaire ou un plaignant peut, en plus de tous ses autres droits, demander au tribunal une ordonnance enjoignant à la société ou à ceux de ses administrateurs, dirigeants, employés ou mandataires qui ne respectent pas les dispositions visant les consommateurs applicables de s’y conformer, ou leur interdisant d’y contrevenir; le tribunal peut acquiescer à la demande et rendre toute autre ordonnance qu’il juge indiquée.

1991, ch. 45, art. 537; 2001, ch. 9, art. 571.

Appel

538 (1) Toute ordonnance définitive d’un tribunal rendue en vertu de la présente loi est susceptible d’appel devant la cour d’appel de la province.

Permission d’en appeler

(2) Toute autre ordonnance d’un tribunal n’est susceptible d’appel que sur permission de la cour d’appel de la province conformément aux règles applicables à celle-ci.

1991, ch. 45, art. 538; 2005, ch. 54, art. 451.

Recouvrement et affectation des amendes

539 Toutes les amendes payables sous la présente loi sont imposables et recouvrables avec dépens, à la diligence de Sa Majesté du chef du Canada, par le procureur général du Canada; une fois recouvrées, elles deviennent la propriété de Sa Majesté du chef du Canada.

Current to May 29, 2023	346	À jour au 29 mai 2023

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIV.1 Documents in Electronic or Other Form	PARTIE XIV.1 Documents sous forme électronique ou autre
Sections 539.01-539.04	Articles 539.01-539.04

PART XIV.1

Documents in Electronic or Other Form

Definitions

539.01 The following definitions apply in this Part.

electronic document means, except in section 539.1, any form of representation of information or concepts that is fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means. (document électronique)

information system means a system used to generate, send, receive, store or otherwise process an electronic document. (système de traitement de l’information)

2005, c. 54, s. 452.

Application

539.02 This Part other than sections 539.13 and 539.14 does not apply in respect of any notice, document or other information that under this Act or the regulations is sent to or issued by the Minister, the Superintendent, the Commissioner or the Bank of Canada or any prescribed notice, document or information.

2005, c. 54, s. 452.

Use not mandatory

539.03 Nothing in this Act or the regulations requires a person to create or provide an electronic document.

2005, c. 54, s. 452.

Consent and other requirements

539.04 (1) Despite anything in this Part, a requirement under this Act or the regulations to provide a notice, document or other information is not satisfied by providing an electronic document unless

(a) the addressee consents and designates an information system for the receipt of the electronic document;

(b) the electronic document is, unless otherwise prescribed, provided to the designated information system; and

(c) the prescribed requirements are complied with.

PARTIE XIV.1

Documents sous forme électronique ou autre

Définitions

539.01 Les définitions qui suivent s’appliquent à la présente partie.

document électronique Sauf à l’article 539.1, s’entend de toute forme de représentation d’information ou de notions fixée sur quelque support que ce soit par des moyens électroniques ou optiques ou d’autres moyens semblables et qui peut être lue ou perêue par une personne ou par tout moyen. (electronic document)

système de traitement de l’information Système utilisé pour créer, transmettre, recevoir, mettre en mémoire ou traiter de toute autre manière des documents électro-niques. (information system)

2005, ch. 54, art. 452.

Application

539.02 La présente partie, à l’exception des articles 539.13 et 539.14, ne s’applique pas aux avis, documents et autre information que le ministre, le surintendant, le commissaire ou la Banque du Canada envoie ou reçoit en vertu de la présente loi ou de ses règlements, ni à ceux exemptés par règlement.

2005, ch. 54, art. 452.

Utilisation non obligatoire

539.03 La présente loi et ses règlements n’obligent personne à créer ou transmettre un document électronique.

2005, ch. 54, art. 452.

Consentement et autres exigences

539.04 (1) Malgré toute autre disposition de la présente partie, dans les cas où une disposition de la présente loi ou de ses règlements exige la fourniture d’un avis, document ou autre information, la transmission d’un document électronique ne satisfait à l’obligation que si :

a) le destinataire a donné son consentement et désigné un système de traitement de l’information pour sa réception;

b) le document électronique est transmis au système de traitement de l’information ainsi désigné, sauf disposition réglementaire à l’effet contraire;

c) les exigences réglementaires sont observées.

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PART XIV.1 Documents in Electronic or Other Form	PARTIE XIV.1 Documents sous forme électronique ou autre
Sections 539.04-539.07	Articles 539.04-539.07

Consent and notice in electronic form

(1.1) Despite subsection (1), the requirements referred to in paragraph (1)(c) may provide that the consent referred to in paragraph (1)(a) and any notice related to that consent may be provided in electronic form.

Regulations — revocation of consent

(2) The Governor in Council may make regulations respecting the revocation of the consent referred to in paragraph (1)(a).

2005, c. 54, s. 452; 2018, c. 27, s. 152.

Creation or provision of information

539.05 A requirement under this Act or the regulations to create or provide a notice, document or other information is satisfied by creating or providing an electronic document if

(a) the incorporating instrument or by-laws of the company do not provide otherwise; and

(b) the prescribed requirements are complied with.

2005, c. 54, s. 452.

Creation of information in writing

539.06 A requirement under this Act or the regulations to create a notice, document or other information in writing is satisfied by creating an electronic document if in addition to the conditions set out in section 539.05

(a) the information in the electronic document is accessible so as to be usable for subsequent reference; and

(b) the prescribed requirements are complied with.

2005, c. 54, s. 452.

Provision of information in writing

539.07 A requirement under this Act or the regulations to provide a notice, document or other information in writing is satisfied by providing an electronic document if in addition to the conditions set out in section 539.05

(a) the information in the electronic document is accessible by the addressee and capable of being retained by them so as to be usable for subsequent reference; and

(b) the prescribed requirements are complied with.

2005, c. 54, s. 452.

Consentement et avis par voie électronique

(1.1) Malgré le paragraphe (1), les exigences réglemen-taires visées à l’alinéa (1)c) peuvent prévoir que le consentement visé à l’alinéa (1)a) et tout avis relatif à ce consentement peuvent être donnés par voie électronique.

Règlements — révocation du consentement

(2) Le gouverneur en conseil peut prendre des règlements concernant la révocation du consentement.

2005, ch. 54, art. 452; 2018, ch. 27, art. 152.

Création et fourniture d’information

539.05 Dans les cas où une disposition de la présente loi ou de ses règlements exige la création ou la fourniture d’un avis, document ou autre information, la création ou la transmission d’un document électronique satisfait à l’obligation si :

a) l’acte constitutif ou les règlements administratifs de la société qui doit créer ou à qui doit être fourni l’avis, le document ou l’autre information ne s’y opposent pas;

b) les exigences réglementaires sont observées.

2005, ch. 54, art. 452.

Création d’information écrite

539.06 Dans le cas où une disposition de la présente loi ou de ses règlements exige qu’un avis, document ou autre information soit créé par écrit, la création d’un document électronique satisfait à l’obligation si, outre celles prévues à l’article 539.05, les conditions suivantes sont réunies :

a) l’information qu’il contient est accessible pour consultation ultérieure;

b) les exigences réglementaires sont observées.

2005, ch. 54, art. 452.

Fourniture d’information sous forme écrite

539.07 Dans le cas oů une disposition de la présente loi ou de ses règlements exige qu’un avis, document ou autre information soit fourni par écrit, la transmission d’un document électronique satisfait à l’obligation si, outre celles prévues à l’article 539.05, les conditions suivantes sont réunies :

a) l’information qu’il contient peut être conservée par le destinataire et lui est accessible pour consultation ultérieure;

b) les exigences réglementaires sont observées.

2005, ch. 54, art. 452.

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Trust and Loan Companies	Sociétés de fiducie et de prêt
PART XIV.1 Documents in Electronic or Other Form	PARTIE XIV.1 Documents sous forme électronique ou autre
Sections 539.08-539.11	Articles 539.08-539.11

Multiple copies

539.08 A requirement under this Act or the regulations to provide two or more copies of a document at the same time to one addressee is satisfied by providing one copy of the electronic document.

2005, c. 54, s. 452.

Registered mail

539.09 A requirement under this Act or the regulations to provide a document by registered mail is not satisfied by providing an electronic document except in the prescribed circumstances.

2005, c. 54, s. 452.

Statutory declarations and affidavits

539.1 (1) A statutory declaration or affidavit required under this Act or the regulations may be created or provided in an electronic document if

(a) the person who makes the statutory declaration or affidavit signs it with their secure electronic signature;

(b) the authorized person before whom the statutory declaration or affidavit is made signs it with their secure electronic signature; and

(c) the requirements of sections 539.03 to 539.09 are complied with.

Definitions

(2) For the purposes of this section, electronic document and secure electronic signature have the same meaning as in subsection 31(1) of the Personal Information Protection and Electronic Documents Act.

References to “electronic document”

(3) For the purpose of complying with paragraph (1)(c), references to “electronic document” in sections 539.03 to 539.09 are to be read as references to “electronic document within the meaning of subsection 31(1) of the Personal Information Protection and Electronic Documents Act”.

2005, c. 54, s. 452.

Signatures

539.11 A requirement under this Act or the regulations for a signature or for a document to be executed, except in respect of a statutory declaration or affidavit, is satisfied in respect of an electronic document if the prescribed requirements are complied with and the signature results

Exemplaires

539.08 Dans le cas oů une disposition de la présente loi ou de ses règlements exige la fourniture de plusieurs exemplaires d’un document au destinataire dans le męme envoi, la transmission d’un seul exemplaire du document électronique satisfait à l’obligation.

2005, ch. 54, art. 452.

Courrier recommandé

539.09 Dans le cas oů une disposition de la présente loi ou de ses règlements exige la transmission d’un document par courrier recommandé, l’obligation ne peut ętre satisfaite par la transmission d’un document électronique que dans les circonstances prévues par rčglement.

2005, ch. 54, art. 452.

Déclaration solennelle ou sous serment

539.1 (1) Dans le cas où une disposition de la présente loi ou de ses règlements exige une déclaration solennelle ou sous serment, celle-ci peut être créée ou fournie dans un document électronique si les conditions suivantes sont réunies :

a) son auteur y appose sa signature électronique sécurisée;

b) la personne autorisée devant qui elle a été faite y appose sa signature électronique sécurisée;

c) les conditions visées aux articles 539.03 à 539.09 ont été observées.

Définitions

(2) Pour l’application du présent article, document électronique et signature électronique sécurisée s’en-tendent au sens du paragraphe 31(1) de la Loi sur la protection des renseignements personnels et les documents électroniques.

Précision

(3) Pour l’application de l’alinéa (1)c), « document électronique », aux articles 539.03 à 539.09, vaut mention d’un document électronique au sens du paragraphe 31(1) de la Loi sur la protection des renseignements personnels et les documents électroniques.

2005, ch. 54, art. 452.

Signatures

539.11 Dans le cas où une disposition de la présente loi ou de ses règlements exige une signature, autre que celle exigée pour la déclaration visée à l’article 539.1, la signature qui résulte de l’utilisation d’une technologie ou d’un procédé satisfait à l’obligation en ce qui concerne un

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PART XIV.1 Documents in Electronic or Other Form	PARTIE XIV.1 Documents sous forme électronique ou autre
Sections 539.11-539.14	Articles 539.11-539.14

from the application by the person of a technology or process that permits the following to be proved:

(a) the signature resulting from the use by the person of the technology or process is unique to the person;

(b) the technology or process is used by the person to incorporate their signature into, attach it to or associate it with the electronic document; and

(c) the technology or process can be used to identify the person using the technology or process.

2005, c. 54, s. 452.

Regulations — provision and receipt of documents

539.12 The Governor in Council may make regulations respecting the time and place at which and the circumstances under which an electronic document is considered to be provided or received.

2005, c. 54, s. 452.

Content and form of notices and documents

539.13 The Minister, Superintendent, Commissioner or Bank of Canada may establish the requirements for the content and fix the form, including electronic and other forms, of notices and documents sent to or issued by each of them under this Act or the regulations, including

(a) the notices and documents that may be sent in electronic or other form;

(b) the persons or classes of persons who may send notices and documents;

(c) their signature in electronic or other form or their execution, adoption or authorization in a manner that is to have the same effect for the purposes of this Act as their signature;

(d) the time and place at which and the circumstances under which electronic documents are considered to be sent or received; and

(e) any matter necessary for the purposes of the application of this section.

2005, c. 54, s. 452.

Exemption

539.14 In the prescribed circumstances, the Minister, the Superintendent, the Commissioner or the Bank of Canada may, on any conditions that they consider appropriate, exempt from the application of any provision of this Act requiring a notice or document to be sent to them any notice or document, or class of notice or document électronique si les exigences réglementaires vi-sant l’application du présent article sont observées et que la technologie ou le procédé permet d’établir ce qui suit :

a) la signature est propre à l’utilisateur;

b) la technologie ou le procédé est utilisé pour l’incorporation, l’adjonction ou l’association de la signature de cet utilisateur au document électronique;

c) la technologie ou le procédé permet d’identifier l’u-tilisateur.

2005, ch. 54, art. 452.

Règlements

539.12 Le gouverneur en conseil peut prendre des règlements concernant les délais et les circonstances dans lesquels un document électronique est présumé avoir été transmis ou reçu, ainsi que le lieu oů il est présumé l’avoir été.

2005, ch. 54, art. 452.

Mode de présentation des avis et documents

539.13 Le ministre, le surintendant, le commissaire et la Banque du Canada peuvent établir le mode de présentation — sous forme électronique ou autre — et la teneur des avis et documents qu’ils envoient ou reçoivent en vertu de la présente loi ou de ses règlements, et notamment déterminer :

a) les avis et documents qui peuvent être envoyés sous forme électronique ou autre;

b) les personnes ou catégories de personnes qui peuvent en effectuer l’envoi;

c) les modalités de signature, sous forme électronique ou autre, de ceux-ci, y compris ce qui peut tenir lieu de signature;

d) les délais et les circonstances dans lesquels les documents électroniques sont présumés avoir été envoyés ou reçus, ainsi que le lieu où ils sont présumés avoir été envoyés ou reçus;

e) tout ce qui est utile à l’application du présent article.

2005, ch. 54, art. 452.

Dispense

539.14 Par dérogation aux autres dispositions de la présente loi, dans les circonstances réglementaires, le ministre, le surintendant, le commissaire et la Banque du Canada peuvent, selon les modalités qu’ils estiment appropriées, prévoir qu’il n’est pas nécessaire de leur envoyer tels avis ou documents ou catégories d’avis ou de

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Sections 539.14-563	Articles 539.14-563

document, containing information similar to that contained in a notice or document required to be made public under any other Act of Parliament or any Act of the legislature of a province.

2005, c. 54, s. 452.

PART XV

General

Transitional

540 [Amendments]

Consequential Amendments

541 to 560 [Amendments]

Repeals

561 and 562 [Repeals]

Coming into Force

Coming into force

*563 (1) Subject to subsection (2), this Act or any provision thereof shall come into force on a day or days to be fixed by order of the Governor in Council.

* [Note: Act, except subsections 250(1) and (2), in force June 1, 1992, see SI/92-89.]

Idem

(2) Subsections 250(1) and (2) shall come into force on the day that is six months after the coming into force of subsections 243(1) and (2).

documents si l’information y figurant est semblable à celle qui figure dans des avis ou documents devant être rendus publics aux termes d’une autre loi fédérale ou d’une loi provinciale.

2005, ch. 54, art. 452.

PARTIE XV

Dispositions générales

Dispositions transitoires

540 [Modifications]

Modifications corrélatives

541 à 560 [Modifications]

Abrogations

561 et 562 [Abrogations]

Entrée en vigueur

Entrée en vigueur

*563 (1) Sous réserve du paragraphe (2), la présente loi ou telle de ses dispositions entre en vigueur à la date ou aux dates fixées par décret du gouverneur en conseil.

* [Note : Loi, sauf paragraphes 250(1) et (2), en vigueur le 1er juin 1992, voir TR/92-89.]

Idem

(2) Les paragraphes 250(1) et (2) entrent en vigueur six mois après la date d’entrée en vigueur des paragraphes 243(1) et (2).

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RELATED PROVISIONS	DISPOSITIONS CONNEXES

RELATED PROVISIONS

— 2015, c. 36, s. 239

Retroactivity — section 504 of Trust and Loan Companies Act

239 Section 504 of the Trust and Loan Companies Act applies to information referred to in that section that has been used or in relation to which oral testimony has been given or a document has been produced, before the day on which this Division comes into force, in any civil proceedings in respect of which a final decision has not been made before that day.

— 2015, c. 36, s. 246

Regulations apply — section 504 of Trust and Loan Companies Act

246 The regulations made under paragraph 531(1)(a) of the Trust and Loan Companies Act that prescribe supervisory information for the purposes of section 503.1 of that Act apply for the purposes of section 504 of that Act until regulations made under that paragraph for the purposes of that section 504 are in force.

DISPOSITIONS CONNEXES

— 2015, ch. 36, art. 239

Rétroactivité : article 504 de la Loi sur les sociétés de fiducie et de prêt

239 L’article 504 de la Loi sur les sociétés de fiducie et de prêt s’applique aux renseignements visés à cet article qui ont été utilisés ou à l’égard desquels une déposition orale a été faite ou un document a été produit, avant la date d’entrée en vigueur de la présente section, dans une procédure civile à l’égard de laquelle aucune décision finale n’a été rendue avant cette date.

— 2015, ch. 36, art. 246

Application des règlements : article 504 de la Loi sur les sociétés de fiducie et de prêt

246 Les règlements précisant les renseignements relatifs à la supervision exercée par le surintendant qui sont pris en vertu de l’alinéa 531(1)a) de la Loi sur les sociétés de fiducie et de prêt pour l’application de l’article 503.1 de cette loi s’appliquent à l’article 504 de cette loi jusqu’à ce que des règlements pris en vertu de cet alinéa pour l’application de cet article 504 soient en vigueur.

Current to May 29, 2023	352	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

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AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

AMENDMENTS NOT IN FORCE

— 2005, c. 54, s. 392 (2), as amended by 2022, c. 10, s. 231 (E)

1997, c. 15, s. 348.

392 (2) The definition solicit or solicitation in section 160.01 of the Act is replaced by the following:

solicitation

(a) includes

(i) a request for a proxy whether or not accompanied by or included in a form of proxy,

(ii) a request to execute or not to execute or, in Quebec, to sign or not to sign a form of proxy or to revoke a proxy,

(iii) the sending of a form of proxy or other communication to a shareholder under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy, and

(iv) the sending of a form of proxy to a shareholder under subsection 160.04(1); but

(b) does not include

(i) the sending of a form of proxy in response to an unsolicited request made by or on behalf of a shareholder,

(ii) the performance of administrative acts or professional services on behalf of a person soliciting a proxy,

(iii) the sending by an intermediary of the documents referred to in subsection 160.07(1),

(iv) a solicitation by a person in respect of shares of which they are the beneficial owner,

(v) a prescribed public announcement by a shareholder of how they intend to vote and the reasons for that decision,

(vi) a communication for the purpose of obtaining the support of persons in accordance with paragraph 146(1.1)(b), or

(vii) a communication, other than a solicitation by or on behalf of the management of a company, that

MODIFICATIONS NON EN VIGUEUR

— 2005, ch. 54, par. 392 (2), modifié par 2022, ch. 10, art. 231 (E)

1997, ch. 15, art. 348.

392 (2) La définition de sollicitation, à l’article 160.01 de la même loi, est remplacée par ce qui suit :

sollicitation

a) Sont considérés comme de la sollicitation :

(i) la demande de procuration assortie ou non d’un formulaire de procuration,

(ii) la demande de signature ou de non-signature du formulaire de procuration ou de révocation de procuration,

(iii) l’envoi d’un formulaire de procuration ou de toute communication aux actionnaires, concerté en vue de l’obtention, du refus ou de la révocation d’une procuration,

(iv) l’envoi d’un formulaire de procuration aux actionnaires conformément au paragraphe 160.04(1);

b) sont toutefois exclus :

(i) l’envoi d’un formulaire de procuration en réponse à la demande spontanément faite par un actionnaire ou pour son compte,

(ii) l’accomplissement d’actes d’administration ou de services professionnels pour le compte d’une personne sollicitant une procuration,

(iii) l’envoi par un intermédiaire des documents visés au paragraphe 160.07(1),

(iv) la sollicitation faite par une personne pour des actions dont elle est le véritable propriétaire,

(v) l’annonce publique — au sens des règlements —par l’actionnaire de ses intentions de vote, motifs à l’appui,

(vi) toute communication en vue d’obtenir l’appui de personnes conformément à l’alinéa 146(1.1)b),

(vii) toute communication, autre qu’une sollicitation effectuée par la direction d’une société ou pour

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AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

is made to shareholders in the prescribed circumstances. (sollicitation)

— 2018, c. 12, s. 310 (1)

310 (1) Paragraphs 410(1)(c) and (c.1) of the Trust and Loan Companies Act are replaced by the following:

(b.1) subject to sections 416 and 417 and the regulations, engage in any activity that relates to the provision of financial services by the company or any of its affiliates;

(c) subject to the regulations, engage in any of the following activities:

(i) collecting, manipulating and transmitting information, and

(ii) designing, developing, manufacturing, selling and otherwise dealing with technology, if those activities relate to

(A) an activity referred to in this subsection that is engaged in by the company or any of its affiliates, or

(B) the provision of financial services by any other entity,

— 2018, c. 12, ss. 310 (3) to (5)

310 (3) Paragraph 410(3)(a) of the Act is replaced by the following:

(a) respecting what a company may or may not do with respect to the carrying on of the activities referred to in paragraphs (1)(b.1), (c) and (d.1);

(4) Paragraph 410(3)(b) of the English version of the Act is replaced by the following:

(b) imposing terms and conditions in respect of the provision of the services referred to in paragraphs (1)(a) and 409(2)(c) and the carrying on of the activities referred to in paragraphs (1)(b.1), (c) and (d.1); and

(5) Paragraph 410(3)(c) of the Act is replaced by the following:

(c) respecting the circumstances in which a company may engage in an activity referred to in paragraphs (1)(b.1) and (c), including the circumstances in which it may collect, manipulate and transmit information under subparagraph (1)(c)(i).

son compte, faite aux actionnaires dans les circonstances réglementaires. (solicitation)

— 2018, ch. 12, par. 310 (1)

310 (1) Les alinéas 410(1)c) et c.1) de la Loi sur les sociétés de fiducie et de prêt sont remplacés par ce qui suit :

b.1) sous réserve des articles 416 et 417 et des règlements, exercer toute activité relative aux services financiers qu’elle-même ou toute entité de son groupe offre;

c) exercer, sous réserve des règlements, les activités suivantes :

(i) la collecte, la manipulation et la transmission d’information,

(ii) la conception, le développement, la fabrication et la vente de technologies, ou toute autre manière de s’occuper de technologies, si ces activités sont relatives à toute autre activité prévue au présent paragraphe qui est exercée par la société ou toute entité de son groupe ou lorsque ces activités sont relatives à la prestation de services financiers par toute autre entité;

— 2018, ch. 12, par. 310 (3) à (5)

310 (3) L’alinéa 410(3)a) de la même loi est remplacé par ce qui suit :

a) prévoir ce que la société peut ou ne peut pas faire dans le cadre de l’exercice des activités visées aux alinéas (1)b.1), c) ou d.1);

(4) L’alinéa 410(3)b) de la version anglaise de la même loi est remplacé par ce qui suit :

(b) imposing terms and conditions in respect of the provision of the services referred to in paragraphs (1)(a) and 409(2)(c) and the carrying on of the activities referred to in paragraphs (1)(b.1), (c) and (d.1); and

(5) L’alinéa 410(3)c) de la même loi est remplacé par ce qui suit :

c) prévoir les circonstances dans lesquelles la société peut exercer les activités visées aux alinéas (1)b.1) et c), notamment en ce qui a trait à la collecte, la manipulation et la transmission d’information en vertu du sous-alinéa (1)c)(i).

Current to May 29, 2023	354	À jour au 29 mai 2023

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AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

— 2018, c. 12, s. 311

311 Section 411 of the Act is replaced by the following:

Networking

411 (1) Subject to section 416 and the regulations, a company may

(a) act as agent for any person in respect of

(i) the carrying on of any activity referred to in subsection 410(1) that is engaged in by a financial institution, by a permitted entity as defined in subsection 449(1), if that definition were read without reference to the requirements of subsections 453(4) to (6), or by a prescribed entity, and

(ii) the provision of any service that relates to financial services and that is provided by an institution or entity referred to in subparagraph (i);

(a.1) enter into an arrangement with any person in respect of the carrying on of an activity referred to in subparagraph (a)(i) or the provision of a service referred to in subparagraph (a)(ii); and

(b) refer any person to another person.

Regulations

(2) The Governor in Council may make regulations

(a) respecting the circumstances in which a company may act as an agent, enter into an arrangement or refer a person under subsection (1); and

(b) imposing terms and conditions in respect of the carrying on of activities under that subsection.

Regulations

411.1 The Governor in Council may, for the purposes of section 409 and subsection 411(1), make regulations respecting what a company is prohibited from doing when acting as an agent or when making referrals.

— 2018, c. 12, s. 312

312 (1) Section 453 of the Act is amended by adding the following after subsection (2):

— 2018, ch. 12, art. 311

311 L’article 411 de la même loi est remplacé par ce qui suit :

Prestation de service

411 (1) Sous réserve de l’article 416 et des règlements, la société peut :

a) faire fonction de mandataire en ce qui a trait :

(i) à l’exercice de toute activité visée au paragraphe 410(1) qui est exercée par une institution financière, par une entité admissible, au sens du paragraphe 449(1), sans tenir compte des exigences pré-vues aux paragraphes 453(4) à (6), ou par une entité visée par règlement,

(ii) à la prestation de tout service qui est relatif aux services financiers et qui est offert par une telle institution financière, entité admissible ou entité visée par règlement;

a.1) conclure une entente en vue de l’exercice d’une activité visée au sous-alinéa a)(i) ou de la prestation d’un service visé au sous-alinéa a)(ii);

b) renvoyer ou recommander toute personne à toute autre personne.

Règlements

(2) Le gouverneur en conseil peut, par règlement :

a) prévoir les circonstances dans lesquelles la société peut faire fonction de mandataire, conclure une entente ou renvoyer ou recommander une personne à une autre personne en vertu du paragraphe (1);

b) fixer les conditions d’exercice de toute activité qu’une société peut exercer en vertu de ce paragraphe.

Règlements

411.1 Pour l’application de l’article 409 et du paragraphe 411(1), le gouverneur en conseil peut, par règlement, prévoir ce qu’il est interdit à une société de faire lorsqu’elle agit comme mandataire ou effectue un renvoi ou une recommandation.

— 2018, ch. 12, art. 312

312 (1) L’article 453 de la même loi est modifié par adjonction, après le paragraphe (2), de ce qui suit :

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AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

Permitted investments

(2.1) Subject to subsections (3) to (6), Part XI and the regulations made under paragraphs (2.2)(b) and (c), a company may acquire control of, or acquire or increase a substantial investment in, an entity, other than an entity referred to in any of paragraphs (1)(a) to (j), if a majority, as defined in the regulations, of the entity’s business consists of financial service activities or any other activity that a company is permitted to engage in under paragraphs 409(2)(b) to (d).

Regulations

(2.2) The Governor in Council may make regulations

(a) defining, for the purposes of subsection (2.1), the word “majority”;

(b) imposing terms and conditions in respect of the acquisition of control of, or acquisition or increase of a substantial investment in, an entity that a company may acquire control of, or acquire or increase a substantial investment in, under subsection (2.1); and

(c) respecting the circumstances in which a company may acquire control of, or acquire or increase a substantial investment in, an entity under subsection (2.1).

(2) Subparagraph 453(3)(f)(ii) of the Act is replaced by the following:

(ii) in the case of an entity that is not controlled by the company, the company itself would be permitted to acquire a substantial investment in the other entity under subsection (1), (2) or (2.1) or 451(2), paragraph 451(3)(b) or (c) or subsection 451(4); or

(3) Subsection 453(5) of the Act is amended by adding “or” at the end of paragraph (c) and by repealing paragraphs (5)(d) and (d.1).

(4) Paragraph 453(7)(a) of the Act is replaced by the following:

(a) the company is acquiring control of an entity, other than a specialized financing entity, under subsection (2) or (2.1) and the only reason for which the company would, but for this subsection, require approval for the acquisition is that the entity carries on activities referred to in paragraph (2)(b);

— 2018, c. 12, s. 313

313 The Act is amended by adding the following after section 453:

Placements autorisés

(2.1) Sous réserve des paragraphes (3) à (6), de la partie XI et des règlements pris en vertu des alinéas (2.2)b) et c), la société peut acquérir le contrôle d’une entité, autre qu’une entité visée aux alinéas (1)a) à j), ou acquérir ou augmenter un intéręt de groupe financier dans une telle entité si la majeure partie, au sens des rčglements, de l’activité commerciale de l’entité comporte des services financiers ou toute autre activité qu’une société est auto-risée à exercer dans le cadre des alinéas 409(2)b) à d).

Règlements

(2.2) Le gouverneur en conseil peut, par règlement :

a) définir, pour l’application du paragraphe (2.1), le terme « majeure partie »;

b) fixer les conditions selon lesquelles la société peut, en vertu du paragraphe (2.1), acquérir le contrôle d’une entité ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité;

c) prévoir les circonstances dans lesquelles la société peut, en vertu du paragraphe (2.1), acquérir le contrôle d’une entité ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité.

(2) Le sous-alinéa 453(3)f)(ii) de la même loi est remplacé par ce qui suit :

(ii) dans le cas où l’entité n’est pas contrôlée par la société, l’acquisition par la société elle-męme d’un intérêt de groupe financier dans l’autre entité serait permise aux termes des paragraphes (1), (2) ou (2.1) ou 451(2), des alinéas 451(3)b) ou c) ou du paragraphe 451(4);

(3) Les alinéas 453(5)d) et d.1) de la même loi sont abrogés.

(4) L’alinéa 453(7)a) de la même loi est remplacé par ce qui suit :

a) l’entité dont le contrôle est acquis en vertu des paragraphes (2) ou (2.1) n’est pas une entité s’occupant de financement spécial et le seul motif pour lequel l’agrément serait exigé, n’eût été le présent paragraphe, est l’exercice par elle d’une activité visée à l’alinéa (2)b);

— 2018, ch. 12, art. 313

313 La męme loi est modifiée par adjonction, après l’article 453, de ce qui suit :

Current to May 29, 2023	356	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

Regulations

453.1 The Governor in Council may make regulations

(a) respecting the circumstances in which a company may acquire control of, or acquire or increase a substantial investment in, an entity that engages in activities that a company is permitted to engage in under paragraph 410(1)(b.1) or (c), including the circumstances in which a company is prohibited from doing so; and

(b) imposing terms and conditions in respect of the acquisition of control of, or acquisition or increase of a substantial investment in, an entity referred to in paragraph (a).

— 2018, c. 12, s. 314

314 Paragraph 483(1)(c) of the Act is replaced by the following:

(c) consists of a written contract with the related party for the purpose of having either one of them act as an agent or make referrals;

— 2018, c. 12, s. 315

315 Subsection 529.2(1) of the Act is replaced by the following:

Application for certain approvals

529.2 (1) An application for the prior written approval of the Minister in respect of paragraph 453(5)(b.1) or (c) must be filed with the Superintendent and contain the information, material and evidence that the Superintendent may require.

— 2021, c. 23, s. 143

143 (1) The portion of paragraph 424(1)(a) of the Trust and Loan Companies Act before subpara-graph (i) is replaced by the following:

(a) a deposit has been made in Canada that is payable in Canada and in respect of which no transaction has taken place and no statement of account has been requested or acknowledged by the creditor during a period of 10 years

(2) Paragraph 424(1)(b) of the Act is replaced by the following:

Règlements

453.1 Le gouverneur en conseil peut, par règlement :

a) prévoir les circonstances dans lesquelles la société peut acquérir le contrôle d’une entité qui exerce des activités qu’une société est autorisée à exercer dans le cadre des alinéas 410(1)b.1) et c) ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité, notamment dans quelles circonstances une telle acquisition ou augmentation est interdite;

b) fixer les conditions selon lesquelles la société peut acquérir le contrôle d’une entité visée à l’alinéa a) ou acquérir ou augmenter un intérêt de groupe financier dans une telle entité.

— 2018, ch. 12, art. 314

314 L’alinéa 483(1)c) de la même loi est remplacé par ce qui suit :

c) un contrat écrit avec l’apparenté dans le but que l’un ou l’autre de ceux-ci agisse comme mandataire ou effectue des renvois d’affaires ou des recommanda-tions;

— 2018, ch. 12, art. 315

315 Le paragraphe 529.2(1) de la même loi est remplacé par ce qui suit :

Demandes relatives à certains agréments

529.2 (1) Toute demande visant l’obtention de l’agré-ment écrit préalable du ministre faite dans le cadre de l’alinéa 453(5)b.1) ou c) est déposée auprès du surinten-dant et contient les renseignements, documents et élé-ments de preuve que celui-ci peut exiger.

— 2021, ch. 23, art. 143

143 (1) L’alinéa 424(1)a) de la Loi sur les sociétés de fiducie et de prêt est remplacé par ce qui suit:

a) un dépôt payable au Canada y a été fait et, pendant une période de dix ans, il n’a fait l’objet d’aucun mou-vement — opération, demande ou accusé de réception d’un état de compte par le déposant —, le point de dé-part de cette période étant l’échéance du terme, dans le cas d’un dépôt à terme, ou, dans le cas de tout autre dépôt, la date de la derničre opération ou, si elle est postérieure, celle de la derničre demande ou du der-nier accusé de réception d’un état de compte;

(2) L’alinéa 424(1)b) de la même loi est remplacé par ce qui suit:

Current to May 29, 2023	357	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

(b) a cheque, draft or bill of exchange (including any of those instruments drawn by one branch of a company on another of its branches but not including an instrument issued in payment of a dividend on the capital of a company) payable in Canada has been issued, certified or accepted by a company in Canada and no payment has been made in respect of it for a period of 10 years after the date of issue, certification, acceptance or maturity, whichever is later,

(3) Section 424 of the Act is amended by adding the following after subsection (1):

Exchange rate

(1.1) If a deposit referred to in paragraph (1)(a) or an instrument referred to in paragraph (1)(b) is not in Canadi-an currency, then, before paying to the Bank of Canada the amount required by subsection (1), the company shall convert the amount of the deposit or instrument to Canadian currency at a rate of exchange determined in accordance with rules prescribed under subsection 26.03(2) of the Canada Deposit Insurance Corporation Act.

(4) Subparagraph 424(2)(a)(i) of the Act is replaced by the following:

(i) the name of the depositor in whose name the deposit is held, as well as their date of birth and Social Insurance Number, if they are a natural person,

(5) Subparagraph 424(2)(b)(i) of the Act is replaced by the following:

(i) the name of the person to whom or at whose request the instrument was issued, certified or accepted, as well as their date of birth and Social Insurance Number, if they are a natural person,

(6) Subsection 424(2.1) of the Act is replaced by the following:

Copies of signature cards and signing authorities

(2.1) A company shall provide the Bank of Canada with copies of signature cards and signing authorities relating to any deposit or instrument in respect of which it has made a payment under subsection (1). If it does not have any with respect to a deposit or instrument to which the request relates, it shall so inform the Bank of Canada.

— 2021, c. 23, s. 144

144 Subsection 425(1) of the Act is replaced by the following:

b) un chèque, une traite ou une lettre de change — y compris un tel effet tiré par un de ses bureaux sur un autre de ses bureaux mais à l’exclusion de l’effet émis en paiement d’un dividende sur son capital — payable au Canada a été émis, visé ou accepté par elle au Canada et aucun paiement n’a été fait à cet égard pendant une période de dix ans depuis celui des événe-ments ci-après qui se produit le dernier : émission, visa, acceptation ou échéance.

(3) L’article 424 de la même loi est modifié par ad-jonction, après le paragraphe (1), de ce qui suit:

Taux de change

(1.1) Avant de procéder au versement, la société conver-tit en dollars canadiens tout montant, en devise étran-gère, d’un dépôt ou d’un effet visé au paragraphe (1), se-lon un taux de change déterminé conformément aux règles visées au paragraphe 26.03(2) de la Loi sur la So-ciété d’assurance-dépôts du Canada.

(4) Le sous-alinéa 424(2)a)(i) de la même loi est remplacé par ce qui suit:

(i) le nom du titulaire du dépôt et, s’il s’agit d’une personne physique, sa date de naissance et son nu-méro d’assurance sociale,

(5) Le sous-alinéa 424(2)b)(i) de la même loi est remplacé par ce qui suit:

(i) le nom de la personne à qui ou à la demande de qui l’effet a été émis, visé ou accepté et, s’il s’agit d’une personne physique, sa date de naissance et son numéro d’assurance sociale,

(6) Le paragraphe 424(2.1) de la même loi est rem-placé par ce qui suit:

Cartes et délégations de signature

(2.1) La société fournit à la Banque du Canada des copies des cartes et délégations de signature afférentes pour chaque dépôt ou effet à l’égard duquel le versement a été fait. Si elle n’en possède pas pour un tel dépôt ou effet, elle en informe la Banque du Canada.

— 2021, ch. 23, art. 144

144 Le paragraphe 425(1) de la même loi est rem-placé par ce qui suit:

Current to May 29, 2023	358	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022

Trust and Loan Companies	Sociétés de fiducie et de prêt
AMENDMENTS NOT IN FORCE	MODIFICATIONS NON EN VIGUEUR

Notice of unpaid amount

425 (1) A company shall send, by mail and by electronic means, to each person to whom a deposit referred to in paragraph 424(1)(a) is payable, or to each person to whom or at whose request an instrument referred to in paragraph 424(1)(b) was issued, certified or accepted, at their recorded address and electronic address in so far as they are known to the company, a notice stating that the deposit or instrument remains unpaid.

Avis de non-paiement

425 (1) Dans la mesure où elle en a connaissance, la so-ciété expédie par voie électronique et par la poste, aux adresses enregistrées, un avis de non-paiement aux per-sonnes soit auxquelles le dépôt est à payer, soit pour les-quelles ou à la demande desquelles l’effet a été émis, visé ou accepté.

Current to May 29, 2023	359	À jour au 29 mai 2023

Last amended on June 23, 2022		Dernière modification le 23 juin 2022